FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-228697-03

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 2, 2019, is subject to completion and may be amended or completed prior to time of sale.

PROSPECTUS

$684,103,000 (Approximate)

CF 2019-CF3 Mortgage Trust

(Central Index Key Number 0001793744)

Issuing Entity

CCRE Commercial Mortgage Securities, L.P.

(Central Index Key Number 0001515166)

Depositor

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

KeyBank National Association
(Central Index Key Number 0001089877)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Sponsors and Mortgage Loan Sellers

CF 2019-CF3 Mortgage Trust Commercial Mortgage Pass-Through Certificates,
Series 2019-CF3

CCRE Commercial Mortgage Securities, L.P. is offering certain classes of the CF 2019-CF3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CF3, consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named CF 2019-CF3 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in January 2020. The rated final distribution date for the offered certificates is the distribution date in January 2053.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate(4)	Pass-Through Rate Description	Assumed Final Distribution Date(15)
Class A-1	$15,390,000%		(5)	November 2024
Class A-2	$58,585,000%		(5)	November 2024
Class A-SB	$21,534,000%		(5)	March 2029
Class A-3	(6)%		(5)	(6)
Class A-4	(6)%		(5)	(6)
Class X-A	$537,303,000(7)%		Variable(8)	December 2029
Class X-B	$146,800,000(7)%		Variable(8)	December 2029
Class A-S	$84,434,000%		(5)	December 2029
Class B	$31,663,000%		(5)	December 2029
Class C	$30,703,000%		(5)	December 2029

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CCRE COMMERCIAL MORTGAGE SECURITIES L.P. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CastleOak Securities, L.P. and Drexel Hamilton, LLC will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Cantor Fitzgerald & Co., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 74.1% of each class of offered certificates and KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 25.9% of each class of offered certificates. CastleOak Securities, L.P. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 20, 2019. CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately    % of the initial aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2019, before deducting expenses payable to the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$684,103,000	100%	$684,103,000	$88,797

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

CANTOR FITZGERALD & CO.	KEYBANC CAPITAL MARKETS	DEUTSCHE BANK SECURITIES
Co-Lead Managers and Joint Bookrunners
CASTLEOAK SECURITIES, L.P.		DREXEL HAMILTON
Co-Managers

December    , 2019

CF 2019-CF3

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
2 properties
$57,475,000
7.3% of total
Oregon
1 property
$7,247,500
0.9% of total
Nevada
2 properties
$16,080,819
2.0% of total
California
10 properties
$155,850,000
19.7% of total
Minnesota
2 properties
$32,100,000
4.1% of total
Illinois
1 property
$11,050,365
1.4% of total
Indiana
5 properties
$37,518,241
4.8% of total
Michigan
1 property
$12,300,000
1.6% of total
Maryland
2 properties
$85,765,246
10.9% of total
New York
14 properties
$115,789,481
14.7% of total
Ohio
2 properties
$16,330,000
2.1% of total
New Jersey
1 property
$20,000,000
2.5% of total
Virginia
2 properties
$5,387,080
0.7% of total
District of Columbia
7 properties
$36,698,420
4.7% of total
South Carolina
2 properties
$9,487,289
1.2% of total
North Carolina
1 property
$8,764,885
1.1% of total
Georgia
2 properties
$57,400,000
7.3% of total
Texas
3 properties
$63,750,000
8.1% of total
Tennessee
2 properties
$7,069,721
0.9% of total
Florida
5 properties
$33,064,157
4.2% of total
Mortgaged Properties by Property Type
Mixed Use 3.0%
Self Storage 5.5%
Manufactured Housing 1.5%
Hospitality 6.1%
Office 34.6%
Industrial 9.5%
Retail 12.4%
Multifamily 27.4%
% of Initial Outstanding Pool Balance
0.0% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 19.7%

Summary of Certificates

Set forth below are the indicated characteristics of the respective classes of the Series 2019-CF3 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Approximate Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$15,390,000	30.000%	%	(5)	2.79	1 - 59
Class A-2	$58,585,000	30.000%	%	(5)	4.90	59 - 59
Class A-SB	$21,534,000	30.000%	%	(5)	7.10	59 - 111
Class A-3	(6)	30.000%	%	(5)	(6)	(6)
Class A-4	(6)	30.000%	%	(5)	(6)	(6)
Class X-A	$537,303,000 (7)	N/A	%	Variable(8)	N/A	N/A
Class X-B	$146,800,000 (7)	N/A	%	Variable(8)	N/A	N/A
Class A-S	$84,434,000	19.000%	%	(5)	9.99	120 - 120
Class B	$31,663,000	14.875%	%	(5)	9.99	120 - 120
Class C	$30,703,000	10.875%	%	(5)	9.99	120 - 120
Non-Offered Certificates(9)
Class X-D	$34,541,000(7)	N/A	%	Variable(8)	N/A	N/A
Class D	$19,189,000	8.375%	%	(5)	9.99	120 - 120
Class E	$15,352,000	6.375%	%	(5)	9.99	120 - 120
Class F-RR(10)	$7,675,000	5.375%	%	(5)	9.99	120 - 120
Class G-RR(10)	$7,676,000	4.375%	%	(5)	9.99	120 - 120
Class H-RR(10)	$8,635,000	3.250%	%	(5)	9.99	120 - 120
Class J-RR(10)	$24,947,113	0.000%	%	(5)	9.99	120 - 120
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Eligible Vertical Interest(9)
VRR Interest(12)	$21,551,091	N/A(13)	%(14)	N/A(14)	9.31	1 - 120

(1)	Approximate, subject to a permitted variance of plus or minus 5%, together with any additional variance in connection with any change in the certificate balance of the VRR interest (as defined in footnote (12) below) following the calculation of the actual fair values of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and of all of the certificates (other than the Class R certificates), respectively, and further subject to any variation in the certificate balances of the Class A-3 and Class A-4 certificates, as described in footnote (6) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (13) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and may reduce accordingly, such notional amount of the related Class X certificates.

(2)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate. The approximate initial credit support percentages for the non-vertically retained principal balance certificates (as defined in footnote (5) below) do not take into account the VRR interest.

(3)	Approximate per annum rate as of the closing date.

(4)	The expected weighted average life and expected principal window set forth in the foregoing table with respect to each class of principal balance certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of the maturity dates or anticipated repayment dates of the mortgage loans.

(5)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “non-vertically retained principal balance certificates”, and collectively with the Class X certificates, the “non-vertically retained certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $441,794,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Average Lives (years)	Expected Range of Principal Windows
Class A-3	$75,000,000 - $220,000,000	9.59 – 9.80	111 – 119 / 111 – 119
Class A-4	$221,794,000 - $366,794,000	9.93 – 9.94	119 – 120 / 119 - 120

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E

(8)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(9)	The classes of certificates set forth below the headings “Non-Offered Certificates” and “Non-Offered Eligible Vertical Interest” in the table are not offered by this prospectus.

(10)	KeyBank National Association will act as “retaining sponsor” for this securitization transaction. In partial satisfaction of the risk retention obligations of KeyBank National Association with respect to this securitization transaction, all of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Interest”), with an aggregate fair value expected to represent at least 2.2690% of the fair value, as of the closing date for this securitization transaction, of all of the certificates (other than the Class R certificates), will constitute an “eligible horizontal residual interest” and will be purchased and retained by KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership, or a “majority-owned affiliate” thereof in accordance with the Credit Risk Retention Rules. The terms “retaining sponsor”, “eligible horizontal residual interest” and “majority-owned affiliate” are as defined in the Credit Risk Retention Rules. See “Credit Risk Retention”.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)	In satisfaction of its remaining risk retention obligations with respect to this securitization transaction, KeyBank National Association is expected to retain a certificated “eligible vertical interest” in the form of a “single vertical security”, with an initial certificate balance of $21,551,091, representing approximately 2.7310% of the initial aggregate certificate balance of all of the certificates (other than the Class R certificates) (the “VRR interest”). The terms “retaining sponsor”, “eligible vertical interest” and “single vertical security” are as defined in the Credit Risk Retention Rules. See “Credit Risk Retention”. The VRR interest constitutes a separate class of certificates.

(13)	Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the VRR interest, losses incurred on the mortgage loans will be allocated between the VRR interest, on the one hand, and the non-vertically retained principal balance certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”. The VRR interest and the non-vertically retained principal balance certificates are collectively referred to in this prospectus as the “principal balance certificates”.

(14)	Although it will not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

(15)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates and the VRR interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	23
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
Office Properties Have Special Risks	69
Multifamily Properties Have Special Risks	70
Retail Properties Have Special Risks	72
Industrial Properties Have Special Risks	75
Hospitality Properties Have Special Risks	76
Risks Relating to Affiliation with a Franchise or Hotel Management Company	77
Self Storage Properties Have Special Risks	78
Mixed Use Properties Have Special Risks	79
Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks Have Special Risks	79
Cooperatively-Owned Apartment Buildings Have Special Risks	81
Health Care-Related Properties Have Special Risks	85
Restaurants and Taverns Have Special Risks	88
Chain Restaurants May Be Operated Under Franchise Agreements	89
Charitable Organizations and Other Non-Profit Tenants Have Special Risks	90
Churches and Other Religious Facilities Have Special Risks	90
Parking Properties Have Special Risks	90
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	92
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	93
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	94
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	95
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	96

Risks Related to Zoning Non-Compliance and Use Restrictions	98
Risks Relating to Inspections of Properties	99
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	99
Insurance May Not Be Available or Adequate	99
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	102
Terrorism Insurance May Not Be Available for All Mortgaged Properties	102
Risks Associated with Blanket Insurance Policies or Self-Insurance	103
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	104
Limited Information Causes Uncertainty	104
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	104
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	105
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	106
Static Pool Data Would Not Be Indicative of the Performance of this Pool	106
Appraisals May Not Reflect Current or Future Market Value of Each Property	107
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	108
The Borrower’s Form of Entity May Cause Special Risks	108
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	111
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	111
Other Financings or Ability to Incur Other Indebtedness Entails Risk	112
Tenancies-in-Common May Hinder Recovery	113
Risks Relating to Enforceability of Cross-Collateralization	114
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	114
Risks Associated with One Action Rules	114
State Law Limitations on Assignments of Leases and Rents May Entail Risks	115
Various Other Laws Could Affect the Exercise of Lender’s Rights	115
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	115
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	116
Risks Related to Ground Leases and Other Leasehold Interests	117
Increases in Real Estate Taxes May Reduce Available Funds	119
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	119
Risks Related to Conflicts of Interest	119
Interests and Incentives of the Originators, the Sponsors

and Their Affiliates May Not Be Aligned With Your Interests	119
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	121
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	122
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Non-Serviced Master Servicer and any Non-Serviced Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	126
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	126
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	128
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	129
Other Potential Conflicts of Interest May Affect Your Investment	129
Other Risks Relating to the Certificates	129
The Certificates Are Limited Obligations	129
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	130
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	130
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the
Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	134
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	136
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest	139
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	140
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	140
Risks Relating to Modifications of the Mortgage Loans	144
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	145
Risks Relating to Interest on Advances and Special Servicing Compensation	146
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	146
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing

Entity’s Ownership of the Mortgage Loans	147
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	148
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	148
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	149
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	149
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	149
General	149
Tax Considerations Relating to Foreclosure	149
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	150
Federal Tax Considerations Regarding Original Issue Discount	150
State, Local and Other Tax Considerations	151
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	151
Description of the Mortgage Pool	152
General	152
Certain Calculations and Definitions	154
Definitions	154
Mortgage Pool Characteristics	164
Overview	164
Property Types	165
Mortgage Loan Concentrations	171
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	172
Mortgaged Properties With Limited Prior Operating History	173
Tenancies-in-Common or Diversified Ownership	174
Condominium Interests and Other Shared Interests	174
Fee & Leasehold Estates	175
Environmental Considerations	175
Redevelopment, Renovation and Expansion	177
Assessment of Property Value and Condition	178
Appraisals	178
Engineering Reports	178
Zoning and Building Code Compliance	179
Litigation and Other Considerations	179
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	180
Loan Purpose	180
Default History, Bankruptcy Issues and Other Proceedings	180
Tenant Issues	181
Tenant Concentrations	181
Lease Expirations and Terminations	182
Rights to Cease Operations (Go Dark) at the Leased Property	187
Rights to Sublease	187
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs.	187
Charitable Institutions / Not-For-Profit Tenants	189
Purchase Options and Rights of First Refusal	189
Affiliated Leases	190
Other Tenant Issues	190
Insurance Considerations	191
Use Restrictions	192
Non-Recourse Carveout Limitations	192
Real Estate and Other Tax Considerations	193
Delinquency Information	194
Certain Terms of the Mortgage Loans	194
Amortization of Principal	194
Due Dates; Mortgage Rates; Calculations of Interest	194
ARD Loan(s)	195

Prepayment Protections and Certain Involuntary Prepayments	195
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	198
Defeasance; Collateral Substitution	199
Partial Releases	200
Escrows	203
Mortgaged Property Accounts	203
Lockbox Accounts	203
Delaware Statutory Trusts	204
Exceptions to Underwriting Guidelines	204
Additional Indebtedness	204
General	204
Whole Loans	205
Mezzanine Indebtedness	205
Other Secured Indebtedness	207
Preferred Equity	208
Other Unsecured Indebtedness	208
The Whole Loans	208
General	208
The Serviced Pari Passu Whole Loans	215
The Non-Serviced Pari Passu Whole Loans	217
The Century Plaza Towers Pari Passu-AB Whole Loan	220
The 225 Bush Pari Passu-AB Whole Loan	229
The 180 Water Pari Passu-AB Whole Loan	238
The 3 Columbus Circle Pari Passu-AB Whole Loan	247
Additional Information	256
Transaction Parties	256
The Sponsors and Mortgage Loan Sellers	256
Cantor Commercial Real Estate Lending, L.P.	256
Starwood Mortgage Capital LLC	265
KeyBank National Association	272
The Depositor	277
The Issuing Entity	278
The Trustee and the Certificate Administrator	279
The Master Servicer and The Special Servicer	281
The Non-Serviced Master Servicers and the Non-Serviced Special Servicers	284
LNR Partners, LLC	284
The Primary Servicer	288
KeyBank National Association	288
The Operating Advisor and the Asset Representations Reviewer	298
Credit Risk Retention	300
General	300
Qualifying CRE Loans; Required Credit Risk Retention Percentage	301
Material Terms of the Eligible Vertical Interest	301
VRR Interest	301
Eligible Horizontal Residual Interest	304
The Retaining Third Party Purchaser	304
Material Terms of the Eligible Horizontal Residual Interest	304
Determination of Amount of Required Horizontal Credit Risk Retention	305
Hedging, Transfer and Financing Restrictions	313
Operating Advisor	313
Representations and Warranties	314
Description of the Certificates	316
General	316
Distributions	318
Method, Timing and Amount	318
Available Funds	319
Priority of Distributions	320
Pass-Through Rates	323
Interest Distribution Amount	325
Principal Distribution Amount	325
Certain Calculations with Respect to Individual Mortgage Loans	327
Application Priority of Mortgage Loan Collections or Whole Loan Collections	328
Allocation of Yield Maintenance Charges and Prepayment Premiums	330
Assumed Final Distribution Date; Rated Final Distribution Date	331
Prepayment Interest Shortfalls	332
Subordination; Allocation of Realized Losses	334
Reports to Certificateholders; Certain Available Information	336
Certificate Administrator Reports	336
Information to be Provided to Risk Retention Consultation Party	342
Information Available Electronically	342
Voting Rights	346
Delivery, Form, Transfer and Denomination	346

Book-Entry Registration	347
Definitive Certificates	349
Certificateholder Communication	350
Requests to Communicate	350
List of Certificateholders	350
Description of the Mortgage Loan Purchase Agreements	351
General	351
Dispute Resolution Provisions	359
Asset Review Obligations	359
Pooling and Servicing Agreement	360
General	360
Assignment of the Mortgage Loans	361
Servicing Standard	361
Subservicing	363
Advances	363
P&I Advances	363
Servicing Advances	364
Nonrecoverable Advances	365
Recovery of Advances	366
Accounts	368
Withdrawals from the Collection Account	370
Servicing and Other Compensation and Payment of Expenses	372
General	372
Master Servicing Compensation	376
Special Servicing Compensation	378
Disclosable Special Servicer Fees	382
Certificate Administrator and Trustee Compensation	383
Operating Advisor Compensation	383
Asset Representations Reviewer Compensation	384
CREFC® Intellectual Property Royalty License Fee	385
Appraisal Reduction Amounts	385
Maintenance of Insurance	391
Modifications, Waivers and Amendments	394
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	397
Inspections	399
Collection of Operating Information	400
Special Servicing Transfer Event	400
Asset Status Report	402
Realization Upon Mortgage Loans	406
Sale of Defaulted Loans and REO Properties	408
The Directing Holder	410
General	410
Major Decisions	412
Asset Status Report	415
Replacement of Special Servicer	415
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	415
Servicing Override	417
Rights of Holders of Companion Loans	418
Limitation on Liability of Directing Holder	418
The Operating Advisor	419
General	419
Duties of Operating Advisor	419
Annual Report	420
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing	421
Recommendation of the Replacement of the Special Servicer	422
Eligibility of Operating Advisor	422
Other Obligations of Operating Advisor	422
Termination of the Operating Advisor With Cause	423
Rights Upon Operating Advisor Termination Event	424
Termination of the Operating Advisor Without Cause	425
Resignation of the Operating Advisor	425
Operating Advisor Compensation	425
The Asset Representations Reviewer	426
Asset Review	426
Eligibility of Asset Representations Reviewer	430
Other Obligations of Asset Representations Reviewer	431
Delegation of Asset Representations Reviewer’s Duties	431
Assignment of Asset Representations Reviewer’s Rights and Obligations	431
Asset Representations Reviewer Termination Events	432

Rights Upon Asset Representations Reviewer Termination Event	432
Termination of the Asset Representations Reviewer Without Cause	433
Resignation of Asset Representations Reviewer	433
Asset Representations Reviewer Compensation	433
The Risk Retention Consultation Party	434
General	434
Limitation on Liability of Risk Retention Consultation Party	434
Replacement of Special Servicer Without Cause	434
Termination of Master Servicer and Special Servicer for Cause	437
Servicer Termination Events	437
Rights Upon Servicer Termination Event	439
Waiver of Servicer Termination Event	441
Resignation of the Master Servicer and Special Servicer	441
Limitation on Liability; Indemnification	441
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	444
Dispute Resolution Provisions	444
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	444
Repurchase Request Delivered by a Party to the PSA	445
Resolution of a Repurchase Request	445
Mediation and Arbitration Provisions	447
Servicing of the Non-Serviced Mortgage Loans	448
Rating Agency Confirmations	451
Evidence as to Compliance	453
Limitation on Rights of Certificateholders to Institute a Proceeding	454
Termination; Optional Termination; Retirement of Certificates	455
Termination of Obligations under PSA	455
Optional Termination of Issuing Entity	455
Amendment	456
Resignation and Removal of the Trustee and the Certificate Administrator	458
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	460
Certain Legal Aspects of Mortgage Loans	460
Legal Aspects of Mortgage Loans in California, New York and Maryland	460
Types of Mortgage Instruments	462
Leases and Rents	462
Personalty	462
Foreclosure	463
General	463
Foreclosure Procedures Vary from State to State	463
Judicial Foreclosure	463
Equitable and Other Limitations on Enforceability of Certain Provisions	463
Nonjudicial Foreclosure/Power of Sale	464
Public Sale	464
Rights of Redemption	465
Anti-Deficiency Legislation	465
Leasehold Considerations	466
Cooperative Shares	466
Bankruptcy Laws	466
Environmental Considerations	472
General	472
Superlien Laws	472
CERCLA	472
Certain Other Federal and State Laws	473
Additional Considerations	473
Due-on-Sale and Due-on-Encumbrance Provisions	473
Subordinate Financing	474
Default Interest and Limitations on Prepayments	474
Applicability of Usury Laws	474
Americans with Disabilities Act	475
Servicemembers Civil Relief Act	475
Anti-Money Laundering, Economic Sanctions and Bribery	475
Potential Forfeiture of Assets	476
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	476
Transaction Party and Related Party Affiliations	476
Interim Servicing Arrangements	477
Whole Loans and Mezzanine Loan Arrangements	477

Other Arrangements	478
Pending Legal Proceedings Involving Transaction Parties	478
Use of Proceeds	478
Yield and Maturity Considerations	478
Yield Considerations	478
General	478
Rate and Timing of Principal Payments	478
Losses and Shortfalls	480
Delay in Payment of Distributions	481
Yield on the Certificates with Notional Amounts	481
Weighted Average Life	481
Pre-Tax Yield to Maturity Tables	488
Material Federal Income Tax Considerations	491
General	491
Qualification as a REMIC	492
Status of Offered Certificates	493
Taxation of Regular Interests	494
General	494
Original Issue Discount	494
Acquisition Premium	496
Market Discount	496
Premium	497
Election To Treat All Interest Under the Constant Yield Method	498
Treatment of Losses	498
Yield Maintenance Charges and Prepayment Premiums	499
Sale or Exchange of Regular Interests	499
Taxes That May Be Imposed on a REMIC	500
Prohibited Transactions	500
Contributions to a REMIC After the Startup Day	500
Net Income from Foreclosure Property	500
Bipartisan Budget Act of 2015	501
Taxation of Certain Foreign Investors	501
FATCA	502
Backup Withholding	502
Information Reporting	503
3.8% Medicare Tax on “Net Investment Income”	503
Reporting Requirements	503
Tax Return Disclosure and Investor List Requirements	503
Certain State, Local and Other Tax Considerations	504
Method of Distribution (Underwriter)	504
Incorporation of Certain Information by Reference	506
Where You Can Find More Information	507
Financial Information	507
Certain ERISA Considerations	507
General	507
Plan Asset Regulations	508
Administrative Exemptions	509
Insurance Company General Accounts	510
Legal Investment	511
Legal Matters	512
Ratings	512
Index of Defined Terms	515

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATES DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, ANY DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates; and

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans.

Additionally, Risk Factors describes the material risks that apply to the offered certificates.

This prospectus includes cross references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to CCRE Commercial Mortgage Securities, L.P.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

THE UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE DISTRIBUTED OR DIRECTED UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED (THE INSURANCE DISTRIBUTION DIRECTIVE), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTORS”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS. THE EXPRESSION “PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUER, THE DEPOSITOR NOR ANY INITIAL PURCHASER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)      A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II;

(B)      A CUSTOMER WITHIN THE MEANING OF THE INSURANCE DISTRIBUTION DIRECTIVE, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)     NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION; AND

●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN ACCORDANCE WITH ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, PROVIDE INFORMATION ALLOWING A PROSPECTIVE INVESTOR TO COMPLY WITH ITS DUE DILIGENCE OBLIGATIONS UNDER THE EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, OR TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY PROSPECTIVE INVESTORS FOR THE PURPOSES OF THEIR COMPLIANCE WITH ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS. FOR ADDITIONAL INFORMATION REGARDING THE EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, SEE “RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN

APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF,

AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus.

These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership. The depositor’s principal offices are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 915-1700. See “Transaction Parties—The Depositor”.

Issuing Entity	CF 2019-CF3 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (17 mortgage loans (47.9%));

●	KeyBank National Association, a national banking association (18 mortgage loans (25.9%));

●	Starwood Mortgage Capital LLC, a Delaware limited liability company (12 mortgage loans (21.9%)); and

●	Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC (1 mortgage loan (4.3%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans		Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	12		$238,044,612	30.2%
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	12		172,765,050	21.9
KeyBank National Association	KeyBank National Association	17		143,373,042	18.2
KeyBank National Association / Bank of America N.A.	KeyBank National Association	1	(1)	60,800,000	7.7
Deutsche Bank AG, New York Branch / Wells Fargo Bank, National Association / Morgan Stanley Bank, N.A.	Cantor Commercial Real Estate Lending, L.P.	1	(2)	50,000,000	6.3
Deutsche Bank AG, New York Branch	Cantor Commercial Real Estate Lending, L.P.	2		40,300,000	5.1
Starwood Mortgage Capital LLC	Cantor Commercial Real Estate Lending, L.P. / Starwood Mortgage Capital LLC(3)	1		33,845,500	4.3
JPMorgan Chase Bank, National Association	Cantor Commercial Real Estate Lending, L.P.	1		25,000,000	3.2
DBR Investments Co. Limited(4)	Cantor Commercial Real Estate Lending, L.P.	1		25,000,000	3.2
	Total	48		$789,128,204	100%

(1)	Consists of the Parklawn Building mortgage loan (7.7%), which is part of a whole loan that was originated by KeyBank National Association in conjunction with Bank of America, N.A.

(2)	Consists of the Century Plaza Towers mortgage loan (6.3%), which is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A.

(3)	Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC are co-sponsors with respect to the DC Mixed Use Portfolio VI mortgage loan (4.3%). The DC Mixed Use Portfolio VI mortgage loan was originated by Starwood Mortgage Capital LLC and is evidenced by two (2) promissory notes: (i) note A-1, with an outstanding principal balance of $20,307,300 as of the cut-off date, which will be acquired by Cantor Commercial Real Estate Lending, L.P. from Starwood Capital LLC on or before the closing date and as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller; and (ii) note A-2, with an outstanding principal balance of $13,538,200 as of the cut-off date, as to which Starwood Mortgage Capital LLC is acting as mortgage loan seller.

(4)	The 180 Water mortgage loan (3.2%) was originated by DBR Investments Co. Limited and will be acquired by CCRE from Deutsche Bank AG, New York Branch, an affiliate of DBR Investments Co. Limited.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table entitled “Non-Serviced Whole Loans” under “–The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and The Special Servicer” and “Pooling and Servicing Agreement”.

The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”.

Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (a “non-serviced PSA”) governing the securitization of one or more related companion loans, are referred to as “non-serviced mortgage loans,” “non-serviced companion loans,” and “non-serviced whole loans,” respectively. A non-serviced mortgage loan and a non-serviced companion loan may each also be referred to as a “non-serviced loan”.

Prior to the related servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any servicing shift whole loan will be serviced under, and by the master servicer designated in, the related non-serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan, to the extent definitively identified, is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to the non-serviced whole loans set forth in the table entitled “Non-Serviced Whole Loans” under “– The Mortgage Pool—Whole Loans” below.

The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and The Special Servicer” and “Pooling and Servicing Agreement”.

Midland Loan Services, a Division of PNC Bank, National Association was selected to be the initial special servicer by KKR CMBS II Aggregator Type 1 L.P., which is expected on the closing date: (i) to purchase the HRR interest and may purchase other classes of certificates; and (ii) to appoint KKR Real Estate Credit Opportunity Partners II L.P. to be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than any servicing shift whole loan and any excluded loan). See “—Directing Holder” below and “Pooling and Servicing Agreement—The Directing Holder”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and special servicer decisions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

Prior to the related servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related non-serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party with respect to any serviced mortgage loan or serviced whole loan (such serviced mortgage loan or serviced whole loan referred to in this prospectus as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” in this prospectus.

The special servicer of each non-serviced mortgage loan is set forth in the table entitled “Non-Serviced Whole Loans” under “–The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer with respect to the serviced mortgage loans that it will be transferring to the issuing entity pursuant to a primary servicing agreement with the master servicer for this securitization transaction and is acting as primary servicer with respect to the Parklawn Building whole loan pursuant to a primary servicing agreement with Wells Fargo Bank, National Association, the master servicer under the MSC 2019-L3 pooling and servicing agreement. KeyBank National Association is also the master servicer of the 3 Columbus Circle whole loan under the BMARK 2019-B10 pooling and servicing agreement. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. The master servicer is required to pay the fees of the primary servicer to the extent the master servicer receives its master servicing fee under the pooling and servicing agreement. See “Transaction Parties—Other Servicers”.

The master servicer (or related non-serviced master servicer, in the case of a non-serviced mortgage loan) will be responsible to pay the fees of KeyBank National Association and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction (or the related non-serviced PSA, as applicable).

Berkeley Point Capital LLC dba Newmark Knight Frank, a Delaware limited liability company, will have limited (non-cashiering) subservicing duties consisting of performing inspections and collecting financial statements with respect to twelve (12) mortgage loans (30.2%). Berkeley Point Capital LLC dba Newmark Knight Frank is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters.

Trustee	Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to any servicing shift whole loan will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift whole loan will be the trustee designated in the related non-serviced PSA.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “–The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the non-serviced PSA for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift whole loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note(s) evidencing any such servicing shift mortgage loan) will be the custodian under the related non-serviced PSA. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table entitled “Non-Serviced Whole Loans” under “–The Mortgage Pool—Whole Loans” below, the custodian under the non-serviced PSA for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances, may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The applicable “directing holder” with respect to any serviced mortgage loan or serviced whole loan means:

●	except in the case of an excluded loan or a servicing shift whole loan, the controlling class representative; and

●	with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling note.

The “controlling class representative” will generally be the controlling class certificateholder (or other representative) selected by the holders of at least a majority of the controlling class of certificates (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances there may be no controlling class representative even if there is a controlling class, and in other circumstances there will be no controlling class.

The “controlling class” will generally be the most subordinate class of control eligible certificates then-outstanding that has a certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts with respect to the mortgage loans that are allocable to such class, at least equal to 25% of the initial certificate balance of that class (or if no such class meets the preceding requirement, the Class F-RR certificates); provided that if, at any time, the certificate balances of the non-vertically retained principal balance certificates other than the control eligible certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero (without regard to any cumulative appraisal reduction amounts). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded loan.

The “control eligible certificates” will be any of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is (i) a borrower, a mortgagor or a manager of a mortgaged property, (ii) a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or (iii) (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, or mezzanine holder, as applicable.

See “Pooling and Servicing Agreement—The Directing Holder”.

KKR CMBS II Aggregator Type 1 L.P. is expected on the closing date: (i) to purchase the HRR interest and may purchase other classes of certificates; and (ii) to appoint KKR Real Estate Credit Opportunity Partners II L.P. to be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than any servicing shift whole loan and any excluded loan).

With respect to any servicing shift whole loan, the holder of the related companion loan identified in the related co-lender agreement as the controlling note will be the related controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the controlling class representative under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the directing holder of any servicing shift whole loan is expected to be the directing holder (or its equivalent) under the related non-serviced PSA. The controlling class representative under the pooling and servicing agreement for this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting any servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “–The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the non-serviced PSA for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—

The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans, as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor for this securitization transaction. KeyBank National Association is expected to be appointed as the initial risk retention consultation party.

If the risk retention consultation party, the retaining sponsor for this securitization transaction or the holder of more than 50% of the VRR interest (by certificate balance) becomes a borrower party with respect to any serviced mortgage loan (such mortgage loan referred to herein as an “excluded risk retention consultation party loan”), the rights of the risk retention consultation party with respect to such mortgage loan will be limited as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, its respective due date in December 2019 (or, in the case of any mortgage loan that has its first due date in January 2020, the date that would have been its due date in December 2019 under the terms thereof if a monthly payment were scheduled to be due in that month).

Closing Date	On or about December 20, 2019.

Distribution Date	The 4th business day following each determination date, commencing in January 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in January 2020.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date, the calendar month immediately preceding such distribution date. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity, with respect to any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which such distribution date occurs and ending on and including the due date for such mortgage loan in the month in which such distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments due or received, as the context may require, with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been due or received, as applicable, during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	November 2024
Class A-2	November 2024
Class A-SB	March 2029
Class A-3	November 2029 - November 2029 (1)
Class A-4	December 2029 - December 2029 (2)
Class X-A	December 2029
Class X-B	December 2029
Class A-S	December 2029
Class B	December 2029
Class C	December 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-3 certificates ranging from $75,000,000 to $220,000,000.

(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $221,794,000 to $366,794,000.

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of a class of Class X certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The rated final distribution date for the offered certificates will be the distribution date in January 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below(1):

(1)	The foregoing illustration does not take into account sales or other transfers of any of the certificates other than the offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of CF 2019-CF3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CF3:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2019-CF3 certificates will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates and the VRR interest.

The offered certificates, together with the Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to in this prospectus as the “non-vertically retained certificates.” The non-vertically retained certificates (exclusive of the Class X-A, Class X-B and Class X-D certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates.” The non-vertically retained principal balance certificates and the VRR interest are collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to in this prospectus as the “Class X certificates”.

Certificate Balances and

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Summary of Certificates” in this prospectus, subject to a variance of plus or minus 5%, and further subject to any variation in the certificate balances of the Class A-3 certificates and the Class A-4 certificates in connection with pricing of such classes, and further subject to any variance in the notional amounts of the Class X-A and Class X-B certificates in connection with the pricing of the principal balance certificates. The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

Pass-Through Rates

A. Offered Certificates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Summary of Certificates” in this prospectus.

The pass-through rate with respect to each class of offered certificates (other than the Class X-A and Class X-B certificates) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate with respect to each class of the Class X-A and Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that (subject to certain adjustments) the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than, with respect to the special servicing fee only, a non-serviced mortgage loan) and each serviced companion loan (including any such loans as to which the related mortgaged property has become an REO property), and (a) with respect to the master servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees on serviced mortgage loans in the mortgage pool, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan (including the non-serviced mortgage loans) and each serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.07125%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and each serviced companion loan as to which a special servicing transfer event has occurred (including any such loans as to which the related mortgaged property has become an REO property), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced mortgage loan (other than a non-serviced loan) and any related serviced companion loans which become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected loan, in an amount generally equal to 1.0% of each such collection of interest and principal, subject to certain maximum and minimum aggregate amounts and other adjustments described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

A liquidation fee will generally be payable with respect to each specially serviced mortgage loan, any related serviced companion loans and any related REO property as to which the special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds, insurance proceeds, condemnation proceeds, repurchase proceeds or loss of value payments. The liquidation fee for each specially serviced mortgage loan and any related REO property will be payable from the related payment or proceeds in an amount generally equal to the lesser of (i) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000, subject to certain maximum amounts described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loans will be paid by the related master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the stated principal amount of each mortgage loan (including any such mortgage loans as to which the related mortgaged property has become an REO property) at a per annum rate equal to 0.00919%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan (including any such mortgage loans as to which the related mortgaged property has become an REO property) at a per annum rate equal to 0.00173% with respect to all mortgage loans. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan (including any mortgage loan as to which the related mortgaged property has become an REO property) at a per annum rate equal to 0.00032%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount accrued at 0.00050% per annum on the stated principal amount of each mortgage loan (including any such mortgage loans as to which the related mortgaged property has become an REO property) will be payable to Commercial Real Estate Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related non-serviced PSA will be entitled to a primary servicing fee (which includes any subservicing fee payable to a subservicer) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related non-serviced PSA will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Non- Serviced (Primary) Servicer Fee Rate (per annum)(2)	Non-Serviced Special Servicer Fee Rate(3) (per annum)	Non-Serviced Workout Fee Rate(3)	Non-Serviced Liquidation Fee Rate(3)
Parklawn Building	Non-Serviced	0.010%	0.25%	1.0%	1.0%
Century Plaza Towers	Non-Serviced	0.00125%	0.2500%	0.5%	0.5%
Wells Fargo Place	Non-Serviced	0.00250%	0.2500%	1.0%	1.0%
225 Bush	Non-Serviced	0.00125%	0.2500%	1.0%	1.0%
180 Water(4)	Non-Serviced	0.00125%	0.2500%	1.0%	1.0%
3 Columbus Circle	Non-Serviced	0.00250%	0.2500%	1.0%	1.0%
Park Central Tower(5)	Servicing Shift	0.00250%	0.2500%	1.0%	1.0%
Bushwick Avenue Portfolio	Non-Serviced	0.00125%	0.2500%	1.0%	1.0%

(1)	Includes the servicing shift mortgage loan. The servicing shift mortgage loan will become a non-serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the applicable related pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Includes any applicable sub-servicing fee rate.

(3)	Subject to such limitations and minimum thresholds as may be provided in the related non-serviced PSA.

(4)	The 180 Water mortgage loan is expected to be serviced pursuant to the COMM 2019-GC44 securitization. The COMM 2019-GC44 securitization is not yet closed and is expected to close before the CF 2019-CF3 securitization.

(5)	The fees set forth are those specified in the related co-lender agreement as being the maximum fees being permitted under the related future non-serviced PSA following the occurrence of the servicing shift securitization date. Prior to the occurrence of the related servicing shift securitization date, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each non-serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum primary servicing fee rate payable to the non-serviced master servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the certificate administrator/trustee fee rate and is set forth on Annex A-1 to this prospectus for each mortgage loan.

Distributions

A. Allocation Between VRR Interest

and Non-Vertically Retained

Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans during the applicable one-month period for such distribution date, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the VRR interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR interest will be the product of such aggregate available funds multiplied by the VRR percentage; and (b) the non-vertically retained certificates will at all times be the product of such aggregate available funds multiplied by the non-vertically retained percentage.

The “VRR percentage” is a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR interest, and the denominator of which is the aggregate initial certificate balance of all classes of principal balance certificates.

The “non-vertically retained percentage” is the difference between 100% and the VRR percentage.

The term “percentage allocation entitlement” means: (a) with respect to the VRR interest, the VRR percentage; and (b) with respect to the non-vertically retained certificates, the non-vertically retained percentage.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of, without duplication, any portion thereof that represents the non-vertically retained percentage of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (the “non-vertically retained available funds”) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes.

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero; and

Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero;

provided that, if the certificate balances of all classes of non-vertically retained principal balance certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, have been (or, on the subject distribution date, are expected to be) reduced to zero, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-S certificates, as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered certificates (other than the Class X-D certificates and the VRR interest), in the amounts and order of priority described in “Description of the Certificates—Distributions” in this prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-vertically retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of interest-bearing non-vertically retained certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to each class of non-vertically retained principal balance certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions”.

C. Yield Maintenance Charges,

Prepayment Premiums	The non-vertically retained percentage of yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the respective classes of non-vertically retained certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage

Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.

On any distribution date, the non-vertically retained available funds will be allocated to the specified classes of the certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and each class of Class X certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and each class of Class X certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, the non-vertically retained percentage of losses on mortgage loans in the mortgage pool will be allocated to the specified classes of non-vertically retained certificates in ascending order (beginning with certain Series 2019-CF3 certificates that are not being offered by this prospectus), as set forth in the chart below.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(2)	Interest-only certificates.

(3)	Other than the Class X-D and Class R certificates and the VRR interest.

Principal losses on the mortgage loans in the mortgage pool allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or the Class R certificates, although such mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates) and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the non-vertically retained certificates and/or the allocation of losses to the non-vertically retained certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in non-vertically retained available funds will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and certain other compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance;

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity; and

●	to the extent that a non-serviced mortgage loan is affected, shortfalls comparable to those described above arising under the related non-serviced PSA.

In addition, the non-vertically retained percentage of prepayment interest shortfalls on the mortgage loans in the mortgage pool that are not covered by certain compensating interest payments made by the master servicer or a non-serviced master servicer are required to be allocated between the respective classes of non-vertically retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions” and “—Distributions—Interest Distribution Amount”.

With respect to a whole loan that is comprised of a mortgage loan and one or more pari passu companion loans, shortfalls in payments and other collections will result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans) on a pro rata basis, which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above.

With respect to a whole loan that is comprised of a mortgage loan and one or more pari passu companion loans and one or more subordinate companion loans, in accordance with the related co-lender agreement, shortfalls in payments and other collections will result in a reduction in amounts distributable first (a) to the related subordinate companion loan(s) and then (b) in respect of the related mortgage loan and any pari passu companion loans (on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement,” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a periodic payment that has not been received by a specific date after its due date on each mortgage loan, including any non-serviced mortgage loan and any such mortgage loan as to which the related mortgaged property has become an REO property, unless the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

None of the master servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a servicing advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances, together with interest thereon, determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the non-serviced PSA will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded annually, on the above described advances at the “prime rate” as published in The Wall Street Journal, New York Edition, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related non-serviced PSA will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be a pool of 48 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes, secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrowers in 67 commercial, multifamily or manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $789,128,204.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 48 commercial mortgage loans to be held by the issuing entity and backing the certificates. Of the mortgage loans, however, each of the mortgage loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and (i) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or (ii) one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loan(s) (each referred to in this prospectus as a “subordinate companion loan”). A pari passu companion loan and a subordinate companion loan are each referred to as a “companion loan”.

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan	Type of Companion Loan(s)	Controlling Note Included in Issuing Entity (Y/N)
Parklawn Building	KeyBank	$60,800,000	7.7%	$200,800,000	N/A	$261,600,000	Non-Serviced	Pari Passu	N
Century Plaza Towers	CCRE	$50,000,000	6.3%	$850,000,000	$300,000,000	$1,200,000,000	Non-Serviced	Pari Passu / Subordinate	N(2)
Wells Fargo Place	SMC	$30,000,000	3.8%	$50,000,000	N/A	$80,000,000	Non-Serviced	Pari Passu	N
225 Bush	CCRE	$28,600,000	3.6%	$175,000,000	$146,400,000	$350,000,000	Non-Serviced	Pari Passu / Subordinate	N(3)
180 Water	CCRE	$25,000,000	3.2%	$112,500,000	$127,500,000	$265,000,000	Non-Serviced	Pari Passu / Subordinate	N(4)
3 Columbus Circle	CCRE	$25,000,000	3.2%	$465,000,000	$105,000,000	$595,000,000	Non-Serviced	Pari Passu / Subordinate	N(5)
Park Central Tower	SMC	$25,000,000	3.2%	$35,000,000	N/A	$60,000,000	Servicing Shift	Pari Passu	N
Airport Square	CCRE	$24,965,246	3.2%	$4,993,049	N/A	$29,958,295	Serviced	Pari Passu	Y
Bushwick Avenue Portfolio	SMC	$19,000,000	2.4%	$111,000,000	N/A	$130,000,000	Non-Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.

(2)	The control rights with respect to the Century Plaza Towers whole loan will be exercised by the representative of certain holders of the securitization trust created pursuant to the terms of the CPTS 2019-CPT trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” for additional information.

(3)	The control rights with respect to the 225 Bush whole loan will be exercised by the representative of certain holders of the related loan-specific certificates issued under the Benchmark 2019-B14 pooling and servicing agreement until the occurrence and during the continuation of a control appraisal period with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan” for additional information.

(4)	The 180 Water mortgage loan is expected to be serviced pursuant to the COMM 2019-GC44 securitization. The COMM 2019-GC44 securitization is not yet closed and is expected to close before the CF 2019-CF3 securitization. The control rights with respect to the 180 Water whole loan are expected to be exercised by the representative of certain holders of the related loan-specific certificates issued under the COMM 2019-GC44 pooling and servicing agreement until the occurrence and during the continuation of a control appraisal period with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” for additional information.

(5)	The control rights with respect to the 3 Columbus Circle whole loan will be exercised by the representative of certain holders of the related loan-specific certificates issued under the Benchmark 2019-B10 pooling and servicing agreement until the occurrence and during the continuation of a control appraisal period with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan” for additional information.

The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to any servicing shift mortgage loans, are expected to become) non-serviced mortgage loans are set forth in the table entitled “Non-Serviced Whole Loans” below. See also “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for information regarding the servicing of the non-serviced whole loans.

The Park Central Tower mortgage loan is part of a whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, upon the inclusion of the related controlling companion loan in a future securitization transaction, the servicing of the related whole loan will shift to the servicing agreement (which will then become a non-serviced PSA) governing that future securitization transaction. Accordingly, that mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) a non-serviced mortgage loan, non-serviced companion loan(s) and a non-serviced whole loan, respectively, after the related shift in servicing occurs. The Park Central Tower mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively. The closing date of the future securitization transaction that ultimately includes the related controlling companion loan is sometimes referred to herein as the “servicing shift securitization date.”

Each whole loan identified in the table below is or will be a non-serviced whole loan that is or will be serviced under the non-serviced PSA identified below relating to the securitization of a related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans (1)

Mortgaged Property Name	Non-Serviced PSA(2)	% of Initial Pool Balance	Non-Serviced Master Servicer	Non- Serviced Special Servicer	Non-Serviced Trustee	Non-Serviced Certificate Administrator and Custodian	Initial Non-Serviced Directing Holder(3)	Non-Serviced Operating Advisor	Non-Serviced Asset Representations Reviewer
Parklawn Building	MSC 2019-L3	7.7%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

Century Plaza Towers	CPTS 2019-CPT	6.3%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Blackstone Real Estate Special Situations Advisors L.L.C.	N/A	N/A

Wells Fargo Place	MSC 2019-L3	3.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

225 Bush	Benchmark 2019-B14	3.6%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	FMR LLC, an affiliate of Fidelity Management and Research(4)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

180 Water	COMM 2019-GC44	3.2%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	DBR Investments Co. Limited(5)	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

3 Columbus Circle	Benchmark 2019-B10	3.2%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Prima Capital Advisors LLC(6)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

Park Central Tower	(7)	3.2%	(7)	(7)	(7)	(7)	(8)	(7)	(7)

Bushwick Avenue Portfolio	CF 2019-CF2	2.4%	KeyBank National Association	LNR Partners, LLC	Citibank, N.A.	Citibank, N.A.	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Includes any servicing shift mortgage loans which, in each case, will become non-serviced mortgage loans after the related shift in servicing occurs. However, until the securitization of the related controlling companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Refers to the pooling and servicing agreement or trust and servicing agreement that governs the servicing of the related non-serviced whole loan.

(3)	The entity named under the indicated PSA or TSA under the heading “Non-Serviced PSA” as the initial directing holder or initial controlling class representative (or an equivalent term) for the subject non-serviced whole loan, or an affiliate thereof. See “—The Directing Holder” above.

(4)	The initial directing holder for the 225 Bush whole loan will be the 225 Bush controlling class representative, as the loan-specific directing certificateholder for the 225 Bush loan-specific certificates. During the continuance of a 225 Bush control appraisal period, the directing holder (or equivalent party) for the pooled certificates under the Benchmark 2019-B14 pooling and servicing agreement (initially KKR Real Estate Credit Opportunity Partners II L.P.) is expected to be the directing holder for the 225 Bush whole loan. See “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan”.

(5)	The 180 Water mortgage loan is expected to be serviced pursuant to the COMM 2019-GC44 securitization. The COMM 2019-GC44 securitization is not yet closed and is expected to close before the CF 2019-CF3 securitization. The initial directing holder for the 180 Water whole loan is expected to be the 180 Water controlling class representative, as the loan-specific directing holder for the 180 Water loan-specific certificates. The initial directing holder for the pooled certificates issued under the COMM 2019-GC44 pooling and servicing agreement is expected to be RREF III-D AIV RR, LLC, or its affiliate. See “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan”.

(6)	The initial directing holder for the 3 Columbus Circle whole loan is Prima Capital Advisors LLC, as the loan-specific directing holder for the 3 Columbus Circle loan-specific certificates. The initial directing holder for the pooled certificates issued under the Benchmark 2019-B10 pooling and servicing agreement is Eightfold Real Estate Capital Fund V, L.P. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”.

(7)	The Park Central Tower mortgage loan is a servicing shift mortgage loan that (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of all or a portion of the Note A-1 pari passu companion loan in a future commercial mortgage securitization transaction, will be a non-serviced mortgage loan, and will be serviced and administered by the parties (who have not yet been definitively identified) to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

(8)	With respect to the Park Central Tower whole loan, the holder of the related controlling pari passu companion loan. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling holder for each related whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to a non-serviced PSA of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject non-serviced whole loan.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

Mortgage Loan Characteristics The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$789,128,204
Number of Mortgage Loans	48
Number of Mortgaged Properties	67
Range of Cut-off Date Balances	$2,100,000 to $60,800,000
Average Cut-off Date Balance	$16,440,171
Range of Mortgage Rates	2.8750% to 5.1500%
Weighted Average Mortgage Rate	3.6350%
Range of original terms to maturity/ARD	60 to 120 months
Weighted average original term to maturity/ARD	115 months
Range of remaining terms to maturity/ARD	59 to 120 months
Weighted average remaining term to maturity/ARD	114 months
Range of original amortization terms(2)	360 to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	6.2% to 74.1%
Weighted average Cut-off Date LTV Ratio(3)(4)	54.5%
Range of Maturity Date/ARD LTV Ratios(3)(5)	4.8% to 65.0%
Weighted average Maturity Date/ARD LTV Ratio (3)(5)	51.6%
Range of UW NCF DSCR(3)	1.37x to 12.81x
Weighted average UW NCF DSCR(3)	2.67x
Range of UW NOI Debt Yield(3)	6.8% to 64.1%
Weighted average UW NOI Debt Yield(3)	11.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	73.0%
Amortizing Balloon	16.4%
Interest Only, then Amortizing	10.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates, as applicable.

(3)	With respect to each mortgage loan that is part of a whole loans, the related pari passu companion loan are included for the purposes of calculating the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. However, other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(4)	Unless otherwise indicated in the definitions of “Appraised Value” or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Cut-off Date LTV Ratio has been calculated using the “as-is” appraised value. However, with respect to three (3) mortgage loans (7.5%), the related Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “as-complete,” portfolio premium or similar hypothetical values. The Cut-off Date LTV Ratios for other mortgage loans are based on appraised values that have been adjusted to take into account certain unique circumstances. Such mortgage loans referred to in the preceding two sentences are identified in the definitions of “Appraised Value” and “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 55.0%.

(5)	Unless otherwise indicated in the definitions of “Appraised Value” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. However, with respect to three (3) mortgage loans (7.5%), the related Maturity Date/ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. The Maturity Date/ARD LTV Ratios for other mortgage loans are based on appraised values that have been adjusted to take into account certain unique circumstances. Such mortgage loans referred to in the preceding two sentences are identified in the definitions of “Appraised Value” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 52.0%.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in the foregoing table and elsewhere in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pads, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;

●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A-1 to this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	With respect to seventeen (17) of the mortgaged properties (15.0% by allocated loan amount), such mortgaged properties (i) were constructed, the subject of a major renovation that was completed, or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history or the related mortgage loan seller did not take the limited operating history into account in the underwriting of the related mortgage loan, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines and origination practices, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Three (3) mortgage loans (6.7%) were originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Starwood Mortgage Capital LLC—Exceptions to SMC’s Disclosed Underwriting Guidelines”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex A-3 to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “Description of The Mortgage Loan Purchase Agreements—General”, “Description of the Mortgage Pool—The Whole Loans”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended, as codified in, 12 C.F.R. Part 43 (the “Credit Risk Retention Rules”). An economic interest in the credit risk of the mortgage loans in such securitization transaction is expected to be retained pursuant to the Credit Risk Retention Rules as a combination of: (a) an “eligible vertical interest” in the form of a “single vertical security” representing approximately 2.7310% of the initial aggregate certificate balance of all the certificates (other than the Class R certificates)(the “VRR interest”); and (b) an “eligible horizontal residual interest” in the form of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR interest”), expected to represent at least 2.2690% of the aggregate fair value, as of the closing date, of all the certificates (other than the Class R certificates). KeyBank National Association is expected to act as the “retaining sponsor” for this securitization transaction and intends to satisfy the credit risk retention requirements through (i) the retention by KeyBank National Association or its “majority-owned affiliate” of the VRR interest and (ii) the purchase by KKR CMBS II Aggregator Type 1 L.P., on the closing date, of the HRR interest. The terms “retaining sponsor”, “eligible vertical interest”, “single vertical security”, “eligible horizontal residual interest” and “majority-owned affiliate” are as such terms are defined in the Credit Risk Retention Rules. For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in this securitization transaction in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., CMBS.com, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity (including any mortgage loans as to which the related mortgaged property has become a REO property) is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all related REO property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the VRR interest but excluding the Class R certificates) for the mortgage loans and any related REO property held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates), and (iii) certain other conditions are satisfied as described under “Pooling and Servicing Agreement—Termination; Optional Termination; Retirement of Certificates”.

See “Pooling and Servicing Agreement—Termination; Optional Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to any mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of such mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or the related mortgaged property or causes such mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

With respect to the DC Mixed Use Portfolio VI mortgage loan, which is comprised of promissory notes contributed to this securitization by Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC, each such mortgage loan seller will be obligated to take the above described remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each such mortgage loan seller and evidencing a portion of such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage Loans

and REO Properties	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (and any related defaulted pari passu companion loans) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or a defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related affected serviced pari passu companion loan holder(s) (as a collective whole as if such certificateholders and any such serviced pari passu companion loan holder(s) constituted a single lender and, with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan becomes a defaulted mortgage loan and the special servicer under the related non-serviced PSA determines to sell the related controlling pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related controlling pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to the co-lender agreement with respect to any AB whole loan, the holder of any related subordinate companion loan (in some cases unless the related subordinate companion loan is in a securitization) has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to the co-lender agreement with respect to any AB whole loan, the holder of any related subordinate companion loan (other than, in general, any subordinate companion loan that has been included in a securitization transaction) has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as identified in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

Federal Income

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”), for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class __] certificates will be issued with original issue discount and that the Class ___] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), has from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily loan or manufactured housing community is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Also Have Risks

A portion of the 3 Columbus Circle mortgaged property and the entire Bushwick Avenue Portfolio – 871 Bushwick Avenue mortgaged property were each the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower. The applicable portion of the 3 Columbus Circle mortgaged property is leased to a tenant, who is the former owner of the related condominium unit at the mortgaged property, pursuant to a lease. In addition, the entire Bushwick Avenue Portfolio – 871 Bushwick Avenue mortgaged property is leased to a tenant, who is the former owner of the mortgaged property, pursuant to a space lease or a ground lease, as applicable. We cannot assure you that any one or more of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgaged properties that are subject to sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	outstanding building code violations or tenant complaints at the property;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties are residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative. See “—Cooperatively-Owned Apartment Buildings Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and

Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants or another major tenant does not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment venues is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties.

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Cooperatively-Owned Apartment Buildings Have Special Risks

Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well-being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

●	the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to each mortgage loan held by the issuing entity that is secured by a residential cooperative property due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for each mortgage loan secured by a residential cooperative property sold to the trust differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, unless otherwise expressly indicated, the “Appraised Value” of such residential cooperative property used for purposes of determining the loan-to-value ratio information presented in this prospectus for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property as a multifamily rental property (i.e., the “Coop-Rental Value” set forth on Annex A-1). The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property that is, in general, derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain residential cooperative mortgaged properties may have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor held units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Value of each residential cooperative mortgaged property assumes that if the mortgaged property were operated as a multifamily rental property, all units (other than, in some cases, sponsor or investor held units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to any mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

The appraisal for a residential cooperative property may also reflect the value thereof determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value (the “gross sell-out value” or “gross sell-out appraised value”) equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at any applicable Mortgaged Property. The appraiser generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “gross sell-out appraised value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property.

Each mortgage loan secured by a residential cooperative property is permitted to obtain subordinate secured or unsecured debt, which secured subordinate debt can be in the form of a second priority lien on the applicable residential cooperative property.

With respect to any mortgage loan secured by residential cooperative property, each such mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. In addition, with respect to information presented in Annex A-1 with respect to any mortgage loan secured by a residential cooperative property: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation (in this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members); (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to any mortgage loan secured by a residential cooperative property sold to the depositor for inclusion in the trust and is, instead, reflected as not applicable (N/A or NAP).

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. Each mortgage loan secured by a residential cooperative property permits cooperative unit loans that are secured by direct equity interests in the related borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, some residential cooperative properties are also subject to government rent regulation, rent stabilization or rent control regulations that limit the rental payments payable by subtenants of unit owners and which would be applicable to such properties in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

Health Care-Related Properties Have Special Risks

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.

The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns Have Special Risks

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain Restaurants May Be Operated Under Franchise Agreements

Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Charitable Organizations and Other Non-Profit Tenants Have Special Risks

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities Have Special Risks

Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily or readily convertible (or convertible at all) to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Furthermore, in the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners’ association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

Furthermore, the condominium documents for the related mortgaged property may override the mortgage loan documents in certain cases involving casualty and condemnation proceeds.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Range of Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the non-vertically retained principal balance certificates is generally payable in sequential order of payment priority, and (subject to the allocation of payments of principal among the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates) a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, retail, industrial, hospitality and self-storage properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Maryland, Texas, Washington and Georgia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or description of the related use. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, regulatory agreements, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides, sinkholes and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, thirteen (13) mortgaged properties (28.0%) are located in areas with a high degree of seismic activity. Seismic reports were prepared for certain of such mortgaged properties and no such mortgaged property has a seismic expected loss (SEL) greater than 19.0%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) will expire on December 20, 2019. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1 and any related exceptions identified on Annex D-2 for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.

Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the determination date in any calendar month, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the distribution date in the subsequent calendar month, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”, “—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans” and “—KeyBank National Association—Review of KeyBank Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as-stabilized” or other similar values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, “—Starwood Mortgage Capital LLC” and “—KeyBank National Association” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan), as applicable, their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1 and any related exceptions identified on Annex D-2 for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representations and warranties number 13 and number 38 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any mortgage loan that is part of a whole loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each non-serviced PSA governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the non-serviced PSA governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 34 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or right of first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Cantor Commercial Real Estate Lending, L.P., one of the sponsors and originators, and of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters) on the closing date in exchange for cash, derived from the sale of the certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

KeyBank National Association and its affiliates have multiple roles in this securitization transaction. KeyBank National Association is (i) a sponsor, mortgage loan seller, risk retention consultation party and originator, (ii) a primary servicer of the mortgage loans that it is selling to the depositor, (iii) the master servicer of 3 Columbus Circle Whole Loan under the Benchmark 2019-B10 PSA and (iv) an affiliate of KeyBank Capital Markets Inc., one of the underwriters. The interests of such sponsor and its affiliates acting in their respective capacities with respect to this transaction may differ from, and conflict with, the interest of the holders of the offered certificates.

In addition, KeyBank National Association, as the retaining sponsor for this securitization transaction, or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) thereof, is expected to hold the VRR interest as described in “Credit Risk Retention”, and to appoint KeyBank National Association as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party, the retaining sponsor and the holders of the VRR interest may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party, the retaining sponsor or any holder of the VRR interest holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans.

In order to minimize the effect of certain of these conflicts of interest, for so long as the risk retention consultation party, the retaining sponsor for this securitization transaction or the holder of the majority of the VRR interest is a borrower party with respect to any mortgage loan or whole loan, then the risk retention consultation party will not have consultation rights with respect to such mortgage loan or whole loan and will be required to certify that it will forego access to any “excluded information” relating to such mortgage loan or whole loan and the related mortgaged property or properties. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. In addition, for so long as the risk retention consultation party, the retaining sponsor for this securitization transaction or the holder of the majority of the VRR interest is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” relating to such excluded loan and/or the related mortgaged properties. Notwithstanding such restriction, there can be no assurance that the risk retention consultation party, the retaining sponsor for this securitization transaction or a holder of VRR interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to a mortgage loan or whole loan as to which it is a borrower party or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in
“—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Park Central Tower whole loan will be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift securitization date. At that time, the servicing and administration of such servicing shift whole loan will shift to the master servicer and special servicer under the related non-serviced PSA and will be governed exclusively by such non-serviced PSA and the related co-lender agreement. The provisions of such non-serviced PSA have not yet been determined. Prospective investors should be aware that they will not have any control over the identities of such other master servicer or special servicer, nor will they have any assurance as to the particular terms of such non-serviced PSA except to the extent of compliance with certain requirements set forth in the related co-lender agreement. Moreover, the controlling class representative will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder in this transaction.

See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity, in satisfaction of risk retention requirements or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. In connection therewith, KeyBank National Association, as retaining sponsor, is an Underwriter Entity that is expected to hold certificates as of the closing date for the initial issuance of the certificates. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Method of Distribution (Underwriter)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Non-Serviced Master Servicer and any Non-Serviced Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each non-serviced PSA governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under a non-serviced PSA governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, acts as servicer or special servicer or in any other capacity with respect to any applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

For example, LNR Partners LLC is currently the special servicer under the pooling and servicing agreements for (i) the MSC 2019-L3 securitization, which governs the servicing and administration of the Parklawn Building whole loan and Wells Fargo Place whole loan, (ii) the CF 2019-CF2 securitization which governs the servicing and administration of the Bushwick Avenue whole loan  and (iii) the Benchmark 2019-B10 securitization which governs the servicing and administration of the 3 Columbus Circle whole loan and is an affiliate of the current directing certificateholder and risk retention consultation party for the MSC 2019-L3 and CF 2019-CF2 securitizations.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a serviced mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2019-CF3 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and/or the related co-lender agreements and limitations on the right of such person to replace the special servicer

Further, the master servicer, the special servicer and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans, including while it is serviced under the pooling and servicing agreement for this securitization transaction, any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation party, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement. In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, or the account of affiliates or third parties, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, or the account of affiliates or third parties, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than any servicing shift whole loan and any excluded loan). The special servicer may, at the direction of the controlling class representative (for so long as a control termination event (in general, an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) does not exist and other than with respect to any excluded loan and any servicing shift whole loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift whole loan), the directing holder of a servicing shift whole loan or the directing holder (or equivalent entity) under the related non-serviced PSA with respect to a non-serviced whole loan may direct the special servicer under the pooling and servicing agreement for this securitization transaction or such non-serviced PSA, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” in “Summary of Terms—The Mortgage Pool” is the identity of the initial directing holder (or equivalent entity) for each non-serviced whole loan and each servicing shift whole loan, and the servicing agreement under which it is expected to be serviced.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that following non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan), such serviced companion loan holder may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be terminated and replaced by the directing holder (in general, for so long as an applicable control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to any servicing shift whole loan, prior to the servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, with or without cause.

Similarly, the applicable controlling class related to the securitization trust of a non-serviced whole loan (or, after the servicing shift securitization date, the securitization trust for the related controlling companion loan) has (or is expected to have) certain consent and/or consultation rights with respect to any non-serviced whole loan under the non-serviced PSA, and will have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the non-serviced PSA and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the controlling class representative will not have consent or consultation rights solely with respect to the related excluded loan (however, the controlling class representative will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the controlling class representative or any controlling class certificateholder (each, as applicable, an “excluded controlling class holder”), such party will not be given access to any excluded information solely relating to the related mortgage loan (an “excluded controlling class loan”) and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that such excluded controlling class holder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded controlling class loan or otherwise seek to exert its influence over the special servicer in the event the applicable excluded controlling class loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the Credit Risk Retention Rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The controlling class representative will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than any servicing shift whole loan and any excluded loan). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to a non-serviced mortgage loan under the non-serviced PSA and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the B-piece buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the related directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for this securitization or the applicable non-serviced PSA, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any non-serviced PSA, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties that compete with the mortgaged property for tenants and/or customers; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

●	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity will retain a material net economic interest in this securitization transaction in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or to take any other action which may be required by prospective investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the PSA and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If it is ultimately determined in the American Fidelity Assurance Co. case, which is pending for trial, that the subject mortgage-backed securities are not exempt under Section 304(a)(2) of the TIA and that holding is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the PSA is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention requirements under the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining parties will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining parties or other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor for this securitization transaction nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor, the mortgage loan sellers or affiliates thereof had initial discussions with and submitted certain materials to five (5) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates and, in certain circumstances involving a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in certain circumstances involving a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’

Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of a class of certificates will depend on the terms of those certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of those certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, a mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-D certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class(es) of corresponding principal balance certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related class(es) of corresponding principal balance certificates.

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-D certificates. Investors in the Class X-A, Class X-B and Class X-D certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a non-serviced PSA governing the servicing of any non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement, to the extent of the non-vertically retained percentage thereof, will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-vertically retained principal balance certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement, to the extent of the non-vertically retained percentage thereof, will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the non-vertically retained principal balance certificates and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and are allocated to the non-vertically retained principal balance certificates, first the Class J-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. Because the notional amount of each class of Class X certificates is based upon the outstanding certificate balances of the related class(es) of corresponding principal balance certificates, a reduction in the certificate balance of the related classes of corresponding principal balance certificates will result in a corresponding reduction in the notional amount of such Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Optional Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the VRR interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the VRR interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior non-vertically retained certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the related non-serviced PSA, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a non-serviced PSA.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing holder will have (i) certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, any servicing shift whole loan or any excluded loan) (and, in the case of the controlling class representative, with respect to the non-serviced mortgage loans and any servicing shift whole loan, will have limited consultation rights) and (ii) the right to replace the special servicer with or without cause, except that if any applicable control termination event occurs and is continuing, the directing holder generally will lose the consent rights and the right to replace the special servicer (and if any applicable consultation termination event (in general, an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class is less than 25% of its initial certificate balance) occurs, then the controlling class representative will lose any consultation rights). See “Pooling and Servicing Agreement—The Directing Holder”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the serviced mortgage loans or serviced whole loans (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans. See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the non-serviced PSA governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no applicable control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under the pooling and servicing agreement or a non-serviced PSA may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that each of the risk retention consultation party, the directing holder and the directing holder (or equivalent entity) under the non-serviced PSA governing the servicing of each non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)      may act solely in the interests of the holders of (a) in the case of the controlling class representative, the controlling class, (b) in the case of the directing holder (or equivalent entity) under a non-serviced PSA, the controlling class of the securitization trust formed under the non-serviced PSA, and (c) in the case of the risk retention consultation party, the VRR interest;

(iii)      does not have any duties to the holders of any class of certificates other than (a) in the case of the controlling class representative, the controlling class, (b) in the case of the directing holder (or equivalent entity) under a non-serviced PSA, the controlling class of the securitization trust formed under the non-serviced PSA, or (c) in the case of the risk retention consultation party, the VRR interest;

(iv)      may take actions that favor the interests of the holders of (a) in the case of the controlling class representative, the controlling class, (b) in the case of the directing holder (or equivalent entity) under a non-serviced PSA, the controlling class of the securitization trust formed under the non-serviced PSA, and (c) in the case of the risk retention consultation party, the VRR interest, over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, the directing holder (or equivalent entity) under the non-serviced PSA, the risk retention consultation party or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if an operating advisor consultation event with respect to any serviced mortgage loan has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to such mortgage loan. Further, at any time, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the non-serviced PSA governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, any servicing shift mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, so long as no applicable control termination event has occurred and is continuing as described in this prospectus, the directing holder will have the right to terminate and replace the special servicer. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement (other than with respect to any servicing shift whole loan), the special servicer may also be removed in certain circumstances in connection with a vote to do so on the part of the holders of certificates evidencing the requisite percentage of voting rights. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. The operating advisor’s recommendation to replace the special servicer must be confirmed by a certificateholder vote, as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain limited consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan as to which there are one or more subordinate companion loans held outside the issuing entity, the holders of such companion loan(s) will generally have the right under limited circumstances to: (i) to cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan; and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, to approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that a holder of a subordinate companion loan (including the Century Plaza Towers subordinate companion loan, the 180 Water subordinate companion loan, the 225 Bush subordinate companion loan and the 3 Columbus Circle subordinate companion loan) or mezzanine debt generally holds pursuant to the related co-lender agreement or intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that a companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

To the extent provided in the pooling and servicing agreement, the master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the non-vertically retained percentage of such reduction will cause a write-down of the certificate balances of the non-vertically retained principal balance certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Cantor Commercial Real Estate Lending, L.P., in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to the DC Mixed Use Portfolio VI mortgage loan (4.3%), which is comprised of promissory notes contributed to this securitization by Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note sold by it to the depositor as if the note contributed by each such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, neither Cantor Commercial Real Estate Lending, L.P. nor Starwood Mortgage Capital LLC, or only one of Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC, will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

In the event of a receivership or conservatorship of KeyBank National Association (“KeyBank”), an originator and mortgage loan seller, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

KeyBank, a sponsor and an originator, is a national banking association, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If KeyBank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if KeyBank were to become subject to conservatorship, the agency appointed as a conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained. See also representation and warranty number 41 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for any serviced whole loan, except in the case of a servicing shift whole loan, the related pari passu companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus), the related pari passu companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced pari passu companion loans, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan was subject to such sale.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If you acquire certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and the structures) securing the real estate mortgage and personal property incident to such real property.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Considerations—Taxation of Certain Foreign Investors” and “—FATCA”.

Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Code Section 166. See “Material Federal Income Tax Considerations—Taxation of Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue

Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 48 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $789,128,204 (the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective Due Date in December 2019 (or, in the case of any Mortgage Loan that has its first due date in January 2020, the date that would have been its Due Date in December 2019 under the terms thereof if a Monthly Payment were scheduled to be due in that month).

Nine (9) of the Mortgage Loans (36.5%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and (i) one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and/or (ii) one or more loans that are subordinate in right of payment to the related Mortgage Loan and any related Pari Passu Companion Loan(s) (collectively referred to in this prospectus as “Subordinate Companion Loans”). A Pari Passu Companion Loan and a Subordinate Companion Loan are each referred to as a “Companion Loan”. The Companion Loans, together with their related Mortgage Loans, are each referred to in this prospectus as a “Whole Loan”. If a Whole Loan includes only one or more Pari Passu Companion Loans, then such Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Whole Loan includes only one or more Subordinate Companion Loans, then such Whole Loan may be referred to in this prospectus as an “AB Whole Loan”. If a Whole Loan includes both one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan. Each Companion Loan is secured by the same mortgages and the same assignments of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers (or, in certain cases, will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) as set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	17	$378,344,612	47.9%
KeyBank National Association	18	204,173,042	25.9
Starwood Mortgage Capital LLC	12	172,765,050	21.9
Cantor Commercial Real Estate Lending, L.P. / Starwood Mortgage Capital LLC	1	33,845,500	4.3
Total	48	$789,128,204	100.0%

The mortgage loan sellers originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	12		$238,044,612	30.2%
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	12		172,765,050	21.9
KeyBank National Association	KeyBank National Association	17		143,373,042	18.2
KeyBank National Association / Bank of America N.A.	KeyBank National Association	1	(1)	60,800,000	7.7
Deutsche Bank AG, New York Branch / Wells Fargo Bank, National Association / Morgan Stanley Bank, N.A.	Cantor Commercial Real Estate Lending, L.P.	1	(2)	50,000,000	6.3
Deutsche Bank AG, New York Branch	Cantor Commercial Real Estate Lending, L.P.	2		40,300,000	5.1
Starwood Mortgage Capital LLC	Cantor Commercial Real Estate Lending, L.P. / Starwood Mortgage Capital LLC(3)	1		33,845,000	4.3
JPMorgan Chase Bank, National Association	Cantor Commercial Real Estate Lending, L.P.	1		25,000,000	3.2
DBR Investments Co. Limited(4)	Cantor Commercial Real Estate Lending, L.P.	1		25,000,000	3.2
	Total	48		$789,128,204	100.0%

(1)	Consists of the Parklawn Building Mortgage Loan (7.7%), which is part of a Whole Loan that was originated by KeyBank National Association in conjunction with Bank of America, N.A.

(2)	Consists of the Century Plaza Towers Mortgage Loan (6.3%), which is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A.

(3)	Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC are co-sponsors with respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%). The DC Mixed Use Portfolio VI Mortgage Loan was originated by Starwood Mortgage Capital LLC and is evidenced by two (2) promissory notes: (i) note A-1, with an aggregate outstanding principal balance of $20,307,300 as of the cut-off date, which will be acquired by Cantor Commercial Real Estate Lending, L.P. from Starwood Capital LLC on or before the closing date and as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller; and (ii) note A-2, with an outstanding principal balance of $13,538,200 as of the cut-off date, as to which Starwood Mortgage Capital LLC is acting as mortgage loan seller.

(4)	The 180 Water mortgage loan (3.2%) was originated by DBR Investments Co. Limited and will be acquired by CCRE from Deutsche Bank AG, New York Branch, an affiliate of DBR Investments Co. Limited.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 20, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents; and (c) with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states a value (which may be described as an “as-stabilized”, “as complete” or other value other than an “as-is” value) for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. Any Appraised Value reflected in this prospectus with respect to each Mortgaged Property that is identified as an “as-is” value may also be based on certain assumptions (including extra-ordinary assumptions), such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to a Mortgage Loan secured by a portfolio of Mortgaged Properties, the Appraised Value may represent the “as-is” or “as-stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or “as-stabilized” appraised values of the individual Mortgaged Properties. Furthermore, with respect to the 895 West End Avenue Apartments Mortgage Loan (0.8%), the Appraised Value of $95,400,000 (as of October 2, 2019) assumes the 895 West End Avenue Mortgaged Property is operated as a multifamily rental property. The related appraisal also concluded a “Gross Sell-out Value” of $96,000,000 as of October 2, 2019, which equals the sum of (i) the estimated unit values of all cooperative units at the 895 West End Avenue Property, based on various comparable sales of cooperative apartment units in the market, plus (ii) the estimated value of the parking spaces located at the 895 West End Avenue Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 or Annex A-2 to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised values of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment):

●	With respect to the Parklawn Building Mortgage Loan (7.7%), the Appraised Value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit.

●	With respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%), the Appraised Value represents the “as portfolio” value of 53,480,000 as of November 14, 2019, which accounts for the Mortgaged Properties’ value as an assembled pool of assets and reflects an approximately 5.4% portfolio premium attributed to the aggregate “as-is” value of the individual Mortgaged Properties. The sum of the “as is” values of the Mortgaged Properties without a portfolio premium is equal to $50,760,000, which results in an “as is” Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD of 66.7% and 66.7%, respectively.

●	With respect to the Gold Brooklyn Multifamily Portfolio Mortgage Loan (3.1%), the Appraised Value of $10,700,000 for the 81-83 Stockholm Street Mortgaged Property includes $230,000 attributable to the net present value of a 421-a tax abatement which has been applied for (but not approved).

●	With respect to The Block Apartments Mortgage Loan (2.5%), the Appraised Value represents the “hypothetical as-is” value of $30,980,000 as of October 4, 2019, which assumes the hypothetical condition that the related capital improvements at the Mortgaged Property have been completed as of October 4, 2019. The “as is” value is equal to $29,100,000, which results in an “as is” Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD of 68.7% and 54.8%, respectively.

●	With respect to the Bushwick Avenue Portfolio Mortgage Loan (2.4%), the aggregate Appraised Value of $139,000,000 for the 340 Evergreen Avenue and 889 Bushwick Avenue Mortgaged Properties includes $23,180,000 attributable to the net present value of a 421-a tax abatement which has been applied for (but not approved) with respect to the 340 Evergreen Avenue and 889 Bushwick Avenue Mortgaged Properties.

●	With respect to the Dollar General Portfolio Mortgage Loan (0.7%), the Dollar General Lake City Mortgaged Property Appraised Value represents the “hypothetical as if complete & stabilized” value of $1,750,000 as of October 18, 2019, which assumes the hypothetical condition that the related Mortgaged Property’s construction was complete and the tenant had opened for business as of October 18, 2019. As of November 14, 2019, the Mortgaged Property’s tenant is open for business. The “as is” value is equal to $1,500,000 for the related Mortgaged Property, which results in an “as is” Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD for the Dollar General Portfolio of 70.2% and 56.3%, respectively.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal amount that will be due at maturity (or, in the case of the ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan or Companion Loan, assuming no payment defaults or principal prepayments.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date.

“Loan-to-Value Ratio”, “Cut-off Date LTV Ratio”, “LTV Ratio” or “Current LTV” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), unless expressly stated otherwise but not including any related Subordinate Companion Loan(s).

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth in Annex A-1 to this prospectus, which is subject to certain adjustments and assumptions as described under “Appraised Value” above, each as set forth in the following table:

Mortgaged Property Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Un-Adjusted “As-Is” Appraised Value)	Un-Adjusted “As-Is” Appraised Value
DC Mixed Use Portfolio VI	4.3%	63.3%	$53,480,000	66.7%	$50,760,000
The Block Apartments	2.5%	64.6%	$30,980,000	68.7%	$29,100,000
Bushwick Avenue Portfolio – 340 Evergreen Avenue	1.2%	65.0%	$103,000,000	73.5%	$86,120,000
Gold Brooklyn Multifamily Portfolio – 81-83 Stockholm Street	0.9%	62.6%	$10,700,000	63.0%	$10,470,000
895 West End Avenue	0.8%	6.2%	$96,000,000	6.3%	$95,400,000
Bushwick Avenue Portfolio – 889 Bushwick Avenue	0.4%	65.0%	$36,000,000	73.5%	$29,700,000
Dollar General Portfolio – Dollar General Lake City	0.2%	68.1%	$1,750,000	70.2%	$1,500,000

“Loan-to-Value Ratio at Maturity/ARD”, “LTV Ratio at Maturity/ARD”, or “Maturity Date/ARD LTV Ratio” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the Loan-to-Value Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), unless expressly stated otherwise but not including any related Subordinate Companion Loan(s).

●	in the case of an ARD Loan, the Loan-to-Value Ratio at Maturity/ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Loan-to-Value Ratio at Maturity/ARD was calculated using the related Appraised Value set forth in Annex A-1 to this prospectus, which is subject to certain adjustments and assumptions as described under “Appraised Value” above, each as set forth in the following table:

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “As-Is” Appraised Value)	Unadjusted “As-Is” Appraised Value
DC Mixed Use Portfolio VI	4.3%	63.3%	$53,480,000	66.7%	$50,760,000
The Block Apartments	2.5%	64.6%	$30,980,000	54.8%	$29,100,000
Bushwick Avenue Portfolio – 340 Evergreen Avenue	1.2%	65.0%	$103,000,000	73.5%	$86,120,000
Gold Brooklyn Multifamily Portfolio – 81-83 Stockholm Street	0.9%	62.6%	$10,700,000	63.0%	$10,470,000
895 West End Avenue	0.8%	4.8%	$96,000,000	4.8%	$95,400,000
Bushwick Avenue Portfolio – 889 Bushwick Avenue	0.4%	65.0%	$36,000,000	73.5%	$29,700,000
Dollar General Portfolio – Dollar General Lake City	0.2%	54.6%	$1,750,000	56.3%	$1,500,000

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but not including any related Subordinate Companion Loan(s).

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but not including any related Subordinate Companion Loan(s).

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF“, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. Underwritten Net Cash Flow does not reflect debt service or non-cash items such as depreciation or amortization. In addition, UW NCF may be based on the average rent of the sole tenant or certain other tenants at the related Mortgaged Property due to the investment grade rating or institutional tenant status of such tenants and/or of the related lease guarantor (if applicable). In determining rental revenue for multifamily rental and self storage properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12 month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to 12 month periods.

With respect to the 895 West End Avenue Mortgaged Property (0.8%), the Underwritten Net Cash Flow is the projected net cash flow reflected in the appraisal. The Underwritten Net Cash Flow, in general, equals projected operating income at the Mortgaged Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, and less projected replacement reserves, as determined by the appraisal. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” “UW NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but not including any related Subordinate Companion Loan(s).

●	In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income”, “Underwritten NOI”, or “UW NOI”, with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. In addition, Underwritten NOI may be based on the average rent of the sole tenant or certain other tenants at the related Mortgaged Property due to the investment grade rating or institutional tenant status of such tenants and/or of the related lease guarantor (if applicable).

With respect to the 895 West End Avenue Mortgaged Property (0.8%), the Underwritten NOI is the projected NOI reflected in the appraisal. The Underwritten NOI, in general, equals projected operating income at the Mortgaged Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraisal.

“Underwritten Net Operating Income DSCR,” “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but not including any related Subordinate Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Units”, “Rooms”, “Spaces”, “Acres”, and “Pads”, means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a parking lot or garage, the number of parking spaces, (d) in the case of a Mortgaged Property that is a leased fee, the number of acres, and (e) in the case of a Mortgaged property operated as a student housing property, the number of beds, and (f) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$789,128,204
Number of Mortgage Loans	48
Number of Mortgaged Properties	67
Range of Cut-off Date Balances	$2,100,000 to $60,800,000
Average Cut-off Date Balance	$16,440,171
Range of Mortgage Rates	2.8750% to 5.1500%
Weighted Average Mortgage Rate	3.6350%
Range of original terms to maturity/ARD	60 to 120 months
Weighted average original term to maturity/ARD	115 months
Range of remaining terms to maturity/ARD	59 to 120 months
Weighted average remaining term to maturity/ARD	114 months
Range of original amortization terms(2)	360 to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	6.2% to 74.1%
Weighted average Cut-off Date LTV Ratio(3)(4)	54.5%
Range of Maturity Date/ARD LTV Ratios(3)(5)	4.8% to 65.0%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)	51.6%
Range of UW NCF DSCR(3)	1.37x to 12.81x
Weighted average UW NCF DSCR(3)	2.67x
Range of UW NOI Debt Yield(3)	6.8% to 64.1%
Weighted average UW NOI Debt Yield(3)	11.0%

Percentage of Initial Pool Balance consisting of:
Interest Only	73.0%
Amortizing Balloon	16.4%
Interest Only, then Amortizing	10.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Dates, as applicable.

(3)	With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan(s) are included for the purposes of calculating the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. However, other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)	Unless otherwise indicated in the definitions of “Appraised Value” or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Cut-off Date LTV Ratio has been calculated using the “as-is” appraised value. However, with respect to three (3) Mortgage Loans (7.5%), the related Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “as-complete,” portfolio premium or similar hypothetical values. The Cut-off Date LTV Ratios for other Mortgage Loans are based on appraised values that have been adjusted to take into account certain unique circumstances. Such

Mortgage Loans referred to in the preceding two sentences are identified in the definitions of “Appraised Value” and “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 55.0%.

(5)	Unless otherwise indicated in the definitions of “Appraised Value” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. However, with respect to three (3) Mortgage Loans (7.5%), the related Maturity Date/ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. The Maturity Date/ARD LTV Ratios for other Mortgage Loans are based on appraised values that have been adjusted to take into account certain unique circumstances. Such Mortgage Loans referred to in the preceding two sentences are identified in the definitions of “Appraised Value” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 52.0%.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	11	$272,777,631	34.6%
CBD	4	$133,600,000	16.9%
Suburban	6	$131,930,131	16.7%
Medical	1	$7,247,500	0.9%
Multifamily	20	$216,201,254	27.4%
Garden	7	$118,056,773	15.0%
Mid-Rise	10	$63,405,000	8.0%
High Rise	1	$25,000,000	3.2%
Cooperative	1	$5,989,481	0.8%
Student Housing	1	$3,750,000	0.5%
Retail	16	$98,215,029	12.4%
Anchored	2	$44,150,000	5.6%
Unanchored	6	$32,909,230	4.2%
Single Tenant	7	$16,633,713	2.1%
Shadow Anchored	1	$4,522,086	0.6%
Industrial	7	$75,193,050	9.5%
Warehouse/Distribution	2	$28,000,000	3.5%
Flex	3	$25,563,050	3.2%
Manufacturing	2	$21,630,000	2.7%
Hospitality	1	$48,000,000	6.1%
Full Service	1	$48,000,000	6.1%
Self Storage	6	$43,250,000	5.5%
Mixed Use	4	$23,691,241	3.0%
Retail/Office	2	$14,802,405	1.9%
Multifamily/Office	1	$5,795,000	0.7%
Retail/Multifamily	1	$3,093,836	0.4%
Manufactured Housing	2	$11,800,000	1.5%
Total	67	$789,128,204	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth on Annex A-1 to this prospectus.

Office Properties

With respect to the office properties and mixed use and industrial properties with office components set forth in the above chart:

●	Certain of the other Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property.

●	With respect to the Parklawn Building Mortgage Loan (7.7%), the borrower is a party to that certain Economic Development Fund Agreement (the “Grant”) with Montgomery County, Maryland (the “County”). Pursuant to the Grant, the borrower is entitled to fifteen annual disbursements of $1,300,000 from 2017 through and including the fiscal year 2031. The County is only obligated to make disbursements once it has verified that the borrower has paid real property taxes in full for the corresponding tax year. The borrower was assigned the Grant at closing, but any further assignment of the Grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County. Accordingly, no assurances can be made that the issuing entity would benefit from the Grant if it took title to the Mortgaged Property.

●	With respect to the Wells Fargo Place Mortgage Loan (3.8%), the borrower sponsor owns an office building directly adjacent to the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties and any mixed-use property with multifamily rental units set forth in the above chart:

●	With respect to the 180 Water Mortgage Loan (3.2%), an affiliate of the borrower currently owns or has an equity interest in multifamily properties located within a five-mile radius of the Mortgaged Property, which other multifamily properties directly compete with or are expected to be directly competitive with the Mortgaged Property.

●	With respect to the 180 Water Mortgage Loan (3.2%), the Mortgaged Property is a multifamily property with ground floor retail space and the borrower is in the process of converting mezzanine space between the ground level and the second floor of the Mortgaged Property into seven additional residential units, required to be substantially completed by October 18, 2020. In addition, 69.2% of the ground floor retail space (by square footage) (which comprises approximately 3.7% of total square footage at the Mortgaged Property) was vacant as of June 30, 2019. The 180 Water Whole Loan is currently in a cash trap trigger period related to a low DSCR trigger (currently, the UW NCF DSCR is 1.63x with respect to the 180 Water Whole Loan and 0.85x with respect to the 180 Water Whole Loan and the existing mezzanine loan). The borrower deposited $1,200,000 into an operating shortfall reserve and $1,808,900 into a conversion reserve (among other escrows and reserves) at origination, and made an additional deposit of $200,000 into the operating shortfall reserve, and a deposit of approximately $891,146 into a prepaid rent reserve, on the payment date in November 2019. Further, until the UW NCF DSCR with respect to the total debt reaches 1.15x as of any quarterly calculation date, if the lender determines that the balance of the operating shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the operating shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period. A failure of the borrower to make the required deposits, or to complete the conversion, lease the additional seven residential units or lease the vacant retail space, could result in a default under the mezzanine loan, which in turn may result in a change in control of the borrower, or could ultimately result in an event of default under the related Whole Loan.  The operating shortfall reserve will be released to the borrower if the debt service coverage ratio of the related Whole Loan and the mezzanine loan is at least 1.15x as of the end of any calendar quarter.

●	With respect to the 180 Water Mortgage Loan (3.2%), the borrower is permitted to consummate a zoning lot merger of the Mortgaged Property with the adjacent property known as 160 Water Street in order to permit the owner of 160 Water Street (provided that the borrower sponsor has a material economic interest in such owner and the borrower sponsor is actively involved with such owner in the conversion of the 160 Water Street building from office to residential and/or hotel) to use the unused residential density of the Mortgaged Property, estimated to be 73 residential units. Such right is subject to satisfaction of certain conditions set forth in the mortgage loan documents, including the execution of certain development right agreements that are approved or pre-approved by the lender, receipt by the lender of a REMIC opinion and satisfaction of other REMIC requirements. It is anticipated that the lender will enter into an amendment to the Mortgage Loan documents to pre-approve the form of development rights agreements prior to the Closing Date.

●	With respect to the 180 Water Mortgage Loan (3.2%), the borrower is permitted to lease up to 20 residential units for terms of less than one year, or for below market rates, provided that certain conditions are satisfied, including that the leases are not to a borrower related party and are not leased pursuant to a “bulk lease” (a lease of 15 or more units to a single person or affiliated persons). The borrower may also lease up to 25 residential units to borrower related parties, provided certain conditions set forth in the Mortgage Loan documents are satisfied, including that the leases are at market rates.

●	With respect to the 180 Water Mortgage Loan (3.2%), the Mortgaged Property has only a temporary certificate of occupancy, which expires January 15, 2020.

●	With respect to the Gold Brooklyn Multifamily Portfolio Mortgage Loan (3.1%), the related borrower has applied for, but not yet received, the benefits of a 421-a tax abatement program with respect to the 81-83 Stockholm Street Mortgaged Property (0.9% by allocated loan amount ) that will permit the borrower to pay reduced taxes for 35 years from the approval date for that Mortgaged Property. Pursuant to the relevant Affordable Housing Guidelines (the “HPD Guidelines”) determined by the New York City Department of Housing Preservation and Development (“HPD”), the borrower will be required to lease 30% of the units at the Mortgaged Property (three units) as affordable housing (the “Affordable Units”). As of September 2019, 100% of the free market units (five units) are 100% occupied. In connection with the HPD Guidelines, the affordable units are required to be leased to eligible tenants pursuant to a lottery system that is controlled by HPD. As such the three Affordable Units are vacant, pending the HPD lottery. The non-recourse carveout guarantor has entered into a master lease with the borrower related to the three Affordable Units. In addition, at origination, the borrower reserved $40,518 with lender, which is equal to six months of rent for the Affordable Units. Such amount may be released to the borrower at such time as the Affordable Units are 100% occupied and the debt yield is at least 7%. Taxes were underwritten at $12,000, which reflects the anticipated real estate taxes for this Mortgaged Property for 2020, assuming that the tax abatement is approved. According to the borrower, it is expected that the abatement will be approved in the first quarter of 2020.

●	With respect to the Gold Brooklyn Multifamily Portfolio (3.1%), the certificate of occupancy for the 346 Grand Street Mortgaged Property covers only 2 of the 3 floors of the building and does not reflect the correct number of multifamily units. At origination, $1,500,000 was reserved with lender, which will be released once an acceptable certificate of occupancy is obtained for the Mortgaged Property.

●	With respect to the Bushwick Avenue Portfolio Mortgage Loan (2.4%), affiliates of the borrower sponsor currently own properties within a 5-mile radius that compete with the related Mortgaged Properties.

●	With respect to the Bushwick Avenue Portfolio Mortgage Loan (2.4%), the 340 Evergreen Avenue and 889 Bushwick Avenue Mortgaged Properties are expected to be subject to use restrictions in connection with tax abatements. The restrictions are expected to require that at least 60 of the units at the 340 Evergreen Avenue Mortgaged Property and at least 6 of the units at the 889 Bushwick Avenue Mortgaged Property be reserved for tenants earning no less than 100%, but no more than 110%, of the area median income, subject to certain rental restrictions. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

●	With respect to the Summervale Apartments Mortgage Loan (2.1%), the related borrower sponsor or its affiliates currently own properties within a 5-mile radius which compete with the related Mortgaged Property.

●	With respect to the Marina del Sol Mortgage Loan (1.1%), as of the origination date, all of the 108 units in the complex are rented under month-to-month leases.

●	With respect to the Townhomes on the Green Mortgage Loan (0.7%), the Mortgaged Property is currently 25.5% utilized as student housing (based on the number of units).

●	With respect to the Townhomes on the Green Mortgage Loan (0.7%), the Mortgaged Property parking is located in the common area of the condominium as part of the approved site plan. The common area amenities including the parking are not collateral for the Mortgage Loan.

●	With respect to the 3825 Georgia Apartments Mortgage Loan (0.7%), the Mortgaged Property is subject to a perpetual Affordable Housing Covenant in favor of the of the District of Columbia (the “Covenant”), which runs with the land and will be senior to the mortgage. Pursuant to the Covenant, four of the units at the Mortgaged Property are required to be leased to households with incomes equal to or less than 30% of the area median income and an additional three are required to be leased to households with incomes equal to or less than 60% of the area median income, with affordable units subject to restrictions on both tenant income and maximum monthly rents.

●	With respect to the ULofts Mortgage Loan (0.5%), 100% of the tenants are students.

For risks relating to the multifamily properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart, the following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Franchise Agreement, License Agreement or Management Agreement	Maturity Date of the related Mortgage Loan	Upfront PIP Reserve	Renewal Option
AVR Renaissance Atlanta Airport Gateway	CCRE	$48,000,000	6.1%	12/31/2044	12/1/2029	N/A	Two, 10 year options

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks”.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent.

Certain of the hospitality properties may have a parking garage or include restaurants (either as part of the hotel or as tenants) as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties set forth in the above chart and mixed use properties with retail components:

●	Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

●	Furthermore, there are likely similar situations at other Mortgaged Properties where increased competition will occur in the future of which we are not aware.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Mortgage Pool Characteristics—Property Types——Specialty Use Concentrations” below.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

●	With respect to the Sunset Business Center Mortgage Loan (1.5%), the borrower sponsor owns multiple industrial properties within a 3-mile radius.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self Storage Properties

With respect to the self-storage properties set forth in the above chart:

●	Certain of the self-storage Mortgaged Properties derive a material portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

Each of the mixed use Mortgaged Properties has one or more office, retail or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below. Also see “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

With respect to the manufactured housing community set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	5	6.3%
Bank branch(2)	2	3.9%

(1)     Includes the following Mortgaged Properties: 623-625 H Street NW, 1219 Connecticut Avenue NW, 1210 18th Street NW, 707 6th Street NW and 1824 Alton Road.

(2)     Includes the following Mortgaged Properties: 4445 Wisconsin Avenue NW and 1824 Alton Road.

With respect to the Westlake Village Marketplace Mortgage Loan (2.3%), the related Mortgaged Property includes a tenant that operates a dry cleaner.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Room/Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W NOI Debt Yield(1)	Property Type
Parklawn Building	$60,800,000	7.7%	$204	2.68x	60.0%	9.4%	Office
Century Plaza Towers	$50,000,000	6.3%	$375	4.09x	39.1%	13.5%	Office
Meridian Pointe Apartments	$49,975,000	6.3%	$106,330	3.14x	46.8%	10.3%	Multifamily
AVR Renaissance Atlanta Airport Gateway	$48,000,000	6.1%	$235,294	2.88x	60.0%	12.2%	Hospitality
DC Mixed Use Portfolio VI	$33,845,500	4.3%	$514	2.13x	63.3%	8.2%	Various
Wells Fargo Place	$30,000,000	3.8%	$124	2.89x	64.0%	10.8%	Office
225 Bush	$28,600,000	3.6%	$351	3.85x	34.6%	13.4%	Office
1824 Alton Road	$26,150,000	3.3%	$821	1.89x	60.8%	7.8%	Retail
180 Water	$25,000,000	3.2%	$239,965	3.15x	30.5%	11.0%	Multifamily
3 Columbus Circle	$25,000,000	3.2%	$650	2.91x	45.4%	12.3%	Office
Top 10 Total/Weighted Average	$377,370,500	47.8%		3.00x	51.3%	10.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR, U/W NOI Debt Yield and Cut-off Date LTV Ratio for each such Mortgage Loan are calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but do not take into account any related Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the 10 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include six (6) Mortgage Loans (13.8%), set forth in the table below entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
DC Mixed Use Portfolio VI	$33,845,500	4.3%
Gold Brooklyn Multifamily Portfolio	$24,800,000	3.1%
Bushwick Avenue Portfolio	$19,000,000	2.4%
Pretium Industrial Portfolio	$13,598,000	1.7%

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Bond Street 21	$11,700,000	1.5%
Dollar General Portfolio	$5,650,000	0.7%
Total	$108,593,500	13.8%

One (1) group of Mortgage Loans (3.5%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other.

The following table shows the group(s) of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Storage Outlet – Bellflower	$11,800,000	1.5%
Storage Outlet – Chino	7,075,000	0.9
Storage Outlet – South Gate	4,875,000	0.6
Storage Outlet – South El Monte	4,000,000	0.5
Total for Group 1:	$27,750,000	3.5%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	10	$155,850,000	19.7%
New York	14	$115,789,481	14.7%
Maryland	2	$85,765,246	10.9%
Texas	3	$63,750,000	8.1%
Washington	2	$57,475,000	7.3%
Georgia	2	$57,400,000	7.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1 to this prospectus.

The remaining Mortgaged Properties are located throughout thirteen (13) other states and the District of Columbia, with no more than approximately 4.8% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, North Carolina and Florida, among other states, are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, Florida, Texas, North Carolina, South Carolina and Georgia, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

●	Thirteen (13) Mortgaged Properties (28.0% by allocated loan amount), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to certain of these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

Mortgaged Properties With Limited Prior Operating History

Seventeen (17) Mortgaged Properties (15.0% by allocated loan amount) have a limited operating history (i.e., less than 18 months of historical financials), as follows:

●	Each of the Pretium Industrial Portfolio – Pretium – St. Charles, IL (1.4%), Walmart Supercenter Lancaster (1.1%), Bond Street 21 – Veterans Crossing East (0.9%), 30610 East Broadway (0.8%), Bond Street 21 – Shoppes at Hamilton Crossing (0.6%) and Pretium Industrial Portfolio – Pretium – Cleveland, TN (0.3%) Mortgaged Properties were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited financial information) for such acquired Mortgaged Property.

●	Each of the 1824 Alton Road (3.3%), Sunset Business Center (1.5%), Bushwick Avenue Portfolio – 340 Evergreen Avenue (1.2%), Bushwick Avenue Portfolio – 889 Bushwick Avenue (0.4%), Dollar General Portfolio – Dollar General Belleview (0.2%), Dollar General Portfolio – Dollar General Lake City (0.2%), Dollar General Portfolio – Dollar General Jacksonville (0.2%), Dollar General Portfolio – Dollar General Syracuse (0.1%) and Dollar General Portfolio – Dollar General Modoc (0.1%) Mortgaged Properties were constructed, in a lease-up period or was the subject of a major renovation that was completed, or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history or the related mortgage loan seller did not take the limited operating history into account in the underwriting of the related Mortgage Loan.

●	The 2450 Business Park (1.9%) and Bushwick Avenue Portfolio – 871 Bushwick Avenue (0.7%) Mortgaged Properties are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The Wells Fargo Place (3.8%), 3 Columbus Circle (3.2%) and Dollar General Portfolio (0.7%) Mortgage Loans each have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Each of the Castalia at Meadowmont Mortgage Loan (1.1%), the 545 & 547 West 20th Street Mortgage Loan (1.0%), the Townhomes on the Green Mortgage Loan (0.7%) and the Market Villas Mortgage Loan (0.4%) are secured, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the 545 & 547 West 20th Street Mortgage Loan (1.0%), the Mortgaged Loan is secured by one condominium unit. The borrower owns a 16.9% interest in the related condominium regime. The borrower does not maintain control over the condominium board.

In addition:

●	With respect to the Castalia at Meadowmont Mortgage Loan (1.1%), the condominium documents for the related Mortgaged Property may override the Mortgage Loan documents in certain cases involving casualty and condemnation proceeds.

●	With respect to the Townhomes on the Green Mortgage Loan (0.7%), the Mortgaged Property parking is located in the common area of the condominium as part of the approved site plan. The common area amenities including the parking are not collateral for the Mortgage Loan.

●	With respect to the Market Villas Mortgage Loan (0.4%), the collateral (Unit 3) is a residential unit that makes up 62% of the condominium association’s general percentage interest. The related borrower is able to control four out of five board seats. The related borrower does not have positive control over material amendments to the declaration and bylaws, but it does have the power to block any material amendments.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	64	$768,453,204	97.4%
Fee Simple/Leasehold	1	$11,800,000	1.5%
Leasehold	2	$8,875,000	1.1%
Total	67	$789,128,204	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, and except as noted in the exceptions to representation number 34 in Annex D-1 indicated on Annex D-2, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Storage Outlet – Bellflower (1.5%), Storage Outlet – South Gate (0.6%) and Storage Outlet – South El Monte (0.5%) Mortgage Loans, the ground landlord is a public utility with condemnation powers, and there can be no assurances such ground landlord will not use its condemnation power in the future or that the amount paid for the respective Mortgaged Property will be the fair value of such Mortgaged Property as such awards are capped under the respective ground leases.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%), the Phase I ESA for the 707 6th Street NW Mortgaged Property identified a REC in connection with the former operation of the Mortgaged Property by Wilson-Epes Printing Company (“Wilson-Epes”) as an on-site printer from 1940 to 2006. Wilson-Epes indicated that solvents were utilized in the operation of the printing company, but specific solvents were not identified. In connection with Mortgage Loan origination, the environmental consultant provided an opinion of probable costs of investigation, assessment, mitigation and remediation to be approximately $189,250. At origination, an environmental insurance policy was obtained from Sirius International Insurance Company with a premium of $23,307 for a 13 year term, an aggregate limit of $1,000,000 and a deductible of $25,000. The policy will cover the lender and its successors and/or assigns in connection with any costs and expenses incurred related to bodily injury, property damage and cleanup of all known environmental conditions and any new conditions that are identified, except for standard exclusions, but does not cover the borrower for such costs. Policy premiums were paid in full.

With respect to the 1824 Alton Road Mortgage Loan (3.3%), the related Phase I ESA identified prior soil and groundwater contamination at the Mortgaged Property in connection with five prior petroleum discharges. The related environmental consultant considers the prior soil contamination to be a REC. The engineering consultant reported that during the redevelopment of the site, contaminated soils and groundwater were removed and monitoring wells were installed. Prior to issuing a no further action designation, the Florida Division of Environmental Resources Management is requiring further groundwater testing and quarterly sampling events to test for lead concentrations. The environmental consultant estimated the cost to obtain a no further action designation to be between $15,000 and $20,000. The borrower funded an upfront escrow in the amount of $20,000 to cover the cost of obtaining a no further action designation.

With respect to the 55 Talmadge Mortgage Loan (2.5%), the Phase I ESA identified a REC for groundwater contamination in connection with the former operation of an adjacent property as a production building for Revlon Consumer Products Corp. (“Revlon”).  Three contaminant plumes of chlorinated solvents impact the groundwater below the Mortgaged Property, and to the south, west and east of the Mortgaged Property within the boundaries of the former Revlon facility. Groundwater extraction and remedial technology have been used to remediate the groundwater under the guidance of the New Jersey Department of Environmental Protection (“NJDEP”), which is in process. The former owner of the Revlon site, The Morris Companies (“Morris”), entered into a remediation agreement with the NJDEP, pursuant to which, among other things, (i) Morris purchased a 15 year Pollution Legal Liability and Cost Cap Insurance Policy (that expires December 31, 2022) with an aggregate limit of $14,300,000 and (ii) delivered to NJDEP, a letter of credit to demonstrate further financial assurance. In addition, in connection with Mortgage Loan origination, the environmental consultant provided an opinion of probable costs of remediation to be between approximately $2,000,000 and $4,500,000. At origination, the borrower purchased an environmental insurance policy from Sirius International Insurance Corporation with a premium of $60,388.65 for a 13 year term, an aggregate limit of $10,000,000 and a deductible of $25,000. The policy will cover the lender and its successors and/or assigns in connection with any costs and expenses incurred related to bodily injury, property damage and cleanup of all known environmental conditions and any new conditions that are identified, except for standard exclusions, but does not cover the borrower for such costs. Policy premiums were paid in full.

With respect to the Westlake Village Marketplace Mortgage Loan (2.3%), the Phase I ESA identified a REC at the Mortgaged Property in connection with the presence of a dry cleaning facility. Records indicate that chlorinated solvents were generated at the facility between 2000 and 2008. The environmental consultant provided an opinion of probable costs of remediation, long-term mitigation and monitoring to be between $400,000 and $1,528,000. At origination, an environmental insurance policy was obtained from Sirius International Insurance Corporation with a premium of $32,339.78 for a 13 year term, an aggregate limit of $3,000,000 and a deductible of $25,000. The policy will cover the lender and its successors and/or assigns in connection with any costs and expenses incurred related to bodily injury, property damage and cleanup of all known environmental conditions and any new conditions that are identified, except for standard exclusions, but does not cover the borrower for such costs. Policy premiums were paid in full.

With respect to the Auto Mall Parkway Self Storage Mortgaged Property (1.0%), the related Phase I ESA identified soil and groundwater contamination in connection with a prior gasoline release at a property adjacent to the Mortgaged Property. The related environmental consultant considers such contamination to be a REC. Since such release, ongoing groundwater testing has been conducted by the adjacent property owner. The results of such testing show low levels of contamination remaining at the Mortgaged Property. As of August 2019, the adjacent property owner has requested regulatory closure of the contaminated site. The environmental consultant recommended no further action in connection with the REC.

With respect to the 30610 East Broadway Mortgage Loan (0.8%), the October 2019 Phase I report has deemed unknown impacts from long-term industrial activities, former underground storage tanks, and prior/current spills, stains, and releases to represent an REC. Due to such REC, caused by the heavy industrial nature of the property and tenants manufacturing operations, lender required the related borrower to obtain a lender’s environmental policy for $3.0 million. The environmental policy is through Liberty Mutual Insurance Company, AMCO Insurance Company, Massachusetts Bay Insurance Company, Continental Casualty Company, and Regent Insurance Company. The policy period began on October 28, 2019 and ends on October 28, 2027. The deductible is $25,000 for all of the coverage section items under the policy, other than disinfection costs for which the deductible is $10,000.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the Century Plaza Towers Mortgage Loan (6.3%) a number of the tenants are building out their spaces. At origination, the borrower deposited approximately $71,223,945 into a TI/LC reserve for outstanding landlord work and tenant allowances, including for the following four of the top five tenants: Bank of America, Manatt Phelps, Kirkland & Ellis, and Greenberg Glusker. Such reserve also includes funds for buildout of several speculative suites.

●	With respect to the Meridian Pointe Apartments Mortgage Loan (6.3%), the borrower sponsor has informed the lender that it is planning an approximately $15 million ($32,000 per unit) renovation that is expected to begin in the summer of 2020. The renovation is expected to include interior renovations upon lease expiration, new roofs, new exterior windows, and replacement of siding throughout the Meridian Pointe Apartments Property. The renovation is not required under the Meridian Pointe Apartments Mortgage Loan documents and the Meridian Pointe Apartments borrower did not escrow any funds with the lender in connection with this renovation; however, the guarantor provided a completion guaranty with respect to any portion of the renovation that is commenced.

●	With respect to the 225 Bush Mortgage Loan (3.6%), the borrower sponsor has informed the lender that it plans to execute a $7.0 million modernization of the building’s elevator systems, which is expected to commence before the end of 2019 and be completed in 2022; however, the borrower is under no obligation to commence the modernization and no amounts were reserved with lender related to this upgrade to the elevator systems.

●	With respect to the 180 Water Mortgage Loan (3.2%), the borrower is currently in the process of converting the mezzanine space into seven additional residential units. At origination, the borrower deposited $1,808,900, representing the expected cost of the conversion, into a conversion reserve that will be available to the borrower to pay related costs. The borrower is obligated under the Mortgage Loan documents to substantially complete the conversion work not later than October 18, 2020 and thereafter diligently pursue final completion, subject to force majeure events. The borrower’s obligations to complete the conversion work are guaranteed under a completion guaranty executed by the individual that is also the non-recourse carveout guarantor.

●	With respect to The Block Apartments Mortgage Loan (2.5%), the Mortgaged Property is expected to undergo renovation to complete certain short-term and immediate repairs including, but not limited to, a full roof replacement, HVAC replacement, exterior repairs, parking garage repairs and the restoration of 4 unavailable units. The related engineering consultant estimated cost to complete such repairs to be $1,933,601. At origination, the borrower funded reserves in the amount of $1,971,214 to cover the expected cost of the repairs.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within twelve (12) months of the origination date of the Mortgage Loan or the related Whole Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

With respect to the Century Plaza Towers Mortgage Loan (6.3%), as to which CCRE Lending is the related mortgage loan seller, the related Whole Loan was originated Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A. The appraisal prepared in connection with the origination of the Whole Loan was prepared by a licensed appraiser affiliated with CCRE Lending. At the time of the origination of the Whole Loan, there was no expectation that CCRE Lending would purchase the Mortgage Loan or any other portion of the Whole Loan. The appraisal conforms to the requirements of FIRREA.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within twelve (12) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1 and the identified exceptions to such representation and warranty for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Century Plaza Towers Mortgage Loan (6.3%), the borrower is in the process of negotiating easements with the City of Los Angeles (“Los Angeles”) and the Los Angeles Metropolitan Transportation Authority (the “MTA”) for the construction and operation of underground subway tunnels under a portion of the Mortgaged Property in lieu of condemnation proceedings. If such agreements are not finalized, Los Angeles or the MTA could commence condemnation proceedings.

●	With respect to the 180 Water Mortgage Loan (3.2%), the borrower is a defendant in two personal injury lawsuits filed during 2017 and 2018, one by an individual who alleges unsafe building conditions during construction work and another by an individual who alleges a failure to secure equipment. These lawsuits allege severe injuries, were filed in the state’s trial courts and seek unspecified relief. According to information provided on behalf of the borrower, the plaintiff in the first case is a laborer for a subcontractor and alleges that a load of unattended Plexiglas fell on the plaintiff’s leg while the plaintiff was sweeping debris, which resulted in a left fibial shaft fracture and required surgery involving a 10mm x 330mm Stryker nail and Stryker distal locking screws, with x-rays showing a comminuted fracture of the mid to distal third tibial diaphysis and a minimally displaced fracturean. The borrower’s insurer tendered the claim to the contractor (to which the Plexiglas belonged) for defense and indemnification but the contractor’s risk management administrator refused the tender on grounds that there was no contract in place at the time of the injury requiring the contractor to cause its insurance to name an additional insured. According to the same information, the case is early in discovery and no demand for specific relief has been made but the claim is viewed as having significant value on account of the nature of the alleged injuries and the ensuing surgery. According to the information provided on behalf of the borrower, the plaintiff in the second case alleges that an unsecured window louver fell from an elevation (specifically an A-frame/dolly) and struck the plaintiff, resulting in concussion, post-concussion syndrome, herniated and bulging disks and a left shoulder partial thickness interior distal supraspinatus tendon tear. Depositions of the plaintiff and the insured are scheduled for December 2019 and January 2020 and no demand for specific relief has been made. According to information provided on behalf of the borrower, the two cases described above are covered by insurance. As of the origination date, the borrower had in place umbrella liability insurance coverage with a limit of $100,000,000 per occurrence and in the aggregate. We cannot assure you that the borrower will not be held liable or that the primary and umbrella liability insurance coverage will ultimately prove adequate to avoid losses to the borrower were it held liable.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Thirty-three (33) of the Mortgage Loans (77.1%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the related Mortgaged Property. Fourteen (14) of the Mortgage Loans (21.4%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property. One (1) of the Mortgage Loans (1.5%) was, in whole or in part, originated in connection with the borrower’s recapitalization.

Default History, Bankruptcy Issues and Other Proceedings

As of the cut-off date, none of the Mortgage Loans were modified due to a delinquency.

With respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties securing the Mortgage Loans referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized and cross-defaulted Mortgage Loans:

●	With respect to the AVR Renaissance Atlanta Airport Gateway Mortgage Loan (6.1%), the borrower sponsor was the sponsor of one loan secured by an office property that was transferred via deed-in-lieu of foreclosure in October 2010 and two loans secured by hotel properties (neither of which was the Mortgaged Property) that were subject to a foreclosure sale in 2011.

●	With respect to the Wells Fargo Place Mortgage Loan (3.8%), a previous mortgage loan secured by the Mortgaged Property defaulted at maturity. The previous mortgage loan was paid off in full with proceeds from another mortgage loan, and there was no loss to the related securitization trust. In addition, a borrower sponsor reported a prior discounted payoff of a mortgage loan unrelated to the Mortgaged Property in 2013 with an estimated loss of approximately $6.9 million, a foreclosure on a property unrelated to the Mortgaged Property in 2015, a foreclosure on a property unrelated to the Mortgaged Property in 2018, and a prior discounted payoff of a mortgage loan unrelated to the Mortgaged Property.

●	With respect to the Airport Square Mortgage Loan (3.2%), the Mortgaged Property (consisting of four office buildings) was previously a portion of the collateral for a 2007 CMBS loan (the “2007 Loan”) that was secured by 21 office properties. The 2007 Loan went into default and a third party (not affiliated with the Airport Square Mortgage Loan borrower sponsor) contracted to purchase the Mortgaged Properties at auction in April 2019 for $29 million. Thereafter, the third party assigned the contract to the borrower sponsor for $37 million. The allocated loan amount for the Mortgaged Properties under the 2007 Loan was $36,596,000. The borrower sponsor’s initial financing fell through and the borrower sponsor obtained a short term bridge loan (from a lender not affiliated with the Mortgage Loan lender). The Mortgage Loan financed the bridge loan.

●	With respect to the 3 Columbus Circle Mortgage Loan (3.2%), the borrower sponsor purchased the Mortgaged Property in 2004 and refinanced the related loan in 2006 with a $250 million loan from Wachovia. The borrower sponsor defaulted on the $250 million loan in 2009, and Related Companies, a private real estate firm based in New York City, subsequently bought the defaulted loan and moved to foreclose. However, in 2011, SL Green acquired a 49.8% interest in the Mortgaged Property, preventing Related Companies from foreclosing on the Mortgaged Property. Subsequently, SL Green and the borrower sponsor refinanced the Mortgaged Property with a $350 million loan from Deutsche Bank, and in 2018 the borrower sponsor repurchased SL Green’s interest in the Mortgaged Property. The borrower sponsor did not default on the loan from Deutsche Bank throughout the loan term before refinancing it with the Mortgage Loan. The borrower sponsor has also been subject to other default and foreclosure proceedings.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Thirteen (13) of the Mortgaged Properties (8.3% by allocated loan amount) securing, in whole or in part, eight (8) Mortgage Loans, are leased to a single tenant.

●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.9% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Certain of the Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties and, in such event, any adverse impact on any such tenant could have a negative impact on the payments on the related Mortgage Loans securing 2.9% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	JPMorgan or an affiliate thereof is a tenant at each of the Century Plaza Towers (6.3%), Westlake Village Marketplace (2.3%) and DC Mixed Use Portfolio VI – 4445 Wisconsin Avenue NW (0.6%) Mortgaged Properties, and such Mortgaged Properties secure approximately 9.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Starbucks or an affiliate thereof is a tenant at each of the 1824 Alton Road (3.3%) and Bond Street 21 – Veterans Crossing East (0.9%) Mortgaged Properties, and such Mortgaged Properties secure approximately 4.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Panera Bread or an affiliate thereof is a tenant at each of the Westlake Village Marketplace (2.3%) and Bond Street 21 – Shoppes at Hamilton Crossing (0.6%) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.9%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, if applicable, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or in the same year of, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date/ARD
FedEx Ground	1.0%	09/30/2029	11/01/2029

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring(1)	Calendar Year of Expiration	Mortgage Loan Maturity Date/ARD
1219 Connecticut Avenue NW	0.8%	63.7%	2026	12/6/2029
1210 18th Street NW	0.7%	53.3%	2029	12/6/2029
4445 Wisconsin Avenue NW	0.6%	64.9%	2029	12/6/2029
8301 Sudley Road	0.3%	62.5%	2021	12/6/2029
4800 North Point Parkway	1.2%	52.4%	2024	11/6/2029
545 & 547 West 20th Street	1.0%	58.0%	2026	12/6/2029
Westmoreland Medical Center	0.9%	61.8%	2027	8/1/2029

(1)	The % of Leased SF Expiring is calculated based on the occupied square feet at the Mortgaged Property.

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii)	if the related borrower fails to provide a designated number of parking spaces,

(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi)	if a tenant’s use is not permitted by zoning or applicable law,

(vii)	if the tenant is unable to exercise an expansion right,

(viii)	if the landlord defaults on its obligations under the lease,

(ix)	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, or

(xiii)	based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Century Plaza Towers Mortgage Loan (6.3%), (i) the largest tenant, Bank of America, has the right to terminate its lease as of September 30, 2026 upon written notice on or before September 30, 2025 and the payment of a termination fee in the amount of $1,908,666; (ii) the second largest tenant, Manatt Phelps, has the right to terminate its lease for space on the 4th floor (26,642 square feet) on the last day of the 5th year (ending April 30, 2025) or 10th year (ending April 30, 2030) of its lease term, (iii) the fourth largest tenant, Kirkland & Ellis, has the one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee; and (iii) the fifth largest tenant, Greenberg Glusker, has the one-time right to terminate its lease as of March 1, 2032.

●	With respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%), the third largest tenant at the 1219 Connecticut Ave NW Mortgaged Property, Verizon Wireless (an antenna tenant), has the right to terminate its lease upon at least three months’ written notice prior to the end of its then-current lease term. The current lease term expires on March 31, 2023 and provides for three automatic renewal options, for which the early termination option upon 3 months’ notice also applies.

●	With respect to the Wells Fargo Place Mortgage Loan (3.8%), (i) the largest tenant at the related Mortgaged Property, Minnesota State Colleges and Universities (occupying approximately 14.0% of the net rentable area), may terminate its lease at any time if it wishes to relocate to a Minnesota State-owned facility, upon 30 days’ notice and payment of a termination fee in an amount equal to the amount of unamortized tenant improvements and leasing commissions; (ii) the second largest tenant at the related Mortgaged Property, AgriBank (occupying approximately 13.3% of the net rentable area), has a one-time termination option effective at any time between November 1, 2021 and December 31, 2023 with respect to approximately 5,000 square feet of its leased space upon 9 months’ notice and payment of a termination fee in an amount equal to the borrower’s unamortized transaction costs; and (iii) the fifth largest tenant at the related Mortgaged Property, Larson King (occupying approximately 6.2% of the net rentable area), may terminate certain leased storage space at the Mortgaged Property annually on January 31 upon 60 days’ notice.

●	With respect to the Park Central Tower Mortgage Loan (3.2%), the fifth largest tenant at the Mortgaged Property, Alon USA Energy, (representing 4.0% of the net rentable area) has a one-time right to terminate on the final day of the 96th full calendar month (scheduled to occur in 2020) of its lease upon, among other things, (i) 225 days prior written notice and (ii) payment of a termination fee.

●	With respect to the Airport Square Mortgage Loan (3.2%), the largest tenant, Northrop Grumman Systems, has the right to terminate its lease at (i) 800 International Drive (56,584 square feet) effective May 30, 2021 with nine months’ notice and (ii) 900 International Drive (56,584 square feet) effective December 31, 2021 with nine months’ notice.

●	With respect to The Sterling Building Mortgage Loan (0.4%), tenants with approximately 50% of the total net rentable area of the Mortgaged Property have the right to terminate their respective leases, with six (6) months prior notice, after the first (1st) year, eighteen (18) months or second (2nd) year of their respective lease term.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the 1824 Alton Road Mortgage Loan (3.3%), the third largest tenant at the Mortgaged Property, Starbucks (occupying approximately 7.0% of the net rentable area), may terminate its lease in the 60th lease month (scheduled to occur in 2024) if the prior 12-month sales are below $1,500,000, upon, among other things, (i) 365 days prior written notice and (ii) payment of a termination fee in the amount of $156,870.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (by net rentable square footage) at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the 1824 Alton Road Mortgage Loan (3.3%), the third largest tenant at the Mortgaged Property, Starbucks (representing approximately 7.0% of the net rentable area), tenant will be permitted to pay 50.0% of its total rent if occupancy at the Mortgaged Property decreases to below 50.0%. If the Mortgaged Property remains below a 50.0% occupancy rate for more than one consecutive year, tenant may terminate its lease and be reimbursed for the unamortized portion of its development cost.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance	Tenant(s)	% of Net Rentable Sq. Ft.	% of U/W Base Rent
Wells Fargo Place	3.8%	Minnesota State Colleges and Universities	14.0%	11.2%
Wells Fargo Place	3.8%	IRS	8.7%	19.0%
Wells Fargo Place	3.8%	ATF	5.9%	13.0%
Park Central Tower	3.2%	A&M System	1.4%	2.0%
Airport Square	3.2%	State of Maryland – MD Think	12.0%	17.8%
Airport Square	3.2%	State of Maryland - MMCC	4.7%	5.7%
Airport Square	3.2%	US Army Corps of Engineers	10.0%	10.0%
Airport Square	3.2%	U.S. Department of Veterans Affairs	7.6%	12.0%
Westmoreland Medical Center	0.9%	Lane County	14.8%	7.1%

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Lease Expirations and Terminations—Terminations” section.

See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●	With respect to the 1824 Alton Road Mortgage Loan (3.3%), (i) the largest tenant at the Mortgaged Property, Michaels (representing 71.3% of the net rentable area), is permitted to go dark, (ii) the second largest tenant at the Mortgaged Property, Citibank (representing 15.9% of the net rentable area), is permitted to go dark and (iii) the third largest tenant at the Mortgaged Property, Starbucks (representing 7.0% of the net rentable area), is permitted to go dark.

Further, there may be other tenant leases that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants based on net rentable square footage at the 15 largest Mortgage Loans or in cases where 20% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%), the second largest tenant at the 623-625 H Street NW property, Knowland Group Holdings, Inc., subleases 100% of its space (4,801 sq. ft.) to Measure UAS, Inc., which tenant has subleased the space since April 2017 and recently extended the sublease through February 29, 2020. Knowland Group Holdings, Inc. remains obligated under its lease. The Mortgage Loan was underwritten based on the rent due under the Knowland Group Holdings, Inc. lease.

●	With respect to the Wells Fargo Place Mortgage Loan (3.8%), (i) the second largest tenant at the Mortgaged Property, AgriBank (representing approximately 13.3% of the net rentable area), subleases a portion of its leased space at the Mortgaged Property to Farm Credit Foundations, and (ii) the fifth largest tenant at the Mortgaged Property, Larson King (representing approximately 6.2% of the net rentable area), subleases a portion of its leased space at the Mortgaged Property to an adjacent primary tenant.

●	With respect to the Park Central Tower Mortgage Loan (3.2%), (i) the second largest tenant at the Mortgaged Property, Holmes & Murphy & Assoc. (representing approximately 10.8% of the net rentable area), subleases a portion of its leased space at the Mortgaged Property to a related entity and (ii) the fifth largest tenant at the Mortgaged Property, Alon USA Energy (representing approximately 4.0% of the net rentable area), subleases a portion of its leased space at the Mortgaged Property to TBK Bank, SSB.

●	With respect to the 2450 Business Park Mortgage Loan (1.9%), the sole tenant, Applied Membranes, Inc., subleases approximately 27.6% of its net rentable square footage to Jeld-Wen, Inc. on a month-to-month basis.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.

For example, with respect to single tenant properties, tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or tenants individually or in the aggregate representing more than 25% of the net rentable square footage at the Mortgaged Property securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, certain of such tenants have not signed a lease, taken possession or commenced paying rent as set forth below:

●	With respect to Century Plaza Towers (6.3%), the largest tenant, Bank of America, has signed a lease for an additional 26,664 square foot on the 13th floor of the South Tower and is expected to begin paying rent and take occupancy in January 2020. The second largest tenant, Manatt Phelps has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 square feet and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. The fourth largest tenant, Kirkland & Ellis, has not yet taken occupancy of three suites in the South Tower on the 37th, 38th, and 39th floors totaling 85,664 SF and is expected to take occupancy starting in January 2020. The Fifth largest tenant, Greenberg Glusker, has signed a lease for three suites in the South Tower on the 26th, 27th and 31st floors totaling 83,199 SF and is expected to begin paying rent and take occupancy in March 2020.

●	With respect to the DC Mixed Use Portfolio VI (4.3%), the largest tenant at the 4445 Wisconsin Avenue NW Mortgaged Property, JP Morgan Chase (representing approximately 64.9% of the net rentable area), has not yet taken occupancy of its leased space and is expected to take occupancy starting in January 2020. The tenant is in a free rent period through July 2020. At origination, $156,042 was reserved with lender related to the free rent period.

●	With respect to the Wells Fargo Place Mortgage Loan (3.8%), Larson King, the fifth largest tenant at the Mortgaged Property (representing approximately 6.2% of the net rentable area) pays abated rent each March until March 2020.

●	With respect to the 1824 Alton Road Mortgage Loan (3.3%), the third largest tenant at the Mortgaged Property, Starbucks (representing approximately 7.0% of the net rentable area), has taken possession but has not commenced paying rent for the leased space. Rent commences after the tenant has opened which is expected to be in December 2019.

●	With respect to the Park Central Tower Mortgage Loan (3.2%), the fourth largest tenant at the Mortgaged Property, FPT Operating Co. (representing approximately 4.1% of the net rentable area), is scheduled to relocate to a larger space at the Mortgaged Property in January 2020. In connection with such relocation, the tenant will receive 6 months free rent. The borrower funded a free rent reserve at origination in the amount of $115,665, $69,180 of which is to cover the FPT Operating Co. free rent period.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 to this prospectus for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, set forth below are certain charitable institution tenants that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
Bushwick Avenue Portfolio – 871 Bushwick Avenue(1)	0.7%	Metro International Church, Inc.	100.0%	100.0%
The Sterling Building	0.4%	American Lung Association	9.1%	9.1%
The Sterling Building	0.4%	Bridging Freedom	6.2%	6.2%

(1)	Ground tenant, Metro International Church, Inc., leases the space to Metro World Child, which is also a charitable organization and is an affiliate of Metro International Church, Inc.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

With respect to certain Mortgaged Properties, certain tenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents. Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%), the largest tenant at the 4445 Wisconsin Avenue NW Mortgaged Property, JP Morgan Chase Bank, NA, (representing approximately 64.9% of the net rentable area at the Mortgaged Property) has a right of first refusal to purchase the related Mortgaged Property if the borrower intends to accept a bona fide third party offer to purchase the Mortgaged Property, provided that (i) the sale of such Mortgaged Property is as a single property and not part of a portfolio and (ii) the tenant purchases the Mortgaged Property within 30 days following written notification of proposed sale.

●	With respect to the 3 Columbus Circle Mortgaged Property (3.2%), JPMorgan Chase Bank, National Association (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.

●	With respect to the Bushwick Avenue Portfolio Mortgage Loan (2.4%), Metro International Church, Inc., the ground tenant at the 871 Bushwick Avenue Mortgaged Property, has the right to purchase the borrower’s fee interest in such Mortgaged Property at any time after July 1, 2028 and prior to January 1, 2029 in connection with a release of such Mortgaged Property, for an amount of $95,000,000, subject to certain additional requirements as provided in the ground lease.

●	With respect to each of the Storage Outlet – Bellflower Mortgage Loan (1.5%), the Storage Outlet – South Gate Mortgage Loan (0.6%) and the Storage Outlet – South El Monte Mortgage Loan (0.5%), the related borrower agrees to first offer its respective Mortgaged Property to its respective ground landlord and such offer shall include the purchase price, the amount of the required deposit and estimated closing date.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the Gold Brooklyn Multifamily Portfolio Mortgage Loan (3.1%), the 81-83 Stockholm Street Mortgaged Property (0.9% by allocated loan amount) is pending approval of a 421-a tax abatement application. With respect to that application, three units will be required to be leased as Affordable Units, which units are currently vacant pending the HPD lottery. Pursuant to HPD Guidelines, the Affordable Units are required to be leased pursuant to an HPD lottery. Pending the HPD lottery, the non-recourse carveout guarantor has entered into a master lease with the borrower related to the three Affordable Units. In addition, at origination, the borrower reserved $40,518 with lender, which is equal to six months of rent for the Affordable Units. Such amount may be released to the borrower at such time as the Affordable Units are 100% occupied and the debt yield is at least 7%. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

●	With respect to the 2450 Business Park Mortgage Loan (1.9%), the sole tenant at the Mortgaged Property is an affiliate of the borrower.

●	With respect to the 4800 North Point Parkway Mortgage Property (1.2%), the second largest tenant at the mortgaged property, Hotel Equities, representing 20.4% of the net rentable area at the mortgaged property, is a sponsor-affiliated company.

●	With respect to the 30610 East Broadway Mortgage Loan (0.8%), the sole tenant, Material Sciences Corporation (“MSC”), was acquired in May 2019 by Sky Island Capital. Six individual/entities of the related borrower’s organizational structure invested a total of $6.0 million for a 4.929% total stake in the investment LP entity, which results in an overall total ownership stake in MSC of 3.125%.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower, but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Other Tenant Issues

Certain leases reflected in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy for a Mortgaged Property may be underwritten based on average or straight-lined rents or other similar assumptions. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and the 5 largest tenants at each related Mortgaged Property, examples include:

●	With respect to the Wells Fargo Place Mortgage Loan (3.8%), rents for both (i) the second largest tenant at the Mortgaged Property, AgriBank (representing approximately 13.3% of the net rentable area), and (ii) the fourth largest tenant at the Mortgaged Property, Wells Fargo Bank (representing approximately 6.7% of the net rentable area), were underwritten based on the average rent of such tenant for the remaining lease term.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties (28.0% by allocated loan amount), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California, Washington and Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

In the case of forty (40) Mortgaged Properties, which secure, in whole or in part, twenty-six (26) Mortgage Loans (60.8%), the related borrowers maintain insurance under blanket policies. In addition, the Storage Outlet – Bellflower (1.5%), Storage Outlet – Chino (0.9%), Storage Outlet – South Gate (0.6%) Mortgaged Properties and Storage Outlet – South El Monte (0.5%) are all covered by the same blanket insurance policy.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager. For example:

●	With respect to each of the Westlake Village Marketplace Mortgage Loan (2.3%), Pretium Industrial Portfolio Mortgage Loan (1.7%), the FedEx Ground Mortgage Loan (1.0%) and the 30610 East Broadway Mortgage Loan (0.8%), the related Mortgage Loan documents permit the related borrower to rely on the tenant’s insurance.

With respect to the Shel Mar Estates Mortgage Loan (1.2%), a portion of the Mortgaged Property is located in a flood zone. The related Mortgage Loan documents do not require the related borrowers to provide business interruption insurance for such portion of the Mortgaged Properties and none of these borrowers maintain such insurance.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1 and the identified exceptions to such representation and warranty on Annex D-2 for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. For example:

●	With respect to The Block Apartments Mortgage Loan (2.5%), the Mortgaged Property is located within a historic district. Such designation requires that, among other things, (i) approval be obtained before certain renovation is undertaken, (ii) the façade at the Mortgaged Property be forever maintained in its restored condition, (iii) visibility of the Mortgaged Property’s façade be unimpaired and (iv) the Mortgaged Property never be demolished except after significant damage or destruction.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In addition, in some cases, the lender may have agreed to accept a guaranty in lieu of reserves or other collateral. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See the exceptions to representation and warranty number 26 in Annex D-2 for additional information.

●	With respect to the Parklawn Building Mortgage Loan (7.7%), the separate carveout guarantor does not have any other asset besides its ownership interest in the borrower.

●	With respect to the Century Plaza Towers Mortgage Loan (6.3%) and 895 West End Avenue Mortgage Loan (0.8%), there is no non-recourse carveout guarantor or separate environmental indemnitor apart from the borrower.

●	With respect to the Pretium Industrial Portfolio Mortgage Loan (1.7%), the liability under the environmental indemnity is capped at $14,957,800.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of certain real estate and other tax matters relating to certain Mortgaged Properties:

●	With respect to the Bushwick Avenue Portfolio Mortgage Loan (2.4%), the 340 Evergreen Avenue and 889 Bushwick Avenue Mortgaged Properties are expected to benefit from a 35-year tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 35-year tax abatement program allows the Mortgaged Properties to be 100% tax exempt for 25 years. Beginning in the 26th year, the Mortgaged Properties will be 30.0% tax-exempt. The unabated taxes are $1,368,333, compared to the underwritten abated taxes of $523,598. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

●	With respect to the AVR Renaissance Gateway Mortgaged Property (6.1%), the Mortgaged Property is part of a master planned, mixed-use project owned by College Park Business and Industrial Development Authority (“BIDA”). In 2015, the Mortgaged Property became subject to a Parcel Design, Development and Operating Agreement (the “PDDO Agreement”) between College Park Gateway Hotel Three, LLC (the “Borrower Guarantor”) and BIDA, pursuant to which the Borrower Guarantor has the sole and exclusive right to operate the Mortgaged Property through 2065. BIDA is the fee simple owner of the Mortgaged Property. As long as BIDA owns the fee simple interest, the Mortgaged Property is tax exempt from both real and personal property taxes. The Borrower Guarantor has the right to purchase the fee simple interest in the Mortgaged Property at any time after 2045 at a purchase price equal to the sum of (i) all outstanding financings related to the Mortgaged Property and (ii) 15% of the then current market value of the land (not including the value of the improvements or personal property). Pursuant to the PDDO Agreement, the Borrower Guarantor has rights in the Mortgaged Property that are similar to leasehold interest rights. In lieu of ad valorem taxes, the Borrower Guarantor is obligated to make certain rental payments to BIDA, comprised of (i) the monthly debt service payments under the Mortgage Loan, (ii) fixed annual “Land Rent” in the amount of $194,444, (iii) “Additional Rent” based on a schedule as provided in the PDDO Agreement and subject to certain cash flow performance thresholds, and (iv) “Administrative Rent,” which equates to 1/8 of 1.0% of the outstanding principal balance of the Mortgage Loan. Pursuant to the PDDO Agreement, the Borrower Guarantor is not permitted to transfer its interest in the PDDO Agreement until September 2020. The transfer restriction does not apply to the exercise of remedies by lender. The Mortgage Loan is structured with BIDA as the borrower. As collateral for the Mortgage Loan, BIDA has granted to lender a first priority lien in its fee simple interest in the Mortgaged Property and has issued a bond in the principal amount of the Mortgage Loan, which bond is payable to the lender. Additionally, the Borrower Guarantor has guaranteed BIDA’s payment and performance under the Mortgage Loan, and, as collateral for its guaranty, the Borrower Guarantor has pledged its security interest and assigned to lender all of its rights and interests in the PDDO Agreement. Under the REMIC provisions of the Code, a Trust REMIC may not be able to directly hold property such as the PDDO Agreement, which may adversely affect the foreclosure of the AVR Renaissance Gateway Mortgage Loan. Unless otherwise specified, references to the borrower under the AVR Renaissance Gateway Mortgage Loan mean the Borrower Guarantor.

●	With respect to the 3 Columbus Circle Mortgaged Property (3.2%), as a result of renovation work undertaken from 2010 to 2013, the Mortgaged Property was granted a property tax exemption pursuant to an Industrial & Commercial Incentive Program (the “ICIP”), which is scheduled to end in 2022. The ICIP provides real property tax benefits, a partial exemption from or abatement for varying periods up to 25 years to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits began to phase out in fiscal year 2017/18, when the applicable exemption was 80% of the full exemption amount, resulting in the tax liability of $6,704,066 for an abatement of $479,428, and will expire in 2020/21, when the applicable exemption will be 20% of the full exemption amount, resulting in an estimated tax liability of $8,177,042 for an abatement of $138,749. The lender underwrote the real estate taxes based on the full real estate taxes without accounting for the exemption.

●	With respect to the Gold Brooklyn Multifamily Portfolio Mortgage Loan (3.1%), the 81-83 Stockholm Mortgaged Property (0.9% by allocated loan amount) is pending approval of a 421-a tax abatement application. With respect to that application, three units will be required to be leased as Affordable Units, which units are currently vacant pending the HPD lottery. Pursuant to HPD Guidelines, the Affordable Units are required to be leased pursuant to an HPD lottery. Pending the HPD lottery, the non-recourse carveout guarantor has entered into a master lease with the borrower related to the three Affordable Units. In addition, at origination, the borrower reserved $40,518 with lender, which is equal to six months of rent for the Affordable Units. Such amount may be released to the borrower at such time as the Affordable Units are 100% occupied and the debt yield is at least 7%. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”. See also representation and warranty number 17 on Annex D-1 and the identified exceptions to that representation and warranty on Annex D-2 for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

Twenty-six (26) Mortgage Loans (73.0%) are interest-only until the maturity date or anticipated repayment date.

Thirteen (13) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans) (16.4%) provide for payments of interest and principal until the maturity date or anticipated repayment date and then have an expected Balloon Balance at the related maturity date or anticipated repayment date.

Nine (9) Mortgage Loans (10.6%) provide for payments of interest-only for the first 12 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date or anticipated repayment date and therefore have an expected Balloon Balance at the related maturity date or anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	0	13	$173,718,754	22.0%
1	3	2	$12,115,770	1.5%
1	5	12	$217,253,000	27.5%
6	0	19	$311,040,681	39.4%
9	0	1	$50,000,000	6.3%
11	0	1	$25,000,000	3.2%
Total		48	$789,128,204	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple, leasehold or fee simple/leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

None of the Mortgage Loans is an ARD Loan. An “ARD Loan”), generally provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). On or after the related Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the related ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the related ARD Loan has been paid in full.

“Excess Interest” with respect to each ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued thereon at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Prepayment Protections and Certain Involuntary Prepayments

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A-1 to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	38	87.9%
YM1%, D or YM1%, O	1	6.3
L, YM1%, O	9	5.8
Total	48	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 117 months;

●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 53 months; and

●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 110 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods (1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	17	23.7%
4	14	30.7%
5	11	26.4%
6	6	19.2%
Total	48	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans— Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Other Prepayment Provisions and Certain Involuntary Prepayments.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options and Rights of First Refusal” and “—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A-1 to this prospectus and “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the 895 West End Avenue Mortgage Loan (0.8%) which is secured by a residential cooperative property, the owners of shares in the borrower that evidence the cooperative units underlying the Mortgaged Property are permitted, generally without restriction, to sell such shares that evidence such cooperative units and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 39 of the Mortgage Loans (the “Defeasance Loans”) (94.2%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, one (1) of the Defeasance Loans (6.3%) is a Mortgage Loan identified as having a “D or YM” prepayment characteristics.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940

and otherwise satisfying REMIC requirements for defeasance collateral), provided that a rating agency confirmation is obtained with respect to the use of such other obligations, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or anticipated repayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Property Releases; Partial Prepayments

●	With respect to the Century Plaza Towers Mortgage Loan (6.3%), the borrower has the right to convert the windowless space located on the top-two floors of each tower of the Mortgaged Property (the “Conversion Space”) into non-occupiable space and transfer the development credits related to the Conversion Space to a property located at 2000 Avenue of the Stars (the “Development Rights Parcel”), which parcel is currently owned by an affiliate of the borrower and is not collateral for the Mortgage Loan , so long as, among other things, (a) no event of default has occurred and is continuing, (b) such conversion does not, and is not reasonably expected to, have a material adverse effect on, among other things, the value, use or operation of the Mortgaged Property, (c) (i) if the transfer of the development rights is to a third party in connection with the sale of the Development Rights Parcel, the borrower prepays the Whole Loan in the amount of $30,000,000 and, if prior to the open prepayment date, pays the related prepayment premium or (ii) if the transfer of the development rights is to an affiliate of the borrower, the borrower deposits with the lender cash or a letter of credit as collateral for the Whole Loan in the amount of (i) $30,000,000, plus (ii) 105% of the prepayment premium that would be due if the prepayment were made as of such date and (d) the conversion and transfer of the development credits complies with any REMIC requirements.

●	With respect to the Pretium Industrial Portfolio Mortgage Loan (1.7%), the loan documents do not allow for partial release except with respect to the Pretium – Cleveland, TN Mortgaged Property following the occurrence of a casualty or condemnation event or if a default exists under the loan with respect to the Pretium – Cleveland, TN Mortgaged Property and provided (a) payment of 110% of the allocated loan amount of the applicable building, (b) except in connection with a partial release due solely to an individual property loss event, payment of a yield maintenance premium, (c) the loan to value ratio following such release is no greater than the lesser of (i) the loan to value ratio threshold (63.69%) and (ii) the loan to value ratio immediately prior to release, (d) the remaining property will no longer be subject to the Pretium lease, (e) such partial release will not result in a rating agency downgrading or withdrawing the rating assigned to the securitization, (f) the debt service coverage ratio based on a trailing 12-month period is not less than the greater of (i) the debt service coverage ratio at closing (1.69x) and (ii) the debt service coverage immediately prior to release and (g) the release will not cause the securitization trust to fail to qualify as a REMIC.

Property Releases; Partial Defeasance

●	With respect to the Parklawn Building Mortgage Loan (7.7%), the borrower may establish a condominium regime acceptable to the lender for the Mortgaged Property in order to release a portion of the collateral comprised of the above-grade portion of the vacant wing C (the “Release Unit”) at any time after the permitted defeasance date, which is the earlier of (A) 2 years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust which holds the portion of the Mortgage Note last to be securitized or (B) December 1, 2023, and the borrower shall have the right to obtain a partial release, provided that, among other conditions: (i) no event of default or cash sweep period has occurred and is continuing, (ii) lender has approved the related condominium documents, which are in compliance with all applicable legal requirements, (iii) borrower shall partially defease the loan in an amount equal to $2,400,000.00, which is 100% of the allocated loan amount, if the transfer is made to an unaffiliated third-party or an amount equal to the greater of (A) $2,400,000.00 or (B) 100% of the net sales proceeds received by borrower in connection with such release if the transfer is made to an affiliate of the borrower, (iv) following the release of the Release Unit and partial defeasance of the Parklawn Building Whole Loan, the debt yield (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3%) is equal to or greater than the greater of (x) the debt yield immediately preceding such release and (y) 9.24%, (v) the debt service coverage ratio (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3% and assuming a 30-year amortization period) is equal to or greater than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.74x, (vi) the loan to value ratio is equal to or less than the lesser of (x) the loan to value ratio immediately preceding such partial release and (y) 60.0% and (vii) the defeasance will not cause the securitization trust to fail to qualify as a REMIC after giving effect to such release; provided that if the tests in clauses (iv), (v), and (vi) above are not satisfied, the borrower may deposit cash with the lender in the amount that if applied to the reduction of the outstanding principal balance of the Parklawn Building Whole Loan, would result in the satisfaction of such tests, which cash will be held as additional collateral for the Parklawn Building Whole Loan.

●	With respect to the DC Mixed Use Portfolio VI Mortgage Loan (4.3%), the borrowers may obtain the release of one or more individual Mortgaged Properties, provided, that, among other things (and subject to compliance with the REMIC requirements), the borrowers defease a portion of the Mortgage Loan equal to the Adjusted Release Amount. “Adjusted Release Amount” means the greatest of: (i) an amount equal to 100% of the allocated loan amount plus (1) 15% of the allocated loan amount if the aggregate defeased allocated loan amount is equal to or less than 33% of the original principal amount of the Mortgage Loan, (2) 25% of the allocated loan amount if the aggregate defeased allocated loan amount is greater than 33% and equal to or less than 66% of the original principal amount of the Mortgage Loan or (3) 30% of the allocated loan amount if the aggregate defeased allocated loan amount is greater than 66% of the original principal amount of the Mortgage Loan; (ii) an amount such that the post-defeasance debt yield is equal to or greater than (1) 8.06% if the aggregate defeased allocated loan amount is equal to or less than 33% of the original principal amount of the Mortgage Loan, (2) 8.31% if the aggregate defeased allocated loan amount is greater than 33% and equal to or less than 66% of the original principal amount of the Mortgage Loan or (3) 8.56% if the aggregate defeased allocated loan amount is greater than 66% of the original principal amount of the Mortgage Loan; (iii) an amount such that the post-defeasance loan to value ratio does not exceed (i) 65% prior to November 20, 2024, (ii) 64% on or after November 20, 2024 but prior to November 20, 2025, (iii) 63% on or after November 20, 2025 but prior to November 20, 2026, (iv) 62% on or after November 20, 2026 but prior to November 20, 2027, (v) 61% on or after November 20, 2027 but prior to November 20, 2028 and (vi) 60% on or after November 20, 2028; however, such LTV requirements will not be required with respect to the first three individual properties released, so long as the allocated loan amounts are less than 25% of the original principal amount of the Mortgage Loan.

●	With respect to the Bushwick Avenue Portfolio Mortgage Loan (2.4%), at any time after the earlier of (i) August 9, 2022 or (ii) the second anniversary of the last securitization of any note comprising the Bushwick Avenue Portfolio Whole Loan, the borrower may obtain the release of the 871 Bushwick Avenue Mortgaged Property by defeasing an amount equal to the greatest of: (i) $45,597,500 (representing 115% of the allocated loan amount for such Mortgaged Property), (ii) an amount which would result in the debt service coverage ratio as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the remaining properties being greater than or equal to 1.60x after giving effect to such release, (iii) an amount which would result in the loan-to-value ratio as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then remaining properties being less than or equal to 65.0% after giving effect to such release, (iv) an amount which would result in the debt yield as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the remaining properties being greater than or equal to 7.0% after giving effect to such release and (v) an amount as may be required such that the release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such release.

●	With respect to the Pretium Industrial Portfolio Mortgage Loan (1.7%), the loan documents provide the related borrower the right to release the Pretium – Cleveland, TN Mortgaged Property via partial defeasance if a default exists under the loan with respect to the Pretium – Cleveland, TN Mortgaged Property and the release of such property would cure such default, provided (a) the loan is partially defeased in an amount equal to 110% of the allocated loan amount, (b) the loan to value following such release is no greater than the lesser of (i) the loan to value ratio threshold (63.69%) and (ii) the loan to value ratio immediately prior to release, and (c) the defeasance will not cause the securitization trust to fail to qualify as a REMIC after giving effect to such release.

Other Property Releases

Certain of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable area at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-five (35) Mortgage Loans (66.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-three (23) Mortgage Loans (46.2%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans (57.1%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifteen (15) office, retail, industrial, and/or mixed use Mortgaged Properties, representing 52.3% of the aggregate allocated loan amount of all office, retail, industrial, and/or mixed use Mortgaged Properties, secure Mortgage Loans that provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re- leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents. For example, with respect to the Wells Fargo Place Mortgage Loan (3.8%), at origination, the lender collected a TI/LC reserve in the amount of $4,000,000. In the event that any of Minnesota State Colleges and Universities, AgriBank, or IRS fails to give notice of its lease renewal at least 12 months prior to its respective expiration date, the borrower will be required to make monthly payments into such reserve until the balance of such reserve equals at least $5,500,000 or $6,500,000 if the debt yield is under 8.5%.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	15	$405,853,631	51.4%
None	9	107,461,981	13.6
Springing Hard	9	105,815,050	13.4
Springing	10	88,147,542	11.2
Springing Soft	4	55,700,000	7.1
Soft Springing Hard	1	26,150,000	3.3
Total:	48	$789,128,204	100%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Delaware Statutory Trusts

With respect to each of the Dominion Apartments Mortgage Loan (2.8%) and the Westmoreland Medical Center Mortgage Loan (0.9%), the related borrower is a Delaware statutory trust (“DST”). A DST borrower is restricted in its ability to actively operate a property. In order to accommodate this structure (and address the DST restrictions), a DST borrower will enter into a master lease that extends beyond the term of the Mortgage Loan with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant will enter into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions”, “—Starwood Mortgage Capital LLC—Exceptions to SMC’s Disclosed Underwriting Guidelines” and “—KeyBank National Association—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interest (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
180 Water	$25,000,000	3.2%	$112,500,000	$127,500,000	$100,000,000	$365,000,000	4.7500%	30.5%	80.8%	3.15x	0.85x

(1)	Calculated including the mezzanine debt and any related Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan (but without regard to any mezzanine debt).

In the case of the 180 Water Mortgage Loan, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loan related to the 180 Water Mortgage Loan (3.2%) identified in the table above is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for, in some cases, (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the equity collateral, (ii) proceeds from the disposition of the collateral related solely to the mezzanine loan resulting from mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement so long as no bankruptcy proceeding of the borrower has occurred and not been dismissed) (b) the related mezzanine lender may (in some cases, so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender)) accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided, in some cases, that such prepayment is from a source of funds other than the respective Mortgaged Property (unless, in some cases, such funds are derived from excess cash permitted to be distributed or dividended by Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt or preferred equity investment, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Century Plaza Towers(1)	$50,000,000	6.3%	52.1%	3.12x	9.5%	Yes
DC Mixed Use Portfolio VI	$33,845,500	4.3%	65.0%	1.48x	8.06%	Yes
Wells Fargo Place	$30,000,000	3.8%	75.0%	N/A	9.5%	Yes
1824 Alton Road	$26,150,000	3.3%	60.8%	1.81x	7.35%	Yes
180 Water(2)	$25,000,000	3.2%	N/A	0.85X	4.1%	Yes

(1)	If a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion of the Conversion Space (as described under “—Partial Releases” above), 51.1%), a combined maximum loan-to-value ratio equal to or less than 51.1%, a combined minimum equal to or greater than 3.18x, and a combined minimum debt yield equal to or greater than 9.70% are required.

(2)	The borrower has a one-time right to incur indebtedness in the form of a mezzanine loan that will in no even be greater than $100,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure and repurchase rights. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation (or in the case of the 180 Water Mortgage Loan, subject to the requirements described below). The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

With respect to the 180 Water Mortgage Loan (3.2%), which is part of a Whole Loan, the related borrower has the right to cause its owners to replace the existing mezzanine loan (in whole, but not in part) with a replacement mezzanine loan. The principal amount of the replacement mezzanine loan may not exceed the lesser of the then-existing outstanding principal balance of the existing mezzanine loan and $100,000,000. The replacement right is also subject to the satisfaction of other conditions, including that (i) the replacement mezzanine loan must be secured by all or part of the equity collateral that secures the existing mezzanine loan, (ii) the scheduled maturity date of the replacement mezzanine loan must be no earlier than the scheduled maturity date of the Whole Loan, (iii) immediately after giving effect to the closing of the replacement mezzanine loan, the aggregate debt service coverage ratio as determined under the Whole Loan documents (for the purposes of this paragraph, the “Contractual Total Debt DSCR”) of the Whole Loan and the mezzanine indebtedness (whether the replacement mezzanine loan or the remaining existing mezzanine loan) (for the purposes of this paragraph, the “Total Debt”) must not be less than the greater of the Contractual DSCR of the Total Debt as of the origination date of the Whole Loan and the Contractual DSCR of the Total Debt in effect immediately prior to the closing of the replacement mezzanine loan, (iv) immediately after giving effect to the replacement mezzanine loan, the aggregate debt yield as determined under the Whole Loan documents (for the purposes of this paragraph, the “Contractual Debt Yield”) of the Total Debt must not be less than the greater of the Contractual Debt Yield of the Total Debt as of the origination date of the Whole Loan and the Contractual Debt Yield of the Total Debt as in effect immediately prior to the closing of the replacement mezzanine loan, (v) the replacement mezzanine lender enters into an intercreditor agreement with the mortgage lender under the Whole Loan in substantially the same form as the initial mezzanine intercreditor agreement and (vi) rating agency confirmation is delivered.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the 3 Columbus Circle Mortgage Loan (3.2%), Moinian Limited, an 8% indirect equity owner of the borrowers, has issued unsecured Series A bonds and Series B bonds that are traded on the Tel Aviv Stock Exchange. The current outstanding principal balance of the Series A bonds is ILS (Israeli New Shekel) 1,119,586,061, and is scheduled to fully amortize by no later than June 30, 2022. The current outstanding principal balance of the Series B bonds is ILS 698,305,115, and is scheduled to fully amortize by no later than December 30, 2024. There can be no assurances that Moinian Limited will be able to meet the debt service payments under the related bond documents or that there will be no impact of a default under the related bond documents on the borrower sponsor.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the 3 Columbus Circle Mortgage Loan (3.2%), the Mortgage Loan documents permit subordinate loans made by two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B (each, a “Series Borrower”), to each other pursuant to the terms of the related tenants in common agreement, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) such subordinate loan will be unsecured and shall not create a lien on the Mortgaged Property, (ii) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Mortgaged Property, (iii) the subordinate loan is non-recourse to the Series Borrower making such loan, and its assets, other than excess cash flow from the Mortgaged Property, (iv) the holder of such subordinate loan will waive all rights to declare a default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (v) the Series Borrower holding such subordinate loan will not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against the other Series Borrower or the other borrower, 3 Columbus Circle LLC, and (vi) prior to making any such subordinate loan, the Series Borrower making such loan will be required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the lender.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Parklawn Building, Century Plaza Towers, Wells Fargo Place, 225 Bush, 180 Water, 3 Columbus Circle, Park Central Tower, Airport Square and Bushwick Avenue Portfolio Mortgage Loans are each part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Benchmark 2019-B10 PSA” means the pooling and servicing agreement governing the servicing of the 3 Columbus Circle Whole Loan.

“Benchmark 2019-B14 PSA” means the pooling and servicing agreement governing the servicing of the 225 Bush Whole Loan.

“CF 2019-CF2 PSA” means the pooling and servicing agreement governing the servicing of the Bushwick Avenue Portfolio Whole Loan.

“COMM 2019-GC44 PSA” means the pooling and servicing agreement, which is expected to govern the servicing of the 180 Water Whole.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Non-Serviced PSA entered into in connection with such securitization.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“CPTS 2019-CPT TSA” means the trust and servicing agreement governing the servicing of the Century Plaza Towers Whole Loan.

“MSC 2019-L3 PSA” means the pooling and servicing agreement governing the servicing of the Parklawn Building Whole Loan and the Wells Fargo Place Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Asset Representations Reviewer” means, with respect to any Non-Serviced Whole Loan, the asset representations reviewer (or its equivalent) under the related Non-Serviced PSA, if any.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related co-lender agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, which includes any Servicing Shift Mortgage Loans, each of which will be a Non-Serviced Mortgage Loan from and after the related Servicing Shift Securitization Date.

“Non-Serviced Operating Advisor” means, with respect to any Non-Serviced Whole Loan, the operating advisor (or its equivalent) under the related Non-Serviced PSA, if any.

“Non-Serviced Pari Passu-AB Whole Loan” means each of the Pari Passu-AB Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that include one or more Non-Serviced Pari Passu Companion Loans and one or more Non-Serviced Subordinate Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, after the related Servicing Shift Securitization Date, any Servicing Shift Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Pari Passu Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Pari Passu Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that include one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, after the related Servicing Shift Securitization Date, any Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements identified under the column entitled “Non-Serviced PSA” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, each of which governs the servicing of the related Non-Serviced Whole Loan.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of the Subordinate Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is subordinate in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, after the related Servicing Shift Securitization Date, any Servicing Shift Whole Loan.

“Serviced AB Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Subordinate Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, any Servicing Shift Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and Serviced Subordinate Companion Loans.

“Serviced Loan” means each of a Serviced Mortgage Loan and a Serviced Companion Loan.

“Serviced Mortgage Loan” means each Mortgage Loan serviced under the PSA that is not part of a Whole Loan, and each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, any Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the related Servicing Shift Companion Loan(s).

“Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” (or “Servicing Shift” prior to the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, any Servicing Shift Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, any Servicing Shift Whole Loan.

“Serviced Subordinate Companion Loan” means each of the Subordinate Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is subordinate in right of payment with the related Mortgage Loan (and any related Pari Passu Companion Loan) in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, any Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means any Mortgage Loan serviced under the PSA as of the Closing Date but the servicing of which is expected to shift to the Non-Serviced PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date.

“Servicing Shift Securitization Date” means, with respect to any Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes any Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Non-Serviced PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date.

“Servicing Shift Companion Loan” means, with respect to any Servicing Shift Whole Loan, any related Pari Passu Companion Loan that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Non-Serviced PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the related Servicing Shift Securitization Date.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan Underwritten NOI Debt Yield(2)
Parklawn Building	KeyBank	$60,800,000	7.7%	$200,800,000	N/A	$261,600,000	60.0%	60.0%	2.68x	2.68x	9.4%	9.4%
Century Plaza Towers	CCRE	$50,000,000	6.3%	$850,000,000	$300,000,000	$1,200,000,000	39.1%	52.1%	4.09x	3.07x	13.5%	9.4%
Wells Fargo Place	SMC	$30,000,000	3.8%	$50,000,000	N/A	$80,000,000	64.0%	64.0%	2.89x	2.89x	10.8%	10.8%
225 Bush	CCRE	$28,600,000	3.6%	$175,000,000	$146,400,000	$350,000,000	34.6%	59.4%	3.85x	2.24x	13.4%	7.8%
180 Water	CCRE	$25,000,000	3.2%	$112,500,000	$127,500,000	$265,000,000	30.5%	58.7%	3.15x	1.63x	11.0%	5.7%
3 Columbus Circle	CCRE	$25,000,000	3.2%	$465,000,000	$105,000,000	$595,000,000	45.4%	55.1%	2.91x	2.40x	12.3%	10.2%
Park Central Tower	SMC	$25,000,000	3.2%	$35,000,000	N/A	$60,000,000	57.9%	57.9%	1.54x	1.54x	10.3%	10.3%
Airport Square	CCRE	$24,965,246	3.2%	$4,993,049	N/A	$29,958,295	67.5%	67.5%	1.69x	1.69x	10.6%	10.6%
Bushwick Avenue Portfolio	SMC	$19,000,000	2.4%	$111,000,000	N/A	$130,000,000	65.0%	65.0%	1.81x	1.81x	6.8%	6.8%

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

Whole Loan Control Notes and Non-Control Notes

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Parklawn Building	KeyBank	Non-Serviced	MSC 2019-L3	Note A-1	Control Note	Pari Passu	$70,000,000	MSC 2019-L3
				Note A-2, Note A-3	Non-Control Notes	Pari Passu	$60,800,000	CF 2019-CF3
				Note A-4, Note A-5	Non-Control Notes	Pari Passu	$130,800,000	Bank of America, N.A.

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Century Plaza Towers	CCRE	Non-Serviced	CPTS 2019-CPT	Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-S1, Note A-2-S2, Note A-2-S3, Note A-2-C1, Note A-2-C3, Note A-2-C4, Note A-3-S1, Note A-3-S2, Note A-3-S3, Note A-3-C1, Note A-3-C3	Non-Control Notes	Pari Passu	$525,000,000	CPTS 2019-CPT
				Note A-1-C4, Note A-1-C5	Non-Control Notes	Pari Passu	$75,000,000	COMM 2019-GC44
				Note A-1-C3, Note A-1-C8	Non-Control Notes	Pari Passu	$62,500,000	JPMDB 2019-COR6
				Note A-1-C6, Note A-1-C7	Non-Control Notes	Pari Passu	$50,000,000	CF 2019-CF3
				Note A-1-C1, Note A-1-C2	Non-Control Notes	Pari Passu	$62,500,000	DBRI
				Note A-2-C2, Note A-2-C5, Note A-2-C6, Note A-2-C7	Non-Control Notes	Pari Passu	62,500,000	Morgan Stanley Bank, N.A.
				Note A-3-C2, Note A-3-C4, Note A-3-C5	Non-Control Notes	Pari Passu	62,500,000	Wells Fargo Bank, National Association
				Note B-1, Note B-2, Note B-3	Control Notes(1)	Subordinate	$300,000,000	CPTS 2019-CPT

Wells Fargo Place	SMC	Non-Serviced	MSC 2019-L3	Note A-1	Control Note	Pari Passu	$20,000,000	MSC 2019-L3
				Note A-2	Non-Control Note	Pari Passu	$20,000,000	MSC 2019-L3
				Note A-3	Non-Control Note	Pari Passu	$10,000,000	Starwood Mortgage Funding III
				Note A-4, Note A-5, Note A-6, Note A-7	Non-Control Notes	Pari Passu	$30,000,000	CF 2019-CF3

225 Bush	CCRE	Non-Serviced	Benchmark 2019-B14	Note A-1, Note A-6	Non-Control Notes(2) (except that Note A-1 is a Control Shift Note)	Pari Passu	$60,000,000	Benchmark 2019-B14
				Note A-2	Non-Control Note	Pari Passu	$50,000,000	COMM 2019-GC44
				Note A-5	Non-Control Note	Pari Passu	$28,600,000	CF 2019-CF3
				Note A-3, Note A-4	Non-Control Notes	Pari Passu	$65,000,000	DBRI
				Note B	Control Note(2)(3)	Subordinate	146,400,000	Benchmark 2019-B14

180 Water	CCRE	Non-Serviced	COMM 2019-GC44	Note A-1	Control Shift Note(2)	Pari Passu	$50,000,000	Benchmark 2019-B14
				Note A-2, Note A-4, Note A-5	Non-Control Notes	Pari Passu	$62,500,000	COMM 2019-GC44
				Note A-3	Non-Control Note	Pari Passu	$25,000,000	CF 2019-CF3
				Note B	Control Note(2)(4)	Subordinate	$127,500,000	COMM 2019-GC44

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
3 Columbus Circle	CCRE	Non-Serviced	Benchmark 2019-B10	Note A-1-1, Note A-2-1	Non-Control Notes(2) (except that Note A-1-1 is a Control Shift Note)	Pari Passu	$75,000,000	Benchmark 2019-B10
				Note A-1-2-A	Non-Control Note	Pari Passu	$50,000,000	JPMCC 2019-COR5
				Note A-1-2-B, Note A-1-7	Non-Control Notes	Pari Passu	$50,000,000	Benchmark 2019-B12
				Note A-1-3, Note A-2-4	Non-Control Notes	Pari Passu	$100,000,000	Benchmark 2019-B11
				Note A-1-4-B, Note A-1-8	Non-Control Notes	Pari Passu	$37,500,000	Benchmark 2019-B13
				Note A-1-4-A	Non-Control Note	Pari Passu	$25,000,000	CF 2019-CF3
				Note A-1-5	Non-Control Note	Pari Passu	$50,000,000	CSAIL 2019-C16
				Note A-1-6	Non-Control Note	Pari Passu	$30,000,000	NREC
				Note A-2-5-A	Non-Control Note	Pari Passu	$12,500,000	MSC 2019-H7
				Note A-2-2, Note A-2-3	Non-Control Notes	Pari Passu	$50,000,000	CF 2019-CF1
				Note A-2-5-B	Non-Control Note	Pari Passu	$10,000,000	MSC 2019-H6
				Note B-1, Note B-2	Control Notes(2)(5)	Subordinate	$105,000,000	Benchmark 2019-B10

Park Central Tower	SMC	Servicing Shift	TBD	Note A-1	Control Note(6)	Pari Passu	$35,000,000	Starwood Mortgage Funding II(7)
				Note A-2	Non-Control Note(6)	Pari Passu	$25,000,000	CF 2019-CF3

Airport Square	CCRE	Serviced	N/A	Note A-1	Control Note	Pari Passu	$24,965,246	CF 2019-CF3
				Note A-2	Non-Control Note	Pari Passu	$4,993,049	CCRE

Bushwick Avenue Portfolio	SMC	Non-Serviced	CF 2019-CF2	Note A-1	Control Note	Pari Passu	$36,000,000	CF 2019-CF2
				Note A-2	Non-Control Note	Pari Passu	$35,000,000	GSMS 2019-GSA1
				Note A-3	Non-Control Note	Pari Passu	$20,000,000	MSC 2019-L3
				Note A-4	Non-Control Note	Pari Passu	$20,000,000	MSC 2019-L3
				Note A-5	Non-Control Note	Pari Passu	$19,000,000	CF 2019-CF3

(1)	The control rights with respect to the Century Plaza Towers Whole Loan will be exercised by the representative of certain holders of the securitization trust created pursuant to the terms of the CPTS 2019-CPT TSA. See “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” for additional information.

(2)	The subject Whole Loan is an AB whole loan or a pari passu-AB whole loan, and the Control Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan”, “—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” and “—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan” for more information regarding the manner in which control shifts under each such Whole Loan.

(3)	The control rights with respect to the 225 Bush Whole Loan will be exercised by the representative of certain holders of the related loan-specific certificates issued under the Benchmark 2019-B14 PSA until the occurrence and during the continuation of a 225 Bush control appraisal period. See “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan” for additional information.

(4)	The 180 Water Mortgage Loan is expected to be serviced pursuant to the COMM 2019-GC44 securitization. The COMM 2019-GC44 securitization is not yet closed and is expected to close before the CF 2019-CF3 securitization. The control rights with respect to the 180 Water Whole Loan are expected to be exercised by the representative of certain holders of the related loan-specific certificates issued under the COMM 2019-GC44 PSA until the occurrence and during the continuation of a 180 Water control appraisal period. See “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” for additional information.

(5)	The control rights with respect to the 3 Columbus Circle Whole Loan will be exercised by the representative of certain holders of the related loan-specific certificates issued under the Benchmark 2019-B10 PSA until the occurrence and during the continuation of a 3 Columbus Circle control appraisal period. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan” for additional information.

(6)	The Park Central Tower Whole Loan will be serviced under the pooling and servicing agreement for this securitization until the securitization of the related Control Note. From and after the securitization of the related Control Note, the Park Central Tower Whole Loan will be serviced under the pooling and servicing agreement for the securitization of the related Control Note.

(7)	The initial controlling holder of the Park Central Tower Whole Loan is Starwood Mortgage Funding II, as holder of the related Control Note. After the related servicing shift date, the controlling holder of such Whole Loan is expected to be the controlling class representative (or equivalent entity) or other directing certificateholder under the securitization of the related Control Note.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Any Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than any Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Controlling Class Representative will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to a Servicing Shift Whole Loan

With respect to a Servicing Shift Whole Loan prior to the Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Controlling Class Representative appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, the related Non-Control Note will be included in the issuing entity, and, prior to the Servicing Shift Securitization Date, pursuant to the PSA, the Controlling Class Representative appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Co-Lender Agreement.

The master servicer or the special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of an applicable Control Termination Event or applicable Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire ten business days (or, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan on or after the Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on and after the applicable Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, if no Consultation Termination Event is continuing, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten business days (or, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to securitization trust created pursuant to the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Century Plaza Towers Pari Passu-AB Whole Loan

General

The Century Plaza Towers Mortgage Loan (6.3%) is part of a Whole Loan that is part of a split loan structure comprised of 29 senior promissory notes and three subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,200,000,000. Two such senior promissory notes designated A-1-C6 and A-1-C7 with an aggregate initial principal balance of $50,000,000 (collectively, the “Century Plaza Towers Mortgage Loan”), will be deposited into this securitization. The Century Plaza Towers Pari Passu-AB Whole Loan is evidenced by (i) the Century Plaza Towers Mortgage Loan; (ii) 14 senior promissory notes designated A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3-S2, A-3-S3, A-3-C1 and A-3-C3 (the “Century Plaza Towers Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $525,000,000; (iii) 13 senior promissory notes designated, A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-1-C8, A-2-C2, A-2-C5, A-2-C6, A-2-C7, A-3-C2, A-3-C4 and A-3-C5 (the “Century Plaza Towers Non-Standalone Pari Passu Companion Loans” and, together with the Century Plaza Towers Standalone Pari Passu Companion Loans, the “Century Plaza Towers Pari Passu Companion Loans”), which have an aggregate initial principal balance of $325,000,000; and (iv) three subordinate promissory notes designated B-1, B-2 and B-3 (the “Century

Plaza Towers Subordinate Companion Loans” and, together with the Century Plaza Towers Standalone Pari Passu Companion Loans, the “Century Plaza Towers Standalone Companion Loans”), which have an aggregate initial principal balance of $300,000,000.

The Century Plaza Towers Mortgage Loan, the Century Plaza Towers Pari Passu Companion Loans and the Century Plaza Towers Subordinate Companion Loans are referred to herein, collectively, as the “Century Plaza Towers Whole Loan”, and the Century Plaza Towers Pari Passu Companion Loans and the Century Plaza Towers Subordinate Companion Loans are referred to herein as the “Century Plaza Towers Companion Loans”. The Century Plaza Towers Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Century Plaza Towers Mortgage Loan. The Century Plaza Towers Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Century Plaza Towers Mortgage Loan and Century Plaza Towers Pari Passu Companion Loans.

Only the Century Plaza Towers Mortgage Loan is included in the issuing entity. The Century Plaza Towers Standalone Companion Loans were contributed to a securitization trust governed by the CPTS 2019-CPT TSA (the “CPTS 2019-CPT Securitization“. The Century Plaza Towers Non-Standalone Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Century Plaza Towers Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Century Plaza Towers Whole Loan (the “Century Plaza Towers Noteholders”) are subject to a Co-Lender Agreement (the “Century Plaza Towers Co-Lender Agreement”). The following summaries describe certain provisions of the Century Plaza Towers Co-Lender Agreement.

Servicing

The Century Plaza Towers Whole Loan (including the Century Plaza Towers Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the CPTS 2019-CPT TSA by Wells Fargo Bank, National Association as servicer (the “Century Plaza Towers Servicer”), and, if necessary, CWCapital Asset Management LLC, as special servicer (the “Century Plaza Towers Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Century Plaza Towers Co-Lender Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Century Plaza Towers Mortgage Loan (but not on the Century Plaza Towers Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Century Plaza Towers Mortgage Loan.

Property protection advances in respect of the Century Plaza Towers Whole Loan will be made by the Century Plaza Towers Servicer or the trustee under the CPTS 2019-CPT TSA (the “Century Plaza Towers Trustee”), as applicable, unless a determination of nonrecoverability is made under the CPTS 2019-CPT TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments Prior to a Century Plaza Towers Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Century Plaza Towers Whole Loan borrower to pay money due under the Century Plaza Towers Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Century Plaza Towers Whole Loan becomes a specially serviced mortgage loan under the CPTS 2019-CPT TSA (a “Century Plaza Towers Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Century Plaza Towers Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the related mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Century Plaza Towers Co-Lender Agreement, as follows:

●	first, (A) first, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the Century Plaza Towers Servicer or the Century Plaza Towers Trustee from general collections of the issuing entity or related Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the Century Plaza Towers Subordinate Companion (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on the total outstanding note principal balances of the Century Plaza Towers Standalone Companion Loans), to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

●	second, to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee, as applicable), with respect to the Century Plaza Towers Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA;

●	third, initially, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Century Plaza Towers Whole Loan under the CPTS 2019-CPT TSA;

●	fourth, pari passu, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan;

●	fifth, pari passu, in respect of principal, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, all payments and prepayments of amounts allocable to the reduction of the principal balance of the Century Plaza Towers Mortgage Loan and Century Plaza Towers Pari Passu Companion Loans, until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through fifth, pari passu to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Pari Passu Companion Loan and the Century Plaza Towers Mortgage Loan;

●	seventh, to the holders of any of the Century Plaza Towers Subordinate Companion Loans that are not included in the CPTS 2019-CPT Securitization (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of the Century Plaza Towers Subordinate Companion Loans (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), with respect to the Century Plaza Towers Whole Loan pursuant to the CPTS 2019-CPT TSA and the Century Plaza Towers Co-Lender Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA or the Century Plaza Towers Co-Lender Agreement, and any cure payment made by the holders of Century Plaza Towers Subordinate Companion Loans pursuant to the Century Plaza Towers Co-Lender Agreement;

●	eighth, pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each Century Plaza Towers Subordinate Companion Loan;

●	ninth, pari passu, in respect of principal, to the holders of the Century Plaza Towers Subordinate Companion Loans all payments and prepayments of principal until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the Century Plaza Towers Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Subordinate Companion Loan;

●	eleventh, any interest accrued at the default rate on the outstanding principal balance of the Century Plaza Towers Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the Century Plaza Towers Whole Loan interest rate and (iii) not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer, the applicable master servicer or the trustee under the PSA, or the master servicer or trustee under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the Century Plaza Towers Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority eleventh;

●	twelfth, pro rata and pari passu, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Pari Passu Companion Loans and Century Plaza Towers Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority twelfth;

●	thirteenth, pro rata and pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Subordinate Companion Loans, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority thirteenth;

●	fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer under the CPTS 2019-CPT TSA, the applicable master servicer or the trustee under the PSA, or a master servicer or trustee under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the Century Plaza Towers Co-Lender Agreement), to each Century Plaza Towers Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

●	fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the Century Plaza Towers Whole Loan on a pro rata and pari passu in accordance with their respective initial percentage interests.

Application of Payments After a Century Plaza Towers Triggering Event of Default

Generally, for so long as a Century Plaza Towers Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Century Plaza Towers Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Century Plaza Towers Co-Lender Agreement, as follows:

●	first, (A) first, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the Century Plaza Towers Servicer or the Century Plaza Towers Trustee from general collections of the issuing entity or related Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the Century Plaza Towers Subordinate Companion (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on the total outstanding note principal balances of the Century Plaza Towers Standalone Companion Loans), to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

●	second, to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee, as applicable), with respect to the Century Plaza Towers Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA;

●	third, initially, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Century Plaza Towers Whole Loan under the CPTS 2019-CPT TSA;

●	fourth, pari passu to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan;

●	fifth, pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each Century Plaza Towers Subordinate Companion Loan;

●	sixth, pari passu, in respect of principal, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

●	seventh, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through sixth, pari passu to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Pari Passu Companion Loan and the Century Plaza Towers Mortgage Loan;

●	eighth, to the holders of any of the Century Plaza Towers Subordinate Companion Loans that are not included in the CPTS 2019-CPT Securitization (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of the Century Plaza Towers Subordinate Companion Loans (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), with respect to the Century Plaza Towers Whole Loan pursuant to the CPTS 2019-CPT TSA and the Century Plaza Towers Co-Lender Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA or the Century Plaza Towers Co-Lender Agreement, and any cure payment made by the holders of Century Plaza Towers Subordinate Companion Loans pursuant to the Century Plaza Towers Co-Lender Agreement;

●	ninth, pari passu in respect of principal, to the holders of the Century Plaza Towers Subordinate Companion Loans, all remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the Century Plaza Towers Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Subordinate Companion Loan;

●	eleventh, pro rata and pari passu, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Pari Passu Companion Loans and Century Plaza Towers Mortgage Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority eleventh;

●	twelfth, pro rata and pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Subordinate Companion Loans and Century Plaza Towers Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority twelfth;

●	thirteenth, any interest accrued at the default rate on the outstanding principal balance of the Century Plaza Towers Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the Century Plaza Towers Whole Loan interest rate and (iii) not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer, the applicable master servicer or the trustee under the PSA, or the master servicer or trustee under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the Century Plaza Towers Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority thirteenth;

●	fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer under the CPTS 2019-CPT TSA, the applicable master servicer or the trustee under the PSA, or a master servicer or trustee under any pooling and servicing agreement relating to an Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the Century Plaza Towers Co-Lender Agreement), to Century Plaza Towers Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

●	fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the Century Plaza Towers Whole Loan on a pro rata and pari passu in accordance with their respective initial percentage interests.

For the purpose of this “—Application of Payments Prior to a Century Plaza Towers Triggering Event of Default” and “Application of Payments after a Century Plaza Towers Triggering Event of Default” section, with respect to Century Plaza Towers Mortgage Loan, the Century Plaza Towers Pari Passu Companion Loans and the Century Plaza Towers Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Century Plaza Towers Whole Loan.

Consultation and Control

The controlling noteholder under the Century Plaza Towers Co-Lender Agreement will be the securitization trust created pursuant to the terms of the CPTS 2019-CPT TSA. Pursuant to the terms of the CPTS 2019-CPT TSA, the related controlling class representative, which is expected to initially be Blackstone Real Estate Special Situations Advisors L.L.C. (the “Century Plaza Towers Directing

Certificateholder”), will have consent and/or consultation rights with respect to the Century Plaza Towers Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Neither the issuing entity nor any holder of a Century Plaza Towers Non-Standalone Pari Passu Companion Loan, as non-controlling note holders, will have any right to consult with the Century Plaza Towers Servicer or the Century Plaza Towers Special Servicer with respect to major decisions to be taken with respect to the Century Plaza Towers Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Century Plaza Towers Whole Loan or for any other matter.

Cure Rights

If the Century Plaza Towers Subordinate Companion Loans are no longer included in the CPTS 2019-CPT Securitization and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Century Plaza Towers Whole Loan, then the Century Plaza Towers Subordinate Companion Loan holders will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Century Plaza Towers Subordinate Companion Loan holders elect to cure a default by way of a payment of money (a “Cure Payment”), the Century Plaza Towers Subordinate Companion Loan holders will be required to make such Cure Payment as directed by the Century Plaza Towers Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the Century Plaza Towers Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Century Plaza Towers Subordinate Companion Loan holders and the applicable cure period has not expired and the Century Plaza Towers Subordinate Companion Loan holders are permitted to cure under the terms of the Century Plaza Towers Co-Lender Agreement, the default will not be treated as a default or a Century Plaza Towers Triggering Event of Default (i) that results in the application of payments in accordance with “—Application of Payments After a Century Plaza Towers Triggering Event of Default” above, (ii) for purposes of triggering an acceleration of the Century Plaza Towers Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Century Plaza Towers Mortgaged Property or (iii) for purposes of treating the Century Plaza Towers Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the Century Plaza Towers Subordinate Companion Loan Holders’ right to cure a default will be limited to six (6) Cure Events over the life of the Century Plaza Towers Whole Loan and no single Cure Event may exceed four (4) consecutive months. A “Cure Event” means the Century Plaza Towers Subordinate Companion Loan Holders’ exercise of their cure rights whether for one month or for consecutive months in the aggregate.

Purchase Option

If the Century Plaza Towers Subordinate Companion Loans are no longer included in the CPTS 2019-CPT Securitization and a Century Plaza Towers Triggering Event of Default has occurred and is continuing, then, upon written notice from the Century Plaza Towers Special Servicer of such occurrence (a “Repurchase Option Notice”), the Century Plaza Towers Subordinate Companion Loan holders will have the right (and if all of the Century Plaza Towers Subordinate Companion Loan holders provide such notice, then all of the Century Plaza Towers Subordinate Companion Loan holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the Century Plaza Towers Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Century Plaza Towers Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Century Plaza Towers Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the CPTS 2019-CPT TSA and the Century Plaza Towers Co-Lender Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Century Plaza Towers Mortgage Loan and Century Plaza Towers Pari Passu Companion Loans for the applicable purchase price provided in the Century Plaza Towers Co-Lender Agreement on a date not less than five (5) business days nor more than fifteen (15) business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The Century Plaza Towers Special Servicer will be required to give the Century Plaza Towers Subordinate Companion Loan holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the Century Plaza Towers Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Century Plaza Towers Subordinate Companion Loan holders and the Century Plaza Towers Subordinate Companion Loan holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the Century Plaza Towers Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Century Plaza Towers Subordinate Companion Loan holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the Century Plaza Towers Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Century Plaza Towers Mortgage Loan and the Century Plaza Towers Pari Passu Companion Loans.

Sale of Defaulted Century Plaza Towers Whole Loan

Pursuant to the terms of the Century Plaza Towers Co-Lender Agreement, if the Century Plaza Towers Whole Loan becomes a defaulted mortgage loan, and if the Century Plaza Towers Special Servicer determines to sell the Century Plaza Towers Mortgage Loan and the Century Plaza Towers Companion Loans in accordance with the Century Plaza Towers TSA, then the Century Plaza Towers Special Servicer will have the right and the obligation to sell the Century Plaza Towers Mortgage Loan and the Century Plaza Towers Companion Loans as notes evidencing one whole loan in accordance with the terms of the CPTS 2019-CPT TSA. In connection with any such sale, the Century Plaza Towers Special Servicer will be required to follow the procedures set forth in the CPTS 2019-CPT TSA.

Special Servicer Appointment Rights

Pursuant to the Century Plaza Towers Co-Lender Agreement and the CPTS 2019-CPT TSA, the Century Plaza Towers Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the Century Plaza Towers Special Servicer then acting with respect to the Century Plaza Towers Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity or any other Century Plaza Towers Non-Standalone Pari Passu Companion Loan holders.

The 225 Bush Pari Passu-AB Whole Loan

General

The 225 Bush Mortgage Loan (3.6%) is part of a Whole Loan that is part of a split loan structure comprised of six senior promissory notes and one subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $350,000,000, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“225 Bush Note A-1”)	$50,000,000
Note A-2 (“225 Bush Note A-2”)	$50,000,000

Note A-3 (“225 Bush Note A-3”)	$30,000,000
Note A-4 (“225 Bush Note A-4”)	$35,000,000
Note A-5 (“225 Bush Note A-5”)	$28,600,000
Note A-6 (“225 Bush Note A-6”)	$10,000,000
Note B (“225 Bush Subordinate Companion Loan”)	$146,400,000

225 Bush Note A-5 (the “225 Bush Mortgage Loan”), will be deposited into this securitization. The 225 Bush Pari Passu-AB Whole Loan is evidenced by (i) the 225 Bush Mortgage Loan; (ii) the 225 Bush Note A-1, 225 Bush Note A-2, 225 Bush Note A-3, 225 Bush Note A-4 and 225 Bush Note A-6 (the “225 Bush Senior Pari Passu Companion Loans”), which have an aggregate initial principal balance of $175,000,000; and (iii) the 225 Bush Subordinate Companion Loan. The 225 Bush Subordinate Companion Loan will be included in the Benchmark 2019-B14 issuing entity.

The 225 Bush Mortgage Loan, the 225 Bush Senior Pari Passu Companion Loans and the 225 Bush Subordinate Companion Loan are referred to herein, collectively, as the “225 Bush Whole Loan”, and the 225 Bush Senior Pari Passu Companion Loans and the 225 Bush Subordinate Companion Loan are referred to herein as the “225 Bush Companion Loans”. The 225 Bush Senior Pari Passu Companion Loans, together with the 225 Bush Mortgage Loan, are collectively referred to as the “225 Bush Senior Mortgage Loan” or the “225 Bush Senior Notes” and the holders of such 225 Bush Senior Notes are collectively referred to as the “225 Bush Note A Holders”. The 225 Bush Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 225 Bush Mortgage Loan. The 225 Bush Subordinate Companion Loan is generally subordinate in right of payment with respect to the 225 Bush Mortgage Loan and 225 Bush Senior Pari Passu Companion Loans. Only the 225 Bush Mortgage Loan is included in the issuing entity.

The rights of the holders of the promissory notes evidencing the 225 Bush Whole Loan (the “225 Bush Noteholders”) are subject to a Co-Lender Agreement (the “225 Bush Co-Lender Agreement”). The following summaries describe certain provisions of the 225 Bush Co-Lender Agreement.

Servicing

The 225 Bush Whole Loan will be serviced and administered pursuant to the terms of the Benchmark 2019-B14 PSA and the 225 Bush Co-Lender Agreement, by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Benchmark 2019-B14 Master Servicer”) and as special servicer (in such capacity, the “Benchmark 2019-B14 Special Servicer”), as the case may be, according to the servicing standard under the Benchmark 2019-B14 PSA. The Benchmark 2019-B14 Master Servicer or Wells Fargo Bank, National Association, as trustee (the “Benchmark 2019-B14 Trustee”), as applicable, under the Benchmark 2019-B14 PSA will be responsible for making any Servicing Advances with respect to the 225 Bush Whole Loan, in each case unless the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Trustee, as applicable, or the Benchmark 2019-B14 Special Servicer under the Benchmark 2019-B14 PSA determines that such an advance would not be recoverable from collections on the 225 Bush Whole Loan.

Application of Payments

The 225 Bush Co-Lender Agreement sets forth the respective rights of the holder of the 225 Bush Senior Mortgage Loan and the holder of the 225 Bush Subordinate Companion Loan with respect to distributions of funds received in respect of the 225 Bush Whole Loan, and provides, in general, that the 225 Bush Subordinate Companion Loan and the respective rights of the holder of the 225 Bush Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the 225 Bush Subordinate Companion Loan, respectively, will, prior to a 225 Bush Sequential Pay Event, be junior, subject and subordinate to the 225 Bush Senior Mortgage Loan and the respective rights of the holder of the 225 Bush Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 225 Bush Senior Mortgage Loan, respectively, as and to the extent set forth in the 225 Bush Co-Lender Agreement.

If no 225 Bush Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 225 Bush Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the Benchmark 2019-B14 Master Servicer in the following order of priority:

first, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 225 Bush Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 225 Bush Whole Loan pursuant to the 225 Bush Co-Lender Agreement or the Benchmark 2019-B14 PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the 225 Bush Whole Loan (a “225 Bush Workout”), the aggregate principal balance of the 225 Bush Senior Notes has been reduced, such excess amount will be paid to the 225 Bush Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the 225 Bush Subordinate Companion Loan (the “225 Bush Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the 225 Bush Co-Lender Agreement, to reimburse the 225 Bush Subordinate Companion Loan Holder for all such cure payments;

sixth, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 225 Bush Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the 225 Bush Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a 225 Bush Workout, the principal balance of the 225 Bush Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the 225 Bush Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 225 Bush Subordinate Companion Loan as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

ninth, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 225 Bush Note A Percentage Interest multiplied by (ii) the 225 Bush Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the product of (i) the 225 Bush Subordinate Companion Loan Percentage Interest multiplied by (ii) the 225 Bush Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2019-B14 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the 225 Bush Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated among the 225 Bush Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 225 Bush Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the initial the 225 Bush Note A Percentage Interest and the initial the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated among the 225 Bush Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a 225 Bush Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 225 Bush Whole Loan or the 225 Bush Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the 225 Bush Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 225 Bush Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 225 Bush Whole Loan pursuant to the 225 Bush Co-Lender Agreement or the Benchmark 2019-B14 PSA;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a 225 Bush Workout the aggregate principal balance of the 225 Bush Senior Notes has been reduced, such excess amount will be required to be paid to the 225 Bush Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the 225 Bush Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the 225 Bush Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 225 Bush Co-Lender Agreement, to reimburse the 225 Bush Subordinate Companion Loan Holder for all such cure payments; and to the 225 Bush Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the 225 Bush Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the 225 Bush Subordinate Companion Loan Holder, until the principal balance of the 225 Bush Subordinate Companion Loan has been reduced to zero;

eighth, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 225 Bush Note A Percentage Interest multiplied by (ii) 225 Bush Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the product of (i) the 225 Bush Subordinate Companion Loan Percentage Interest multiplied by (ii) the 225 Bush Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a 225 Bush Workout the principal balance of the 225 Bush Subordinate Companion Loan has been reduced, such excess amount will be paid to the 225 Bush Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 225 Bush Subordinate Companion Loan as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2019-B14 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the 225 Bush Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated between the 225 Bush Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 225 Bush Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated between the 225 Bush Note A Holders pro rata based on their respective principal balances.

“225 Bush Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 225 Bush Senior Notes, and the denominator of which is the sum of the principal balances of the 225 Bush Senior Notes and the principal balance of the 225 Bush Subordinate Companion Loan.

“225 Bush Note A Rate” means 3.303%.

“225 Bush Note A Relative Spread” means the ratio of the 225 Bush Note A Rate to the weighted average of the 225 Bush Note A Rate and the 225 Bush Subordinate Companion Loan Rate.

“225 Bush Note A-1 Holder” means the holder of 225 Bush Note A-1.

“225 Bush Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 225 Bush Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the 225 Bush Senior Mortgage Loan and the principal balance of the 225 Bush Subordinate Companion Loan.

“225 Bush Subordinate Companion Loan Rate” means 3.303%.

“225 Bush Subordinate Companion Loan Relative Spread” means the ratio of the 225 Bush Subordinate Companion Loan Rate to the weighted average of the 225 Bush Note A Rate and the 225 Bush Subordinate Companion Loan Rate.

“225 Bush Sequential Pay Event” means any event of default under the 225 Bush Whole Loan with respect to an obligation to pay money due under the 225 Bush Whole Loan, any other event of default for which the 225 Bush Whole Loan is actually accelerated or any other event of default which causes the 225 Bush Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 225 Bush Whole Loan; provided, however, that unless the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 225 Bush Whole Loan. A 225 Bush Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Co-Lender Agreement) and will not be deemed to exist to the extent the 225 Bush Subordinate Companion Loan Holder is exercising its cure rights under the 225 Bush Co-Lender Agreement or the default that led to the occurrence of such the 225 Bush Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the 225 Bush Co-Lender Agreement, the controlling holder with respect to the 225 Bush Whole Loan (the “225 Bush Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 225 Bush Control Appraisal Period has occurred and is continuing, the 225 Bush Subordinate Companion Loan Holder and (ii) if and for so long as a 225 Bush Control Appraisal Period has occurred and is continuing, the 225 Bush Note A-1 Holder; provided, however, that from and after the closing date of the Benchmark 2019-B14 transaction, references to the “225 Bush Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 225 Bush Co-Lender Agreement, as and to the extent provided in the Benchmark 2019-B14 PSA; and provided further that, if the 225 Bush Subordinate Companion Loan Holder would be the 225 Bush Controlling Noteholder pursuant to the terms of the 225 Bush Co-Lender Agreement, but any interest in the 225 Bush Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 225 Bush Controlling Noteholder in respect of the 225 Bush Subordinate Companion Loan, then a 225 Bush Control Appraisal Period will be deemed to have occurred. The 225 Bush Subordinate Companion Loan Holder is the 225 Bush Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the 225 Bush Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 225 Bush Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 225 Bush Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such 225 Bush Major Decision (or making a determination not to take action with respect to such 225 Bush Major Decision), the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer must receive the written consent of the 225 Bush Controlling

Noteholder (or its representative) before implementing a decision with respect to such 225 Bush Major Decision, provided, that if the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 225 Bush Major Decision and the Major Decision Reporting Package (as such term is defined in the 225 Bush Co-Lender Agreement), then the 225 Bush Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the Benchmark 2019-B14 Special Servicer or the Benchmark 2019-B14 Master Servicer (in the event the Benchmark 2019-B14 Master Servicer is otherwise authorized by the 225 Bush Co-Lender Agreement or the Benchmark 2019-B14 PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 225 Bush Controlling Noteholder (or its controlling noteholder representative) in the 225 Bush Co-Lender Agreement or the Benchmark 2019-B14 PSA, is necessary to protect the interests of the 225 Bush Noteholders (as a collective whole (taking into account the subordinate nature of the 225 Bush Subordinate Companion Loan and the pari passu nature of the 225 Bush Senior Notes)), the Benchmark 2019-B14 Special Servicer or the Benchmark 2019-B14 Master Servicer, as applicable, may take any such action without waiting for the response of the 225 Bush Controlling Noteholder (or its controlling noteholder representative), provided that the Benchmark 2019-B14 Special Servicer or the Benchmark 2019-B14 Master Servicer, as applicable, provides the 225 Bush Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 225 Bush Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 225 Bush Noteholders, and the applicable servicer has made a reasonable effort to contact the 225 Bush Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 225 Bush Controlling Noteholder (or its representative) that would require or cause the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, to violate provisions of the 225 Bush Co-Lender Agreement or the Benchmark 2019-B14 PSA, require or cause the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, to violate the terms of the 225 Bush Whole Loan, or materially expand the scope of the Benchmark 2019-B14 Master Servicer’s or the Benchmark 2019-B14 Special Servicer’s responsibilities under the 225 Bush Co-Lender Agreement or the Benchmark 2019-B14 PSA.

The Benchmark 2019-B14 Special Servicer will be required to provide copies to each 225 Bush Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 225 Bush Controlling Noteholder pursuant to the Benchmark 2019-B14 PSA with respect to any of the 225 Bush Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 225 Bush Controlling Noteholder, and the Benchmark 2019-B14 Special Servicer will be required to consult with each 225 Bush Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 225 Bush Non-Controlling Note A Holder requests consultation with respect to any such 225 Bush Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 225 Bush Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any 225 Bush Non-Controlling Note A Holder by the Benchmark 2019-B14 Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Benchmark 2019-B14 Special Servicer will no longer be obligated to consult with such 225 Bush Non-Controlling Note A Holder, whether or not such 225 Bush Non-Controlling Note A Holder has responded within such 10 business day period (unless, the Benchmark 2019-B14 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“225 Bush Control Appraisal Period” will exist with respect to the 225 Bush Whole Loan, if and for so long as:

(1)      the initial principal balance of the 225 Bush Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 225 Bush Subordinate Companion Loan after the date of creation of the 225 Bush Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 225 Bush Whole Loan that is allocated to the 225 Bush Subordinate Companion Loan and (z) any losses realized with respect to the 225 Bush Mortgaged Property or the 225 Bush Whole Loan that are allocated to the 225 Bush Subordinate Companion Loan, is less than

(2)      25% of the remainder of (i) the initial principal balance of the 225 Bush Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 225 Bush Subordinate Companion Loan Holder on the 225 Bush Subordinate Companion Loan, after the date of creation of such 225 Bush Subordinate Companion Loan, provided that a 225 Bush Control Appraisal Period will terminate upon the occurrence of a cure by the 225 Bush Subordinate Companion Loan Holder pursuant to the terms of the 225 Bush Co-Lender Agreement.

“225 Bush Lead Securitization” means the securitization of Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, 2019-B14.

“225 Bush Noteholder” means any of the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder, as applicable.

“225 Bush Non-Controlling Note A Holder” means each 225 Bush Note A Holder that is not the 225 Bush Controlling Noteholder; provided that, from and after the 225 Bush Lead Securitization, “225 Bush Non-Controlling Note A Holder” means each 225 Bush Note A Holder, if any, whose A note is no longer included in the 225 Bush Lead Securitization or, if such A note is then included in a 225 Bush Non-Lead Securitization (other than the 225 Bush Lead Securitization), the 225 Bush Note A Subordinate Class Representative pursuant to the 225 Bush Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 225 Bush Non-Controlling Note A Holder’s A Note is held by (or the related 225 Bush Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 225 Bush Non-Controlling Note A Holder with respect to such A Note.

“225 Bush Non-Lead Securitization” means any securitization other than a 225 Bush Lead Securitization.

“225 Bush Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the 225 Bush Lead Securitization and is then included in a 225 Bush Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

For so long as the 225 Bush Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The 225 Bush Subordinate Companion Loan Holder is entitled to avoid a 225 Bush Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the Benchmark 2019-B14 Master Servicer’s or the Benchmark 2019-B14 Special Servicer’s, as applicable, receipt of a third party appraisal that indicates such 225 Bush Control Appraisal Period has occurred), including delivery to the Benchmark 2019-B14 Master Servicer or the Benchmark 2019-B14 Special Servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 225 Bush Co-Lender Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Benchmark 2019-B14 PSA, would cause the applicable 225 Bush Control Appraisal Period not to occur.

“225 Bush Major Decision” means a “Major Decision” under the Benchmark 2019-B14 PSA or any one or more analogous terms in the Benchmark 2019-B14 PSA at any time when one or more of the 225 Bush Senior Notes and 225 Bush Subordinate Companion Loan are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 225 Bush Whole Loan by the end of the applicable grace period or any other event of default under the related 225 Bush Whole Loan documents occurs and is continuing, the 225 Bush Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 225 Bush Co-Lender Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the 225 Bush Senior Notes and the 225 Bush Subordinate Companion Loan, the 225 Bush Note A-1 Holder) consents to additional cure periods, the 225 Bush Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 225 Bush Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 225 Bush Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 225 Bush Whole Loan (including for purposes of (i) whether a “225 Bush Sequential Pay Event” has occurred (ii) accelerating the 225 Bush Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 225 Bush Mortgaged Property; or (iii) treating the 225 Bush Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the 225 Bush Subordinate Companion Loan is an asset of the issuing entity, the 225 Bush Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 225 Bush Whole Loan or a servicing transfer event, the 225 Bush Subordinate Companion Loan Holder will have the right, by written notice to the 225 Bush Note A Holders (a “225 Bush Purchase Notice”), to purchase in immediately available funds, the 225 Bush Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the 225 Bush Purchase Notice to the then current 225 Bush Note A Holders, the 225 Bush Note A Holders will be required to sell (and the 225 Bush Subordinate Companion Loan Holder will be required to purchase) the 225 Bush Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “225 Bush Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 225 Bush Purchase Notice. The failure of the requesting purchaser to purchase the 225 Bush Senior Mortgage Loan on the 225 Bush Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 225 Bush Whole Loan or servicing transfer event that gave rise to such right. The right of the 225 Bush Subordinate Companion Loan Holder to purchase the 225 Bush Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 225 Bush Mortgaged Property. Notwithstanding the foregoing sentence, the 225 Bush Note A Holders are required to give the 225 Bush Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the 225 Bush Mortgaged Property is transferred to the 225 Bush Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 225 Bush Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the 225 Bush Whole Loan, the 225 Bush Note A Holders will be required to notify the 225 Bush Subordinate Companion Loan Holder of such transfer and the 225 Bush Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the 225 Bush Note A Holders to deliver the 225 Bush Purchase Notice to the 225 Bush Note A Holders, in which case the 225 Bush Subordinate Companion Loan Holder will be obligated to purchase the 225 Bush Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the 225 Bush Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 225 Bush Co-Lender Agreement and the Benchmark 2019-B14 PSA, if the 225 Bush Whole Loan becomes a defaulted loan, and if the Benchmark 2019-B14 Special Servicer determines to sell the 225 Bush Senior Mortgage Loan in accordance with the Benchmark 2019-B14 PSA, then the Benchmark 2019-B14 Special Servicer may elect to sell the 225 Bush Whole Loan subject to the consent (or deemed consent) of the 225 Bush Subordinate Companion Loan Holder or the 225 Bush Controlling Noteholder under the provisions described above under “—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the 225 Bush Co-Lender Agreement, the 225 Bush Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the Benchmark 2019-B14 Special Servicer then acting with respect to the 225 Bush Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other 225 Bush Noteholders.

Amendments

The 225 Bush Co-Lender Agreement may only be amended by the consent of all 225 Bush Noteholders.

The 180 Water Pari Passu-AB Whole Loan

General

The 180 Water Mortgage Loan (3.2%) is part of a Whole Loan that is part of a split loan structure comprised of five senior promissory notes and one subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $265,000,000, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“180 Water Note A-1”)	$50,000,000
Note A-2 (“180 Water Note A-2”)	$40,000,000
Note A-3 (“180 Water Note A-3”)	$25,000,000

Note A-4 (“180 Water Note A-4”)	$15,000,000
Note A-5 (“180 Water Note A-5”)	$7,500,000
Note B (“180 Water Subordinate Companion Loan”)	$127,500,000

The 180 Water Note A-3 (the “180 Water Mortgage Loan”), will be deposited into this securitization. The 180 Water Pari Passu-AB Whole Loan is evidenced by (i) the 180 Water Mortgage Loan; (ii) the 180 Water Note A-1, 180 Water Note A-2, 180 Water Note A-4 and 180 Water Note A-5 (the “180 Water Senior Pari Passu Companion Loans”), which have an aggregate initial principal balance of $112,500,000; and (iii) the 180 Water Subordinate Companion Loan. The 180 Water Subordinate Companion Loan will be included in the COMM 2019-GC44 issuing entity.

The 180 Water Mortgage Loan, the 180 Water Senior Pari Passu Companion Loans and the 180 Water Subordinate Companion Loan are referred to herein, collectively, as the “180 Water Whole Loan”, and the 180 Water Senior Pari Passu Companion Loans and the 180 Water Subordinate Companion Loan are referred to herein as the “180 Water Companion Loans”. The 180 Water Senior Pari Passu Companion Loans, together with the 180 Water Mortgage Loan, are collectively referred to as the “180 Water Senior Mortgage Loan” or the “180 Water Senior Notes” and the holders of such 180 Water Senior Notes are collectively referred to as the “180 Water Note A Holders”. The 180 Water Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 180 Water Mortgage Loan. The 180 Water Subordinate Companion Loan is generally subordinate in right of payment with respect to the 180 Water Mortgage Loan and 180 Water Senior Pari Passu Companion Loans. Only the 180 Water Mortgage Loan is included in the issuing entity.

The rights of the holders of the promissory notes evidencing the 180 Water Whole Loan (the “180 Water Noteholders”) are subject to a Co-Lender Agreement (the “180 Water Co-Lender Agreement”). The following summaries describe certain provisions of the 180 Water Co-Lender Agreement.

Servicing

The 180 Water Whole Loan (including the 180 Water Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the COMM 2019-GC44 PSA by Midland Loan Services, a Division of PNC Bank, National Association, as servicer (the “180 Water Servicer”), and, if necessary, Rialto Capital Advisors, LLC, as special servicer (the “180 Water Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 180 Water Co-Lender Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 180 Water Mortgage Loan (but not on the 180 Water Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 180 Water Mortgage Loan.

Property protection advances in respect of the 180 Water Whole Loan will be made by the 180 Water Servicer or the trustee under the COMM 2019-GC44 PSA (the “180 Water Trustee”), as applicable, unless a determination of nonrecoverability is made under the COMM 2019-GC44 PSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

The 180 Water Co-Lender Agreement sets forth the respective rights of the holder of the 180 Water Senior Mortgage Loan and the holder of the 180 Water Subordinate Companion Loan with respect to distributions of funds received in respect of the 180 Water Whole Loan, and provides, in general, that the 180 Water Subordinate Companion Loan and the respective rights of the holder of the 180 Water Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the 180 Water Subordinate Companion Loan, respectively, will, prior to a 180 Water Sequential Pay Event, be junior, subject and subordinate to the 180 Water Senior Mortgage Loan and the respective rights of the holder of the 180 Water Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 180 Water Senior Mortgage Loan, respectively, as and to the extent set forth in the 180 Water Co-Lender Agreement.

If no 180 Water Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 180 Water Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 180 Water Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 180 Water Whole Loan pursuant to the 180 Water Co-Lender Agreement or the related pooling and servicing agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the 180 Water Whole Loan (a “180 Water Workout”), the aggregate principal balance of the 180 Water Senior Notes has been reduced, such excess amount will be paid to the 180 Water Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the 180 Water Subordinate Companion Loan (the “180 Water Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the 180 Water Co-Lender Agreement, to reimburse the 180 Water Subordinate Companion Loan Holder for all such cure payments;

sixth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 180 Water Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the 180 Water Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a 180 Water Workout, the principal balance of the 180 Water Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the 180 Water Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 180 Water Subordinate Companion Loan as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

ninth, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 180 Water Note A Percentage Interest multiplied by (ii) the 180 Water Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the product of (i) the 180 Water Subordinate Companion Loan Percentage Interest multiplied by (ii) the 180 Water Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 180 Water Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated among the 180 Water Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 180 Water Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the initial the 180 Water Note A Percentage Interest and the initial the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated among the 180 Water Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a 180 Water Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 180 Water Whole Loan or the 180 Water Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the 180 Water Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the 180 Water Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 180 Water Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 180 Water Whole Loan pursuant to the 180 Water Co-Lender Agreement or the related pooling and servicing agreement;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a 180 Water Workout the aggregate principal balance of the 180 Water Senior Notes has been reduced, such excess amount will be required to be paid to the 180

Water Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the 180 Water Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the 180 Water Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 180 Water Co-Lender Agreement, to reimburse the 180 Water Subordinate Companion Loan Holder for all such cure payments; and to the 180 Water Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the 180 Water Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the 180 Water Subordinate Companion Loan Holder, until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;

eighth, to the 180 Water Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 180 Water Note A Percentage Interest multiplied by (ii) 180 Water Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the product of (i) the 180 Water Subordinate Companion Loan Percentage Interest multiplied by (ii) the 180 Water Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a 180 Water Workout the principal balance of the 180 Water Subordinate Companion Loan has been reduced, such excess amount will be paid to the 180 Water Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 180 Water Subordinate Companion Loan as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 180 Water Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated between the 180 Water Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 180 Water Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated between the 180 Water Note A Holders pro rata based on their respective principal balances.

“180 Water Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 180 Water Senior Notes, and the denominator of which is the sum of the principal balances of the 180 Water Senior Notes and the principal balance of the 180 Water Subordinate Companion Loan.

“180 Water Note A Rate” means 3.410377%.

“180 Water Note A Relative Spread” means the ratio of the 180 Water Note A Rate to the weighted average of the 180 Water Note A Rate and the 180 Water Subordinate Companion Loan Rate.

“180 Water Note A-1 Holder” means the holder of 180 Water Note A-1.

“180 Water Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 180 Water Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the 180 Water Senior Mortgage Loan and the principal balance of the 180 Water Subordinate Companion Loan.

“180 Water Subordinate Companion Loan Rate” means 3.410377%.

“180 Water Subordinate Companion Loan Relative Spread” means the ratio of the 180 Water Subordinate Companion Loan Rate to the weighted average of the 180 Water Note A Rate and the 180 Water Subordinate Companion Loan Rate.

“180 Water Sequential Pay Event” means any event of default under the 180 Water Whole Loan with respect to an obligation to pay money due under the 180 Water Whole Loan, any other event of default for which the 180 Water Whole Loan is actually accelerated or any other event of default which causes the 180 Water Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 180 Water Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 180 Water Whole Loan. A 180 Water Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Co-Lender Agreement) and will not be deemed to exist to the extent the 180 Water Subordinate Companion Loan Holder is exercising its cure rights under the 180 Water Co-Lender Agreement or the default that led to the occurrence of such the 180 Water Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the 180 Water Co-Lender Agreement, the controlling holder with respect to the 180 Water Whole Loan (the “180 Water Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 180 Water Control Appraisal Period has occurred and is continuing, the 180 Water Subordinate Companion Loan Holder and (ii) if and for so long as a 180 Water Control Appraisal Period has occurred and is continuing, the 180 Water Note A-1 Holder; provided, however, that from and after the closing date of the COMM 2019-GC44 securitization, references to the “180 Water Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 180 Water Co-Lender Agreement, as and to the extent provided in the related pooling and servicing agreement; and provided further that, if the 180 Water Subordinate Companion Loan Holder would be the 180 Water Controlling Noteholder pursuant to the terms of the 180 Water Co-Lender Agreement, but any interest in the 180 Water Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 180 Water Controlling Noteholder in respect of the 180 Water Subordinate Companion Loan, then a 180 Water Control Appraisal Period will be deemed to have occurred. The 180 Water Subordinate Companion Loan Holder is the 180 Water Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the 180 Water Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 180 Water Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 180 Water Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower)

prior to taking action with respect to such 180 Water Major Decision (or making a determination not to take action with respect to such 180 Water Major Decision), the 180 Water Master Servicer or the 180 Water Special Servicer must receive the written consent of the 180 Water Controlling Noteholder (or its representative) before implementing a decision with respect to such 180 Water Major Decision, provided, that if the 180 Water Master Servicer or the 180 Water Special Servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 180 Water Major Decision and the Major Decision Reporting Package (as such term is defined in the 180 Water Co-Lender Agreement), then the 180 Water Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the 180 Water Special Servicer or the 180 Water Master Servicer (in the event the 180 Water Master Servicer is otherwise authorized by the 180 Water Co-Lender Agreement or the related pooling and servicing agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 180 Water Controlling Noteholder (or its controlling noteholder representative) in the 180 Water Co-Lender Agreement or the related pooling and servicing agreement, is necessary to protect the interests of the 180 Water Noteholders (as a collective whole (taking into account the subordinate nature of the 180 Water Subordinate Companion Loan and the pari passu nature of the 180 Water Senior Notes)), the 180 Water Special Servicer or 180 Water Master Servicer, as applicable, may take any such action without waiting for the response of the 180 Water Controlling Noteholder (or its controlling noteholder representative), provided that the 180 Water Special Servicer or 180 Water Master Servicer, as applicable, provides the 180 Water Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the 180 Water Master Servicer or 180 Water A Special Servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 180 Water Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 180 Water Noteholders, and the applicable servicer has made a reasonable effort to contact the 180 Water Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the 180 Water Master Servicer or 180 Water Special Servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 180 Water Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 180 Water Co-Lender Agreement or the related pooling and servicing agreement, require or cause the 180 Water Master Servicer or 180 Water Special Servicer, as applicable, to violate the terms of the 180 Water Whole Loan, or materially expand the scope of the 180 Water Master Servicer’s or 180 Water Special Servicer’s responsibilities under the 180 Water Co-Lender Agreement or the related pooling and servicing agreement.

The 180 Water Special Servicer will be required to provide copies to each 180 Water Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 180 Water Controlling Noteholder pursuant to the related pooling and servicing agreement with respect to any of the 180 Water Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 180 Water Controlling Noteholder, and the 180 Water Special Servicer will be required to consult with each 180 Water Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 180 Water Non-Controlling Note A Holder requests consultation with respect to any such 180 Water Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 180 Water Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any 180 Water Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the 180 Water Special Servicer will no longer be obligated to consult with such 180 Water Non-Controlling Note A Holder, whether or not such 180 Water Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“180 Water Control Appraisal Period” will exist with respect to the 180 Water Whole Loan, if and for so long as:

(1)      the initial principal balance of the 180 Water Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 180 Water Subordinate Companion Loan after the date of creation of the 180 Water Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 180 Water Whole Loan that is allocated to the 180 Water Subordinate Companion Loan and (z) any losses realized with respect to the 180 Water Mortgaged Property or the 180 Water Whole Loan that are allocated to the 180 Water Subordinate Companion Loan, is less than

(2)      25% of the remainder of (i) the initial principal balance of the 180 Water Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 180 Water Subordinate Companion Loan Holder on the 180 Water Subordinate Companion Loan, after the date of creation of such 180 Water Subordinate Companion Loan, provided that a 180 Water Control Appraisal Period will terminate upon the occurrence of a cure by the 180 Water Subordinate Companion Loan Holder pursuant to the terms of the 180 Water Co-Lender Agreement.

“180 Water Lead Securitization” means the securitization of COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44.

“180 Water Noteholder” means any of the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder, as applicable.

“180 Water Non-Controlling Note A Holder” means each 180 Water Note A Holder that is not the 180 Water Controlling Noteholder; provided that, from and after the 180 Water Lead Securitization, “180 Water Non-Controlling Note A Holder” means each 180 Water Note A Holder, if any, whose A note is no longer included in the 180 Water Lead Securitization or, if such A note is then included in a 180 Water Non-Lead Securitization (other than the 180 Water Lead Securitization), the 180 Water Note A Subordinate Class Representative pursuant to the 180 Water Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 180 Water Non-Controlling Note A Holder’s A Note is held by (or the related 180 Water Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 180 Water Non-Controlling Note A Holder with respect to such A Note.

“180 Water Non-Lead Securitization” means any securitization other than a 180 Water Lead Securitization.

“180 Water Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the 180 Water Lead Securitization and is then included in a 180 Water Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

“180 Water Major Decision” means a “Major Decision” under the related pooling and servicing agreement or any one or more analogous terms in the related pooling and servicing agreement at any time when one or more of the 180 Water Senior Notes are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 180 Water Whole Loan by the end of the applicable grace period or any other event of default under the related 180 Water Whole Loan documents occurs and is continuing, the 180 Water Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 180 Water Co-Lender Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the 180 Water Senior Notes and the 180 Water Subordinate Companion Loan, the 180 Water Note A-1 Holder) consents to additional cure periods, the 180 Water Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 180 Water Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 180 Water Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 180 Water Whole Loan (including for purposes of (i) whether a “180 Water Sequential Pay Event” has occurred (ii) accelerating the 180 Water Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 180 Water Mortgaged Property; or (iii) treating the 180 Water Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, prior to the securitization of the 180 Water Subordinate Companion Loan, the foregoing will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing will not apply and have no force or effect.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 180 Water Whole Loan or a servicing transfer event, the 180 Water Subordinate Companion Loan Holder will have the right, by written notice to the 180 Water Note A Holders (a “180 Water Purchase Notice”), to purchase in immediately available funds, the 180 Water Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the 180 Water Purchase Notice to the then current 180 Water Note A Holders, the 180 Water Note A Holders will be required to sell (and the 180 Water Subordinate Companion Loan Holder will be required to purchase) the 180 Water Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “180 Water Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 180 Water Purchase Notice. The failure of the requesting purchaser to purchase the 180 Water Senior Mortgage Loan on the 180 Water Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 180 Water Whole Loan or servicing transfer event that gave rise to such right. The right of the 180 Water Subordinate Companion Loan Holder to purchase the 180 Water Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 180 Water Mortgaged Property. Notwithstanding the foregoing sentence, the 180 Water Note A Holders are required to give the 180 Water Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the 180 Water Mortgaged Property is transferred to the 180 Water Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 180 Water Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the 180 Water Whole Loan, the 180 Water Note A Holders will be required to notify the 180 Water Subordinate Companion Loan Holder of such transfer and the 180 Water Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the 180

Water Note A Holders to deliver the 180 Water Purchase Notice to the 180 Water Note A Holders, in which case the 180 Water Subordinate Companion Loan Holder will be obligated to purchase the 180 Water Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

Notwithstanding the foregoing, prior to the securitization of the 180 Water Subordinate Companion Loan, the foregoing purchase option will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing purchase option will not apply and have no force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 180 Water Co-Lender Agreement and the related pooling and servicing agreement, if the 180 Water Whole Loan becomes a defaulted loan, and if the 180 Water Special Servicer determines to sell the 180 Water Senior Mortgage Loan in accordance with the related pooling and servicing agreement, then the 180 Water Special Servicer may elect to sell the 180 Water Whole Loan subject to the consent (or deemed consent) of the 180 Water Subordinate Companion Loan Holder or the 180 Water Controlling Noteholder under the provisions described above under “—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the 180 Water Co-Lender Agreement, the 180 Water Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the 180 Water Special Servicer then acting with respect to the 180 Water Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other 180 Water Noteholders.

Amendments

The 180 Water Co-Lender Agreement may only be amended by the consent of all 180 Water Noteholders.

The 3 Columbus Circle Pari Passu-AB Whole Loan

General

The 3 Columbus Circle Mortgage Loan (3.2%) is part of a split loan structure comprised of eighteen (18) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The 3 Columbus Circle Mortgage Loan is evidenced by one (1) promissory note: Note A-1-4-A, with a Cut-off Date Balance of $25,000,000.

The related Pari Passu Companion Loans (the “3 Columbus Circle Pari Passu Companion Loans”) are evidenced by (i) Note A-1-1, with a Cut-off Date Balance of $50,000,000; (ii) Note A-1-2-A, with a Cut-off Date Balance of $50,000,000; (iii) Note A-1-2-B, with a Cut-off Date Balance of $25,000,000; (iv) Note A-1-3, with a Cut-off Date Balance of $75,000,000; (v) Note A-1-4-B, with a Cut-off Date Balance of $15,000,000; (vi) Note A-1-5, with a Cut-off Date Balance of $50,000,000; (vii) Note A-1-6, with a Cut-off Date Balance of $30,000,000; (viii) Note A-1-7, with a Cut-off Date Balance of $25,000,000; (ix) Note A-1-8, with a Cut-off Date Balance of $22,500,000; (x) Note A-2-1, with a Cut-off Date Balance of $25,000,000; (xi) Note A-2-2, with a Cut-off Date Balance of $25,000,000; (xii) Note A-2-3, with a Cut-off Date Balance of $25,000,000; (xiii) Note A-2-4, with a Cut-off Date Balance of $25,000,000; (xiv) Note A-2-5-A, with a Cut-off Date Balance of $12,500,000; and (xv) Note A-2-5-B, with a Cut-off Date Balance of $10,000,000. The Subordinate Companion Loans (collectively, the “3 Columbus Circle Subordinate Companion Loan”, and together with the 3 Columbus Circle Pari Passu Companion Loan, the “3 Columbus Circle Companion Loans”) are subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan (as defined above), and are evidenced by two (2) promissory notes: Note B-1, with a Cut-off Date Balance of $51,450,000 and Note B-2, with a Cut-off

Date Balance of $53,550,000. Only the 3 Columbus Circle Mortgage Loan is included in the issuing entity. The 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan are pari passu with each other in terms of priority. The 3 Columbus Circle Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in terms of priority. The 3 Columbus Circle Mortgage Loan, the 3 Columbus Circle Subordinate Companion Loan and the 3 Columbus Circle Pari Passu Companion Loans are collectively referred to in this prospectus as the “3 Columbus Circle Whole Loan”. Two (2) senior pari passu promissory notes (Note A-1-1 and Note A-2-1) and the 3 Columbus Circle Subordinate Companion Loans were contributed to the BMARK 2019-B10 securitization trust. It is anticipated that the other 3 Columbus Circle Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the 3 Columbus Circle Mortgage Loan and the rights of the holders of the 3 Columbus Circle Companion Loans are subject to a Co-Lender Agreement (the “3 Columbus Circle Co-Lender Agreement”). The following summaries describe certain provisions of the 3 Columbus Circle Co-Lender Agreement.

Prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, the holder of Note B-1 will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the 3 Columbus Circle Whole Loan, each as more fully described below.

A “3 Columbus Circle Control Appraisal Period” will exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as (a)(1) the initial principal balance of the Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Subordinate Companion Loan, (y) any appraisal reductions for the 3 Columbus Circle Whole Loan that are allocated to such Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the 3 Columbus Circle Whole Loan that are allocated to the Subordinate Companion Loan, is less than (b) 25% of the remainder of the (1) initial principal balance of the Subordinate Companion Loan less (2) any payments of principal allocated to, and received, by the holder of the Subordinate Companion Loan. The holder of the Subordinate Companion Loan also has the right to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

The holder of the Subordinate Companion Loan is entitled to avoid a 3 Columbus Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 3 Columbus Circle Co-Lender Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount that, when added to the appraised value of the related Mortgaged Property as determined pursuant to the BMARK 2019-B10 PSA (as defined below), would cause the applicable 3 Columbus Circle Control Appraisal Period not to occur.

Servicing

The 3 Columbus Circle Whole Loan will be serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of April 1, 2019 (the “BMARK 2019-B10 PSA”) among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “BMARK 2019-B10 Depositor”), KeyBank National Association, as master servicer (the “BMARK 2019-B10 Master Servicer”), LNR Partners, LLC, as special servicer (the “BMARK 2019-B10 Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “BMARK 2019-B10 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “BMARK 2019-B10 Certificate Administrator”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “BMARK 2019-B10 Operating Advisor”) and asset representations reviewer. The BMARK 2019-B10 PSA will be entered into in connection with the securitization of certain of the 3 Columbus Circle Companion Loans, and is separate from the PSA under which your certificates are issued. In servicing the 3 Columbus Circle

Whole Loan, the servicing standard set forth in the BMARK 2019-B10 PSA (the “BMARK 2019-B10 Servicing Standard”), which is substantially similar to (but not necessarily identical to) the Servicing Standard, will require the BMARK 2019-B10 Master Servicer and the BMARK 2019-B10 Special Servicer to take into account the interests of the Certificateholders and the holders of the 3 Columbus Circle Companion Loans as a collective whole, according to the terms of the BMARK 2019-B10 PSA, but subject to the terms of the 3 Columbus Circle Co-Lender Agreement.

Application of Payments

The 3 Columbus Circle Co-Lender Agreement sets forth the respective rights of the holder of the 3 Columbus Circle Mortgage Loan, the holder of the 3 Columbus Circle Subordinate Companion Loan, and the holder of the 3 Columbus Circle Pari Passu Companion Loan with respect to distributions of funds received in respect of the 3 Columbus Circle Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the 3 Columbus Circle Whole Loan, (ii) any other event of default for which the 3 Columbus Circle Whole Loan is actually accelerated, (iii) any other event of default which causes the 3 Columbus Circle Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of Note B-1 or the default cure period has not yet expired and the holder of Note B-1 is exercising its cure rights under the 3 Columbus Circle Co-Lender Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the BMARK 2019-B10 PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to principal payments received with respect to the Whole Loan, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note, multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis any penalty charges;

●	sixth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Co-Lender Agreement, to reimburse such holder for all such cure payments;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each note of the 3 Columbus Circle Subordinate Companion Loan at its net interest rate;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to principal payments received, if any, until its balance has been reduced to zero;

●	ninth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of such note, multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement), and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the 3 Columbus Circle Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMARK 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the BMARK 2019-B10 PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Co-Lender Agreement, to reimburse such holder for all such cure payments;

●	sixth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the 3 Columbus Circle Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMARK 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to each holder of the 3 Columbus Circle Mortgage Loan and the holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 3 Columbus Circle Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this Preliminary Prospectus, on other Mortgage Loans, but not out of payments or other collections on the 3 Columbus Circle Pari Passu Companion Loan or any loans included in any future securitization trust related to the 3 Columbus Circle Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan or from general collections with respect to the securitization of the 3 Columbus Circle Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 3 Columbus Circle Co-Lender Agreement, the controlling holder with respect to the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Controlling Noteholder”), as of any date of determination, will be (i) the holder of Note B-1, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing or (ii) if a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1; provided that at any time Note A-1-1 is the 3 Columbus Circle Controlling Noteholder and is included in the issuing entity, references to the “3 Columbus Circle Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the BMARK 2019-B10 PSA; provided, further, that, if the holder of the Note B-1 would be the 3 Columbus Circle Controlling Noteholder pursuant to the terms hereof, but any interest in such Note B-1 is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the 3 Columbus Circle Controlling Noteholder, a 3 Columbus Circle Control Appraisal Period will be deemed to have occurred. The 3 Columbus Circle Subordinate Companion Loan holder is the 3 Columbus Circle Controlling Noteholder as of the Closing Date.

Pursuant to the 3 Columbus Circle Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 3 Columbus Circle Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 3 Columbus Circle Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such 3 Columbus Circle Major Decision (or making a determination not to take action with respect to such 3 Columbus Circle Major Decision), the master servicer must receive the written consent of the 3 Columbus Circle Controlling Noteholder (or its representative) before implementing a decision with respect to such 3 Columbus Circle Major Decision. If the master servicer has not received a response from the 3 Columbus Circle Controlling Noteholder (or its representative) with respect to such 3 Columbus Circle Major Decision within five (5) business days after delivery of the notice of a 3 Columbus Circle Major Decision, the master servicer will be required to deliver an additional copy of the notice of a 3 Columbus Circle Major Decision, and, if the 3 Columbus Circle Controlling Noteholder (or its representative) fails to respond to the master servicer with respect to any such proposed action within five (5) business days after receipt of such second notice, the 3 Columbus Circle Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to such action. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the BMARK 2019-B10 Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the 3 Columbus Circle Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the BMARK 2019-B10 Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the 3 Columbus Circle Whole Loan, and the master servicer has made a reasonable effort to contact the 3 Columbus Circle Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Note A-1-1 (or master servicer acting on its behalf) of its duties to comply with the BMARK 2019-B10 Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the 3 Columbus Circle Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the BMARK 2019-B10 Servicing Standard, require or cause the master servicer to violate provisions of the 3 Columbus Circle Co-Lender Agreement or the BMARK 2019-B10 PSA, require or cause the master servicer to violate the terms of the 3 Columbus Circle Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the 3 Columbus Circle Co-Lender Agreement.

During the continuance of a 3 Columbus Circle Control Appraisal Period, the Note A-1-1 holder (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the 3 Columbus Circle Controlling Class Representative pursuant to the BMARK 2019-B10 PSA with respect to any 3 Columbus Circle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 3 Columbus Circle Whole Loan, to each holder of the notes of the 3 Columbus Circle Whole Loan other than the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the 3 Columbus Circle Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the 3 Columbus Circle Controlling Class Representative under the BMARK 2019-B10 PSA due to the occurrence of a BMARK 2019-B10 Control Termination Event or a BMARK 2019-B10 Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a 3 Columbus Circle Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the Note A-1-1 holder (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the 3 Columbus Circle Whole Loan are discussed.

“3 Columbus Circle Major Decision” means a Major Decision under the BMARK 2019-B10 PSA or, at any time that Note A-1-1 is not included in a securitization:

(1)         any workout or other change to any 3 Columbus Circle Whole Loan that would result in any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 3 Columbus Circle Whole Loan or a modification or waiver of any other monetary term of the 3 Columbus Circle Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the 3 Columbus Circle Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(2)         any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in a discounted pay-off of the 3 Columbus Circle Subordinate Companion Loan;

(3)         any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(4)         any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(5)         any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(6)         any substitution, release or addition of collateral for the 3 Columbus Circle Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(7)         any release of the borrower or guarantor from liability with respect to the 3 Columbus Circle Whole Loan including, without limitation, by acceptance of an assumption of the 3 Columbus Circle Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(8)         any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate a 3 Columbus Circle Whole Loan (other than automatic accelerations pursuant to the Mortgage Loan documents);

(9)         any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(10)       any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(11)       the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(12)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan pursuant to the 3 Columbus Circle Co-Lender Agreement has expired or been waived under the terms of the 3 Columbus Circle Co-Lender Agreement;

(13)       any determination of an Acceptable Insurance Default (as defined in the BMARK 2019-B10 PSA) with respect to the Mortgaged Property;

(14)        the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(15)        the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender shall have such approval under the Loan Agreement; and

(16)        the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

“BMARK 2019-B10 Control Termination Event” will occur when (a) the Class F certificates under the BMARK 2019-B10 PSA have a certificate balance (taking into account the application of any Cumulative

Appraisal Reduction Amounts (as defined in the BMARK 2019-B10 PSA) to notionally reduce the certificate balance of such class) of less than 25% of the initial certificate balance of that class; provided, that a BMARK 2019-B10 Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates under the other than the Class F, Class G or Class H certificates under the BMARK 2019-B10 PSA have been reduced to zero; and (b) the 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

“BMARK 2019-B10 Consultation Termination Event” will occur when (a) none of the Class F, Class G or Class H certificates under the BMARK 2019-B10 PSA that has a then-outstanding certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts (as defined in the BMARK 2019-B10 PSA)) equal to at least 25% of the initial certificate balance of that class; provided that a BMARK 2019-B10 Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the Class F, Class G or Class H certificates under the BMARK 2019-B10 PSA have been reduced to zero; and (b) the related 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

Cure Rights

In the event that the 3 Columbus Circle borrower fails to make any payment of principal or interest on The 3 Columbus Circle Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note B-1 will have the right to cure such event of default subject to certain limitations set forth in the 3 Columbus Circle Co-Lender Agreement. The holder of Note B-1 will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of Note B-1 will not be required to pay any default interest or late charges in order to effect a cure. Pursuant to Benchmark 2019-B10 PSA, the 3 Columbus Circle Controlling Class Representative will generally have the right to exercise the rights of the holder of Note B-1.

Purchase Option

If an event of default with respect to 3 Columbus Circle Whole Loan has occurred and is continuing, the holder of the 3 Columbus Circle Subordinate Companion Loan will have the option to purchase the 3 Columbus Circle Whole Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan, (b) accrued and unpaid interest on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the 3 Columbus Circle Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 3 Columbus Circle Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the 3 Columbus Circle Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the 3 Columbus Circle Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 3 Columbus Circle Co-Lender Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the 3 Columbus Circle Co-Lender Agreement. Pursuant to the Benchmark 2019-B10 PSA, the 3 Columbus Circle Controlling Class Representative generally will have the right to exercise the rights of the holder of the 3 Columbus Circle Subordinate Companion Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 3 Columbus Circle Co-Lender Agreement and the BMARK 2019-B10 PSA, the holder of Note B-1 (prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period) will have the right, with or without cause, to replace the BMARK 2019-B10 Special Servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The directing holder under the BMARK 2019-B10 PSA (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and prior to the occurrence and continuance of a BMARK 2019-B10 Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and the occurrence and continuance of a BMARK 2019- B10 Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer pursuant to the BMARK 2019-B10 PSA.

The 3 Columbus Circle Controlling Noteholder agrees and acknowledges that the BMARK 2019-B10 PSA may contain provisions such that any special servicer could be terminated under the BMARK 2019- B10 PSA based on a recommendation by the BMARK 2019-B10 Operating Advisor if (A) the BMARK 2019-B10 Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the BMARK 2019-B10 Special Servicer has failed to comply with the BMARK 2019-B10 Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the BMARK 2019-B10 PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 3 Columbus Circle Controlling Noteholder will retain its right to remove and replace the special servicer, but the 3 Columbus Circle Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the Mortgage Pool, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2019 and ending on the hypothetical Determination Date in December 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Cantor Commercial Real Estate Lending, L.P.

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and

CastleOak Securities, L.P., two of the underwriters, and Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Lending Estate Holdings, LLC, and its limited partner is CF Real Estate Finance Holdings, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for sale to third-party investors.

In the normal course of its business, CCRE Lending may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CCRE Lending.

CCRE Lending aggregates and warehouses the commercial and multifamily mortgage loans that it originates or acquires pending sale via a CMBS securitization.

See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”. For a description of certain affiliations, relationships and related transactions between CCRE Lending and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CCRE Lending’s Loan Origination, Acquisition and Securitization History

Since its founding in July 2010 and through September 30, 2019, CCRE Lending has originated or acquired approximately 1,538 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $32.1 billion and has acted as a sponsor and mortgage loan seller on 96 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to continue to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by CCRE Lending in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of CCRE Lending (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. After origination of each CCRE Mortgage Loan, the CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel for each CCRE Mortgage Loan completed a loan worksheet that sets forth salient loan terms and reviewed the representations and warranties attached as Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the CCRE Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel, and (iii) various statistical data tapes prepared by the CCRE Deal Team. In addition, for each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each CCRE Mortgage Loan, if any, purchased by CCRE Lending or its affiliates from a third-party originator of such CCRE Mortgage Loan, CCRE Lending generally re-underwrote such Mortgage Loan to confirm whether it complied with CCRE Lending’s underwriting guidelines.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Other Review Procedures. For each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated or acquired in accordance with CCRE Lending’s origination procedures and underwriting guidelines, except as described under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Origination Procedures and Underwriting Guidelines

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s origination procedures and underwriting guidelines is not intended as a representation that every CCRE Mortgage Loan complies entirely with all procedures and guidelines set forth below.

Loan Analysis. The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, CCRE Lending may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of CCRE Lending.

A member of the CCRE Lending team or a third-party engaged by CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. CCRE Lending’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated or acquired by CCRE Lending may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for the CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third-party such as KeyBank National Association, or an affiliate of CCRE Lending, Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and

100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements”

below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the CCRE Mortgage Loans may vary from the specific CCRE Lending underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CCRE Mortgage Loans, CCRE Lending or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CCRE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2019. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including September 30, 2019, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (except that Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank (“NKF”), will be entitled to compensation for its sub-servicing duties with respect to certain of the Mortgage Loans). However, CCRE Lending or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is a sponsor, an originator, a mortgage loan seller and an affiliate of (i) Starwood Mortgage Funding II LLC, the current holder of the Park Central Tower Pari Passu Companion Loan, (ii) Starwood Mortgage Funding III LLC, the current holder of one of the Wells Fargo Place Pari Passu Companion Loans, (iii) LNR Partners, LLC, the special servicer under the CF 2019-CF2 PSA, which governs the servicing of the Bushwick Avenue Portfolio Whole Loan (2.4%), the special servicer under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Whole Loan (3.8%) and the Parklawn Building Whole Loan (7.7%), the special servicer under the Benchmark 2019-B10 PSA, which governs the servicing of the 3 Columbus Circle Whole Loan and the anticipated special servicer in a future securitization, which is expected to govern the servicing of the Park Central Tower Whole Loan (3.2%) and (iv) LNR Securities Holdings, LLC, the directing certificateholder, controlling class representative and risk retention consultation party under the CF 2019-CF2 PSA, which governs the servicing of the Bushwick Avenue Portfolio Whole Loan (2.4%), the directing certificateholder and risk retention consultation party under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Whole Loan (3.8%) and the Parklawn Building Whole Loan, and the anticipated initial directing certificateholder and risk retention consultation party in a future securitization that involves the Park Central Tower Whole Loan.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, and SMC, which is a sponsor, and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (23.6%) and as interim custodian for six (6) of the SMC Mortgage Loans (13.1%).

Starwood’s Securitization Program

This is the 84th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $12.18 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel,

(iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

Three (3) of the SMC Mortgage Loans were originated with material exceptions from the SMC underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

The 1824 Alton Road Mortgage Loan (3.3%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the UW NCF Debt Yield of 7.7% is lower than the 8.0% UW NCF Debt Yield required by SMC’s underwriting guidelines for retail properties. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate, (ii) the borrower sponsors’ experience in the real estate industry in the applicable submarket, and (iii) active long-term leasing at the Mortgaged Property to nationally recognized, publicly traded tenants. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, SMC approved inclusion of the Mortgage Loan into this transaction.

The Bushwick Avenue Portfolio Mortgage Loan (2.4%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the UW NCF Debt Yield of 6.8% is lower than the 7.0% UW NCF Debt Yield required by SMC’s underwriting guidelines for multifamily properties. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Properties’ location in a submarket with a relatively low vacancy rate, (ii) the borrower sponsors’ experience in the real estate industry in the applicable submarket, and (iii) active leasing at the Mortgaged Properties which supports a relatively high occupancy rate. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, SMC approved inclusion of the Mortgage Loan into this transaction.

The 545 & 547 West 20th Street Mortgage Loan (1.0%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the UW NCF Debt Yield of 7.3% is lower than the 8.0% UW NCF Debt Yield required by SMC’s underwriting guidelines for retail properties. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate, (ii) the borrower sponsors’ experience in the real estate industry in the applicable submarket, and (iii) active leasing at the Mortgaged Property which supports a relatively high occupancy rate. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, SMC approved inclusion of the Mortgage Loan into this transaction.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association, which is also the interim custodian for certain of the SMC Mortgage Loans. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2019. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, LLC is the special servicer under the CF 2019-CF2 PSA, which governs the servicing of the Bushwick Avenue Portfolio Whole Loan (2.4%), the special servicer under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Whole Loan (3.8%) and the Parklawn Building Whole Loan (7.7%), the special servicer under the Benchmark 2019-B10 PSA, which governs the servicing of the 3 Columbus Circle Whole Loan and the anticipated special servicer in a future securitization, which is expected to govern the servicing of the Park Central Tower Whole Loan (3.2%) and (ii) LNR Securities Holdings, LLC is the directing certificateholder, controlling class representative and risk retention consultation party under the CF 2019-CF2 PSA, which governs the servicing of the Bushwick Avenue Portfolio Whole Loan (2.4%) and the directing certificateholder, controlling class representative and risk retention consultation party under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Whole Loan (3.8%) and the Parklawn Building Whole Loan, and the anticipated initial directing certificateholder and risk retention consultation party in a future securitization that involves the Park Central Tower Whole Loan. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention” in this prospectus.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  KeyBank is the originator of all of the mortgage loans that KeyBank is contributing to this securitization (the “KeyBank Mortgage Loans”).

The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2018, KeyBank’s Real Estate Capital Group originated a total of $23.2 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $13.1 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of December 31, 2018, KeyBank had originated approximately $17.3 billion of commercial mortgage loans that have been securitized in 84 securitized transactions.  KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation.  KeyBank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third-party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 13, 2018 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2018 as a sponsor of commercial mortgage loan securitizations.  Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including September 30, 2019, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank or a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) thereof will acquire on the Closing Date and retain the VRR Interest in accordance with the Credit Risk Retention Rules (and, for the avoidance of doubt, KeyBank, as primary servicer for all of the KeyBank Mortgage Loans, will be entitled to, or is expected to be entitled to, servicing compensation described in this prospectus with respect to such Mortgage Loans). In addition, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of any such certificates (other than the VRR Interest) at any time.

The Depositor

CCRE Commercial Mortgage Securities, L.P. is the depositor with respect to the Trust. The depositor was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The depositor will not have any material assets. During the eight years ending June 30, 2019, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $4,828,820,838. The depositor is an affiliate of CCRE Lending, one of the mortgage loan sellers, Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an underwriter, and

Berkeley Point Capital LLC dba Newmark Knight Frank, a non-cashiering sub servicer performing limited duties for certain of the Mortgage Loans.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee on behalf of the issuing entity for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The Issuing Entity

The issuing entity, CF 2019-CF3 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and any REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee and the Certificate Administrator”, “—The Master Servicer and The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”), custodian (in such capacity, the “Custodian”) and certificate administrator (in such capacity, the “Certificate Administrator”) under the PSA. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2018, Wells Fargo Bank was acting as trustee on approximately 359 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $141 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of

December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor. One or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue.  On May 6, 2019, the court entered an order approving the settlement agreement.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The respective responsibilities of the trustee and the certificate administrator are set forth in the PSA. A discussion of the role of each of the trustee and the certificate administrator and their respective continuing duties, including: (1) any actions required by each of the trustee and certificate administrator, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of certificates that is needed to require the trustee or certificate administrator to take action; (2) limitations on each of the trustee’s and certificate administrator’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle each of the trustee and the certificate administrator to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding each of the trustee’s and certificate administrator’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee or certificate administrator to another trustee or certificate administrator, as applicable, will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the trustee’s and the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland is also expected to initially be appointed to act as the special servicer under the PSA, and in such capacity, Midland will be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate, process and/or provide or withhold consent as to Major Decisions, Special Servicer Decisions and other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan or Non-Serviced Mortgage Loan) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2019, Midland was master and primary servicing approximately 34,130 commercial and multifamily mortgage loans with a principal balance of approximately $524 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,643 of such loans, with a total principal balance of approximately $203 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2019, Midland was named the special servicer in approximately 352 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 107 assets with an outstanding principal balance of approximately $1.1 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2016 to 2018.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
Total	$121	$145	$158

Midland may enter into one or more arrangements with the Directing Holder, any Controlling Class Representative, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related Co-Lender Agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsors pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus the sum of 0.00125% plus any related sub-servicing fee rate, but which may be reduced under certain circumstances as provided in the PSA.

Midland assisted KKR CMBS II Aggregator Type 1 L.P. or its affiliate, with due diligence relating to the Mortgage Loans.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland is also (i) expected to be the master servicer of the 180 Water Whole Loan, which is expected to be serviced under the COMM 2019-GC44 PSA and (ii) the master servicer and the special servicer of the 225 Bush Whole Loan, which is serviced under the Benchmark 2019-B14 PSA.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.

Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The foregoing information concerning the master servicer and special servicer has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as master servicer and special servicer), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The master servicer and special servicer will each have various duties under the PSA. Certain duties and obligations of each of the master servicer and special servicer are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of each of the master servicer and the special servicer to waive or modify any terms, fees, penalties or payments on the Serviced Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Certain terms of the PSA regarding the removal, replacement or resignation of the master servicer and/or the special servicer are described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”, “—Termination of Master Servicer and Special Servicer for Cause—Waiver of Servicer Termination Events” and “—Replacement of Special Servicer Without Cause”.

The master servicer and special servicer will each only be liable under the PSA to the extent of the obligations specifically imposed on it by the PSA. The rights and obligations of each of the master servicer and the special servicer with respect to indemnification, and certain limitations on the liability of each of the master servicer and the special servicer under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Non-Serviced Master Servicers and the Non-Serviced Special Servicers

For information on each of the Non-Serviced PSAs (to the extent definitively identified as of the date of this prospectus), under which the Non-Serviced Master Servicers and Non-Serviced Special Servicers are obligated to service the applicable Non-Serviced Whole Loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, currently serves as special servicer under (i) the MSC 2019-L3 pooling and servicing agreement which governs the servicing of the Parklawn Building Whole Loan and the Wells Fargo Place Whole Loan, (ii) the CF 2019-CF2 pooling and servicing agreement which governs the servicing of the Bushwick Avenue Portfolio Whole Loan and (iii) the Benchmark 2019-B10 pooling and servicing agreement that governs the servicing of the 3 Columbus Circle Whole Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the MSC 2019-L3 and CF 2019-CF2 pooling and servicing agreements, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 180 as of September 30, 2019. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion; and

●	180 domestic commercial mortgage backed securitization pools as of September 30, 2019 with a then current face value in excess of $89.7 billion.

As of March 31, 2019, LNR Partners has resolved approximately $75.8 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2018, and approximately $2.5 billion of U.S. commercial and multifamily mortgage loans through September 30, 2019.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of September 30, 2019, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,237 assets across the United States with a then current face value of approximately $89.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders in transactions where it has been appointed special servicer. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the MSC 2019-L3, CF 2019-CF2 and Benchmark 2019-B10 pooling and servicing agreements for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSC 2019-L3, CF 2019-CF2 and Benchmark 2019-B10 pooling and servicing agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, originator or mortgage loan seller other than Starwood Mortgage Capital LLC or any significant obligor. LNR Partners is (1) an affiliate of LNR Securities Holdings, LLC which is (A) (i) the current directing certificateholder, (ii) Risk Retention Consultation Party and (iii) current holder of the majority interest in the Class X-G, Class G and Class S certificates and a minority interest in the Class F certificates in the CF 2019-CF2 securitization and (B) (i) the current directing certificateholder, (ii) risk retention consultation party and (iii) current holder of the majority interest in the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates in the MSC 2019-L3 securitization, (2) an affiliate of the holder of the VRR interests in both the CF 2019-CF2 securitization and the MSC 2019-L3 securitization, (3) an affiliate of the retaining sponsor in the both the CF 2019-CF2 securitization and the MSC 2019-L3 securitization, (4) an affiliate of the current holders of 100% of the current controlling classes in the both the CF 2019-CF2 securitization and the MSC 2019-L3 securitization, (5) an affiliate of Starwood Mortgage Funding III, the current holder of Note A-3 in the Wells Fargo Place Whole Loan and (6) an affiliate of Starwood Mortgage Funding II, the current holder of Note A-1(the control note) in the Park Central Whole Loan.

As of the date hereof, neither LNR Partners nor any of its affiliates intends to retain any certificates issued by the issuing entity or, except as described in this prospectus, any other economic interest in this securitization.

Except as disclosed above and elsewhere in this prospectus and except for (i) LNR Partners acting as special servicer under the MSC 2019-L3, CF 2019-CF2 and Benchmark 2019-B10 pooling and servicing agreements, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

The Primary Servicer

KeyBank National Association

General

KeyBank will be appointed as a primary servicer with respect to the Serviced Mortgage Loans that are KeyBank Mortgage Loans (collectively, the “KeyBank Serviced Mortgage Loans”), is the primary servicer of the Parklawn Building Whole Loan pursuant to a primary servicing agreement with Wells Fargo Bank, National Association, as the master servicer under the MSC 2019-L3 pooling and servicing agreement, and is the master servicer of 3 Columbus Circle Whole Loan under the BMARK 2019-B10 pooling and servicing agreement. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other mortgage loan seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 9/30/2019
By Approximate Number	17,866	16,654	16,281	18,447
By Approximate Aggregate Principal Balance (in billions)	$189.30	$197.60	$239.00	$260.30

Within this servicing portfolio are, as of September 30, 2019, approximately 10,604 loans with a total principal balance of approximately $185.1 billion that are included in approximately 724 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer. Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer. S&P’s, Fitch’s, and Morningstar Credit Rating LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer, the master servicer or the special servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

Long-Term Deposits	S&P	Fitch	Moody’s
	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the applicable KeyBank primary servicing agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

Neither KeyBank nor any of its affiliates will retain, on the Closing Date, any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank or a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) thereof will acquire on the Closing Date and retain the VRR Interest in accordance with the Credit Risk Retention Rules (and, for the avoidance of doubt, KeyBank, as primary servicer for the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the VRR Interest) at any time.

The foregoing information regarding KeyBank under this section entitled “—The Primary Servicer” has been provided by KeyBank.

Summary of KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (24.3%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, to be dated as of a date in December 2019 (the “KeyBank Primary Servicing Agreement”). The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of the KeyBank Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional primary servicing compensation due to KeyBank, as primary servicer, and any escrow and reserve payments to be held by KeyBank,

●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	on a quarterly and annual basis, determining and analyzing financial ratios and other financial analysis required under the CREFC Reporting Format and preparing and delivering a report summarizing such analysis based on operating statements and financial statements collected by KeyBank in the form of the CREFC Financial File or such other reporting format as reasonably requested by master servicer,

●	performing annual inspections of the related Mortgaged Property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any events that would cause a KeyBank Serviced Mortgage Loan to become a Specially Serviced Mortgage Loan or of any defaults under the KeyBank Serviced Mortgage Loans, or collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and

●	provide documentation and reasonably cooperate with the master servicer in connection with its preparation and compilation of any CREFC Schedule AL File or any Schedule AL Additional File,

●	provide the master servicer with information and cooperate with the master servicer in satisfying its obligations relating to any Significant Obligor under the PSA,

●	upon receipt of notice that KeyBank Serviced Mortgage Loan is an Excluded Controlling Class Loan under the PSA, mark, label and comply with the requirements in the PSA with respect to such Excluded Controlling Class Loan,

●	with respect to any request for materials by the asset representations reviewer, provide documentation reasonably requested by the master servicer and reasonably cooperate with the master servicer to enable it to comply with its obligations under the PSA, and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, Mortgage Loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions, Special Servicer Decisions or any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Holder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation, the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer’s share of any defeasance fees;

●	100% of the master servicer’s share of (i) any charges for beneficiary statements or demands and (ii) amounts collected for checks returned for insufficient funds actually paid by the borrower;

●	to the extent the master servicer is entitled to retain such amounts under the PSA, 100% of late payment charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Special Servicer Decision and any Major Decision regardless as to whether KeyBank processes such action or not. The special servicer will process all Special Servicer Decisions and Major Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Decision or Major Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Decision or Major Decision, KeyBank will be required to process such Special Servicer Decision or Major Decision.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses, (including in any action brought for the enforcement of the indemnity) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “KeyBank Agreement Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any KeyBank Agreement Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any KeyBank Agreement Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any KeyBank Agreement Losses incurred by the master servicer in connection with any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses (including in any action brought for the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	immediately by the master servicer (or at the depositor’s request to the extent the depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;

●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Successor Third-Party Purchaser;

●	upon resignation by KeyBank;

●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the PSA;

●	at the option of the master servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;

●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event” means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained under the KeyBank Primary Servicing Agreement or such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days;

●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;

●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any Rating Agency (or, in the case of securities backed, in whole or in part, by a Serviced Pari Passu Companion Loan (“Serviced Pari Passu Companion Loan Securities”), any NRSRO rating any class of Serviced Pari Passu Companion Loan Securities) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (B) placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 45 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;

●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank’s receipt of written notice thereof;

●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article X of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the PSA; or

●	any failure of KeyBank to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information regarding the KeyBank Primary Servicing Agreement set forth in this “—Summary of KeyBank Primary Servicing Agreement” section has been provided by Midland.

Summary of the Parklawn Building Primary Servicing Agreement

KeyBank has been appointed as the primary servicer of the Parklawn Building Whole Loan (7.7%). Accordingly, Wells Fargo Bank, National Association, as master servicer, and KeyBank, as primary servicer, have entered into a Primary Servicing Agreement dated as of November 1, 2019 (the “Parklawn Building Primary Servicing Agreement”). The primary servicing of the Parklawn Building Whole Loan is governed by the Parklawn Building Primary Servicing Agreement. The following summary describes certain provisions of the Parklawn Building Primary Servicing Agreement relating to the primary servicing and administration of the Parklawn Building Whole Loan.

Pursuant to the Parklawn Building Primary Servicing Agreement, KeyBank, as primary servicer, on behalf of the master servicer, will be responsible for certain of the obligations of the master servicer with respect to the Parklawn Building Whole Loan, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property. KeyBank will be responsible for performing the primary servicing of the Parklawn Building Whole Loan in a manner consistent with the servicing standard under the related pooling and servicing agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank may not take any action with respect to any assumption, transfer, defeasance, major decision or certain other actions as set forth in the Primary Servicing Agreement unless KeyBank has confirmed with the master servicer that the master servicer is either obligated to process or that the master servicer and the special servicer have mutually agreed that the master servicer shall process such request pursuant to the pooling and servicing agreement.  Following such confirmation, KeyBank may not permit or consent to any assumption, transfer, defeasance, major decisions or take any other action requiring the approval of the master servicer under the Parklawn Building Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer to the extent set forth in the pooling and servicing agreement.  The master servicer will be required to request any such approvals or any rating agency confirmation, if applicable.

As compensation for its activities under the Parklawn Building Primary Servicing Agreement, KeyBank will be paid a primary servicing fee equal to 0.01% with respect to the Parklawn Building Whole Loan only to the extent that the master servicer receives the servicing fee with respect to the Parklawn Building Whole Loan under the pooling and servicing agreement. KeyBank will be entitled to certain additional servicing compensation with respect to the Parklawn Building Whole Loan, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the master servicer is entitled under the pooling and servicing agreement.

KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or from refraining from the taking of any action, in good faith pursuant to the Parklawn Building Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the Parklawn Building Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Parklawn Building Primary Servicing Agreement for a breach of the servicing standard) in the performance of its obligations or duties under the Parklawn Building Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Parklawn Building Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of the master servicer in the performance of its obligations and duties under the Parklawn Building Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the Parklawn Building Primary Servicing Agreement.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the Parklawn Building Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the Parklawn Building Primary Servicing Agreement.

The Parklawn Building Primary Servicing Agreement may be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer (or the depositor to the extent the depositor has the right to terminate KeyBank under the pooling and servicing agreement) elects to terminate KeyBank following an event of default under the Parklawn Building Primary Servicing Agreement;

●	upon resignation by KeyBank;

●	at the option of the purchaser of the Parklawn Building Whole Loan pursuant to the terms of the pooling and servicing agreement; provided that any such termination pursuant to this clause will only be effective with respect to the Parklawn Building Whole Loan and not with respect to the entire agreement;

●	upon the later of the final payment or other liquidation of the Parklawn Building Whole Loan and disposition of all REO property and remittance of all funds thereunder;

●	upon termination of the pooling and servicing agreement; or

●	by mutual consent of KeyBank and the master servicer in writing.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the master servicer to transition primary servicing of the Parklawn Building Whole Loan to the master servicer or its designee.

The foregoing information regarding the Parklawn Building Primary Servicing Agreement set forth in this “Summary of the Parklawn Building Primary Servicing Agreement” section has been provided by KeyBank.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor under the PSA. Park Bridge Lender Services will also be serving as the asset representations reviewer under the PSA.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2019, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of approximately $203.9 billion issued in 248 transactions.

As of September 30, 2019, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of approximately $94.5 billion issued in 106 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on a commercial mortgage-backed securities transaction rated by each Rating Agency (including this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (b) can and is making the representations and warranties as operating advisor set forth in the PSA; (c) possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity; (d) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, any special servicer, any mortgage loan seller, any Directing Holder, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates (including Risk Retention Affiliates); (e) has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or the recommendation of the replacement of any special servicer or the appointment of a successor special servicer to become a special servicer; (f) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (g) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loan or otherwise have any derivative exposure in any interest in the certificates, any Mortgage Loan or otherwise have any financial interest in the securitization to which the PSA relates, other than its fees from its role as operating advisor; provided that Park Bridge Lender Services, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the PSA.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor or the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the PSA regarding the operating advisor’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer.

The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer under the PSA, including those related to indemnification and limitation of liability, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor”, and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This securitization transaction will be subject to the Credit Risk Retention Rules. An economic interest in the credit risk of the securitized assets in such transaction is expected to be retained pursuant to the Credit Risk Retention Rules. KeyBank National Association, one of the sponsors, has agreed to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules with respect to this securitization transaction. The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules through a combination of the following:

●	The Retaining Sponsor is expected to acquire, on the Closing Date, and retain a certificated “eligible vertical interest” (as defined in Credit Risk Retention Rules) in the Issuing Entity, in the form of a “single vertical security” (as such term is defined in the Credit Risk Retention Rules), with an initial Certificate Balance of $21,551,091, representing approximately 2.7310% of the initial aggregate Certificate Balance of all of the certificates (other than the Class R certificates) (the “VRR Interest”); and

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirements under the Credit Risk Retention Rules by a retaining third party purchaser (the “Retaining Third Party Purchaser”), which will be KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership, which is expected to purchase, on the Closing Date, and hold for its own account an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules), consisting of all of the Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “HRR Interest” and, together with the VRR Interest, the “RR Interest”), with an aggregate initial aggregate Certificate Balance of $48,933,113, and having a fair value expected to equal at least 2.2690% of the fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—Eligible Horizontal Residual Interest—The Retaining Third Party Purchaser” below for more information on the Retaining Third Party Purchaser.

The percentage of all certificates (other than the Class R certificates) as of the Closing Date represented by the VRR Interest (which is approximately 2.7310%) and the percentage of the fair value of all certificates (other than the Class R certificates) represented by the HRR Interest (which is at least 2.2690%), as noted in the preceding bullets, will equal at least 5% as of the Closing Date.

The Retaining Sponsor and the Retaining Third Party Purchaser are collectively referred to herein as the “Retaining Parties”.

“Credit Risk Retention Rules” means the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended, as codified in 12 C.F.R. Part 43.

“MOA” means a “majority-owned affiliate”, as defined in the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to the securitization transaction constituted by the issuance of the Certificates, none of the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this securitization transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in §43.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this securitization transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

VRR Interest

General

The VRR Interest constitutes a Class of Certificates, a Class of Regular Certificates and a Class of Principal Balance Certificates, but do not constitute a Class of Offered Certificates, a Class of Non-Vertically Retained Certificates, a Class of Non-Vertically Retained Regular Certificates or a Class of Non-Vertically Retained Principal Balance Certificates. The VRR Interest is not offered hereby.

The initial Certificate Balance of the VRR Interest will be approximately $21,551,091 (subject to a permitted variance of plus or minus 5.0%, and further subject to an additional variance in connection with the calculation of the fair value of the HRR Interest and of all the certificates (other than the Class R certificates)), which will equal the VRR Percentage of the aggregate initial Certificate Balance of the Certificates.

The “VRR Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all Classes of Principal Balance Certificates.

The “Non-Vertically Retained Percentage” is the difference between 100% and the VRR Percentage.

“Percentage Allocation Entitlement” means: (a) with respect to the VRR Interest, the VRR Percentage; and (b) with respect to the Non-Vertically Retained Certificates, the Non-Vertically Retained Percentage.

The “Certificate Balance” of the VRR Interest at any date means an amount equal to the initial Certificate Balance of the VRR Interest less the sum of (a) all amounts distributed to the holders thereof with respect to the VRR Interest on all previous Distribution Dates as principal and (b) the aggregate amount of applicable Realized Losses allocated to the VRR Interest.

The VRR Interest will not be rated, and will not have a Rated Final Distribution Date.

Effective Interest Rate

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

Allocation Between the VRR Interest and Non-Vertically Retained Certificates

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Certificates (as a collective whole). On each Distribution Date, the portion of Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) allocable to: (a) the VRR Interest will be the product of such Available Funds multiplied by the VRR Percentage; and (b) the Non-Vertically Retained Certificates (collectively) will be the product of such Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the respective Percentage Allocation Entitlements thereof.

The aggregate amount available for distributions on the VRR Interest on each Distribution Date is referred to as the “VRR Available Funds”, which is equal to the product of the Available Funds multiplied by the VRR Percentage.

Allocation of Applicable Realized Losses

On each Distribution Date, any applicable Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such Realized Loss, until the Certificate Balance of the VRR Interest has been reduced to zero.

“Realized Loss” means, with respect to the VRR Interest for any Distribution Date, the amount, if any, by which (i) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the VRR Interest after giving effect to distributions of principal on that Distribution Date.

Appraisal Reductions

The VRR Percentage of any Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof.

Voting Rights

The VRR Interest will have the Voting Rights set forth with respect to a Class of Principal Balance Certificates under “Description of the Certificates—Voting Rights” below in this prospectus.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to any unreimbursed Realized Losses previously allocated to the VRR Interest;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Trust REMICs, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Reimbursement of previously allocated Realized Losses with respect to the VRR Interest will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the VRR Interest in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date as to which the Available Funds include such recovery) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed applicable Realized Losses previously allocated to the VRR Interest. If the Certificate Balance of the VRR Interest is so increased, the amount of unreimbursed applicable Realized Losses previously allocated to the VRR Interest will be decreased by such amount.

The “VRR Interest Distribution Amount” with respect to the VRR Interest for any Distribution Date will equal the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-Second, Twenty-Fifth and Twenty-Eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to the VRR Interest for any Distribution Date will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-Third, Twenty-Sixth and Twenty-Ninth and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Allocation Percentage” will equal the VRR Percentage divided by the Non-Vertically Retained Percentage.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans in connection with a principal prepayment, voluntary or involuntary, that is part of the Available Funds for such Distribution Date, will be required to be distributed to holders of the VRR Interest.

Prepayment Interest Shortfalls

Prepayment Interest Shortfalls that are not covered by certain Compensating Interest Payments made by the master servicer or any similar payments by a Non-Serviced Master Servicer are required to be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Eligible Horizontal Residual Interest

The Retaining Third Party Purchaser

KKR CMBS II Aggregator Type 1 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the HRR Interest.

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of September 30, 2019, KKR Aggregator has purchased three offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 23 years of CMBS experience as of September 30, 2019. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of September 30, 2019, funds advised by KKR own 70 separate real estate credit investments. As of September 30, 2019, KKR is responsible for approximately $208 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

If the Retaining Sponsor determines that the Retaining Third Party Purchaser or a successor third party purchaser no longer complies with one or more of the Credit Risk Retention Rules applicable to the Retaining Third Party Purchaser or such successor third party purchaser, the Retaining Sponsor will be required to promptly notify, or cause to be notified, the Certificateholders of such noncompliance.

Material Terms of the Eligible Horizontal Residual Interest

The Retaining Third Party Purchaser (through the Retaining TPP MOA) is expected to purchase the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates identified in the table below that comprise the HRR Interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of HRR Interest	Expected Initial Certificate Balance(1)	Estimated Fair Value or Range of Fair Value (in % and $)(1)	Expected Purchase Price(2)
Class F-RR	$7,675,000	0.36% - 0.38% / $ 2,987,307	38.92257%
Class G-RR	$7,676,000	0.36% - 0.38% / $ 2,987,696	38.92257%
Class H-RR	$8,635,000	0.40% - 0.43% / $ 3,360,964	38.92257%
Class J-RR	$24,947,113	1.16% - 1.25% / $ 9,710,056	38.92257%

(1)	Sets forth the estimated fair value or range of fair value of the HRR Interest (expressed as a percentage of the fair value of all of the certificates (other than the Class R certificates) and as a dollar amount), which HRR Interest would constitute the eligible horizontal residual interest acquired by the Retaining TPP MOA to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value dollar amount of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are not subject to a range, but are based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the Certificates (other than the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates) is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below. For a description of the manner in which the estimated fair value of the certificates (other than the Class R certificates) was determined, see “—Determination of Amount of Required Horizontal Credit Risk Retention”.

(2)	The expected purchase price is expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Interest, excluding accrued interest. The aggregate dollar purchase price expected to be paid for the HRR Interest to be acquired by Retaining TPP MOA is approximately $19,046,023, excluding accrued interest, which will be finally determined such that the percentage of the certificates (other than the Class R certificates) as of the Closing Date represented by the VRR Interest and the percentage of the fair value of the certificates (other than the Class R certificates) represented by the HRR Interest will equal at least 5% as of the Closing Date.

The fair value of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates identified in the above table entitled “Eligible Horizontal Residual Interest” is expected to be equal to at least 2.2690% of the aggregate fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The sponsors estimate that, if the Retaining Sponsor had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount falling within a range of approximately $38,848,204 - $41,968,721, representing 5% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) issued by the issuing entity.

On any Distribution Date, the Non-Vertically Retained Percentage of the aggregate amount available for distributions from the Mortgage Loans, including principal and interest (other than any excess interest that accrues on an ARD Loan, yield maintenance charges and prepayment premiums), net of specified servicing and administrative costs and expenses, will be allocated to the classes of Non-Vertically Retained Certificates in descending order (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, the Non-Vertically Retained Percentage of Mortgage Loan losses will be allocated to the classes of Non-Vertically Retained Principal Balance Certificates in ascending order (beginning with the Class J-RR certificates, in each case until the related Certificate Balance has been reduced to zero, as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of the payment and other material terms of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates identified in the table above in this “—Material Terms of the Eligible Horizontal Residual Interest” section, see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Non-Vertically Retained Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (the “Yield Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap Priced Principal Balance Certificates.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The sponsors utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates.  The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations.  The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Non-Vertically Retained Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.2304%	1.5920%	1.9536%
3Y	1.1501%	1.5580%	1.9659%
4Y	1.1215%	1.5450%	1.9685%
5Y	1.1183%	1.5500%	1.9817%
6Y	1.1326%	1.5670%	2.0014%
7Y	1.1467%	1.5860%	2.0253%
8Y	1.1679%	1.6110%	2.0541%
9Y	1.1908%	1.6380%	2.0852%
10Y	1.2147%	1.6650%	2.1153%

Based on the swap yield curve, the sponsors will determine for each class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight line interpolation (using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination for Swap Priced Principal Balance Certificates

The sponsors determined the credit spread for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the sponsors’ observations and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.40%	0.45%	0.50%
Class A-2	0.65%	0.70%	0.75%
Class A-SB	0.78%	0.83%	0.88%
Class A-3	0.88%	0.93%	1.03%
Class A-4	0.90%	0.95%	1.05%
Class A-S	1.20%	1.25%	1.35%
Class B(1)	1.40%	1.50%	1.65%
Class C(1)	1.80%	1.90%	2.05%
Class D(1)	2.40%	2.55%	2.80%
Class E(1)	3.40%	3.55%	3.80%

(1)   Classes B, C, D and E may accrue interest at (i) the WAC Rate or (ii) the WAC Rate minus a fixed percentage, but no less than 0.000%.

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such class and the related credit spread established at pricing.  The sponsors determined the Discount Yield for each class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below.  The sponsors identified the range presented in the table below from the base case Discount Yield percentage, which represents the sponsors’ estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the sponsors’ observations and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.567%	2.015%	2.463%
Class A-2	1.769%	2.250%	2.730%
Class A-SB	1.929%	2.419%	2.908%
Class A-3	2.090%	2.590%	3.139%
Class A-4	2.113%	2.613%	3.164%
Class A-S	2.414%	2.915%	3.465%
Class B	2.614%	3.165%	3.765%
Class C	3.014%	3.565%	4.165%
Class D	3.614%	4.215%	4.915%
Class E	4.614%	5.215%	5.915%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The sponsors were provided credit support levels for each class of Non-Vertically Retained Principal Balance Certificates by each Rating Agency.  A credit support level for a particular class of Swap Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap Priced Principal Balance Certificates that would be required to be subordinate to that class of

Swap Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Non-Vertically Retained Principal Balance Certificates (the “Constraining Level”).  In certain circumstances the sponsors may have elected not to engage a rating agency for particular classes of Non-Vertically Retained Certificates, based in part on the credit support levels provided by that rating agency.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.  The Certificate Balances of the classes of Swap Priced Principal Balance Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the classes of Non-Vertically Retained Principal Balance Certificates with the highest credit rating was determined by multiplying an amount equal to the Non-Vertically Retained Percentage of the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level.  For each other subordinate class of Non-Vertically Retained Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying an amount equal to the Non-Vertically Retained Percentage of the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Non-Vertically Retained Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination for Swap Priced Principal Balance Certificates

The sponsors determined a target price (the “Target Price”) for each class of Swap Priced Principal Balance Certificates (other than the Class D and Class E certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap Priced Principal Balance Certificates (other than the Class D and Class E certificates) is set forth in the table below.  The Target Prices utilized by the sponsors have not changed materially during the prior year.

Target Prices for Swap Priced Principal Balance Certificates

Class of Swap Priced Principal Balance Certificates	Target Price
Class A-1	100.000%
Class A-2	103.000%
Class A-SB	103.000%
Class A-3	101.000%
Class A-4	103.000%
Class A-S(1)	103.000%
Class B(1)	103.000%
Class C(1)	103.000%

(1)	The Target Price may not be realized with respect to any of Class B or Class C in the event such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap Priced Principal Balance Certificates (other than, in the case of Target Price, the Class D and Class E certificates), the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price.  The Assumed Certificate Coupon for each class of Swap Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupons	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.5842%	2.0359%	2.4869%
Class A-2	2.4213%	2.9101%	3.3980%
Class A-SB	2.3881%	2.8846%	3.3802%
Class A-3	2.2034%	2.7034%	3.2524%
Class A-4	2.4493%	2.9551%	3.5106%
Class A-S(1)	2.7525%	3.2580%	3.7284%
Class B(1)	2.9547%	3.5103%	3.7284%
Class C(1)	3.3587%	3.7284%	3.7284%
Class D	2.5000%	2.5000%	2.5000%
Class E	2.5000%	2.5000%	2.5000%

(1)	Some or all of the Class A-S, Class B or Class C certificates may accrue interest at the WAC Rate.

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap Priced Principal Balance Certificates, the sponsors determined the price (the “Swap Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The sponsors determined the Swap Priced Expected Price for each class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of Interest-Only certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be immediately following each Distribution Date as a result of the application of the expected principal payments on the Mortgage Loans to be applied to the Principal Balance Certificates on such Distribution Date under the terms of the underlying Mortgage Loan documents assuming a 100% CPY for the Interest Only Certificates and the class(es) of Principal Balance Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Interest Payments, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates. The “CPY” prepayment assumption assumes that each Mortgage Loan (or applicable portion thereof) experiences prepayments each month at a specified constant annual rate following any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium.

Determination of Treasury Yield Curve for Interest-Only Certificates

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Interest-Only Certificates.  The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations.  For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Interest-Only Certificates”.  The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Non-Vertically Retained Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Interest-Only Certificates
Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	1.270%	1.697%	2.124%
10Y	1.318%	1.756%	2.194%

Based on the treasury yield curve, the sponsors determined for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the class of Non-Vertically Retained Principal Balance Certificates that is a component of such class of Interest-Only Certificates by using a straight line interpolation (using treasury yield curves with 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Interest-Only Certificates

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Non-Vertically Retained Certificates.

Range of Credit Spreads for the Interest-Only Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.40%	1.45%	1.55%
Class X-B	1.40%	1.45%	1.55%
Class X-D	2.10%	2.20%	2.40%

Discount Yield Determination for Interest-Only Certificates

The Discount Yield for each class of Interest-Only Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread.  For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below.  The sponsors identified the range presented in the table below from the base case Discount Yield percentage, which represents the sponsors’ estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Interest-Only Certificates based on the sponsors’ observations and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Interest-Only Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.698%	3.180%	3.714%
Class X-B	2.714%	3.200%	3.737%
Class X-D	3.415%	3.951%	4.589%

Determination of Scheduled Certificate Interest Payments for Interest-Only Certificates

Based on the range of Assumed Certificate Coupons determined for the Non-Vertically Retained Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the underlying class(es) of Non-Vertically Retained Principal Balance Certificates upon which the Notional Amount of such class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Non-Vertically Retained Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Non-Vertically Retained Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Non-Vertically Retained Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Principal Balance Certificates

Yield Priced Expected Price

The Yield Priced Principal Balance Certificates include the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, all of which are expected to be acquired by the Retaining Third Party Purchaser on the Closing Date. The valuation of the classes of Yield Priced Principal Balance Certificates was based on the price (based on a targeted discount yield to maturity of: (i) 16.375% for the Class F-RR certificates, (ii) 16.375% for the Class G-RR certificates, (iii) 16.375% for the Class H-RR certificates and (iv) 16.375% for the Class J-RR certificates, the Modeling Assumptions and 0% CPR, and further based on an initial Pass-Through Rate of these certificates) set forth in the bid letter that the B-piece buyers submitted to acquire the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (the “Yield Priced Expected Prices” and, together with the Swap Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or, each, an “Expected Price”), expressed as a percent. Certain information regarding determination of the prices of the Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates is further described under “—Material Terms of the Eligible Horizontal Residual Interest” above.

Determination of Class Size of Yield Priced Principal Balance Certificates

The sponsors determined the Certificate Balances of each class of Yield Priced Principal Balance Certificates in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap Priced Principal Balance Certificates (based on 0% CPR), Interest-Only Certificates (based on 100% CPY), and Yield Priced Principal Balance Certificates (based on 0% CPR).

Calculation of Fair Value of all Certificates

Fair Value of Non-Vertically Retained Certificates

Based on the Expected Prices, the sponsors determined the estimated fair value of each class of Non-Vertically Retained Regular Certificates by multiplying the Expected Price by the related Certificate Balance or Notional Amount.  The sponsors determined the range of fair values for each such class of Non-Vertically Retained Certificates based on the low estimate and high estimate of Expected Prices.

Fair Value of the VRR Interest

The sponsors determined the fair value of the VRR Interest by (i) calculating the aggregate fair value of all of the Non-Vertically Retained Certificates (other than the Class R Certificates), (ii) multiplying such aggregate fair value by the Vertical Risk Retention Allocation Percentage and, (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the VRR Interest rather than an entity specific restriction, applying a liquidity discount. The sponsors determined the range of fair values for the VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

Range of Estimated Fair Values

Based on the Expected Prices and the fair values of the VRR Interest, the sponsors determined the estimated fair value or range of fair values set forth in the table below for each class of Non-Vertically Retained Certificates. For each of the “Base Case Fair Value”, the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the sponsors determined the estimated fair value of the related class of Non-Vertically Retained Certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of Non-Vertically Retained Certificates (or, in the case of the Class A-3 and Class A-4 certificates, by the estimated Certificate Balance of the Class A-3 and Class A-4 certificates).

Range of Estimated Fair Values

Class of Certificates	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)	Base Case Fair Value	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)
Class A-1	$15,389,987	$15,389,973	$15,389,971
Class A-2	$60,342,400	$60,342,515	$60,342,395
Class A-SB	$22,179,891	$22,179,983	$22,179,948
Class A-3(1)	$222,199,736	$222,199,439	$222,198,763
Class A-4(1)	$228,446,387	$228,446,004	$228,446,803
Class X-A(1)	$54,925,500	$33,508,485	$11,193,602
Class X-B	$9,191,982	$3,206,274	$0
Class A-S	$86,966,468	$86,966,723	$85,868,618
Class B	$32,612,741	$32,612,774	$31,413,916
Class C	$31,624,020	$30,968,456	$29,477,777
Class X-D	$3,312,649	$3,232,336	$3,140,423
Class D	$17,421,109	$16,544,904	$15,585,958
Class E	$12,792,216	$12,156,760	$11,460,988
Class F-RR	$2,987,307	$2,987,307	$2,987,307
Class G-RR	$2,987,696	$2,987,696	$2,987,696
Class H-RR	$3,360,963	$3,360,963	$3,360,963
Class J-RR	$9,710,056	$9,710,056	$9,710,056
VRR Interest	$22,923,316	$22,090,826	$21,218,889

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-3 certificates, the Class A-4 certificates and the Class X-A certificates is based on the Class A-3 certificates having an initial Certificate Balance of $220,000,000, and the Class A-4 certificates having an initial Certificate Balance of $221,794,000. However, the exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $75,000,000 and $220,000,000, and the initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $221,794,000 and $366,794,000. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $441,794,000, subject to a variance of plus or minus 5%.

The estimated range of fair value for all the certificates (other than the Class R Certificates) is approximately $776,964,077 to $839,374,426.

Hedging, Transfer and Financing Restrictions

The HRR Interest and the VRR Interest will be required to be subject to certain hedging, transfer and financing restrictions. Both the HRR Interest and the VRR Interest will be evidenced by one or more certificates and are expected to be held in definitive form by the certificate administrator on behalf of the registered holders of the HRR Interest and the VRR Interest, respectively, for so long as the HRR Interest and VRR Interest are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the PSA.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator”, “third party purchaser” and any respective “affiliate” (each as defined in the Credit Risk Retention Rules), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to an MOA or, in the case of the Retaining Third Party Purchaser, to a subsequent third party purchaser (as defined in, and in compliance with, the Credit Risk Retention Rules then in effect). In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless the Credit Risk Retention Rules are earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date; provided that, solely with respect to the HRR Interest, such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with §43.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The Operating Advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the Special Servicer with respect to Specially Serviced Loans to the extent described in this prospectus and required under the PSA;

●	review reports provided by the Special Servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the Special Servicer; and

●	issue an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to applicable Specially Serviced Loans.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “—Operating Advisor—Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to certain Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the PSA with respect to any Non-Serviced Mortgage Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the aggregate outstanding Certificate Balance of the HRR Interest (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Interest) is 25% or less of the initial aggregate Certificate Balance of the HRR Interest. Furthermore, with respect to Excluded Loans, an Operating Advisor Consultation Event will be deemed to exist.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the Operating Advisor, the Operating Advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of KeyBank, CCRE and SMC will make the representations and warranties identified on Annex D-1, subject to certain exceptions to such representations and warranties set forth in Annex D-2.

At the time of its decision to include the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents)

resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable KeyBank Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the CCRE Mortgage Loans in this transaction, CCRE determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CCRE that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CCRE that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CCRE based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CCRE Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the applicable SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMC Mortgage

Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2019-CF3, will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Non-Offered Certificates”	The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates and the VRR Interest
“Senior Certificates”	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates
“Class X Certificates”	The Class X-A, Class X-B and Class X-D certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates
“Regular Certificates”	The Senior Certificates, the Subordinate Certificates and the VRR Interest
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR and the VRR Interest
“Residual Certificates”	The Class R certificates
“Non-Vertically Retained Certificates”	The Regular Certificates (other than the VRR Interest)
“Non-Vertically Retained Regular Certificates”	The Regular Certificates (other than the VRR Interest)
“Non-Vertically Retained Principal Balance Certificates”	The Principal Balance Certificates (other than the VRR Interest)

The certificates will represent in the aggregate the entire beneficial ownership interest in the issuing entity. The assets of the issuing entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans and received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any REO Property relating to a Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any such funds or assets relating to a Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC.

As further described in this prospectus, the primary source for payment of principal and interest on the certificates will be amounts received by the issuing entity in respect of the Mortgage Loans.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%, together with any additional variance in connection with any change in the Certificate Balance of the VRR Interest following the calculation of the actual fair values of the HRR Interest and all of the certificates (other than the Class R certificates, respectively), and further subject to the discussion in the footnotes below):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$15,390,000
A-2	$58,585,000
A-SB	$21,534,000
A-3	(1)
A-4	(1)
X-A	$537,303,000(2)
X-B	$146,800,000(2)
A-S	$84,434,000
B	$31,663,000
C	$30,703,000

Non-Offered Certificates
X-D	$34,541,000(2)
D	$19,189,000
E	$15,352,000
F-RR	$7,675,000
G-RR	$7,676,000
H-RR	$8,635,000
J-RR	$24,947,113
VRR Interest	$21,551,091

(1)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $441,794,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance
Class A-3	$75,000,000 - $220,000,000
Class A-4	$221,794,000 - $366,794,000

(2)	The Notional Amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is at all times equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and may reduce accordingly, such Notional Amount of the related Class X Certificates (or, if as a result of such pricing the Pass-Through Rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such Notional Amount of the related Class X Certificates is (or may from time to time be) less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and may increase accordingly, such Notional Amount of the related Class X Certificates.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its

Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate Certificate Balance of the related class(es) of Principal Balance Certificates (as to any class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Notional Amount	Class(es) of Corresponding Principal Balance Certificates
Class X-A	$537,303,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
Class X-B	$146,800,000	Class A-S, Class B and Class C
Class X-D	$34,541,000	Class D and Class E

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth (4th) business day following each Determination Date (each, a “Distribution Date”) commencing in January 2020. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh calendar day of that month is not a business day, then the next business day) commencing in January 2020.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five (5) business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class R certificate will be the percentage interest in the applicable class specified on the face of that certificate.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distributions of interest (other than Excess Interest), distributions of principal and reimbursements of previously allocated Realized Losses to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans and any REO Properties (in the case of any Non-Serviced Mortgage Loan or related REO Property, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or the related Co-Lender Agreement) (including any portion of Loss of Value Payments deposited into the Collection Account) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related Master Servicer Remittance Date, exclusive of (without duplication) any portion thereof that represents:

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods) or that are received subsequent to the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan or related REO Property, the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date);

●	all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans received subsequent to the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan or related REO Property, the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date);

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	amounts deliverable to the certificate administrator for deposit in the Gain-on-Sale Reserve Account;

●	all amounts deposited in the Collection Account in error;

●	all Excess Interest allocable to the Mortgage Loans; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the Certificates);

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amount(s) as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Non-Vertically Retained Available Funds” for any Distribution Date will equal the product of (i) the Non-Vertically Retained Percentage, multiplied by (ii) the Available Funds for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date is the lesser of: (i) the amount on deposit in the Gain-on-Sale Reserve Account and available for distribution on such Distribution Date; and (ii) the excess, if any, of (A) the sum of (1) the aggregate of (x) the Interest Distribution Amounts for all classes of Non-Vertically Retained Regular Certificates for such Distribution Date, (y) the Principal Distribution Amount for such Distribution Date and (z) all previously allocated applicable Realized Losses reimbursable with respect to the Non-Vertically Retained Principal Balance Certificates on such Distribution Date, plus (2) the VRR Allocation Percentage of the aggregate amount described in the immediately preceding subclause (1), over (B) the amount of Non-Vertically Retained Available Funds for such Distribution Date without regard to any withdrawals from the Gain-on-Sale Reserve Account.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments due or received, as the context may require, with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been due or received, as applicable, during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Whole Loan that is delinquent in respect of its balloon payment beyond the Determination Date immediately following the related maturity date or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Vertically Retained Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Non-Vertically Retained Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances thereof, in the following priority:

(a)   first, to the Class A-SB certificates, in an amount up to the Principal Distribution Amount, but only until the Certificate Balance of such class is reduced to the planned principal balance set forth on Annex E for such Distribution Date (the “Class A-SB Planned Principal Balance”);

(b)   then, to the Class A-1 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(c)   then, to the Class A-2 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(d)   then, to the Class A-3 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(e)   then, to the Class A-4 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero; and

(f)    then, to the Class A-SB certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, to the Class A-S certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F-RR certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G-RR certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H-RR certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, to the Class J-RR certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Thirtieth, to the Class J-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class; and

Thirty-first, to the Class R certificates any remaining Non-Vertically Retained Available Funds.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the aggregate of the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates is (or is expected to be) reduced to zero as a result of the allocation of Realized Losses to those certificates. None of the Class X Certificates will be entitled to any distribution of principal.

Reimbursement of previously allocated applicable Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date as to which the Available Funds include such recovery): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in this section “—Priority of Distributions”, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of such recovery and (B) the amount of the unreimbursed applicable Realized Losses previously allocated to the subject class of Non-Vertically Retained Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Non-Vertically Retained Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any class of Regular Certificates (exclusive of the VRR Interest) is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any class of Non-Vertically Retained Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for any class of Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Corresponding Principal Balance Certificates for the related Distribution Date (or, if there are multiple classes of Corresponding Principal Balance Certificates, the weighted average of the Pass-Through Rates on such classes of Corresponding Principal Balance Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to the related Distribution Date).

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately prior to the related Distribution Date.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) (even if the related Mortgaged Property has become an REO Property) at any time is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates on the Non-Vertically Retained Regular Certificates, the WAC Rate and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer or the special servicer or any Non-Serviced Master Servicer or Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), solely for purposes of calculating the Pass-Through Rates on the Non-Vertically Retained Regular Certificates and the WAC Rate for any Distribution Date, the Net Mortgage Rate of any such Mortgage Loan for the one-month interest accrual period applicable to the related Due Date immediately preceding such Distribution Date will be the annualized rate at which interest would have to accrue in respect thereof on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required (or, except for any prepayment, whether or not voluntary, would have actually been required) to be paid in respect of such Mortgage Loan for such one-month interest accrual period at the related Net Mortgage Rate (calculated solely in accordance with the prior sentence); provided, however, that with respect to each Mortgage Loan that is an Actual/360 Loan, the Net Mortgage Rate for the one-month loan-level interest accrual period (1) applicable to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of related Withheld Amounts, and (2) applicable to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of related Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate”, with respect to each Mortgage Loan (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), as of any date of determination, will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, which is set forth on Annex A-1 under the heading “Administrative Cost Rate” for each Mortgage Loan.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) and any related Companion Loan (even if the related Mortgaged Property has become an REO Property) at any time is the per annum rate at which interest then accrues on such Mortgage Loan or Companion Loan (in the absence of a default), as stated in the related promissory note or componentization notice evidencing such Mortgage Loan or related Companion Loan, without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of a class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of (a) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for that Distribution Date, plus (b) the Principal Shortfall Amount for that Distribution Date.

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) are subsequently recovered on the related Mortgage Loan (or REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (which do not include balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date and not included in the Principal Distribution Amount for any prior Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following (in each case to the extent not included in the Principal Distribution Amount for any prior Distribution Date): (a) all prepayments of principal received on the Mortgage Loans as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date); and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date), whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments (to the extent that such amount was transferred into the Collection Account to cover Nonrecoverable Advances or additional expenses of the issuing entity or to offset a previously allocated Realized Loss), accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with or otherwise relating to the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or Companion Loan that is delinquent in respect of its balloon payment or as to which the related Mortgaged Property has become an REO Property, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or Companion Loan, as applicable, on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the Mortgage Loan or Companion Loan, as applicable (as calculated with interest at the related Mortgage Rate), if any, assuming the related balloon payment had not become due or the related Mortgaged Property had not become an REO Property, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan or Companion Loan, as applicable, in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or Companion Loan, as applicable, at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed to holders of the Non-Vertically Retained Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date as of which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of such Mortgage Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and CREFC® Intellectual Property Royalty License Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (individually and collectively, as the context may require, an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any related REO Loan(s) or applicable portion(s) thereof. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, Companion Loan or Whole Loan, as applicable, including the same fixed Mortgage Rate(s) (and, accordingly, the same Net Mortgage Rate(s)) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan, Companion Loan or Whole Loan, as applicable, including any portion thereof payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee or CREFC®, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or trustee for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan, Companion Loan or Whole Loan, as applicable. Any Mortgage Loan that is or is part of an REO Loan is sometimes referred to as an “REO Mortgage Loan”; any Serviced Companion Loan that is or is part of an REO Loan is sometimes referred to as an “REO Companion Loan”; and any Serviced Whole Loan that is an REO Loan is sometimes referred to as an “REO Whole Loan”.

With respect to each Serviced Whole Loan, no amounts collected on such Serviced Whole Loan or any related REO Property and allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees, Workout Fees, Liquidation Fees and other reimbursable expenses that are incurred with respect to such Serviced Whole Loan or related REO Property and are allocable to such Companion Loan or REO Companion Loan in accordance with the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement) to the contrary, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan (other than an REO Mortgage Loan) in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under such Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to such Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (b) Accrued AB Loan Interest (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, other than in the case of a Non-Serviced Mortgage Loan, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, other than in the case of a Non-Serviced Mortgage Loan, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of an REO Property related to a Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement), will be deemed to be allocated for purposes of collecting amounts due under the related Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (b) Accrued AB Loan Interest (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, the Non-Vertically Retained Percentage of each prepayment premium and yield maintenance charge collected in respect of any Mortgage Loan in connection with a principal prepayment, voluntary or involuntary, that is part of the Available Funds for such Distribution Date, will be required to be distributed by the certificate administrator to the holders of each class of Non-Vertically Retained Principal Balance Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of all the Non-Vertically Retained Principal Balance Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such class of certificates and (c) the Non-Vertically Retained Percentage of  the amount of the subject prepayment premium or the yield maintenance charge, as applicable.

The Non-Vertically Retained Percentage of any yield maintenance charges or prepayment premiums collected in respect of the Mortgage Loans in connection with principal prepayments, voluntary or involuntary, that are part of the Available Funds for any Distribution Date, to the extent remaining after the distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”), will be allocated and distributed on such Distribution Date in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on such Distribution Date and the denominator of which is the Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-S, Class B and Class C certificates on such Distribution Date and the denominator of which is the Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)   last, to the Class X-D certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B certificates described in clauses (a) through (b) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any class of the Non-Vertically Retained Principal Balance Certificates will be a fraction (not greater than one) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of a Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated between the related Mortgage Loan and the related Companion Loans in the proportions described in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of Regular Certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below.

The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	November 2024
Class A-2	November 2024
Class A-SB	March 2029
Class A-3	November 2029 - November 2029(1)
Class A-4	December 2029 - December 2029(2)
Class X-A	December 2029
Class X-B	December 2029
Class A-S	December 2029
Class B	December 2029
Class C	December 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-3 certificates ranging from $75,000,000 to $220,000,000.

(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $221,794,000 to $366,794,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Co-Lender Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any default interest and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge or Excess Interest actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date or prior to the Due Date in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any default interest and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

To the extent that the Prepayment Interest Excess for all Serviced Mortgage Loans and Serviced Pari Passu Companion Loans exceeds the Compensating Interest Payment for all Serviced Mortgage Loans

and Serviced Pari Passu Companion Loans as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(a)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loans (in each case other than a Specially Serviced Loan or any such Mortgage Loan or related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) during the applicable one-month period for the related Distribution Date, and

(b)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan and Serviced Companion Loan (including any related REO Mortgage Loans and REO Companion Loans) for which such Servicing Fees are being paid, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, subject to the related Co-Lender Agreement, any related Serviced Companion Loan) subject to prepayment during the applicable one-month period for the related Distribution Date, and (C) to the extent earned on principal prepayments received during the applicable one-month period for such Distribution Date, net investment earnings payable to the master servicer. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (other than (t) in accordance with the terms of the loan documents, (u) with respect to the Non-Serviced Mortgage Loans, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) if the Mortgage Loan or Serviced Whole Loan was previously a Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Mortgage Loan interest accrual period during which such prepayment occurred, (x) at the request or with the consent of the special servicer or, so long as an applicable Control Termination Event has not occurred or is not continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the related Directing Holder, (y) pursuant to applicable law or a court order or (z) in connection with the payment of any insurance proceeds or condemnation awards unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall) (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to each related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The Non-Vertically Retained Percentage of any Excess Prepayment Interest Shortfall with respect to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among each class of Non-Vertically Retained Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for such Distribution Date that are not covered by the portion of the master servicer’s Compensating Interest Payment for such Distribution Date allocable to the Serviced Mortgage Loans and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicers.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates of any class thereof to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and each other class, if any, of Subordinate Certificates with an earlier alphabetical class designation. In particular, the rights of the holders of the Subordinate Certificates of any class thereof to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates and each other class, if any, of Subordinate Certificates with an earlier alphabetical class designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Vertically Retained Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of Non-Vertically Retained Regular Certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of applicable Realized Losses to classes of Non-Vertically Retained Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal to the Non-Vertically Retained Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of Subordinate Certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the holders of the Certificates on that date, the certificate administrator is required to calculate the Realized Losses with respect to the Non-Vertically Retained Certificates and the VRR Interest, respectively, for such Distribution Date.

“Realized Loss” means, with respect to the Non-Vertically Retained Principal Balance Certificates for any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans (including any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) expected to be outstanding immediately following such Distribution Date (and for purposes of this calculation only, such aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances). The certificate administrator will be required to allocate any applicable Realized Losses among the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate applicable Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balance(s) of the class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer or asset representations reviewer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class R certificates will be considered outstanding so long as the issuing entity has not been terminated or any other class of certificates is outstanding. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated applicable Realized Losses are required thereafter to be made to a class of Non-Vertically Retained Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a statement with respect to the related reporting period in the form of Annex B (the “Distribution Date Statement”) providing all information required under Regulation AB and in the form attached to the PSA relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the one-month period ending on the related Determination Date, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt, in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount (or, in the case of the VRR Interest, the VRR Interest Distribution Amount), in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the certificate administrator, the master servicer or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in the form Distribution Date Statement;

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file; and

(15)  a CREFC® loan periodic update file.

The certificate administrator, the master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will be required to deliver to the certificate administrator by electronic means the following items (in certain cases, to the extent that the master servicer has received the CREFC® special servicer loan file from the special servicer at the time required under the PSA):

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (if applicable);

●	a CREFC® Schedule AL file;

●	a CREFC® delinquent loan status report;

●	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

●	a CREFC® REO status report;

●	a CREFC® comparative financial status report;

●	a CREFC® loan level reserve and letter of credit report;

●	a CREFC® servicer watch list; and

●	a CREFC® advance recovery report.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver, to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation to deliver the CREFC® net operating income adjustment worksheet described above. The master servicer will deliver, or the special servicer will forward to the master servicer and the master servicer will deliver, to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record.”

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Controlling Class Representative (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Controlling Class Representative and the Risk Retention

Consultation Party) that provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically (including by means of a click-through confirmation contained on the certificate administrator’s website); provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Controlling Class Representative or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Controlling Class Representative or any Controlling Class Certificateholder, any information other than the Distribution Date Statement. Notwithstanding the foregoing, (A) if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may nevertheless be a Privileged Person, provided that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations, and (B) any Excluded Controlling Class Holder will be permitted to reasonably request, and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be.

Notwithstanding any provision to the contrary in the PSA, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan, and the certificate administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

If the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Serviced Mortgage Loan or Serviced Whole Loan, an “Excluded Risk Retention Consultation Party Loan”), the Risk Retention

Consultation Party will not have any consultation rights with respect to such Excluded Risk Retention Consultation Party Loan.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or the holder(s) of the majority of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

“Investor Certification” means a certificate substantially in the form attached to the PSA or in the form(s) provided electronically by the Certificate Administrator, representing (i) that such person executing the certificate is a Certificateholder, the Controlling Class Representative, the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Controlling Class Representative or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Controlling Class Representative or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that the Controlling Class Representative or a Controlling Class Certificateholder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party (if such Excluded Information is not otherwise available to such party via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan as to which it is a Borrower Party. The master servicer, the trustee and the certificate administrator may conclusively rely on the Investor Certification.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate (including the certificate(s) evidencing the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special

Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with any such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan (other than any Excluded Risk Retention Consultation Party Loan), for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party.

The information provided to the Risk Retention Consultation Party with respect to an Excluded Risk Retention Consultation Party Loan for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” in this prospectus.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date for this securitization transaction, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files; and

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	the CREFC® appraisal reduction template; and

o	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by Certificateholders entitled to the requisite percentage of Voting Rights for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any accountant’s attestation reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Sponsor with the Credit Risk Retention Rules. The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website to it due to the subject Mortgage Loan or Whole Loan being an Excluded Controlling Class Loan and on account of the subject information constituting Excluded Information, any Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or other information, other than, in the case of each of clause (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it that it did not prepare.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Serviced Mortgage Loans or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) may also be submitted electronically (including by means of a click-through confirmation contained on the certificate administrator’s website). The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 1-866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X-A, Class X-B and Class X-D certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any class of Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the subject class, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of all classes of the Principal Balance Certificates, in each case determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form (“Certificate Owners”) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Optional Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Administration Group – CF 2019-CF3

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such

Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. For purposes of the respective Mortgage Loan Purchase Agreements pursuant to which CCRE and SMC are selling Mortgage Loans, the DC Mixed Use Portfolio VI Mortgage Loan will constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof to be sold to the depositor by CCRE or SMC, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)	the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)	the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)	an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); provided that with respect to a Servicing Shift Mortgage Loan, such assignments will be executed in blank until the earliest of (x) the related Servicing Shift Securitization Date, (y) the date on which such Mortgage Loan becomes specially serviced and (z) 180 days after the Closing Date;

(iv)	the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)	an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); provided that with respect to a Servicing Shift Mortgage Loan, such assignments will be executed in blank until the earliest of (x) the related Servicing Shift Securitization Date, (y) the date on which such Mortgage Loan becomes specially serviced and (z) 180 days after the Closing Date;

(vi)	the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)	originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)	the original or a copy of the lender’s title insurance policy issued on the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(ix)	any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)	an original assignment in favor of the trustee of any financing statement referred to in the immediately preceding clause (ix) that has been executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)	a copy of any co-lender agreement or intercreditor agreement relating to existing debt of the borrower, including any Co-Lender Agreement relating to a Whole Loan;

(xii)	with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

(xiii)	the original or a copy of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)	the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)	a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)	with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the issuing entity, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the issuing entity (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xvii)	a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xviii)	a copy of all related environmental reports that were received by the mortgage loan seller;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, (B) the DC Mixed Use Portfolio VI Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver a copy of the related documents identified in clauses (ii) through (xviii) above may be satisfied by delivery of such documents by either of the applicable mortgage loan sellers, and (C) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(1)                (A)  the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(2)                the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(3)                any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(4)                final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(5)                the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(6)                the related ground lease, if any, and any ground lessor estoppel;

(7)                the related loan agreement, if any;

(8)                the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(9)                the related lockbox agreement or cash management agreement, if any;

(10)              the environmental indemnity from the related borrower, if any;

(11)              the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(12)              in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(13)              any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(14)              any mezzanine loan intercreditor agreement;

(15)              any related environmental insurance policy;

(16)              any related letter of credit and any related assignment thereof; and

(17)              any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)   unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)  unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the related Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)       in the case of such Material Defect that would cause a Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) the discovery by any party to the PSA of such Material Defect, and (B) receipt of a Breach Notice by the mortgage loan seller,

(1)     cure such Material Defect in all material respects, at its own expense,

(2)     repurchase the affected Mortgage Loan or REO Mortgage Loan at the Purchase Price, or

(3)     substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Mortgage Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the MLPA or the PSA to promptly provide a Breach Notice as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and  such delay precludes the mortgage loan seller from curing such Material Defect, and (iii) such Material Defect did not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more (but not all of the) Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the (or, if applicable, each) affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such (or, if applicable, each such) Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or result in imposition of a tax on any such Trust REMIC and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Controlling Class Representative in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the DC Mixed Use Portfolio VI Mortgage Loan, each of CCRE and SMC will be responsible for any remedies solely in respect of the related promissory note sold by it, as if the note contributed by each such mortgage loan seller and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, the MLPA provides that, with respect to each Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the securitization trust holding such Non-Serviced Companion Loan, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loans contained in the securitization trust holding such Non-Serviced Companion Loan.

With respect to any Mortgage Loan (including an REO Mortgage Loan), the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the first Determination Date coinciding with or following the date of purchase or substitution, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan (to the extent not previously paid by the related mortgage loan seller), and all reasonable out-of-pocket expenses incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan, provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Mortgage Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to a Mortgage Loan that is part of a Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)	have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)	have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)	have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)	accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)	have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)	have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)	comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)	have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)	have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)	constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)	not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)	have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)	not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)	have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Controlling Class Representative;

(o)	prohibit defeasance within two years of the Closing Date;

(p)	not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)	have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)	be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Administrative Cost Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Non-Vertically Retained Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any unpaid fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset

Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

The Non-Serviced Mortgage Loans, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Serviced Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to a Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Non-Serviced PSA, and the provisions of such Non-Serviced PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Co-Lender Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Serviced Loans that are not Specially Serviced Loans (except for Special Servicer Decisions, Major Decisions and certain other matters as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and for processing Special Servicer Decisions and Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Mortgage Loans and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Periodic Payment or balloon payment with respect to any Serviced Loan.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Serviced Mortgage Loans, any related Serviced Companion Loans and the related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)	the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)	the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder or holders of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s), as applicable) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Serviced Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations (but only with cause with respect to a sub-servicer appointed by a mortgage loan seller (a “Mortgage Loan Seller Sub-Servicer”)) under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer or the certificate administrator pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to or a Serviced Companion Loan is part of the related pool), or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or is backed by Serviced Companion Loans. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)            all Periodic Payments (other than the balloon payments) (net of any applicable Servicing Fees and, in the case of a Non-Serviced Mortgage Loan, any corresponding servicing fees payable under the Non-Serviced PSA) that were due on the Mortgage Loans (including the Non-Serviced Mortgage Loans) and any REO Mortgage Loan during the related Collection Period and not received as of the related Determination Date; and

(2)            in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Mortgage Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment for the related Collection Period.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Mortgage Loan will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Serviced Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, the master servicer will deliver to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the master servicer will deliver to the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, (e) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance, and (f) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse a Nonrecoverable Advance to the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Serviced Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances specified in the PSA make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two business days following receipt of properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”), in its own name on behalf of the trustee and for the benefit of the Certificateholders. With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances and Compensating Interest Payments with respect to the Mortgage Loans, less amounts, if any, distributable to the Class R certificates as set forth in the PSA) generally to make distributions of interest and principal from the Non-Vertically Retained Available Funds to the holders of the Non-Vertically Retained Regular Certificates, as described under “Description of the Certificates—Distributions”, and distributions of interest and principal from the VRR Available Funds to the holders of the VRR Interest, as described under “Credit Risk Retention—Material Terms of the Eligible Vertical Interest—VRR Interest—Priority of Distributions on the VRR Interest.”

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to apply amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans to make deposits into the Interest Reserve Account, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance immediately following the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Actual/360 Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the certificates entitled to such Excess Interest. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date and not previously so remitted. There are no ARD Loans and there will be no Excess Interest. Accordingly, no Excess Interest Distribution Account will be established.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated applicable Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the certificate administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date for distribution on the Regular Certificates) equal to the Gain-on-Sale Remittance Amount. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the holders of any related Companion Loans.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to each Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges distributable to Certificateholders on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)	to pay to the master servicer (or holders of the excess servicing fee strip) and the special servicer, as compensation, the aggregate unpaid servicing compensation (including any unpaid excess servicing fee strip);

(iv)	to pay itself any Net Prepayment Interest Excess;

(v)	to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)	to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity and is not received as part of the Purchase Price);

(vii)	to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)	to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred by such person with respect to each related Mortgage Loan that has been liquidated, repurchased or substituted pursuant to the PSA or otherwise;

(ix)	to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)	to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)	to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account or, with respect to a Serviced Whole Loan, the related separate custodial account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)	to recoup any amounts deposited in the Collection Account in error;

(xiii)	to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)	to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)	to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)	to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)	to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)	to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA or otherwise, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a share of any related Servicing Advances) allocable to any Serviced Companion Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or any related Subordinate Companion Loan to the extent permitted by the related Co-Lender Agreement) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Special Servicing Fee, the Workout Fee, the Liquidation Fee, the Asset Representations Reviewer Fee, and the Operating Advisor Fee that accrue or are otherwise earned with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor with respect to such Mortgage Loan may only be paid out of payments and other collections on such Serviced Mortgage Loan (or any related Subordinate Companion Loan to the extent permitted by the related Co-Lender Agreement) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, certificate administrator, operating advisor and asset representations reviewer, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are a Specially Serviced Loan and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan, subject to the minimum amount and cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee rate to the related payment or proceeds (exclusive of default interest and late payment charges), subject to certain adjustments, and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the minimum and maximum amounts described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All Excess Modification Fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees, and (to the extent not applied to cover prepayment interest shortfalls) prepayment interest excesses, actually collected on the Serviced Mortgage Loans and, subject to the related Co-Lender Agreements, related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the applicable monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and related REO Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee	A fee equal to a reasonable and customary fee charged by the asset representations reviewer, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap, subject to CPI adjustments.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	Recoveries on the related Mortgage Loan or Serviced Whole Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed, compounded annually.	First from late payment charges and default interest on the related Mortgage Loan or Serviced Whole Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations.	Time to time
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed, compounded annually.	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loans but not any Serviced Companion Loan (other than a Serviced Subordinate Companion Loan solely as to interest in respect of P&I Advances thereon or on the related Mortgage Loan), subject to certain limitations.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of collections with respect to the related Mortgage Loan on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan and, under certain circumstances, any related Serviced Companion Loan (income on the related REO Property), if applicable, and then from general collections with respect to the Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest in excess of the regular interest rate collected on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan, and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer and/or any applicable primary servicer or subservicer. The Servicing Fee will be retained by the master servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan (together with the Master Servicing Fee, “Servicing Compensation”)(i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that do not involve a Major Decision or Special Servicer Decision, 50% of any Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions, 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Decision, 50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required); (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Serviced Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Excess Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans and Serviced Companion Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee for such month for such Specially Serviced Loan or REO Property, the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

A “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000; provided, further, however, that any Workout Fees paid to a predecessor or successor special servicer will not be taken into account in determining the $1,000,000 cap. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Co-Lender Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Notwithstanding the foregoing, (i) no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan” and (ii) if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) a “Liquidation Fee Rate” of 1.0% of the related liquidation payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; and provided, further, that any Liquidation Fees paid to a predecessor or successor special servicer will not count against the $1,000,000 cap. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any Defaulted Loan by the special servicer, the Directing Holder or any Companion Loan Holder or any of their affiliates if such purchase occurred within 90 days after the transfer of the Defaulted Loan to special servicing,

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan, in connection with the termination of the issuing entity as described under “—Termination; Optional Termination; Retirement of Certificates” below,

●	a repurchase or replacement of a Mortgage Loan (other than an REO Loan or applicable portion thereof) by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

●	with respect to any Mortgage Loan or any related Serviced Companion Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan or any related Serviced Companion Loan by the holder of the related mezzanine loan, in each case within 90 days after the first time that such holder’s option to purchase such Mortgage Loan or any related Serviced Companion Loan becomes exercisable,

●	with respect to a Serviced Pari Passu Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the PSA for the trust that owns such Serviced Pari Passu Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Pari Passu Companion Loan pursuant to a clean-up call or similar liquidation under the PSA for the trust that owns such Serviced Pari Passu Companion Loan,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA, and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Excess Modification Fees related to Specially Serviced Loans,

●	50% of any Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees and consent fees on Specially Serviced Loans,

●	50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve a Major Decision or Special Servicer Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

●	any interest or other income earned on deposits in the REO Accounts, and

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related Co-Lender agreement and the applicable pooling and servicing agreement.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Serviced Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that, other than as set forth in the following paragraph, no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Serviced Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as applicable.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any such services performed by such party with respect to any Serviced Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan, Serviced Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Whole Loan and any purchaser of any Serviced Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and each REO Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00919% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan or REO Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and each REO Mortgage Loan and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Mortgage Loan for any Interest Accrual Period is a per annum rate equal to 0.00173% with respect to all Mortgage Loans.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan or Serviced Whole Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating

Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

Asset Representations Reviewer Compensation

The asset representations reviewer fee (the “Asset Representations Reviewer Fee”) will be payable to the asset representations reviewer monthly from amounts received with respect to each Mortgage Loan and REO Mortgage Loan (including the Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Asset Representations Reviewer Fee Rate with respect to each such loan on the Stated Principal Balance of the related loan and will be calculated on the same interest accrual basis as the related loan and prorated for any partial periods.

The “Asset Representations Reviewer Fee Rate” is a per annum rate equal to, with respect to each Mortgage Loan and REO Mortgage Loan (including the Non-Serviced Mortgage Loans), 0.00032%.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer or any successor asset representations reviewer for similar consulting assignments and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”). The asset representations reviewer will be required to provide to the certificate administrator and the master servicer an officer’s certificate setting forth the Asset Representations Reviewer Asset Review Fee for the related Collection Period, provided that the asset representations reviewer will not be required to deliver an officer’s certificate for any Collection Period in which no Asset Representations Reviewer Asset Review Fee is charged.

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $16,000 multiplied by the number of Subject Loans, plus (ii) $1,600 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,100 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,100 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan, to the extent not previously paid by the related mortgage loan seller, is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and each REO Mortgage Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and each REO Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)	the 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(ii)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(iii)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(iv)	30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(v)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(vi)	a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(vii)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clause (iii) and (iv) above will not apply if the related Mortgage Loan is a Specially Serviced Loan and provided further that no Appraisal Reduction Event may occur with respect to any Serviced Mortgage Loan or Serviced Whole Loan at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Serviced Mortgage Loan other than an Excluded Loan, prior to the occurrence of an applicable Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of:

(a)   the Stated Principal Balance of that Serviced Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)       the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Serviced Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan (other than escrows and reserves for taxes and insurance) as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)       the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents (net of any escrows or reserves therefor) with respect to such Mortgage Loan or Serviced Whole Loan that have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable; and

●	any other unpaid additional expenses of the issuing entity, and certain other amounts due and unpaid, in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Subordinate Companion Loan will first be allocated to such Subordinate Companion Loan up to the unpaid principal balance thereof. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Pari Passu Companion Loan (to the extent not otherwise allocated to any related Subordinate Companion Loan) will be allocated in accordance with the related Co-Lender Agreement or, if no allocation is specified in the related Co-Lender Agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The special servicer will be required to, with respect to a Serviced Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, order and use commercially reasonable efforts to obtain an appraisal, and with respect to a Serviced Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of less than $2,000,000, at its option, to (A) provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loan, or (B) order and use commercially reasonable efforts to obtain an Updated Appraisal, in each case within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and subsequently report to the master servicer who will report to the certificate administrator and report or make available to the trustee, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the

Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal or valuation. The master servicer, upon reasonable request, will be required to deliver to the special servicer any information in the master servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

With respect to any Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old.

For so long as a Serviced Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such time period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Serviced Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Serviced Mortgage Loan other than an Excluded Loan, prior to the occurrence of an applicable Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Serviced Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance in respect of the related Mortgage Loan will be reduced, which (to the extent of the Non-Vertically Retained Percentage of such reduction in such P&I Advance) will have the effect of reducing the amount of interest available to the most subordinate class of Non-Vertically Retained Certificates then-outstanding (i.e., first, to the Class J-RR certificates, second to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event and the allocation of voting rights in certain circumstances, the Non-Vertically Retained Percentage of any Appraisal Reduction Amount with respect to a Mortgage Loan will be allocated to each class of Non-Vertically Retained Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X Certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates and, fourth, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal within

30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the special servicer from the master servicer, to the extent such information is in the possession of the master servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class. The rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, as applicable, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan or Serviced Whole Loan, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain with respect to the related Mortgaged Property all insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents. If and to the extent that such borrower does not maintain such insurance coverage, the master servicer will be required to itself cause to be maintained for the related Mortgaged Property: (a) a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)	the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)	if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)	the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)	except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus);

(v)	to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)	any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer and, if no applicable Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus including, to the extent not advanced, that such expense shall be paid from the Collection Account as an additional trust fund expense to the extent described in the PSA)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or if no applicable Control Termination Event has occurred and is continuing, the Directing Holder, has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. In addition, the special servicer will be required to consult, upon request, on a non-binding basis with the Risk Retention Consultation Party in connection with any determination of an Acceptable Insurance Default (other than any Excluded Risk Retention Consultation Party Loan).

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced Mortgage Loans and the Serviced Whole Loans and the REO Properties, as

applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Serviced Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the related Directing Holder (other than with respect to an Excluded Loan), and subject to the consultation rights of the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan) and subject to the consultation rights of the holder of any Companion Loan, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Holder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing

Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Holder, the special servicer will not be required to do so.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Controlling Class Representative, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans and Serviced Whole Loans that are not Specially Serviced Loans and actions that do not involve Major Decisions or Special Servicer Decisions (other than the items listed in clause (e)(i) and clause (e)(ii) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Major Decisions or Special Servicer Decisions (other than the items listed in clause (e)(i) and clause (e)(ii) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether the subject Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer, in each case subject to any consent or consultation rights of the Directing Holder, and after consultation with the operating advisor to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus, to modify, waive or amend (or consent to waive, amend or modify) any term of any Serviced Mortgage Loan or Serviced Companion Loan if such modification, waiver or amendment (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC, or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Major Decisions or Special Servicer Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property securing a Serviced Mortgage Loan or any portion of such Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property securing a Serviced Mortgage Loan or any portion of such Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the special servicer to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date for the rated Certificates and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced

Companion Loan holder constituted a single lender) and, (a) if no applicable Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and (b) after non-binding consultation with the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan or Serviced Whole Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation (unless not permitting such addition or substitution would violate the terms of the related loan documents).

The consent of the special servicer is required to any modification, waiver or amendment that is a Major Decision or Special Servicer Decision with regard to any Serviced Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, and the special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions and Special Servicer Decisions. The special servicer will also be required, prior to any applicable Control Termination Event, to obtain the consent of the Directing Holder, and will be required to consult with the Risk Retention Consultation Party and the operating advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder”, “—The Risk Retention Consultation Party” and “—The Operating Advisor” in this prospectus. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each of the following, a “Special Servicer Decision”):

(a)	approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)	approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(c)	any requests for the funding or disbursement pursuant to the related loan documents of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves and specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(d)	any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (ii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (iii) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or

(iv) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(e)	approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(f)	requests to incur additional debt in accordance with the terms of the applicable Mortgage Loan documents;

(g)	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(h)	approval of an easement that materially affects the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(i)	agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(j)	determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease);

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (i) and (ii) of clause (i) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

The special servicer is also required, prior to any applicable Control Termination Event, to obtain the consent of the Directing Holder, and, during the continuance of a Control Termination Event and prior to the occurrence of a Consultation Termination Event, will be required to consult with the Directing Holder, Risk Retention Consultation Party and the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder”, “—The Risk Retention Consultation Party” and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required, the master servicer will be required to promptly provide the special servicer with written notice of any request for modification, waiver or amendment (and to the extent that the master servicer and the special servicer agree that the master servicer will process such modification, amendment or waiver) accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to process or to grant or withhold such consent. When the special servicer’s processing and/or consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, as applicable, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such action, the written consent of the Directing Holder (other than during the existence of any applicable Control Termination Event), which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder, of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when any applicable Consultation Termination Event exists), the operating advisor, the depositor, the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and Co-Lender Agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and Co-Lender Agreement, if any.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Serviced Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Serviced Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Serviced Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization). To the extent permitted by the Mortgage Loan documents, the special servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

The special servicer will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Serviced Mortgage Loan or Serviced Whole Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance on that Serviced Mortgage Loan and any related Serviced Companion Loan, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied, and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Serviced Mortgage Loan that (A) represents more than 2% of the aggregate Stated

Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. To the extent permitted by the Mortgage Loan documents, the special servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the master servicer (for non-Specially Serviced Loans) or the special servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision or Special Servicer Decision. In any such case, the master servicer or the special servicer, as applicable, will be entitled to 100% of the related fees.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Serviced Mortgage Loan (but not a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2020 and the calendar year ending on December 31, 2020 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Serviced Mortgage Loan (including any related Serviced Companion Loan):

(i)	as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from a lender regularly engaged in the business of making loans (similar to the mortgage loan being refinanced) that are secured by commercial real estate of such lender’s signed and binding (subject only to market conditions) application to refinance such mortgage loan, and such application will include delivery of a non-refundable good faith deposit by the related borrower, or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property and such purchase and sale agreement will include delivery of a deposit in an amount at least equal to five percent (5%) of the outstanding principal balance of such Mortgage Loan by the purchaser (in each case subject only to typical due diligence and closing conditions in a manner consistent with real estate lending market practices of a similarly situated Mortgaged Property that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such application, purchase and sale agreement or other similar refinancing or sale documentation to the other such party)), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (a) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (b) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(ii)	as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated Subordinate Companion Loan or mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(iii)	as to which (a) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (b) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (b), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (c) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(iv)	as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(v)	as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(vi)	as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Serviced Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(vii)	as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines that (a) a default (other than as described in clause (v) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (vii) with respect to any Serviced Mortgage Loan or related Serviced Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Holder) as described under “—Maintenance of Insurance” above (each of clause (i) through (vii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Serviced Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) of the definition of Specially Serviced Loans above, when the borrower thereunder has brought the Mortgage Loan or Serviced Whole Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Whole Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v) and (vii) of the definition of Specially Serviced Loans above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vi) of the definition of Specially Serviced Loans above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or Serviced Whole Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only for so long as no applicable Consultation Termination Event has occurred and is continuing);

●	the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but, in the case of an Asset Status Report that is not a Final Asset Status Report, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the special servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Serviced Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days)) is not in the best interests of all the Certificateholders (taken as a collective whole), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Holder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Holder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan), together with such other data or supporting information provided by the special servicer to the Directing Holder or the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan) that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Holder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Holder Approval Process.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (other than with respect to an Excluded Loan) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

If a Control Termination Event (in the case of the Directing Holder) or an Operating Advisor Consultation Event (in the case of the operating advisor), as applicable, has occurred and is continuing: (A) the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Serviced Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Holder; and (B) the operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole; and (C) the special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Serviced Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder) in connection with the special servicer’s preparation of such Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Serviced Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

Notwithstanding the foregoing, if an Operating Advisor Consultation Event exists, but a Control Termination Event does not exist, the Directing Holder will be entitled to exercise the approval rights described above in respect of any related Asset Status Reports at the same time that the operating advisor is entitled to exercise consultation rights in respect of such Asset Status Reports.

Notwithstanding the foregoing, in the case of a Servicing Shift Whole Loan, the related Directing Holder will not have any of the above described consent or consultation rights, as applicable, unless permitted under the related Co-Lender Agreement.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the

Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing

Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the Determination Date following, and (y) 2 business days following, the date that such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided, that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, the Certificateholders and the holder(s) of the related Serviced Companion Loan(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Specially Serviced Loan that is a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Serviced Mortgage Loan other than an Excluded Loan, with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing), with a Liquidation Fee, such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Holder and (other than in respect of any Excluded Risk Retention Consultation Party Loan) the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or a Serviced Pari Passu Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the trustee will not engage a third-party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (unless an applicable Consultation Termination Event exists) and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and any such serviced Pari Passu Companion Loan Holder(s) constituted a single lender and, with respect to a Whole Loan that includes a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and any such serviced Pari Passu Companion Loan Holder(s) constituted a single lender and, with respect to a Whole Loan that includes a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of

Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan(s) together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan(s), if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of any related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

In addition, with respect to a Servicing Shift Mortgage Loan, if such Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the related Servicing Shift Securitization Date, the special servicer under the related Non-Serviced PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA or the related Non-Serviced PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Serviced Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder(s) of the related Companion Loan(s) under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or any Servicing Shift Whole Loan or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan or any Servicing Shift Whole Loan, as to all matters constituting Major Decisions, and will have the right to replace the special servicer with or without cause, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Holder is required or for which the Directing Holder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Holder is received within 10 business days (or 5 business days if the Directing Holder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Holder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Holder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Serviced Mortgage Loan other than any Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Directing Holder” with respect to any Serviced Mortgage Loan or Serviced Whole Loan means:

(a)       except in the case of an Excluded Loan and a Servicing Shift Whole Loan, the Controlling Class Representative; and

(b)       with respect to a Servicing Shift Mortgage Loan, prior to the related Servicing Shift Securitization Date, the holder of the related Control Note.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or other representative) selected by the holders of more than 50% of the Controlling Class certificates, by Certificate Balance, as determined by the certificate registrar from time to time.

The “Controlling Class” with respect to the Certificates will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts with respect to the Mortgage Loans that are allocable to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates; provided that if, at any time, the Certificate Balances of the Non-Vertically Retained Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero (without regard to any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be Class J-RR certificates.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class, and the certificate registrar must thereafter provide such information to the requesting party including the identity and contact information for the Controlling Class Representative. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no applicable Consultation Termination Event has occurred, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders of the Controlling Class in accordance with the terms of the PSA. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Serviced Mortgage Loan (other than any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Holder has objected in writing (i) with respect to any Major Decision other than clause (k) below, within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (k) below, in each case, after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Holder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(a)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Serviced Mortgage Loans or Serviced Whole Loans as come into and continue in default;

(b)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(c)     following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(d)     any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Optional Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(e)     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(f)      any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(g)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(h)     (1) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(i)      releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(j)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(k)     any determination of an Acceptable Insurance Default;

(l)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (1) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 20% of the net rentable area of the improvements at the Mortgaged Property and (ii) 20,000 square feet of the improvements at the Mortgaged Property, (2) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision, or (3) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity;

(m)    any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(n)     any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(o)     any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

(p)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(q)     any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(r)      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents;

(s)     approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(t)      approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers); and

(u)     to the extent not already set forth above, solely for purposes of compliance with the Credit Risk Retention Rules and solely with respect to the operating advisor’s non-binding consultation rights, (i) any material modification of, or waiver with respect to, any provision of a loan agreement (including a Mortgage), (ii) foreclosure upon or comparable conversion of the ownership of a Mortgaged Property; and (iii) any acquisition of a Mortgaged Property (provided, however, that for so long as a Control Termination Event has occurred and is continuing but a Consultation Termination Event has not occurred and is continuing, the applicable Directing Holder will, to the extent not already set forth above, have consultation rights with respect to the matters specified in this clause (p));

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (a) through (o) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Holder directly by the master servicer, the Directing Holder will be entitled to 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Holder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Holder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Holder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Co-Lender Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

With respect to each Serviced Mortgage Loan and Serviced Whole Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package with respect to such Mortgage Loan or Whole Loan to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that if such Mortgage Loan or Whole Loan is a non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package with respect to each Serviced Mortgage Loan and Serviced Whole Loan to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision with respect to such Mortgage Loan or Whole Loan (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may be in the form of an Asset Status Report.

Asset Status Report

With respect to any Serviced Mortgage Loan other than an Excluded Loan, so long as any applicable Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Controlling Class Representative will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Serviced Mortgage Loan other than an Excluded Loan, so long as any applicable Control Termination Event has not occurred and is not continuing, the related Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Serviced Mortgage Loan (other than an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Holder within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) following its written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the special servicer from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

An “Operating Advisor Consultation Event” will occur when the aggregate outstanding Certificate Balance of the HRR Interest (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Interest) is 25% or less of the initial aggregate Certificate Balance of the HRR

Interest. Furthermore, with respect to Excluded Loans, an Operating Advisor Consultation Event will be deemed to exist.

A “Control Termination Event” will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts and Collateral Deficiency Amounts with respect to the Mortgage Loans to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Non-Vertically Retained Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Control Termination Event will not apply to a Servicing Shift Mortgage Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Non-Vertically Retained Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Consultation Termination Event will not apply to a Servicing Shift Mortgage Loan (except for purposes of the Controlling Class Representative exercising consultation rights afforded to the holder of a Mortgage Loan under the related Co-Lender Agreement in its capacity as a non-controlling noteholder).

With respect to any Excluded Loan, the Directing Holder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and both a Control Termination Event and a Consultation Termination Event will be deemed to exist with respect to such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, prior to the occurrence and continuance of an applicable Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder, the Risk Retention Consultation Party (other than with respect to any Excluded Risk Retention Consultation Party Loan) or the operating advisor, if applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the

Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan).

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and any Servicing Shift Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the Control Note (which in the case of a Non-Serviced Whole Loan may be the controlling class representative or directing holder under the related Non-Serviced PSA). The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or any Servicing Shift Whole Loan, as applicable, and, so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may exercise consent rights granted to the issuing entity under the related Co-Lender Agreement in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan, as applicable, that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan as to which a Pari Passu Companion Loan exists, the holder of the Pari Passu Companion Loan (if such Pari Passu Companion Loan is not otherwise the Control Note for a Servicing Shift Whole Loan) has consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Controlling Class Representative:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor

The operating advisor’s obligations will generally consist of the following:

(a)     the operating advisor will be required to review (i) the actions of the special servicer with respect to each Serviced Mortgage Loan and Serviced Whole Loan when it is a Specially Serviced Loan and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to each Serviced Mortgage Loan or Serviced Whole Loan whether or not it is a Specially Serviced Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)     the operating advisor will be required to review (i) information delivered to the operating advisor or available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA, including all reports with respect to each Serviced Mortgage Loan and Serviced Whole Loan provided by the special servicer and made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report, in each case, with respect to a Serviced Mortgage Loan or Serviced Whole Loan;

(c)     the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount with respect to any Serviced Mortgage Loan or Serviced Whole Loan, (2) any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan or Serviced Whole Loan or (3) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of any Serviced Mortgage Loan or Serviced Whole Loan when it is a Specially Serviced Loan prior to utilization by the special servicer; and

(d)     the operating advisor will be required to prepare an annual report (if, at any time during the prior calendar year (i) any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan or (ii) there existed an Operating Advisor Consultation Event) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(1)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount and the Collateral Deficiency Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer or master servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than any Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any property manager, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will be required to perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and any Final Asset Status Report (or, after the occurrence and during the continuance of an Operating Advisor Consultation Event, any Asset Status Report) delivered to the operating advisor or posted on the certificate administrator’s website during the prior calendar year, any other reports provided by the special servicer and made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, and any other information (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer (all of the foregoing, collectively, “Operating Advisor Relevant Information”), the operating advisor will (if, at any time during the prior calendar year (i) any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan or (ii) there existed an Operating Advisor Consultation Event) be required to prepare an annual report in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the trustee, the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an asset-level basis with respect to the resolution and liquidation of Specially Serviced Loans; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.

As used in connection with any Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Operating Advisor Relevant Information.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans and/or REO Properties based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing with respect to any Serviced Mortgage Loan or Serviced Whole Loan, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a) to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports with respect to such Serviced Mortgage Loan or Serviced Whole Loan in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b) to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package with respect to such Serviced Mortgage Loan or Serviced Whole Loan (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions with respect to such Serviced Mortgage Loan or Serviced Whole Loan, as described under “—The Directing Holder—Major Decisions”.

To facilitate the consultation described above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, with respect to a Serviced Mortgage Loan or Serviced Whole Loan before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interests of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)	that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by each Rating Agency (including, in the case of the initial operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)	that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)	that is not (and is not affiliated with (including Risk Retention Affiliated with)) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, any Directing Holder, the Risk Retention Consultation Party, the Retaining Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)	that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)	that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)	that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. § 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor will be obligated to keep confidential any information appropriately labeled as Privileged Information, and any information that appears on its face to be Privileged Information received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined (and has labeled, identified or otherwise communicated as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege (that has been labeled, identified or otherwise communicated as being subject to such privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information, and any information that appears on its face to be Privileged Information, confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, but solely to the extent directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Serviced Mortgage Loan) and the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the

PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (only for so long as no Consultation Termination Event has occurred), the Risk Retention

Consultation Party, any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, in the event the credit risk retention requirements under the Credit Risk Retention Rules have expired with respect to the HRR Interest and there are no classes of certificates outstanding other than the Control Eligible Certificates, the VRR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Risk Retention Consultation Party and the Controlling Class Representative, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to provide notice to the asset representations reviewer and to provide notice to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, as applicable, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans as of the end of the applicable Collection Period, or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the pool represent approximately 20.4% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if 15 of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the issuing entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than the industry historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 88 prior pools of commercial mortgage loans for which CCRE Lending (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2009, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 1, 2014 and September 30, 2019 was approximately 17.7%.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders, and to conduct a solicitation of votes by Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer

(with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)	a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)	any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party. The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An

Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, any Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Risk Retention Consultation Party or any Directing Holder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Fee or the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)	any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of Certificates evidencing at least 25% of the Voting Rights provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)	any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)	any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)	the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)	the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Certificates evidencing at least 75% of the applicable Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be KeyBank National Association.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Excluded Risk Retention Consultation Party Loan), REO Loans or REO Properties, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any Excluded Risk Retention Consultation Party Loan), in each case as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of any applicable Control Termination Event, with or without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Controlling Class Representative without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Principal Balance Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer designated by such Certificateholders (provided such successor special servicer is a Qualified Replacement Special Servicer), subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the holder of the related controlling Pari Passu Companion Loan will be permitted to replace the special servicer with respect to such related Servicing Shift Whole Loan.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account, in the case of a replacement of the special servicer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the certificates) of all Principal Balance Certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) currently has a special servicer rating of at least “CSS3” from Fitch.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) replacement of the special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum (which, for this purpose, consists of the holders of Certificates that evidence at least 20% of the aggregate of the Certificate Balances of all Certificates, and which holders consist of at least 3 Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Certificates evidencing a majority of such a quorum elect to remove and replace the special servicer, the certificate administrator will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator obtains a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA) and the certificate administrator receives the requisite amount of affirmative votes within 180 days of the posting of notice of such vote to the certificate administrator’s website, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event a special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer Without Cause” section, the Directing Holder may not subsequently reappoint as special servicer with respect to the applicable Serviced Loan(s) such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Serviced Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (unless such Excluded Special Servicer Loan is a Servicing Shift Mortgage Loan, in which case the related Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA) (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. If an Excluded Special Servicer Loan is also an Excluded Loan, or if a Control Termination Event has occurred and is continuing, neither the Directing Holder nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

If an Excluded Special Servicer Loan is also an Excluded Loan or if a Control Termination Event has occurred and is continuing, upon resignation of the special servicer with respect to an Excluded Special Servicer Loan, such resigning special servicer will use reasonable efforts to appoint the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder appointed under the related Non-Serviced PSA (and not by the Directing Holder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

“Servicer Termination Events” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related Co-Lender agreement, any amount required to be so remitted which failure continues for two business days;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the Certificateholders of any class, evidencing Percentage Interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any class of certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class, evidencing Percentage Interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by KBRA within 60 days) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(h)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(i)    so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the

PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (i)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the special servicer, for so long as no applicable Control Termination Event has occurred and is continuing, the Directing Holder, or (3) the depositor (with respect to clause (i) of the definition of “Servicer Termination Events”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f), (g) or (h) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA, and the master servicer (if applicable) will also be entitled to retain the right to receive excess servicing fees except as otherwise set forth in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least 25% of the aggregate Voting Rights (or, in the case of the special servicer, for so long as no applicable Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no applicable Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (in each case, which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing Percentage Interests of at least 25% of such class (or such higher or lower percentage as is set forth in the PSA), as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the Percentage Interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as any applicable Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Controlling Class Representative, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees, and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the asset representations reviewer and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the Percentage Interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if any party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the applicable mortgage loan seller and the depositor. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPAs relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as special servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Serviced Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Serviced Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event a Certificateholder or Certificate Owner delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward that Certificateholder Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Holder has actual knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller and the depositor. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), the provisions described below will apply if the Repurchase Request related to a Mortgage Loan. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results to the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the related Controlling Class Representative.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than a holder of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any such affiliate that is a Controlling Class Certificateholder) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Controlling Class Representative (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation).

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursed as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Mortgage Pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicer for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or expected to be substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Mortgage Pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Notwithstanding the foregoing, the servicing of any Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the Servicing Shift PSA governing such future securitization. Although, in the case of any Servicing Shift Whole Loan, the related Co-Lender Agreement imposes some requirements regarding the terms of the Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating

Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P, Fitch and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, if applicable, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. See “—Dispute Resolution Provisions” above.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Optional Termination; Retirement of Certificates

Termination of Obligations under PSA

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and all REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. The final distribution will be made only upon surrender and cancellation of the applicable certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination of Issuing Entity

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date, any holder of certificates owning a majority of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the remaining Mortgage Loans and any REO Property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) then included in the issuing entity; (B) the fair market value of all REO Property included in the issuing entity, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (without duplication of any of the foregoing) any unpaid expenses of and indemnity amounts owed by the issuing entity; and (D) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the Non-Serviced Master Servicer in accordance with clause (B) above.

The issuing entity may also be terminated in connection with a voluntary exchange by the Sole Certificateholder of all the then-outstanding certificates (including the VRR Interest but excluding the Class R certificates) for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding; and

provided, further, that the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the aggregate outstanding Certificate Balance of the then-outstanding Principal Balance Certificates were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding Principal Balance Certificates as of the date of the exchange and (c) three, divided by (ii) 360.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class R certificates) or an assignment of the Voting Rights thereof; provided, that the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero.

Following any such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including any REO Property), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related Non-Offered Certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Serviced Mortgage Loan other than an Excluded Loan and for so long as an applicable Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; provided that the trustee and certificate administrator have received an opinion of counsel to the effect the action is consistent with and will not cause a violation of the Credit Risk Retention Rules; and

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement or to the Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) confirming that such amendment is authorized or permitted by the PSA and that all conditions precedent with respect thereto have been satisfied, respectively, under the PSA and such amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution that has (a) a rating on its long-term unsecured debt of at least “BBB+” by S&P, (b) a rating on its long-term unsecured debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch and (c) if rated by KBRA, a rating on its long-term unsecured debt of at least “A-” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (b) it maintains a long-term unsecured debt rating of no less than “BBB” by Fitch or a short-term debt rating of at least “F2” by Fitch, and (c) the master servicer maintains (1) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P and (2) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (or, in the case of any Rating Agency’s rating requirement set forth in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation), and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of an applicable Control Termination Event, the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 180 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial, manufactured housing community and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Legal Aspects of Mortgage Loans in California, New York and Maryland

The following discussion summarizes certain legal aspects of mortgage loans secured or partially secured by real property in California (ten (10) properties) (19.7%), New York (fourteen (14) properties) (14.7%) and Maryland (two (2) properties) (10.9%). This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Maryland

Commercial mortgage loans in Maryland are generally secured by deeds of trust on the related real estate. Under Maryland law, foreclosure of a deed of trust in Maryland is accomplished judicially under a specific “power of sale” provision in the deed of trust. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, suit is initiated with the filing of an order to docket with the Circuit Court in the County where the property is located, along with the original or a certified copy of the lien instrument, a statement of debt and an affidavit under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended. It is not necessary that process issue or that a hearing be held prior to sale in an action to foreclose under a power of sale. Advertising of the foreclosure is published once a week for three weeks prior to the sale in a newspaper of general circulation in the county in which the action is pending. Notice of the sale, with a copy of the advertisement of sale which is to be published, is sent by certified and regular mail to the owners and all lienholders no sooner than 30 days prior to the sale and not less than 10 days prior to the sale. An affidavit of service is to be filed in the foreclosure action. Before completing the sale of the property, the trustee under the deed of trust must file a bond with the State of Maryland with the Court. The sale must be conducted in the county in which the property is located, either immediately outside the courthouse entrance, on the property or elsewhere as ordered by the court or as specified in the advertisement. After the sale, a report of sale is filed by the trustee conducting the sale, an affidavit of the purchaser is filed along with a draft notice describing the property and stating the date at least thirty days hence by which objections to the ratification of the sale must be filed. This notice is published at least once a week for three successive weeks in one or more newspapers of general circulation. Any exception to ratification of the sale is ruled upon by the Court. Thereafter, the Court acts upon ratification of the sale and the matter is referred to an auditor to state an account. After being provided with the title report relied upon, invoices and proofs of advertising, the auditor states an account, which is sent to all interested parties. After any exceptions to the auditor’s report are resolved, the Court enters an order ratifying the auditor’s report.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot

Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

CCRE Lending and its affiliates are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., underwriters, are affiliates of CCRE Commercial Mortgage Securities, L.P., the depositor, CCRE Lending, a sponsor and a mortgage loan seller, and Berkeley Point Capital LLC dba Newmark Knight Frank, a non-cashiering sub-servicer responsible for limited duties with respect to certain of the Mortgage Loans.

SMC, a sponsor and an originator, is an affiliate of (i) Starwood Mortgage Funding II LLC, the current holder of the Park Central Tower Pari Passu Companion Loan (ii) Starwood Mortgage Funding III LLC, the current holder of one of the Wells Fargo Place Pari Passu Companion Loans and (iii) LNR Partners, LLC, the special servicer under the CF 2019-CF2 PSA, which governs the servicing of the Bushwick Avenue Portfolio Whole Loan (2.4%), the special servicer under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Whole Loan (3.8%) and the Parklawn Building Whole Loan (7.7%), the special servicer under the Benchmark 2019-B10 PSA, which governs the servicing of the 3 Columbus Circle Whole Loan, and the anticipated special servicer in a future securitization involving the Park Central Tower Whole Loan (3.2%) and (iv) LNR Securities Holdings, LLC, the directing certificateholder, controlling class representative and risk retention consultation party under the CF 2019-CF2 PSA, which governs the servicing of the Bushwick Avenue Portfolio Whole Loan (2.4%), the directing certificateholder and risk retention consultation party under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Whole Loan (3.8%) and the Parklawn Building Whole Loan, and the anticipated initial directing certificateholder and risk retention consultation party in a future securitization involving the Park Central Tower Whole Loan.

KeyBank, a sponsor, a mortgage loan seller, an originator, the primary servicer with respect to the KeyBank Mortgage Loans, the Non-Serviced Master Servicer of 3 Columbus Circle Whole Loan under the Benchmark 2019-B10 PSA, the risk retention consultation party and the holder of the VRR Interest, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

DBNY, an originator, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

Midland is also (i) expected to be the Non-Serviced Master Servicer of the 180 Water Whole Loan, which is expected to be serviced under the COMM 2019-GC44 PSA, and (ii) the Non-Serviced Master Servicer and the Non-Serviced Special Servicer of the 225 Bush Whole Loan, which is serviced under the Benchmark 2019-B14 PSA.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also (i) the Non-Serviced Operating Advisor and the Non-Serviced Asset Representations Reviewer under the Non-Serviced PSAs that govern the servicing of each of the Parklawn Building Whole Loan, the Wells Fargo Place Whole Loan and the Bushwick Avenue Portfolio Whole Loan and (ii) expected to be the Non-Serviced Operating Advisor and Non-Serviced Asset Representations Reviewer under the Non-Serviced PSA that is expected to govern the servicing of the 180 Water Whole Loan.

Wells Fargo Bank, the trustee, certificate administrator and custodian, is also (i) the Non-Serviced Trustee, the Non-Serviced Certificate Administrator and the Non-Serviced Custodian under each of the Non-Serviced PSAs that govern the servicing of each of the 225 Bush Whole Loan and the 3 Columbus Circle Whole Loan, (ii) the Non-Serviced Master Servicer, the Non-Serviced Certificate Administrator and the Non-Serviced Custodian under each of the Non-Serviced PSAs that govern the servicing of each of the Parklawn Building Whole Loan, the Wells Fargo Place Whole Loan and the Century Plaza Towers Whole Loan and (iii) expected to be the Non-Serviced Trustee, the Non-Serviced Certificate Administrator and the Non-Serviced Custodian under the Non-Serviced PSA that is expected to govern the servicing of the 180 Water Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest— Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Non-Serviced Master Servicer and any Non-Serviced Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Non-Serviced PSAs) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, the Trustee and Certificate Administrator, and SMC, a sponsor and an originator, and/or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to all of the Mortgage Loans (23.6%) (with an aggregate Cut-off Date Balance of approximately $186,303,250) to be contributed to this securitization transaction by SMC.

Whole Loans and Mezzanine Loan Arrangements

Each of Cantor Commercial Real Estate Lending, L.P., Starwood Mortgage Capital LLC and KeyBank National Association may hold Companion Loans related to one or more of the Mortgage Loans, as identified under the column entitled “Note Holder” in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, but in each such case, is expected to transfer any such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

Other Arrangements

Midland (or an affiliate) assisted KKR CMBS II Aggregator Type I L.P. (or its affiliate) with due diligence relating to the Mortgage Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties.”

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the applicable class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, provisions designed to incentivize the borrower under an ARD Loan to repay such Mortgage Loan by its Anticipated Repayment Date, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Optional Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the Offered Certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates after the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are retired.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the related Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on (or otherwise in reduction of the Notional Amount of) an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of Offered Certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of Offered Certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of Offered Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of applicable Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, Realized Losses occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Corresponding Principal Balance Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the related class of Class X Certificates.

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the Regular Certificates (exclusive of the VRR Interest), the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of a class of Offered Certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balance(s) of the Corresponding Principal Balance Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Offered Certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Optional Termination; Retirement of Certificates”.

Investors in the Offered Certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Non-Vertically Retained Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage

Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Non-Vertically Retained Regular Certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of Mortgage Loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to any ARD Loan, the related Anticipated Repayment Date. The columns headed “25%”, “50%”, “75%”, and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s lockout period, defeasance period, yield maintenance period or prepayment premium period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a lockout period, defeasance period, yield maintenance period or prepayment premium period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a lockout period, defeasance period, yield maintenance period or prepayment premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2020;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date;

●	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any companion loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period or prepayment premium period, in each case, at the respective levels of CPR set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on December 20, 2019;

●	the ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	there are no delinquencies in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, any of the applicable classes of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that are Principal Balance Certificates and set forth the percentage of the initial Certificate Balance of such class of the certificates that would be outstanding after each of the dates shown at the indicated CPRs.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	86%	86%	86%	86%	86%
December 15, 2021	70%	70%	70%	70%	70%
December 15, 2022	48%	48%	48%	48%	48%
December 15, 2023	24%	24%	24%	24%	24%
December 15, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	2.79	2.77	2.77	2.77	2.77

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	4.90	4.89	4.87	4.84	4.62

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	98%	98%	98%	98%	98%
December 15, 2025	79%	79%	79%	79%	79%
December 15, 2026	46%	47%	48%	49%	58%
December 15, 2027	25%	26%	27%	28%	37%
December 15, 2028	4%	4%	4%	4%	4%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	7.10	7.11	7.13	7.15	7.33

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A- SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A- SB certificates.

Percentages of the Maximum Initial Certificate Balance ($220,000,000)(1)
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	99%
December 15, 2027	100%	100%	100%	100%	99%
December 15, 2028	100%	99%	99%	98%	89%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(2)	9.80	9.76	9.71	9.63	9.42

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percentages of the Minimum Initial Certificate Balance ($75,000,000)(1)
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	99%	97%
December 15, 2027	100%	100%	100%	99%	97%
December 15, 2028	100%	98%	96%	93%	68%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(2)	9.59	9.52	9.46	9.41	9.18

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percentages of the Maximum Initial Certificate Balance ($366,794,000)(1)
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(2)	9.93	9.91	9.89	9.84	9.61

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percentages of the Minimum Initial Certificate Balance ($221,794,000)(1)
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(2)	9.94	9.93	9.92	9.90	9.65

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percentages of the Initial Certificate Balance
of the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.99	9.99	9.99	9.98	9.72

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.99	9.99	9.99	9.99	9.74

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.99	9.99	9.99	9.99	9.74

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase prices of the Offered Certificates are as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including the first day of the initial Interest Accrual Period to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of Offered Certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the Internal Revenue Service (“IRS”). Investors are encouraged to consult their tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and the VRR Interest, each representing a regular interest in the Upper-

Tier REMIC (the “Regular Interests”), and (ii) an interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each co-lender agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of all REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incident to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code

Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans .. . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of such REMIC qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Under legislation enacted on December 22, 2017, taxpayers that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under this section. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to original issue discount timing rules. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the foregoing, it is anticipated that the Class __] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that the ARD Loan will be prepaid on its anticipated prepayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available.

Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest only Regular Interests, such as the Class X Certificates will be allowed any deductions under Code Section 166 for bad debt losses. Prospective investors are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed among the holders of the respective classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” and “Credit Risk Retention—Material Terms of the Eligible Vertical Interest—VRR Interest—Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of Regular Certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holders of Regular Certificates prior to the Master Servicer’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures. These new audit rules are effective for taxable years beginning with 2018 and apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than a Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form

W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Prospective investors are urged to consult their tax advisors with respect to this and other reporting obligations with respect to certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interest Holders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Cantor Fitzgerald & Co.	Deutsche Bank Securities Inc.	KeyBanc Capital Markets Inc.
Class A-1	$11,408,108	$0	$3,981,892
Class A-2	$43,427,162	$0	$15,157,838
Class A-SB	$15,962,456	$0	$5,571,544
Class A-3	(1)	$0	(1)
Class A-4	(2)	$0	(2)
Class X-A	$398,285,300	$0	$139,017,700
Class X-B	$108,818,082	$0	$37,981,918
Class A-S	$62,588,188	$0	$21,845,812
Class B	$23,470,756	$0	$8,192,244
Class C	$22,759,139	$0	$7,943,861

Class	CastleOak Securities, L.P.	Drexel Hamilton, LLC
Class A-1	$0	$0
Class A-2	$0	$0
Class A-SB	$0	$0
Class A-3	$0	$0
Class A-4	$0	$0
Class X-A	$0	$0
Class X-B	$0	$0
Class A-S	$0	$0
Class B	$0	$0
Class C	$0	$0

(1)	The underwriter allocations for the Class A-3 certificates will be subject to a range depending on the determination of the actual initial Certificate Balance of such Class at pricing. The underwriter allocations for the Class A-3 certificates will fall within the following ranges: (i) Cantor Fitzgerald & Co.’s allocation will be between $55,595,069 and $163,078,870; and (ii) KeyBanc Capital Markets Inc.’s allocation will be between $19,404,931 and $56,921,130.

(2)	The underwriter allocations for the Class A-4 certificates will be subject to a range depending on the determination of the actual initial Certificate Balance of such Class at pricing. The underwriter allocations for the Class A-4 certificates will fall within the following ranges: (i) Cantor Fitzgerald & Co.’s allocation will be between $164,408,704 and $271,892,504; and (ii) KeyBanc Capital Markets Inc.’s allocation will be between $57,385,296 and $94,901,496.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $[_____], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to

Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE Commercial Mortgage Securities, L.P., the depositor, Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator, and Berkeley Point Capital LLC dba Newmark Knight Frank, a non-cashiering sub-servicer responsible for performing limited duties with respect to certain of the Mortgage Loans. CastleOak Securities, L.P., one of the underwriters, is an affiliate of CCRE Commercial Mortgage Securities, L.P., the depositor, Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator, and Berkeley Point Capital LLC dba Newmark Knight Frank, a non-cashiering sub-servicer responsible for performing limited duties with respect to certain of the Mortgage Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank AG, New York Branch and DBR Investments Co. Limited, each an originator. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a sponsor, a mortgage loan seller, an originator, the primary servicer of the KeyBank Mortgage Loans, the Non-Serviced Master Servicer with respect to the 3 Columbus Circle Whole Loan under the Benchmark 2019-B10 PSA, the risk retention consultation party, and the holder of the VRR Interest, the current holder of one or more of the Airport Square Pari Passu Companion Loans.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and CastleOak Securities, L.P., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., of the purchase price for the Offered Certificates and the following payments: (i) the payment by the depositor to Cantor Commercial Real Estate Lending, L.P., an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by Cantor Commercial Real Estate Lending, L.P., and (ii) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by KeyBank National Association. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in the preceding paragraphs, Cantor Fitzgerald & Co., CastleOak Securities, L.P., and KeyBanc Capital Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

The following documents filed by the date of the filing of this prospectus filed in accordance with Rule 424(h) or Rule 424(b), as applicable, under the Securities Act are incorporated by reference into this prospectus:

(1)       The disclosures filed as exhibits to Form ABS–EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S–K under the Securities Act.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus. In addition, any Form ABS-EE filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 110 East 59th Street, New York, New York 10022, Attention: Principal Executive Officer, or by telephone at (212) 938-5000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228697) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Cantor Fitzgerald & Co., Final Authorization Number 2011-05E (June 6, 2011) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Cantor Fitzgerald & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and material federal income tax matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

Ratings

It is a condition to their issuance that each class of the Offered Certificates receive investment grade credit ratings from one or more of the Rating Agencies engaged by the depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates (other than the Class X-A and Class X-B Certificates) on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in January 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of a class of Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) the receipt of Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of the Offered Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the Offered Certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the Offered Certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the Offered Certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of any such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Offered Certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor, the mortgage loan sellers or affiliates thereof had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three of the NRSROs to rate the certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for those classes of certificates. If the depositor had selected such NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

17g-5 Information Provider	346
180 Water Co-Lender Agreement	239
180 Water Companion Loans	239
180 Water Control Appraisal Period	245
180 Water Controlling Noteholder	243
180 Water Defaulted Note Purchase Date	246
180 Water Lead Securitization	245
180 Water Major Decision	245
180 Water Mortgage Loan	239
180 Water Non-Controlling Note A Holder	245
180 Water Non-Lead Securitization	245
180 Water Note A Holders	239
180 Water Note A Percentage Interest	242
180 Water Note A Rate	242
180 Water Note A Relative Spread	243
180 Water Note A Subordinate Class Representative	245
180 Water Note A-1	238
180 Water Note A-1 Holder	243
180 Water Note A-2	238
180 Water Note A-3	238
180 Water Note A-4	239
180 Water Note A-5	239
180 Water Noteholder	245
180 Water Noteholders	239
180 Water Purchase Notice	246
180 Water Senior Mortgage Loan	239
180 Water Senior Notes	239
180 Water Senior Pari Passu Companion Loans	239
180 Water Sequential Pay Event	243
180 Water Servicer	239
180 Water Special Servicer	239
180 Water Subordinate Companion Loan	239
180 Water Subordinate Companion Loan Holder	240
180 Water Subordinate Companion Loan Percentage Interest	243
180 Water Subordinate Companion Loan Rate	243
180 Water Subordinate Companion Loan Relative Spread	243
180 Water Trustee	239
180 Water Whole Loan	239
180 Water Workout	240
1986 Act	493
1996 Act	472
2015 Budget Act	501
225 Bush Co-Lender Agreement	230
225 Bush Companion Loans	230
225 Bush Control Appraisal Period	236
225 Bush Controlling Noteholder	234
225 Bush Defaulted Note Purchase Date	237
225 Bush Lead Securitization	236
225 Bush Major Decision	237
225 Bush Mortgage Loan	230
225 Bush Non-Controlling Note A Holder	236
225 Bush Non-Lead Securitization	236
225 Bush Note A Holders	230
225 Bush Note A Percentage Interest	233
225 Bush Note A Rate	233
225 Bush Note A Relative Spread	233
225 Bush Note A Subordinate Class Representative	236
225 Bush Note A-1	229
225 Bush Note A-1 Holder	234
225 Bush Note A-2	229
225 Bush Note A-3	230
225 Bush Note A-4	230
225 Bush Note A-5	230
225 Bush Note A-6	230
225 Bush Noteholder	236
225 Bush Noteholders	230
225 Bush Purchase Notice	237
225 Bush Senior Mortgage Loan	230
225 Bush Senior Notes	230
225 Bush Senior Pari Passu Companion Loans	230
225 Bush Sequential Pay Event	234
225 Bush Subordinate Companion Loan	230
225 Bush Subordinate Companion Loan Holder	231
225 Bush Subordinate Companion Loan Percentage Interest	234
225 Bush Subordinate Companion Loan Rate	234
225 Bush Subordinate Companion Loan Relative Spread	234
225 Bush Whole Loan	230
225 Bush Workout	231
3 Columbus Circle Co-Lender Agreement	248
3 Columbus Circle Companion Loans	247
3 Columbus Circle Control Appraisal Period	248

3 Columbus Circle Controlling Noteholder	252
3 Columbus Circle Major Decision	253
3 Columbus Circle Pari Passu Companion Loans	247
3 Columbus Circle Subordinate Companion Loan	247
3 Columbus Circle Whole Loan	248
30/360 Basis	324
401(c) Regulations	511
AB Modified Loan	389
AB Whole Loan	152
Acceptable Insurance Default	393
Accrued AB Loan Interest	329
Acres	163
Acting General Counsel’s Letter	148
Actual/360 Basis	195
Actual/360 Loans	369
ADA	475
Adjusted Release Amount	201
Administrative Cost Rate	324
ADR	154
Advances	364
Affirmative Asset Review Vote	427
Allocated Loan Amount	155
Annual Debt Service	155
Anticipated Repayment Date	195
Appraisal Reduction Amount	386
Appraisal Reduction Event	385
Appraised Value	155
Appraised-Out Class	390
ARD	156
ARD Loan	195
Assessment of Compliance	454
Asset Representations Reviewer Asset Review Fee	384
Asset Representations Reviewer Cap	384
Asset Representations Reviewer Fee	384
Asset Representations Reviewer Fee Rate	384
Asset Representations Reviewer Termination Event	432
Asset Review	428
Asset Review Notice	427
Asset Review Quorum	427
Asset Review Report	429
Asset Review Report Summary	429
Asset Review Standard	429
Asset Review Trigger	426
Asset Review Vote Election	427
Asset Status Report	402
Assumed Certificate Coupon	308
Assumed Final Distribution Date	331
Assumed Scheduled Payment	326
Attestation Report	454
Available Funds	319
Balloon Balance	156
Bankruptcy Code	66
Base Interest Fraction	331
BCBS	132
Benchmark 2019-B10 PSA	209
Benchmark 2019-B14 Master Servicer	230
Benchmark 2019-B14 PSA	209
Benchmark 2019-B14 Special Servicer	230
Benchmark 2019-B14 Trustee	230
Benefit Plan Investors	508
BIDA	193
BMARK 2019-B10 Certificate Administrator	248
BMARK 2019-B10 Consultation Termination Event	255
BMARK 2019-B10 Control Termination Event	254
BMARK 2019-B10 Depositor	248
BMARK 2019-B10 Master Servicer	248
BMARK 2019-B10 Operating Advisor	248
BMARK 2019-B10 PSA	248
BMARK 2019-B10 Servicing Standard	249
BMARK 2019-B10 Special Servicer	248
BMARK 2019-B10 Trustee	248
Borrower Party	339
Borrower Party Affiliate	339
Breach Notice	355
CCRE Data Tape	258
CCRE Deal Team	257
CCRE Lending	256
CCRE Mortgage Loans	256
CDI 202.01	133
Century Plaza Towers Co-Lender Agreement	221
Century Plaza Towers Companion Loans	221
Century Plaza Towers Directing Certificateholder	228
Century Plaza Towers Mortgage Loan	220
Century Plaza Towers Non-Standalone Pari Passu Companion Loans	220
Century Plaza Towers Noteholders	221
Century Plaza Towers Pari Passu Companion Loans	220
Century Plaza Towers Servicer	221
Century Plaza Towers Special Servicer	221
Century Plaza Towers Standalone Companion Loans	221
Century Plaza Towers Standalone Pari Passu Companion Loans	220
Century Plaza Towers Subordinate Companion Loans	221
Century Plaza Towers Triggering Event of Default	221
Century Plaza Towers Trustee	221
Century Plaza Towers Whole Loan	221

CERCLA	472
Certificate Administrator	279
Certificate Administrator/Trustee Fee	383
Certificate Administrator/Trustee Fee Rate	383
Certificate Balance	301, 317
Certificate Owners	348
Certificateholder	340
Certificateholder Quorum	435
Certificateholder Repurchase Request	444
CF 2019-CF2 PSA	209
Class A-SB Planned Principal Balance	321
Class X Certificates	3, 316
Clearstream	347
Clearstream Participants	349
Closing Date	154
CMBS	61, 257, 281
CMBS B-Piece Securities	304
Code	491
Co-Lender Agreement	209
Collateral Deficiency Amount	390
Collection Account	368
Collection Period	320
COMM 2019-GC44 PSA	209
Communication Request	350
Companion Loan	152
Companion Loan Holder	209
Companion Loan Holders	209
Compensating Interest Payment	333
Constraining Level	308
Consultation Termination Event	417
Contractual Debt Yield	207
Contractual Total Debt DSCR	207
Control Eligible Certificates	411
Control Note	209
Control Shift Note	214
Control Termination Event	417
Controlling Class	411
Controlling Class Representative	411
Controlling Companion Loan	209
Controlling Holder	209
Corrected Loan	402
Corresponding Principal Balance Certificates	4, 318
County	166
CPR	482
CPTS 2019-CPT Securitization	221
CPTS 2019-CPT TSA	209
CPY	309
Credit Risk Retention Rules	300
CREFC®	336
CREFC® Intellectual Property Royalty License Fee	385
CREFC® Intellectual Property Royalty License Fee Rate	385
CREFC® Investor Reporting Package	372
CREFC® Reports	336
Crossed Group	156
Crossover Date	323
CRR	131
Cumulative Appraisal Reduction Amount	389
Cure Event	228
Cure Payment	228
Cure/Contest Period	429
Current LTV	157
Custodian	279
Cut-off Date	152
Cut-off Date Balance	157
Cut-off Date LTV Ratio	157
Cut-off Date UW NCF	160
Debt Service Coverage Ratio	161
Defaulted Loan	408
Defeasance Deposit	199
Defeasance Loans	199
Defeasance Lock-Out Period	199
Defeasance Option	199
Definitive Certificate	347
Delinquent Loan	427
Depositaries	347
Determination Date	318
Diligence File	353
Directing Holder	411
Directing Holder Approval Process	404
Disclosable Special Servicer Fees	383
Discount Yield	307
Dispute Resolution Consultation	446
Dispute Resolution Cut-off Date	446
Distribution Account	368
Distribution Date	318
Distribution Date Statement	336
Dodd-Frank Act	132
DOL	508
DSCR	161
DST	204
DTC	347
DTC Participants	347
DTC Rules	348
Due Date	194, 320
EDGAR	507
Eligible Asset Representations Reviewer	430
Eligible Operating Advisor	422
Enforcing Party	445
Enforcing Servicer	445
ERISA	507
ESA	175
EU Risk Retention and Due Diligence Requirements	131
EU Securitization Regulation	131
Euroclear	347

Euroclear Operator	349
Euroclear Participants	349
Excess Interest	195
Excess Interest Distribution Account	369
Excess Modification Fee Amount	378
Excess Modification Fees	381
Excess Prepayment Interest Shortfall	334
Exchange Act	256
Excluded Controlling Class Holder	339
Excluded Controlling Class Loan	339
Excluded Information	340
Excluded Loan	340
Excluded Plan	510
Excluded Risk Retention Consultation Party Loan	339
Excluded Special Servicer	436
Excluded Special Servicer Loan	436
Exemption	509
Exemption Rating Agency	509
Expected Price	311
Expected Prices	311
FATCA	502
FDIA	146, 147
FDIC	147
Final Asset Status Report	404
Final Dispute Resolution Election Notice	447
FIRREA	148, 178
GAAP	300
Gain-on-Sale Remittance Amount	320
Gain-on-Sale Reserve Account	369
Garn Act	474
Grant	166
Hard Lockbox	157
HPD Guidelines	167
HRR Interest	4, 300
HSTP Act	72
ICIP	193
Indirect Participants	347
Initial Delivery Date	402
Initial Pool Balance	152
Initial Rate	195
Initial Requesting Certificateholder	444
In-Place Cash Management	157
Institutional Investors	131
Insurance and Condemnation Proceeds	368
Interest Accrual Amount	325
Interest Accrual Period	325
Interest Distribution Amount	325
Interest Reserve Account	368
Interest Shortfall	325
Interested Person	409
Interest-Only Certificates	305
Interest-Only Expected Price	311
Intermediary	502
Investor Certification	340
Investor Q&A Forum	345
Investor Registry	345
IO Group YM Distribution Amount	330
IRS	491
KBRA	452
KeyBank	147, 272
KeyBank Agreement Losses	294
KeyBank Data Tape	273
KeyBank Mortgage Loans	272, 273
KeyBank Parties	294, 297
KeyBank Primary Servicer Termination Event	295
KeyBank Primary Servicing Agreement	291
KeyBank Qualification Criteria	274
KeyBank Review Team	273
KeyBank Serviced Mortgage Loans	289
KKR	304
KKR Aggregator	304
Largest Tenant	157
Largest Tenant Lease Expiration	157
Liquidation Fee	379
Liquidation Fee Rate	379
Liquidation Proceeds	368, 379
LNR Partners	284
Loan Per Unit	157
Loan-to-Value Ratio	157
Loan-to-Value Ratio at Maturity/ARD	158
Los Angeles	179
Loss of Value Payment	357
Lower-Tier Regular Interests	491
Lower-Tier REMIC	491
Lower-Tier REMIC Distribution Account	368
LTV	260
LTV Ratio	157
LTV Ratio at Maturity/ARD	158
MAI	358
Major Decision	412
Major Decision Reporting Package	415
Master Servicer Remittance Date	363
Master Servicing Fee	376
Master Servicing Fee Rate	376
Material Defect	355
Maturity Date/ARD LTV Ratio	158
Midland	281
MLPA	351
MOA	301
Modeling Assumptions	482
Modification Fees	382
Morris	176
Mortgage	153
Mortgage File	351
Mortgage Loan Seller Sub-Servicer	363
Mortgage Loans	152
Mortgage Note	153
Mortgage Pool	152

Mortgage Rate	324
Mortgaged Property	153
Most Recent NOI	158
MSA	159
MSC	190
MSC 2019-L3 PSA	209
MTA	179
Net Default Interest	376
Net Mortgage Rate	324
Net Operating Income	159
Net Prepayment Interest Excess	333
NFIP	101
NJDEP	176
NKF	265
NOI	159
NOI Date	159
Non-Control Note	209
Non-Controlling Holder	209
Non-Controlling Note Holder	253
Non-Offered Certificates	316
Non-Qualified Intermediary	502
Nonrecoverable Advance	365
Non-Serviced Asset Representations Reviewer	209
Non-Serviced Certificate Administrator	210
Non-Serviced Co-Lender Agreement	210
Non-Serviced Companion Loan	210
Non-Serviced Custodian	210
Non-Serviced Directing Holder	210
Non-Serviced Master Servicer	210
Non-Serviced Mortgage Loan	210
Non-Serviced Operating Advisor	210
Non-Serviced Pari Passu Companion Loan	210
Non-Serviced Pari Passu Whole Loan	210
Non-Serviced Pari Passu-AB Whole Loan	210
Non-Serviced PSA	210
Non-Serviced Securitization Trust	210
Non-Serviced Special Servicer	210
Non-Serviced Subordinate Companion Loan	210
Non-Serviced Trustee	211
Non-Serviced Whole Loan	211
Non-U.S. Tax Person	502
Non-Vertically Retained Available Funds	320
Non-Vertically Retained Certificates	3, 316
Non-Vertically Retained Percentage	301
Non-Vertically Retained Principal Balance Certificates	3, 316
Non-Vertically Retained Regular Certificates	316
Notice of Foreclosure/DIL	229
Notional Amount	318
NRA	159
NRSRO	339, 439, 511
NRSRO Certification	341
Occupancy	159
Occupancy Date	159
Offered Certificates	316
OID Regulations	494
OLA	148
Operating Advisor Annual Report	421
Operating Advisor Consultation Event	314, 416
Operating Advisor Consulting Fee	383
Operating Advisor Fee	383
Operating Advisor Fee Rate	383
Operating Advisor Relevant Information	421
Operating Advisor Standard	420
Operating Advisor Termination Event	423
Original Balance	159
P&I Advance	363
PACE	115
Pads	163
Pari Passu Companion Loans	152
Pari Passu Whole Loan	152
Pari Passu-AB Whole Loan	152
Park Bridge Financial	298
Park Bridge Lender Services	298
Parklawn Building Primary Servicing Agreement	297
Participants	347
Parties in Interest	508
Pass-Through Rate	323
Patriot Act	476
PDDO Agreement	193
Percentage Allocation Entitlement	301
Percentage Interest	318
Periodic Payments	319
Permitted Investments	319, 369
Permitted Special Servicer/Affiliate Fees	382
PIPs	95, 177
Plans	508
PML	262
Preliminary Dispute Resolution Election Notice	446
Prepayment Assumption	495
Prepayment Interest Excess	332
Prepayment Interest Shortfall	332
Prepayment Penalty Description	159
Prepayment Provision	159
Prime Rate	367
Principal Balance Certificates	4, 316
Principal Distribution Amount	325
Principal Shortfall	327
Privileged Information	423
Privileged Information Exception	423
Privileged Person	338
Prohibited Prepayment	333
Proposed Course of Action	445

Proposed Course of Action Notice	445
PSA	316
PSA Party Repurchase Request	445
PTCE	510
Purchase Price	357
Qualified Intermediary	502
Qualified Replacement Special Servicer	435
Qualified Substitute Mortgage Loan	357
Qualifying CRE Loan Percentage	301
RAC No-Response Scenario	452
Rated Final Distribution Date	332
Rating Agencies	452
Rating Agency Confirmation	452
REA	74
Realized Loss	302, 335
REC	176
Record Date	318
Registration Statement	507
Regular Certificates	316
Regular Interest Holder	494
Regular Interests	492
Regulation AB	454
Reimbursement Rate	367
Related Group	160
Related Proceeds	366
Release Date	199
Relief Act	475
REMIC	491
REMIC LTV Test	151
REMIC Regulations	491
REO Account	369
REO Companion Loan	327
REO Loan	327
REO Mortgage Loan	327
REO Property	402
REO Whole Loan	327
Repurchase Election Notice	228
Repurchase Option Notice	228
Repurchase Request	445
Requesting Certificateholder	446
Requesting Holders	390
Requesting Investor	350
Requesting Party	451
Required Credit Risk Retention Percentage	301
Requirements	475
Residual Certificates	316
Resolution Failure	445
Resolved	445
Restricted Group	509
Restricted Mezzanine Holder	340
Restricted Party	423
Retaining Parties	300
Retaining Sponsor	300
Retaining Third Party Purchaser	300
Review Materials	428
Revised Rate	195
Revlon	176
RevPAR	160
Risk Retention Affiliate	422
Risk Retention Affiliated	422
Risk Retention Consultation Party	434
Rooms	163
RR Interest	300
Rule 17g-5	341
Scheduled Certificate Interest Payments	309
Scheduled Certificate Principal Payments	305
Scheduled Principal Distribution Amount	326
SEC	256
Securities Act	454
Securitization Accounts	316, 369
SEL	262
Senior Certificates	316
Sequential Pay Event	249
Series Borrower	208
Serviced AB Whole Loan	211
Serviced Companion Loan	211
Serviced Loan	211
Serviced Mortgage Loan	211
Serviced Pari Passu Companion Loan	211
Serviced Pari Passu Companion Loan Securities	296
Serviced Pari Passu Mortgage Loan	211
Serviced Pari Passu Whole Loan	211
Serviced Subordinate Companion Loan	211
Serviced Whole Loan	211
Serviced Whole Loan Custodial Account	368
Servicer Termination Events	437
Servicing Advances	364
Servicing Compensation	377
Servicing Fee	376
Servicing Fee Rate	376
Servicing Shift Companion Loan	212
Servicing Shift Mortgage Loan	211
Servicing Shift Securitization Date	211
Servicing Shift Whole Loan	212
Servicing Standard	362
Servicing Transfer Event	402
SF	160
Similar Law	508
Small Loan Appraisal Estimate	387
SMC	265
SMC Data Tape	266
SMC Mortgage Loans	265
SMMEA	511
Soft Lockbox	160

Soft Springing Lockbox	160
Sole Certificateholder	456
Spaces	163
Special Servicer Decision	395
Special Servicing Fee	378
Specially Serviced Loans	400
Springing Cash Management	160
Springing Lockbox	160
Sq. Ft.	160
Square Feet	160
Startup Day	492
Starwood	265
Starwood Review Team	266
Stated Principal Balance	327
STWD	284
Subject Loans	384
Subordinate Certificates	316
Subordinate Companion Loans	152
Subsequent Asset Status Report	403
Sub-Servicing Agreement	363
Sub-Servicing Entity	439
Swap Curve Interpolated Yield	306
Swap Priced Expected Price	309
Swap Priced Principal Balance Certificates	305
T-12	160
Target Price	308
Term to Maturity	160
Terms and Conditions	349
Tests	429
Threshold Event Collateral	248
TIA	133
Title V	474
Total Debt	207
Trailing 12 NOI	158
TRIPRA	102
Trust REMICs	491
Trustee	279
TTM	160
U.S. Tax Person	502
UCC	462
Underwriter Entities	122
Underwriting Agreement	504
Underwritten EGI	163
Underwritten Expenses	160
Underwritten NCF	161
Underwritten NCF Debt Yield	160
Underwritten NCF DSCR	161
Underwritten Net Cash Flow	161
Underwritten Net Cash Flow DSCR	161
Underwritten Net Operating Income	162
Underwritten Net Operating Income DSCR	163
Underwritten NOI	162
Underwritten NOI Debt Yield	161
Underwritten NOI DSCR	163
Underwritten Revenues	163
Units	163
Unscheduled Principal Distribution Amount	326
Unsolicited Information	428
Updated Appraisal	388
Upper-Tier REMIC	491
Upper-Tier REMIC Distribution Account	368
UW EGI	163
UW Expenses	160
UW NCF	161
UW NCF Debt Yield	160
UW NCF DSCR	161
UW NOI	162
UW NOI Debt Yield	161
UW NOI DSCR	163
Vertically Retained Percentage	301
Volcker Rule	132
Voting Rights	346
VRR Allocation Percentage	303
VRR Available Funds	302
VRR Interest	4, 300
VRR Interest Distribution Amount	303
VRR Principal Distribution Amount	303
WAC Rate	324
Weighted Average Mortgage Rate	164
Wells Fargo Bank	279
Whole Loan	152
Wilson-Epes	176
Withheld Amounts	369
Workout Fee	378
Workout Fee Rate	378
Workout-Delayed Reimbursement Amount	367
Yield Curve Interpolated Yield	310
Yield Priced Expected Prices	311
Yield Priced Principal Balance Certificates	305

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan
Flag	ID	Property Name	Balance	Properties	Seller (1)	Balance($)	Balance($)	or ARD Balance($)	Type	Type	Rate	Fee Rate (22)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date	(Yes/No)
Loan	1	Parklawn Building	7.7%	1	KeyBank	60,800,000	60,800,000	60,800,000	Office	Suburban	3.3980%	0.0230%	3.3750%	Actual/360	120	119	0	0	10/25/2019	12/01/2019	11/01/2029	No
Loan	2	Century Plaza Towers	6.3%	1	CCRE	50,000,000	50,000,000	50,000,000	Office	CBD	3.0045%	0.0142%	2.9903%	Actual/360	120	119	0	0	10/21/2019	12/09/2019	11/09/2029	No
Loan	3	Meridian Pointe Apartments	6.3%	1	CCRE	49,975,000	49,975,000	49,975,000	Multifamily	Garden	3.1600%	0.0342%	3.1258%	Actual/360	120	119	0	0	10/31/2019	12/01/2019	11/01/2029	No
Loan	4	AVR Renaissance Atlanta Airport Gateway	6.1%	1	CCRE	48,000,000	48,000,000	48,000,000	Hospitality	Full Service	3.6500%	0.0342%	3.6158%	Actual/360	120	120	0	0	11/27/2019	01/01/2020	12/01/2029	No
Loan	5.00	DC Mixed Use Portfolio VI	4.3%	7	CCRE/SMC	33,845,500	33,845,500	33,845,500	Various	Various	3.7050%	0.0142%	3.6908%	Actual/360	120	120	0	0	11/19/2019	01/06/2020	12/06/2029	No
Property	5.01	623-625 H Street NW	1.2%	1	CCRE/SMC	9,334,850	9,334,850		Mixed Use	Retail/Office
Property	5.02	1219 Connecticut Avenue NW	0.8%	1	CCRE/SMC	6,601,073	6,601,073		Retail	Unanchored
Property	5.03	1210 18th Street NW	0.7%	1	CCRE/SMC	5,467,555	5,467,555		Mixed Use	Retail/Office
Property	5.04	4445 Wisconsin Avenue NW	0.6%	1	CCRE/SMC	4,467,393	4,467,393		Retail	Unanchored
Property	5.05	919 F Street NW	0.4%	1	CCRE/SMC	3,093,836	3,093,836		Mixed Use	Retail/Multifamily
Property	5.06	8301 Sudley Road	0.3%	1	CCRE/SMC	2,547,080	2,547,080		Retail	Unanchored
Property	5.07	707 6th Street NW	0.3%	1	CCRE/SMC	2,333,713	2,333,713		Retail	Single Tenant
Loan	6	Wells Fargo Place	3.8%	1	SMC	30,000,000	30,000,000	30,000,000	Office	CBD	3.4000%	0.0155%	3.3845%	Actual/360	120	119	0	0	10/25/2019	12/06/2019	11/06/2029	No
Loan	7	225 Bush	3.6%	1	CCRE	28,600,000	28,600,000	28,600,000	Office	CBD	3.3030%	0.0171%	3.2859%	Actual/360	60	59	0	0	10/11/2019	12/06/2019	11/06/2024	No
Loan	8	1824 Alton Road	3.3%	1	SMC	26,150,000	26,150,000	26,150,000	Retail	Anchored	4.0030%	0.0142%	3.9888%	Actual/360	120	120	0	0	11/19/2019	01/06/2020	12/06/2029	No
Loan	9	180 Water	3.2%	1	CCRE	25,000,000	25,000,000	25,000,000	Multifamily	High Rise	3.4104%	0.0142%	3.3961%	Actual/360	60	59	0	0	10/18/2019	12/06/2019	11/06/2024	No
Loan	10	3 Columbus Circle	3.2%	1	CCRE	25,000,000	25,000,000	25,000,000	Office	CBD	3.9140%	0.0155%	3.8985%	Actual/360	120	111	0	0	03/12/2019	04/11/2019	03/11/2029	No
Loan	11	Park Central Tower	3.2%	1	SMC	25,000,000	25,000,000	21,069,400	Office	Suburban	4.0160%	0.0442%	3.9718%	Actual/360	120	120	360	360	11/07/2019	01/06/2020	12/06/2029	No
Loan	12	Airport Square	3.2%	1	CCRE	25,000,000	24,965,246	20,002,638	Office	Suburban	4.2000%	0.0342%	4.1658%	Actual/360	120	119	360	359	11/04/2019	12/06/2019	11/06/2029	No
Loan	13.00	Gold Brooklyn Multifamily Portfolio	3.1%	6	CCRE	24,800,000	24,800,000	24,800,000	Multifamily	Mid-Rise	4.0195%	0.0342%	3.9853%	Actual/360	120	120	0	0	11/08/2019	01/01/2020	12/01/2029	No
Property	13.01	81-83 Stockholm Street	0.9%	1	CCRE	6,900,000	6,900,000		Multifamily	Mid-Rise
Property	13.02	346 Grand Street	0.6%	1	CCRE	4,950,000	4,950,000		Multifamily	Mid-Rise
Property	13.03	731 Meeker Avenue	0.5%	1	CCRE	4,050,000	4,050,000		Multifamily	Mid-Rise
Property	13.04	1316 Pacific Street	0.4%	1	CCRE	3,550,000	3,550,000		Multifamily	Mid-Rise
Property	13.05	467 Central Avenue	0.4%	1	CCRE	3,400,000	3,400,000		Multifamily	Mid-Rise
Property	13.06	169 Troutman	0.2%	1	CCRE	1,950,000	1,950,000		Multifamily	Mid-Rise
Loan	14	Dominion Apartments	2.8%	1	KeyBank	22,000,000	22,000,000	22,000,000	Multifamily	Garden	3.4800%	0.0230%	3.4570%	Actual/360	120	120	0	0	11/26/2019	01/01/2020	12/01/2029	No
Loan	15	55 Talmadge	2.5%	1	CCRE	20,000,000	20,000,000	15,828,074	Industrial	Warehouse/Distribution	3.8950%	0.0342%	3.8608%	Actual/360	120	120	360	360	11/05/2019	01/01/2020	12/01/2029	No
Loan	16	The Block Apartments	2.5%	1	SMC	20,000,000	20,000,000	15,951,636	Multifamily	Mid-Rise	4.1100%	0.0442%	4.0658%	Actual/360	120	120	360	360	11/19/2019	01/06/2020	12/06/2029	No
Loan	17.00	Bushwick Avenue Portfolio	2.4%	3	SMC	19,000,000	19,000,000	19,000,000	Various	Various	3.7100%	0.0142%	3.6958%	Actual/360	120	117	0	0	08/09/2019	10/06/2019	09/06/2029	No
Property	17.01	340 Evergreen Avenue	1.2%	1	SMC	9,785,000	9,785,000		Multifamily	Mid-Rise
Property	17.02	871 Bushwick Avenue	0.7%	1	SMC	5,795,000	5,795,000		Mixed Use	Multifamily/Office
Property	17.03	889 Bushwick Avenue	0.4%	1	SMC	3,420,000	3,420,000		Multifamily	Mid-Rise
Loan	18	Westlake Village Marketplace	2.3%	1	CCRE	18,000,000	18,000,000	18,000,000	Retail	Anchored	3.1150%	0.0342%	3.0808%	Actual/360	120	120	0	0	11/18/2019	01/01/2020	12/01/2029	No
Loan	19	Summervale Apartments	2.1%	1	KeyBank	16,750,000	16,750,000	16,750,000	Multifamily	Garden	3.7500%	0.0230%	3.7270%	Actual/360	120	120	0	0	11/21/2019	01/01/2020	12/01/2029	No
Loan	20	2450 Business Park	1.9%	1	CCRE	15,000,000	15,000,000	15,000,000	Industrial	Manufacturing	4.4000%	0.0342%	4.3658%	Actual/360	120	120	0	0	11/21/2019	01/01/2020	12/01/2029	No
Loan	21.00	Pretium Industrial Portfolio	1.7%	2	KeyBank	13,598,000	13,598,000	13,598,000	Industrial	Flex	3.6800%	0.0230%	3.6570%	Actual/360	120	119	0	0	10/02/2019	12/01/2019	11/01/2029	No
Property	21.01	Pretium - St. Charles, IL	1.4%	1	KeyBank	11,050,365	11,050,365		Industrial	Flex
Property	21.02	Pretium - Cleveland, TN	0.3%	1	KeyBank	2,547,635	2,547,635		Industrial	Flex
Loan	22	Kensington Place Townhomes	1.6%	1	KeyBank	12,300,000	12,300,000	10,595,178	Multifamily	Garden	3.8300%	0.0630%	3.7670%	Actual/360	120	119	360	360	10/31/2019	12/01/2019	11/01/2029	No
Loan	23	Sunset Business Center	1.5%	1	SMC	12,000,000	11,965,050	9,446,379	Industrial	Flex	3.7500%	0.0142%	3.7358%	Actual/360	120	118	360	358	10/01/2019	11/06/2019	10/06/2029	No
Loan	24	Storage Outlet - Bellflower	1.5%	1	KeyBank	11,800,000	11,800,000	9,161,729	Self Storage	Self Storage	3.3850%	0.0230%	3.3620%	Actual/360	120	120	360	360	11/15/2019	01/01/2020	12/01/2029	No
Loan	25.00	Bond Street 21	1.5%	2	CCRE	11,700,000	11,700,000	10,091,104	Retail	Various	3.8810%	0.0342%	3.8468%	Actual/360	120	119	360	360	10/09/2019	12/06/2019	11/06/2029	No
Property	25.01	Veterans Crossing East	0.9%	1	CCRE	7,177,914	7,177,914		Retail	Unanchored
Property	25.02	Shoppes at Hamilton Crossing	0.6%	1	CCRE	4,522,086	4,522,086		Retail	Shadow Anchored
Loan	26	Shel Mar Estates	1.2%	1	KeyBank	9,700,000	9,700,000	8,193,076	Manufactured Housing	Manufactured Housing	4.0950%	0.0230%	4.0720%	Actual/360	120	120	360	360	11/18/2019	01/01/2020	12/01/2029	No
Loan	27	4800 North Point Parkway	1.2%	1	SMC	9,400,000	9,400,000	7,580,297	Office	Suburban	3.5370%	0.0142%	3.5228%	Actual/360	120	119	360	360	10/24/2019	12/06/2019	11/06/2029	No
Loan	28	Castalia at Meadowmont	1.1%	1	CCRE	8,764,885	8,764,885	8,764,885	Office	Suburban	3.6690%	0.0342%	3.6348%	Actual/360	120	120	0	0	11/14/2019	01/06/2020	12/06/2029	No
Loan	29	Walmart Supercenter Lancaster	1.1%	1	CCRE	8,650,000	8,650,000	8,650,000	Retail	Single Tenant	3.3500%	0.0342%	3.3158%	Actual/360	120	120	0	0	11/15/2019	01/01/2020	12/01/2029	No
Loan	30	Marina del Sol	1.1%	1	CCRE	8,500,000	8,500,000	8,500,000	Multifamily	Garden	3.3550%	0.0342%	3.3208%	Actual/360	120	120	0	0	11/18/2019	01/01/2020	12/01/2029	No
Loan	31	545 & 547 West 20th Street	1.0%	1	SMC	8,000,000	8,000,000	8,000,000	Retail	Unanchored	3.8770%	0.0542%	3.8228%	Actual/360	120	120	0	0	11/12/2019	01/06/2020	12/06/2029	No
Loan	32	Auto Mall Parkway Self Storage	1.0%	1	SMC	8,000,000	8,000,000	8,000,000	Self Storage	Self Storage	3.6950%	0.0630%	3.6320%	Actual/360	120	119	0	0	10/31/2019	12/06/2019	11/06/2029	No
Loan	33	FedEx Ground	1.0%	1	KeyBank	8,000,000	8,000,000	8,000,000	Industrial	Warehouse/Distribution	3.1700%	0.0230%	3.1470%	Actual/360	120	119	0	0	10/25/2019	12/01/2019	11/01/2029	No
Loan	34	Security Self Storage	1.0%	1	SMC	7,500,000	7,500,000	7,500,000	Self Storage	Self Storage	3.3500%	0.0142%	3.3358%	Actual/360	120	120	0	0	11/19/2019	01/06/2020	12/06/2029	No
Loan	35	Westmoreland Medical Center	0.9%	1	KeyBank	7,247,500	7,247,500	6,628,784	Office	Medical	4.4700%	0.0230%	4.4470%	Actual/360	120	116	360	360	07/19/2019	09/01/2019	08/01/2029	No
Loan	36	Storage Outlet - Chino	0.9%	1	KeyBank	7,075,000	7,075,000	5,493,155	Self Storage	Self Storage	3.3850%	0.0230%	3.3620%	Actual/360	120	120	360	360	11/15/2019	01/01/2020	12/01/2029	No
Loan	37	30610 East Broadway	0.8%	1	KeyBank	6,630,000	6,630,000	6,630,000	Industrial	Manufacturing	5.1500%	0.0230%	5.1270%	Actual/360	60	59	0	0	10/28/2019	12/01/2019	11/01/2024	No
Loan	38	895 West End Avenue	0.8%	1	CCRE	6,000,000	5,989,481	4,565,753	Multifamily	Cooperative	2.8750%	0.0342%	2.8408%	Actual/360	120	119	360	359	10/31/2019	12/01/2019	11/01/2029	No
Loan	39	Townhomes on the Green	0.7%	1	KeyBank	5,700,000	5,691,773	4,526,424	Multifamily	Garden	3.9900%	0.0230%	3.9670%	Actual/360	120	119	360	359	10/29/2019	12/01/2019	11/01/2029	No
Loan	40.00	Dollar General Portfolio	0.7%	5	SMC	5,650,000	5,650,000	4,534,718	Retail	Single Tenant	4.2870%	0.0542%	4.2328%	Actual/360	120	120	360	360	11/20/2019	01/06/2020	12/06/2029	No
Property	40.01	Dollar General Belleview	0.2%	1	SMC	1,259,337	1,259,337		Retail	Single Tenant
Property	40.02	Dollar General Modoc	0.1%	1	SMC	837,289	837,289		Retail	Single Tenant
Property	40.03	Dollar General Lake City	0.2%	1	SMC	1,191,265	1,191,265		Retail	Single Tenant
Property	40.04	Dollar General Syracuse	0.1%	1	SMC	898,554	898,554		Retail	Single Tenant
Property	40.05	Dollar General Jacksonville	0.2%	1	SMC	1,463,554	1,463,554		Retail	Single Tenant
Loan	41	3825 Georgia Apartments	0.7%	1	CCRE	5,400,000	5,400,000	5,400,000	Multifamily	Mid-Rise	4.0200%	0.0342%	3.9858%	Actual/360	120	120	0	0	11/12/2019	01/06/2020	12/06/2029	No
Loan	42	Storage Outlet - South Gate	0.6%	1	KeyBank	4,875,000	4,875,000	3,763,124	Self Storage	Self Storage	3.2350%	0.0230%	3.2120%	Actual/360	120	120	360	360	11/15/2019	01/01/2020	12/01/2029	No
Loan	43	Gramercy Commons	0.5%	1	KeyBank	4,127,000	4,115,770	3,290,481	Retail	Unanchored	4.1000%	0.0830%	4.0170%	Actual/360	120	118	360	358	09/24/2019	11/01/2019	10/01/2029	No
Loan	44	Storage Outlet - South El Monte	0.5%	1	KeyBank	4,000,000	4,000,000	3,087,692	Self Storage	Self Storage	3.2350%	0.0230%	3.2120%	Actual/360	120	120	360	360	11/15/2019	01/01/2020	12/01/2029	No
Loan	45	ULofts	0.5%	1	KeyBank	3,750,000	3,750,000	3,195,377	Multifamily	Student Housing	3.9200%	0.0230%	3.8970%	Actual/360	120	120	360	360	11/22/2019	01/01/2020	12/01/2029	No
Loan	46	The Sterling Building	0.4%	1	KeyBank	3,000,000	3,000,000	2,397,020	Office	Suburban	4.1600%	0.0230%	4.1370%	Actual/360	120	120	360	360	11/21/2019	01/01/2020	12/01/2029	No
Loan	47	Market Villas	0.4%	1	KeyBank	2,840,000	2,840,000	2,596,703	Multifamily	Garden	4.4500%	0.0230%	4.4270%	Actual/360	84	84	360	360	11/21/2019	01/01/2020	12/01/2026	No
Loan	48	Shafer Terrace MHP	0.3%	1	SMC	2,100,000	2,100,000	1,831,614	Manufactured Housing	Manufactured Housing	4.3450%	0.0142%	4.3308%	Actual/360	120	119	360	360	10/30/2019	12/06/2019	11/06/2029	No

A-1-1

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Coop -	Coop - LTV	Coop -	Coop -
Flag	ID	Property Name	Maturity Date	Service($) (23)	Service($) (23)	Service($) (23)	Service($) (23)	Period	Lockbox (24)	Management (25)	Other Loans	Borrower	NOI DSCR (2)(3)(23)	NCF DSCR (2)(3)(23)	Period (26)	Date	Value ($) (4)	As-of Date	Rental Value	as Rental	Unsold Percent	Sponsor Units
Loan	1	Parklawn Building	11/01/2029	174,557	2,094,678	576,496	6,917,950	119	Hard	In Place	No	No	2.73x	2.68x	5	1	436,000,000	09/18/2019
Loan	2	Century Plaza Towers	11/09/2029	126,926	1,523,115	2,157,746	25,892,948	119	Hard	Springing	No	No	4.42x	4.09x	0	9	2,302,000,000	09/24/2019
Loan	3	Meridian Pointe Apartments	11/01/2029	133,429	1,601,143			119	None	None	No	No	3.23x	3.14x	5	1	106,780,000	10/09/2019
Loan	4	AVR Renaissance Atlanta Airport Gateway	12/01/2029	148,028	1,776,333			120	Hard	Springing	No	No	3.29x	2.88x	0	1	80,000,000	09/01/2019
Loan	5.00	DC Mixed Use Portfolio VI	12/06/2029	105,949	1,271,392			120	Hard	Springing	No	No	2.19x	2.13x	0	6	53,480,000	11/14/2019
Property	5.01	623-625 H Street NW															14,000,000	10/07/2019
Property	5.02	1219 Connecticut Avenue NW															9,900,000	10/03/2019
Property	5.03	1210 18th Street NW															8,200,000	10/03/2019
Property	5.04	4445 Wisconsin Avenue NW															6,700,000	10/07/2019
Property	5.05	919 F Street NW															4,640,000	10/07/2019
Property	5.06	8301 Sudley Road															3,820,000	10/03/2019
Property	5.07	707 6th Street NW															3,500,000	10/09/2019
Loan	6	Wells Fargo Place	11/06/2029	86,181	1,034,167	143,634	1,723,611	119	Hard	In Place	No	No	3.12x	2.89x	0	6	125,000,000	09/19/2019
Loan	7	225 Bush	11/06/2024	79,815	957,778	488,378	5,860,531	59	Hard	Springing	No	No	4.00x	3.85x	0	6	589,000,000	09/05/2019
Loan	8	1824 Alton Road	12/06/2029	88,444	1,061,323			120	Soft Springing Hard	Springing	No	No	1.93x	1.89x	0	6	43,000,000	10/11/2019
Loan	9	180 Water	11/06/2024	72,036	864,436	324,163	3,889,961	59	Hard	In Place	No	No	3.17x	3.15x	0	6	451,500,000	09/18/2019
Loan	10	3 Columbus Circle	03/11/2029	82,674	992,090	1,537,740	18,452,879	111	Hard	In Place	No	No	3.11x	2.91x	0	11	1,080,000,000	01/01/2019
Loan	11	Park Central Tower	12/06/2029	119,585	1,435,014	167,418	2,009,020	24	Hard	Springing	No	No	1.80x	1.54x	0	6	103,700,000	10/03/2019
Loan	12	Airport Square	11/06/2029	122,254	1,467,052	24,451	293,410	0	Hard	In Place	No	No	1.80x	1.69x	0	6	44,400,000	08/02/2019
Loan	13.00	Gold Brooklyn Multifamily Portfolio	12/01/2029	84,223	1,010,681			120	Springing Soft	Springing	No	No	1.75x	1.75x	0	1	39,600,000	09/09/2019
Property	13.01	81-83 Stockholm Street															10,700,000	09/09/2019
Property	13.02	346 Grand Street															8,200,000	09/09/2019
Property	13.03	731 Meeker Avenue															6,600,000	09/09/2019
Property	13.04	1316 Pacific Street															5,800,000	09/09/2019
Property	13.05	467 Central Avenue															5,300,000	09/09/2019
Property	13.06	169 Troutman															3,000,000	09/09/2019
Loan	14	Dominion Apartments	12/01/2029	64,686	776,233			120	Springing Soft	Springing	No	No	2.63x	2.54x	0	1	41,000,000	10/17/2019
Loan	15	55 Talmadge	12/01/2029	94,276	1,131,316			0	Hard	Springing	No	No	1.92x	1.83x	5	1	34,900,000	06/27/2019
Loan	16	The Block Apartments	12/06/2029	96,756	1,161,069			0	Springing Hard	Springing	No	No	1.42x	1.37x	0	6	30,980,000	10/04/2019
Loan	17.00	Bushwick Avenue Portfolio	09/06/2029	59,558	714,690	347,941	4,175,296	117	Springing Hard	Springing	No	No	1.82x	1.81x	0	6	200,000,000	07/18/2019
Property	17.01	340 Evergreen Avenue															103,000,000	07/18/2019
Property	17.02	871 Bushwick Avenue															61,000,000	07/18/2019
Property	17.03	889 Bushwick Avenue															36,000,000	07/18/2019
Loan	18	Westlake Village Marketplace	12/01/2029	47,374	568,488			120	Springing Soft	Springing	No	No	4.39x	4.24x	5	1	45,500,000	10/09/2019
Loan	19	Summervale Apartments	12/01/2029	53,071	636,849			120	Springing Soft	Springing	No	No	2.15x	2.15x	5	1	25,800,000	11/01/2019
Loan	20	2450 Business Park	12/01/2029	55,764	669,167			120	Springing Hard	Springing	No	No	2.36x	2.22x	0	1	28,700,000	09/24/2019
Loan	21.00	Pretium Industrial Portfolio	11/01/2029	42,280	507,357			119	Hard	Springing	No	No	2.78x	2.49x	5	1	21,350,000	Various
Property	21.01	Pretium - St. Charles, IL															17,350,000	07/03/2019
Property	21.02	Pretium - Cleveland, TN															4,000,000	08/09/2019
Loan	22	Kensington Place Townhomes	11/01/2029	57,523	690,276			35	Springing Soft	Springing	No	No	1.59x	1.52x	0	1	16,600,000	09/24/2019
Loan	23	Sunset Business Center	10/06/2029	55,574	666,886			0	Springing Hard	Springing	No	No	1.65x	1.53x	0	6	19,000,000	08/28/2019
Loan	24	Storage Outlet - Bellflower	12/01/2029	52,233	626,792			0	None	None	No	Yes - Group A	2.64x	2.60x	5	1	26,800,000	09/16/2019
Loan	25.00	Bond Street 21	11/06/2029	55,058	660,695			35	Springing Hard	Springing	No	No	1.58x	1.53x	0	6	16,300,000	08/29/2019
Property	25.01	Veterans Crossing East															10,000,000	08/29/2019
Property	25.02	Shoppes at Hamilton Crossing															6,300,000	08/29/2019
Loan	26	Shel Mar Estates	12/01/2029	46,842	562,105			24	Springing Soft	Springing	No	No	1.49x	1.46x	0	1	13,820,000	05/04/2019
Loan	27	4800 North Point Parkway	11/06/2029	42,405	508,855			11	Springing Hard	Springing	No	No	2.02x	1.81x	0	6	15,100,000	08/08/2019
Loan	28	Castalia at Meadowmont	12/06/2029	27,171	326,050			120	Hard	Springing	No	No	2.72x	2.50x	0	6	13,900,000	10/29/2019
Loan	29	Walmart Supercenter Lancaster	12/01/2029	24,483	293,800			120	Springing Hard	Springing	No	No	3.09x	2.84x	0	1	17,200,000	10/15/2019
Loan	30	Marina del Sol	12/01/2029	24,095	289,136			120	None	None	No	No	4.62x	4.53x	0	1	22,800,000	09/24/2019
Loan	31	545 & 547 West 20th Street	12/06/2029	26,206	314,468			120	Springing Hard	Springing	No	No	1.91x	1.85x	0	6	13,200,000	10/08/2019
Loan	32	Auto Mall Parkway Self Storage	11/06/2029	24,975	299,706			119	None	None	No	No	2.25x	2.24x	0	6	13,060,000	09/30/2019
Loan	33	FedEx Ground	11/01/2029	21,427	257,122			119	Springing Hard	Springing	No	No	4.11x	3.81x	3	1	20,300,000	08/27/2019
Loan	34	Security Self Storage	12/06/2029	21,228	254,740			120	Springing Soft	Springing	No	No	6.55x	6.51x	0	6	33,250,000	10/03/2019
Loan	35	Westmoreland Medical Center	08/01/2029	36,593	439,115			56	None	In Place	No	No	1.68x	1.66x	0	1	11,150,000	04/19/2019
Loan	36	Storage Outlet - Chino	12/01/2029	31,317	375,810			0	None	None	No	Yes - Group A	2.61x	2.58x	5	1	18,000,000	09/16/2019
Loan	37	30610 East Broadway	11/01/2024	28,849	346,187			59	Hard	Springing	No	No	1.95x	1.67x	5	1	10,210,000	09/11/2019
Loan	38	895 West End Avenue	11/01/2029	24,894	298,723			0	None	None	No	No	12.85x	12.81x	0	1	96,000,000	10/02/2019	95,400,000	6.3%
Loan	39	Townhomes on the Green	11/01/2029	27,180	326,158			0	Springing Soft	Springing	No	No	1.47x	1.43x	0	1	9,000,000	09/27/2019
Loan	40.00	Dollar General Portfolio	12/06/2029	27,917	335,005			0	Hard	Springing	No	No	1.45x	1.43x	0	6	8,300,000	Various
Property	40.01	Dollar General Belleview															1,850,000	10/18/2019
Property	40.02	Dollar General Modoc															1,230,000	10/18/2019
Property	40.03	Dollar General Lake City															1,750,000	10/18/2019
Property	40.04	Dollar General Syracuse															1,320,000	10/18/2019
Property	40.05	Dollar General Jacksonville															2,150,000	10/18/2019
Loan	41	3825 Georgia Apartments	12/06/2029	18,341	220,095			120	Springing Soft	Springing	No	No	1.77x	1.74x	0	6	9,425,000	08/08/2019
Loan	42	Storage Outlet - South Gate	12/01/2029	21,176	254,114			0	None	None	No	Yes - Group A	4.51x	4.46x	5	1	17,800,000	09/16/2019
Loan	43	Gramercy Commons	10/01/2029	19,942	239,299			0	Springing Soft	Springing	No	No	1.83x	1.71x	3	1	6,350,000	05/20/2019
Loan	44	Storage Outlet - South El Monte	12/01/2029	17,375	208,504			0	None	None	No	Yes - Group A	3.40x	3.36x	5	1	12,000,000	09/16/2019
Loan	45	ULofts	12/01/2029	17,731	212,767			30	Springing Soft	Springing	No	No	1.60x	1.55x	5	1	5,410,000	10/21/2019
Loan	46	The Sterling Building	12/01/2029	14,601	175,207			0	Springing Soft	Springing	No	No	1.75x	1.56x	0	1	4,640,000	10/10/2019
Loan	47	Market Villas	12/01/2026	14,306	171,667			24	Springing Hard	Springing	No	No	1.44x	1.38x	0	1	4,200,000	09/19/2019
Loan	48	Shafer Terrace MHP	11/06/2029	10,448	125,374			35	Springing Hard	Springing	No	No	1.61x	1.58x	0	6	3,100,000	10/07/2019

A-1-2

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off									Rentable Area	Units
Property			Coop -	Coop -	Coop - Sponsor	Coop - Committed	Compliant	Date LTV	LTV Ratio at						Year	Year	(Sq. Ft./Units/	of
Flag	ID	Property Name	Investor Units	Coop Units	/Investor Carry	Secondary Debt	(Yes/No)	Ratio (2)(3)(4)	Maturity or ARD (2)(3)(4)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads/Spaces) (20)	Measure
Loan	1	Parklawn Building					Yes	60.0%	60.0%	5600 Fishers Lane	Rockville	Montgomery	MD	20852	1970	2015	1,283,646	Sq. Ft.
Loan	2	Century Plaza Towers					Yes	39.1%	39.1%	2029 & 2049 Century Park East	Los Angeles	Los Angeles	CA	90067	1975	2015	2,401,641	Sq. Ft.
Loan	3	Meridian Pointe Apartments					Yes	46.8%	46.8%	407 Valley Avenue Northeast	Puyallup	Pierce	WA	98372	1990	2006-2008	470	Units
Loan	4	AVR Renaissance Atlanta Airport Gateway					Yes	60.0%	60.0%	2081 Convention Center Concourse	Atlanta	Clayton	GA	30337	2017	NAP	204	Rooms
Loan	5.00	DC Mixed Use Portfolio VI					Yes	63.3%	63.3%	Various	Various	Various	Various	Various	Various	Various	65,789	Sq. Ft.
Property	5.01	623-625 H Street NW					Yes			623-625 H Street NW	Washington	District of Columbia	DC	20001	1850	2006	16,654	Sq. Ft.
Property	5.02	1219 Connecticut Avenue NW					Yes			1219 Connecticut Avenue NW	Washington	District of Columbia	DC	20036	1906	NAP	12,877	Sq. Ft.
Property	5.03	1210 18th Street NW					Yes			1210 18th Street NW	Washington	District of Columbia	DC	20001	1920	NAP	10,480	Sq. Ft.
Property	5.04	4445 Wisconsin Avenue NW					Yes			4445 Wisconsin Avenue NW	Washington	District of Columbia	DC	20016	1938	1990	7,697	Sq. Ft.
Property	5.05	919 F Street NW					Yes			919 F Street NW	Washington	District of Columbia	DC	20004	1900	2005	5,594	Sq. Ft.
Property	5.06	8301 Sudley Road					Yes			8301 Sudley Road	Manassas	Prince William	VA	20109	2001	NAP	8,000	Sq. Ft.
Property	5.07	707 6th Street NW					Yes			707 6th Street NW	Washington	District of Columbia	DC	20001	1938	2011	4,487	Sq. Ft.
Loan	6	Wells Fargo Place					Yes	64.0%	64.0%	30 7th Street East	St. Paul	Ramsey	MN	55101	1986	NAP	646,459	Sq. Ft.
Loan	7	225 Bush					Yes	34.6%	34.6%	225 Bush Street	San Francisco	San Francisco	CA	94104	1922, 1955	2010-2013	579,987	Sq. Ft.
Loan	8	1824 Alton Road					Yes	60.8%	60.8%	1824 Alton Road	Miami Beach	Miami Dade	FL	33139	2018	NAP	31,841	Sq. Ft.
Loan	9	180 Water					Yes	30.5%	30.5%	180 Water Street	New York	New York	NY	10038	1971	2017	573	Units
Loan	10	3 Columbus Circle					Yes	45.4%	45.4%	3 Columbus Circle	New York	New York	NY	10019	1927	2010-2013	753,713	Sq. Ft.
Loan	11	Park Central Tower					Yes	57.9%	48.8%	12700 & 12712 Park Central Drive	Dallas	Dallas	TX	75251	1975	2018	668,154	Sq. Ft.
Loan	12	Airport Square					Yes	67.5%	54.1%	800, 849, 900, & 930 International Drive	Linthicum Heights	Anne Arundel	MD	21090	1986, 1987, 1988, 1990	2014; 2018	232,936	Sq. Ft.
Loan	13.00	Gold Brooklyn Multifamily Portfolio					Yes	62.6%	62.6%	Various	Brooklyn	Kings	NY	Various	Various	Various	47	Units
Property	13.01	81-83 Stockholm Street					Yes			81-83 Stockholm Street	Brooklyn	Kings	NY	11221	1931, 2018	2018	16	Units
Property	13.02	346 Grand Street					Yes			346 Grand Street	Brooklyn	Kings	NY	11211	1920	2012	5	Units
Property	13.03	731 Meeker Avenue					Yes			731 Meeker Avenue	Brooklyn	Kings	NY	11222	1928	2014	6	Units
Property	13.04	1316 Pacific Street					Yes			1316 Pacific Street	Brooklyn	Kings	NY	11216	1911	2014	8	Units
Property	13.05	467 Central Avenue					Yes			467 Central Avenue	Brooklyn	Kings	NY	11221	1920	2017	6	Units
Property	13.06	169 Troutman					Yes			169 Troutman Street	Brooklyn	Kings	NY	11206	1931	2010	6	Units
Loan	14	Dominion Apartments					Yes	53.7%	53.7%	15596 Interstate 45 South	Conroe	Montgomery	TX	77384	2003	NAP	238	Units
Loan	15	55 Talmadge					Yes	57.3%	45.4%	55 Talmadge Road	Edison	Middlesex	NJ	08817	1970	2016	269,987	Sq. Ft.
Loan	16	The Block Apartments					Yes	64.6%	51.5%	50 North Illinois Street	Indianapolis	Marion	IN	46204	1911	2001	163	Units
Loan	17.00	Bushwick Avenue Portfolio					Yes	65.0%	65.0%	Various	Brooklyn	Kings	NY	11221	Various	Various	347,203	Sq. Ft.
Property	17.01	340 Evergreen Avenue					Yes			340 Evergreen Avenue	Brooklyn	Kings	NY	11221	2019	NAP	157,037	Sq. Ft.
Property	17.02	871 Bushwick Avenue					Yes			871 Bushwick Avenue	Brooklyn	Kings	NY	11221	1954	2017	140,510	Sq. Ft.
Property	17.03	889 Bushwick Avenue					Yes			889 Bushwick Avenue	Brooklyn	Kings	NY	11221	2018	NAP	49,656	Sq. Ft.
Loan	18	Westlake Village Marketplace					Yes	39.6%	39.6%	5752, 5754, 5760, 5772, 5776, 5780, 5784, 5790 & 5794 Lindero Canyon Road	Westlake Village	Los Angeles	CA	91362	1998	NAP	74,186	Sq. Ft.
Loan	19	Summervale Apartments					Yes	64.9%	64.9%	9221 Pagewood Lane	Houston	Harris	TX	77063	1978	2013	310	Units
Loan	20	2450 Business Park					Yes	52.3%	52.3%	2450 Business Park Drive	Vista	San Diego	CA	92081	2014	NAP	156,390	Sq. Ft.
Loan	21.00	Pretium Industrial Portfolio					Yes	63.7%	63.7%	Various	Various	Various	Various	Various	Various	Various	313,954	Sq. Ft.
Property	21.01	Pretium - St. Charles, IL					Yes			95 North 17th Street	St. Charles	Kane	IL	60174	1984	2009	241,954	Sq. Ft.
Property	21.02	Pretium - Cleveland, TN					Yes			705 Industrial Drive Southwest	Cleveland	Bradley	TN	37311	2008	NAP	72,000	Sq. Ft.
Loan	22	Kensington Place Townhomes					Yes	74.1%	63.8%	16651 East 12 Mile Road	Roseville	Macomb	MI	48066	1972	2000	205	Units
Loan	23	Sunset Business Center					Yes	63.0%	49.7%	6445 West Sunset Road	Las Vegas	Clark	NV	89118	2019	NAP	71,298	Sq. Ft.
Loan	24	Storage Outlet - Bellflower					Yes	44.0%	34.2%	10326 Foster Road	Bellflower	Los Angeles	CA	90706	2001	NAP	65,760	Sq. Ft.
Loan	25.00	Bond Street 21					Yes	71.8%	61.9%	Various	Various	Various	Various	Various	Various	NAP	37,661	Sq. Ft.
Property	25.01	Veterans Crossing East					Yes			1225 and 1231 Veterans Parkway	Clarksville	Clark	IN	47129	2018	NAP	17,252	Sq. Ft.
Property	25.02	Shoppes at Hamilton Crossing					Yes			715 Louisville Road	Alcoa	Blount	TN	37701	2006	NAP	20,409	Sq. Ft.
Loan	26	Shel Mar Estates					Yes	70.2%	59.3%	100 Ali Circle Southeast	New Philadelphia	Tuscarawas	OH	44663	1970	NAP	378	Pads
Loan	27	4800 North Point Parkway					Yes	62.3%	50.2%	4800 North Point Parkway	Alpharetta	Fulton	GA	30022	1995	NAP	75,304	Sq. Ft.
Loan	28	Castalia at Meadowmont					Yes	63.1%	63.1%	301 West Barbee Chapel Road	Chapel Hill	Orange	NC	27517	2008	NAP	47,974	Sq. Ft.
Loan	29	Walmart Supercenter Lancaster					Yes	50.3%	50.3%	805 Highway 9 Bypass West	Lancaster	Lancaster	SC	29720	1999	2019	208,470	Sq. Ft.
Loan	30	Marina del Sol					Yes	37.3%	37.3%	184 & 187 Palm Avenue	Marina	Monterey	CA	93933	1977	NAP	108	Units
Loan	31	545 & 547 West 20th Street					Yes	60.6%	60.6%	545 & 547 West 20th Street	New York	New York	NY	10011	1910	2008	9,146	Sq. Ft.
Loan	32	Auto Mall Parkway Self Storage					Yes	61.3%	61.3%	43941 Osgood Road	Fremont	Alameda	CA	94539	1998	NAP	65,900	Sq. Ft.
Loan	33	FedEx Ground					Yes	39.4%	39.4%	225 Thruway Park Drive	West Henrietta	Monroe	NY	14586	2006	2009	138,060	Sq. Ft.
Loan	34	Security Self Storage					Yes	22.6%	22.6%	13120 Southeast 30th Street	Bellevue	King	WA	98005	1977	1990	103,619	Sq. Ft.
Loan	35	Westmoreland Medical Center					Yes	65.0%	59.5%	1650 & 1680 Chambers Street	Eugene	Lane	OR	97402	1980, 2006	NAP	34,303	Sq. Ft.
Loan	36	Storage Outlet - Chino					Yes	39.3%	30.5%	13879 Central Avenue	Chino	San Bernardino	CA	91710	2007	NAP	80,660	Sq. Ft.
Loan	37	30610 East Broadway					Yes	64.9%	64.9%	30610 East Broadway Street	Walbridge	Wood	OH	43465	1980	1998	335,484	Sq. Ft.
Loan	38	895 West End Avenue		48			Yes	6.2%	4.8%	895 West End Avenue	New York	New York	NY	10025	1916	NAP	48	Units
Loan	39	Townhomes on the Green					Yes	63.2%	50.3%	2701 East Bressingham Way	Bloomington	Monroe	IN	47401	2007	NAP	47	Units
Loan	40.00	Dollar General Portfolio					Yes	68.1%	54.6%	Various	Various	Various	Various	Various	Various	NAP	43,912	Sq. Ft.
Property	40.01	Dollar General Belleview					Yes			1200 US Highway 301	Belleview	Marion	FL	34420	2019	NAP	9,100	Sq. Ft.
Property	40.02	Dollar General Modoc					Yes			11565 Highway 28 South	Modoc	McCormick	SC	29838	2018	NAP	9,100	Sq. Ft.
Property	40.03	Dollar General Lake City					Yes			1771 Northwest Lake Jeffery Road	Lake City	Columbia	FL	32055	2019	NAP	9,100	Sq. Ft.
Property	40.04	Dollar General Syracuse					Yes			8919 East Blackpoint Road	Syracuse	Kosciusko	IN	46567	2019	NAP	9,100	Sq. Ft.
Property	40.05	Dollar General Jacksonville					Yes			8000 103rd Street	Jacksonville	Duval	FL	32210	2019	NAP	7,512	Sq. Ft.
Loan	41	3825 Georgia Apartments					Yes	57.3%	57.3%	3825 Georgia Avenue, Northwest	Washington	District of Columbia	DC	20011	2016	NAP	32	Units
Loan	42	Storage Outlet - South Gate					Yes	27.4%	21.1%	5911 Firestone Boulevard	South Gate	Los Angeles	CA	90280	2001	NAP	122,720	Sq. Ft.
Loan	43	Gramercy Commons					Yes	64.8%	51.8%	5752 South Fort Apache Road	Las Vegas	Clark	NV	89148	2007	NAP	25,892	Sq. Ft.
Loan	44	Storage Outlet - South El Monte					Yes	33.3%	25.7%	1108 Peck Road	South El Monte	Los Angeles	CA	91733	2002	NAP	86,080	Sq. Ft.
Loan	45	ULofts					Yes	69.3%	59.1%	422 East 11th Street and 405 East Cottage Grove Avenue	Bloomington	Monroe	IN	47408	1972, 1975	2016	36	Units
Loan	46	The Sterling Building					Yes	64.7%	51.7%	730 South Sterling Avenue and 3701 West McKay Avenue	Tampa	Hillsborough	FL	33609	1976	2015-2019	20,743	Sq. Ft.
Loan	47	Market Villas					Yes	67.6%	61.8%	15 North 18th Street, Unit 3	Richmond	Richmond City	VA	23223	1910	2005	31	Units
Loan	48	Shafer Terrace MHP					Yes	67.7%	59.1%	17377 Banyan Road	Shafer	Chisago	MN	55074	1989	NAP	70	Pads

A-1-3

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Loan per Net Rentable Area						Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			(Sq. Ft./Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten
Flag	ID	Property Name	Pads/Spaces) ($) (2)(3)	(# of payments) (6)(7)(27)	Statements Date (20)	EGI ($) (20)	Expenses($) (20)	NOI($) (20)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (2)(3)	Debt Yield (2)(3)	Revenue($)(20)
Loan	1	Parklawn Building	204	LO(25);DEF(89);O(6)	8/31/2019	32,216,222	6,778,412	25,437,810	12/31/2018	32,783,331	8,889,858	23,893,473	12/31/2017	33,883,188	6,304,439	27,578,749	9.4%	9.2%	40,142,952
Loan	2	Century Plaza Towers	375	YM1(25);DorYM1(90);O(5)	9/30/2019	120,890,660	37,547,742	83,342,918	12/31/2018	125,317,446	36,292,891	89,024,555	12/31/2017	117,379,087	34,178,955	83,200,132	13.5%	12.5%	167,331,712
Loan	3	Meridian Pointe Apartments	106,330	LO(25);DEF(91);O(4)	9/30/2019	8,321,163	2,955,102	5,366,061	12/31/2018	8,060,281	2,876,113	5,184,168	12/31/2017	7,495,685	2,685,827	4,809,857	10.3%	10.1%	7,350,925
Loan	4	AVR Renaissance Atlanta Airport Gateway	235,294	LO(24);DEF(92);O(4)	8/31/2019	18,188,346	12,115,178	6,073,168	12/31/2018	17,627,185	11,780,887	5,846,298	NAP	NAP	NAP	NAP	12.2%	10.7%	17,677,976
Loan	5.00	DC Mixed Use Portfolio VI	514	LO(24);DEF(90);O(6)	8/31/2019	3,459,326	1,065,552	2,393,773	12/31/2018	3,792,650	1,024,577	2,768,073	12/31/2017	3,525,158	1,033,671	2,491,488	8.2%	8.0%	4,161,507
Property	5.01	623-625 H Street NW	561		8/31/2019	1,073,752	340,470	733,282	12/31/2018	1,033,542	313,146	720,396	12/31/2017	996,923	309,775	687,148			1,123,425
Property	5.02	1219 Connecticut Avenue NW	513		8/31/2019	766,902	192,011	574,891	12/31/2018	738,436	193,705	544,731	12/31/2017	454,466	210,219	244,247			770,163
Property	5.03	1210 18th Street NW	522		8/31/2019	570,621	203,569	367,053	12/31/2018	656,201	190,697	465,504	12/31/2017	672,346	203,011	469,335			729,193
Property	5.04	4445 Wisconsin Avenue NW	580		8/31/2019	151,003	72,779	78,224	12/31/2018	335,490	73,749	261,741	12/31/2017	402,199	71,480	330,719			536,941
Property	5.05	919 F Street NW	553		8/31/2019	381,237	121,315	259,922	12/31/2018	385,823	115,697	270,126	12/31/2017	384,175	110,705	273,471			404,195
Property	5.06	8301 Sudley Road	318		8/31/2019	327,003	58,852	268,151	12/31/2018	325,923	56,242	269,682	12/31/2017	321,139	58,535	262,604			315,543
Property	5.07	707 6th Street NW	520		8/31/2019	188,807	76,557	112,250	12/31/2018	317,234	81,341	235,893	12/31/2017	293,910	69,946	223,964			282,047
Loan	6	Wells Fargo Place	124	LO(25);DEF(91);O(4)	8/31/2019	17,073,017	9,177,591	7,895,426	12/31/2018	16,955,514	9,282,380	7,673,134	12/31/2017	15,080,476	8,813,366	6,267,110	10.8%	10.0%	19,320,760
Loan	7	225 Bush	351	LO(25);DEF(29);O(6)	8/31/2019	36,531,101	12,018,844	24,512,257	12/31/2018	36,782,955	11,108,481	25,674,474	12/31/2017	35,806,940	11,018,547	24,788,393	13.4%	12.9%	39,090,176
Loan	8	1824 Alton Road	821	LO(24);DEF(91);O(5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7.8%	7.7%	2,984,776
Loan	9	180 Water	239,965	LO(25);DEF(32);O(3)	6/30/2019	27,974,070	14,855,308	13,118,762	12/31/2018	26,646,594	14,981,570	11,665,024	NAP	NAP	NAP	NAP	11.0%	10.9%	28,155,756
Loan	10	3 Columbus Circle	650	LO(33);DEF(82);O(5)	12/31/2018	57,324,235	17,233,200	40,091,035	12/31/2017	50,952,874	16,254,125	34,698,749	12/31/2016	50,161,202	14,968,652	35,192,550	12.3%	11.5%	73,890,665
Loan	11	Park Central Tower	90	LO(24);DEF(92);O(4)	9/30/2019	10,220,364	4,546,504	5,673,860	12/31/2018	10,246,326	4,658,283	5,588,043	12/31/2017	9,592,635	4,348,856	5,243,779	10.3%	8.9%	12,514,551
Loan	12	Airport Square	129	LO(25);DEF(92);O(3)	9/30/2019	4,181,185	1,110,767	3,070,419	12/31/2018	2,740,078	1,192,525	1,547,552	NAP	NAP	NAP	NAP	10.6%	9.9%	5,060,301
Loan	13.00	Gold Brooklyn Multifamily Portfolio	527,660	LO(24);DEF(91);O(5)	9/30/2019	1,696,769	199,634	1,497,135	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7.1%	7.1%	1,835,889
Property	13.01	81-83 Stockholm Street	431,250		9/30/2019	301,336	56,110	245,226	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			587,855
Property	13.02	346 Grand Street	990,000		9/30/2019	412,881	26,961	385,920	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			235,128
Property	13.03	731 Meeker Avenue	675,000		9/30/2019	326,934	34,116	292,818	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			269,175
Property	13.04	1316 Pacific Street	443,750		9/30/2019	228,367	39,456	188,911	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			289,771
Property	13.05	467 Central Avenue	566,667		9/30/2019	258,764	22,288	236,476	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			284,598
Property	13.06	169 Troutman	325,000		9/30/2019	168,488	20,703	147,785	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			169,362
Loan	14	Dominion Apartments	92,437	LO(24);DEF(93);O(3)	9/30/2019	3,858,661	1,562,056	2,296,605	12/31/2018	3,806,207	1,616,603	2,189,604	12/31/2017	3,737,648	1,740,274	1,997,375	9.3%	9.0%	3,876,635
Loan	15	55 Talmadge	74	LO(24);DEF(93);O(3)	12/31/2018	2,382,500	276,588	2,105,912	12/31/2017	2,236,214	285,741	1,950,473	12/31/2016	2,018,842	288,403	1,730,439	10.9%	10.3%	2,532,654
Loan	16	The Block Apartments	122,699	LO(24);DEF(91);O(5)	9/30/2019	2,996,576	1,460,961	1,535,615	12/31/2018	2,771,782	1,394,084	1,377,698	12/31/2017	2,995,994	1,248,501	1,747,493	8.2%	8.0%	3,137,664
Loan	17.00	Bushwick Avenue Portfolio	374	LO(27);DEF(87);O(6)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6.8%	6.8%	10,690,464
Property	17.01	340 Evergreen Avenue	426		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			5,239,788
Property	17.02	871 Bushwick Avenue	282		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			3,600,000
Property	17.03	889 Bushwick Avenue	471		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			1,850,676
Loan	18	Westlake Village Marketplace	243	LO(24);DEF(92);O(4)	8/31/2019	3,435,202	812,419	2,622,783	12/31/2018	3,251,159	681,324	2,569,835	12/31/2017	2,992,520	629,381	2,363,139	13.9%	13.4%	3,528,514
Loan	19	Summervale Apartments	54,032	LO(24);DEF(91);O(5)	9/30/2019	2,952,138	1,627,193	1,324,945	12/31/2018	2,805,504	1,445,942	1,359,562	12/31/2017	2,665,283	1,326,361	1,338,922	8.2%	8.2%	2,874,698
Loan	20	2450 Business Park	96	LO(24);DEF(91);O(5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.6%	9.9%	2,128,968
Loan	21.00	Pretium Industrial Portfolio	43	LO(25);DEF(92);O(3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	9.3%	1,526,148
Property	21.01	Pretium - St. Charles, IL	46		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			1,236,771
Property	21.02	Pretium - Cleveland, TN	35		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			289,377
Loan	22	Kensington Place Townhomes	60,000	LO(25);DEF(92);O(3)	8/31/2019	2,283,110	1,195,384	1,087,726	12/31/2018	2,223,848	1,176,728	1,047,119	12/31/2017	2,172,473	1,099,524	1,072,949	8.9%	8.5%	2,363,184
Loan	23	Sunset Business Center	168	LO(26);DEF(90);O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	8.5%	1,393,034
Loan	24	Storage Outlet - Bellflower	179	LO(25);YM1(92);O(3)	8/31/2019	2,330,500	568,508	1,761,992	12/31/2018	2,282,451	562,822	1,719,628	12/31/2017	2,116,751	528,822	1,587,928	14.0%	13.8%	1,078,206
Loan	25.00	Bond Street 21	311	LO(25);DEF(91);O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.9%	8.6%	1,438,317
Property	25.01	Veterans Crossing East	416		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			823,995
Property	25.02	Shoppes at Hamilton Crossing	222		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			614,322
Loan	26	Shel Mar Estates	25,661	LO(24);DEF(93);O(3)	8/31/2019	1,404,006	587,808	816,198	12/31/2018	1,269,506	602,677	666,829	12/31/2017	1,294,622	514,167	780,455	8.6%	8.4%	1,279,236
Loan	27	4800 North Point Parkway	125	LO(25);DEF(91);O(4)	7/31/2019	427,758	569,018	-141,260	12/31/2018	1,150,664	574,451	576,213	12/31/2017	1,600,789	606,108	994,681	10.9%	9.8%	1,761,334
Loan	28	Castalia at Meadowmont	183	LO(24);DEF(92);O(4)	7/31/2019	1,519,121	483,358	1,035,763	12/31/2018	1,473,842	459,936	1,013,907	12/31/2017	1,460,062	413,710	1,046,352	10.1%	9.3%	1,598,194
Loan	29	Walmart Supercenter Lancaster	41	LO(24);DEF(92);O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	9.7%	1,002,114
Loan	30	Marina del Sol	78,704	LO(24);DEF(91);O(5)	8/31/2019	1,983,566	595,414	1,388,152	12/31/2018	1,912,564	582,996	1,329,568	12/31/2017	1,756,643	598,216	1,158,427	15.7%	15.4%	2,051,100
Loan	31	545 & 547 West 20th Street	875	LO(24);DEF(91);O(5)	9/30/2019	842,556	248,427	594,129	12/31/2018	604,577	240,177	364,400	12/31/2017	484,527	236,318	248,209	7.5%	7.3%	903,389
Loan	32	Auto Mall Parkway Self Storage	121	LO(25);DEF(90);O(5)	8/31/2019	1,038,604	374,534	664,070	12/31/2018	1,045,299	358,353	686,945	12/31/2017	1,062,454	315,691	746,764	8.4%	8.4%	1,127,688
Loan	33	FedEx Ground	58	LO(25);DEF(92);O(3)	7/31/2019	1,205,920	160,243	1,045,677	12/31/2018	1,086,078	29,662	1,056,416	12/31/2017	1,073,036	41,389	1,031,647	13.2%	12.3%	1,131,174
Loan	34	Security Self Storage	72	LO(24);DEF(92);O(4)	9/30/2019	2,256,682	581,405	1,675,277	12/31/2018	2,238,252	581,248	1,657,003	12/31/2017	2,137,410	513,769	1,623,642	22.3%	22.1%	2,396,040
Loan	35	Westmoreland Medical Center	211	LO(28);DEF(89);O(3)	4/30/2019	1,010,038	291,423	718,615	12/31/2018	1,032,661	292,323	740,337	12/31/2017	1,074,911	276,014	798,897	10.2%	10.0%	1,066,143
Loan	36	Storage Outlet - Chino	88	LO(25);YM1(92);O(3)	8/31/2019	1,406,984	397,436	1,009,548	12/31/2018	1,377,243	388,234	989,009	12/31/2017	1,323,457	382,755	940,702	13.9%	13.7%	1,373,949
Loan	37	30610 East Broadway	20	LO(25);DEF(32);O(3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.2%	8.7%	704,516
Loan	38	895 West End Avenue	124,781	LO(25);YM1(90);O(5)	12/31/2018	1,760,897	1,448,218	312,679	12/31/2017	1,691,646	1,352,783	338,863	12/31/2016	1,623,470	1,356,675	266,795	64.1%	63.9%	5,616,000
Loan	39	Townhomes on the Green	121,102	LO(25);DEF(89);O(6)	9/30/2019	764,115	247,777	516,338	12/31/2018	753,649	265,736	487,913	12/31/2017	745,110	241,948	503,163	8.4%	8.2%	785,580
Loan	40.00	Dollar General Portfolio	129	LO(24);DEF(92);O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.6%	8.5%	617,922
Property	40.01	Dollar General Belleview	138		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			134,601
Property	40.02	Dollar General Modoc	92		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			100,240
Property	40.03	Dollar General Lake City	131		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			129,453
Property	40.04	Dollar General Syracuse	99		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			94,772
Property	40.05	Dollar General Jacksonville	195		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			158,856
Loan	41	3825 Georgia Apartments	168,750	LO(24);DEF(92);O(4)	9/30/2019	669,869	238,868	431,001	12/31/2018	665,548	239,917	425,631	NAP	NAP	NAP	NAP	7.2%	7.1%	592,353
Loan	42	Storage Outlet - South Gate	40	LO(25);YM1(92);O(3)	8/31/2019	1,988,327	653,476	1,334,851	12/31/2018	1,930,738	605,222	1,325,516	12/31/2017	1,773,960	612,703	1,161,257	23.5%	23.3%	1,840,823
Loan	43	Gramercy Commons	159	LO(25);YM1(92);O(3)	6/30/2019	551,892	196,995	354,898	12/31/2018	312,997	109,298	203,699	12/31/2017	184,194	92,423	91,771	10.6%	10.0%	473,678
Loan	44	Storage Outlet - South El Monte	46	LO(25);YM1(92);O(3)	8/31/2019	1,415,137	593,347	821,790	12/31/2018	1,373,231	542,165	831,066	12/31/2017	1,273,625	526,800	746,825	17.7%	17.5%	1,367,935
Loan	45	ULofts	104,167	LO(24);DEF(90);O(6)	9/30/2019	610,880	244,705	366,175	12/31/2018	569,293	202,901	366,392	12/31/2017	386,330	225,540	160,790	9.1%	8.8%	590,544
Loan	46	The Sterling Building	145	LO(25);YM1(92);O(3)	9/30/2019	343,122	121,039	222,083	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.2%	9.1%	470,863
Loan	47	Market Villas	91,613	LO(25);YM1(56);O(3)	9/30/2019	428,100	206,402	221,698	12/31/2018	433,917	193,170	240,747	12/31/2017	434,391	186,156	248,236	8.7%	8.3%	428,592
Loan	48	Shafer Terrace MHP	30,000	LO(25);YM1(91);O(4)	9/30/2019	273,194	51,740	221,454	12/31/2018	262,559	57,569	204,989	12/31/2017	267,730	63,376	204,354	9.6%	9.4%	266,400

A-1-4

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Flag	ID	Property Name	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)	Interest (21)	Expiration (5)(8)	Extension Terms (5)(8)	Largest Tenant (9)(10)(11)(12)	Sq. Ft.
Loan	1	Parklawn Building	35,282,884	10,656,482	24,626,402	319,897	147,245	24,159,260	Fee Simple			United States General Services Administration	935,386
Loan	2	Century Plaza Towers	158,615,968	37,470,212	121,145,756	480,328	8,415,062	112,250,366	Fee Simple			Bank of America	124,723
Loan	3	Meridian Pointe Apartments	8,358,356	3,189,794	5,168,563	142,410		5,026,153	Fee Simple			NAP	NAP
Loan	4	AVR Renaissance Atlanta Airport Gateway	18,188,346	12,337,243	5,851,103	727,534		5,123,569	Fee Simple			NAP	NAP
Loan	5.00	DC Mixed Use Portfolio VI	3,933,542	1,155,090	2,778,452	13,270	62,174	2,703,008	Fee Simple
Property	5.01	623-625 H Street NW	1,067,254	322,833	744,421	2,498	16,654	725,269	Fee Simple			Vapiano's Restaurant	7,104
Property	5.02	1219 Connecticut Avenue NW	731,655	183,414	548,241	1,931	12,876	533,434	Fee Simple			Decades	8,200
Property	5.03	1210 18th Street NW	672,843	248,091	424,752	1,572	10,480	412,700	Fee Simple			Nando's Peri Peri	5,581
Property	5.04	4445 Wisconsin Avenue NW	510,094	154,029	356,065	1,537	7,697	346,830	Fee Simple			JP Morgan Chase	4,997
Property	5.05	919 F Street NW	383,985	125,242	258,744	3,499	1,980	253,264	Fee Simple			Potomac River Running, Inc	1,980
Property	5.06	8301 Sudley Road	299,766	49,626	250,139	1,200	8,000	240,939	Fee Simple			The Men's Wearhouse, Inc.	5,000
Property	5.07	707 6th Street NW	267,945	71,854	196,090	1,031	4,487	190,572	Fee Simple			Daikaya Izakaya (Tonari)	4,487
Loan	6	Wells Fargo Place	17,930,064	9,329,767	8,600,297	161,615	468,054	7,970,628	Fee Simple			Minnesota State Colleges and Universities	90,513
Loan	7	225 Bush	41,830,321	14,566,655	27,263,666	115,997	869,981	26,277,688	Fee Simple			Twitch Interactive	84,035
Loan	8	1824 Alton Road	2,904,617	853,813	2,050,804	8,757	31,841	2,010,206	Fee Simple			Michaels	22,717
Loan	9	180 Water	30,028,135	14,955,048	15,073,087	117,355		14,955,732	Fee Simple			NAP	NAP
Loan	10	3 Columbus Circle	79,416,007	18,918,555	60,497,452	150,743	3,752,630	56,594,080	Fee Simple			Young & Rubicam, Inc.	375,236
Loan	11	Park Central Tower	10,798,420	4,602,639	6,195,782	160,357	720,342	5,315,083	Fee Simple			TBK Bank, SSB	78,597
Loan	12	Airport Square	4,423,098	1,261,504	3,161,595	34,940	151,408	2,975,246	Fee Simple			Northrop Grumman Systems	113,168
Loan	13.00	Gold Brooklyn Multifamily Portfolio	2,089,850	319,076	1,770,774	3,640		1,767,134	Fee Simple
Property	13.01	81-83 Stockholm Street	591,855	103,238	488,617			488,617	Fee Simple			NAP	NAP
Property	13.02	346 Grand Street	407,647	41,175	366,472	2,275		364,197	Fee Simple			NAP	NAP
Property	13.03	731 Meeker Avenue	335,518	48,880	286,638	1,365		285,273	Fee Simple			NAP	NAP
Property	13.04	1316 Pacific Street	299,371	49,111	250,260			250,260	Fee Simple			NAP	NAP
Property	13.05	467 Central Avenue	286,098	45,013	241,085			241,085	Fee Simple			NAP	NAP
Property	13.06	169 Troutman	169,362	31,659	137,703			137,703	Fee Simple			NAP	NAP
Loan	14	Dominion Apartments	3,925,734	1,883,310	2,042,423	71,400		1,971,023	Fee Simple			NAP	NAP
Loan	15	55 Talmadge	3,001,162	827,276	2,173,886	26,999	80,996	2,065,891	Fee Simple			Duck River Textile, Inc.	155,000
Loan	16	The Block Apartments	3,063,502	1,417,857	1,645,645	52,801		1,592,844	Fee Simple			NAP	NAP
Loan	17.00	Bushwick Avenue Portfolio	10,317,252	1,437,967	8,879,285	44,600		8,834,685	Fee Simple
Property	17.01	340 Evergreen Avenue	5,068,092	1,022,316	4,045,776	33,600		4,012,176	Fee Simple			NAP	NAP
Property	17.02	871 Bushwick Avenue	3,420,000	102,600	3,317,400			3,317,400	Fee Simple			Metro International Church, Inc.	140,510
Property	17.03	889 Bushwick Avenue	1,829,160	313,051	1,516,109	11,000		1,505,109	Fee Simple			NAP	NAP
Loan	18	Westlake Village Marketplace	3,339,741	841,977	2,497,764	14,837	74,186	2,408,740	Fee Simple			Staples, Inc.	24,000
Loan	19	Summervale Apartments	2,952,138	1,582,887	1,369,252			1,369,252	Fee Simple			NAP	NAP
Loan	20	2450 Business Park	2,022,520	439,956	1,582,564	15,639	78,195	1,488,730	Fee Simple			Applied Membranes, Inc.	156,390
Loan	21.00	Pretium Industrial Portfolio	1,877,039	465,500	1,411,540	47,093	99,097	1,265,350	Fee Simple
Property	21.01	Pretium - St. Charles, IL	1,528,130	385,600	1,142,530	36,293	66,057	1,040,180	Fee Simple			Pretium Packaging dba Olcott Plastics	241,954
Property	21.02	Pretium - Cleveland, TN	348,909	79,899	269,010	10,800	33,041	225,169	Fee Simple			Starplex	72,000
Loan	22	Kensington Place Townhomes	2,283,110	1,183,141	1,099,970	53,300		1,046,670	Fee Simple			NAP	NAP
Loan	23	Sunset Business Center	1,334,066	234,250	1,099,816	10,695	68,111	1,021,010	Fee Simple			Smart Medical Devices	10,742
Loan	24	Storage Outlet - Bellflower	2,330,500	673,550	1,656,950	27,048		1,629,902	Fee/Leasehold	04/30/2049	The borrower has two options to extend the Term for an additional 10 years with 6 months written notice prior to the expiration of the Term.	NAP	NAP
Loan	25.00	Bond Street 21	1,366,401	322,788	1,043,613	12,413	20,000	1,011,200	Fee Simple
Property	25.01	Veterans Crossing East	782,795	179,507	603,288	5,678	9,130	588,479	Fee Simple			CoreLife Eatery	3,500
Property	25.02	Shoppes at Hamilton Crossing	583,606	143,281	440,325	6,735	10,868	422,722	Fee Simple			Panera Bread	4,200
Loan	26	Shel Mar Estates	1,380,793	542,629	838,165	18,900		819,265	Fee Simple			NAP	NAP
Loan	27	4800 North Point Parkway	1,638,041	610,391	1,027,650	30,874	75,304	921,471	Fee Simple			Siemens Real Estate	42,690
Loan	28	Castalia at Meadowmont	1,350,290	465,050	885,239	9,595	59,968	815,677	Fee Simple			Morgan Creek Capital (No Sublease)	18,193
Loan	29	Walmart Supercenter Lancaster	952,008	43,560	908,448	20,847	52,118	835,484	Fee Simple			Walmart Real Estate Business Trust	208,470
Loan	30	Marina del Sol	1,977,530	641,841	1,335,689	27,324		1,308,365	Fee Simple			NAP	NAP
Loan	31	545 & 547 West 20th Street	854,606	253,795	600,811	1,372	18,292	581,147	Fee Simple			Garth Greenan Gallery	5,304
Loan	32	Auto Mall Parkway Self Storage	1,044,604	368,843	675,761	5,810		669,951	Fee Simple			NAP	NAP
Loan	33	FedEx Ground	1,419,546	363,085	1,056,461	13,806	62,127	980,528	Fee Simple			FedEx	138,060
Loan	34	Security Self Storage	2,256,682	587,814	1,668,868	10,362		1,658,506	Fee Simple			NAP	NAP
Loan	35	Westmoreland Medical Center	1,012,836	274,988	737,847	8,576	1,774	727,497	Fee Simple			Oregon Medical Group	21,212
Loan	36	Storage Outlet - Chino	1,379,200	399,125	980,074	8,873		971,202	Fee Simple			NAP	NAP
Loan	37	30610 East Broadway	931,463	255,753	675,710	33,548	64,312	577,849	Fee Simple			Material Sciences Corporation	335,484
Loan	38	895 West End Avenue	5,403,220	1,565,815	3,837,405	12,000		3,825,405	Fee Simple			NAP	NAP
Loan	39	Townhomes on the Green	757,563	277,034	480,529	12,710		467,819	Fee Simple			NAP	NAP
Loan	40.00	Dollar General Portfolio	605,563	120,621	484,942	4,391		480,551	Fee Simple
Property	40.01	Dollar General Belleview	131,909	27,082	104,827	910		103,917	Fee Simple			Dollar General	9,100
Property	40.02	Dollar General Modoc	98,235	20,426	77,809	910		76,899	Fee Simple			Dollar General	9,100
Property	40.03	Dollar General Lake City	126,864	25,691	101,173	910		100,263	Fee Simple			Dollar General	9,100
Property	40.04	Dollar General Syracuse	92,876	12,331	80,546	910		79,636	Fee Simple			Dollar General	9,100
Property	40.05	Dollar General Jacksonville	155,679	35,092	120,588	751		119,837	Fee Simple			Dollar General	7,512
Loan	41	3825 Georgia Apartments	645,477	255,194	390,283	8,000		382,283	Fee Simple			NAP	NAP
Loan	42	Storage Outlet - South Gate	1,908,888	762,113	1,146,775	12,681		1,134,094	Leasehold	08/16/2045	The borrower has two options to extend the Term for an additional 10 years with 6 months written notice prior to the expiration of the Term.	NAP	NAP
Loan	43	Gramercy Commons	561,815	124,955	436,859	5,178	21,700	409,981	Fee Simple			Furniture Gallery	5,908
Loan	44	Storage Outlet - South El Monte	1,372,094	663,390	708,703	8,608		700,095	Leasehold	02/06/2067	None	NAP	NAP
Loan	45	ULofts	597,164	256,849	340,315	10,800		329,515	Fee Simple			NAP	NAP
Loan	46	The Sterling Building	459,349	152,616	306,732	5,186	28,327	273,219	Fee Simple			WTM Management LLC	2,355
Loan	47	Market Villas	428,171	181,389	246,783	10,292		236,491	Fee Simple			NAP	NAP
Loan	48	Shafer Terrace MHP	258,034	56,526	201,508	3,500		198,008	Fee Simple			NAP	NAP

A-1-5

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Lease			Lease			Lease			Lease
Flag	ID	Property Name	Expiration	2nd Largest Tenant (9)(10)(11)(12)	Sq. Ft.	Expiration	3rd Largest Tenant (10)(12)	Sq. Ft.	Expiration	4th Largest Tenant (10)(12)	Sq. Ft.	Expiration	5th Largest Tenant (10)(12)
Loan	1	Parklawn Building	07/31/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	Century Plaza Towers	17,833 SF (9/30/2024); 106,890 SF (9/30/2029)	Manatt Phelps	116,366	04/30/2035	JP Morgan	97,726	08/31/2021	Kirkland & Ellis	85,664	12/31/2034	Greenberg Glusker
Loan	3	Meridian Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	AVR Renaissance Atlanta Airport Gateway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5.00	DC Mixed Use Portfolio VI
Property	5.01	623-625 H Street NW	03/31/2029	Knowland Group Holdings, Inc.	4,801	04/30/2021	The Eisen Group	4,749	9/30/2025	NAP	NAP	NAP	NAP
Property	5.02	1219 Connecticut Avenue NW	10/31/2026	Rewind By Decades	4,676	01/31/2028	Verizon Wireless (ROOF)	1	3/31/2023	NAP	NAP	NAP	NAP
Property	5.03	1210 18th Street NW	04/30/2029	YFE, Inc.	2,289	06/30/2020	Field & Tung	1,385	11/30/2024	NAP	NAP	NAP	NAP
Property	5.04	4445 Wisconsin Avenue NW	09/30/2029	D Kim, Inc.	2,700	02/28/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.05	919 F Street NW	07/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.06	8301 Sudley Road	02/28/2021	Anderson Financial Services, LLC	3,000	11/30/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.07	707 6th Street NW	05/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Wells Fargo Place	07/31/2022	AgriBank	86,298	10/31/2026	IRS	56,144	02/28/2021	Wells Fargo Bank	43,402	09/30/2023	Larson King
Loan	7	225 Bush	08/18/2021	LiveRamp, Inc	76,724	05/04/2022	Benefit Cosmetics, LLC	61,917	08/31/2020	Handshake	52,735	07/30/2027	Knotel
Loan	8	1824 Alton Road	02/28/2031	Citibank	5,065	09/30/2028	Starbucks	2,241	02/28/2030	NAP	NAP	NAP	NAP
Loan	9	180 Water	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	3 Columbus Circle	08/31/2033	Emerge 212 3Cc Llc	57,359	11/30/2027	Nordstrom	46,991	10/31/2039	Jazz At Lincoln Center, Inc.	30,653	04/30/2028	Josephson
Loan	11	Park Central Tower	04/30/2026	Holmes & Murphy & Assoc.	72,477	04/30/2023	CBC Restaurant Corp.	29,674	06/30/2023	FPT Operating Co.	27,672	12/31/2029	Alon USA Energy
Loan	12	Airport Square	5/31/2023 (56,584 SF);12/31/2023 (56,584 SF)	State of Maryland - MD Think	27,954	4/30/2023 (15,990 SF); 4/15/2023 (11,964 SF)	USA ACoE	23,266	8/31/2020	USA - GSA	17,639	9/30/2021	State of Maryland - MMCC
Loan	13.00	Gold Brooklyn Multifamily Portfolio
Property	13.01	81-83 Stockholm Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.02	346 Grand Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.03	731 Meeker Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.04	1316 Pacific Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.05	467 Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.06	169 Troutman	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Dominion Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	55 Talmadge	06/30/2034	Henry's United, Inc.	32,000	03/31/2024	Grand Ave Supplies	22,500	3/31/2024	YX1 Logistics LLC (d/b/a X-Ray Jeans)	22,100	3/31/2024	Fashion Apparel
Loan	16	The Block Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17.00	Bushwick Avenue Portfolio
Property	17.01	340 Evergreen Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.02	871 Bushwick Avenue	06/30/2049	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.03	889 Bushwick Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Westlake Village Marketplace	06/30/2023	Michaels Stores, Inc.	20,527	02/28/2029	Chase Bank	4,889	8/31/2029	Panera Bread	3,237	8/31/2028	Panda Express
Loan	19	Summervale Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	2450 Business Park	10/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.00	Pretium Industrial Portfolio
Property	21.01	Pretium - St. Charles, IL	06/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	21.02	Pretium - Cleveland, TN	06/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Kensington Place Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Sunset Business Center	05/31/2026	Lutron	6,365	10/31/2029	HDR Consulting	6,082	09/30/2024	Crossfit Culmination	5,400	05/31/2026	Las Vegas Fencing Academy
Loan	24	Storage Outlet - Bellflower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25.00	Bond Street 21
Property	25.01	Veterans Crossing East	09/30/2028	Blaze Pizza	2,800	06/30/2028	Chillburger	2,500	07/31/2028	Starbucks	2,400	08/31/2028	T-Mobile
Property	25.02	Shoppes at Hamilton Crossing	07/31/2021	Leslie's Poolmart	3,325	12/31/2020	Salsarita's Fresh Mexican Grill	2,600	06/30/2022	US Cellular	2,200	07/31/2022	ATI Physical Therapy
Loan	26	Shel Mar Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	4800 North Point Parkway	01/31/2024	Hotel Equities	15,387	08/31/2034	TIC - The Industrial Company	13,327	06/30/2025	Atos IT Solution and Services	3,243	07/31/2021	NAP
Loan	28	Castalia at Meadowmont	07/31/2026	UBS Financial Services	7,136	10/30/2024	Morgan Creek Capital (Sublease - National College Advising)	6,307	7/31/2026	NC Neurobehavioral Associates, PLLC	1,656	7/31/2029	Rourk Capital Partners, LLC
Loan	29	Walmart Supercenter Lancaster	09/14/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Marina del Sol	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	545 & 547 West 20th Street	03/31/2026	Hales Gallery	2,828	03/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Auto Mall Parkway Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	FedEx Ground	09/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Security Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Westmoreland Medical Center	12/31/2027	Lane County - Brookside Clinic	3,815	08/31/2024	SmileKeepers	2,920	04/30/2020	Oregon Family Dental, P.C.	1,781	09/30/2022	Michael Dusty McCourt, DPM
Loan	36	Storage Outlet - Chino	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	30610 East Broadway	10/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	895 West End Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Townhomes on the Green	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40.00	Dollar General Portfolio
Property	40.01	Dollar General Belleview	10/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.02	Dollar General Modoc	04/30/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.03	Dollar General Lake City	11/30/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.04	Dollar General Syracuse	08/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.05	Dollar General Jacksonville	10/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	3825 Georgia Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Storage Outlet - South Gate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Gramercy Commons	01/31/2024	Miliken Enterprises, LLC (Tribe Fitness)	4,771	05/31/2024	CKO Kickboxing	3,527	07/31/2028	Tony's Mexican Food	2,640	06/30/2029	Dollar Loan Center
Loan	44	Storage Outlet - South El Monte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	ULofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	The Sterling Building	06/30/2023	American Lung Association	1,878	10/31/2022	Conversa LLC	1,648	02/28/2024	Bridging Freedom	1,288	04/30/2022	Serene Mind Psychology
Loan	47	Market Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Shafer Terrace MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property				Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Sq. Ft.	Expiration	Occupancy	As-of Date	Reserves($)	Reserves ($)	Reserves ($)	Reserves ($) (14)	Reserves ($)	Reserves ($)	Reserves($)	Reserves ($)	Reserve($)	Reserves ($) (13)	Reserves ($)
Loan	1	Parklawn Building	NAP	NAP	72.9%	07/01/2019					372,746	124,249	19,441	9,720	111,869
Loan	2	Century Plaza Towers	83,199	02/28/2035	92.9%	10/01/2019						Springing		Springing		100,769,680
Loan	3	Meridian Pointe Apartments	NAP	NAP	97.7%	10/02/2019						Springing		Springing
Loan	4	AVR Renaissance Atlanta Airport Gateway	NAP	NAP	87.9%	08/31/2019		Springing				Springing		Springing			Springing
Loan	5.00	DC Mixed Use Portfolio VI			98.1%	Various		1,106		5,181	208,918	54,089		Springing	35,068	410,845
Property	5.01	623-625 H Street NW	NAP	NAP	100.0%	10/01/2019
Property	5.02	1219 Connecticut Avenue NW	NAP	NAP	100.0%	09/27/2019
Property	5.03	1210 18th Street NW	NAP	NAP	88.3%	10/01/2019
Property	5.04	4445 Wisconsin Avenue NW	NAP	NAP	100.0%	10/01/2019
Property	5.05	919 F Street NW	NAP	NAP	100.0%	10/01/2019
Property	5.06	8301 Sudley Road	NAP	NAP	100.0%	10/01/2019
Property	5.07	707 6th Street NW	NAP	NAP	100.0%	10/01/2019
Loan	6	Wells Fargo Place	39,876	01/31/2022	85.0%	10/21/2019		13,468	4,000,000	Springing	544,053	272,026		Springing		3,171,121
Loan	7	225 Bush	26,664	07/14/2026	97.8%	09/30/2019		9,666	4,097,106	96,665	3,012,292	376,536	838,031	119,719		886,122
Loan	8	1824 Alton Road	NAP	NAP	94.3%	11/15/2019		730		1,991 up to and including December 2024; 2,654 thereafter	47,584	47,584	22,851	6,517		805,211
Loan	9	180 Water	NAP	NAP	97.0%	10/17/2019		11,936	333,406	Springing	2,830,078	739,930	100,505	Springing		4,100,046
Loan	10	3 Columbus Circle	22,742	12/31/2032	97.2%	01/01/2019		Springing		Springing		Springing		Springing		2,668,685	Springing
Loan	11	Park Central Tower	26,914	09/30/2023	82.3%	10/01/2019		13,363		55,680		117,426	110,251	10,023		2,583,159	Springing
Loan	12	Airport Square	10,900	1/31/2028	85.6%	10/28/2019		2,912	500,000	19,411	78,500	26,167	5,940	2,970	19,080	2,822,830	Springing
Loan	13.00	Gold Brooklyn Multifamily Portfolio			93.6%	09/30/2019	37,500	1,075		467	16,881	7,503	11,120	3,611	104,250	1,540,518
Property	13.01	81-83 Stockholm Street	NAP	NAP	81.3%	09/30/2019
Property	13.02	346 Grand Street	NAP	NAP	100.0%	09/30/2019
Property	13.03	731 Meeker Avenue	NAP	NAP	100.0%	09/30/2019
Property	13.04	1316 Pacific Street	NAP	NAP	100.0%	09/30/2019
Property	13.05	467 Central Avenue	NAP	NAP	100.0%	09/30/2019
Property	13.06	169 Troutman	NAP	NAP	100.0%	09/30/2019
Loan	14	Dominion Apartments	NAP	NAP	94.1%	11/12/2019	142,800	5,950				33,494		Springing
Loan	15	55 Talmadge	13,500	MTM	100.0%	12/31/2018		2,250		6,750	32,333	16,167	26,679	4,377			Springing
Loan	16	The Block Apartments	NAP	NAP	89.6%	11/01/2019		3,396			89,131	44,565	31,172	3,117	1,887,464	83,750
Loan	17.00	Bushwick Avenue Portfolio			94.6%	Various		3,717			437,001	145,667	56,977	8,719
Property	17.01	340 Evergreen Avenue	NAP	NAP	89.3%	08/02/2019						0
Property	17.02	871 Bushwick Avenue	NAP	NAP	100.0%	12/06/2019						0
Property	17.03	889 Bushwick Avenue	NAP	NAP	96.3%	08/02/2019						0
Loan	18	Westlake Village Marketplace	2,970	9/30/2023	98.8%	10/29/2019		Springing		Springing		Springing		Springing
Loan	19	Summervale Apartments	NAP	NAP	94.2%	11/07/2019	500,000	Springing				27,151		Springing	106,250
Loan	20	2450 Business Park	NAP	NAP	100.0%	12/01/2019		1,303		Springing		Springing		Springing
Loan	21.00	Pretium Industrial Portfolio			100.0%	12/01/2019		Springing		Springing		Springing		Springing
Property	21.01	Pretium - St. Charles, IL	NAP	NAP	100.0%	12/01/2019
Property	21.02	Pretium - Cleveland, TN	NAP	NAP	100.0%	12/01/2019
Loan	22	Kensington Place Townhomes	NAP	NAP	94.1%	10/07/2019	4,442	4,442			62,025	20,675	61,542	4,734
Loan	23	Sunset Business Center	4,500	07/31/2026	94.9%	09/25/2019		891		5,942	9,426	6,284	3,258	1,629		735,546
Loan	24	Storage Outlet - Bellflower	NAP	NAP	85.3%	08/31/2019					11,021	3,674		Springing
Loan	25.00	Bond Street 21			100.0%	08/31/2019		1,048	300,000	4,919	13,018	13,018		Springing	16,479
Property	25.01	Veterans Crossing East	1,950	07/31/2025	100.0%	08/31/2019						0
Property	25.02	Shoppes at Hamilton Crossing	2,100	06/30/2027	100.0%	08/31/2019						0
Loan	26	Shel Mar Estates	NAP	NAP	85.4%	10/15/2019	1,580	1,580			27,295	3,899	11,559	1,538		261,000	Springing
Loan	27	4800 North Point Parkway	NAP	NAP	99.1%	10/01/2019		2,573		6,275	20,283	12,947	5,994	1,199		415,422
Loan	28	Castalia at Meadowmont	1,302	11/30/2021	83.9%	10/25/2019		800	70,000	4,997		Springing		Springing	625		Springing
Loan	29	Walmart Supercenter Lancaster	NAP	NAP	100.0%	12/01/2019		Springing		Springing		Springing		Springing			Springing
Loan	30	Marina del Sol	NAP	NAP	100.0%	08/31/2019		Springing				Springing		Springing
Loan	31	545 & 547 West 20th Street	NAP	NAP	88.9%	10/01/2019		114		1,524		15,996	5,279	528			Springing
Loan	32	Auto Mall Parkway Self Storage	NAP	NAP	87.1%	08/31/2019		484			11,934	5,967	11,190	2,384
Loan	33	FedEx Ground	NAP	NAP	100.0%	12/01/2019		Springing		Springing		Springing		Springing
Loan	34	Security Self Storage	NAP	NAP	94.7%	09/30/2019					33,195	11,065	2,750	1,375	155,693
Loan	35	Westmoreland Medical Center	1,278	09/01/2027	97.4%	05/25/2019	715	715	700,000	Springing	85,021	8,502		Springing
Loan	36	Storage Outlet - Chino	NAP	NAP	96.3%	08/31/2019					19,578	6,526		Springing
Loan	37	30610 East Broadway	NAP	NAP	100.0%	12/01/2019		Springing		Springing		Springing		Springing
Loan	38	895 West End Avenue	NAP	NAP	100.0%	09/19/2019						Springing		Springing
Loan	39	Townhomes on the Green	NAP	NAP	100.0%	10/15/2019	1,059	1,059			7,768	7,768		Springing
Loan	40.00	Dollar General Portfolio			100.0%	12/06/2019		366		Springing	19,283	8,916	1,449	483
Property	40.01	Dollar General Belleview	NAP	NAP	100.0%	12/06/2019						0
Property	40.02	Dollar General Modoc	NAP	NAP	100.0%	12/06/2019						0
Property	40.03	Dollar General Lake City	NAP	NAP	100.0%	12/06/2019						0
Property	40.04	Dollar General Syracuse	NAP	NAP	100.0%	12/06/2019						0
Property	40.05	Dollar General Jacksonville	NAP	NAP	100.0%	12/06/2019						0
Loan	41	3825 Georgia Apartments	NAP	NAP	96.9%	08/31/2019		667			25,000	6,250	2,550	850
Loan	42	Storage Outlet - South Gate	NAP	NAP	92.8%	08/31/2019					504	168		Springing
Loan	43	Gramercy Commons	2,614	12/31/2023	100.0%	07/24/2019	432	432	54,524	2,244	7,983	1,644	2,793	931
Loan	44	Storage Outlet - South El Monte	NAP	NAP	95.0%	08/31/2019					1,934	645		Springing
Loan	45	ULofts	NAP	NAP	100.0%	10/15/2019	900	900			8,457	4,229	3,223	1,074			Springing
Loan	46	The Sterling Building	1,142	02/28/2022	98.3%	10/01/2019	432	432	100,000	2,333	27,546	3,061	3,665	1,832		32,381
Loan	47	Market Villas	NAP	NAP	93.5%	10/16/2019		858			20,657	2,951	719	359	10,563
Loan	48	Shafer Terrace MHP	NAP	NAP	100.0%	10/16/2019		292			2,908	1,454	1,232	616	45,000

A-1-7

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Environmental
Property			Reserves	Report	Engineering	Date of	PML /	Loan
Flag	ID	Property Name	Description (13)	Date (15) (16)	Report Date	Seismic Report	SEL (%)	Purpose	Sponsor (21)
Loan	1	Parklawn Building		08/21/2019	08/21/2019	NAP	NAP	Acquisition	Boyd Watterson Asset Management
Loan	2	Century Plaza Towers	Free Rent Reserve ($29,545,735); Outstanding TI/LC ($71,223,945)	10/15/2019	10/11/2019	10/11/2019	18.00%	Refinance	SPF JVP LLC; Luminance Acquisition Venture LLC
Loan	3	Meridian Pointe Apartments		10/15/2019	10/16/2019	10/16/2019	8.00%	Refinance	Farrell Property Investments, LLC
Loan	4	AVR Renaissance Atlanta Airport Gateway	PDDOA Payments Funds	09/05/2019	09/04/2019	NAP	NAP	Refinance	Allan V. Rose
Loan	5.00	DC Mixed Use Portfolio VI	Free Rent Reserve ($156,042); Initial TI/LC Reserve ($254,803)	Various	Various	NAP	NAP	Refinance	Norman Jemal
Property	5.01	623-625 H Street NW		10/15/2019	10/09/2019	NAP	NAP
Property	5.02	1219 Connecticut Avenue NW		10/10/2019	10/09/2019	NAP	NAP
Property	5.03	1210 18th Street NW		10/10/2019	10/10/2019	NAP	NAP
Property	5.04	4445 Wisconsin Avenue NW		10/11/2019	10/09/2019	NAP	NAP
Property	5.05	919 F Street NW		10/15/2019	10/10/2019	NAP	NAP
Property	5.06	8301 Sudley Road		10/09/2019	10/09/2019	NAP	NAP
Property	5.07	707 6th Street NW		10/15/2019	10/10/2019	NAP	NAP
Loan	6	Wells Fargo Place	Existing Tenant TI/LC Reserve ($1,648,010); Existing Tenant Rent Concession Reserve ($1,364,950); Cedar Street Skywalk Escalator Reserve ($158,161)	09/17/2019	09/18/2019	NAP	NAP	Refinance	H. Bradford Inglesby; Tyler J. Duncan
Loan	7	225 Bush	Rent Concession Reserve	08/15/2019	08/12/2019	08/13/2019	19.00%	Refinance	Kylli Inc.
Loan	8	1824 Alton Road	Economic Reserve ($500,000); Rent Concession Reserve ($236,536); Starbucks Rent Gap Reserve ($48,675); Environmental Reserve ($20,000)	10/18/2019	10/18/2019	NAP	NAP	Refinance	Martin G. Berger; Michael G. Klinger
Loan	9	180 Water	Conversion Funds ($1,808,900); Operating Shortfall Funds ($1,400,000); Prepaid Rent Reserve ($891,146)	09/30/2019	09/27/2019	NAP	NAP	Refinance	Nathan Berman
Loan	10	3 Columbus Circle	Outstanding TI/LC Reserve (Upfront: $1,820,891); Free Rent Reserve ($847,794); Young & Rubicam Reserve (Monthly Springing: Excess Cash Flow)	01/22/2019	01/22/2019	NAP	NAP	Refinance	Joseph Moinian
Loan	11	Park Central Tower	FPT TI/LC Reserve ($1,966,218); PSR TI Reserve ($431,316); Rent Concession Reserve ($115,665); High Point Travel TI/LC Reserve ($69,960); Key Tenant Springing Reserve (Springing)	10/17/2019	10/10/2019	NAP	NAP	Refinance	William C. Rudolph; Charles S. Perlow
Loan	12	Airport Square	Outstanding TI/LC Reserve (Upfront: $2,822,830); Specified Tenant Cash Trap Reserve (Monthly Springing)	08/16/2019	08/19/2019	NAP	NAP	Refinance	Uri Mermelstein; Iosif Yushuvayev
Loan	13.00	Gold Brooklyn Multifamily Portfolio	CO Reserve Deposit ($1,500,000); Affordable Unit Holdback Reserve($40,518)	Various	Various	NAP	NAP	Refinance	Mendel Gold
Property	13.01	81-83 Stockholm Street		09/16/2019	09/16/2019	NAP	NAP
Property	13.02	346 Grand Street		09/16/2019	09/18/2019	NAP	NAP
Property	13.03	731 Meeker Avenue		09/16/2019	09/18/2019	NAP	NAP
Property	13.04	1316 Pacific Street		09/16/2019	09/18/2019	NAP	NAP
Property	13.05	467 Central Avenue		09/20/2019	09/16/2019	NAP	NAP
Property	13.06	169 Troutman		09/16/2019	09/17/2019	NAP	NAP
Loan	14	Dominion Apartments		10/24/2019	10/25/2019	NAP	NAP	Acquisition	Griffin Capital Company, LLC
Loan	15	55 Talmadge	Lease Sweep Reserve	07/09/2019	07/25/2019	NAP	NAP	Refinance	Nori Alhakim Cohen; Rahmon Alhakim; Eili Alhakim
Loan	16	The Block Apartments	Down Unit Reserve ($75,000); ACM Mitigation Reserve ($8,750)	10/17/2019	10/14/2019	NAP	NAP	Refinance	John J. Carney; Robert N. Rains
Loan	17.00	Bushwick Avenue Portfolio		07/25/2019	Various	NAP	NAP	Refinance	Joseph Brunner; Toby Mandel
Property	17.01	340 Evergreen Avenue		07/25/2019	07/26/2019	NAP	NAP
Property	17.02	871 Bushwick Avenue		07/25/2019	07/24/2019	NAP	NAP
Property	17.03	889 Bushwick Avenue		07/25/2019	07/26/2019	NAP	NAP
Loan	18	Westlake Village Marketplace		10/29/2019	10/11/2019	10/11/2019	10.00%	Refinance	John S. O'Meara; John Guilitinan, Jr.
Loan	19	Summervale Apartments		11/12/2019	11/11/2019	NAP	NAP	Refinance	Kenneth L. Hatfield; Michael G. Tombari
Loan	20	2450 Business Park		10/01/2019	10/01/2019	10/01/2019	6.00%	Refinance	Gulshan K. Dhawan
Loan	21.00	Pretium Industrial Portfolio		Various	Various	NAP	NAP	Acquisition	New Mountain Net Lease Partners Corporation
Property	21.01	Pretium - St. Charles, IL		05/03/2019	04/23/2019	NAP	NAP
Property	21.02	Pretium - Cleveland, TN		02/01/2019	06/14/2019	NAP	NAP
Loan	22	Kensington Place Townhomes		10/08/2019	10/08/2019	NAP	NAP	Refinance	Michael Berger; Michael Berger as the Trustee of the Michael Berger Revocable Trust Created Pursuant to a Trust Agreement dated March 29, 2001, as Amended and Restated on November 1, 2016; David Cohen
Loan	23	Sunset Business Center	Existing TI/LC Reserve ($707,308); Rent Concession Reserve ($28,238)	09/05/2019	09/05/2019	NAP	NAP	Recapitalization	Terrall C. York
Loan	24	Storage Outlet - Bellflower		10/03/2019	10/03/2019	10/03/2019	5.00%	Refinance	CT Self-Storage Fund LLC
Loan	25.00	Bond Street 21		Various	09/12/2019	NAP	NAP	Acquisition	Michael D. Reynolds, The Michael D. Reynolds Revocable Trust
Property	25.01	Veterans Crossing East		09/11/2019	09/12/2019	NAP	NAP
Property	25.02	Shoppes at Hamilton Crossing		09/10/2019	09/12/2019	NAP	NAP
Loan	26	Shel Mar Estates	Business Interruption Reserve (Monthly: Springing; Upfront: $250,000); Flood Insurance Deductible Reserve (Monthly: Springing; Upfront: $11,000)	05/16/2019	10/08/2019	NAP	NAP	Refinance	Ronald K. Weiss
Loan	27	4800 North Point Parkway	Hotel Equities Occupancy Reserve	09/06/2019	09/06/2019	NAP	NAP	Acquisition	Lloyd Kendall; Quynh Palomino
Loan	28	Castalia at Meadowmont	Common Charges Reserve (Monthly Springing); Morgan Creek Springing TIA Reserve (Springing)	11/01/2019	11/01/2019	NAP	NAP	Acquisition	Gem Land Company
Loan	29	Walmart Supercenter Lancaster	Primary Reserve Funds	11/05/2019	10/22/2019	NAP	NAP	Acquisition	Dino F. Crescentini
Loan	30	Marina del Sol		10/01/2019	10/02/2019	10/01/2019	10.00%	Refinance	Paul C. Johnson, Jr.
Loan	31	545 & 547 West 20th Street	Major Tenant Reserve Funds	10/17/2019	10/17/2019	NAP	NAP	Refinance	James Hiram Haddad
Loan	32	Auto Mall Parkway Self Storage		10/01/2019	10/01/2019	10/01/2019	13.00%	Refinance	Michael B. Hudson
Loan	33	FedEx Ground		09/06/2019	09/06/2019	NAP	NAP	Refinance	Thomas J. Comparato; Robert Comparato
Loan	34	Security Self Storage		10/10/2019	10/09/2019	10/10/2019	16.00%	Refinance	Dana Isaacs; Clark Chuka; Therese Harrington
Loan	35	Westmoreland Medical Center		05/02/2019	05/02/2019	05/02/2019	3.00%	Acquisition	Jeff Pori
Loan	36	Storage Outlet - Chino		10/04/2019	10/03/2019	10/03/2019	9.00%	Refinance	CT Self-Storage Fund IV, LLC
Loan	37	30610 East Broadway		10/17/2019	09/17/2019	NAP	NAP	Acquisition	Hari Agrawal
Loan	38	895 West End Avenue		10/08/2019	10/07/2019	NAP	NAP	Refinance	895 West End Avenue Cooperative Corp.
Loan	39	Townhomes on the Green		10/11/2019	10/11/2019	NAP	NAP	Refinance	Timothy J. Henke
Loan	40.00	Dollar General Portfolio		Various	Various	NAP	NAP	Acquisition	Louise C. Oram; John J. Oram
Property	40.01	Dollar General Belleview		10/22/2019	10/23/2019	NAP	NAP
Property	40.02	Dollar General Modoc		10/23/2019	10/23/2019	NAP	NAP
Property	40.03	Dollar General Lake City		10/23/2019	10/23/2019	NAP	NAP
Property	40.04	Dollar General Syracuse		10/23/2019	10/18/2019	NAP	NAP
Property	40.05	Dollar General Jacksonville		10/22/2019	10/23/2019	NAP	NAP
Loan	41	3825 Georgia Apartments		08/13/2019	08/20/2019	NAP	NAP	Acquisition	Minet Tekle
Loan	42	Storage Outlet - South Gate		10/03/2019	10/03/2019	10/03/2019	5.00%	Refinance	CT Self-Storage Fund LLC
Loan	43	Gramercy Commons		05/28/2019	05/28/2019	NAP	NAP	Acquisition	Somesh Sharma; Avtar Virk; Manjinder Saini; KIRPA II, LLC
Loan	44	Storage Outlet - South El Monte		10/03/2019	10/03/2019	10/03/2019	5.00%	Refinance	CT Self-Storage Fund II, LLC
Loan	45	ULofts	Prepaid Rent Reserve	10/23/2019	10/23/2019	NAP	NAP	Refinance	Nicholas L. Weybright; Nicholas L. Weybright Revocable Trust U/A dated October 25, 2017
Loan	46	The Sterling Building	Rent Concession Reserve	10/23/2019	10/23/2019	NAP	NAP	Refinance	Graeme Fraser; William P. Curtis; Robert T. Curtis
Loan	47	Market Villas		09/27/2019	09/27/2019	NAP	NAP	Acquisition	Jon H. Swenson; Christina C. Swenson
Loan	48	Shafer Terrace MHP		10/16/2019	10/16/2019	NAP	NAP	Acquisition	Rick Sanguinetti; Ryan Wanner

A-1-8

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Pari Passu Debt	Pari Passu Controlling Note	Non-Trust Pari Passu
Flag	ID	Property Name	Guarantor (21)	Previous Securitization	(Yes/No)	(Yes/No)	Original Balance
Loan	1	Parklawn Building	BW Government Properties II, LLC	NAP	Yes	No	200,800,000
Loan	2	Century Plaza Towers	NAP	MSC 2014-CPT	Yes	No	850,000,000
Loan	3	Meridian Pointe Apartments	Dale L. Fiorillo; John W. McKenna Jr., Co-Trustees, or any successor Trustee or Co-Trustee, of each of the John V. Farrell and LeeAnn Farrell Irrevocable Trust dated September 4, 1996, as amended; John V. Farrell and LeeAnn Farrell Irrevocable Trust # 2 Dated December 1, 2002, as Amended; LeeAnn Farrell Irrevocable Trust #3 Dated December 11, 2002, as Amended	NAP	No	NAP
Loan	4	AVR Renaissance Atlanta Airport Gateway	Allan V. Rose	NAP	No	NAP
Loan	5.00	DC Mixed Use Portfolio VI	Norman Jemal	CFCRE 2011-C2	No	NAP
Property	5.01	623-625 H Street NW		CFCRE 2011-C2
Property	5.02	1219 Connecticut Avenue NW		CFCRE 2011-C2
Property	5.03	1210 18th Street NW		CFCRE 2011-C2
Property	5.04	4445 Wisconsin Avenue NW		CFCRE 2011-C2
Property	5.05	919 F Street NW		CFCRE 2011-C2
Property	5.06	8301 Sudley Road		CFCRE 2011-C2
Property	5.07	707 6th Street NW		CFCRE 2011-C2
Loan	6	Wells Fargo Place	H. Bradford Inglesby; Tyler J. Duncan	KREF 2018-FL1	Yes	No	50,000,000
Loan	7	225 Bush	Kylli Inc.	GSMS 2017-GS5	Yes	No	175,000,000
Loan	8	1824 Alton Road	Martin G. Berger; Michael G. Klinger	NAP	No	NAP
Loan	9	180 Water	Nathan Berman	NAP	Yes	No	112,500,000
Loan	10	3 Columbus Circle	Joseph Moinian	NAP	Yes	No	465,000,000
Loan	11	Park Central Tower	William C. Rudolph; Charles S. Perlow	NAP	Yes	No	35,000,000
Loan	12	Airport Square	Uri Mermelstein; Iosif Yushuvayev	NAP	Yes	Yes	5,000,000
Loan	13.00	Gold Brooklyn Multifamily Portfolio	Mendel Gold	NAP	No	NAP
Property	13.01	81-83 Stockholm Street		NAP
Property	13.02	346 Grand Street		NAP
Property	13.03	731 Meeker Avenue		NAP
Property	13.04	1316 Pacific Street		NAP
Property	13.05	467 Central Avenue		NAP
Property	13.06	169 Troutman		FRESB 2015-SB9
Loan	14	Dominion Apartments	Griffin Capital Company, LLC	NAP	No	NAP
Loan	15	55 Talmadge	Nori Alhakim Cohen; Rahmon Alhakim; Eili Alhakim	NAP	No	NAP
Loan	16	The Block Apartments	John J. Carney; Robert N. Rains	NAP	No	NAP
Loan	17.00	Bushwick Avenue Portfolio	Joseph Brunner; Toby Mandel	BSPRT 2019-FL5	Yes	No	111,000,000
Property	17.01	340 Evergreen Avenue		BSPRT 2019-FL5
Property	17.02	871 Bushwick Avenue		BSPRT 2019-FL5
Property	17.03	889 Bushwick Avenue		BSPRT 2019-FL5
Loan	18	Westlake Village Marketplace	John S. O'Meara; The O'Meara Family Trust; The Draper Children's Trust; John F. Guiltinan, Jr.	NAP	No	NAP
Loan	19	Summervale Apartments	Kenneth L. Hatfield; Michael G. Tombari	GSMS 2013-GC16	No	NAP
Loan	20	2450 Business Park	Gulshan K. Dhawan	NAP	No	NAP
Loan	21.00	Pretium Industrial Portfolio	New Mountain Net Lease Partners Corporation	NAP	No	NAP
Property	21.01	Pretium - St. Charles, IL		NAP
Property	21.02	Pretium - Cleveland, TN		NAP
Loan	22	Kensington Place Townhomes	Michael Berger; Michael Berger as the Trustee of the Michael Berger Revocable Trust Created Pursuant to a Trust Agreement dated March 29, 2001, as Amended and Restated on November 1, 2016; David Cohen	GNR 2013-1	No	NAP
Loan	23	Sunset Business Center	Terrall C. York	NAP	No	NAP
Loan	24	Storage Outlet - Bellflower	CT Self-Storage Fund LLC	NAP	No	NAP
Loan	25.00	Bond Street 21	Michael D. Reynolds; The Michael D. Reynolds Revocable Trust	NAP	No	NAP
Property	25.01	Veterans Crossing East		NAP
Property	25.02	Shoppes at Hamilton Crossing		NAP
Loan	26	Shel Mar Estates	Ronald K. Weiss	NAP	No	NAP
Loan	27	4800 North Point Parkway	Lloyd Kendall; Quynh Palomino	NAP	No	NAP
Loan	28	Castalia at Meadowmont	Gem Land Company	NAP	No	NAP
Loan	29	Walmart Supercenter Lancaster	Dino F. Crescentini; Dino Crescentini, as trustee and on behalf of the Dino Crescentini Living Trust, Dated December 22, 1992	NAP	No	NAP
Loan	30	Marina del Sol	Paul C. Johnson, Jr.	NAP	No	NAP
Loan	31	545 & 547 West 20th Street	James Hiram Haddad	NAP	No	NAP
Loan	32	Auto Mall Parkway Self Storage	Michael B. Hudson	NAP	No	NAP
Loan	33	FedEx Ground	Thomas J. Comparato; Robert Comparato	NAP	No	NAP
Loan	34	Security Self Storage	Dana Isaacs; Clark Chuka; Therese Harrington	NAP	No	NAP
Loan	35	Westmoreland Medical Center	Jeff Pori	NAP	No	NAP
Loan	36	Storage Outlet - Chino	CT Self-Storage Fund IV, LLC	NAP	No	NAP
Loan	37	30610 East Broadway	Hari Agrawal	NAP	No	NAP
Loan	38	895 West End Avenue	NAP	NAP	No	NAP
Loan	39	Townhomes on the Green	Timothy J. Henke	NAP	No	NAP
Loan	40.00	Dollar General Portfolio	Louise C. Oram; John J. Oram	NAP	No	NAP
Property	40.01	Dollar General Belleview		NAP
Property	40.02	Dollar General Modoc		NAP
Property	40.03	Dollar General Lake City		NAP
Property	40.04	Dollar General Syracuse		NAP
Property	40.05	Dollar General Jacksonville		NAP
Loan	41	3825 Georgia Apartments	Minet Tekle	NAP	No	NAP
Loan	42	Storage Outlet - South Gate	CT Self-Storage Fund LLC	NAP	No	NAP
Loan	43	Gramercy Commons	Somesh Sharma; Avtar Virk; Manjinder Saini; KIRPA II, LLC	NAP	No	NAP
Loan	44	Storage Outlet - South El Monte	CT Self-Storage Fund II, LLC	NAP	No	NAP
Loan	45	ULofts	Nicholas L. Weybright; Nicholas L. Weybright Revocable Trust U/A dated October 25, 2017	NAP	No	NAP
Loan	46	The Sterling Building	Graeme Fraser; William P. Curtis; Robert T. Curtis	NAP	No	NAP
Loan	47	Market Villas	Jon H. Swenson; Christina C. Swenson	NAP	No	NAP
Loan	48	Shafer Terrace MHP	Rick Sanguinetti; Ryan Wanner	NAP	No	NAP

A-1-9

CF 2019-CF3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing		Future Debt
Property			Non-Trust Pari Passu	Non-Trust Pari Passu	Additional Debt		Permitted
Flag	ID	Property Name	Cut-off Date Balance	Balloon Balance	Amount (17)(18)	Existing Additional Debt Description (17)(18)	Type (19)
Loan	1	Parklawn Building	200,800,000	200,800,000	NAP	NAP	NAP
Loan	2	Century Plaza Towers	850,000,000	850,000,000	300,000,000	B-note	Mezzanine
Loan	3	Meridian Pointe Apartments			NAP	NAP	NAP
Loan	4	AVR Renaissance Atlanta Airport Gateway			NAP	NAP	NAP
Loan	5.00	DC Mixed Use Portfolio VI			NAP	NAP	Mezzanine
Property	5.01	623-625 H Street NW
Property	5.02	1219 Connecticut Avenue NW
Property	5.03	1210 18th Street NW
Property	5.04	4445 Wisconsin Avenue NW
Property	5.05	919 F Street NW
Property	5.06	8301 Sudley Road
Property	5.07	707 6th Street NW
Loan	6	Wells Fargo Place	50,000,000	50,000,000	NAP	NAP	Mezzanine
Loan	7	225 Bush	175,000,000	175,000,000	146,400,000	B-note	NAP
Loan	8	1824 Alton Road			NAP	NAP	Mezzanine
Loan	9	180 Water	112,500,000	112,500,000	227,500,000	B-note ($127,500,000); Mezzanine ($100,000,000)	Mezzanine
Loan	10	3 Columbus Circle	465,000,000	465,000,000	105,000,000	B-note	NAP
Loan	11	Park Central Tower	35,000,000	29,497,160	NAP	NAP	NAP
Loan	12	Airport Square	4,993,049	4,000,528	NAP	NAP	NAP
Loan	13.00	Gold Brooklyn Multifamily Portfolio			NAP	NAP	NAP
Property	13.01	81-83 Stockholm Street
Property	13.02	346 Grand Street
Property	13.03	731 Meeker Avenue
Property	13.04	1316 Pacific Street
Property	13.05	467 Central Avenue
Property	13.06	169 Troutman
Loan	14	Dominion Apartments			NAP	NAP	NAP
Loan	15	55 Talmadge			NAP	NAP	NAP
Loan	16	The Block Apartments			NAP	NAP	NAP
Loan	17.00	Bushwick Avenue Portfolio	111,000,000	111,000,000	NAP	NAP	NAP
Property	17.01	340 Evergreen Avenue
Property	17.02	871 Bushwick Avenue
Property	17.03	889 Bushwick Avenue
Loan	18	Westlake Village Marketplace			NAP	NAP	NAP
Loan	19	Summervale Apartments			NAP	NAP	NAP
Loan	20	2450 Business Park			NAP	NAP	NAP
Loan	21.00	Pretium Industrial Portfolio			NAP	NAP	NAP
Property	21.01	Pretium - St. Charles, IL
Property	21.02	Pretium - Cleveland, TN
Loan	22	Kensington Place Townhomes			NAP	NAP	NAP
Loan	23	Sunset Business Center			NAP	NAP	NAP
Loan	24	Storage Outlet - Bellflower			NAP	NAP	NAP
Loan	25.00	Bond Street 21			NAP	NAP	NAP
Property	25.01	Veterans Crossing East
Property	25.02	Shoppes at Hamilton Crossing
Loan	26	Shel Mar Estates			NAP	NAP	NAP
Loan	27	4800 North Point Parkway			NAP	NAP	NAP
Loan	28	Castalia at Meadowmont			NAP	NAP	NAP
Loan	29	Walmart Supercenter Lancaster			NAP	NAP	NAP
Loan	30	Marina del Sol			NAP	NAP	NAP
Loan	31	545 & 547 West 20th Street			NAP	NAP	NAP
Loan	32	Auto Mall Parkway Self Storage			NAP	NAP	NAP
Loan	33	FedEx Ground			NAP	NAP	NAP
Loan	34	Security Self Storage			NAP	NAP	NAP
Loan	35	Westmoreland Medical Center			NAP	NAP	NAP
Loan	36	Storage Outlet - Chino			NAP	NAP	NAP
Loan	37	30610 East Broadway			NAP	NAP	NAP
Loan	38	895 West End Avenue			NAP	NAP	Subordinate Loan
Loan	39	Townhomes on the Green			NAP	NAP	NAP
Loan	40.00	Dollar General Portfolio			NAP	NAP	NAP
Property	40.01	Dollar General Belleview
Property	40.02	Dollar General Modoc
Property	40.03	Dollar General Lake City
Property	40.04	Dollar General Syracuse
Property	40.05	Dollar General Jacksonville
Loan	41	3825 Georgia Apartments			NAP	NAP	NAP
Loan	42	Storage Outlet - South Gate			NAP	NAP	NAP
Loan	43	Gramercy Commons			NAP	NAP	NAP
Loan	44	Storage Outlet - South El Monte			NAP	NAP	NAP
Loan	45	ULofts			NAP	NAP	NAP
Loan	46	The Sterling Building			NAP	NAP	NAP
Loan	47	Market Villas			NAP	NAP	NAP
Loan	48	Shafer Terrace MHP			NAP	NAP	NAP

A-1-10

CF 2019-CF3
FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; SMC—Starwood Mortgage Capital LLC; KeyBank—KeyBank National Association.

(2)	For each of Parklawn Building (Loan No. 1), Century Plaza Towers (Loan No. 2), Wells Fargo Place (Loan No. 6), 225 Bush (Loan No. 7), and 180 Water (Loan No. 9), 3 Columbus Circle (Loan No. 10), Park Central Tower (Loan No. 11), Airport Square (Loan No. 12), and Bushwick Avenue Portfolio (Loan No. 17), the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads/Spaces) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(3)	Loan No. 2 – Century Plaza Towers – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads/Spaces) ($) calculations exclude The Century Plaza Towers non-pooled component.

Loan No. 7 – 225 Bush – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads/Spaces) ($) calculations exclude the 225 Bush non-pooled component.

Loan No. 9 – 180 Water – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads/Spaces) ($) calculations exclude the 180 Water non-pooled component.

Loan No. 10 – 3 Columbus Circle – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads/Spaces) ($) calculations exclude the 3 Columbus Circle non-pooled component.

(4)	Loan No. 5 – DC Mixed Use Portfolio VI – The Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “as is” aggregate portfolio value of $53,480,000, as of November 14, 2019. The sum of the “as is” values of the respective properties is equal to $50,760,000, which results in Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD of 66.7% and 66.7%, respectively.

Loan No. 16 – The Block Apartments – The Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “hypothetical as is” value of $30,980,000 as of October 4, 2019, which assumes that the scheduled capital work at the Mortgaged Property has been completed as of October 4, 2019. At origination, the borrower deposited approximately $1.9 million for the related capital work. The “as is” value is equal to $29,100,000, which results in an “as is” Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD of 68.7% and 54.8%, respectively.

Loan No. 38 – 895 West End Avenue – The Appraised Value used is a “Gross Sell-out Value”, which equals the sum of (i) the estimated unit values of all cooperative units at the 895 West End Avenue Property, based on various comparable sales of cooperative apartment units in the market, plus (ii) the estimated value of the parking spaces located at the 895 West End Avenue Property. The Cut-off Date LTV and Balloon LTV are based on the “Gross Sell-out Value”. The Cut-off Date LTV and Balloon LTV based on the “Multifamily Rental Appraised Value” are 6.3% and 4.8%, respectively.

Loan No. 40 – Dollar General Portfolio – Dollar General Lake City – The Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) for the Dollar General Portfolio are based on the “hypothetical as if complete & stabilized” value of $1,750,000 as of October 18, 2019, which assumes that the Mortgaged Property has been completed and stabilized as of October 18, 2019. The related Dollar General tenant has taken occupancy of its space and opened for business on November 14, 2019. The “as is” value is equal to $1,500,000, which results in an “as is” Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD for the Dollar General Portfolio of 70.2% and 56.3%, respectively.

(5)	Loan No. 17 – Bushwick Avenue Portfolio – The 871 Bushwick Avenue Property is subject to a ground lease. See footnote (8) below.

Loan No. 17 – Bushwick Avenue Portfolio – The Bushwick Avenue Portfolio Properties are comprised of two multifamily properties and one mixed-use building. The 871 Bushwick Avenue Property is comprised of 140,510 sq. ft. The 340 Evergreen Avenue Property is comprised of 157,037 sq. ft. or 168 units. The 889 Bushwick Avenue Property is comprised of 49,656 sq. ft. or 54 units.

(6)	Loan No. 1 – Parklawn Building – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of the Parklawn Building Whole Loan is permitted after the date that is the

A-1-11

earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the payment date occurring on December 1, 2023. The assumed lockout period of 25 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 2 – Century Plaza Towers – The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of December 9, 2019. Defeasance of the $1.2 billion Century Plaza Towers Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Century Plaza Towers Whole Loan to be securitized and (ii) October 21, 2022. The assumed defeasance lockout period of 25 payments is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual defeasance lockout period may be longer. In the case of a prepayment subject to a yield maintenance premium, there is no lockout period.

Loan No. 6 – Wells Fargo Place – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the Wells Fargo Place Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 25, 2022. The assumed lockout period of 25 months is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 7 – 225 Bush – The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the $350.0 million 225 Bush Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the 225 Bush Whole Loan to be securitized and (ii) October 11, 2022. The assumed defeasance lockout period of 25 payments is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual defeasance lockout period may be longer.

Loan No. 9 – 180 Water – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. The 180 Water Borrower has the option to defease the full $265.0 million 180 Water Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 25 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

Loan No. 10 – 3 Columbus Circle – The lockout period will be at least 33 payments beginning with and including the first payment date of April 11, 2019. The 3 Columbus Circle Borrowers have the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 11, 2022. The assumed lockout period of 33 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

Loan No. 11 – Park Central Tower – The lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the Park Central Tower Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 7, 2022. The assumed lockout period of 24 months is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 12 – Airport Square – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the Airport Square Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2023. The assumed lockout period of 25 months is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(7)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus for the terms of the releases.
● Loan No.1 – Parklawn Building
● Loan No. 2 – Century Plaza Towers
● Loan No. 5 – DC Mixed Use Portfolio VI
● Loan No. 13 – Gold Brooklyn Multifamily Portfolio
● Loan No. 17 – Bushwick Avenue Portfolio
● Loan No. 21 – Pretium Industrial Portfolio

(8)	Loan No. 17 – Bushwick Avenue Portfolio – The 871 Bushwick Avenue Portfolio Property is subject to a ground lease with Metro (the “871 Bushwick Ground Lease”). The 871 Bushwick Ground Lease is dated as of and commenced on July 1, 2019. The expiration date of the 871 Bushwick Ground Lease is June 30, 2049, with no renewal options. In the event that Metro files a declaration for a leasehold condominium (the “Declaration”) within the first year of the 871 Bushwick Ground Lease, the expiration date of the 871 Bushwick Ground Lease will be extended to the date that is 30 years from the filing of the Declaration. Metro is required to deliver notice of the filing of the Declaration to the landlord simultaneously with the recording of the Declaration. Annual ground rent is equal to $3.6 million, which escalates by 2.5% over the prior year each year during the term of the 871 Bushwick Ground Lease, except for in year 15, when the ground rent increases by 10% over the prior year.

A-1-12

Loan No. 24 – Storage Outlet - Bellflower – Of the Mortgaged Property’s total 17.124 acres, 8.699 acres are leasehold and 8.425 acres are fee simple.

Loan No. 42 – Storage Outlet – South Gate – The property is 100% leasehold.

Loan No. 44 – Storage Outlet – South El Monte – The property is 100% leasehold.

(9)	Loan No. 15 – 55 Talmadge – The largest tenant, Duck River Textile, Inc., leases 155,000 sq. ft. (57.4% of NRA) at the Mortgaged Property and is an affiliate of the borrower.

Loan No. 27 – 4800 North Point Parkway – The second largest tenant, Hotel Equities, leases 15,387 sq. ft. (20.4% of NRA) at the Mortgaged Property and is an affiliate of the borrower.

Loan No. 20 – 2450 Business Park – The single tenant, Applied Membranes, Inc., leases 156,390 sq. ft. (100.0% of NRA) at the Mortgaged Property and is an affiliate of the borrower.

(10)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – Century Plaza Towers – the largest tenant, Bank of America, representing approximately 6.2% of the net rentable area at the Mortgaged Property, has the right to terminate its lease as of September 30, 2026 upon written notice on or before September 30, 2025 and the payment of a termination fee in the amount of $1,908,666. The fourth largest tenant Kirkland & Ellis, representing approximately 3.6% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee equal to the sum of (a) an amount equal to the base rent that would have been payable with respect to the terminated premises during the four (4) month period after the termination date had tenant not terminated this lease and (b) the unamortized amount, as of the termination date, calculated with interest in an amount equal to 8% per annum. The fifth largest tenant, Greenberg Glusker, has a one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and the payment of a termination fee.

Loan No. 2 – Century Plaza Towers – the largest tenant, Bank of America, has various lease expiration dates: (i) 106,890 sq. ft. with a lease expiration date of September 30, 2029, (ii) 17,833 sq. ft. with a lease expiration date of September 30, 2024 and (iii) 24,785 sq. ft. related to the Merrill Lynch space, with a lease expiration date of June 30, 2022.

Loan No. 5 – DC Mixed Use Portfolio VI – Verizon Wireless (roof antenna), the third largest tenant at the 1219 Connecticut Avenue NW, has the ongoing right to terminate its lease, provided that it gives 3 months’ written notice.

Loan No. 6 – Wells Fargo Place – The largest tenant, Minnesota State Colleges and Universities (“MSCU”), has an ongoing right to terminate its lease in the event that MSCU relocates to a state- or MSCU-owned facility. The second largest tenant, AgriBank, may surrender 5,000 to 8,000 sq. ft. between November 2021 and December 2023 with nine months’ notice.

Loan No. 8 – 1824 Alton Road – The third largest tenant, Starbucks, has a one-time right to terminate its lease after December 2024, with payment of a $156,870 termination fee if the prior trailing twelve months’ sales are below $1.5 million.

Loan No. 12 – Airport Square – Northrop Grumman, the largest tenant, has a one-time right to terminate its lease on May 31, 2021 for 56,584 sq. ft. of space at 800 International Drive with 9 months’ written notice and payment of a termination fee of $975,000. Northrop Grumman has a one-time right to terminate its lease on December 31, 2021 for 56,584 sq. ft. of space at 900 International Drive with 9 months’ written notice and payment of a termination fee of $975,000. The State of Maryland - MD Think, the second largest tenant, has the right to terminate its lease in whole or in part at any time with 180 days’ written notice. U.S. Army Corps of Engineers, the third largest tenant, may terminate its lease at any time, provided that the tenant gives 6 months’ written notice. U.S. Department of Veterans Affairs, the fourth largest tenant, may terminate its lease at any time, provided that the tenant gives 6 months’ written notice.

A-1-13

Loan No. 23 – Sunset Business Center – The second largest tenant, Lutron, has the option to terminate its lease after October 1, 2026 with payment of the unamortized value of its tenant improvement allowance. The fifth largest tenant, Las Vegas Fencing Academy, has a one-time option to termination its lease after September 1, 2021 with 6 months’ written notice and payment of a termination fee equal to $25,650.

Loan No. 27 – 4800 North Point Parkway – The third largest tenant, TIC - The Industrial Company, has a one-time right to terminate following March 2023 with 9 months’ notice and a termination fee equal to $288,927.

Loan No. 43 – Gramercy Commons – The fifth largest tenant, Dollar Loan Center, can give notice to terminate its lease within three days after January 1, 2020, which termination becomes effective on the date which is ninety days following.

Loan No. 46 – The Sterling Building – The fifth largest tenant, Serene Mind Psychology, can terminate its lease beginning on March 1, 2021 with 6 months’ notice.

(11)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 5 - DC Mixed Use Portfolio VI – The second largest tenant at the 623-625 H Street NW property (27.6% by allocated loan amount), Knowland Group Holdings, Inc., subleases 100% of its space (4,801 sq. ft.) to Measure UAS, Inc., which the tenant has subleased the space since April 2017 and recently extended the sublease through February 29, 2020. Notwithstanding the sublease, Knowland Group Holdings, Inc. remains obligated under its lease. The Mortgage Loan was underwritten based on the rent due under the Knowland Group Holdings, Inc. lease.

Loan No. 6 – Wells Fargo Place – The second largest tenant, AgriBank, subleases 8,337 sq. ft. to an affiliate. The terms of the sublease were not available and the prime lease was underwritten. The fifth largest tenant, Larson King, subleases 2,858 sq. ft. to The Cakerie, an adjacent tenant. The terms of the sublease were not available and the prime lease was underwritten.

Loan No. 11 – Park Central Tower – The largest tenant, TBK Bank, SSB, subleases 26,199 sq. ft. from Alon USA Energy, the fifth largest tenant, which sq. ft. is included in TBK Bank, SSB’s total space of 78,597 sq. ft. TBK Bank, SSB has signed a direct lease for the subleased space, which will commence in October 2023.

(12)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 2 – Century Plaza Towers – the largest tenant, Bank of America, representing approximately 6.2% of the net rentable area at the Mortgaged Property, has signed a lease for an additional 26,664 sq. ft. on the 13th floor of the South Tower and is expected to begin paying rent and take occupancy in January 2020. The second largest tenant, Manatt Phelps, representing approximately 4.8% of the net rentable area at the Mortgaged Property, has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 sq. ft. and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. The fourth largest tenant, Kirkland & Ellis, representing approximately 3.6% of net rentable area at the Mortgaged Property, has not yet taken occupancy and is expected to occupy three suites in the South Tower on the 37th, 38th, and 39th floors totaling 85,664 sq. ft. starting in January 2020. The fifth largest tenant, Greenberg Glusker, representing approximately 3.5% of the net rentable area at the Mortgaged Property has signed a lease for three suites in the South Tower on the 26th, 27th and 31st floors totaling 83,199 sq. ft. and is expected to begin paying rent and take occupancy in March 2020. We cannot assure you whether these tenants will take occupancy and begin paying rent as expected or at all.

Loan No. 8 – 1824 Alton Road – The third largest tenant, Starbucks, has accepted possession of its space and is currently completing its buildout with an anticipated opening date in the first week of December 2019. At origination of the 1824 Alton Road Loan, $157,681 was deposited with the title company for outstanding TI/LCs owed to Starbucks, along with $48,675, which is more than three months of Starbucks rental payments held by the lender.

Loan No. 23 – Sunset Business Center – The second largest tenant, Lutron, and fifth largest tenant, Las Vegas Fencing Academy, have signed leases, begun paying rent and accepted possession of their respective spaces, but are not yet open for business. At origination of the Mortgage Loan, $373,149 for outstanding TI/LCs were escrowed with respect to Lutron and Las Vegas Fencing Academy.

(13)	Loan No. 13 – Gold Brooklyn Multifamily Portfolio– The Gold Brooklyn Multifamily Portfolio Mortgage Loan was structured with a $1,500,000 Certificate of Occupancy Earnout reserve. The Gold Brooklyn Multifamily Portfolio Mortgage Loan was also structured with a $40,518 Affordable Units Holdback Reserve. The lender will be required to return any remaining amount upon (i) Debt Yield >= 7.0%; (ii) LTV <63.0%; (iii) all of the Affordable Units being leased, each with a base minimum monthly rent. In the event that any amount remains in the Affordable Units Holdback reserve after November 8, 2022, such amount will either remain in the reserve as additional collateral, or the lender, at its option, may apply the reserve as a prepayment of the Gold Brooklyn Multifamily Portfolio Mortgage Loan (together with yield maintenance).

A-1-14

(14)	Loan No. 8 – 1824 Alton Road – On a monthly basis during the first five years of the loan term, the borrower is required to deposit $1,991 into a TI/LC reserve account. Ongoing TI/LC collections are increased to $2,654 per month thereafter.

(15)	Loan No. 35 – Westmoreland Medical Center – A dry cleaner used to be located to the south and upgradient from the Mortgaged Property. Due to its historic use as a dry cleaner, lack of available regulatory data and its upgradient location from the Mortgaged Property, the former dry cleaner represents an REC for soil vapor contamination. A Limited Phase II subsurface investigation was ordered, in which the environmental engineer collected soil boring, soil gas and groundwater samples from the Mortgaged Property. Lab results determined that all tested compounds were below Oregon's environmental standards. The lender’s environmental consultant reviewed the Phase II and determined no further action is required.

(16)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor, (iii) to address environmental conditions or concerns or (iv) for other reasons. For additional information, see “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
2.00	Century Plaza Towers	$50,000,000	6.3%	$15,000,000	Yes
6.07	DC Mixed Use Portfolio VI – 707 6th Street NW	$2,333,713	0.3%	$1,000,000	Yes
15.00	55 Talmadge	$20,000,000	2.5%	$10,000,000	Yes
18.00	Westlake Village Marketplace	$18,000,000	2.3%	$3,000,000	Yes
37.00	30610 East Broadway	$6,630,000	0.8%	$3,000,000	Yes

(17)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note or Pooled Component Cut-off Date Balance	B-Note or Non-Pooled Component Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
2 00	Century Plaza Towers	$50,000,000	$300,000,000	$1,200,000 000	4.09x	3.07x	39.1%	52.1%	13.5%	10.1%
7.00	225 Bush	$28,600,000	$146,400,000	$350,000,000	3.85x	2.24x	34.6%	59.4%	13.4%	7.8%
9.00	180 Water	$25,000,000	$127,500,000	$365,000,000	3.15x	1.63x	30.5%	58.7%	11.0%	5.7%
10.00	3 Columbus Circle	$25,000,000	$105,000,000	$595,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%

(18)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

9.00	180 Water	$25,000,000	3.2%	$100,000,000	8.3000%	11/6/2024	Yes	80.8%	0.85x	4 1%

(19)	Summary of Future Permitted Subordinate Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV Ratio	Combined Debt Yield
2.00	Century Plaza Towers	$50,000,000	6.3%	Yes	3.12x	51.1%	9.5%
5.00	DC Mixed Use Portfolio VI	$33,845,500	4.3%	Yes	1.48x	65.0%	8.06%
6.00	Wells Fargo Place	$30,000,000	3.8%	Yes	N/A	75.0%	9.5%
8.00	1824 Alton Road	$26,150,000	3.3%	Yes	1.81x	60.8%	7.35%
9.00	180 Water	$25,000,000	3.2%	Yes	0.85x	80.8%	4.1%

(20)	Loan No. 4 – AVR Renaissance Atlanta Airport Gateway - The AVR Renaissance Gateway Property operates under a management agreement with Renaissance Hotel Management Company, LLC, a subsidiary of Marriott International, which expires on December 31, 2044 with two ten-year renewal options remaining.

Loan No. 5 – DC Mixed Use Portfolio VI – The Mortgage Loan has five residential units at the 919 F Street NW building, which account for 5.5% of NRA and 4.3% of U/W GPR.

A-1-15

Loan No. 18. – Westlake Village Marketplace – The Westlake Village Marketplace Property’s historical occupancy was not provided by the borrower. As a result, Historical Occupancy is not available.

Loan No. 20– 2450 Business Park – The 2450 Business Park Property was built in 2014 and has been occupied by Applied Membranes, Inc., which is owned by the 2450 Business Park Borrower since completion. Applied Membranes, Inc. executed a 12-year lease for all of the space at the 2450 Business Park Property in November 2019. As such, Historical Occupancy is not applicable.

Loan No. 43 – Gramercy Commons – The Most Recent EGI, Most Recent Expenses, Most Recent NOI, Most Recent Capital Items, and Most Recent NCF are annualized based on the six-month operating statement dated June 30, 2019.

(21)	Loan No. 4 – AVR Renaissance Atlanta Airport Gateway – The College Park Business and Industrial Development Authority (“BIDA”) is the borrower. The borrower guarantor is College Park Gateway Hotel Three, LLC (the ”Borrower Guarantor”), a single purpose entity structured to be bankruptcy remote. The Borrower Guarantor has the sole and exclusive right to operate the Mortgaged Property pursuant to a 50-year Parcel Design, Development and Operating Agreement (the “PDDO Agreement”) between the Borrower Guarantor and BIDA. Pursuant to the PDDO Agreement, the Borrower Guarantor has rights in the Mortgaged Property that are similar to leasehold interest rights. As long as BIDA owns the fee simple interest in the Mortgaged Property, it is tax exempt from both real and personal property taxes. In lieu of ad valorem taxes, the Borrower Guarantor is obligated to make certain rental payments to BIDA, comprised of (i) the monthly debt service payments under the Mortgage Loan, (ii) fixed annual “Land Rent” in the amount of $194,444, (iii) “Additional Rent” based on a schedule as provided in the PDDO Agreement and subject to certain cash flow performance thresholds, and (iv) “Administrative Rent,” which equates to one-eighth (1/8) of 1.0% of the outstanding principal balance of the Mortgage Loan. The Mortgage Loan is structured with BIDA being the borrower entity (with limited obligations relating to the Mortgaged Property). As collateral for the Mortgage Loan, BIDA has granted to the lender a first priority lien in its fee simple interest in the Mortgaged Property and has issued a bond in the principal amount of the Mortgage Loan, which bond is payable to the lender. Additionally, the Borrower Guarantor has guaranteed BIDA’s payment and performance under the Mortgage Loan, and, as collateral for its guaranty, the Borrower Guarantor has pledged its security interest and assigned to the lender all of its rights and interests in the PDDO Agreement.

(22)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(23)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(24)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all (or most) credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash (or in some cases, over a certain dollar amount) and checks and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lender controlled lockbox and the borrower and/or the property manager are required to deposit all rents collected from the tenants into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lender controlled lockbox account and to direct each tenant to deposit its rents directly to the lender-controlled lockbox. “Soft Springing Hard” means that prior to the securitization closing date, a soft lockbox was established for such Mortgage Loan and upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to direct each tenant to deposit its rents directly into a lender-controlled lockbox.

(25)	“In Place” means that amounts in the lender controlled lockbox account are applied to pay debt service, reserves and any other payment amounts due under (and as specified in) the related Mortgage Loan documents, prior to the disbursement of any excess cash either to the related borrower or to a lender controlled account to be held as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), amounts in the lockbox account (which may have been put in place in connection with the trigger) will be applied as described above in the definition of “In Place” cash management (as described above). Springing cash management will continue until all trigger events are cured (to the extent set forth in the related Mortgage Loan documents (including that under some circumstance a cure is not permitted under the related Mortgage Loan documents)).

A-1-16

(26)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Preliminary Prospectus.

(27)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“LO(x)” means lock-out for x payments.

“DEF(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1 (x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus.

A-1-17

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
$2,100,000	-	$9,999,999	23	$144,879,408	18.4%	3.7587%	116	2.98x	52.6%	47.7%
$10,000,000	-	$19,999,999	9	$130,113,050	16.5%	3.7102%	119	2.30x	59.3%	55.3%
$20,000,000	-	$29,999,999	10	$241,515,246	30.6%	3.8252%	105	2.30x	52.9%	48.5%
$30,000,000	-	$39,999,999	2	$63,845,500	8.1%	3.5617%	120	2.49x	63.6%	63.6%
$40,000,000	-	$60,800,000	4	$208,775,000	26.5%	3.3047%	119	3.17x	51.8%	51.8%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
2.8750%	-	3.7499%	24	$491,372,866	62.3%	3.3844%	113	3.20x	50.1%	49.3%
3.7500%	-	4.2499%	18	$258,287,838	32.7%	3.9761%	119	1.80x	61.9%	55.1%
4.2500%	-	4.7499%	5	$32,837,500	4.2%	4.3968%	116	1.85x	60.1%	55.5%
4.7500%	-	5.1500%	1	$6,630,000	0.8%	5.1500%	59	1.67x	64.9%	64.9%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

A-2-1

CF 2019-CF3 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Property Type Distribution(1)(3)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/ Rooms/ SF/Pads	Weighted Averages
					Cut-off Date Balance per Unit/Room/SF /Pad	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
Office	11	$272,777,631	34.6%	6,744,860	$261	3.5438%	112	86.9%	2.84x	53.5%	50.7%
CBD	4	$133,600,000	16.9%	4,381,800	$365	3.3274%	105	93.0%	3.55x	44.9%	44.9%
Suburban	6	$131,930,131	16.7%	2,328,757	$160	3.7121%	119	80.3%	2.18x	61.5%	56.1%
Medical	1	$7,247,500	0.9%	34,303	$211	4.4700%	116	97.4%	1.66x	65.0%	59.5%
Multifamily	20	$216,201,254	27.4%	209,001	$165,876	3.5986%	112	95.5%	2.70x	53.0%	50.6%
Garden	7	$118,056,773	15.0%	1,409	$89,863	3.4582%	119	96.3%	2.69x	54.1%	52.3%
Mid-Rise	10	$63,405,000	8.0%	206,935	$285,729	3.9836%	119	92.6%	1.64x	63.3%	59.1%
High Rise	1	$25,000,000	3.2%	573	$239,965	3.4104%	59	97.0%	3.15x	30.5%	30.5%
Cooperative	1	$5,989,481	0.8%	48	$124,781	2.8750%	119	100.0%	12.81x	6.2%	4.8%
Student Housing	1	$3,750,000	0.5%	36	$104,167	3.9200%	120	100.0%	1.55x	69.3%	59.1%
Retail	16	$98,215,029	12.4%	464,169	$475	3.7300%	120	97.4%	2.36x	58.3%	55.8%
Anchored	2	$44,150,000	5.6%	106,027	$585	3.6410%	120	96.1%	2.85x	52.2%	52.2%
Unanchored	6	$32,909,230	4.2%	80,864	$530	3.8346%	120	97.3%	1.88x	64.7%	60.9%
Single Tenant	7	$16,633,713	2.1%	256,869	$142	3.7181%	120	100.0%	2.26x	58.2%	53.6%
Shadow Anchored	1	$4,522,086	0.6%	20,409	$222	3.8810%	119	100.0%	1.53x	71.8%	61.9%
Industrial	7	$75,193,050	9.5%	1,285,173	$81	3.9673%	114	99.2%	2.18x	57.1%	51.9%
Warehouse/Distribution	2	$28,000,000	3.5%	408,047	$69	3.6879%	120	100.0%	2.40x	52.2%	43.7%
Flex	3	$25,563,050	3.2%	385,252	$102	3.7128%	119	97.6%	2.04x	63.4%	57.1%
Manufacturing	2	$21,630,000	2.7%	491,874	$73	4.6299%	101	100.0%	2.05x	56.2%	56.2%
Hospitality	1	$48,000,000	6.1%	204	$235,294	3.6500%	120	87.9%	2.88x	60.0%	60.0%
Full Service	1	$48,000,000	6.1%	204	$235,294	3.6500%	120	87.9%	2.88x	60.0%	60.0%
Self Storage	6	$43,250,000	5.5%	524,739	$107	3.4055%	120	90.8%	3.49x	39.9%	34.3%
Mixed Use	4	$23,691,241	3.0%	173,238	$483	3.7062%	119	97.3%	2.05x	63.7%	63.7%
Retail/Office	2	$14,802,405	1.9%	27,134	$546	3.7050%	120	95.7%	2.13x	63.3%	63.3%
Multifamily/Office	1	$5,795,000	0.7%	140,510	$282	3.7100%	117	100.0%	1.81x	65.0%	65.0%
Retail/Multifamily	1	$3,093,836	0.4%	5,594	$553	3.7050%	120	100.0%	2.13x	63.3%	63.3%
Manufactured Housing	2	$11,800,000	1.5%	448	$26,434	4.1395%	120	88.0%	1.48x	69.8%	59.3%
Total/Weighted Average	67	$789,128,204	100.0%			3.6350%	114	92.3%	2.67x	54.5%	51.6%

CF 2019-CF3 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
California	10	$155,850,000	19.7%	3.3201%	108	3.62	x	40.5%	39.0%
Northern(4)	7	$110,750,000	14.0%	3.2948%	120	3.60	x	40.8%	38.6%
Southern(4)	3	$45,100,000	5.7%	3.3823%	81	3.69	x	39.8%	39.8%
New York	14	$115,789,481	14.7%	3.6867%	104	3.03	x	47.7%	47.6%
New York City	13	$107,789,481	13.7%	3.7250%	103	2.98	x	48.3%	48.2%
Maryland	2	$85,765,246	10.9%	3.6315%	119	2.39	x	62.2%	58.3%
Texas	3	$63,750,000	8.1%	3.7611%	120	2.05	x	58.3%	54.7%
Washington	2	$57,475,000	7.3%	3.1848%	119	3.58	x	43.6%	43.6%
Georgia	2	$57,400,000	7.3%	3.6315%	120	2.70	x	60.4%	58.4%
Indiana	5	$37,518,241	4.8%	4.0332%	120	1.43	x	66.3%	54.1%
Washington D.C	7	$36,698,420	4.7%	3.7514%	120	2.07	x	62.4%	62.4%
Florida	5	$33,064,157	4.2%	4.0509%	120	1.81	x	62.0%	59.2%
Minnesota	2	$32,100,000	4.1%	3.4618%	119	2.80	x	64.2%	63.7%
New Jersey	1	$20,000,000	2.5%	3.8950%	120	1.83	x	57.3%	45.4%
Ohio	2	$16,330,000	2.1%	4.5233%	95	1.55	x	68.0%	61.6%
Nevada	2	$16,080,819	2.0%	3.8396%	118	1.58	x	63.5%	50.2%
Michigan	1	$12,300,000	1.6%	3.8300%	119	1.52	x	74.1%	63.8%
Illinois	1	$11,050,365	1.4%	3.6800%	119	2.49	x	63.7%	63.7%
South Carolina	2	$9,487,289	1.2%	3.4327%	120	2.72	x	51.9%	50.7%
North Carolina	1	$8,764,885	1.1%	3.6690%	120	2.50	x	63.1%	63.1%
Oregon	1	$7,247,500	0.9%	4.4700%	116	1.66	x	65.0%	59.5%
Tennessee	2	$7,069,721	0.9%	3.8086%	119	1.88	x	68.9%	62.5%
Virginia	2	$5,387,080	0.7%	4.0978%	101	1.73	x	65.6%	62.5%
Total/Weighted Average	67	$789,128,204	100.0%	3.6350%	114	2.67	x	54.5%	51.6%

A-2-2

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
6.2%	-	44.9%	12	$179,339,481	22.7%	3.2053%	101	4.17x	35.3%	33.9%
45.0%	-	49.9%	2	$74,975,000	9.5%	3.4114%	116	3.06x	46.3%	46.3%
50.0%	-	54.9%	3	$45,650,000	5.8%	3.7577%	120	2.49x	52.6%	52.6%
55.0%	-	59.9%	3	$50,400,000	6.4%	3.9684%	120	1.68x	57.6%	48.4%
60.0%	-	64.9%	18	$339,510,977	43.0%	3.7279%	118	2.27x	62.1%	60.1%
65.0%	-	69.9%	7	$65,552,746	8.3%	4.0948%	117	1.67x	66.7%	58.7%
70.0%	-	74.1%	3	$33,700,000	4.3%	3.9240%	119	1.51x	72.2%	61.8%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Distribution of Maturity Date or ARD LTV Ratios(1)

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
4.8%	-	39.9%	12	$179,339,481	22.7%	3.2053%	101	4.17x	35.3%	33.9%
40.0%	-	49.9%	5	$131,940,050	16.7%	3.6300%	118	2.45x	51.7%	47.0%
50.0%		54.9%	10	$118,472,788	15.0%	3.9513%	120	1.93x	60.5%	52.5%
55.0%	-	59.9%	5	$28,197,500	3.6%	4.1724%	119	1.59x	66.1%	58.9%
60.0%	-	65.0%	16	$331,178,385	42.0%	3.7108%	118	2.30x	62.9%	62.1%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
1.37x	-	1.39x	2	$22,840,000	2.9%	4.1523%	116	1.37x	65.0%	52.8%
1.40x	-	1.44x	2	$11,341,773	1.4%	4.1380%	119	1.43x	65.6%	52.4%
1.45x	-	1.54x	5	$70,665,050	9.0%	3.9271%	119	1.52x	65.6%	55.2%
1.55x	-	1.99x	14	$164,558,515	20.9%	4.0308%	117	1.77x	62.9%	57.6%
2.00x	-	2.49x	5	$87,193,500	11.0%	3.8284%	120	2.22x	61.6%	61.6%
2.50x	-	12.81x	20	$432,529,366	54.8%	3.3573%	111	3.39x	47.2%	46.6%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

CF 2019-CF3 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
60	3	$60,230,000	7.6%	3.5509%	59	3.32x	36.2%	36.2%
84	1	$2,840,000	0.4%	4.4500%	84	1.38x	67.6%	61.8%
120	44	$726,058,204	92.0%	3.6388%	119	2.62x	56.0%	52.8%
Total/Weighted Average	48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Distribution of Remaining Terms to Maturity or ARD(1)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
59	-	60	3	$60,230,000	7.6%	3.5509%	59	3.32x	36.2%	36.2%
84	-	84	1	$2,840,000	0.4%	4.4500%	84	1.38x	67.6%	61.8%
111	-	120	44	$726,058,204	92.0%	3.6388%	119	2.62x	56.0%	52.8%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Distribution of Underwritten NOI Debt Yields(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
6.8%	-	8.9%	15	$209,827,273	26.6%	3.9049%	119	1.79x	64.6%	60.9%
9.0%	-	10.4%	12	$214,830,435	27.2%	3.5907%	117	2.44x	57.2%	54.8%
10.5%	-	11.9%	8	$137,131,015	17.4%	3.7564%	108	2.38x	55.3%	49.9%
12.0%	-	13.4%	4	$109,600,000	13.9%	3.5846%	102	3.21x	48.5%	48.5%
13.5%	-	64.1%	9	$117,739,481	14.9%	3.1405%	120	4.49x	36.1%	34.0%
Total/Weighted Average			48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

A-2-3

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
Interest Only	26	$575,963,385	73.0%	3.5381%	113	2.89x	52.6%	52.6%
Amortizing Balloon	13	$129,127,319	16.4%	3.8406%	119	2.43x	55.6%	44.1%
Interest Only, then Amortizing	9	$84,037,500	10.6%	3.9833%	118	1.56x	65.8%	56.3%
Total/Weighted Average	48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Loan Purpose(1)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV Ratio(2)
Refinance	33	$608,267,000	77.1%	3.6161%	114	2.80x	52.5%	49.7%
Acquisition	14	$168,896,155	21.4%	3.6952%	116	2.30x	61.0%	58.5%
Recapitalization	1	$11,965,050	1.5%	3.7500%	118	1.53x	63.0%	49.7%
Total/Weighted Average	48	$789,128,204	100.0%	3.6350%	114	2.67x	54.5%	51.6%

Footnotes:

(1)	With respect to each Mortgage Loan that is part of a Whole Loan (as identified in the table under “Whole Loan Control Notes and Non-Control Notes” below), the U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio and U/W NOI Debt Yield calculations include the related Pari Passu Companion Loan(s) but exclude any subordinate notes, unless otherwise specified.

(2)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date or ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to one (1) Mortgage Loan (4.3%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as-portfolio” value. With respect to one (1) Mortgage Loan (2.5%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “hypothetical as-is” value. With respect to one (1) Mortgage Loan (0.8%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “gross sell out” value. With respect to one (1) Mortgaged Property (0.2%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “hypothetical value as if complete and stabilized” value.

(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(4)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

A-3-2

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

WING C
WING A
WING B

PARKLAWN BUILDING

Floor			
18	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,249 SF
17	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,249 SF
16	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,249 SF
15	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
14	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
13	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
12	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
11	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
10	United States General Services Administration 62,388 SF Exp. 7/2030		Vacant 23,206 SF
9	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
8	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
7	United States General Services Administration 62,388 SF Exp. 7/2030		Vacant 23,206 SF
6	United States General Services Administration 61,302 SF Exp. 7/2030		Vacant 23,206 SF
5/GROUND	United States General Services Administration 73,713 SF Exp. 7/2030		Vacant 23,249 SF
P1	United States General Services Administration 16,161 SF Exp. 7/2030	Parking	Vacant 23,204 SF
P2	United States General Services Administration 8,314 SF Exp. 7/2030	Parking	
P3	United States General Services Administration 8,394 SF Exp. 7/2030	Parking	
P4	United States General Services Administration 4,886 SF Exp. 7/2030	Parking	

Vacant | Building | 2030

A-3-3

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Germantown
Gaithersburg
Montgomery Village
Quince Orchard
Redland
Olney
Rockville
North Potomac
Aspen Hill
Travilah
MONTGOMERY COUNTY
Wheaton-Glenmont
North Bethesda
Kensington
Potomac
Great Falls
Silver Spring
Bethesda
Chevy Chase
MARYLAND
VIRGINIA
FAIRFAX COUNTY
McLean
Brookmont
WASHINGTON D.C.
Parklawn Building
5600 Fishers Lane
Rockville, MD 20852
Seneca Creek State Park
Rock Creek Regional Park
Rock Creek Park
Agricultural History Farm Park
Green Farm Park
Cabin John Regional Park
Chesapeake & Ohio Canal Natl. Historic Park
Potomac River
Intercounty Connector
Capital Beltway
MARC TRAIN
RED LINE METRO
Shady Grove Adventist Hospital
The Universities at Shady Grove
Johns Hopkins University-Montgomery County
Montgomery College - Rockville Campus
Rockville Town Square Plaza
Congressional Plaza
Montrose Crossing
National Institutes of Health
National Naval Medical Center
Westfield Montgomery
Westfield Wheaton
Walter Reed Army Medical Center
Friendship Heights
Central Intelligence Agency
Washington Dulles Intl. Airport 14 miles
Columbia
Clarksburg
Damascus
Laurel
Wheaton
Ashburn
Sterling
Herndon
Reston
Centreville
Chantilly
Fairfax
Annandale
Springfield
Manassas
ARLINGTON
ALEXANDRIA
WASHINGTON D.C.

A-3-4

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Borrower Sponsor:	Boyd Watterson Asset Management
Borrower:	5600 Fishers Lane, LLC
Original Balance:	$60,800,000
Cut-off Date Balance:	$60,800,000
% by Initial UPB:	7.7%
Interest Rate:	3.3980%
Payment Date:	1st of each month
First Payment Date:	December 1, 2019
Maturity Date:	November 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$200,800,000 Pari Passu Debt
Call Protection(2):	LO(25);DEF(89);O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$372,746	$124,249
Insurance:	$19,441	$9,720
Immediate Repairs:	$111,869	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$204
Balloon Balance / Sq. Ft.:	$204
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	2.73x
Underwritten NCF DSCR:	2.68x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Rockville, MD
Year Built / Renovated:	1970 / 2015
Total Sq. Ft.:	1,283,646
Property Management:	JBGS/TRS, L.L.C.
Underwritten NOI:	$24,626,402
Underwritten NCF:	$24,159,260
Appraised Value(5):	$436,000,000
Appraisal Date:	September 18, 2019

Historical NOI
Most Recent NOI:	$25,437,810 (T-12 August 31, 2019)
2018 NOI:	$23,893,473 (December 31, 2018)
2017 NOI:	$27,578,749 (December 31, 2017)
2016 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	72.9% (July 1, 2019)
2018 Occupancy:	72.9% (December 31, 2018)
2017 Occupancy:	72.9% (December 31, 2017)
2016 Occupancy:	72.9% (Decembe3r 31, 2016)
(1)	The Parklawn Building Loan (as defined below) consists of the non-controlling Notes A-2 and A-3 and is part of the Parklawn Building Whole Loan (as defined below), evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $261.6 million. For additional information, see “The Loan” below.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of the Parklawn Building Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the payment date occurring on December 1, 2023. The assumed lockout period of 25 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	Financial information is based on the aggregate Parklawn Building Whole Loan.

(5)	The Appraised Value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit.

A-3-5

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

The Loan. The Parklawn Building mortgage loan (the “Parklawn Building Loan”) is a fixed-rate loan with an original and Cut-off Date principal balance of $60.8 million secured by the Parklawn Building Borrower’s (as defined below) fee simple interest in a suburban office building totaling 1,283,646 sq. ft. of rentable space located at 5600 Fishers Lane in Rockville, Maryland (the “Parklawn Building Property”). The Parklawn Building Loan is part of a whole loan (the “Parklawn Building Whole Loan”) that was co-originated by KeyBank and Bank of America, National Association (“BANA”) with an original and Cut-off Date principal balance of $261.6 million, which is evidenced by five pari passu notes as follows: (i) the Parklawn Building Loan comprised of the non-controlling Notes A-2 and A-3 with an original and Cut-off Date principal balance of $60.8 million, which will be included in the CF 2019-CF3 securitization trust and (ii) the controlling Note A-1 and non-controlling Notes A-4 and A-5 with an aggregate original and Cut-off Date Balance of $200.8 million (the “Parklawn Building Companion Loans”), each as described in the table below. The controlling Note A-1 was contributed to the MSC 2019-L3 securitization transaction. The remaining Notes A-4 and A-5 are currently held by BANA and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Parklawn Building Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$70,000,000	$70,000,000	MSC 2019-L3	Yes
Note A-2	50,000,000	50,000,000	CF 2019-CF3	No
Note A-3	10,800,000	10,800,000	CF 2019-CF3	No
Note A-4	65,400,000	65,400,000	BANA	No
Note A-5	65,400,000	65,400,000	BANA	No
Total	$261,600,000	$261,600,000

The Parklawn Building Loan has a 10-year, interest-only term and accrues interest at a fixed rate equal to 3.3980%. Loan proceeds along with approximately $183.6 million of borrower equity were used to acquire the Parklawn Building Property for $436.0 million, pay closing costs of approximately $8.7 million and fund reserves of approximately $0.5 million. Based on the “as is” appraised value of $436.0 million as of September 18, 2019, the Cut-off Date LTV for the Parklawn Building Whole Loan is 60.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$261,600,000	58.8%	Purchase Price	$436,000,000	97.9%
Borrower Equity	183,626,789	41.2	Closing Costs	8,722,733	2.0
			Reserves	504,056	0.1

Total Sources	$445,226,789	100.0%	Total Uses	$445,226,789	100.0%

The Borrower / Borrower Sponsor.  The borrower is 5600 Fishers Lane, LLC (the “Parklawn Building Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The non-recourse carveout guarantor is BW Government Properties II, LLC, which is owned by Boyd Watterson Asset Management (0.5% equity interest; 100.0% voting interest) (“Boyd Watterson”) and Government Properties Investments II Limited, a fund managed by Union Bancaire Privée (99.5% equity interest; 0.0% voting interest). BW Government Properties II, LLC holds 100% of the ownership interests of the Parklawn Building Borrower which, at the time of the Parklawn Building Whole Loan closing, was the entity’s sole asset. The borrower sponsor is Boyd Watterson (the “Parklawn Building Borrower Sponsor”). Headquartered in Cleveland, Ohio and formed in 2009, Boyd Watterson is an independent investment advisor specializing in fixed income, real estate and equities. Boyd Watterson invests in commercial properties leased to local, state and federal government tenants and manages such assets in separate client accounts and private funds. As of September 30, 2019, Boyd Watterson manages over $4.2 billion in real estate assets. Union Bancaire Privée is a wealth management firm headquartered in Geneva, Switzerland, that focuses on private and institutional clients throughout the world.

The Property and Tenants. The Parklawn Building Property is a 14-story suburban office building totaling 1,283,646 sq. ft. across three wings originally constructed in 1970. Wings A and B contain an aggregate of 935,386 sq. ft. and wing C contains 348,260 sq. ft. The Parklawn Building Property was originally 100.0% leased to the United States General Services Administration (“GSA”) on behalf of the United States Department of Health & Human Services (“HHS”), with the Parklawn Building Property serving as the headquarters for HHS. In 2015, the GSA and the prior owner of the Parklawn Building Property collectively spent nearly $300 million to completely renovate wings A and B into Class A office space featuring a 14-story atrium with a glass ceiling and glass exterior. Following the renovation, the GSA consolidated operations of HHS into wings A and B, and as a result, wing C was left vacant and in its original condition. There are no immediate plans to renovate or lease the space. As of July 1, 2019, wings A and B are 100.0% occupied by the GSA, while the entire Parklawn Building Property, inclusive of wing C, is 72.9% occupied.

A-3-6

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

The Parklawn Building Property is LEED Platinum and Energy Star rated and features on-site amenities, which include a one-acre park with a fountain, an outdoor plaza, café tables and seating, an on-site bank, a convenience store, a fitness center, and a direct trail to the nearby 1,700-acre Rock Creek Park. As part of the 2015 renovation, HHS invested more than $165 million of the total $300 million on specific upgrades including the main HHS data center for all national operations, back-up generators, modular conference center, full service cafeteria, and employee retail amenities. The 14-story, main interior atrium serves as the focal point of the Parklawn Building Property and allows HHS to host national and international symposiums and major training events on-site. Approximately 2,147 parking spaces are available throughout the Parklawn Building Property, consisting of 909 surface parking spaces and 1,238 parking spaces in a four-level below-grade parking garage beneath wings A, B, and C.

The Parklawn Building Property is situated on a 12.03-acre site in the Twinbrook neighborhood of Rockville, Maryland, approximately one-half mile northeast of Rockville Pike (Route 355) and two miles east of Interstate 270 and Montrose Road interchange. The Twinbrook Metrorail station is located approximately one-half mile to the west, connecting the area to Bethesda and downtown Washington, D.C. The Parklawn Building Property is located in a government life sciences district that features the 550,000 sq. ft. national headquarters for the companion agency, the National Institute of Allergy and Infectious Diseases, and two laboratory buildings leased to the National Institute of Health, directly across the street.

The Parklawn Building Borrower is a party to that certain Economic Development Fund Agreement (the “Grant”) with Montgomery County, Maryland (the “County”). Pursuant to the Grant, the Parklawn Building Borrower is entitled to 15 annual disbursements of $1,300,000 from 2017 through and including 2031. The County is only obligated to make disbursements once it has verified that the Parklawn Building Borrower has paid real property taxes in full for the corresponding tax year. The Parklawn Building Borrower was assigned the Grant at closing, but any further assignment of the Grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

United States General Services Administration (935,386 sq. ft., 72.9% of NRA, 100.0% of U/W Base Rent). The GSA (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) utilizes the Parklawn Building Property for HHS which occupies the space via a lease that expires in July 2030. The lease contains one ten-year renewal option with a notice period of at least 36 months. The lease does not provide any termination or contraction options.

HHS is a department of the United States government with the stated objective of improving the health, safety and well-being of America. HHS originally took occupancy of the Parklawn Building Property after it was constructed approximately 50 years ago. As part of the most recent renovation and lease renewal, HHS aggregated the Agency for Healthcare Research and Quality, the Indian Health Service and the Substance Abuse and Mental Health Services Administration into the Parklawn Building Property. In total, 4,500 government healthcare employees are housed at the Parklawn Building Property.

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
United States General Services Administration	AAA/Aaa/AA+	935,386	72.9%	$31.75	100.0%	7/31/2030
Total Major Tenants		935,386	72.9%	$31.75	100.0%
Remaining Tenants		0	0.0	0.00	0.0
Total Occupied Tenants		935,386	72.9%	$31.75	100.0%
Vacant Office		348,260	27.1
Total		1,283,646	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2019.

A-3-7

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	935,386	72.9	935,386	72.9%	$31.75	100.0	100.0%
Vacant	NAP	348,260	27.1	1,283,646	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,283,646	100.0%			$31.75	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2019.

Environmental Matters. The Phase I environmental report for the Parklawn Building Property’s wings A and B, dated August 21, 2019, recommended no further action besides the continued implementation of an existing asbestos operations and maintenance plan. The Phase I environmental report for the Parklawn Building Property’s wing C, dated August 21, 2019, recommended no further action besides the maintenance and operation of an existing underground diesel fuel storage tank within regulatory requirements, continued implementation of an existing underground storage tank operations and maintenance plan, and continued implementation of an existing asbestos operations and maintenance plan.

The Market. The Parklawn Building Property is located in Rockville, Montgomery County, Maryland, within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area and approximately 13 miles northwest of the Washington D.C. central business district. Historically, Rockville’s main office demand driver has been government and quasi-government tenants, accounting for nearly 40% of occupied office space; however, the biotechnology industry has increased its presence. The I-270 Technology Corridor, which serves as a local demand generator for the Rockville market area, is a life science corridor that is home to numerous biotechnology companies and federal government institutions. Health institutions located in the area include Johns Hopkins Montgomery County campus and University of Maryland Institute for Bioscience and Biotechnology Research, as well as large pharmaceutical companies including GlaxoSmithKline, Sanofi, and MedImmune.

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radii of the Parklawn Building Property were 27,386, 160,957 and 357,052, respectively. The 2019 average household incomes within the same radii were $96,465, $117,574 and $130,980, respectively.

According to a third party research report, the Parklawn Building Property is part of the Washington office market and the Rockville office submarket. As of the third quarter of 2019, the Washington office market had a total office inventory of approximately 501.4 million sq. ft. with a vacancy rate of 12.9% and an average asking rent of $37.96 PSF. The Rockville office submarket had a total office inventory of approximately 10.8 million sq. ft. with a vacancy rate of 10.8% and an average asking rent of $30.18 PSF. The submarket had no additional inventory delivered in the third quarter of 2019, which had positive net absorption of 14,921 sq. ft. No office buildings are currently under construction in the submarket. The appraiser analyzed 12 comparable government office leases with lease terms ranging from approximately 2 to 15 years and asking rents ranging from $23.36 PSF to $45.00 PSF. The appraiser concluded to a market rent of $35.00 PSF for the office space at wings A and B of the Parklawn Building Property.

A-3-8

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Comparable Lease Summary(1)
Property	Year Built/ Renovated(2)	Distance from Subject	Property Size (SF) (2)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Parklawn Building(3) Rockville, MD	1970 / 2015	N/A	1,283,646	United States General Services Administration	935,386	Aug-15	$31.75	15.0	Modified Gross
Centerstone at Tysons McLean, VA	N/A	14.5 miles	N/A	Freddie Mac	151,949	May-19	$27.50	10.2	NNN
West Gude Office Park Rockville, MD	N/A	4.9 miles	N/A	FBI (renewal)	10,646	Jan-19	$23.36	10.0	Full Service
Reston Sunrise Reston, VA	N/A	21.9 miles	N/A	GSA	43,346	Dec-18	$35.00	15.0	Full Service
Centerpark I Calverton, MD	N/A	15.0 miles	N/A	FDA	78,918	Nov-18	$24.51	10.0	Full Service
American Square at Quantum Park Ashburn, VA	N/A	31.9 miles	N/A	GSA – CBP	444,595	May-18	$38.25	15.0	Full Service
American Center West Tysons, VA	N/A	15.9 miles	N/A	GSA (renewal)	21,214	Apr-18	$33.00	5.3	Full Service
The Cinema Building Hyattsville, MD	N/A	15.6 miles	N/A	FEMA (renewal)	54,000	Nov-17	$30.30	4.0	Full Service
2115 East Jefferson Rockville, MD	N/A	2.0 miles	N/A	NIH (extension)	89,708	Nov-17	$29.00	2.1	None
Campus at Sunrise Reston, VA	N/A	21.5 miles	N/A	CIA (renewal)	31,230	Oct-17	$33.50	5.0	Plus Electric
Freedom Forum Arlington, VA	N/A	17.1 miles	N/A	Trade and Development Agency	36,346	Jun-17	$45.00	10.75	Full Service
1701 Fort Myer Arlington, VA	N/A	17.3 miles	N/A	Department of State	342,967	Jun-17	$39.00	15.0	Full Service
Woodmont Place Rockville, MD	N/A	1.2 miles	N/A	FDA	44,761	Mar-16	$27.00	5.0	Full Service
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Year Built/Renovated and Property Size (SF) for the comparable leases were not provided in the appraisal.

(3)	Based on the underwritten rent roll dated July 1, 2019 with the exception of Year Built/Renovated.

A-3-9

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 8/31/2019	U/W	U/W PSF
Base Rent	$29,333,705	$29,307,147	$29,307,147	$29,695,152	$23.13
Value of Vacant Space	0	0	0	10,447,800	8.14
Gross Potential Rent	$29,333,705	$29,307,147	$29,307,147	$40,142,952	$31.27
Total Recoveries(1)	1,075,796	(71,488)	(779,982)	276,172	0.22
Parking Income	3,474,485	3,547,672	3,631,939	4,011,560	3.13
Other Income(2)	(798)	0	57,118	1,300,000	1.01
Less: Vacancy	0	0	0	(10,447,800)	(8.14)
Effective Gross Income	$33,883,188	$32,783,331	$32,216,222	$35,282,884	$27.49
Total Operating Expenses	6,304,439	8,889,858	6,778,412	10,656,482	8.30
Net Operating Income	$27,578,749	$23,893,473	$25,437,810	$24,626,402	$19.18
Capital Expenditures	0	0	0	319,897	0.25
TI/LC(3)	0	0	0	147,245	0.11
Net Cash Flow	$27,578,749	$23,893,473	$25,437,810	$24,159,260	$18.82
(1)	Negative amounts for the 2018 and T-12 8/31/2019 Total Recoveries reflect CPI and tax reconciliations as a result of estimated payments made during the respective year exceeding actual amounts due at the end of the respective year.

(2)	U/W Other Income represents the Montgomery County grant, which includes 15 annual payments of $1.3 million to be paid out from 2017 through 2031. The Parklawn Building Borrower was assigned the grant at closing, but any further assignment of the grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County.

(3)	U/W TI/LC includes a credit associated with the springing major tenant cash flow sweep set to occur 29 months prior to lease expiration and estimated to collect $1,901,631.

Property Management.    The Parklawn Building Property manager and leasing agent is JBGS/TRS, L.L.C. The Parklawn Building Borrower Sponsor is the asset manager.

Lockbox / Cash Management.    The Parklawn Building Whole Loan is structured with a hard lockbox and in place cash management. The Parklawn Building Borrower is required to direct each tenant of the Parklawn Building Property to deposit funds directly into the clearing account controlled by the lender. Notwithstanding the foregoing, the Parklawn Building Borrower and property manager are required to deposit all revenues otherwise received into the clearing account within one business day of receipt. All funds in the clearing account will be transferred into the cash management account daily and are required to be applied and disbursed in accordance with the Parklawn Building Whole Loan documents in the following order: (i) to required deposits into the tax and insurance reserve, (ii) to fees of the cash management bank, (iii) to scheduled monthly debt service, (iv) to interest at the default rate, late charges and other amounts due under the Parklawn Building Whole Loan documents, (v) during a Cash Sweep Period (as defined below), other than due to an event of default, to budgeted operating expenses, (vi) during a Cash Sweep Period (A) other than due to an event of default, all remaining funds after any applicable payments have been made according to the aforementioned clauses (i) – (v), to be held by the lender as additional collateral for the Parklawn Building Whole Loan and (B) due to event of default, all remaining funds after any applicable payments have been made according to the aforementioned clauses (i) – (v), to be applied in the lender’s sole discretion and (vii) so long as no Cash Sweep Period exists, to the Parklawn Building Borrower.

A “Cash Sweep Period” will commence upon:

(a)	the occurrence of an event of default under the Parklawn Building Whole Loan documents and will continue until such event of default is cured;

(b)	the occurrence of any bankruptcy action of the Parklawn Building Borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the Parklawn Building Borrower be cured);

(c)	the date on which the amortizing debt service coverage ratio as calculated in the Parklawn Building Whole Loan documents based on the trailing three-month period is less than 1.55x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.60x for two consecutive calendar quarters;

(d)	the occurrence of any bankruptcy action of the property manager and will continue until the Parklawn Building Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action;

(e)	the date on which (i) a Sweep Tenant (as defined below) fails to exercise a renewal option under its lease on or prior to the date by which notice of such renewal option is required or (ii) a Sweep Tenant terminates or cancels its lease and will continue until a Sweep Tenant Re-Leasing Event (as defined below) occurs;

A-3-10

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

(f)	the date on which a Sweep Tenant ceases to operate in 50% or more of the premises demised under the Sweep Tenant lease unless the balance of the space has been subleased to a subtenant, which has and maintains a credit rating of at least BBB- by S&P and Baa3 by Moody’s, and will continue until (A) such Sweep Tenant has resumed operations in more than 50% of the premises or (B) a Sweep Tenant Re-Leasing Event has occurred;

(g)	the occurrence of a default beyond applicable notice and cure periods on the part of a Sweep Tenant under its lease and will continue until the date on which the Parklawn Building Borrower has accepted a cure of the default in a manner acceptable to the lender;

(h)	the occurrence of the bankruptcy or insolvency of a Sweep Tenant and/or the parent of a Sweep Tenant and will continue until the insolvency proceedings have terminated and the Sweep Tenant’s lease has been affirmed, assumed, or assigned in a manner satisfactory to the lender;

(i)	the credit rating of a Sweep Tenant (and/or the parent of a Sweep Tenant) falling below BBB- by S&P or Baa3 by Moody’s and will continue until (A) the credit rating of the Sweep Tenant has been restored to at least BBB- by S&P and Baa3 by Moody’s or (B) a Sweep Tenant Re-Leasing Event has occurred.

A “Sweep Tenant” means each of (i) the United States of America, acting by and through the designated representative of the General Services Administration and/or (ii) any replacement tenant for the foregoing which covers 75% or more of the net rentable square footage of the premises demised under the Sweep Tenant lease as of loan closing.

A “Sweep Tenant Re-Leasing Event” means the Parklawn Building Borrower enters into a new lease(s) acceptable to the lender for the entire premises pursuant to the applicable Sweep Tenant’s lease with such tenant(s) having and maintaining a credit rating of at least BBB- by S&P and Baa3 by Moody’s, provided that (A) such replacement lease(s) are in full force and effect, (B) all tenant improvements, leasing commissions, and other landlord obligations with respect to such lease(s) have been paid and/or performed in full, (C) the tenant under such replacement lease(s) has commenced payment of full, unabated rent thereunder and (D) the lender receives an estoppel certifying the forgoing matters.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Parklawn Building Borrower deposited $372,746 into a real estate tax reserve. The Parklawn Building Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $124,249.

Insurance Reserve. At loan origination, the Parklawn Building Borrower deposited $19,441 into an insurance reserve. The Parklawn Building Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual insurance premiums, which currently equates to $9,720.

Immediate Repairs Reserve. At loan origination, the Parklawn Building Borrower deposited $111,869 into an immediate repairs reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. Any time after the Permitted Defeasance Date (as defined below), the Parklawn Building Borrower may establish a condominium regime acceptable to the lender for the Parklawn Building Property in order to release a portion of the collateral comprised of the above-grade portion of wing C (the “Release Unit”), provided that, among other things, (i) no Cash Sweep Period is continuing, (ii) the Parklawn Building Borrower establishes a condominium in accordance with the requirements of the Parklawn Building Whole Loan documents, (iii) the Parklawn Building Borrower defeases a portion of the Parklawn Building Whole Loan in an amount equal to (1) $2,400,000, if released to an unaffiliated third-party or (2) in connection with a transfer to any affiliate of the Parklawn Building Borrower, the greater of (A) $2,400,000, or (B) 100% of the net sales proceeds, (iv) following the release of the Release Unit and partial defeasance of the Parklawn Building Whole Loan, the debt yield (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3%) is equal to or greater than the greater of (x) the debt yield immediately preceding such release and (y) 9.24%, (v) the debt service coverage ratio (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3% and assuming a 30-year amortization period) is equal to or greater than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.74x and (vi) the loan to value ratio is equal to or less than the lesser of (x) the loan to value ratio immediately preceding such partial release and (y) 60.0%; provided that if the tests in clauses (iv), (v), and (vi) above are not satisfied, the Parklawn Building Borrower may deposit cash with the lender in the amount that if applied to the reduction of the outstanding principal balance of the Parklawn Building Whole Loan, would result in the satisfaction of such tests, which cash will be held as additional collateral for the Parklawn Building Whole Loan.

“Permitted Defeasance Date” means the date that is the earlier to occur of (i) two years from the closing date of the securitization trust which holds the last portion of the Parklawn Building Whole Loan to be securitized and (ii) the payment date occurring on December 1, 2023.

A-3-11

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

A-3-12

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

A-3-13

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

A-3-14

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Century Plaza Towers
2029 & 2049 Century Park East
Los Angeles, CA 90067
SANTA MONICA MTS.
Franklin Canyon Park
Coldwater Canyon Dr
Greystone Mansion
The Roxy Theatre
Whisky A Go Go
Benedict Canyon
Sunset Blvd
West Hollywood
The Beverly Hills Hotel
The Flats
Troubadour
Rodeo Dr
Beverly Dr
Santa Monica Blvd
Beverly Blvd
Google Beverly Hills
Doheny Dr
Beverly Hills City Hall
Burton Way
Los Angeles Country Club
Holmby Park
Beverly Hills
Rodeo Drive
DOWNTOWN BEVERLY HILLS
Downtown Los Angeles 9 miles
WILSHIRE/RODEO
Wilshire Blvd
METRO PURPLE LINE (Under Construction)
The Beverly Hilton
The Peninsula Beverly Hills
LOS ANGELES COUNTY
UCLA Anderson School of Management
University of California - Los Angeles
Fowler Museum at UCLA
Schoenberg Hall
Pauley Pavilion
UCLA Planetarium
Warner Ave
Ronald Reagan UCLA Med. Plaza
David Geffen School of Medicine at UCLA
Mildred E. Mathias Botanical Garden
Sterling International Towers
Le Conte Ave
W Los Angeles-Beverly Hills
Geffen Playhouse Theater
WESTWOOD VILLAGE
Century Park East
Olympic Blvd
Olympic Square
Hammer Museum
Kimpton Hotel Palomar LA-Beverly Hills
METRO (Under Construction)
BBC Studios Productions
Westfield Century City
Roxbury Park
Beverly Palm Plaza
WESTWOOD/UCLA
CENTURY CITY/CONSTELLATION
Consulate General of the Czech Republic
Westwood
Consulate General of France
Century City
Century Park West
Fox Plaza
Pico Blvd
Westwood Blvd
InterContinental LA-Century City
Westwood Park
Santa Monica Blvd
Museum of Tolerance
LA Temple-The Church of Jesus Christ of Latter-Day Saints
20th Century Fox Studios
Beverlywood
Beverly Glen Blvd
Hillcrest Country Club
405
Overland Ave
Olympic Blvd
LOS ANGELES
Cheviot Hills Sports Center
Motor Ave
San Diego Fwy
Sepulveda Blvd
Rancho Park GC
Beverwil Dr
Robertson Blvd
SAWTELLE JAPANTOWN
Westside Pavilion
Sawtelle
Pico Blvd
Castle Heights
WESTWOOD
West L.A.
Manning Ave
Cattaraugus Ave
Castle Heights Ave
METRO EXPO LINE
Santa Monica Fwy
10
National Blvd
Helms Bakery District
PALMS
Culver City
LA Intl. Airport 7 miles
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Montebello
Florence
South Gate
Whittier
Inglewood
Downey
Norwalk
Compton
Bellflower
Lakewood
Cerritos
Pacific Ocean
Redondo Beach
Torrance
Carson
LONG BEACH
Garden Grove
Huntington Beach

A-3-15

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance

Borrower Sponsor(2):	SPF JVP LLC; Luminance Acquisition Venture LLC
Borrower:	One Hundred Towers L.L.C.
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	6.3%
Interest Rate:	3.0045%
Payment Date:	9th of each month
First Payment Date:	December 9, 2019
Maturity Date:	November 9, 2029
Amortization:	Interest Only
Additional Debt(3):	$850,000,000 Pari Passu Debt; $300,000,000 Subordinate Debt
Call Protection(4):	YM1(25);DorYM1(90);O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	$0
Outstanding TI/LC:	$71,223,945	$0
Free Rent:	$29,545,735	$0

Financial Information(3)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$375	$500
Balloon Balance / Sq. Ft.:	$375	$500
Cut-off Date LTV:	39.1%	52.1%
Balloon LTV:	39.1%	52.1%
Underwritten NOI DSCR:	4.42x	3.31x
Underwritten NCF DSCR:	4.09x	3.07x
Underwritten NOI Debt Yield:	13.5%	10.1%
Underwritten NCF Debt Yield:	12.5%	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1975 / 2015
Total Sq. Ft.:	2,401,641
Property Management:	CBRE, Inc.
Underwritten NOI(6):	$121,145,756
Underwritten NCF:	$112,250,366
Appraised Value:	$2,302,000,000
Appraisal Date:	September 24, 2019

Historical NOI
Most Recent NOI(6):	$83,342,918 (T-12 September 30, 2019)
2018 NOI(7):	$89,024,555 (December 31, 2018)
2017 NOI(7):	$83,200,132 (December 31, 2017)
2016 NOI:	$80,783,345 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	92.9% (October 1, 2019)
2018 Occupancy:	83.5% (December 31, 2018)
2017 Occupancy:	84.6% (December 31, 2017)
2016 Occupancy:	87.0% (December 31, 2016)
(1)	The Century Plaza Towers Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association and Morgan Stanley Bank, NA. Notes A-1-C6 and A-1-C7 will be acquired by CCRE from an affiliate of DBNY on or before the closing date of the securitization.
(2)	The borrower sponsor is a joint venture between the two listed entities. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan. See “The Borrower / Borrower Sponsor” herein.
(3)	The Century Plaza Towers Loan (as defined below) consists of the non-controlling Notes A-1-C6 and A-1-C7 and is part of the Century Plaza Towers Whole Loan, which is evidenced by 29 senior pari passu notes and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.2 billion. For additional information, see “The Loan” herein.
(4)	The lockout period, with respect to a defeasance of the Century Plaza Towers Whole Loan, will be at least 25 payment dates beginning with and including the first payment date of December 9, 2019. Defeasance of the full $1.2 billion Century Plaza Towers Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 21, 2022. The assumed lockout period of 25 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer. Prepayment in whole, but not in part, of the Century Plaza Towers Whole Loan is permitted at any time prior to July 9, 2029 with the payment of a yield maintenance fee.
(5)	See “Initial Reserves and Ongoing Reserves” herein.
(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributed to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for fourteen tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of NRA and 24.6% of U/W Base Rent.
(7)	The increase in 2018 NOI from 2017 NOI is primarily attributed to $2.3 million in fees associated with City National Bank’s and Tang Media’s terminations. See “Cash Flow Analysis” herein.

A-3-16

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The Loan. The Century Plaza Towers mortgage loan (the “Century Plaza Towers Loan”) is part of a whole loan (the “Century Plaza Towers Whole Loan”) consisting of 29 senior pari passu notes with an outstanding aggregate principal balance as of the Cut-off Date of $900.0 million (collectively the “Century Plaza Towers Senior Notes”) and three subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million (the “Century Plaza Towers Subordinate Notes”). The Century Plaza Towers Whole Loan is secured by the Century Plaza Towers Borrower’s (as defined below) fee simple interest in a 2,401,641 square foot, Class A office complex consisting of two buildings located in Los Angeles, California (the “Century Plaza Towers Property”). The Century Plaza Towers Loan, which is evidenced by the non-controlling Notes A-1-C6 and A-1-C7, has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million.

The relationship between the holders of the Century Plaza Towers Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C6, A-1-C7	$50,000,000	$50,000,000	CF 2019-CF3	No
A-1-C4, A-1-C5	75,000,000	75,000,000	COMM 2019-GC44(1)	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3- S2, A-3-S3, A-3-C1, A-3-C3	525,000,000	525,000,000	CPTS 2019-CPT	No(2)
A-1-C1, A-1-C2	62,500,000	62,500,000	DBRI	No
A-1-C3, A-1-C8	62,500,000	62,500,000	JPMDB 2019-COR6(1)	No
A-2-C2, A-2-C5, A-2-C6, A-2-C7	62,500,000	62,500,000	MSBNA	No
A-3-C2, A-3-C4,A-3-C5	62,500,000	62,500,000	WFBNA	No
Senior Notes	$900,000,000	$900,000,000
B-1, B-2, B-3	300,000,000	300,000,000	CPTS 2019-CPT	Yes(2)
Whole Loan Total	$1,200,000,000	$1,200,000,000
(1)	The COMM 2019-GC44 and JPMDB 2019-COR6 securitization transactions are not yet closed and are expected to close prior to the closing of the CF 2019-CF3 securitization.

(2)	The initial controlling note is Note B-1, so long as no control appraisal period with respect to the Century Plaza Towers Whole Loan is continuing. Otherwise, the controlling note will be Note A-1-S1. See “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The Century Plaza Towers Whole Loan has a 10-year interest-only term and accrues interest at a rate of 3.0045% per annum. The Century Plaza Towers Whole Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return approximately $272.9 million to the Century Plaza Towers Borrower Sponsor (as defined below). Based on the “as is” appraised value of $2.302 billion as of September 24, 2019 and the Cut-off Date Balance of the Century Plaza Towers Senior Notes, the Cut-off Date LTV is 39.1%. The Century Plaza Towers Whole Loan refinanced a loan, part of which was most recently securitized in the MSC 2014-CPT transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$1,200,000,000	100.0%	Loan Payoff	$823,449,563	68.6%
			Upfront Reserves	100,769,680	8.4
			Closing Costs	2,834,724	0.2
			Return of Equity	272,946,032	22.7
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is One Hundred Towers L.L.C. (the “Century Plaza Towers Borrower”), a Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. The borrower sponsor is a joint venture between (i) SPF JVP LLC (the Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.) (“SPF”)and (ii) Luminance Acquisition Venture LLC (a joint venture between an institutional account managed by Hines and Hines Investment Management Holdings Limited Partnership (“Hines JV” and, together with SPF, the “Century Plaza Towers Borrower Sponsor”). There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan. Hines JV is a privately owned global real estate investment, development and management firm, founded in 1957, with a presence in 219 cities in 23 countries and assets under management for which Hines provides both fiduciary investment management services and third party property-level services.

A-3-17

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The Property

Tenant Summary(1)
Top Ten Tenants	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America(3)	A+ / A2 / A-	149,508	6.2%	$56.98	6.5%	Various(4)
Manatt Phelps(5)	NR / NR / NR	116,366	4.8	$62.26	5.5	4/30/2035
JP Morgan(6)	AA- / A2 / A-	97,726	4.1	$57.00	4.2	8/31/2021
Kirkland & Ellis(7)	NR / NR / NR	85,664	3.6	$68.79	4.5	12/31/2034
Greenberg Glusker(8)	NR / NR / NR	83,199	3.5	$66.00	4.2	2/28/2035
Venable LLP	NR / NR / NR	81,817	3.4	$57.70	3.6	12/31/2025
Westfield(9)	NR / NR / A	81,124	3.4	$52.30	3.2	4/30/2028
Seyfarth Shaw	NR / NR / NR	80,160	3.3	$78.51	4.8	8/31/2021
Proskauer Rose(10)	NR / NR / NR	70,195	2.9	$57.26	3.1	10/31/2030
Mitchell Silberberg Knupp(11)	NR / NR / NR	69,396	2.9	$56.40	3.0	6/30/2034
Total / Wtd. Avg. Major Tenants		915,155	38.1%	$61.09	42.6%
Remaining Tenants		1,315,465	54.8	$57.21	57.4
Total / Wtd. Avg. Occupied Collateral		2,230,620	92.9%	$58.80	100.0%
Vacant		171,021	7.1
Total		2,401,641	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	The Net Rentable Area (Sq. Ft.) of Bank of America includes 124,723 sq. ft. occupied by Bank of America on floors 1 through 14 and 24,785 sq. ft. occupied by Merrill Lynch on floors 25 through 33. In addition, the Net Rentable Area (Sq. Ft.) for Bank of America includes 26,664 sq. ft., for which Bank of America is expected to begin paying rent and take occupancy in January 2020.

(4)	Bank of America has various lease expiration dates: (i) 106,890 sq. ft. with a lease expiration date of September 30, 2029, (ii) 17,833 sq. ft. with a lease expiration date of September 30, 2024, and (iii) 24,785 sq. ft. related to the Merrill Lynch space, with a lease expiration date of June 30, 2022. Bank of America has the right to terminate its lease as of September 30, 2026 upon written notice prior to September 30, 2025 and a termination fee of $1,908,666.

(5)	Manatt Phelps is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. Manatt Phelps has the right to terminate its lease on the 4th floor on the last day of the 5th year or 10th year of its lease term.

(6)	JP Morgan is an affiliate of the Century Plaza Towers Borrower Sponsor.

(7)	Kirkland & Ellis is expected to begin paying rent and take occupancy in January 2020. Kirkland & Ellis, has a one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee.

(8)	Greenberg Glusker has a one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and payment of a termination fee.

(9)	Westfield has a one-time right to terminate its lease on April 30, 2025, with fifteen (15) months’ prior notice and payment of a termination fee of approximately $3.5 million.

(10)	Proskauer Rose has a one-time right to terminate its lease on October 31, 2025, upon written notice on or before October 31, 2024 and payment of a termination fee.

(11)	Mitchell Silberberg Knupp has a one-time right to terminate its lease on June 30, 2029, upon written notice on or before June 30, 2028 and payment of a termination fee.

A-3-18

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	1,405	0.1	1,405	0.1%	$32.49	0.0	0.0%
2020	26	96,896	4.0	98,301	4.1%	$50.13	3.7	3.7%
2021	30	276,557	11.5	374,858	15.6%	$63.47	13.4	17.1%
2022	15	122,719	5.1	497,577	20.7%	$58.72	5.5	22.6%
2023	14	89,979	3.7	587,556	24.5%	$56.38	3.9	26.5%
2024	18	224,254	9.3	811,810	33.8%	$60.00	10.3	36.7%
2025	19	258,081	10.7	1,069,891	44.5%	$57.45	11.3	48.0%
2026	5	76,664	3.2	1,146,555	47.7%	$59.56	3.5	51.5%
2027	5	79,651	3.3	1,226,206	51.1%	$58.43	3.5	55.1%
2028	4	98,484	4.1	1,324,690	55.2%	$53.30	4.0	59.1%
2029	18	257,405	10.7	1,582,095	65.9%	$56.29	11.0	70.1%
Thereafter(3)	31	648,525	27.0	2,230,620	92.9%	$60.44	29.9	100.0%
Vacant	NAP	171,021	7.1	2,401,641	100.0%	NAP	NAP
Total / Wtd. Avg.	187	2,401,641	100.0%			$58.80	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(3)	Thereafter is inclusive of amenity space.

The Century Plaza Towers Property consists of two Class A, 44-story office towers and contains 2,401,641 sq. ft. of office space and a lower level retail concourse. In addition, the Century Plaza Towers Property has an underground garage containing a total of 6,566 parking spaces (of which 5,910 spaces are part of the collateral for the Century Plaza Towers Whole Loan). The Century Plaza Towers Property was originally developed in 1975 by Aluminum Company of America and William Zeckendorf, and was designed by Minoru Yamasaki.

The Century Plaza Towers Property includes 26,000 sq. ft. of column-free flexible floor plates. The Century Plaza Towers Property underwent an $80.0 million renovation in 2008 and has had approximately $48.0 million of capital expenditures invested since 2014, including a multi-year program currently underway to fully renovate all restrooms, multi-tenant corridors, and elevator lobbies; nearly $28.0 million has been invested since 2015. Together with the non-collateral property located at 2000 Avenue of the Stars (which is owned by the Century Plaza Towers Borrower Sponsor) (the “2000 Avenue of the Stars Parcel”), the Century Plaza Towers Property is part of Century Park, a 13.9-acre campus that includes a four-acre central park, restaurants, cafes, and other retail amenity space.

As of October 1, 2019, the Century Plaza Towers Property was 92.9% leased to 122 tenants operating in a variety of industries including financial services, insurance, legal, technology and real estate. The Century Plaza Towers Property tenants have a weighted average remaining lease term of approximately 7.6 years.

Major Tenants.

Bank of America (149,508 sq. ft.; 6.2% of NRA; 6.5% of U/W Base Rent) The largest tenant, Bank of America is an investment and retail banking institution and financial services company based in Charlotte, North Carolina. It is the second largest banking institution in the United States by total assets. The institution’s corporate and investment banking division operates under the name Bank of America Merrill Lynch. Bank of America occupies four suites in the South Tower on the 1st, 2nd, 11th and 12th floors totaling 98,059 sq. ft. Bank of America has signed a lease for an additional 26,664 sq. ft. on the 13th floor of the South Tower and is expected to begin paying rent and take occupancy in January 2020. Merrill Lynch occupies one suite in the North Tower totaling 24,785 sq. ft. Bank of America pays approximately $54 to $61 of gross rent PSF across the North and South Towers and has been a tenant at the Century Plaza Towers Property since 1994. With respect to the additional space in the South Tower, we cannot assure you that Bank of America will begin paying rent or take occupancy as expected or at all. Bank of America has the right to terminate its lease on September 30, 2026 upon written notice prior to September 30, 2025 and payment of a termination fee.

Manatt Phelps (116,366 sq. ft.; 4.8% of NRA; 5.5% of U/W Base Rent) Manatt Phelps is a Los Angeles-based law firm that has practices focused on banking, entertainment, media, technology, retail and consumer products, real estate and energy. Founded in 1965, Manatt Phelps employs over 450 attorneys across Los Angeles, New York, Palo Alto, San Francisco, Orange County, Chicago, Washington, D.C. and Boston. Manatt Phelps has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 sq. ft. and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. Manatt Phelps’s contractual rent under its lease is approximately $62 gross rent PSF. We cannot assure you that Manatt Phelps will begin paying rent or take occupancy as expected or at all.

JP Morgan (97,726 sq. ft.; 4.1% of NRA; 4.2% of U/W Base Rent) JP Morgan (NYSE: JPM) is a commercial, investment and retail banking institution founded by JP Morgan in 1871. Headquartered in New York City, JP Morgan is the largest bank in the United States. JP Morgan

A-3-19

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

is affiliated with the Century Plaza Towers Borrower. JP Morgan occupies four suites in the North Tower on the 37th, 38th, 39th and 41st floors totaling 97,726 sq. ft. and pays $57 gross rent PSF. JP Morgan has been at the Century Plaza Towers Property since 2011.

Environmental Matters. The Phase I environmental report dated October 15, 2019 recommended no further action at the Century Plaza Towers Property.

The Market. The Century Plaza Towers Property is located in the Century City submarket of West Los Angeles, California. Situated between Beverly Hills to the east, Westwood, Brentwood, and Santa Monica to the west, and the residential neighborhoods of Bel Air, Holmby Hills, and Hollywood Hills to the north, Century City is located near the Westside’s amenities and housing communities. The Century Plaza Towers Property has access to the Santa Monica (I-10) and San Diego (I-405) Freeways and several additional major east-west thoroughfares, including Santa Monica Boulevard and Olympic Boulevard.

Prior to the economic downturn in 2007-2008, vacancy rates in the Century City submarket declined to single digits and reached an historical low direct vacancy rate of 7.1% in 2006. As the economic downturn affected the area, the vacancy rate increased to 14.4% in 2010. As of year-end 2017, direct vacancy in the Century City submarket declined to 8.2%, representing a 3.6% decrease since 2015. As of the second quarter in 2019, the direct vacancy rate was 6.1%, 80 basis points lower than year-end 2018 (6.9%).

The appraisal identified seven directly competitive office sales comparables in the Los Angeles market. Comparable buildings were built between 1925 and 2017 and range in size from 201,922 sq. ft. to 1,006,645 sq. ft. The weighted average occupancy of the sales comparables was 82.8% and the weighted average sales price PSF was approximately $830.23. Through the first half of 2019, asking rates increased slightly by 1.1% to $52.72 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W PSF
Base Rent(1)	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$131,169,730	$54.62
Vacant Income	0	0	0	0	14,339,776	5.97
Gross Potential Rent	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$145,509,506	$60.59
Total Reimbursements	2,366,196	3,084,229	4,320,460	4,341,561	3,618,229	1.51
Parking Income	15,328,900	14,885,609	14,507,607	14,942,509	14,942,509	6.22
Termination Fees(2)	73,059	100,000	2,379,522	1,206,827	0	0.00
Other Income	2,443,068	2,573,150	3,067,428	3,261,468	3,261,468	1.36
Less: Vacancy	0	0	0	0	(8,715,744)	(3.63)
Effective Gross Income	$113,939,597	$117,379,087	$125,317,446	$120,890,660	$158,615,968	$66.04
Total Fixed Expenses	10,597,318	10,746,959	10,885,265	10,991,770	10,951,732	4.56
Total Operating Expenses	22,558,934	23,431,996	25,407,626	26,555,972	26,518,479	11.04
Net Operating Income(3)(4)	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$121,145,756	$50.44
TI/LC	0	0	0	0	8,415,062	3.50
Capital Expenditures	0	0	0	0	480,328	0.20
Net Cash Flow	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$112,250,366	$46.74
(1)	U/W Base Rent is based on the underwritten rent roll dated October 1, 2019, inclusive of rent steps through October 2020.

(2)	2018 Termination Fees are associated with the City National Bank and Tang Media. 2019 Termination Fees are due to Tribune Entertainment and BUSA.

(3)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to $2.3 million in fees associated with City National Bank’s and Tang Media’s terminations.

(4)	The increase in U/W Net Operating Income from T-12 9/30/2019 Net Operating Income is primarily attributable to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for 13 tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of NRA and 24.6% of U/W Base Rent. We cannot assure you that these tenants will begin paying rent or take occupancy as expected or at all.

Property Management. The Century Plaza Towers Property is managed by CBRE, Inc.

Lockbox / Cash Management. The Century Plaza Towers Whole Loan is structured with a hard lockbox and springing cash management during a Trigger Period (as defined below). At loan origination, a clearing account controlled by the lender (the “Clearing Account”) was established by the Century Plaza Towers Borrower, into which all rents, revenues and receipts from the Century Plaza Towers Property are required to be deposited directly by the tenants (with respect to rents). If no Trigger Period exists, the funds in the Clearing Account will be swept on each business day into the Century Plaza Towers Borrower’s operating account, and if a Trigger Period exists, such funds will be swept on each business day into a cash management account controlled by the lender (the “CMA”) at a financial institution selected by the lender.

A-3-20

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

During a Trigger Period, all amounts on deposit in the CMA will be applied to the payment of all monthly amounts due under the Century Plaza Towers Whole Loan documents (including, without limitation, monthly deposits for reserves for taxes and insurance (unless an acceptable blanket policy is in place with regards to insurance), debt service and all other required reserves) and all property costs and expenses set forth in the lender-approved budget. Any funds remaining thereafter will be transferred to a cash collateral account, as additional collateral for the Century Plaza Towers Whole Loan. Under certain circumstances and for limited purposes described in the Century Plaza Towers Whole Loan documents, the Century Plaza Towers Borrower may request disbursements of such excess cash flow.

A “Trigger Period” means any period when there exists (i) an uncured event of default under the Century Plaza Towers Whole Loan documents or under a permitted mezzanine loan (as described below) or (ii) a Low Debt Yield Trigger (as defined below).

A “Low Debt Yield Trigger” will occur if the aggregate debt yield on the Century Plaza Towers Whole Loan and any mezzanine loan (if applicable) is less than 5.0% at the end of two consecutive calendar quarters. A Low Debt Yield Trigger will cease to exist if such combined debt yield exceeds 5.0% at the end of any two consecutive calendar quarters. The debt yield may be tested by the lender quarterly.

Initial Reserves and Ongoing Reserves.

Tax Reserve. During a Trigger Period, the Century Plaza Towers Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes.

Insurance Reserve. During a Trigger Period, the Century Plaza Towers Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual insurance premiums, provided, that so long as insurance is maintained by the Century Plaza Towers Borrower under one or more blanket policies approved by the lender, the Century Plaza Towers Borrower is not required to make ongoing monthly insurance reserve deposits applicable to such blanket policy.

Outstanding TI/LC Reserve. At loan origination, the Century Plaza Towers Borrower deposited approximately $71,223,945 into a TI/LC reserve for approved leasing expenses.

Free Rent Reserve. At loan origination, the Century Plaza Towers Borrower deposited approximately $29,545,735 into a free rent reserve for any outstanding free rent, abated rent and bridge rent.

Current Mezzanine or Subordinate Indebtedness. The Century Plaza Towers Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million and accrue interest at a fixed rate of 3.0045% per annum. Each of the Century Plaza Towers Subordinate Notes has a 120-month term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The Century Plaza Towers Whole Loan documents permit the owners of the Century Plaza Towers Borrower to have a one-time right to incur a mezzanine loan, provided, among other conditions: (i) the aggregate loan-to-value ratio of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or less than 52.1% (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion (as described below), 51.1%), (ii) the aggregate debt service coverage ratio of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or greater than 3.12x (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion, 3.18x), (iii) the aggregate debt yield of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or greater than 9.50% (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion, 9.70%), (iv) the mezzanine loan is coterminous with the Century Plaza Towers Whole Loan and (v) the mezzanine borrower enters into a customary intercreditor agreement acceptable to the lender and each rating agency.

Transfer of Development Credits. The Century Plaza Towers Whole Loan documents provide that, if no event of default is continuing, the Century Plaza Towers Borrower has the right to convert the windowless top two floors (43rd and 44th floors) of each of the two towers comprising the Century Plaza Towers Property into non-occupiable space and to transfer the development credits associated with such space to an affiliate of the Century Plaza Towers Borrower in connection with the anticipated construction of an additional building at the non-collateral 2000 Avenue of the Stars Parcel or to a third party in connection with a sale of the 2000 Avenue of the Stars Parcel (the “Century Plaza Towers Conversion and Transfer”), provided among other things, (A) the Century Plaza Towers Conversion and Transfer is not reasonably expected to have a material adverse effect on the Century Plaza Towers Property and is on terms and conditions that are commercially reasonable and at arm’s length; (B) the Century Plaza Towers Borrower either (1) prepays the Century Plaza Towers Whole Loan in the amount of $30,000,000, together with, if prior to the open prepayment date, a prepayment premium (the “Prepayment Premium”) equal to the greater of 1.00% of, or the yield maintenance premium on, the amount prepaid (such prepayment and Prepayment Premium, together, the “Conversion Prepayment Amount”) or (2) if the transfer of the development rights is to an affiliate of the Century Plaza Towers Borrower, the Century Plaza Towers Borrower deposits with the lender cash or a letter of credit as collateral for the Century Plaza Towers Whole Loan in the amount of (i) $30,000,000 plus (ii) 105% of the Prepayment Premium that would be due if the prepayment was made as of such date; and (C) the Century Plaza Towers Conversion and Transfer complies with any REMIC requirements. If the Century Plaza Towers Borrower transfers the development rights to an affiliate and deposits cash or a letter of credit as collateral for the Century Plaza Towers Whole Loan, the development rights may be returned to the Century Plaza

A-3-21

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Towers Borrower along with the delivery of a clean date down endorsement to the lender, in which case the lender is required to return the cash or letter of credit (as applicable) to the Century Plaza Towers Borrower. If the Century Plaza Towers Borrower’s affiliate is granted a permit to begin work on the proposed project at the 2000 Avenue of the Stars Parcel, or if such permit is not granted within five (5) years after the transfer of the development credits and the development credits have not been transferred back to the Century Plaza Towers Borrower as described above, then the Century Plaza Towers Borrower is required to promptly prepay the outstanding principal balance of the Century Plaza Towers Whole Loan (together with, if applicable, a prepayment premium) in an amount equal to the Conversion Prepayment Amount (with any cash deposit applied to such prepayment, provided that the Century Plaza Towers Borrower must promptly pay the lender any difference between such cash deposit and the Conversion Prepayment Amount).

Partial Release. None, except as described above with respect to the transfer of development credits in connection with the conversion space.

A-3-22

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-23

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

A-3-24

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Meridian Pointe Apartments
407 Valley Avenue Northeast
Puyallup, WA 98372
Commencement Bay
Federal Way
Sea-Tac Intl. Airport 16 miles
Twin Lakes Village
Northshore Pkwy. NE
North Shore GC
KING COUNTY
Lakeland South
Auburn
Algona
Pacific
PORT OF TACOMA
Stadium Bowl
DOWNTOWN TACOMA
Greater Tacoma Convention Center
Tacoma Dome
Eastside
TACOMA
PUYALLUP INDIAN RESERVATION
Puyallup River
SOUNDER COMMUTER RAIL
Edgewood
PIERCE COUNTY
Surprise Lake Square
Sumner Meadows Golf Links
Lake Tapps
Cabela's Distribution Center
McLane Distribution Center
REI Distribution Center
Sumner
South End
Tacoma Vista Shopping Ctr.
Waller
Orangegate Park
Swan Creek Park
Pioneer Park Pavilion
Washington State Fair
MultiCare Good Samaritan Hospital
Clark's Creek Park
Alderton
Summit
Midland
Puyallup
South Hill Mall
Pierce College Puyallup
Meridian Place Shopping Center
Meridian Town Ctr.
McMillin
South Hill
Sunrise Village
High Cedars GC
Pierce County Airport
Pioneer Village
Orting
Lipoma Firs GC
VANCOUVER
CANADA
U.S.
Vancouver Island
Victoria
Bellingham
WASHINGTON
Arlington
Marysville
Everett
Redmond
SEATTLE
Bremerton
Bellevue
Auburn
TACOMA
Puyallup
Olympia
Wenatchee
Ellensburg
Aberdeen
Pacific Ocean
Centralia
Yakima
Astoria
Longview
OREGON

A-3-25

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(1):	Farrell Property Investments, LLC
Borrower:	Meridian Pointe Apartments LLC
Original Balance:	$49,975,000
Cut-off Date Balance:	$49,975,000
% by Initial UPB:	6.3%
Interest Rate:	3.1600%
Payment Date:	1st of each month
First Payment Date:	December 1, 2019
Maturity Date:	November 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(25);DEF(91);O(4)
Lockbox / Cash Management:	NAP / NAP

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
Cut-off Date Balance / Unit:	$106,330
Balloon Balance / Unit:	$106,330
Cut-off Date LTV:	46.8%
Balloon LTV:	46.8%
Underwritten NOI DSCR:	3.23x
Underwritten NCF DSCR:	3.14x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	10.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily – Garden
Collateral:	Fee Simple
Location:	Puyallup, WA
Year Built / Renovated(3):	1990 / 2006-2008
Total Units:	470
Property Management:	Indigo Real Estate Services, Inc.
Underwritten NOI:	$5,168,563
Underwritten NCF:	$5,026,153
Appraised Value:	$106,780,000
Appraisal Date:	October 9, 2019

Historical NOI(4)
Most Recent NOI:	$5,366,061 (T-12 September 30, 2019)
2018 NOI:	$5,184,168 (December 31, 2018)
2017 NOI :	$4,809,857 (December 31, 2017)
2016 NOI:	$4,354,464 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.7% (October 2, 2019 )
2018 Occupancy:	96.6% (December 31, 2018)
2017 Occupancy:	97.4% (December 31, 2017)
2016 Occupancy:	97.8% (December 31, 2016)

(1)	The Meridian Pointe Apartments Borrower Sponsor (as defined below) is not the non-recourse carveout guarantor for the Meridian Pointe Apartments Loan (as defined below).

(2)	See “Initial Reserves and Ongoing Reserves” below.

(3)	The Meridian Pointe Apartments Borrower Sponsor built the Meridian Pointe Apartments Property (as defined below) in 1990 and renovated the Meridian Pointe Apartments Property from 2006 to 2008 for approximately $7.6 million ($16,170 per unit).

(4)	The increase in NOI from 2016 to Most Recent NOI is primarily due to new leases being executed at market rents.

A-3-26

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

The Loan. The Meridian Pointe Apartments mortgage loan (the “Meridian Pointe Apartments Loan”) is a $49.975 million fixed rate loan that is evidenced by a single promissory note and secured by a first priority mortgage encumbering a 470-unit multifamily building located in Puyallup, Washington (the “Meridian Pointe Apartments Property”). The Meridian Pointe Apartments Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.1600% per annum. The Meridian Pointe Apartments Loan proceeds were used to repay existing debt of approximately $30.2 million, pay closing costs of approximately $0.4 million, and return approximately $19.4 million of equity to the Meridian Pointe Apartments Borrower (as defined below). Based on the “as is” appraised value of $106,780,000 as of October 9, 2019, the Cut-off Date LTV for the Meridian Pointe Apartments Loan is 46.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$49,975,000	100.0%	Existing Debt	$30,206,052	60.4%
			Return of Equity(1)	19,404,068	38.8
			Closing Costs	364,880	0.7
Total Sources	$49,975,000	100.0%	Total Uses	$49,975,000	100.0%
(1)	The Meridian Pointe Apartments Borrower Sponsor indicated it intends to use approximately $15 million (approximately $32,000 per unit) of the cash-out proceeds for renovations at the Meridian Pointe Apartments Property. See “The Property” below.

The Borrower / Borrower Sponsor. The borrower, Meridian Pointe Apartments LLC (the “Meridian Pointe Apartments Borrower”), is a single-purpose Washington limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The Meridian Pointe Apartments Property is owned in fee simple by the Meridian Pointe Apartments Borrower.

The borrower sponsor is Farrell Property Investments, LLC (the “Meridian Pointe Apartments Borrower Sponsor”), a Washington limited liability company. The Meridian Pointe Apartments Borrower Sponsor is a family owned real estate development company located in Burien, Washington with over 30 years’ experience developing and investing in real estate projects across the Pacific Northwest. The Meridian Pointe Apartments Borrower Sponsor is majority owned by the Meridian Pointe Apartments Guarantor (as defined below). John W. McKenna Jr., one of the co-trustees of the Meridian Pointe Apartments Guarantor and a beneficiary of the Meridian Pointe Apartments Guarantor, is a principal of Redpoint Development, a local real estate development company that has rehabilitated nearly 1,400 units at five separate multifamily communities and constructed six multifamily properties representing nearly 700 units.

The non-recourse carveout guarantors are Dale L. Fiorillo and John W. McKenna Jr. as co-trustees of three separate family trusts, identified as the John V. Farrell and LeeAnn Farrell Irrevocable Trust, dated as of September 4, 1996 (Trust 1), the John V. Farrell and LeeAnn Farrell Irrevocable Trust #2, dated as of December 1, 2002 (Trust 2) and LeeAnn Farrell Irrevocable Trust #3, dated as of December 11, 2002 (Trust 3), on a joint and several basis (collectively, the “Meridian Pointe Apartments Guarantor”). In addition to the non-recourse carveout guaranty, the Meridian Pointe Apartments Guarantor provided a completion guaranty with respect to any planned renovations at the Meridian Pointe Apartments Property that are commenced. See “The Property” below.

The Property. The Meridian Pointe Apartments Property consists of 470 units in a 25-building residential apartment complex located on a 23.4-acre site in Puyallup, Washington. The Meridian Pointe Apartments Property was built in 1990 and underwent an approximately $7.6 million ($16,170 per unit) renovation from 2006 to 2008, which included a new security gate, carpeting, cabinets, appliances, plumbing and fixtures, a new roof and exterior and interior painting. Amenities at the Meridian Pointe Apartments Property include two swimming pools (one indoor, one outdoor), a spa, a theater room with stadium seating, business center, a playground, a basketball court, a clubhouse and sauna.

Additionally, the Meridian Pointe Apartments Borrower Sponsor has informed the lender that it is planning an approximately $15 million ($32,000 per unit) renovation that is expected to begin in the summer of 2020. The renovation is expected to include interior renovations upon lease expiration, new roofs, new exterior windows, and replacement of siding throughout the Meridian Pointe Apartments Property. The renovation is not required under the Meridian Pointe Apartments Loan documents and the Meridian Pointe Apartments Borrower did not escrow any funds with the lender in connection with this renovation; however, the Meridian Pointe Apartments Guarantor provided a completion guaranty with respect to any portion of the renovation that is commenced.

The Meridian Pointe Apartments Property includes a 126-space parking garage, 988 open parking spaces, and 138 covered parking spaces totaling 1,252 parking spaces (2.7 parking spaces per unit).

A-3-27

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

The table below shows the apartment unit mix at the Meridian Pointe Apartments Property:

Meridian Pointe Apartments Property Unit Mix(1)(2)
Unit Type	Units	% of Total Units	Actual Rent per Unit	Concluded Rent per Unit(3)	% Below Concluded Rent	Average SF per Unit
1 BD / 1 BA	160	34.0%	$1,186	$1,270	6.6%	700
2 BD / 1 BA	98	20.9	$1,387	$1,450	4.4%	891
2 BD / 2 BA	128	27.2	$1,403	$1,470	4.6%	921
3 BD / 2 BA	84	17.9	$1,568	$1,650	5.0%	1,146
Total/WTD. Avg.	470	100.0%	$1,355	$1,430	5.3%	880
(1)	Based on the underwritten rent roll dated October 2, 2019, unless otherwise indicated.

(2)	As of the October 2, 2019 rent roll, eight (8) units (1.7% of units) have section 8 vouchers.

(3)	Based on the appraisal.

The table below shows historical occupancy of the Meridian Pointe Apartments Property:

Meridian Pointe Apartments Property Historical Occupancy
2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019(1)	Historical Avg.
96.0%	97.3%	96.0%	95.4%	95.1%	95.0%	96.6%	97.8%	97.4%	96.6%	97.7%	96.4%
(1)	Based on the underwritten rent roll dated October 2, 2019.

Environmental Matters. The Phase I environmental report dated October 15, 2019 did not identify any recognized environmental conditions and recommended no further action at the Meridian Pointe Apartments Property.

The Market. The Meridian Pointe Apartments Property is located in Puyallup, Washington, which is a suburban community in the Seattle-Tacoma metropolitan statistical area (“MSA”). The Seattle-Tacoma MSA had a 2018 population of over 3.9 million people and is a major hub for military agencies and technology companies, with the top five largest employers in the area being Boeing, Joint Base Lewis McChord, Amazon.com, Microsoft and Nave Region NW. The Meridian Pointe Apartments Property is approximately 10 miles southeast of Tacoma and 30 miles south of Seattle and is situated less than 1.5 miles north from both State Routes 167 and 512, which are main corridors in the area.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the Meridian Pointe Apartments Property are 7,036, 58,590, and 158,459, respectively, with respective growth estimates over the 2018 - 2023 period of 2.9%, 5.9% and 6.6%. The average household incomes within the same radii are $74,334, $86,452 and $90,047, respectively, with respective growth estimates over the 2018 - 2023 period of 14.3%, 18.7% and 19.4%. Additionally, from 2010 to 2018, the estimated populations within a one, three, and five-mile radii of the Meridian Pointe Apartments Property grew by 7.4%, 11.8%, and 12.1%, respectively.

According to the appraisal, the Meridian Pointe Apartments Property is located in the East Pierce County submarket, which reported a 3.4% vacancy rate as of October 2019. The appraiser concluded that the market vacancy rate for the Meridian Pointe Apartments Property is 4.5%.

A-3-28

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Comparable properties to the Meridian Pointe Apartments Property are shown in the table below:

Comparable Rental Properties(1)
	Meridian Pointe Apartments (Subject)	Bella Sonoma	River Trail	Canyon Park	Cambridge Apartments	The Heights	Chestnut Hills
City, State	Puyallup, WA	Fife, WA	Puyallup, WA	Puyallup, WA	Puyallup, WA	Puyallup, WA	Puyallup, WA
Distance from Subject	NAP	3.4 miles	1.2 miles	4.7 miles	1.4 miles	2.5 miles	2.3 miles
Year Built	1990	2007	2006	1995	1970	2002	1991
# of Units	470(2)	172	225	300	96	106	157
Occupancy	97.7%(2)	92.0%	94.0%	95.0%	95.8%	98.0%	94.0%
Avg. SF Per Unit	880(2)	1,086	989	958	874	952	877
Average Rent Per Unit	$1,355(2)	$1,715	$1,480	$1,529	$1,498	$1,605	$1,529

1-Bedroom Units	$1,186(2)	$1,314	$1,435	$1,323	$1,395	$1,345	$1,297
2-Bedroom Units	$1,387(2)	$1,652	$1,498	$1,513	$1,563	$1,738	$1,549
3-Bedroom Units	$1,568(2)	$2,045	N/A	$1,823	N/A	$2,150	$1,990
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 2, 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W Per Unit
Gross Potential Rent	$6,241,754	$6,775,236	$7,285,119	$7,586,321	$7,737,816	$16,463.44
Other Income(1)	341,960	373,180	460,887	402,898	402,898	857.23
Parking Income	166,381	169,123	172,091	174,075	174,075	370.37
Laundry/Vending Income	361,671	394,271	422,441	430,458	430,458	915.87
Concessions	(18)	0	0	0	0	0.00
Less Vacancy & Credit Loss(2)	(176,023)	(216,124)	(280,258)	(272,589)	(386,891)	(823.17)
Effective Gross Income	$6,935,724	$7,495,685	$8,060,281	$8,321,163	$8,358,356	$17,783.74

Real Estate Taxes(3)	$669,362	$682,670	$748,407	$697,451	$848,394	$1,805.09
Insurance	156,370	164,481	176,620	189,061	250,850	533.72
Other Expenses	1,755,529	1,838,676	1,951,085	2,068,590	2,090,550	4,447.98
Total Operating Expenses	$2,581,261	$2,685,827	$2,876,113	$2,955,102	$3,189,794	$6,786.80

Net Operating Income(4)	$4,354,464	$4,809,857	$5,184,168	$5,366,061	$5,168,563	$10,996.94
Capital Expenditures	0	0	0	0	142,410	303.00
Net Cash Flow	$4,354,464	$4,809,857	$5,184,168	$5,366,061	$5,026,153	$10,693.94
(1)	Other income consists of gym membership fees, late charges, pet fees, application fees and miscellaneous fees.

(2)	Underwritten vacancy & credit loss represents an economic vacancy of 5.0%. In-place physical vacancy is currently 2.3% as of the underwritten rent roll dated October 2, 2019.

(3)	The reduction in Real Estate Taxes from 2018 to T-12 9/30/2019 is due to a reduction in the Pierce County tax rate for the 2019 taxable year. The increase in U/W Real Estate Taxes from T-12 9/30/2019 is due to an increase in the 2020 assessment for the Meridian Pointe Apartments Property.

(4)	The increase in NOI from 2016 to T-12 9/30/2019 is primarily due to new leases being executed at market rents.

Property Management. The Meridian Pointe Apartments Property is managed by Indigo Real Estate Services, Inc. (“Indigo”). Indigo was founded in 1996 and provides a full-service property management platform for multi-family and mixed-use properties throughout the Seattle area. Since its founding, Indigo has grown to manage over 70 properties making up more than 7,200 units, with 18 projects in the development phase. Indigo has managed the Meridian Pointe Apartments Property for approximately 20 years.

Lockbox / Cash Management. None.

A-3-29

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Initial Reserves and Ongoing Reserves.

Tax Reserve. The Meridian Pointe Apartments Borrower is required to make monthly deposits into a lender controlled real estate tax reserve account in an amount equal to one-twelfth (1/12) of annual real estate taxes, provided that this requirement is waived at any time there is no event of default continuing and all required tax payments have been paid in full on or prior to the due date.

Insurance Reserve. The Meridian Pointe Apartments Borrower is required to make monthly deposits into a lender controlled insurance reserve account in an amount equal to one-twelfth (1/12) of annual insurance premiums, provided that this requirement is waived at any time there is no event of default continuing and all required insurance policies are paid in full on or prior to the renewal date.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-30

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-31

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

A-3-32

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

ATLANTA
Downtown
Cascade Heights
State Capitol
Spelman Coll.
Morehouse Coll.
The Mall West End
West End
Hank Aaron Wall
Georgia State Stadium
Zoo Atlanta
Southside Medical Ctr.
South Atlanta
Boulevard SE
Benjamin E. Mays Dr
Avon Ave SW
MARTA
Oakland City
Atlanta Metropolitan State College
Cellaris Amphitheatre at Lakewood
Lakewood-Ft. McPherson
Jonesboro Rd
Lakewood
Browns Mill Golf Course
Cleveland Ave SW
Cascade Rd
Cascade Crossing
Trammell Crow Park
New Hope Rd
Kimberly Rd
Fairburn Rd
The Perimeter
Cascade Springs Nature Preserve
Alfred Tup Holmes Golf Course
Campbellton Rd
Headland Dr
Greenbriar Crossing
Greenbriar Mall
Sprout's Distribution Center
Sylvan Rd
Butner Rd
FULTON COUNTY
Hogan Rd
East Point
DOWNTOWN EAST POINT
East Point
Dogwood Dr
Tom Lowe Shooting Grounds
Camp Creek Pkwy
Piedmont Driving Club Golf Course
Camp Creek Marketplace
Washington Rd
Hapeville
Atlanta Southside Sports Complex
College Park Municipal Golf Course
Porsche Cars North America
Porsche Experience Center ATL
Lakeside Country Club
College Park
GA Intl. Convention Center
Hartsfield-Jackson Atlanta Intl. Airport
Airport
Crown Rd
The Perimeter
Old Fairburn Rd.
Welcome All Rd
Will Lee Rd
Kellogg
Ryder
GE Energy Parts
Staffmark
South Fulton Pkwy
Manheim Atlanta
Roosevelt Hwy
Stonewall Tell Rd
Atlanta State Farmers Market
Forest Park
CLAYTON COUNTY
Old National Discount Mall
AVR Renaissance Atlanta Airport Gateway
2081 Convention Center Concourse
Atlanta, GA 30337
Feldwood Rd
Hopper Shopping Center
Flat Shoals Rd
Fayetteville Rd
Old National Hwy
Union City
Atlanta Metro Studios
Shannon Square
Shannon Crossing
Jonesboro Rd
SOUTHPARK INDUSTRIAL PARK
Fairburn
Spence Rd
Forrest Ave
FAYETTE COUNTY

A-3-33

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Allan V. Rose
Borrower Guarantor(1):	College Park Gateway Hotel Three, LLC
Original Balance:	$48,000,000
Cut-off Date Balance:	$48,000,000
% by Initial UPB:	6.1%
Interest Rate:	3.6500%
Payment Date:	1st of each month
First Payment Date:	January 1, 2020
Maturity Date:	December 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(24);DEF(92);O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing
PDDO Agreement:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$235,294
Balloon Balance / Room:	$235,294
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	3.29x
Underwritten NCF DSCR:	2.88x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	10.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(1):	Fee Simple
Location:	Atlanta, GA
Year Built / Renovated:	2017 / NAP
Total Rooms:	204
Property Management:	Renaissance Hotel Management Company, LLC
Underwritten NOI:	$5,851,103
Underwritten NCF:	$5,123,569
Appraised Value:	$80,000,000
Appraisal Date:	September 1, 2019

Historical NOI
Most Recent NOI:	$6,073,168 (T-12 August 31, 2019)
2018 NOI:	$5,846,298 (December 31, 2018)
2017 NOI(3):	NAP
2016 NOI(3):	NAP

Historical Occupancy
Most Recent Occupancy:	87.9% (August 31, 2019)
2018 Occupancy:	87.0% (December 31, 2018)
2017 Occupancy(3):	NAP
2016 Occupancy(3):	NAP

(1)	The AVR Renaissance Gateway Borrower Guarantor (as defined below) has the sole and exclusive right to operate the AVR Renaissance Gateway Property (as defined below) pursuant to a 50-year occupancy agreement with the College Park Business and Industrial Development Authority (“BIDA”). The borrower is BIDA, the owner of the fee simple interest in the AVR Renaissance Gateway Property. See “The Borrower / Borrower Sponsor” and “The Parcel Design, Development and Occupancy Agreement” below.

(2)	See “Initial Reserves and Ongoing Reserves” below.

(3)	The AVR Renaissance Gateway Property began operations in May 2017. As such, Historical NOI and Historical Occupancy for 2017 and 2016 are not available for the AVR Renaissance Gateway Property.

A-3-34

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

The Loan. The AVR Renaissance Atlanta Airport Gateway mortgage loan (the “AVR Renaissance Gateway Loan”) is a fixed rate loan secured by the AVR Renaissance Gateway Borrower’s (as defined below) fee simple interest in a 204-room full service hotel located in Atlanta, Georgia (the “AVR Renaissance Gateway Property”) with an original and Cut-off Date principal balance of $48.0 million. The AVR Renaissance Gateway Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.6500%.

Loan proceeds were used to refinance existing debt of approximately $42.8 million, pay closing costs and return equity to the AVR Renaissance Gateway Borrower Sponsor. Based on the “as is” appraised value of $80.0 million as of September 1, 2019, the Cut-off Date LTV is 60.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,000,000	100.0%	Existing Debt	$42,819,169	89.2%
			Return of Equity	4,739,612	9.9
			Closing Costs	441,219	0.9
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%

The Borrower / Borrower Sponsor.  College Park Business and Industrial Development Authority (“BIDA”) is the borrower (the “AVR Renaissance Gateway Borrower”). The borrower guarantor is College Park Gateway Hotel Three, LLC (the “AVR Renaissance Gateway Borrower Guarantor”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The AVR Renaissance Gateway Borrower Guarantor has the sole and exclusive right to operate the AVR Renaissance Gateway Property pursuant to a 50-year occupancy agreement, specifically, the Parcel Design, Development and Operating Agreement (the “PDDO Agreement”) between the AVR Renaissance Gateway Borrower Guarantor and BIDA. BIDA is the owner of the fee simple interest in the AVR Renaissance Gateway Property, which is part of a “public-private partnership” with the City of College Park, acting through BIDA. Pursuant to the PDDO Agreement, the AVR Renaissance Gateway Borrower Guarantor has rights in the AVR Renaissance Gateway Property that are similar to leasehold interest rights. See “The Parcel Design, Development and Operating Agreement” section below.

Allan V. Rose is the borrower sponsor of certain non-recourse carveouts under the AVR Renaissance Gateway Loan (the “AVR Renaissance Gateway Borrower Sponsor”).

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million square feet of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels. AVR currently owns a portfolio of 23 hospitality properties totaling over 5,000 rooms, including the adjacent Atlanta Airport Marriott Gateway and Springhill Suites Atlanta Airport Gateway.

The Property. The AVR Renaissance Gateway Property is a seven-story, 204-room full-service hotel located in Atlanta, Georgia . The AVR Renaissance Gateway Property is situated on a 2.00-acre site and includes 175 garage parking spaces. The AVR Renaissance Gateway Borrower Sponsor acquired the site in 2013 for $320,000 and completed development of the AVR Renaissance Gateway Property in May 2017 for $53.82 million, for a total cost basis of $54.14 million. The AVR Renaissance Gateway Property is located in the Gateway Center, which is a 28.82-acre master planned parcel owned by BIDA and adjacent to the Hartsfield-Jackson International Airport. Additionally, the AVR Renaissance Gateway Property has an ATL SkyTrain station connected to its lobby via a covered walkway. The ATL SkyTrain connects the AVR Renaissance Gateway Property to the Hartsfield-Jackson International Airport and the rental car center.

The AVR Renaissance Gateway Property features 204 guestrooms and is comprised of 121 standard kings, five ADA kings, 43 standard doubles, six ADA doubles, six corner kings, six suites, one junior suite, one executive suite, 10 club lounge kings and five club lounge doubles. All of the guestrooms at the AVR Renaissance Gateway Property feature a work desk and chair, one or two night stands, a dresser, flat screen televisions, sofa chair with ottoman, mini refrigerator, iron and ironing board, a safe and a coffee maker. Club Lounge Access rooms are the same as standard guestrooms but provide access to the lobby level Club Lounge. The suites have a separate living area with a sofa. The AVR Renaissance Gateway Property offers complimentary wireless internet access in all guestrooms, with higher speeds available for purchase. Amenities at the AVR Renaissance Gateway Property include a restaurant and lounge, members concierge lounge, fitness center, business center, and approximately 5,961 sq. ft. of dedicated meeting space.

The AVR Renaissance Gateway Property operates under a management agreement with Renaissance Hotel Management Company, LLC (“Renaissance”), a subsidiary of Marriott International, that expires on December 31, 2044 with two ten-year renewal options remaining (the “Marriott Management Agreement”). In conjunction with the execution of the Marriott Management Agreement, Renaissance provided $1,000,000 to the AVR Renaissance Gateway Borrower Sponsor (the “Key Money”). Upon termination of the Marriott Management Agreement, the Key Money must be repaid less $33,333.33 for each year that the Marriott Management Agreement was in effect.

A-3-35

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

According to the AVR Renaissance Gateway Borrower Sponsor, the AVR Renaissance Gateway Property’s top ten corporate accounts for 2019 are Dyanamics Corp., Scheduling Institute, Ernst & Young LLP, Delta Airlines, IBM, Deloitte, Chick-Fil-A Inc, Accenture, PWC, and General Electric.

The following table presents certain information relating to the primary competitive properties to the AVR Renaissance Gateway Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(2)(3)	Estimated 2018 ADR(2)(3)	Estimated 2018 RevPAR(2)(3)
AVR Renaissance Gateway	204	2017	5,961	50%	25%	25%	86.8%	$174.31	$151.37
Kimpton Overland Hotel	214	2017	6,100	50%	15%	35%	75% - 80%	$175 - $180	$130 - $135
The Westin Atlanta Airport	500	1982	22,290	55%	25%	20%	85% - 90%	$115 - $120	$100 - $105
Hilton Atlanta Airport	507	1989	23,052	50%	30%	20%	80 - 85%	$145 - $150	$115 - $120
Embassy Suites by Hilton Atlanta Airport	236	1989	7,542	65%	15%	20%	75% - 80%	$135 - $140	$100 - $105
Marriott Atlanta Airport Gateway	403	2010	24,648	43%	42%	15%	70% - 75%	$165 - $170	$120 - $125
Renaissance Concourse Atlanta Airport Hotel	387	1992	26,974	55%	20%	25%	70% - 75%	$105 - $110	$70 - $75

(1)	Source: Appraisal

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are attributable to variances in reporting methodologies and/or timing differences.

(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

Environmental Matters. The Phase I environmental report, dated September 5, 2019, recommended no further action at the AVR Renaissance Gateway Property.

The Market. The AVR Renaissance Gateway Property is located in Atlanta, Georgia, adjacent to the Hartsfield-Jackson Atlanta International Airport. The AVR Renaissance Gateway Property is located in the Gateway Center, which is comprised of Georgia International Convention Center (“GICC”), 3 full service hotels (the AVR Renaissance Gateway Property, Atlanta Airport Springhill Suites and Atlanta Airport Marriott Gateway), a Class-A office building, the BMW Training Center and the Gateway Center Arena as well as dining options. The Gateway Center is the first stop on the Hartsfield-Jackson Atlanta International Airport’s SkyTrain system, which connects the airport and the Metropolitan Atlanta Rapid Transit Authority to the Gateway Center and the newly developed rental car center. Additionally, the AVR Renaissance Gateway Property is located 9.3 miles south of downtown Atlanta and is within one mile of Interstate 85, Interstate 285 and Route 29.

The main demand driver for the AVR Renaissance Gateway Property is the Hartsfield-Jackson Atlanta International Airport, which is the primary airport in Atlanta. The Hartsfield-Jackson Atlanta International Airport has averaged approximately 104.2 million passengers annually since 2015 with an annual compound growth rate of 2.8%. The Hartsfield-Jackson Atlanta International Airport is currently undergoing a $6 billion expansion that will be completed in phases over the next 20 years and will include renovations of the domestic terminal and concourses, a new hotel and a new parking deck adjacent to the GICC, which will have parking for at least 5,200 vehicles.

Additional local demand generators include GICC, which opened in 2008 and is the second largest convention center in the state of Georgia. GICC is directly connected to the Hartsfield-Jackson Atlanta International Airport and has 440,400 sq. ft. of exhibit halls, 270,288 sq. ft. of ballrooms, 8,320 sq. ft. of meeting rooms and 2,600 sq. ft. of boardrooms that can be rented. Additionally, Delta Air Lines has its headquarters on the north side of the Hartsfield-Jackson Atlanta International Airport near Delta Boulevard and BMW has a 53,000 sq. ft. training facility adjacent to the GICC, which was developed for $17.0 million and opened in July 2019. Finally, the Gateway Center Arena, which opened in November 2019, is a 100,000 sq. ft., 5,000 seat arena that will host the Atlanta Hawks G-League team, the WNBA’s Atlanta Dream and the College Park Skyhawks, along with concerts and other events.

The appraiser determined 2018 market demand segmentation of 52% commercial, 26% meeting and group and 22% leisure. The AVR Renaissance Gateway Property had 2018 demand segmentation of 50% commercial, 25% meeting and group and 25% leisure.

The primary competitive set for the hotel consists of six hotels, which range in size from 214 to 507 rooms and collectively contain an aggregate of 2,451 rooms. There are currently three hotels under construction totaling 1,113 rooms. These hotels include a 222-room AC Hotel Atlanta Airport Gateway (expected to open in December 2019), a 350 room Sheraton Atlanta Airport (expected to open in January 2022) and a 541-room Hilton Airport (expected to open in January 2022).

A-3-36

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

According to a third party industry report, the AVR Renaissance Gateway Property’s occupancy, ADR, and RevPAR were 87.7%, $185.33 and $162.61 respectively, during the trailing twelve months ending in September 31, 2019, resulting in penetration rates of 107.7%, 148.5% and 160.0% respectively, against its competitive set.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	AVR Renaissance Gateway			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2018	86.8%	$174.31	$151.37	82.2%	$119.26	$98.00	105.7%	146.2%	154.5%
TTM September 30, 2019	87.7%	$185.33	$162.61	81.5%	$124.80	$101.65	107.7%	148.5%	160.0%

(1)	Source: Hospitality research report.

(2)	Includes Crowne Plaza Atlanta Airport, Westin Atlanta Airport, Hilton Atlanta Airport, Embassy Suites by Hilton Atlanta Airport, Hyatt Place Atlanta Airport, Hotel Indigo Atlanta Airport College Park.

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 8/31/2019	U/W	U/W Per Room(1)
Occupancy	87.0%	87.9%	87.9%
ADR	$173.96	$185.04	$185.04
RevPAR	$151.37	$162.61	$162.61

Room Revenue	$11,271,258	$12,107,620	$12,107,620	$59,351.08
Food and Beverage	5,821,888	5,490,345	5,490,345	26,913.45
Other Revenue	82,045	80,012	80,012	392.22
Other Income	451,994	510,369	510,369	2,501.81
Total Revenue	$17,627,185	$18,188,346	$18,188,346	$89,158.56

Rooms Expense	3,072,678	3,035,582	3,035,582	14,880.30
Other Departmental Expense	3,683,853	3,699,622	3,699,622	18,135.40
Real Estate Taxes(2)	0	0	0	0.00
Insurance	57,055	59,254	59,254	290.46
Other Expenses	4,967,300	5,320,720	5,542,786	27,170.52
Total Expenses	$11,780,887	$12,115,178	$12,337,243	$60,476.68

Net Operating Income	$5,846,298	$6,073,168	$5,851,103	$28,681.88
FF&E	0	0	727,534	3,566.34
Net Cash Flow	$5,846,298	$6,073,168	$5,123,569	$25,115.53
(1)	Based on 204 guest rooms.

(2)	Pursuant to the terms of the PDDO Agreement, the AVR Renaissance Gateway Property will not be subject to any real estate taxes.

Property Management.  The AVR Renaissance Gateway Property is managed by Renaissance pursuant to an agreement with the AVR Renaissance Gateway Borrower Guarantor.

Lockbox / Cash Management.  The AVR Renaissance Gateway Property is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep is required upon the commencement of a Cash Trap Period. Prior to a Cash Trap Period, the funds in the lockbox account will be swept on each business day into an account controlled by the AVR Renaissance Gateway Borrower Guarantor.

A “Cash Trap Period” will be in effect upon:

(i)	the occurrence of any event of default until cured;

(ii)	any bankruptcy action of the AVR Renaissance Gateway Borrower Guarantor, the AVR Renaissance Gateway Borrower Sponsor, or property manager has occurred until, in the case of the property manager only, if the AVR Renaissance Gateway Borrower Guarantor replaces the property manager with a qualified manager under an acceptable replacement management agreement; and

(iii)	the failure of the AVR Renaissance Gateway Borrower Guarantor after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.60x until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters; or

(iv)	the earlier of (a) 12 months prior to the expiration of the Marriott Management Agreement and (b) such time the AVR Renaissance Gateway Borrower Guarantor receives notice from the manager of termination of the Marriott Management Agreement until the AVR Renaissance Gateway Borrower Guarantor has either (A)(x) entered into a replacement management

A-3-37

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

or franchise agreement with a qualified manager or franchisor or (y) delivered evidence reasonably that the manager has renewed or extended the Marriott Management Agreement for a term satisfactory to the lender of not less than three years past the maturity date and (B) if the replacement franchise agreement or renewed or extended Marriott Management Agreement requires the AVR Renaissance Gateway Borrower Guarantor to enter into a PIP, the total cost of the PIP has been deposited into a reserve with the lender.

Initial Reserves and Ongoing Reserves.

Tax Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes. In the event (i) certain Marriott tax escrow waiver conditions set forth in the AVR Renaissance Gateway loan documents are satisfied (including Renaissance paying taxes prior to delinquency and AVR Renaissance Gateway Borrower Guarantor delivering receipts promptly upon receipt of same from Renaissance), or (ii) the AVR Renaissance Gateway Borrower Guarantor provides evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default and/or Cash Trap Period continuing, the requirement for monthly deposits into the tax reserve will be waived. Monthly deposits into the Tax Reserve are currently waived.

Insurance Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated insurance premiums. In the event(i) certain Marriott insurance escrow waiver conditions set forth in the AVR Renaissance Gateway loan documents are satisfied (including Renaissance maintaining insurance coverages required by the AVR Renaissance Gateway loan documents and AVR Renaissance Gateway Borrower Guarantor delivering evidence of payment for insurance policies), or (ii) the AVR Renaissance Gateway Borrower Guarantor maintains a blanket insurance policy acceptable to the lender and there is no event of default and/or Cash Trap Period continuing, the requirement for monthly deposits into the insurance reserve will be waived. Renaissance currently maintains insurance policies for the property. As such, initial and monthly insurance deposits are currently waived.

FF&E Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into an FF&E reserve, on a monthly basis, one-twelfth (1/12) of 4% of gross income for the prior calendar year. In the event that the Marriott Management Agreement is in full force and effect and the AVR Renaissance Gateway Borrower Guarantor provides evidence reasonably satisfactory to the lender that all FF&E funds have been deposited into the FF&E reserve described in the Marriott Management Agreement, the requirement for monthly deposits into the FF&E reserve will be waived. Monthly deposits into the FF&E Reserve are currently waived.

PDDO Agreement Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into a PDDO Agreement reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual PDDO Agreement payments. In the event that the Marriott Management Agreement or a future acceptable agreement is in full force and effect and the AVR Renaissance Gateway Borrower Guarantor provides evidence reasonably satisfactory to the lender that all PDDO Agreement payments have been made, the requirement for monthly deposits into the PDDO Agreement reserve will be waived. Monthly deposits into the PDDO Agreement reserve are currently waived.

The Parcel Design, Development and Occupancy Agreement. The AVR Renaissance Gateway Property is part of a master planned, mixed-use project owned by BIDA. As long as BIDA owns the fee simple interest in the AVR Renaissance Gateway Property, it is tax exempt from both real and personal property taxes. As a result, in 2015, the AVR Renaissance Gateway Property became subject to the 50-year PDDO Agreement.

Pursuant to the terms of the PDDO Agreement, the AVR Renaissance Gateway Borrower Guarantor has the exclusive right to develop and operate the AVR Renaissance Gateway Property and has an option to purchase the fee simple interest in the AVR Renaissance Gateway Property any time after 2045 at the purchase price equal to the sum of (i) all outstanding financings related to the AVR Renaissance Gateway Property and (ii) 15% of the then current market value of the land (not including the value of the improvements or personal property).  The AVR Renaissance Gateway Borrower Guarantor is not permitted to transfer its interest in the PDDO Agreement during the first five years of the term (until September 2020).  The transfer restriction does not apply to the exercise of remedies by the lender.

In lieu of ad valorem taxes, the AVR Renaissance Gateway Borrower Guarantor is obligated to make certain rental payments to BIDA, comprised of (i) the monthly debt service payments under the AVR Renaissance Gateway Loan, (ii) fixed annual “Land Rent” in the amount of $194,444, (iii) “Additional Rent” based on a schedule as provided in the PDDO Agreement and subject to certain cash flow performance thresholds, (iv) SkyTrain fees, and (v) “Administrative Rent,” which equates to one-eighth (1/8) of 1.0% of the outstanding principal balance of the AVR Renaissance Gateway Loan.

The AVR Renaissance Gateway Loan is structured with BIDA being the borrower entity (with limited obligations relating to the AVR Renaissance Gateway Property).  As collateral for the AVR Renaissance Gateway Loan, BIDA has granted to the lender a first priority lien in its fee simple interest in the AVR Renaissance Gateway Property and has issued a bond in the principal amount of the AVR Renaissance Gateway Loan, which bond is payable to the lender.  Additionally, the AVR Renaissance Gateway Borrower Guarantor has guaranteed BIDA’s payment and performance under the AVR Renaissance Gateway Loan, and, as collateral for its guaranty, the AVR Renaissance Gateway Borrower Guarantor has pledged its security interest and assigned to the lender all of its rights and interests in the PDDO Agreement and the related bonds.

A-3-38

2081 Convention Center Concourse Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-39

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

A-3-40

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

DC Mixed Use Portfolio VI
1 707 6th St NW Washington, DC
2 919 F St NW Washington, DC
3 8301 Sudley Road Manassas, VA
4 4445 Wisconsin Avenue NW Washington, DC
5 1210 18th St NW Washington, DC
6 1219 Connecticut Ave NW Washington, DC
7 623-625 H Street NW Washington, DC
WASHINGTON D.C.
Bethesda
MD
DC
Friendship Heights
Tenleytown
Fort Reno Park
Forest Hills
Rock Creek Park
Petworth
Columbia Heights
Foxhall Crescent
Woodley Park
Naval Observatory
Glover Archbold Park
Montrose Park
Embassy Row
Georgetown
Georgetown University
American University
Howard University
Chinatown
Downtown
White House
Foggy Bottom
Roosevelt Island
Potomac River
National Mall
Washington Monument
Lincoln Memorial
Dupont Circle
Centreville
Manassas
Yorkshire
Gainesville
Bull Run
Linton Hall
Buckhall
Nokesville
Prince William County
Fairfax County

A-3-41

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Mortgage Loan Information
Loan Seller(1):	CCRE/SMC
Loan Purpose:	Refinance
Borrower Sponsor:	Norman Jemal
Borrowers:	Jemal Michael Limited Partnership; Jemal's Livingston L.L.C.; Jemal's 623-625 H Street L.L.C.; Jemal’s Epes Dorsey, L.L.C.; Jemal's Candeys, Inc.; Jemal's Britches L.L.C.; Jemal's Manassas L.L.C.
Original Balance:	$33,845,500
Cut-off Date Balance:	$33,845,500
% by Initial UPB:	4.3%
Interest Rate:	3.7050%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection(3):	LO(24);DEF(90);O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$208,918	$54,089
Insurance:	$0	Springing
Replacement:	$0	$1,106
Rollover:	$0	$5,181
Free Rent:	$156,042	$0
Required Repairs:	$35,068	$0
Initial TI/LC:	$254,803	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$514
Balloon Balance / Sq. Ft.:	$514
Cut-off Date LTV(6):	63.3%
Balloon LTV(6):	63.3%
Underwritten NOI DSCR:	2.19x
Underwritten NCF DSCR:	2.13x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.0%
Property Information
Single Asset / Portfolio(3):	Portfolio of 7 properties
Property Type:	Mixed Use (Retail/Office/Multifamily)
Collateral:	Fee Simple
Location(5):	Various / Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	65,789
Property Management:	Douglas Development Corporation
Underwritten NOI:	$2,778,452
Underwritten NCF:	$2,703,008
Appraised Value(6):	$53,480,000
Appraisal Date:	November 14, 2019

Historical NOI
Most Recent NOI:	$2,393,773 (T-12 August 31, 2019)
2018 NOI:	$2,768,073 (December 31, 2018)
2017 NOI:	$2,491,488 (December 31, 2017)
2016 NOI:	$2,463,780 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy(7):	98.1% (Various)
2018 Occupancy:	88.4% (December 31, 2018)
2017 Occupancy:	96.0% (December 31, 2017)
2016 Occupancy:	96.0% (December 31, 2016)
(1)	The DC Mixed Use Portfolio VI Loan (as defined below) was originated by Starwood Mortgage Capital LLC (“SMC”). Note A-1 will be acquired by CCRE from SMC on or before the closing date of CF 2019-CF3 securitization. Notes A-1 and A-2 will both be deposited into the CF 2019-CF3 securitization. See “The Loan” below.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(3)	Partial release is permitted. See “Partial Release” below.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	The DC Mixed Use Portfolio VI Properties (as defined below) are located in Washington, DC (6 properties, 92.5% of ALA; 87.8% of NRA; 91.6% of U/W Base Rent) and Manassas, Virginia (1 property, 7.5% of ALA; 12.2% of NRA; 8.4% of U/W Base Rent).

(6)	The Appraised Value reflects an approximately 5.4% portfolio premium attributed to the aggregate “as is” value of the DC Mixed Use Portfolio VI Properties as a collective whole. The sum of the values of the respective properties on an individual basis is $50,760,000, which represents a Cut-off Date LTV and Balloon LTV of 66.7%.

(7)	Most Recent Occupancy is based on the rent roll dated October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the rent roll dated September 27, 2019.

A-3-42

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Portfolio Summary
Property	Location	Year Built	Year Renovated	Sq. Ft.	Allocated Loan Amount(1)	% of Total Allocated Loan Amount	Appraised Value(2)	% of UW NOI
623-625 H Street NW	Washington, DC	1850	2006	16,654	$9,334,850	27.6%	$14,350,000	26.8%
1219 Connecticut Avenue NW	Washington, DC	1906	NAP	12,877	6,601,073	19.5	10,000,000	19.7
1210 18th Street NW	Washington, DC	1920	NAP	10,480	5,467,555	16.2	8,600,000	15.3
4445 Wisconsin Avenue NW	Washington, DC	1938	1990	7,697	4,467,393	13.2	6,800,000	12.8
919 F Street NW	Washington, DC	1900	2005	5,594	3,093,836	9.1	4,730,000	9.3
8301 Sudley Road	Manassas, VA	2001	NAP	8,000	2,547,080	7.5	3,880,000	9.0
707 6th Street NW	Washington, DC	1938	2011	4,487	2,333,713	6.6	3,700,000	7.1
Total				65,789	$33,845,500	100.0%	$53,480,000	100.0%
(1)	Partial release is permitted. See “Partial Release” below.

(2)

The Appraised Value reflects an approximately 5.4% portfolio premium attributed to the aggregate “as is” value of the DC Mixed Use Portfolio VI Properties as a collective whole. The sum of the values of the respective properties on an individual basis is $50,760,000, which represents a Cut-off Date LTV and Balloon LTV of 66.7%.

The Loan. The DC Mixed Use Portfolio VI mortgage loan (the “DC Mixed Use Portfolio VI Loan”) is a fixed-rate loan with an original and Cut-off Date principal balance of $33,845,500 and is secured by the DC Mixed Use Portfolio VI Borrowers’ (as defined below) fee simple interests in a portfolio of seven (7) mixed-use properties totaling 65,789 sq. ft. located in Washington DC and Manassas, Virginia (each, a “DC Mixed Use Portfolio VI Property” and collectively, the “DC Mixed Use Portfolio VI Properties”). The DC Mixed Use Portfolio VI Loan is evidenced by two pari passu notes as follows: (i) the controlling Note A-1, which has an original principal balance of $20,307,300 and is being contributed to CF 2019-CF3 by CCRE and (ii) the non-controlling Note A-2, which has an original principal balance of $13,538,200 and is being contributed by SMC to CF 2019-CF3.

The DC Mixed Use Portfolio VI Loan has a 10-year interest-only term and accrues interest at a fixed rate equal to 3.7050%.

Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$20,307,300	$20,307,300	CF 2019-CF3	Yes
Note A-2	$13,538,200	$13,538,200	CF 2019-CF3	No
Total	$33,845,500	$33,845,500

Loan proceeds from the DC Mixed Use Portfolio VI Loan were used to retire existing debt of approximately $22.0 million, pay closing costs of approximately $0.8 million, fund reserves of approximately $0.7 million and return approximately $10.4 million to the DC Mixed Use Portfolio VI Borrower Sponsor (as defined below) . Based on the portfolio’s appraised value of $53.48 million as of November 14, 2019, the Cut-off Date LTV is 63.3%. The most recent financing of the DC Mixed Use Portfolio VI Properties was included in the CFCRE 2011-C2 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$33,845,500	100.0%	Loan Payoff	$21,981,053	64.9%
			Return of Equity(1)	10,456,165	30.9
			Reserves	654,831	1.9
			Closing Costs	753,451	2.2
Total Sources	$33,845,500	100.0%	Total Uses	$33,845,500	100.0%
(1)	The DC Mixed Use Portfolio VI Borrower Sponsor acquired the DC Mixed Use Portfolio VI Properties between 1989 and 2008.

The Borrowers / Borrower Sponsor.   The borrowers, Jemal Michael Limited Partnership; Jemal's Livingston L.L.C., Jemal's 623-625 H Street L.L.C., Jemal’s Epes Dorsey, L.L.C., Jemal's Candeys, Inc., Jemal's Britches L.L.C. and Jemal's Manassas L.L.C. (collectively, the “DC Mixed Use Portfolio VI Borrowers”), are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with one independent director in its organizational structure. The non-recourse carveout guarantor and borrower sponsor is Norman Jemal (the “DC Mixed Use Portfolio VI Borrower Sponsor”), a principal and senior vice president of Douglas Development Corporation. Douglas Development Corporation employs approximately 100 people and has a current portfolio in excess of 10.0 million leasable sq. ft. and more than 5.0 million developable sq. ft. primarily in the Washington, DC area. Douglas Development Corporation is headquartered in Washington, DC and owns property in Washington, DC, New York, New Jersey, and Pennsylvania.

A-3-43

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

The Properties.    The DC Mixed Use Portfolio VI Properties are comprised of seven cross-collateralized properties totaling 65,789 sq. ft. and are located in Washington, DC (6 properties) and Manassas, Virginia (1 property). The seven (7) properties offer a mix of retail, office and mixed-use (retail/office and retail/multifamily) space and are 98.1% leased to 15 commercial tenants and 5 residential tenants.

623-625 H Street NW (16,654 sq. ft.; 27.6% of ALA; 25.3% of NRA; 26.7% of U/W Base Rent). The 623-625 H Street NW property is a three-story, mixed-use (retail/office) property totaling 16,654 sq. ft. and located in the Chinatown neighborhood of Washington, DC. Built in 1850 and most recently renovated in 2006, the 623-625 H Street NW property is 100% leased to three tenants: Vapiano’s Restaurant (42.7% of NRA), Knownload Group Holdings, Inc. (28.8% of NRA) and The Eisen Group (28.5% of NRA).

Vapiano’s Restaurant is a fast-casual restaurant chain offering Italian fare, made-to-order salads and dessert and is the second largest tenant in the DC Mixed Use Portfolio VI Properties. Vapiano’s Restaurant has been a tenant at the 623-625 H Street NW property since May 2008 and most recently renewed its lease for an additional 10 years, resulting in a current lease expiration of March 31, 2029. Vapiano’s Restaurant has no termination options. Vapiano’s Restaurant reported sales of approximately $414 PSF from April 1, 2018 through March 31, 2019.

1219 Connecticut Avenue NW (12,877 sq. ft.; 19.5% of ALA; 19.6% of NRA; 18.8% of U/W Base Rent). The 1219 Connecticut Avenue NW property is a four-story, retail property totaling 12,877 sq. ft. and located in the CBD neighborhood of Washington, DC. Built in 1906, the 1219 Connecticut Avenue NW property is 100% leased to three tenants: Decades (63.7% of NRA), Rewind by Decades (36.3% of NRA) and Verizon Wireless (roof antenna).

Decades is a retro-themed nightclub occupying the second through fourth floors of the 1219 Connecticut Avenue NW property and is the largest tenant at the DC Mixed Use Portfolio VI Properties. Decades has been a tenant at the 1219 Connecticut Avenue NW property since April 2016 and has a current lease expiration of October 31, 2026. Decades has one five-year renewal option and no termination options. Rewind by Decades is an affiliate of Decades and operates as a diner on the first floor of the 1219 Connecticut Avenue NW property.

1210 18th Street NW (10,480 sq. ft.; 16.2% of ALA; 15.9% of NRA; 15.7% of U/W Base Rent). The 1210 18th Street NW property is a four-story, mixed-use (retail/office) property totaling 10,480 sq. ft. and located in the CBD neighborhood of Washington, DC. Built in 1920, the 1210 18th Street NW property is 88.3% leased to three tenants: Nando’s Peri Peri (53.3% of NRA), YFE, Inc. (21.8% of NRA) and Field & Tung (13.2% of NRA).

Nando’s Peri Peri is an African-Portuguese restaurant chain with locations in 25 countries and is the third largest tenant at the DC Mixed Use Portfolio VI Properties. Nando’s Peri Peri has been a tenant at the 1210 18th Street NW property since April 2009 and has a current lease expiration of April 30, 2029. Nando’s Peri Peri has no termination options. Nando’s Peri Peri reported sales of approximately $430 PSF for 2018.

4445 Wisconsin Avenue NW (7,697 sq. ft.; 13.2% of ALA; 11.7% of NRA; 12.6% of U/W Base Rent). The 4445 Wisconsin Avenue NW property is a two-story, retail property totaling 7,697 sq. ft. located in the Uptown neighborhood of Washington, DC. Built in 1938 and renovated in 1990, the 4445 Wisconsin Avenue NW property is 100.0% leased to two tenants: JP Morgan Chase (64.9% of NRA) (rated AA-/A2/A- by Fitch/Moody’s/S&P) (NYSE: JPM) and D Kim, Inc. (35.1% of NRA).

JP Morgan Chase is a new tenant at the 4445 Wisconsin Avenue NW property and is the fifth largest tenant at the DC Mixed Use VI Properties. JP Morgan Chase is currently building out its space to operate as a retail bank and is expected to take occupancy by January 2020. JP Morgan Chase’s lease commenced on June 1, 2019 and has a lease expiration of September 30, 2029. JP Morgan Chase has abated rent through July 2020. At loan origination, the lender reserved all outstanding abated rent, which is approximately $156,042. JP Morgan Chase has no termination options.

919 F Street NW (5,594 sq. ft.; 9.1% of ALA; 8.5% of NRA; 11.3% of U/W Base Rent). The 919 F Street NW property is a four-story, mixed-use property (retail/multifamily) totaling 5,594 sq. ft. and located in the East End neighborhood of Washington, DC. Built in 1900 and renovated in 2005, the 919 F Street NW property is 100% leased to Potomac River Running, Inc. (35.4% of NRA) and five multifamily units (64.6% of NRA). Four of the five multifamily units are month-to-month leases.

8301 Sudley Road (8,000 sq. ft.; 7.5% of ALA; 12.2% of NRA; 8.4% of U/W Base Rent). The 8301 Sudley Road property is a single story, retail property totaling 8,000 sq. ft. located in the Route 29/Interstate 66 neighborhood of Manassas, Virginia. Built in 2001, the 8301 Sudley Road property is 100.0% leased to two tenants: The Men’s Wearhouse, Inc. (62.5% of NRA) (rated NR/B2/CCC+ by Fitch/Moody’s/S&P) and Anderson Financial Services, LLC (37.5% of NRA).

The Men’s Wearhouse, Inc. is a men’s dress apparel retailer that has been in business since 1973 and is the fourth largest tenant at the DC Mixed Use Portfolio VI Properties. The Men’s Wearhouse, Inc. has been a tenant at the 8301 Sudley Road property since December 2000 and has a current lease expiration of February 28, 2021. The Men’s Wearhouse, Inc. has no termination options and one five-year renewal option remaining.

707 6th Street NW (4,487 sq. ft.; 6.6% of ALA; 6.8% of NRA; 6.5% of U/W Base Rent). The 707 6th Street NW property is a two-story, retail property totaling 4,487 sq. ft. and located in the East End neighborhood of Washington, DC. Built in 1938 and renovated in 2011, the 707 6th Street NW property is 100% leased to Daikaya Izakaya (Tonari) (“Tonari”), which is a ramen and izakaya restaurant. Tonari’s lease commenced in January 2019 and the tenant is currently building out its space. Tonari’s rent commenced on November 17, 2019. Tonari’s lease expires on May 31, 2032, features no termination options and has one 7-year and one 6-month renewal options remaining.

A-3-44

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Decades(3)	NR / NR / NR	8,200	12.5%	$38.82	9.8%	10/31/2026
Vapiano's Restaurant	NR / NR / NR	7,104	10.8	$56.55	12.4	3/31/2029
Nando's Peri Peri	NR / NR / NR	5,581	8.5	$63.36	10.9	4/30/2029
The Men's Wearhouse, Inc.	NR / B2 / CCC+	5,000	7.6	$32.00	4.9	2/28/2021
JP Morgan Chase(4)	AA- / A2 / A-	4,997	7.6	$60.25	9.3	9/30/2029
Subtotal/ Wtd. Avg.		30,882	46.9%	$49.70	47.3%
Remaining Commercial Leased		30,068	45.7	$52.06	48.3
Multifamily Leased		3,614	5.5	$39.26	4.4
Total / Wtd. Avg. Leased		64,564	98.1%	$50.21	100.0%
Vacant		1,225	1.9
Total		65,789	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the underwritten rent roll dated September 27, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Rewind by Decades is an affiliate of Decades and occupies 4,676 sq. ft. with a lease expiration of 1/31/2028.

(4)	JP Morgan Chase is currently building out its space to operate as a retail bank and is expected to take occupancy by January 2020.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Multifamily	5	3,614	5.5%	3,614	5.5%	$39.26	4.4%	4.4%
MTM	0	0	0.0	3,614	5.5%	$0.00	0.0	4.4%
2019	0	0	0.0	3,614	5.5%	$0.00	0.0	4.4%
2020	1	2,289	3.5	5,903	9.0%	$39.39	2.8	7.2%
2021	3	12,801	19.5	18,704	28.4%	$39.97	15.8	22.9%
2022	0	0	0.0	18,704	28.4%	$0.00	0.0	22.9%
2023	1	1	0.0	18,705	28.4%	$11,670(3)	0.4	23.3%
2024	2	3,365	5.1	22,070	33.5%	$85.73	8.9	32.2%
2025	2	7,449	11.3	29,519	44.9%	$44.64	10.3	42.5%
2026	1	8,200	12.5	37,719	57.3%	$38.82	9.8	52.3%
2027	0	0	0.0	37,719	57.3%	$0.00	0.0	52.3%
2028	1	4,676	7.1	42,395	64.4%	$60.07	8.7	60.9%
2029	3	17,682	26.9	60,077	91.3%	$59.75	32.6	93.5%
Thereafter	1	4,487	6.8	64,564	98.1%	$46.80	6.5	100.0%
Vacant	1	1,225	1.9	65,789	100.0%	NAP	0.0	100.0%
Total / Wtd. Avg.	21	65,789	100.0%			$50.21	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the underwritten rent roll dated September 27, 2019.

(3)	Represents monthly underwritten rent for Verizon Wireless (roof antenna).

Environmental Matters. The Phase I environmental reports dated October 2019 recommended no further action at the DC Mixed Use Portfolio VI Properties, except for the recognized environmental condition at the 707 6th Street NW property (which was previously operated by a printing company). In lieu of a Phase II, the DC Mixed Use Portfolio VI Borrower Sponsor purchased an environmental insurance policy with a thirteen-year term. The premium for the environmental insurance policy has been paid in full. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The DC Mixed Use Portfolio VI Properties are comprised of seven cross-collateralized properties totaling 65,789 sq. ft. and are located in Washington, DC (6 properties, 92.5% of ALA; 87.8% of NRA; 91.6% of U/W Base Rent) and Manassas, Virginia (1 property, 7.5% of ALA; 12.2% of NRA; 8.4% of U/W Base Rent).

623-625 H Street NW. The 623-625 H Street NW property is located in the East End submarket of Washington, DC. As of Q3 2019, the retail East End submarket reported a vacancy rate of 7.3%. Based on the 623-625 H Street NW property’s location and the 10-year

A-3-45

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

average vacancy of the East End submarket, the appraiser concluded a vacancy rate of 3.5% and a market rent of $50.41, which is in-line with the 623-625 H Street NW property’s in-place rent of $50.56.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 623-625 H Street NW property are 75,942, 392,078 and 813,170, respectively, and the average household incomes within the same radii are $136,543, $135,868 and $132,064, respectively.

1219 Connecticut Avenue NW. The 1219 Connecticut Avenue NW property is located in the CBD submarket of Washington, DC. As of Q2 2019, the retail CBD submarket reported a vacancy rate of 5.7%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $47.26, which is greater than the 1219 Connecticut Avenue NW property’s in-place rent of $46.51.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 1219 Connecticut Avenue NW property are 75,942, 392,078 and 813,170, respectively, and the average household incomes within the same radii are $136,543, $135,868 and $132,064, respectively.

1210 18th Street NW. The 1210 18th Street NW property is located in the CBD submarket of Washington, DC. As of Q2 2019, the retail CBD submarket reported a vacancy rate of 5.7%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $56.12, which is greater than the 1210 18th Street NW property’s in-place rent of $53.90.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 1219 Connecticut Avenue NW property are 75,942, 392,078 and 813,170, respectively, and the average household incomes within the same radii are $136,543, $135,868 and $132,064, respectively.

4445 Wisconsin Avenue NW. The 4445 Wisconsin Avenue NW property is located in the Uptown submarket of Washington, DC. As of Q2 2019, the retail Uptown submarket reported a vacancy rate of 3.7%. The appraiser concluded a vacancy rate of 4.0% and a market rent of $49.74, which is greater than the 4445 Wisconsin Avenue NW property’s in-place rent of $48.37.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 4445 Wisconsin Avenue NW property are 33,104, 251,806 and 694,755, respectively, and the average household incomes within the same radii are $170,425, $159,491 and $148,975, respectively.

919 F Street NW. The 919 F Street NW property is located in the East End submarket of Washington, DC. As of Q2 2019, the retail East End submarket reported a vacancy rate of 7.3%. The appraiser concluded a vacancy rate of 4.0% and a market rent of $110.00, which is greater than the 919 F Street NW property’s in-place rent of $109.82.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 919 F Street NW property NW property are 43,607, 377,253 and 835,529, respectively, and the average household incomes within the same radii are $128,717, $129,635 and $121,229, respectively.

8301 Sudley Road. The 8301 Sudley Road property is located in the Route 29/Interstate 66 submarket of Virginia. As of Q2 2019, the retail East End submarket reported a vacancy rate of 5.1%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $35.00, which is greater than the 8301 Sudley Road property’s in-place rent of $33.70.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 8301 Sudley Road property are 14,686, 94,713 and 183,959, respectively, and the average household incomes within the same radii are $73,563, $90,998 and $119,285, respectively.

707 6th Street NW. The 707 6th Street NW property is located in the East End submarket of Washington, DC. As of Q2 2019, the retail East End submarket reported a vacancy rate of 6.8%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $48.00, which is greater than the 707 6th Street NW property’s in-place rent of $46.80.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 707 6th Street NW property are 51,282, 369,952 and 820,915, respectively, and the average household incomes within the same radii are $133,221, $127,167 and $119,100, respectively.

A-3-46

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	U/W	U/W PSF
Gross Potential Rent(1)(2)	$2,775,319	$2,801,233	$3,015,385	$2,720,121	$3,298,336	$50.14
Reimbursements	708,024	726,429	759,689	740,852	863,171	13.12
Other Income	38,568	10,153	17,577	12,430	0	0.00
Gross Potential Income	$3,521,910	$3,537,815	$3,792,650	$3,473,404	$4,161,507	$63.26
Less: Vacancy & Credit Loss(3)	(25,402)	(12,657)	0	(14,078)	(227,966)	(3.47)
Effective Gross Income	$3,496,508	$3,525,158	$3,792,650	$3,459,326	$3,933,542	$59.79
Total Operating Expenses	1,032,728	1,033,671	1,024,577	1,065,552	1,155,090	17.56
Net Operating Income	$2,463,780	$2,491,488	$2,768,073	$2,393,773	$2,778,452	$42.23
Capital Expenditures	0	0	0	0	(75,444)	(1.15)
Net Cash Flow	$2,463,780	$2,491,488	$2,768,073	$2,393,773	$2,703,008	$41.09
(1)	U/W Gross Potential Rent is based on the in-place rent roll as of October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the in-place rent roll as of September 27, 2019. The U/W Gross Potential Rent includes rent steps through October 1, 2020 ($58,552) and rent averaging for JP Morgan Chase ($33,590).

(2)	The increase in Gross Potential Rent from T-12 8/31/2019 to U/W is primarily due to new leases executed with JP Morgan Chase and Tonari.

(3)	U/W Vacancy & Credit Loss represents 5.5% of Gross Potential Income, which is based on the greater of (i) in-place vacancy at each property and (ii) 5%. The DC Mixed Use Portfolio VI Properties are currently 98.1% physically occupied.

Property Management.    The DC Mixed Use Portfolio VI Properties are managed by Douglas Development Corporation, an affiliate of the DC Mixed Use Portfolio VI Borrower Sponsor.

Lockbox / Cash Management. The DC Mixed Use Portfolio VI Loan is structured with a hard lockbox (with respect to the commercial tenants only) and springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). The DC Mixed Use Portfolio VI Borrowers were required at loan origination to deliver tenant direction letters instructing all commercial tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept on each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the DC Mixed Use Portfolio VI Loan documents. If no Cash Trap Period is in effect, then any excess cash flow is required to be returned to the DC Mixed Use Portfolio VI Borrowers. During a Cash Trap Period, all excess cash is required to be retained by the lender and held as additional security for the DC Mixed Use Portfolio VI Loan (or otherwise applied at the lender’s discretion).

A “Cash Trap Period” will commence upon the occurrence of:

(i)	an event of default, and continue until cured; or

(ii)	the failure of the DC Mixed Use Portfolio VI Borrowers to maintain a debt service coverage ratio (as calculated pursuant to the loan documents) of 1.60x for two consecutive calendar quarters, and continue until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves.

Tax Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $208,918 into a tax reserve account. The DC Mixed Use Portfolio VI Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $54,089.

Insurance Reserve: The DC Mixed Use Portfolio VI Borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated insurance premiums; provided that such monthly insurance premiums will be waived so long as the DC Mixed Use Portfolio VI Properties are insured pursuant to an acceptable blanket policy.

Replacement Reserve: The DC Mixed Use Portfolio VI Borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $1,106, subject to a cap of $66,350.

Rollover Reserve: The DC Mixed Use Portfolio VI Borrowers are required to deposit into a rollover reserve on a monthly basis, an amount equal to $5,181, subject to a cap of $200,000, provided that, among other things, (i) the DC Mixed Use Portfolio VI Properties are not less than 88% occupied by tenants that are in occupancy, open for business and paying rents under their applicable leases, (ii) the debt yield is not less than 7.0% and (iii) no Cash Trap Period is continuing. Additionally, the DC Mixed Use Portfolio VI Borrowers may deposit an “evergreen” letter of credit to satisfy the $200,000 cap requirement.

Outstanding TI/LC Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $254,803 into an outstanding TI/LC reserve account.

A-3-47

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Required Repairs Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $35,068 into a required repairs reserve account.

Free Rent Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $156,042 into a free rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The DC Mixed Use Portfolio VI Loan documents permit mezzanine debt (the “Mezzanine Financing”) from an acceptable mezzanine lender, secured by a pledge of 100% of the equity interest in the DC Mixed Use Portfolio VI Borrowers, provided the following conditions, among others, are met: (i) based on the DC Mixed Use Portfolio VI Loan and the Mezzanine Financing, (a) the aggregate loan-to-value ratio does not exceed 65.0%, (b) the NOI debt service coverage ratio assuming a 30-year amortization schedule is not less than 1.48x (2.18x based on interest-only debt service), and (c) the actual combined debt yield is not less than 8.06%, (ii) the DC Mixed Use Portfolio VI Loan and the Mezzanine Financing are co-terminus, (iii) the mezzanine lender executes an intercreditor agreement acceptable to the lender, and (iv) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. At any time after the date that is two years after the CF 2019-CF3 securitization closing date, and prior to July 6, 2029, the DC Mixed Use Portfolio VI Borrowers may obtain the release of one or more individual DC Mixed Use Portfolio VI Properties, provided that, among other things, the DC Mixed Use Portfolio VI Borrowers defease a portion of the DC Mixed Use Portfolio VI Loan equal to the Adjusted Release Amount (as defined below).

The “Adjusted Release Amount” means the greatest of:

(i)	An amount equal to 100% of the Allocated Loan Amount plus (1) 15% of the Allocated Loan Amount if the aggregate defeased Allocated Loan Amount is equal to or less than 33% of the original principal amount of the DC Mixed Use Portfolio VI Loan, (2) 25% of the Allocated Loan Amount if the aggregate defeased Allocated Loan Amount is greater than 33% or equal to or less than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan or (3) 30% of the Allocated Loan Amount if the aggregate defeased Allocated Loan Amount is greater than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan;

(ii)	An amount such that the post-defeasance debt yield is equal to or greater than (1) 8.06% if the aggregate defeased Allocated Loan Amount is equal to or less than 33% of the original principal amount of the DC Mixed Use Portfolio VI Loan, (2) 8.31% if the aggregate defeased Allocated Loan Amount is greater than 33% and equal to or less than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan or (3) 8.56% if the aggregate defeased Allocated Loan Amount is greater than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan;

(iii)	An amount such that the post-defeasance LTV does not exceed (i) 65% prior to November 20, 2024, (ii) 64% on or after November 20, 2024 but prior to November 20, 2025, (iii) 63% on or after November 20, 2025 but prior to November 20, 2026, (iv) 62% on or after November 20, 2026 but prior to November 20, 2027, (v) 61% on or after November 20, 2027 but prior to November 20, 2028 and (vi) 60% on or after November 20, 2028; however, such LTV requirements will not be required with respect to the first three individual properties released, so long as the Allocated Loan Amounts are less than 25% of the original principal amount of the DC Mixed Use Portfolio VI Loan.

A-3-48

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-49

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

A-3-50

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

A-3-51

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Wells Fargo Place
30 7th Street East
St. Paul, MN 55101
ST. PAUL
Downtown
Lowertown
South of Maryland
Capitol
Mt. Airy
RAMSEY COUNTY
Cathedral Hill
West Seventh
Riverview
Baker-Annapolis
Mississippi River
Harriet Island
Raspberry Island
Downtown Minneapolis 9 miles
St. Paul Downtown Airport 0.5 mile
W. Sycamore St
W. Acker St
Jackson St
Empire Dr
Minnesota Transportation Museum
Health Partners Specialty Center
Univar USA
Bush Ave
Minnehaha Ave E.
Health Partners Neuroscience Center
Phalen Blvd
DeSoto St
Burr St N.
Bedford St
Como Ave
Hmongtown Marketplace
Blair Ave
Lafond Ave
Scheffer Recreation Center
W. Pennsylvania Ave
Arch St
Tedesco St
E. North St
Swede Hollow Park
Thomas Ave
Winter St
E. Mount Airy St
Olive St
Lafayette Rd
Minnesota's Bookstore
E. Hopkins St
Edmund Ave W.
Rivertown Commons
Rice St
Bethesda Hospital
Cedar St
Capital Heights
Charles Ave
Gaultier St
Marion St
University Ave E.
University Ave E
Partridge Rd
Payne St
Sherburne Ave
E. 13th St
Ramsey County Courts
CAPITOL/RICE ST
Cass Gilbert Memorial Park
Regions Hospital
Grove St
University Ave W.
METRO GREEN LINE
Justice Plaza
Leif Erickson Statue
Minnesota State Capital
Supreme Court
Aurora Ave
State Office Buildings
ROBERT ST
Minnesota Dept. of Human Svcs.
E. 7th St
W. Fuller Ave
Western Sculpture Park
World War II Memorial
10th St E.
9th St E.
4th St E.
Kellogg Blvd E.
Capitol Plaza South
10TH ST
Minnesota Public Radio
7th St E.
7th St Pl E.
Wacouta St
CHS Field
St. Paul College
Minnesota History Center
Marion St
History Theater
Fitzgerald Theater
Mears Park
Galtier Plaza
State Offices
6th St E.
Lowertown Underground Artists
Marshall Ave
St. Joseph Hospital
Minnesota Children's Museum
Great Hall
5th St E.
UNION DEPOT
Lower Landing Park
Dayton Ave
Cathedral of St. Paul
Wabasha St
Palace Theater
Selby Ave
Ecolab Corp. Center
MMAA
Warner St
St. Peter St
CENTRAL
Kellogg Square
Landmark Center
First Nat'l Bank Bldg.
Culture Park
Virginia St
Xcel Energy Center
Roy Wilkins Auditorium
Ordway Ctr. for the Performing Arts
City Hall
N. Chestnut St
W. Irvine Ave
Kellogg Mall Park
S. Robert St
Nassoff Specialty Services
St. Paul RiverCentre
County Courthouse
George Latimer Central Library
Exchange St S.
Children's Hospital
Allina Health Services
River Park Plaza
Ramsey St
Grand Ave
Science Museum of Minnesota
E. Fillmore Ave
Irvine Park
Upper Landing Park
Ball Corporation
W. Forbes Ave
W. Harrison Ave
7th St W.
Sturgis St
Shepard Rd
Goodrich Ave
Banfil St
Cathedral Hill Park
Plato Blvd
W. Goodhue St
W. Superior St
Smith Ave S.
Cliff St
Prospect Park
Shepard Rd
Twin Cities Recycling
Isabel St W.
Xcel Energy
Randolph Ave
W. Water St
Alice Park
Winifred St W.
Manomin Ave
Orleans St
Ohio St
W. Robie St
George St W.
Cherokee Regional Park
Brooklyn Park
Fridley
Brooklyn Ctr.
Roseville
Maplewood
ST. PAUL
MINNEAPOLIS
Woodbury
Richfield
Mendota Heights
Bloomington
Eagan
Inver Grove Heights
Cottage Grove

A-3-52

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsors:	H. Bradford Inglesby; Tyler J. Duncan
Borrowers(1):	Various
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	3.8%
Interest Rate:	3.4000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest Only
Additional Debt(2):	$50,000,000 Pari Passu Debt
Call Protection(3):	LO(25);DEF(91);O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$544,053	$272,026
Insurance:	$0	Springing
Replacement:	$0	$13,468
TI/LC:	$4,000,000	Springing
Existing Tenant TI/LCs:	$1,648,010	$0
Rent Concessions:	$1,364,950	$0
Escalator Reserve:	$158,161	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$124
Cut-off Date LTV:	64.0%
Balloon LTV:	64.0%
Underwritten NOI DSCR:	3.12x
Underwritten NCF DSCR:	2.89x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	10.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	St. Paul, MN
Year Built / Renovated:	1986 / N/A
Total Sq. Ft.:	646,459
Property Management:	Unilev Management Corp. of Minnesota
Underwritten NOI(6):	$8,600,297
Underwritten NCF:	$7,970,628
Appraised Value:	$125,000,000
Appraisal Date:	September 19, 2019

Historical NOI
Most Recent NOI(6):	$7,895,426 (T-12 August 31, 2019)
2018 NOI(6):	$7,673,134 (December 31, 2018)
2017 NOI(6):	$6,267,110 (December 31, 2017)
2016 NOI(6):	$6,682,763 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	85.0% (October 21, 2019)
2018 Occupancy:	85.9% (December 31, 2018)
2017 Occupancy:	86.2% (December 31, 2017)
2016 Occupancy:	85.0% (December 31, 2016)
(1)	The borrowers under the Wells Fargo Place Loan (as defined below) are St. Paul Tower, L.P., Overland W.F.P.-1, L.P., Overland W.F.P.-2, L.P. and WF Tower Holdings, LP (collectively, the “Wells Fargo Place Borrowers”).

(2)	The Wells Fargo Place Loan consists of the non-controlling Note A-4, Note A-5, Note A-6 and Note A-7, and are part of the Wells Fargo Place Whole Loan (as defined below), which is evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million. For additional information, see “The Loan” below.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the Wells Fargo Place Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 25, 2022. The assumed lockout period of 25 payments is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	Financial Information is based on the Wells Fargo Place Whole Loan.

(6)	The Wells Fargo Place Property (as defined below) previously secured a loan securitized in the CSMC 2007-C1 securitization transaction. Due to internal issues with the previous loan sponsor, the previous loan was transferred to special servicing in May 2016 with a number of month-to-month leases and near-term lease expirations, and subsequently went into maturity default in November 2016. While the previous loan was in special servicing, the Wells Fargo Place Borrower Sponsors (as defined below) took ownership of the Wells Fargo Place Property via an equity recapitalization. The previous loan had an original balance of $90,000,000, which was paid off in full using a combination of the equity recapitalization and a bridge loan. Since taking a controlling interest in the Wells Fargo Place Property in January 2018, the Wells Fargo Place Borrower Sponsors have completed more than 165,000 sq. ft. of new and renewal leasing, increasing NOI growth.

A-3-53

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

The Loan. The Wells Fargo Place mortgage loan (the “Wells Fargo Place Loan”) is a fixed rate loan secured by the Wells Fargo Place Borrowers’ fee simple interest in a Class A CBD office property located in St. Paul, Minneapolis (the “Wells Fargo Place Property”) with an original and Cut-off Date principal balance of $30.0 million. The Wells Fargo Place Loan is part of a whole loan (the “Wells Fargo Place Whole Loan”) with an original and Cut-off Date principal balance of $80.0 million that is evidenced by seven pari passu notes as follows: (i) the Wells Fargo Place Loan, which consists of the non-controlling Note A-4, Note A-5, Note A-6 and Note A-7, with an aggregate original and Cut-off Date principal balance of $30.0 million, and (ii) the controlling Note A-1, along with the non-controlling Note A-2 and Note A-3, with an original and Cut-off Date principal balance of $50.0 million. The controlling Note A-1, along with the non-controlling Note A-2, in the aggregate original and Cut-off Date principal balance of $40.0 million were contributed to the MSC 2019-L3 securitization transaction. The non-controlling Note A-3 is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Wells Fargo Place Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.4000%.

The relationship between the holders of the Wells Fargo Place Property will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Wells Fargo Place Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$20,000,000	$20,000,000	MSC 2019-L3	Yes
Note A-2	20,000,000	20,000,000	MSC 2019-L3	No
Note A-3	10,000,000	10,000,000	Starwood Mortgage Capital III LLC	No
Note A-4	10,000,000	10,000,000	CF 2019-CF3	No
Note A-5	10,000,000	10,000,000	CF 2019-CF3	No
Note A-6	5,000,000	5,000,000	CF 2019-CF3	No
Note A-7	5,000,000	5,000,000	CF 2019-CF3	No
Wells Fargo Place Whole Loan	$80,000,000	$80,000,000

Loan proceeds were used to retire a prior loan of approximately $70.1 million on the Wells Fargo Place Property, pay closing costs, fund reserves and return approximately $1.2 million of equity to the Wells Fargo Place Borrower Sponsors. Based on the “as is” appraised value of $125.0 million as of September 19, 2019, the Cut-off Date LTV is 64.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$80,000,000	100.0%	Loan Payoff	$70,081,296	87.6%
			Reserves	7,715,174	9.6
			Return of Equity	1,180,059	1.5
			Closing Costs	1,023,471	1.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

The Borrowers / Borrower Sponsors.  The Wells Fargo Place Borrowers are each a Minnesota limited partnership with a Delaware single-member general partner, structured to be bankruptcy-remote with at least two independent directors at the general partner level. The Wells Fargo Place Borrowers are tenants-in-common, each jointly and severally liable for the Wells Fargo Place Whole Loan and subject to customary tenant-in-common requirements. The borrower sponsors and non-recourse carveout guarantors of the Wells Fargo Place Loan are H. Bradford Inglesby and Tyler J. Duncan, (collectively, the “Wells Fargo Place Borrower Sponsors”), partners at Crescent Investment Group.

Crescent Investment Group is a commercial real estate investment firm specializing in real estate investments throughout the United States. The firm was formed in 2012. The firm is managed by senior partners with combined portfolio investment experience that includes the acquisition of 10.0 million sq. ft. of property. The firm’s portfolio is comprised of institutional office properties that are geographically dispersed in metropolitan statistical areas (“MSAs”) throughout the United States.

H. Bradford Inglesby is a partner and founder of Crescent Investment Group and is responsible for directing the strategy and investment activities of the firm. Mr. Inglesby has more than 15 years of experience in the commercial real estate industry. Tyler J. Duncan is also a partner in Crescent Investment Group and is responsible for directing the strategy and investment activities of the firm.

The Property. The Wells Fargo Place Property is a 646,459 sq. ft. Class A office property located at 30 7th Street East in St. Paul, Minnesota. The Wells Fargo Place Property is a 37-story building, built in 1986 and located in the St. Paul CBD. The Wells Fargo Place Property has a 156-space underground parking garage with valet parking. There is an additional garage, which is available to building tenants via a skywalk across Cedar Street and is owned by the City of St. Paul. Parking spaces at the garage are leased to the Wells Fargo Place Borrowers on a 20-year lease entered into on January 1, 2019. The lease stipulates 540 unassigned parking stalls within the 1,170-space garage.

A-3-54

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Situated in the St. Paul CBD, the Wells Fargo Place Property encompasses half of a city block. The Wells Fargo Place Property is the tallest office building in St. Paul and offers tenants a fitness center, locker rooms, underground parking, skyway connectivity, multiple food service options and a training center. The Wells Fargo Place Property’s “Main & Main” location offers tenants access to restaurants, sporting venues and other urban amenities. A short walk from the Wells Fargo Place Property is the Xcel Energy Center, home to St. Paul’s NHL team, the Minnesota Wild, and also nearby are the Minnesota State Capitol, Minnesota Children’s Museum, Ecolab’s new corporate headquarters and the Saint Paul Hotel. The Wells Fargo Place Property also benefits from its skyway connectivity from four directions, providing tenants with transit throughout the St. Paul CBD.

The Wells Fargo Place Property is 85.0% leased as of October 21, 2019. The Wells Fargo Place Property has maintained an average occupancy of 88.7% since 2009.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
MSCU(3)	NR/Aa3/AA-	90,513	14.0%	$13.48	11.2%	7/31/2022
AgriBank(4)(5)(6)	NR/Aa3/AA-	86,298	13.3	$15.47	12.2	10/31/2026
IRS(7)	AAA/Aaa/AA+	56,144	8.7	$37.07	19.0	2/28/2021
Wells Fargo Bank(5)	A+/A2/A-	43,402	6.7	$17.38	6.9	9/30/2023
Larson King(8)	NR/NR/NR	39,876	6.2	$17.95	6.5	1/31/2022
Total Major Tenants		316,233	48.9%	$19.31	55.8%
Other Tenants		232,962	36.0	$20.73	44.2
Total Occupied Tenants		549,195	85.0%	$19.91	100.0%
Vacant		97,264	15.0
Total		646,459	100.0%

(1)	Based on the underwritten rent roll dated October 21, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	MSCU has an ongoing right to terminate its lease in the event that MSCU relocates to a state- or MSCU-owned facility.

(4)	AgriBank may surrender 5,000 to 8,000 sq. ft. between November 2021 and December 2023 with nine months’ notice.

(5)	Underwritten to tenant’s average rent over remaining lease term.

(6)	AgriBank subleases 8,337 sq. ft. to an affiliate. The terms of the sublease were not available and the prime lease was underwritten.

(7)	IRS is on a lease that pays rent on a gross basis.

(8)	Larson King subleases 2,858 sq. ft. to The Cakerie, an adjacent tenant. The terms of the sublease were not available and the prime lease was underwritten.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	1,062	0.2%	1,062	0.2%	$16.23	0.2%	0.2%
2019	0	0	0.0	1,062	0.2%	$0.00	0.0	0.2%
2020	4	25,059	3.9	26,121	4.0%	$19.86	4.5	4.7%
2021	5	93,210	14.4	119,331	18.5%	$28.86	24.6	29.3%
2022	7	148,432	23.0	267,763	41.4%	$15.79	21.4	50.7%
2023	2	59,991	9.3	327,754	50.7%	$17.69	9.7	60.4%
2024	3	10,085	1.6	337,839	52.3%	$18.25	1.7	62.1%
2025	1	2,804	0.4	340,643	52.7%	$17.75	0.5	62.6%
2026	6	92,592	14.3	433,235	67.0%	$15.56	13.2	75.7%
2027	2	14,425	2.2	447,660	69.2%	$16.48	2.2	77.9%
2028	4	72,553	11.2	520,213	80.5%	$27.67	18.4	96.3%
2029	1	2,265	0.4	522,478	80.8%	$8.28	0.2	96.4%
Thereafter	1	24,291	3.8	546,769	84.6%	$16.00	3.6	100.0%
Management Office	1	2,426	0.4	549,195	85.0%	$0.00	0.0	100.0%
Vacant	NAP	97,264	15.0	646,459	100.0%	NAP	NAP
Total / Wtd. Avg.	41	646,459	100.0%			$19.91	100.0%
(1)

Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated October 21, 2019.

A-3-55

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Minnesota State Colleges and Universities (90,513 sq. ft.; 14.0% of NRA; 11.2% of U/W Base Rent). Minnesota State Colleges and Universities (“MSCU”) is the fifth largest system of public colleges and universities in the US. The organization is comprised of 31 institutions with 54 campuses across the state of Minnesota. MSCU uses its space at the Wells Fargo Place Property for administrative purposes. MSCU has occupied space at the Wells Fargo Place Property since 2005 and most recently extended its lease in August 2015. The current MSCU lease contains a termination option, which can be exercised in the event that MSCU relocates to a state- or MSCU-owned facility.

AgriBank (86,298 sq. ft.; 13.3% of NRA; 12.2% of U/W Base Rent). AgriBank is a wholesale bank that is owned by and supports 17 Farm Credit Associations. AgriBank provides loans and financial services to farmers, ranchers, rural businesses and homeowners throughout a 15-state district that includes nearly 40% of all US farmland. AgriBank is one of the largest banks within the Farm Credit System. AgriBank moved into the Wells Fargo Place Property in 2011 and expanded in 2014. The AgriBank lease expires in October 2026 and has two five-year renewal options. AgriBank may surrender 5,000 to 8,000 sq. ft. between November 2021 and December 2023 with nine months’ notice and payment of the Wells Fargo Place Borrowers’ unamortized transaction costs. Additionally, AgriBank subleases 8,337 sq. ft. to an affiliate.

IRS (56,144 sq. ft.; 8.7% of NRA; 19.0% of U/W Base Rent). General Services Administration is the administrative department of the United States Government and acts as master lessor for individual agencies of the federal governments. Three federal agencies, the Internal Revenue Service (“IRS”), Bureau of Alcohol, Tobacco, Firearms and Explosives (5.9% of NRA) and United States Department of Agriculture (0.8% of NRA) occupy space at the Wells Fargo Place Property. The IRS has its regional administrative offices and a taxpayer assistance office at the Wells Fargo Place Property. The IRS consolidated offices from its Minneapolis location to Wells Fargo Place Property in 2018 and renewed its lease for three years. The IRS spent approximately $600,000 on its space, including re-carpeting, painting, IT and office configuration. IRS has been a tenant at the Wells Fargo Place Property since 2005. The IRS lease expires in February 2021 and has no renewal options. IRS does not have any termination options.

Wells Fargo Bank (43,402 sq. ft.; 6.7% of NRA; 6.9% of U/W Base Rent). Wells Fargo Bank is a diversified, community-based financial services company. Headquartered in San Francisco, Wells Fargo was founded in 1852 and was ranked 30th on Fortune’s 2015 rankings of America’s largest corporations. St. Paul and Minneapolis represent a major hub for Wells Fargo Bank. Wells Fargo Bank has been at the Wells Fargo Place Property since 2001. The Wells Fargo Bank lease was renewed in June 2016. It expires in September 2023 and has two five-year renewal options. Wells Fargo Bank does not have any termination options.

Larson King (39,876 sq. ft.; 6.2% of NRA; 6.5% of U/W Base Rent). Larson King is a law firm that specializes in a variety of services, including agriculture, appellate, business, construction, mass tort, class action, personal injury, health, insurance, immigration, intellectual property, labor, employment, reinsurance, immigration and product liability. Larson King has been a tenant at the Wells Fargo Place Property since 2002. Larson King’s lease expires in January 2022 and has one five-year renewal option. Larson King does not have any termination options, except with regard to 1,910 sq. ft. of storage space. Additionally, Larson King subleases 2,858 sq. ft. to The Cakerie, an adjacent tenant.

Environmental Matters. The Phase I environmental report, dated September 17, 2019, recommended no further action at the Wells Fargo Place Property.

The Market. The Wells Fargo Place Property is located in the St. Paul CBD. St. Paul, located approximately seven miles east of Minneapolis, is Minnesota’s second largest city. Together, St. Paul and Minneapolis are known as the Twin Cities and form the 16th largest MSA in the United States, accounting for more than 3.5 million residents. On its own, the St. Paul CBD is home to approximately 305,000 residents. Since 2014, in the St. Paul CBD, there has been more than $700 million of capital spent on light rail transit stations, corporate headquarters acquisitions, conversions, hotel renovations, concert hall construction and development and retail expansions. The majority of this investment has been spent in and around areas adjacent to the Wells Fargo Place Property. Most notable among the recent developments is that the number of housing units in St. Paul CBD has increased by more than 20% in the past five years. Attractions in the St. Paul CBD include Xcel Energy Center, Ordway Centre for Performing Arts, Science Museum of Minnesota, CHS Field and the Minnesota Children’s Museum as well as events like the St. Paul Winter Carnival, which has been a tradition in downtown St. Paul for more than 125 years. Demand for downtown St. Paul apartments is anchored by public and private sector employment growth, all within the St. Paul CBD. The public sector employs approximately 19,000 workers and more than 1,200 private companies have approximately 72,000 employees. The area’s largest private sector employers include Ecolab, Traveler’s Companies, Century Link and St. Joseph’s Hospital. Reverse commuting among the region’s workers is a growing trend as St. Paul, via the Green Line, offers residents access to over 280,000 jobs in other nearby employment centers.

According to the appraisal, the Wells Fargo Place Property is located in the Minneapolis office market. As of the second quarter of 2019, with respect to the Minneapolis office market, average asking rent was $21.95 PSF, vacancy was 7.2%, and inventory totaled approximately 196.2 million sq. ft. The Wells Fargo Place Property is located in the St. Paul CBD office submarket of the Minneapolis office market. For the second quarter 2019, the St. Paul CBD office submarket had total inventory of approximately 12.1 million sq. ft. with a vacancy rate of 8.9% and average asking rent of $22.52 PSF.

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radii of the Wells Fargo Place Property were 19,959, 173,750 and 367,772, respectively. The 2019 median household incomes within the same radii were $40,873, $50,707 and $57,003, respectively.

A-3-56

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

The following table presents certain information relating to comparable office leases for the Wells Fargo Place Property:

Office Lease Comparables(1)
Property Name/Location	Year Built/ Renovated	Office Area (Sq. Ft.)	% Occupied	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (Sq. Ft.)	Annual Base Rent PSF	Lease Type
Wells Fargo Place (Subject) 30 7th Street East St. Paul, Minnesota	1986/N/A	646,459(1)	85.0%(2)	-	-	-	-	-	-
UBS Plaza 444 Cedar Street St. Paul, Minnesota	1980/1997	275,520	N/A	0.1 miles	PolyMet Mining Optiv Security	Mar. 2020 / 63 Oct. 2019 / 39	5,809 5,609	$12.50 $12.00	NNN NNN
Northwestern Building St. Paul 275 4th Street East St. Paul, Minnesota	1916/1980	81,322	N/A	0.5 miles	Aki Shibataa	Jun. 2019 / 36	345	$17.00	Gross
Lawson Commons 380-388 Saint Peter Street St. Paul, Minnesota	1999/N/A	436,478	N/A	0.2 miles	Synchrony	Mar. 2018 / 84	16,000	$15.50	NNN
401 Building 401 Robert Street North St. Paul, Minnesota	2000/N/A	635,000	N/A	0.1 miles	Charles Schwab	Feb. 2018 / 36	4,877	$17.71	NNN
The Great Northern Building 180 East Fifth Street St. Paul, Minnesota	1910/2014	668,321	N/A	0.3 miles	BNSF	Aug. 2017 / 60	8,254	$10.00	NNN
(1)	Based on the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 21, 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017(1)	2018	T-12 8/31/2019	U/W	U/W PSF
Base Rent(2)	$9,173,131	$8,458,416	$9,931,701	$10,154,250	$10,936,573	$16.92
Value of Vacant Space	0	0	0	0	1,678,883	2.60
Gross Potential Rent	$9,173,131	$8,458,416	$9,931,701	$10,154,250	$12,615,456	$19.51
Total Recoveries	6,077,632	6,147,729	6,637,926	6,707,414	6,705,305	10.37
Other Income	341,422	474,331	385,887	211,353	288,186	0.45
Less: Vacancy	0	0	0	0	(1,678,883)	(2.60)
Effective Gross Income	$15,592,185	$15,080,476	$16,955,514	$17,073,017	$17,930,064	$27.74
Total Operating Expenses	8,909,422	8,813,366	9,282,380	9,177,591	9,329,767	14.43
Net Operating Income(3)	$6,682,763	$6,267,110	$7,673,134	$7,895,426	$8,600,297	$13.30
TI/LC	0	0	0	0	468,054	0.72
Capital Expenditures	0	0	0	0	161,615	0.25
Net Cash Flow	$6,682,763	$6,267,110	$7,673,134	$7,895,426	$7,970,628	$12.33
(1)	The full year 2017 operating statement was not available, as the Wells Fargo Place Property was in receivership during the fourth quarter of 2017. As such, 2017 figures are based on a September 2017 year-to-date operating statement along with the general ledger for the fourth quarter of 2017.

(2)	U/W Base Rent is based on the October 21, 2019 rent roll, with rent steps taken through May 2020 of $30,183 and averaged rent through remaining lease terms for investment grade tenants equal to $192,756.

(3)	U/W Net Operating Income is higher than T-12 8/31/2019 Net Operating Income due to (i) rent steps totaling approximately $30,183, (ii) averaged rent through the remaining lease terms of investment grade tenants totaling $192,756, (iii) burn-off of free rent totaling approximately $362,000 and (iv) three new leases executed in the second half of 2019 totaling approximately $267,987 of underwritten rent and reimbursements.

Property Management.    The Wells Fargo Place Property is managed by Unilev Management Corp. of Minnesota, which is an affiliate of the Wells Fargo Place Borrowers.

A-3-57

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Lockbox / Cash Management.    The Wells Fargo Place Whole Loan is structured with a hard lockbox and in place cash management. The Wells Fargo Place Borrowers or property manager, as applicable, (i) delivered direction letters to each tenant at the Wells Fargo Place Property directing them to pay all rents directly into the lockbox account and (ii) to the extent the Wells Fargo Place Borrowers or property manager receives any rents or other revenues of any kind, is required to deposit into the lockbox account within three business days of receipt of the same. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed in accordance with the Wells Fargo Place Whole Loan documents and, during a Sweep Event Period (as defined below), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Wells Fargo Place Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Wells Fargo Place Whole Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event Period (as defined below), in which case all excess cash flow up to an amount equal to $5,500,000 or so long as the NOI debt yield is below 8.5%, in which case up to an amount equal to $6,500,000 (the “Major Tenant Space Reserve Cap”) and will be available to the Wells Fargo Place Borrowers to pay tenant improvements and leasing commissions). Once the funds on deposit in the related reserve equal the Major Tenant Space Reserve Cap, then (x) provided no other Sweep Event Period then exists, all excess cash flow is required to be released to Wells Fargo Place Borrowers or (y) if another Sweep Event Period then exists, all excess cash flow is transferred to an excess cash flow reserve. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Wells Fargo Place Borrowers.

A “Sweep Event Period” will commence upon the earliest of the following:

(i)	an event of default under the Wells Fargo Place Whole Loan documents until cured;

(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.30x (based on amortizing debt service payments) until the debt service coverage ratio based on the trailing 12-month period is at least 1.40x (based on amortizing debt service payments) for two consecutive calendar quarters;

(iii)	the occurrence and continuance of a Major Tenant Trigger Event Period until cured as further described below; and

(iv)	November 6, 2028, if the debt yield is less than 8.5%.

A “Major Tenant Trigger Event Period” commences if (i) MSCU, AgriBank, IRS or a replacement tenant (each, a “Major Tenant”) defaults under its lease; (ii) (x) any one Major Tenant goes dark with respect to 30% or more of its space or otherwise fails to occupy at least 70% of its leased space or gives notice of its intention to do the foregoing, (y) any two Major Tenants go dark with respect to 20% or more of their respective spaces or otherwise fail to occupy at least 80% of their respective spaces or give notice of their intention to do the foregoing or (z) any three Major Tenants go dark with respect to 15% or more of their respective spaces or otherwise fail to occupy at least 85% of their respective spaces or give notice of their intention to do the foregoing; (iii) (x) any Major Tenant gives notice to vacate or vacates 30% or more of its leased space, (y) any two Major Tenants give notice to vacate or vacate 20% or more of each of their leased spaces or (z) any three Major Tenants give notice to vacate or vacate 15% or more of each of their leased spaces; (iv) any Major Tenant becomes a debtor in any bankruptcy or other insolvency proceeding; (v) (x) any Major Tenant sublets 40% or more of its leased space, (y) any two Major Tenants sublet 30% or more of their respective leased spaces or (z) any three Major Tenants sublet 25% or more of their respective leased spaces, (vi) any Major Tenant terminates its lease or gives notice to terminate its lease; or (vii) any Major Tenant fails to renew or extend the term of its lease for a period of five years, either (x) on terms and conditions stated in its respective lease or (y) on terms reasonably satisfactory to the lender at least 12 months prior to its lease expiration.

A Major Tenant Trigger Event Period will terminate: (a) with regard to clause (i), upon the related tenant curing such default; (b) with regard to clauses (ii), (iii), (v) and (vi), upon the related tenants having rescinded such notice and/or resumed their customary business operations in their respective leased spaces for at least one calendar quarter; (c) with regard to clause (iv), upon the related Major Tenant lease being affirmed in such proceeding, and the related tenant being discharged from bankruptcy or other insolvency proceeding such that no proceedings are ongoing and having paid rent for two consecutive calendar quarters; (d) with regard to clause (vi), upon the related tenant exercising the applicable extension option or entering into a new lease on terms and conditions satisfactory to the lender; and (e) with regard to clauses (i) through (vii), when a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A "Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease having a term of at least five years for the related space, as applicable; (ii) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business, and all tenant improvements costs and leasing commissions have been paid; and (iii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $544,053 into a real estate tax reserve. The Wells Fargo Place Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $272,026.

Insurance Reserve. The Wells Fargo Place Borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated insurance premiums. In the event the Wells Fargo Place Borrowers maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The Wells Fargo Place Borrowers currently maintain a blanket insurance policy. As such, initial insurance reserves were waived and monthly insurance reserves are currently waived.

A-3-58

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Replacement Reserve. The Wells Fargo Place Borrowers are required to deposit $13,468 into a capital expenditure reserve on a monthly basis.

TI/LC Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $4,000,000 into a general TI/LC reserve. The Wells Fargo Place Borrowers are required to deposit into a TI/LC reserve on a monthly basis an amount equal to $80,807 commencing once the balance of the TI/LC Reserve is less than $1,000,000. Notwithstanding the foregoing, provided that no event of default then exists, monthly deposits into the TI/LC Reserve will be suspended at any time that the balance of the reserve is at least $3,000,000; provided, however, if a Major Tenant Trigger Event Period then exists, the cap will be increased to $5,500,000 (or $6,500,000 if the NOI debt yield is less than 8.5%). Upon a cure of the Major Tenant Trigger Event Period, the cap will be reduced back to $3,000,000 and funds on deposit in the TI/LC Reserve in excess of $3,000,000 will be disbursed to Wells Fargo Place Borrowers.

Existing Tenant TI/LC Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $1,648,010 into an existing tenant TI/LC reserve.

Rent Concession Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $1,364,950 into a rent concession reserve.

Escalator Work Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $158,161 into an escalator work reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. Certain direct or indirect constituent owners of the Wells Fargo Place Borrowers (other than the special purpose entity general partner/managing member of the Wells Fargo Place Borrowers) (whether one or more, collectively the “Wells Fargo Place Mezzanine Borrower”) may incur debt (the “Mezzanine Financing”) during the Wells Fargo Place Whole Loan term from a mezzanine lender acceptable to the lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the Wells Fargo Place Mezzanine Borrower in the Wells Fargo Place Borrowers, provided the following conditions, among others, are met: (i) the aggregate loan-to-value (based on the Wells Fargo Place Whole Loan amount and the Mezzanine Financing) does not exceed 75.0%; (ii) the aggregate debt yield (based on the Wells Fargo Place Whole Loan amount and the Mezzanine Financing) is not less than 9.5%; (iii) the Wells Fargo Place Whole Loan and the Mezzanine Financing are co-terminus; (iv) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender; (v) hard cash management is in place; and (vi) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. None.

A-3-59

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

A-3-60

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

225 Bush
225 Bush Street
San Francisco, CA 94104
SAN FRANCISCO
Telegraph Hill
San Francisco Bay
Chinatown
Financial District
Union Square
SoMa
South Beach
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
CABLE CAR LINE
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Clementina St
Tehama St
Jessie St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Embarcadero
Kearny St
Grant Ave
Stockton St
Powell St
Beale St
Main St
Spear St
Steuart St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
Federal St
Delancey St
MUNI METRO
BART
CENTRAL SUBWAY (Under Construction)
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
DON CHEE WAY & STEUART
EMBARCADERO
MONTGOMERY
POWELL
UNION SQUARE
YERBA BUENA/ MOSCONE
ABC Broadcast Center
NORTHEAST WATERFRONT HISTORIC DISTRICT
KPIX TV
Sydney G. Walton Square
Maritime Plaza
Ferry Park
Embarcadero Plaza
Ferry Building
Justin Herman Plaza
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Ferry Building Marketplace
Transamerica Pyramid
Transamerica Redwood Park
Portsmouth Square
Omni San Francisco
The Fairmont San Francisco
InterContinental Mark Hopkins
Ritz Carlton
St. Mary's Square
Bank of America Bldg.
California Center
100 Pine Center
101 California
388 Market Street
One Front Street
Southern Pacific Bldg.
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
100 Spear
Rincon Center
200 Spear Street
Hallidie Building
100 Montgomery
One Bush Plaza
333 Market Street
455 Market Street
525 Market Street
50 Fremont Center
Millennium Tower
Park Tower at Transbay (Under Constr.)
Google SF
Gap HQ
Crocker Galleria
Grand Hyatt SF
Sir Francis Drake
Salesforce Tower
Golden Gate University
100 First St.
TRANSBAY TRANSIT CENTER
Bit Torrent
Temporary Transbay Terminal
MIRA (Under Constr.)
Twilio
The Infinity Towers
Foundry Square I
Foundry Square II
Foundry Square III
Foundry Square IV
JPMorgan Chase Bldg.
WeWork
Macy's
Academy of Art University
Four Seasons Hotel SF
Museum of the African Diaspora
The Mexican Museum
LinkedIn
SF Marriott Marquis
Contemporary Jewish Museum
Yerba Buena Center for the Arts
SF Museum of Modern Art
W San Francisco
201 Third Street
Riverbed Technology
Yerba Buena Gardens
Metreon
Moscone North
Moscone South
Moscone West
MOSCONE CONVENTION CENTER
Children's Creativity Museum
YERBA BUENA SQUARE
Hallidie Plaza
Westfield San Francisco Centre
SF Mint
Univ. of the Pacific School of Dentistry
Yahoo
Inter Continental SF
Comcast SportsNet
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
Bay Bridge
80
Pittsburg
Concord
Richmond
San Rafael
Mill Valley
Corte Madera
Tiburon
Sausalito
Berkeley
Lafayette
Orinda
Walnut Creek
Alamo
Moraga
Emeryville
Piedmont
Danville
San Ramon
OAKLAND
Alameda
Castro Valley
Dublin
Pleasanton
San Leandro
Daly City
Brisbane
South San Francisco
San Francisco Bay
Hayward
Union City
Sunol
Fremont
Pacifica
San Bruno
Burlingame
San Mateo
Foster City
Belmont
Redwood City
Newark
San Carlos
Menlo Park
Palo Alto
Mtn. View
Milpitas
Santa Clara
SAN JOSE
Sunnyvale
Portola Valley
Woodside
Half Moon Bay
Moss Beach
Pacific Ocean
MARIN COUNTY
CONTRA COSTA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY
SAN FRANCISCO

A-3-61

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance

Borrower Sponsor:	Kylli Inc.
Borrower:	225 Bush Street Owners LLC
Original Balance(2):	$28,600,000
Cut-off Date Balance(2):	$28,600,000
% by Initial IPB:	3.6%
Interest Rate:	3.3030%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt(2)(3):	$175,000,000 Pari Passu debt; $146,400,000 Subordinate Debt
Call Protection(4):	LO(25);DEF(29);O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$3,012,292	$376,536
Insurance:	$838,031	$119,719
Replacement:	$0	$9,666
TI/LC:	$4,097,106	$96,665
Rent Concession:	$886,122	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / SF:	$351	$603
Balloon Balance / SF:	$351	$603
Cut-off Date LTV:	34.6%	59.4%
Balloon LTV:	34.6%	59.4%
Underwritten NOI DSCR:	4.00x	2.33x
Underwritten NCF DSCR:	3.85x	2.24x
Underwritten NOI Debt Yield:	13.4%	7.8%
Underwritten NCF Debt Yield:	12.9%	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office - CBD
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1922, 1955 / 2010 - 2013
Net Rentable Area (SF):	579,987
Property Management:	225 Bush Street Partners LLC
Underwritten NOI:	$27,263,666
Underwritten NCF:	$26,277,688
Appraised Value:	$589,000,000
Appraisal Date:	September 5, 2019

Historical NOI(6)
Most Recent NOI:	$24,512,257 (T-12 August 31, 2019)
2018 NOI:	$25,674,474 (December 31, 2018)
2017 NOI:	$24,788,393 (December 31, 2017)
2016 NOI:	$25,426,362 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.8% (September 30, 2019)
2018 Occupancy:	92.5% (December 31, 2018)
2017 Occupancy:	92.0% (December 31, 2017)
2016 Occupancy:	93.4% (December 31, 2016)

(1)	The 225 Bush Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch (“DBNY”). Note A-5 will be acquired by CCRE from DBNY on or before the closing date of the CF 2019-CF3 securitization.

(2)	The 225 Bush Loan (as defined below) consists of the non-controlling Note A-5 and is part of the 225 Bush Whole Loan, which is evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $203.6 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness" below.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. The 225 Bush Borrower (as defined below) has the option to defease the entire $350.0 million 225 Bush Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2022. The assumed lockout period of 25 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	NOI fluctuations year-over-year are due to tenant rent abatements associated with new leases.

A-3-62

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

The Loan. The 225 Bush mortgage loan (the “225 Bush Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million (the “225 Bush Whole Loan”), which whole loan is secured by the 225 Bush Borrower’s fee interest in a 579,987 square foot, Class A office building with ground floor retail, located in San Francisco, California (the “225 Bush Property”). The 225 Bush Whole Loan is comprised of (i) a senior loan, comprised of six pari passu notes with an aggregate principal balance as of the Cut-off Date of $203.6 million (the “225 Bush Senior Notes”), one of which (Note A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $28.6 million) is being contributed to the CF 2019-CF3 Trust and constitute the 225 Bush Loan and the remainder of which are expected to be contributed to one or more other securitization trusts, and (ii) a subordinate loan, comprised of one note, with an outstanding principal balance as of the Cut-off Date of $146.4 million (the “225 Bush Subordinate Companion Note”). The 225 Bush Subordinate Companion Note is an asset of the Benchmark 2019-B14 securitization, but it is not pooled together with the other mortgage loans in the Benchmark 2019-B14 securitization. The relationship between the holders of the 225 Bush Senior Notes and 225 Bush Subordinate Companion Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The 225 Bush Whole Loan has a five-year term and is interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-5	$28,600,000	$28,600,000	CF 2019-CF3	No
Note A-1, Note A-6	60,000,000	60,000,000	Benchmark 2019-B14	No(1)
Note A-2	50,000,000	50,000,000	COMM 2019-GC44(2)	No
Note A-3	30,000,000	30,000,000	UBS AG	No
Note A-4	35,000,000	35,000,000	UBS AG	No
Senior Notes	$203,600,000	$203,600,000
Note B	146,400,000	146,400,000	Benchmark 2019-B14 (loan specific certificates)	Yes(1)
Whole Loan	$350,000,000	$350,000,000
(1)	The initial controlling note is Note B, so long as no control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing. Otherwise, then the controlling note will be Note A-1. The 225 Bush Whole Loan will be serviced pursuant to the Benchmark 2019-B14 Pooling and Servicing Agreement. For so long as Note B is included in the Benchmark 2019-B14 securitization, and no control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing, the control rights of Note B, when it is the controlling note, will be exercisable by the loan-specific directing holder for the Benchmark 2019-B14 loan-specific certificates.

(2)	The COMM 2019-GC44 securitization is not yet closed and is expected to close before the CF 2019-CF3 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$203,600,000	58.2%	Payoff Existing Debt	$241,210,092	68.9%
Subordinate Debt	146,400,000	41.8	Return on Equity	96,364,753	27.5
			Upfront Reserves	8,833,550	2.5
			Closing Costs	3,591,605	1.0
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is 225 Bush Street Owners LLC, a Delaware limited liability company (the “225 Bush Borrower”). The company is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Kylli Inc. (the “225 Bush Borrower Sponsor”) Kylli Inc. is a full-service real estate investment management company focused on the acquisition, development and management of assets in the San Francisco Bay Area. Kylli Inc. is a wholly-owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately-held full service investment company headquartered in Shenzhen, China. Kylli Inc.’s assets in the United States include (in addition to the 225 Bush Property) (i) over 500,000 square feet of office space under management in San Francisco, (ii) 767,000 square feet of office space under construction in Burlingame, California, which is fully leased to Facebook, and (iii) over 48 acres of developable land in Santa Clara, California.

The Property. The 225 Bush Property is a Class A, 22-story, 579,987 sq. ft. office building with ground floor retail located in the North Financial District neighborhood of San Francisco, California. The 225 Bush Property was originally constructed in two phases in 1922 and 1955. Formerly known as the “Standard Oil Building,” the 225 Bush Property was developed by John D. Rockefeller as the headquarters for Standard Oil and later became the headquarters of Chevron. The 225 Bush Property was designed by George W. Kelham and modeled after the Federal Reserve Bank of New York in Manhattan’s financial district. The 225 Bush Property features 26,000 square foot floor plates, a fitness center with locker rooms and showers, 110 subterranean valet parking spaces and is situated on a 0.88-acre site at the corner of Bush Street and Sansome Street, one block north of Market Street.

The 225 Bush Borrower Sponsor purchased the 225 Bush Property in 2014 for $350.0 million and thereafter invested approximately $5.0 million in building system upgrades and approximately $23.0 million in tenant improvements. Historical investments include a $1.1 million renovation of the east and west lobbies in 2009, which included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and the installation of new street-level property signage. From 2010 to 2013, the 225 Bush Property underwent a $12.8 million renovation, which consisted of a full renovation of the terra cotta brick façade, including waterproofing and repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefronts, as well as lobby renovations and installation of the 13th floor fitness center. The 225 Bush Borrower Sponsor has indicated that it plans to execute a $7.0 million modernization of the building’s elevator systems,

A-3-63

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

which is expected to commence before the end of 2019 and be completed in 2022; however, the 225 Bush Borrower is under no obligation to conduct the modernization and no amounts were reserved under the 225 Bush Whole Loan in connection with this modernization.

As of September 30, 2019, the 225 Bush Property was 97.8% leased to 32 office tenants and to an investment grade retail tenant, Target, which occupies 20,677 square feet of ground floor retail space. The 225 Bush Property’s 10 largest tenants occupy 77.8% of the net rentable area and no tenant occupies more than 14.5% of the total net rentable area.

Major Tenants.

Twitch Interactive (“Twitch”) (84,035 sq. ft.; 14.5% of NRA; 14.2% of U/W Base Rent). The largest tenant, Twitch, is a wholly owned subsidiary of Amazon.com, Inc. (“Amazon”) (rated A3/A+/AA- by Moody’s/Fitch/S&P). Twitch is a live social media entertainment company that has developed a platform allowing people to create and live-stream their own original entertainment to a global audience. Twitch is a platform for channels relating to cooking, fitness, music, the arts, talk shows and other genres. According to the Twitch website, Twitch viewers watched over 505 billion minutes of original content in 2018. Additionally, the Twitch platform has over 3 million unique broadcasters each month on average, over 15 million average daily visitors and over 1.3 million average viewership at any given moment.

Twitch has been in occupancy at the 225 Bush Property since May 2013, originally occupying 26,351 sq. ft. (6th floor) under a five-year lease. In November 2014, the tenant executed a six-year renewal, expanding their premises by 25,653 square feet (8th floor) and 26,457 square feet (9th floor) for a total footprint of 78,461 square feet (not including storage space). Twitch has one (1) five-year extension option remaining, as well as a right of first offer to lease the entire 2nd, 5th, 7th and 10th floors. Amazon fully guarantees Twitch’s lease.

LiveRamp, Inc (“LiveRamp”) (76,724 sq. ft.; 13.2% of NRA; 15.4% of U/W Base Rent). LiveRamp, the second largest tenant, provides an identity resolution software platform to companies that enables a customer to use their offline customer data in online advertising. According to LiveRamp’s financial statements, as of March 2019, LiveRamp reported an annual revenue of $285.62 million. Subscription revenue was $237 million, up 38% and contributed 83% of total revenue.

LiveRamp has been in occupancy at the 225 Bush Property since May 2015, originally occupying 25,891 square feet (17th floor) under a seven-year lease. LiveRamp expanded at the 225 Bush Property in August 2016 by 25,809 square feet (16th floor) and again in July 2017 by an additional 25,024 square feet (15th floor) for a total footprint of 76,724 square feet. The tenant has one (1) five-year extension option remaining for the entirety of its space.

Benefit Cosmetics, LLC (“Benefit Cosmetics”) (61,917 sq. ft.; 10.7% of NRA; 6.0% of U/W Base Rent). Benefit Cosmetics is the third largest tenant and is a wholly owned subsidiary of Moët Hennessy – Louis Vuitton, which is a multinational luxury goods conglomerate headquartered in Paris, France. Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

A-3-64

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Twitch(3)	A3 / A+ / AA-	84,035	14.5%	$62.98	14.2%	8/18/2021
LiveRamp	NR / NR / NR	76,724	13.2	74.86	15.4	5/4/2022
Benefit Cosmetics(4)(5)	NR / NR / NR	61,917	10.7	35.90	6.0	8/31/2020
Handshake	NR / NR / NR	52,735	9.1	90.01	12.7	7/30/2027
SunRun	NR / NR / NR	43,850	7.6	81.75	9.6	5/31/2024
Knotel	NR / NR / NR	26,664	4.6	79.00	5.6	7/14/2026
Jewish Vocational Services(6)	NR / NR / NR	26,497	4.6	47.59	3.4	2/28/2021
Mesosphere, Inc.	NR / NR / NR	26,339	4.5	79.31	5.6	4/30/2023
HEAP, Inc.	NR / NR / NR	26,333	4.5	73.13	5.2	8/21/2023
General Assembly Space, Inc.	NR / NR / NR	26,320	4.5	64.92	4.6	8/29/2024
Subtotal / Wtd. Avg.		451,414	77.8%	$67.97	82.1%
Remaining Tenants(7)		115,919	20.0	57.58	17.9
Occupied Subtotal / Wtd. Avg.		567,333	97.8%	$65.84	100.0%
Vacant Space		12,654	2.2%
Total / Wtd. Avg.		579,987	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	The Net Rentable Area and U/W Base Rent PSF for Twitch includes 5,574 square feet of storage space with a weighted average base rent of $11.39 PSF.

(4)	Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

(5)	The Net Rentable Area and U/W Base Rent PSF for Benefit Cosmetics includes 1,787 square feet of storage space with a weighted average base rent of $17.84 PSF.

(6)	The Net Rentable Area and U/W Base Rent PSF for Jewish Vocational Services includes 305 square feet of storage space with a base rent of $12.00 PSF.

(7)	Remaining Tenants is inclusive of 8,766 square feet of conference room space and fitness center space and 3,957 square feet of storage space and antenna space with no attributable underwritten base rent. Remaining Tenants includes two leases with affiliates of the 225 Bush Borrower: Innovation Commons Owner LLC lease (3,706 sq. ft.; 0.64% NRA; $185,304 annual rent; 0.5% U/W Base Rent) and 225 Bush Street Partners LLC lease (1,321 sq. ft.; 0.23% NRA; $24,000 annual rent; 0.06% U/W Base Rent). Both tenants are occupying their respective space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	7	67,403	11.6	67,403	11.6%	$37.96	6.8	6.8%
2021	13	141,317	24.4	208,720	36.0%	$60.99	23.1	29.9%
2022	6	92,117	15.9	300,837	51.9%	$73.34	18.1	48.0%
2023	6	56,632	9.8	357,469	61.6%	$75.10	11.4	59.4%
2024	12	94,693	16.3	452,162	78.0%	$74.66	18.9	78.3%
2025	1	20,677	3.6	472,839	81.5%	$58.00	3.2	81.5%
2026	1	26,664	4.6	499,503	86.1%	$79.00	5.6	87.2%
2027	2	52,735	9.1	552,238	95.2%	$90.01	12.7	99.9%
2028	0	0	0.0	552,238	95.2%	$0.00	0.0	99.9%
2029	0	0	0.0	552,238	95.2%	$0.00	0.0	99.9%
2030 and Thereafter(3)	4	15,095	2.6	567,333	97.8%	$3.07	0.1	100.0%
Vacant	NAP	12,654	2.2	579,987	100.0%	$0.00	NAP	NAP
Total / Wtd. Avg.	52	579,987	100.0%			$65.84	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(3)	2030 and Thereafter is inclusive of 8,766 square feet of conference room space and fitness center space and 3,957 square feet of storage space and antenna space with no attributable underwritten base rent.

Environmental Matters.  The Phase I environmental report dated August 15, 2019 recommended no further action at the 225 Bush Property.

A-3-65

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

The Market. The 225 Bush Property is located in San Francisco’s North Financial District on the corner of Sansome Street and Bush Street, one block from the South of Market neighborhood. The 225 Bush Property is approximately 0.5 miles east of Union Square, which features major international retailers such as Nike, Apple, Gucci, Macy’s and Louis Vuitton and approximately 0.1 miles from the popular dining corridor known as Belden Place. In addition, the 225 Bush Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

As of the second quarter of 2019, the North Financial District office submarket consisted of approximately 30.3 million sq. ft. of office space with an overall market vacancy rate of 5.2% and average asking rent of approximately $67.81 PSF.

The appraisal identified six directly competitive office rent comparables located in the Financial District submarket. Comparable buildings were built between 1912 and 2000 and range in size from 47,733 sq. ft. to 485,000 sq. ft. Direct asking rents at the comparable properties ranged between $77.00 PSF and $92.00 PSF (full service leases) with a weighted average of approximately $86.29 PSF. The 225 Bush Property’s in-place weighted average office rent is $68.89 PSF, which is lower than the appraisal’s concluded office market rent, which ranges from $75.00 PSF to $90.00 PSF. The 225 Bush Property’s in-place weighted average office rent is approximately 18.1% below the weighted average concluded office market rent.

Appraiser's Concluded Office Market Rent(1)
Floor(s)	Rent PSF
Partial Floor	$75.00
Full Floor	$85.00
Benefit Cosmetics Space	$90.00
(1)	Based on the appraisal

Summary of Lease Comparables(1)
Property Name	Year Built/Renovated	# of Stories	Rentable Area (Sq. Ft.)	Lease Date	Lease Term (mos.)	Lease Size (Sq. Ft.)	Tenant Name	Base Rent
225 Bush Property (Subject)	1922, 1955 / 2010-2013	22	579,987	Various	Various	Various	Various	$68.89(2)
150 California	2000 / NAP	23	249,510	12/1/2019	84	19,541	City National Bank	$77.00
330-332 Pine Street	1912 / 2012	9	47,733	2/1/2019	62	6,345	Auto List	$80.00
The Landmark at One Market	1917 / 2000	11	434,396	10/1/2019	88	62,408	Duane Morris, LLP	$92.00
Embarcadero Center West	1988 / NAP	30	485,000	10/1/2018	96	1,559	Opus Bank	$84.00
150 Spear Street	1981 / NAP	18	264,551	9/15/2018	123	10,152	RMA Northern California	$78.00
353 Sacramento	1982 / NAP	23	284,751	4/1/2018	66	11,022	Crew App	$82.00
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Represents the base rent PSF for the office space.

A-3-66

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	UW	UW Per Sq. Ft.
Base Rent(1)(2)	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$38,476,742	$66.34
Vacant Income	0	0	0	0	613,434	1.06
Gross Potential Rent	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$39,090,176	$67.40
Reimbursements	3,060,722	2,256,601	2,572,270	2,655,316	4,439,738	7.65
Other Income	833,678	776,575	679,963	760,436	476,903	0.82
Vacancy / Credit Loss	0	0	0	0	(2,176,496)	(3.75)
Effective Gross Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$41,830,321	$72.12
Total Expenses	11,423,601	11,018,547	11,108,481	12,018,844	14,566,655	25.12
Net Operating Income(3)	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$27,263,666	$47.01
Capital Expenditures	0	0	0	0	115,997	0.20
TI/LC	0	0	0	0	869,981	1.50
Net Cash Flow	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$26,277,688	$45.31
(1)	Underwritten Base Rent is based on the in-place rent roll as of September 30, 2019 and inclusive of Benefit Cosmetics, which has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

(2)	UW Base Rent is inclusive of (i) rent steps through November 2020 for all tenants and through November 2021 for Handshake (first rent step) equal to $1,055,382 and (ii) straight line rents for Target and Twitch over the loan term equal to $66,371.

(3)	Net Operating Income fluctuations year-over-year are due to tenant rent abatements associated with new leases.

Property Management. The 225 Bush Property is managed by 225 Bush Street Partners LLC, a Delaware limited liability company and an affiliate of the 225 Bush Borrower.

Lockbox / Cash Management. The 225 Bush Whole Loan is structured with a hard lockbox and springing cash management. The 225 Bush Borrower is required to direct all existing tenants of the 225 Bush Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period (as defined below) exists, the funds in the clearing account will be swept on a daily basis into the 225 Bush Borrower’s operating account. If a Trigger Period exists, such funds are required to be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account are required to be applied and disbursed in accordance with the 225 Bush Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 225 Bush Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the 225 Bush Whole Loan documents will be reserved as additional collateral for the 225 Bush Whole Loan. Under certain circumstances and for limited purposes described in the 225 Bush Whole Loan documents, the 225 Bush Borrower may request disbursements of such excess cash flow.

A “Trigger Period” means the occurrence and continuation of (i) an event of default or (ii) a Low DSCR Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default and (b) clause (ii) above, the debt service coverage ratio is at least 1.60x as of the last day of any calendar quarter.

A “Low DSCR Period” will commence if and when the debt service coverage ratio on the 225 Bush Whole Loan (as calculated in the 225 Bush Whole Loan documents) is less than 1.55x as of the last day of any calendar quarter and end if and when such event is cured as described above.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the 225 Bush Borrower deposited $3,012,292 into a real estate tax reserve account. The 225 Bush Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of annual real estate taxes, which is estimated to be $376,536.

Insurance Reserve. At loan origination, the 225 Bush Borrower deposited $838,031 into an insurance reserve account. The 225 Bush Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of annual insurance premiums, which is estimated to be $119,719.

Replacement Reserve. The 225 Bush Borrower is required to make monthly deposits of an amount equal to $9,666 (approximately $0.20 PSF, annually) into a replacement reserve account, subject to a cap of $231,995 (approximately $0.40 PSF).

A-3-67

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

TI/LC Reserve. At loan origination, the 225 Bush Borrower deposited $4,097,106 into a TI/LC account in connection with five (5) leases. The 225 Bush Borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $96,665 for tenant improvement and leasing commission obligations (approximately $2.00 PSF, annually), subject to a cap of $3,479,922 (approximately $0.40 PSF).

Rent Concession Reserve. At loan origination, the 225 Bush Borrower deposited $886,122 into a rent concession reserve in connection with two (2) leases.

Current Mezzanine or Subordinate Indebtedness. The 225 Bush Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $146.4 million and accrues interest at a fixed rate of 3.3030% per annum. The 225 Bush Subordinate Companion Note has a five-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-68

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-69

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

A-3-70

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

1824 Alton Road
1824 Alton Road
Miami Beach, FL 33139
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Miramar
Hollywood
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI
Coral Gables
Kendale Lakes
Tamiami
MIAMI-DADE COUNTY
EVERGLADES NATIONAL PARK
The Hammocks
Kendall
Pinecrest
Richmond Hts
Palmetto Bay
South Miami Heights
Cutler Bay
Princeton
Naranja
Leisure City
Homestead
Atlantic Ocean
Biscayne Bay
Julia Tuttle Causeway
195
La Gorce Golf Course
Alton Rd.
Pine Tree Dr.
Collins Ave.
A1A
907
Miami Beach Resort
MIAMI-DADE COUNTY
Eden Roc Renaissance
Fountainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
MIAMI BEACH
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
Miami Beach Golf Club
COMO Metropolitan
Biscayne Bay
Sunset Islands
W South Beach
Atlantic Ocean
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
The Bass
Collins Park
Miami Beach Convention Center
The Setai Miami Beach
The Fillmore Miami Beach
The Raleigh Hotel, The Richmond
Venetian Island
Belle Isle
Dade Blvd.
City Hall
17th St.
Delano Hotel
National, Sagamore Hotel, Ritz-Carlton
Miami Intl. Airport 8 miles
Venetian Causeway
Colony Theatre
LINCOLN ROAD MALL
New World Center
Loews Miami Beach
Royal Palm South Beach Miami
15th St.
City Center
Mac's Club Deuce
Clifton South Beach
Watson Island
Hibiscus Island
Flamingo Park
Lummus Park
Mondrian South Beach Hotel
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel South Beach
Palace, Social
Oceans 10, i paparazzi, Fat Tuesday, Mango's Tropical Cafe
PORT OF MIAMI TUNNEL
Palm Island
South Beach
MacArthur Causeway
Star Island
Larios on the Beach, Adiamo!, News Cafe, Wet Willie's
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Jewish Mus. of Florida
The Savoy
Dodge Island
41
Williams McCall Gallery
Forte dei Miami
Sams Island
Miami Beach Marina
1st St.
Marriott Stanton South Beach
S. Pointe Dr.
Bentley Beach Club
Yacht Club at Portofino
Miami Beach Ocean Rescue Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

A-3-71

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsors:	Michael G. Klinger; Martin G. Berger
Borrower:	Saber 1800 Alton, LLC
Original Balance:	$26,150,000
Cut-off Date Balance:	$26,150,000
% by Initial UPB:	3.3%
Interest Rate:	4.0030%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	LO(24);DEF(91);O(5)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$47,584	$47,584
Insurance:	$22,851	$6,517
Replacement:	$0	$730
TI/LC:	$0	$1,991
Economic Reserve:	$500,000	$0
Rent Concession Reserve:	$236,536	$0
Starbucks Rent Gap Reserve	$48,675	$0
Environmental Reserve:	$20,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$821
Balloon Balance / Sq. Ft.:	$821
Cut-off Date LTV:	60.8%
Balloon LTV:	60.8%
Underwritten NOI DSCR:	1.93x
Underwritten NCF DSCR:	1.89x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail - Anchored
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	31,841
Property Management:	Saber Real Estate Advisors, LLC
(borrower affiliate)
Underwritten NOI:	$2,050,804
Underwritten NCF:	$2,010,206
Appraised Value:	$43,000,000
Appraisal Date:	October 11, 2019

Historical NOI(3)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	94.3% (November 15, 2019)
2018 Occupancy(3):	NAV
2017 Occupancy(3):	NAV
2016 Occupancy(3):	NAV

(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(2)	See “Initial Reserves and Ongoing Reserves” below.

(3)	The 1824 Alton Road Property (as defined below) was recently constructed. As such, Historical NOI and, except for Most Recent Occupancy, Historical Occupancy are not available.

A-3-72

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

The Loan. The 1824 Alton Road mortgage loan (the “1824 Alton Road Loan”) is a fixed rate loan secured by a first mortgage encumbering the 1824 Alton Road Borrower’s fee simple interest in a 31,841 sq. ft., urban, anchored retail property located in Miami Beach, Florida (the “1824 Alton Road Property”) with an original and Cut-off Date principal balance of $26.15 million. The 1824 Alton Road Loan accrues interest at an interest rate of 4.0030% per annum. The 1824 Alton Road Loan has a 10-year term and is interest-only for the full term.

The 1824 Alton Road Loan proceeds, along with approximately $1.7 million of borrower sponsor equity, were used to retire an existing loan on the 1824 Alton Road Property of approximately $25.1 million, fund approximately $0.9 million of upfront reserves and pay closing costs of approximately $1.9 million. Based on the “as is” appraised value of approximately $43.0 million as of October 11, 2019, the Cut-off Date LTV is 60.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$26,150,000	94.0%	Loan Payoff	$25,086,664	90.2%
Sponsor Equity	1,670,096	6.0	Closing Costs	1,857,786	6.7
			Reserves	875,646	3.1
Total Sources	$27,820,096	100.0%	Total Uses	$27,820,096	100.0%

The Borrower / Borrower Sponsors. The borrower, Saber 1800 Alton, LLC (the “1824 Alton Road Borrower”), is a single purpose, Florida limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The borrower sponsors and the non-recourse carveout guarantors are Michael G. Klinger and Martin G. Berger (collectively, the “1824 Alton Road Borrower Sponsors”).

Michael G. Klinger and Martin G. Berger are the co-managing partners of Saber Real Estate Advisor (“Saber”) which has 30 years of operations dating back to its predecessor McCann Development. Saber specializes in ground up development, private equity, structured finance, workouts and development. Saber’s primary business is retail development in key gateway markets.

Michael G. Klinger has over 23 years of real estate experience. Prior to founding Saber, Mr. Klinger spent 12 years sourcing, analyzing, structuring and managing real estate and corporate investments for Blackstone Group, Related Companies, and Related Group Florida.

Martin G. Berger has directed the activities of McCann Development LLC and McCann Development Series II LLC, known today as Saber, since 1989. Both fully integrated real estate development companies are experienced in land acquisitions, entitlements, financing, construction, marketing and sale of residential, retail and hospitality products.

The Property and Tenants. The 1824 Alton Road Property consists of a 31,841 sq. ft. urban retail center and parking garage located in Miami Beach, Florida. The 1824 Alton Road Property is comprised of five levels: two stories of retail space totaling 31,841 sq. ft. and a three-level parking garage with 127 spaces (approximately 4.0 spaces per 1,000 sq. ft.). The newly opened parking garage is part of the collateral and is anticipated to generate a material amount of income for the 1824 Alton Road Property.

The 1824 Alton Road Property is 94.3% leased as of November 2019 to three national publicly-traded tenants on long-term net leases: Michaels, Citibank and Starbucks (which is expected to open for business in the first week of December 2019), with a weighted average lease term remaining of approximately 10.8 years. Michaels has established itself as the only national arts and crafts store located in the South Beach area. Citibank is a relocation of a now-closed branch on 17th Street and Washington Avenue, with approximately $500 million in deposits. Starbucks is also relocating to this location from a store at 15th Street and Alton Road.

A-3-73

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration

Michaels(3)	NR/NR/BB-	22,717	71.3%	$56.00	62.0%	NAV	NAV	2/28/2031
Citibank(4)	A+/Aa3/A+	5,065	15.9	$121.68	30.0	NAV	NAV	9/30/2028
Starbucks(5)(6)	BBB+/Baa1/BBB+	2,241	7.0	$73.59	8.0	NAV	NAV	2/28/2030
Total Major Tenant		30,023	94.3%	$68.39	100.0%
Vacant		1,818	5.7
Total		31,841	100.0%

(1)	Based on the underwritten rent roll dated November 15, 2019 with averaged rent through the remaining lease terms for investment grade tenants totaling $48,086.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Michaels has one 10-year lease renewal option and one five-year lease renewal option remaining.

(4)	Citibank has four five-year lease renewal options remaining.

(5)	Starbucks has accepted possession of its space and is currently completing its buildout with an anticipated opening date in the first week of December 2019. At origination of the 1824 Alton Road Loan, $157,681 was deposited with the title company for outstanding TI/LCs owed to Starbucks, along with $48,675, which is more than three months of Starbucks rental payments and reimbursements held by the lender.

(6)	Starbucks has four five-year lease renewal options remaining. Starbucks has a one-time right to terminate its lease after December 2024, with payment of a $156,870 termination fee if the prior trailing twelve months’ sales are below $1.5 million.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	1	5,065	15.9	5,065	15.9%	$121.68	30.0	30.0%
2029	0	0	0.0	5,065	15.9%	$0.00	0.0	30.0%
Thereafter	2	24,958	78.4	30,023	94.3%	$57.58	70.0	100.0%
Vacant	NAP	1,818	5.7	31,841	100.0%	NAP	NAP
Total / Wtd. Avg.	3	31,841	100.0%			$68.39	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(2)	Based on underwritten rent roll dated November 15, 2019 with averaged rent through the remaining lease terms for investment grade tenants totaling $48,086.

Michaels (22,717 sq. ft.; 71.3% NRA; 62.0% U/W Base Rent). Michaels is the anchor tenant at the 1824 Alton Road Property. Michaels is the largest arts and crafts specialty retailer in North America, providing materials, project ideas and education for creative activities. As of October 28, 2017, the company owned and operated more than 1,238 Michaels flagship stores in 49 states and Canada under the Michaels, Aaron Brothers and Pat Catan’s brands. Michaels is an original tenant at the 1824 Alton Road Property and has a lease expiration in February 2031 with one 10-year renewal option and one five-year renewal option remaining.

Citibank (5,065 sq. ft.; 15.9% NRA; 30.0% U/W Base Rent). Citibank was founded in 1812 as the City Bank of New York and later became First National City Bank of New York. The bank has more than 2,500 branches in 19 countries. The United States branches are concentrated in six metropolitan areas: New York City, Chicago, Los Angeles, San Francisco, Washington, D.C. and Miami. The Citibank on site is a critical relocation branch that holds more than $500 million in deposits. Citibank is an original tenant at the 1824 Alton Road Property and has a lease expiration in September 2028 with four five-year renewal options remaining.

Starbucks (2,241 sq. ft.; 7.0% NRA; 8.0% U/W Base Rent). Starbucks is the premier roaster, marketer and retailer of specialty coffee in the world, founded in 1971 and currently operating in 69 countries. Starbucks is expected to open for business at the 1824 Alton Road Property in December 2019 and has a lease expiration in February 2030 with four five-year renewal options remaining. Starbucks has a one-time right to terminate its lease after December 2024, with payment of a $156,870 termination fee if the prior trailing twelve months’ sales are below $1.5 million.

A-3-74

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Environmental Matters. The Phase I environmental report dated October 18, 2019 identified a recognized environmental condition related to soil and groundwater contamination at the 1824 Alton Road Property in connection with five prior petroleum discharges. The related environmental consultant recommended additional groundwater testing and quarterly sampling events in order to achieve a no further action designation from the related regulatory agency. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 1824 Alton Road Property is located in Miami Beach, Florida within the Miami metropolitan statistical area. According to the appraisal, Miami Beach continues to be the strongest retail trade market in Miami-Dade County, supported by international visitors and affluent full-time and seasonal residents. The 1824 Alton Road is located at the intersection of Alton Road and Dade Boulevard. The 1824 Alton Road Property is located at the gateway into South Beach, two blocks north of the Lincoln Road Mall. The immediate neighborhood of Sunset Harbor is occupied by national retailers including Publix, Fresh Market, Office Depot and numerous restaurants.

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the 1824 Alton Road Property are 28,871, 75,477 and 303,603, respectively. According to the appraisal, the median household incomes within one-, three- and five-mile radii of the 1824 Alton Road Property are $54,304, $57,156 and $43,850, respectively.

According to the appraisal, the 1824 Alton Road Property is located within the Miami-Dade retail market, which had an existing inventory of 131.1 million sq. ft. of retail space as of the third quarter of 2019. The Miami-Dade retail market had an overall vacancy rate of 4.0% as of the third quarter of 2019, with an average asking rental rate of $37.70 PSF. The 1824 Alton Road Property is located in the Miami Beach retail submarket, which had an existing inventory of 4.9 million sq. ft. as of the third quarter of 2019. The Miami Beach retail submarket had an overall vacancy rate of 8.8% as of the third quarter of 2019, with an average asking rental rate of $78.22 PSF.

1824 Alton Road Property Competitive Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
Anchor:
929 Retail 929 Alton Road Miami Beach, FL	2019	0.0%(2)	Quoted	10,248	Jan-20	10.0	$70.00
17 West 1691 West Avenue Miami Beach, FL	2019	85.0%(2)	Trader Joes	16,347	Sep-19	10.3	$59.88
801 Retail 801 Lincoln Road Miami Beach, FL	2017	100.0%	Anthropologie	11,788	Jun-16	10.0	$60.20
CVS 983 Washington Avenue Miami Beach, FL	1936	100.0%	CVS	12,443	Jun-15	20.0	$67.03
In-line:
17 West 1691 West Avenue Miami Beach, FL	2019	85.0%(2)	Verizon Wireless Sun Trust Quoted	1,600 3,696 2,631	Jan-20 Nov-19 Oct-19	5.0 10.0 10.0	$95.00 $125.00 $100.00
17 West 1698 Alton Road Miami Beach, FL	2019	50.0%(2)	GNC	1,146	Jan-20	10.0	$110.00
1916 Bay Road 1916 Bay Road Miami Beach, FL	1962	100.0%	Sunset Harbor Innovative Fitness Training	2,710	Oct-17	5.0	$70.00

(1)	Based on the appraisal, unless otherwise indicated.

(2)	929 Retail is currently under construction and 17 West is currently in lease-up.

A-3-75

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$2,053,353	$64.49
Value of Vacant Space	163,620	5.14
Gross Potential Rent	$2,216,973	$69.63
Total Recoveries	767,803	24.11
Parking Income	128,000	4.02
Less: Vacancy	(208,160)	(6.54)
Effective Gross Income	$2,904,617	$91.22
Total Operating Expenses	853,813	26.81
Net Operating Income	$2,050,804	$64.41
TI/LC	31,841	1.00
Capital Expenditures	8,757	0.28
Net Cash Flow	$2,010,206	$63.13

(1)	The 1824 Alton Road Property was recently constructed. As such, historical NOI is not available.

(2)	U/W Base Rent is based on in-place rent as of November 15, 2019 with averaged rent through the remaining lease terms for investment grade tenants totaling $48,086.

Property Management. The 1824 Alton Road Property is managed by Saber Real Estate Advisors, LLC, an affiliate of the 1824 Alton Road Borrower.

Lockbox / Cash Management. The 1824 Alton Road Loan is structured with a soft springing hard lockbox and springing cash management. The 1824 Alton Road Borrower or property manager, as applicable, (i) is required to collect all rents from each tenant at the 1824 Alton Road Property and deposit such into the lockbox account and (ii) to the extent the 1824 Alton Road Borrower or property manager receives any rents or other revenues of any kind, is required to deposit such amounts into the lockbox account within one business day of receipt of the same. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), the 1824 Alton Road Borrower is required to deliver direction letters to each tenant directing them to pay all rents directly into the lockbox account and all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Sweep Event Period” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the 1824 Alton Road Loan documents until cured;

(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.40x until the debt service coverage ratio based on the trailing 12-month period is at least 1.50x for two consecutive calendar quarters; or

(iii)	the occurrence and continuance of a Major Tenant Trigger Event (as defined below) until cured as further described below.

A “Major Tenant Trigger Event” commences if Michaels or a replacement tenant (a “Major Tenant”) (i) defaults under its lease; (ii) terminates or gives notice to terminate its lease; (iii) gives notice to vacate or vacates all or any of its leased space; (iv) goes dark or otherwise fails to occupy 10% or more of its leased space; (v) becomes a debtor in any bankruptcy or other insolvency proceeding; or (vi) sublets 25% or more of its leased space, and such sublease is either entered into or is in effect during the last 24 months of the loan term.

A Major Tenant Trigger Event will terminate: (a) with regard to clause (i), upon the related tenant curing such default; (b) with regard to clauses (ii), (iii) and (iv), upon the related tenant having rescinded such notice and/or resumed their customary business operations in at least 90% of its leased space for at least two calendar quarters; (c) with regard to clause (v), upon the related tenant’s lease being affirmed in such proceeding and the related tenant being discharged from bankruptcy or other insolvency proceeding such that no proceedings are ongoing; and (d) with regard to clauses (i), (ii), (iii), (iv), (v) and (vi), when Replacement Tenant Conditions (as defined below) have been met.

“Replacement Tenant Conditions” means (i) the full execution, delivery and commencement of a Replacement Tenant Lease (as defined below) or Replacement Tenant Leases with one or more replacement tenants for at least 75% of the related Major Tenant space; (ii) (a) the terms of such Replacement Tenant Leases have commenced, (b) such Replacement Tenants are paying full, unabated rent in an amount of at least $45.00 PSF on a triple-net basis (provided the triple-net portion of such rent is equal to or greater than the triple-net amount Michaels is paying under the its lease as of the loan closing date) and (c) the NCF debt yield for the 1824 Alton Road Property is at least 7.35% (as determined in the loan documents and as calculated by the lender); and (iii) the 1824 Alton Road Borrower has paid in full any outstanding landlord obligations for tenant improvements, leasing expenses, or otherwise (all as evidenced by a tenant estoppel certificate(s) executed by such replacement tenant(s) and in form and substance acceptable to the lender).

A-3-76

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

A “Replacement Tenant Lease” means a lease for all or a portion of the applicable Major Tenant space for at least five years under terms substantially similar to or more favorable to the 1824 Alton Road Borrower than such terms of the lease which was the subject of the Major Tenant Trigger Event that is being cured (except for any requirement satisfied by the Replacement Tenant Conditions) or otherwise under terms and conditions satisfactory to the lender. In the event the term of the Replacement Tenant Lease expires prior to the date that is one year after the maturity date of the 1824 Alton Road Loan, the Replacement Tenant Conditions will not be deemed satisfied for purposes of the definition of a Major Tenant Trigger Event, and as such, a Major Tenant Trigger Event will again be deemed to have occurred upon the earlier of (x) 12 months prior to the Replacement Tenant Lease expiration date and (y) 12 months prior to the maturity date of the 1824 Alton Road Loan.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the 1824 Alton Road Borrower deposited $47,584 into a tax reserve account. On a monthly basis, the 1824 Alton Road Borrower is required to deposit one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $47,584, into a tax reserve account.

Insurance Reserve. At loan origination, the 1824 Alton Road Borrower deposited $22,851 into an insurance reserve account. On a monthly basis, the 1824 Alton Road Borrower is required to deposit one-twelfth (1/12) of the estimated annual insurance premiums, which currently equates to $6,517, into an insurance reserve account.

Replacement Reserve. On a monthly basis, the 1824 Alton Road Borrower is required to deposit $730 (approximately $0.28 PSF per annum) into a replacement reserve account.

TI/LC Reserve. On a monthly basis, the 1824 Alton Road Borrower is required to deposit $1,991 (approximately $0.75 PSF per annum) into a TI/LC reserve account for the first 60 months of the loan term and $2,654 (approximately $1.00 PSF per annum) thereafter.

Economic Reserve. At loan origination, the 1824 Alton Road Borrower deposited $500,000 into an economic reserve account related to future parking income, to be released any time on or after the ninth payment date of the loan, upon receipt of satisfactory evidence that the 1824 Alton Road Property’s trailing 12 months NCF debt yield is at least 7.35%.

Rent Concessions Reserve. At loan origination, the 1824 Alton Road Borrower deposited $236,536 into a rent concessions reserve account.

Starbucks Rent Gap Reserve. At loan origination, the 1824 Alton Road Borrower deposited $48,675 into a rent gap reserve account related to Starbucks.

Environmental Reserve. At loan origination, the 1824 Alton Road Borrower deposited $20,000 into an environmental reserve account to complete groundwater testing.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Certain direct or indirect constituent owners of the 1824 Alton Road Borrower (other than the special purpose entity managing member of the 1824 Alton Road Borrower) may incur debt (the “Mezzanine Financing”) during the 1824 Alton Road Loan term from a mezzanine lender acceptable to the lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the 1824 Alton Road Mezzanine Borrower in the 1824 Alton Road Borrower, provided the following conditions, among others, are met: (i) the aggregate debt service cover ratio is not less than 1.81x; (ii) the aggregate loan-to-value (based on the 1824 Alton Road Loan amount and the Mezzanine Financing) does not exceed 60.8%; (iii) the aggregate debt yield (based on the 1824 Alton Road Loan amount and the Mezzanine Financing) is not less than 7.35%; (iv) the 1824 Alton Road Loan and the Mezzanine Financing are co-terminus; (v) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender; and (vi) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. None.

A-3-77

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

A-3-78

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

MANHATTAN
Financial District
Battery Park City
Hudson River
East River
180 Water
180 Water Street
New York, NY 10038
9A
Harrison St.
Hudson St.
West Broadway
Church St.
Broadway
Theatre Museum
33 Thomas Street
Worth St.
Ted Weiss Federal Bldg.
Borough of Manhattan Community College
BMCC Tribeca Performing Arts Center
Washington Market Park
Greenwich St.
HUDSON RIVER GREENWAY
Chambers St.
CHAMBERS ST.
Tweed Courthouse
West St.
Warren St.
CHAMBERS ST.
NY Public Library
Murray St.
CITY HALL
NYC City Hall
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
PARK PLACE
200 West Street
Barclay St.
Woolworth Building
WORLD TRADE CTR.
7 World Trade Ctr.
Vesey St.
New York Downtown Hospital
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
BROADWAY-NASSAU
BROOKFIELD PLACE
North Pool
WTC TRANSPORTATION HUB
55 John Street
FULTON ST.
Fulton St.
Water St.
PATH
North Cove Marina
Memorial Museum
3 World Trade Ctr.
FULTON ST.
CORTLANDT ST.
Pearl St.
Fulton Market
SOUTH STREET SEAPORT
Manhattan Yacht Club
NATIONAL SEPT. 11 MEMORIAL
South Pool
225 Liberty Street
4 World Trade Ctr.
Federal Reserve Building
Nassau St.
Liberty St.
John St.
9/11 Tribute Museum
Zuccotti Park
28 Liberty Street
William St.
200 Liberty Street
5 World Trade Ctr.
Maiden Ln.
South St.
FDR Drive
80 Pine Street
Trinity Pl.
HUDSON RIVER GREENWAY
Federal Hall
40 Wall Street
WALL-WILLIAM ST
55 Wall Street
60 Wall Street
Continental Tower
Trinity Church
WALL ST.
Rector St.
120 Wall Street
NY Stock Exchange
Wall St.
RECTOR ST.
BROAD ST.
20 Exchange Place
111 Wall Street
Thames St.
10 Hanover Square
77 Water Street
1 Financial Square
Beaver St.
New St.
60 Broad Street
Ulysses
Old Slip
Battery St.
Nyack College NYC Campus
Greenwich St.
Double Tree NYC-Financial Dist.
7 Hanover Square
2 Broadway
85 Broad Street
Broad St.
The Skyscraper Museum
The Whitehall Building
BOWLING GREEN
The Dead Rabbit
Museum of Jewish Heritage
Natl. Museum of the American Indian
WHITEHALL ST.-SOUTH FERRY
Water St.
2 & 4 New York Plaza
Downtown Manhattan Heliport
Wagner Park
State St.
17 State Street
FDR Drive
1 New York Plaza
Battery Park
Castle Clinton Natl. Monument
SOUTH FERRY TERMINAL
Maritime Battery Building
478
Statue of Liberty Vista Point
SeaGlass Carousel
Whitehall Terminal (Staten Island Ferry)
BROOKLYN-BATTERY TUNNEL
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Hudson River
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
East River

A-3-79

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance

Borrower Sponsor:	Nathan Berman
Borrower:	180 Water LLC
Original Balance(2):	$25,000,000
Cut-off Date Balance(2):	$25,000,000
% by Initial IPB:	3.2%
Interest Rate:	3.410377%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt(2)(3):	$112,500,000 Pari Passu debt; $127,500,000 Subordinate debt; $100,000,000 Mezzanine debt
Call Protection(4):	LO(25);DEF(32);O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$2,830,078	$739,930
Insurance:	$100,505	Springing
Replacement:	$0	$11,936
TI/LC:	$333,406	Springing
Conversion:	$1,808,900	$0
Shortfall(7):	$1,400,000	$0
Prepaid Rent(6):	$891,146	$0

Financial Information(2)
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$239,965	$462,478	$636,998
Balloon Balance / Unit:	$239,965	$462,478	$636,998
Cut-off Date LTV:	30.5%	58.7%	80.8%
Balloon LTV:	30.5%	58.7%	80.8%
Underwritten NOI DSCR:	3.17x	1.64x	0.86x
Underwritten NCF DSCR:	3.15x	1.63x	0.85x
Underwritten NOI Debt Yield:	11.0%	5.7%	4.1%
Underwritten NCF Debt Yield:	10.9%	5.6%	4.1%
(1)	The 180 Water Loan (as defined below) was originated by DBR Investments Co. Limited (“DBRI”). Note A-3 will be acquired by CCRE from Deutsche Bank AG, New York Branch, an affiliate of DBRI, on or before the closing date of the CF 2019-CF3 securitization.

(2)	The 180 Water Loan consists of the non-controlling Note A-3 and is part of the 180 Water Whole Loan (as defined below), which is evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million. The 180 Water Total Debt (as defined below) consists of the 180 Water Whole Loan and the 180 Water Mezzanine Loan (as defined below), with an aggregate principal balance of $365.0 million. For additional information, see “The Loan” below.

(3)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily – High Rise
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1971 / 2017
Total Units:	573
Property Management:	Metro Loft Management, LLC
Underwritten NOI(7):	$15,073,087
Underwritten NCF:	$14,955,732
Appraised Value(8):	$451,500,000
Appraisal Date:	September 18, 2019

Historical NOI
Most Recent NOI(7):	$13,118,762 (as of T-12 June 30, 2019)
2018 NOI:	$11,665,024 (December 31, 2018)
2017 NOI(9):	NAP
2016 NOI(9):	NAP

Historical Occupancy
Most Recent Occupancy:	97.0% (October 17, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. The 180 Water Borrower (as defined below) has the option to defease the full $265.0 million 180 Water Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 25 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

(5)	For a full description of escrows and reserves, see “Initial Reserves and Ongoing Reserves” below. The shortfall reserve includes $200,000 which was deposited by the 180 Water Borrower on November 6, 2019. The prepaid rent reserve represents the $891,146 deposit made by the 180 Water Borrower on November 6, 2019.

(6)	At loan origination, the 180 Water Borrower deposited $1.2 million into a shortfall reserve with an additional $200,000 deposited on November 6, 2019. The shortfall reserve will be available to cover cash flow shortfalls in debt service on the 180 Water Total Debt, reserves and operating expenses until the debt service coverage ratio for the 180 Water Total Debt is equal to 1.15x and the 180 Water Whole Loan debt service coverage ratio is equal to 2.21x. See “Initial Reserves and Ongoing Reserves” below. The 180 Water Borrower’s current business plans are to (i) lease-up the 180 Water Property’s (as defined below) retail component and (ii) complete the conversion of additional mezzanine space between the grade level and the second floor into seven additional residential units. See “The Property” below.

(7)	The increase in NOI from T-12 June 30, 2019 to Underwritten is a result of the lease up and stabilization of the residential component and the signing of two retail leases.

(8)	Reflects the “as is” appraised value. The appraisal also concluded to (i) an “Alternate As-Is” appraised value of $453.5 million and (ii) a “Prospective As Complete” appraised value of $458.5 million. The “Alternate As-Is” value is based on the assumption that the remaining planned capital expenditures for the mezzanine unit additions are fully funded and reserved by the lender and that these reserved funds would pass with title to any purchaser of the 180 Water Property. The “Prospective As Complete” appraised value assumes the completion of the construction of seven additional residential units to be located on the mezzanine floor of the 180 Water Property as described below. At loan origination, the 180 Water Borrower reserved approximately $1.8 million for the conversion and completion of the additional units on the mezzanine floor.

(9)	2016 and 2017 NOI are not available because the 180 Water Property was under renovation during this period.

A-3-80

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The Loan. The 180 Water mortgage loan (the “180 Water Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million (the “180 Water Whole Loan”), secured by the 180 Water Borrower’s fee simple interest in a 573-unit, Class A, high-rise multifamily property with ground floor retail, located in the Financial District of New York, New York (the “180 Water Property”). The 180 Water Whole Loan consists of (i) a senior loan, comprised of five pari passu notes with an aggregate principal balance as of the Cut-off Date of $137.5 million (the “180 Water Senior Notes”), one of which (Note A-3 with an outstanding principal balance as of the Cut-off Date of $25.0 million) is being contributed to the CF 2019-CF3 securitization and constitutes the 180 Water Loan, and the remainder of which have been or are expected to be contributed to one or more future securitizations and (ii) a subordinate loan, comprised of one note with an outstanding principal balance as of the Cut-off Date of $127.5 million (the “180 Water Subordinate Companion Loan”), each as described below. Additionally, there is a mezzanine loan in place, with an aggregate original principal balance of $100,000,000 (the “180 Water Mezzanine Loan” and, together with the 180 Water Whole Loan, the “180 Water Total Debt”). The relationship between the holders of the 180 Water Senior Notes and 180 Water Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The 180 Water Whole Loan has a five-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-3	$25,000,000	$25,000,000	CF 2019-CF3	No
Note A-1	50,000,000	50,000,000	Benchmark 2019-B14	No(1)
Note A-2	40,000,000	40,000,000	COMM 2019-GC44(2)	No
Note A-4	15,000,000	15,000,000	COMM 2019-GC44(2)	No
Note A-5	7,500,000	7,500,000	COMM 2019-GC44(2)	No
Senior Notes	$137,500,000	$137,500,000
Note B	127,500,000	127,500,000	COMM 2019-GC44(2)	Yes(1)
Whole Loan	$265,000,000	$265,000,000
Mezzanine	$100,000,000	$100,000,000
Total	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B, so long as no control appraisal period with respect to the 180 Water Whole Loan has occurred and is continuing. Otherwise, the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan”.

(2)	The COMM 2019-GC44 securitization transaction is not yet closed and is expected to close prior to the CF 2019-CF3 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$265,000,000	68.4%	Loan Payoff	$378,415,399	97.7%
Mezzanine Loan	100,000,000	25.8	Upfront Reserves	6,272,889	1.6
Sponsor Equity	22,434,416	5.8	Closing Costs	2,746,128	0.7
Total Sources	$387,434,416	100.0%	Total Uses	$387,434,416	100.0%

The Borrower / Borrower Sponsor. The borrowing entity for the 180 Water Whole Loan is 180 Water LLC (the “180 Water Borrower”), a Delaware limited liability company and special purpose entity.

The borrower sponsor and non-recourse carveout guarantor is Nathan Berman (the “180 Water Borrower Sponsor”). Nathan Berman is the founder and owner of Metro Loft Management, LLC (“Metro Loft”), a vertically integrated real estate development and management company. Based in New York, Metro Loft focuses on luxury rental and developmental properties in Lower Manhattan and is the largest residential manager in downtown Manhattan. Family owned and operated, Metro Loft privately develops, manages and leases its properties exclusively. Nathan Berman is a developer who has renovated and constructed 14 other former office buildings into residential apartments and condos, including landmarks such as 20 Exchange Place, 63 Wall Street, 116 John Street, 17 John Street, 84 William Street, 135 William Street, 71 Leonard Street, 47 Ann Street and 443 Greenwich Street.

The Property. The 180 Water Property is a Class A, 573-unit multifamily property located in the Financial District of Manhattan, New York. The 180 Water Property was constructed in 1971 as an office building and was converted into a high-rise multifamily building with ground floor retail, following a gut renovation that was completed in 2017.

Each residential unit features high-end finishes, 8 to 11-foot ceiling heights and an in-unit washer/dryer. The 180 Water Property features 17,184 square feet of amenity space. The amenity space includes a rooftop pool, landscaped and furnished rooftop terrace, fitness facility, personal storage and bike storage units, 24-hour doorman, on-site valet and on-site concierge (dry cleaning, maid service, laundry and pet care, among others).

As of October 17, 2019, the 180 Water Property residential space was 97.0% occupied with a weighted average rent of $4,283 per unit. The 180 Water Property has 13,773 square feet of ground floor retail space occupied by two tenants, Dunkin Donuts and Citibank. In July 2018, Dunkin Donuts signed a 10-year lease for 750 square feet on the ground floor plus an additional 200 square feet of mezzanine space, and Citibank (rated Aa3/A+/A+ by Moody’s/Fitch/S&P) recently executed a 10-year lease for 3,496 square feet on the ground floor. In addition, there is an outstanding letter of intent for Neapolitan Express to occupy approximately 650 square feet at $211 PSF on a ten-year lease; however, there is no assurance that a lease will be executed with that tenant on those terms or at all.

A-3-81

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The 180 Water Borrower’s current business plan is to lease-up the 180 Water Property’s retail component, which is 30.8% occupied as of June 30, 2019, although the 180 Water Borrower is under no obligation to pursue the plan. The 180 Water Borrower also plans and is required under the 180 Water Whole Loan documents, to complete the conversion of certain mezzanine space between the grade level and the second floor into seven additional residential units. The lease-up of the retail component and the construction and lease-up of the additional mezzanine units are estimated to add approximately $1.1 million and $400,000, respectively, to net cash flow. There can be no assurance as to whether or when the seven additional residential units will be constructed, or whether such residential units or the vacant retail units will be leased, or what the rate or income will be on any such unit. At loan origination, the 180 Water Borrower deposited approximately $1.8 million into a conversion holdback reserve for the completion of the seven residential units and $333,406 into a rollover reserve for future tenant improvements and leasing commissions.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy(2)	Average Unit Size (SF)(2)	Average Rent per Unit(3)	Average Rent PSF/Year(3)
Studio	256	44.7%	96.9%	455	$3,165	$83.64
1BR/1BA	166	29.0	99.4%	623	$4,251	$81.78
1BR/2BA	50	8.7	98.0%	882	$5,445	$74.18
2BR/2BA	53	9.2	98.1%	878	$5,641	$77.32
3BR/3BA	48	8.4	87.5%	1,258	$7,965	$76.04
Total / Wtd. Avg.	573	100.0%	97.0%	648	$4,283	$80.03
(1)	Based on the underwritten rent roll dated October 17, 2019.

(2)	Occupancy and Average Unit Size (SF) represent a weighted average of the various unit type layouts.

(3)	Average Rent per Unit and Average Rent PSF/Year are based on occupied units.

Commercial Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Citibank	Aa3 / A+ / A+	3,496	25.4%	$225.00	82.2%	4/30/2029
Dunkin Donuts	NR / NR / NR	750	5.4	$226.67	17.8	8/31/2029
Total Occupied		4,246	30.8%	$225.29	100.0%
Vacant		9,527	69.2
Total		13,773	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

Environmental Matters.  The Phase I environmental report dated September 30, 2019 recommended no further action at the 180 Water Property.

The Market. The 180 Water Property is located at the southwest corner of John Street and Water Street in the Financial District of downtown Manhattan. The 180 Water Property is located four blocks from the Fulton Transit Center, two blocks from the FDR, four blocks from the Brooklyn Bridge and is serviced by 12 different NYC subway lines, the PATH trains and numerous bus and ferry lines. According to the appraisal, the 180 Water Property is located in the Financial District residential submarket. As of the second quarter of 2019, the Financial District residential inventory consisted of 26,101 units with a 2.0% vacancy rate and average rent of $4,238 per unit. According to the appraisal, the 2019 estimated population within the 10038 zip code is 21,826 and the 2019 estimated average household income within the zip code is $154,459.

A-3-82

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The appraisal identified five comparable multifamily properties proximate to the 180 Water Property. The 180 Water Property comparables range from 475 to 650 units with an average of 542 units. Residential lease comparables are presented in the table below.

Residential Lease Comparables(1)
No.	Property Location	Distance from 180 Water Property(miles)	Year Built/Renovated	Number of Stories	Occupancy	No. Units	Unit Type	Lease Areas (SF)	Base Rent	Base Rent PSF
1	95 Wall Street	0.10 mile(s)	1970/2008	22	97.0%	507	0BR	454	$3,178	$84.00
							1BR	678	$4,035	$71.42
							2BR	1079	$6,000	$66.73

2	2 Gold Street	0.11 mile(s)	2005	51	99.0%	650	0BR	446	$3,090	$83.14
							1BR	680	$3,700	$65.29
							2BR	880	$5,740	$78.27

3	10 Hanover Square	0.11 mile(s)	1971/2005	28	98.6%	500	0BR	545	$3,277	$72.15
							1BR	781	$5,194	$79.81
							2BR	1,161	$6,292	$65.03

4	63 Wall Street(2)	0.10 mile(s)	1928/2003	37	96.8%	475	0BR	N/A	$3,150	N/A
							1BR	N/A	$3,870	N/A
							2BR	N/A	$5,435	N/A
							3BR	991	$6,405	$77.56

5	200 Water Street	0.00 mile(s)	1971/2009	32	98.6%	576	0BR	548	$3,300	$72.26
							0BR	632	$3,525	$66.93
							1BR	650	$4,000	$73.85
							1BR	722	$4,350	$72.30
							2BR	980	$6,050	$74.08
(1)	Source: Appraisal.

(2)	63 Wall Street is owned by the 180 Water Borrower Sponsor.

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 6/30/2019(1)	UW	UW Per Unit
Residential Income
Gross Potential Rent	$ 27,773,850	$ 29,050,974	$29,637,638	$51,723.63
Vacancy	(433,534)	(1,076,071)	(1,063,154)	(1,855.42)
Concessions	(1,744,444)	(916,613)	(418,728)	(730.76)
Net Residential Income	$ 25,595,872	$ 27,058,291	$28,155,756	$49,137.45
Commercial Income(2)
Commercial Income	2,594,772	1,729,848	2,273,325	165.06
Vacancy	(2,465,454)	(1,729,848)	(1,316,725)	(95.60)
Net Commercial Income	$129,318	$0	$956,600	$69.45
Other Income(3)	921,404	915,779	915,779	1,598.22
Effective Gross Income	$26,646,594	$27,974,070	$30,028,135	$52,405.12
Total Operating Expenses	14,981,570	14,855,308	14,955,048	26,099.56
Net Operating Income(4)	$11,665,024	$13,118,762	$15,073,087	$26,305.56
Capital Expenditures	0	0	117,355	204.81
Net Cash Flow	$11,665,024	$13,118,762	$14,955,732	$26,100.75
(1)	T-12 6/30/2019 column represents the trailing 12-month period ending on June 30, 2019.

(2)	Commercial Income related line items are based on the total commercial square footage of 13,773. All other line items are based on the 573 residential units.

(3)	Other Income includes surrender income, storage income, pool rental income, late fees, residential electric income, escalation and miscellaneous income.

(4)	The increase in Net Operating Income from T-12 6/30/2019 to Underwritten is a result of the lease-up and stabilization of the residential component and signing of two retail leases.

Property Management. The 180 Water Property is managed by Metro Loft Management, LLC, an affiliate of the 180 Water Borrower Sponsor.

A-3-83

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox and in place cash management. The related 180 Water Borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the 180 Water Borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service (mortgage and mezzanine), the funding of required reserves and budgeted and approved extraordinary monthly operating expenses. Provided that no Trigger Period (as defined below) is continuing, excess cash in the cash management account will be disbursed to the 180 Water Borrower in accordance with the 180 Water Whole Loan documents. If a Trigger Period is continuing, excess cash in the cash management account will be transferred to an account held by the lender as additional collateral for the 180 Water Whole Loan. As of the origination date of the 180 Water Whole Loan, a Trigger Period existed as a result of a Low DSCR Period (as defined below) with respect to the 180 Water Total Debt and the 180 Water Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default; (ii) a Low DSCR Period; or (iii) a default under the 180 Water Mezzanine Loan.

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio has satisfied the conditions as defined below or (c) with respect to clause (iii) above, upon the receipt by the lender of a notice from the mezzanine lender that such event of default has been cured.

A “Low DSCR Period” will commence when (i) the aggregate debt service coverage ratio of the 180 Water Total Debt (or any replacement thereof described below) is less than 1.15x or (ii) the debt service coverage ratio of the 180 Water Whole Loan is less than 2.21x and will end if, (a) with respect to a Low DSCR Period continuing pursuant to clause (i), the 180 Water Property achieves an aggregate debt service coverage ratio for the 180 Water Total Debt of at least 1.15x for two consecutive calendar quarters and (b) with respect to a Low DSCR Period continuing pursuant to clause (ii), the 180 Water Property has achieved a debt service coverage ratio for the 180 Water Whole Loan of at least 2.21x for two consecutive calendar quarters. As of the origination date of the 180 Water Whole Loan, a Low DSCR Period existed with respect to the Total Debt and the 180 Water Whole Loan.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the 180 Water Borrower deposited $2,830,078 into a real estate tax reserve account. The 180 Water Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, initially estimated to be $739,930.

Insurance Reserve. At loan origination, the 180 Water Borrower deposited $100,505 into an insurance reserve account. The 180 Water Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual insurance premiums, initially estimated to be $82,813, except that deposits will not be required with respect to the premiums for all risk insurance during any period when the 180 Water Borrower maintains coverage under a blanket insurance policy.

Replacement Reserve. The 180 Water Borrower is required to deposit into a replacement reserve, on a monthly basis, $20.83 per residential unit, initially estimated to be $11,936.

TI/LC Reserve. At loan origination, the 180 Water Borrower deposited $333,406 into a TI/LC reserve account. The TI/LC reserve is springing upon (i) any lease modification; (ii) any settlement of claims against third parties; (iii) any lease termination payments or (iv) any sum from any tenant related to an assignment or sublet.

Shortfall Reserve. At loan origination, the 180 Water Borrower deposited $1,200,000 into an operating shortfall reserve account. Additionally, on November 6, 2019, the 180 Water Borrower deposited $200,000 in the operating shortfall reserve account. The shortfall reserve will be available to cover cash flow shortfalls in debt service on the 180 Water Total Debt, reserves and operating expenses. If the lender determines that the balance of the shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the 180 Water Borrower , and the 180 Water Borrower will be required to deposit additional funds into the shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period. If the debt service coverage ratio of the 180 Water Total Debt is equal to or greater than 1.15x and the debt service coverage ratio for the 180 Water Whole Loan is equal to or greater than 2.21x as of the end of any calendar quarter, any remaining balance in the shortfall reserve will be returned to the 180 Water Borrower.

Prepaid Rent Reserve. On November 6, 2019, the 180 Water Borrower deposited $891,146 into a prepaid rent reserve account. The 180 Water Borrower is permitted to collect residential rents more than one month (but not more than twelve months) in advance, provided that, within three business days following the 180 Water Borrower’s receipt of any such rents, the 180 Water Borrower deposits such prepaid rents into the prepaid rent reserve. On each monthly payment date, one-twelfth (1/12) of the prepaid rent reserve will be included in the cash flow applied on such monthly payment date pursuant to the cash management provisions described under “Lockbox / Cash Management” above.

A-3-84

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

Conversion Reserve. At loan origination, the 180 Water Borrower deposited $1,808,900 into a conversion reserve account. Funds in the conversion reserve will be made available to the 180 Water Borrower to cover the costs of converting the mezzanine space of the 180 Water Property into seven additional residential units as described above. The 180 Water Borrower is required to substantially complete such conversion not later than October 18, 2020 (subject to certain force majeure events).

Partial Release. None.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan (the “180 Water Mezzanine Loan”) was funded to the owners of the 180 Water Borrower concurrently with the funding of the 180 Water Whole Loan. The 180 Water Mezzanine Loan has an original principal balance of $100.0 million, accrues interest at a per annum rate of 8.3000% and is interest-only for its entire term, provided that if the debt yield for the 180 Water Total Debt increases to 6.50%, then the interest rate will be reduced to a per annum rate of 7.8000%. The 180 Water Mezzanine Loan is expected to be sold to an unaffiliated third party of the originator of the 180 Water Whole Loan. In addition, as described above, the 180 Water Subordinate Companion Note is a part of the 180 Water Whole Loan. The 180 Water Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $127.5 million and accrues interest at a fixed rate of 3.410377% per annum. The 180 Water Subordinate Companion Note has a 60-month term and is interest-only for the full term of the loan. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The 180 Water Borrower has a one-time right to replace the 180 Water Mezzanine Loan in whole (but not in part) with a replacement mezzanine loan, provided, among other things, (i) the principal amount of the replacement mezzanine loan is no greater than the lesser of (x) the outstanding principal balance of the 180 Water Mezzanine Loan at such time and (y) $100.0 million, (ii) the new lender executes an intercreditor agreement that is substantially the same as the intercreditor agreement for the 180 Water Mezzanine Loan, (iii) immediately after the closing of the replacement mezzanine loan, (x) the debt service coverage ratio for the180 Water Total Debt would be no less than the greater of (a) 0.85x and (b) the debt service coverage ratio for the180 Water Total Debt immediately prior to the closing of the replacement mezzanine loan, and (y) the debt yield for the 180 Water Total Debt would be no less than the greater of (a) 4.1% and (b) the debt yield for the 180 Water Total Debt immediately prior to the closing of the replacement mezzanine loan.

Zoning Lot Merger. The 180 Water Borrower has the right to consummate a zoning lot merger of the 180 Water Property with the adjacent property known as 160 Water Street in order to permit the owner of 160 Water Street to use a substantial portion of the unused residential density of the 180 Water Property, provided that the 180 Water Borrower Sponsor has a material economic interest in the owner of 160 Water Street and is actively involved with such owner in the conversion of the 160 Water Street building from office use to residential and/or hotel use. This right is subject to satisfaction of certain conditions set forth in the 180 Water Whole Loan documents, including the execution of certain development right agreements to be approved or pre-approved by the lender; the receipt by the lender of a REMIC opinion; and the satisfaction of other REMIC requirements. It is anticipated that, prior to the initial issuance of the Benchmark 2019-B14 certificates, the 180 Water Whole Loan documents will be amended to pre-approve the form of development rights agreements.

A-3-85

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

A-3-86

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

26
Josephson 11,371 SF Exp. 12/2032
25
Josephson 11,371 SF Exp. 12/2032
24
Cohen and Company LLC 11,166 SF Exp. 2/2029
Weld North LLC 4,988 SF Exp. 10/2023
Belovefine Ltd. 5,423 SF Exp. 3/2028
23
Vacant 11,920 SF
Vacant 9,306 SF
22
The Juilliard School 5,789 SF Exp. 3/2025
The Juilliard School 2220 5,789 SF Exp. 3/2025
683 Capital Management 3,574 SF Exp. 11/2021
Harvard Business School 4,855 SF Exp. 2/2024
Lagoda Investment 3,091 SF Exp. 5/2020
21
TenCore Partners 3,874 SF Exp. 2/2024
Nova Ventures, LLC 3,649 SF Exp. 1/2029
Cefe Infrastructure Inv 3,057 SF Exp. 7/2023
Benvolio Group LLC 5,789 SF Exp. 7/2024
Mediant Communications 4,665 SF Exp. 11/2021
20
Versace USA, LLC 21,342 SF Exp. 7/2025
19
Young & Rubicam, Inc. 21,315 SF Exp. 8/2033
18
Young & Rubicam, Inc. 34,177 SF Exp. 8/2033
17
Column Park Asset Mgt 3,240 SF Exp. 12/2020
Geneva Energy Markets 4,480 SF Exp. 5/2021
Aralez Pharmaceuticals 4,081 SF Exp. 10/2020
Tokai Tokyo Securities 2,964 SF Exp. 8/2022
PS Broadway Holdings 4,445 SF Exp. 8/2020
XBTOPPS Expansion 4,100 SF Exp. 5/2023
Br2 Finance 5,933 SF Exp. 5/2025
XBTOPPS LLC 4,896 SF Exp. 12/2022
16
Emerge 212 3CC LLC 23,917 SF Exp. 11/2027
Laura & John Arnold 9,708 SF Exp. 7/2025
15
Emerge 212 3CC LLC 33,442 SF Exp. 11/2027
14
Northern Pacific Growth Inv. 4,407 SF Exp. 12/2021
KG Funds Management LLC 3,798 SF Exp. 6/2020
Clayton Family Office 1,719 SF Exp. 11/2021
Dr. Joshua Levine, MD PC 2,130 SF Exp. 2/2023
Building Office 2,831 SF
Trustees of Columbia 14,162 SF Exp. 8/2025
KIFO USA 6,190 SF Exp. 7/2026
12
Jazz at Lincoln Center, Inc. 30,653 SF Exp. 4/2028
TFO USA 4,052 SF Exp. 5/2023
11
Young & Rubicam, Inc. 34,634 SF Exp. 8/2033
10
Young & Rubicam, Inc. 34,634 SF Exp. 8/2033
9
Young & Rubicam, Inc. 34,634 SF Exp. 8/2033
8
Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
7
Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
6
Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
5
Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
4
Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
3
Young & Rubicam, Inc. 41,202 SF Exp. 7/2033
2
CVS Caremark Pharmacy 13,143 SF Exp. 7/2028
Nordstrom 15,556 SF Exp. 10/2039
Ground
Nordstrom 12,552 SF Exp. 10/2039
CVS Caremark Pharmacy 6,339 SF Exp. 7/2028
Chase Bank 6,551 SF Exp. 8/2031
Basement
Nordstrom 18,883 SF Exp. 10/2039
CVS Caremark Pharmacy 1,677 SF Exp. 7/2028
Building Storage 3,021 SF
Young & Rubicam, Inc. Storage 1,300 SF Exp. 8/2033
Young & Rubicam, Inc. Storage 170 SF Exp. 8/2033
Vacant
Building
2019 – 2021
2022 – 2023
2024 – 2025
2026+

A-3-87

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Upper West Side
Upper East Side
CENTRAL PARK
MANHATTAN
The Lake
Strawberry Fields
Bethesda Fountain
Sheep Meadow
The Mall
East Green
The Frick Collection
Hunter College
Temple Emanu-El
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
Hallet Nature Sanctuary
The Pond
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. School of Law
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Time Warner Ctr./ Shops at Columbus Ctr.
COLUMBUS CIRCLE
Museum of Arts & Design
Central Park South
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Barneys New York
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
CBS
Alvin Ailey American Dance Theater
CitiSpire Center
The Peninsula New York
West Side
East Side
3 Columbus Circle
1775 Broadway
New York, NY 10019
Museum of Modern Art
Lever House
399 Park
Midtown
The Paley Center for Media
666 Fifth Avenue
Park Avenue Plaza
Citigroup Center
Wells Fargo
345 Park
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
Paramount Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha
One Worldwide Plaza
Exxon Building
Barclays
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
McGraw-Hill
GE Building
Rockefeller Plaza
Tower 49
Morgan Stanley Global HQ
News Corp. Building
JPMorgan Chase Tower
Theatre District
Marquis Theatre
Imperial Theatre
Lyceum Theatre
245 Park Avenue
Shubert Theatre
Viacom Intl
TIMES SQUARE
Minskoff Theatre
MetLife Building
450 Lexington Avenue
Grand Central Terminal (Metro North)
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Chrysler Building
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Bank Tower
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 40th St.
E. 39th St.
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
50TH ST
49TH ST
TIMES SQ.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
QUEENS
Astoria
Long Island City
West Side
East Side
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
Financial District
JERSEY CITY
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River

A-3-88

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance

Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(2):	$25,000,000
Cut-off Date Balance(2):	$25,000,000
% by Initial UPB:	3.2%
Interest Rate:	3.9140%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(2)(3):	$465,000,000 Pari Passu Debt $105,000,000 B-Notes
Call Protection(4):	LO(33); DEF(82); O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$1,820,891	NAP
Free Rent:	$847,794	NAP
Young & Rubicam:	$0	Springing

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$650	$789
Balloon Balance / Sq. Ft.:	$650	$789
Cut-off Date LTV:	45.4%	55.1%
Balloon LTV:	45.4%	55.1%
Underwritten NOI DSCR:	3.11x	2.56x
Underwritten NCF DSCR:	2.91x	2.40x
Underwritten NOI Debt Yield:	12.3%	10.2%
Underwritten NCF Debt Yield:	11.5%	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(7):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(7):	$40,091,035 (December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)

(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. Note A-1-4-A will be acquired by CCRE on or before the closing date of the CF 2019-CF3 securitization.

(2)	The 3 Columbus Circle Loan (as defined below) consists of the non-controlling Note A-1-4-A and is part of the 3 Columbus Circle Whole Loan, which is evidenced by 16 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be at least 33 payments beginning with and including the first payment date of April 11, 2019. The 3 Columbus Circle Borrowers (as defined below) have the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 11, 2022. The assumed lockout period of 33 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

(5)	See “Initial Reverses and Ongoing Reserves” below.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam (as defined below) on floors 3 through 8, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants.

A-3-89

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

The Loan. The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a whole loan (the “3 Columbus Circle Whole Loan”) consisting of 16 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Subordinate Notes”). The 3 Columbus Circle Whole Loan, which is evidenced by 21 condominium units in a 26-story, approximately 753,713 sq. ft., Class A office building located on Broadway between West 57th and 58th Streets in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan, which is evidenced by Note A-1-4-A, has an original principal balance as of the Cut-off Date of $25,000,000.

The relationship between the holders of the 3 Columbus Circle Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu -AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-4-A	$25,000,000	$25,000,000	CF 2019-CF3	No
A-1-1, A-2-1	75,000,000	75,000,000	Benchmark 2019-B10	No(1)
A-1-2-A	50,000,000	50,000,000	JPMCC 2019-COR5	No
A-1-2-B, A-1-7	50,000,000	50,000,000	Benchmark 2019-B12	No
A-1-3, A-2-4	100,000,000	100,000,000	Benchmark 2019-B11	No
A-1-4-B, A-1-8	37,500,000	37,500,000	Benchmark 2019-B13	No
A-1-5	50,000,000	50,000,000	CSAIL 2019-C16	No
A-1-6	30,000,000	30,000,000	NREC	No
A-2-2, A-2-3	50,000,000	50,000,000	CF 2019-CF1	No
A-2-5-A	12,500,000	12,500,000	MSC 2019-H7	No
A-2-5-B	10,000,000	10,000,000	MSC 2019-H6	No
Senior Notes	$490,000,000	$490,000,000
B-1	51,450,000	51,450,000	Benchmark 2019-B10	Yes(1)
B-2	53,550,000	53,550,000	Benchmark 2019-B10	No
3 Columbus Circle Whole Loan	$595,000,000	$595,000,000
(1)	The initial controlling note is Note B-1, so long as no 3 Columbus Circle Whole Loan control appraisal period has occurred and is continuing. If and for so long as a 3 Columbus Circle Whole Loan control termination event has occurred and is continuing, then the control note will be Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans— The 3 Columbus Circle Pari Passu-AB Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the Benchmark 2019-B10 pooling and servicing agreement.

The 3 Columbus Circle Whole Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.9140% per annum. The 3 Columbus Circle Whole Loan was primarily used to repay the existing loan, purchase Young & Rubicam’s condominium interest, pay closing costs, fund upfront reserves and return approximately $13,763,711 to the 3 Columbus Circle Borrower Sponsor (as defined below). Based on the Cut-off Date “as is” appraised value of $1.08 billion as of January 1, 2019, the Cut-off Date LTV is 45.4% for the 3 Columbus Circle Senior Notes. The most recent prior financing of the 3 Columbus Circle Property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$595,000,000	97.7%	Refinance Existing Debt(1)	$371,671,992	61.1%
Sponsor Equity:	13,763,711	2.3	Young & Rubicam Condo Purchase(2)	215,600,000	35.4
			Closing Costs	18,823,034	3.1
			Upfront Reserves	2,668,685	0.4
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%

(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with the loan closing, Moinian (as defined below) purchased floors 3 through 8 from Young & Rubicam and leased those floors back to Young and Rubicam. For additional information, see “The Property” herein.

A-3-90

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

The Borrowers / Borrower Sponsor.  The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each part of a “series” of 3 Columbus Circle LLC formed under the laws of Delaware) and 3 Columbus Circle LLC, a Delaware limited liability company (collectively, the “3 Columbus Circle Borrowers”). Each of the 3 Columbus Circle Borrowers is a single purpose entity structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the 3 Columbus Circle Whole Loan is Joseph Moinian (the “3 Columbus Circle Borrower Sponsor”), the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Moinian owns commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condominium apartments and rental apartments. Moinian controls the ownership of New York City properties including the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a total portfolio of more than 20.0 million sq. ft. Two of the 3 Columbus Circle Borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a series of 3 Columbus Circle LLC, own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

The Property. The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in Midtown Manhattan, New York City. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street and features panoramic views of Central Park, the Hudson River and much of Manhattan. The 3 Columbus Circle Property is subject to a condominium regime consisting of 21 condominium units, each of which is  owned by the 3 Columbus Circle Borrowers and is collateral for the 3 Columbus Circle Whole Loan. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam” or “Y&R”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P) and approximately 72.0% of net rentable area is leased to investment grade tenants, including Nordstrom, CVS Caremark Pharmacy, Chase Bank, Versace USA, Inc. and AT&T Corp., among others.

The 3 Columbus Circle Property’s bottom three floors were originally constructed in 1927 and underwent a 22-story expansion by Shreve, Lamb and Harmon, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade that encompasses the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the 3 Columbus Circle Property’s existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s ten largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 12.5 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green Realty Corp. and together, the companies began an extensive multi-year redevelopment plan to reposition the building as Class A asset. In 2012, while the redevelopment was underway, Moinian and SL Green Realty Corp. sold a 214,372 sq. ft. condominium interest which covers floors 3 to 8 (the “Y&R Space”) to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019.  In 2018, Moinian repurchased SL Green Realty Corp.’s interest in the 3 Columbus Circle Property, and in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million (the 3 Columbus Circle Borrowers own 100% of the 3 Columbus Circle Property). In conjunction with the repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the Y&R Space with an initial base rent set at $76.00 PSF and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The 3 Columbus Circle Property is located in the Midtown West Side office submarket, proximate to other prominent buildings on Columbus Circle, including the Time Warner Center and the Museum of Arts and Design. Nordstrom women’s store opened in October 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public transportation via three subway lines within one block.

A-3-91

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Major Tenants.

Young & Rubicam (375,236 sq. ft.; 49.8% of NRA; 39.9% of U/W Base Rent) Young & Rubicam, a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Y&R’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle Property, Y&R has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in revenue. Y&R has occupied the 3 Columbus Circle Property since 2012 and currently occupies 11 floors through August 2033 with two ten-year renewal options.

Emerge 212 3Cc LLC (57,359 sq. ft.; 7.6% of NRA; 4.7% of U/W Base Rent) Emerge 212 3Cc LLC (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. The company provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a large commercial landlord in New York City. As of 2017, SL Green Realty Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through February 2028 and licenses its space as shared workspace.

Nordstrom (46,991 sq. ft.; 6.2% of NRA; 19.6% of U/W Base Rent) Nordstrom (rated Baa2/BBB+/BBB by Moody’s, Fitch and S&P) (NYSE: JWN) is one of the nation’s largest upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle Property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom opened its flagship women’s store across the street at Central Park Tower in October 2019. In addition to its online business which reaches 96 countries, Nordstrom operates 363 stores across the United States in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ending in February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through July 2040 and has two ten-year renewal options.

A-3-92

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Tenant Summary(1)
	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Tenant
Young & Rubicam, Inc.(4)	Baa2 / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3Cc LLC	Baa3 / BBB / BBB-	57,359	7.6	$55.00	4.7	11/30/2027
Nordstrom(5)	Baa2 / BBB+ / BBB	46,991	6.2	$282.15	19.6	10/31/2039
Jazz at Lincoln Center, Inc.	NR / NR / NR	30,653	4.1	$52.00	2.4	4/30/2028
Josephson(6)	NR / NR / NR	22,742	3.0	$100.00	3.4	12/31/2032
Versace USA, Inc.	Baa3 / BBB- / BBB-	21,342	2.8	$75.00	2.4	7/31/2025
CVS Caremark Pharmacy	Baa2 / NR / BBB	21,159	2.8	$193.20	6.0	7/31/2028
Trustees of Columbia(7)	Aaa / NR / AAA	14,162	1.9	$77.77	1.6	8/31/2025
Cohen and Company LLC	NR / NR / NR	11,166	1.5	$83.00	1.4	2/28/2029
Laura & John Arnold(8)	NR / NR / NR	9,708	1.3	$56.00	0.8	7/31/2025
Total Major Office and Retail Tenants		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)		121,646	16.1	$99.39	17.8
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.0	$328.03	0.1
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(10)		21,331	2.8
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain ratings provided are those of the parent company, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3Cc LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. is leased for $76.00 PSF and is set to expire in July 2033, (ii) 124,760 sq. ft. is leased for $68.60 PSF and is set to expire in August 2033, (iii) 34,634 sq. ft. is leased for $62.00 PSF and is set to expire in August 2033 and (iv) 1,300 sq. ft. is leased for $32.50 PSF and is set to expire in August 2033.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. is leased for $241.25 PSF and (ii) 3,973 sq. ft. is leased for $725.00 PSF.

(6)	Josephson is an affiliate of the 3 Columbus Circle Borrowers and its leased space serves as headquarters for affiliates of the 3 Columbus Circle Borrowers.

(7)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. is leased for $76.53 PSF, (ii) 5,020 sq. ft. is leased for $78.79 PSF and (iii) 3,111 sq. ft. is leased for $78.51 PSF.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the fifth anniversary of the rent commencement date and the eighth anniversary of the rent commencement date, with a nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail space includes 2,831 sq. ft. of a management office that has no underwritten rent and 3,021 sq. ft. of storage space. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(10)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

A-3-93

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	5	18,655	2.5	18,655	2.5%	$78.46	2.2	2.2%
2021	5	19,013	2.5	37,668	5.0%	$83.35	2.3	4.5%
2022	3	7,861	1.0	45,529	6.0%	$87.38	1.0	5.5%
2023	5	18,327	2.4	63,856	8.5%	$80.93	2.2	7.7%
2024	3	14,518	1.9	78,374	10.4%	$82.74	1.8	9.5%
2025	5	60,820	8.1	139,194	18.5%	$73.90	6.6	16.1%
2026	1	6,190	0.8	145,384	19.3%	$84.14	0.8	16.9%
2027	1	57,359	7.6	202,743	26.9%	$55.00	4.7	21.5%
2028	3	57,235	7.6	259,978	34.5%	$107.32	9.1	30.6%
2029 and Thereafter(3)	13	472,404	62.7	732,382	97.2%	$99.52	69.4	100.0%
Vacant	NAP	21,331	2.8	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	44	753,713	100.0%			$92.50	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a 2,831 sq. ft. management office and a 3,021 sq. ft. storage space that have no underwritten rent.

Environmental Matters. The Phase I environmental report dated January 22, 2019 recommended no further action at the 3 Columbus Circle Property.

The Market. The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West Side submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 24.5 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy rate of 9.3% and average asking rent of approximately $75.03 PSF. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with an average vacancy rate of 6.9% and average market asking rent of $76.87 PSF. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 sq. ft. to 790,000 sq. ft. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 PSF with a weighted average of approximately $82.47 PSF. The 3 Columbus Circle Property’s in-place weighted average office rent is $71.11 PSF.

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 PSF for grade space with a weighted average rent of approximately $338.58 PSF. The 3 Columbus Circle Property’s in-place weighted average retail rent is $259.02 PSF.

A-3-94

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	12/31/2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(2)	0	0	0	0	4,169,665	5.53
Vacant Income	0	0	0	0	1,977,018	2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Recoveries / Other Income(3)	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42
Other Income(3)	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01
Less: Vacancy	0	0	0	0	(1,587,003)	(2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	4.98
Capital Expenditures	0	0	0	0	150,743	0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	U/W Base Rent is inclusive of rent steps through January 2020 and straight line rent for investment grade tenants over the loan term, accounting for approximately $4.2 million in U/W Base Rent. Historic base rent does not include the rent from Young & Rubicam.

(3)	Other Income from 2016 to 2018 includes a condominium charge to Young & Rubicam for its share of building expenses. Total Recoveries / Other Income reflects Young & Rubicam paying reimbursements under its lease.

(4)	The increase in U/W Net Operating Income from 12/31/2018 Net Operating Income is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors 3 through 8, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants.

Property Management.  The 3 Columbus Circle Property is managed by Columbus Property Management LLC, an affiliate of the 3 Columbus Circle Borrowers.

Lockbox / Cash Management.  The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The 3 Columbus Circle Borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event (as defined below) following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam Reserve (as described below) or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of any of the following:

(i)	an event of default under the 3 Columbus Circle Whole Loan documents until cured;

(ii)	any bankruptcy action of the 3 Columbus Circle Borrowers or property manager until, solely with respect to a bankruptcy event of the property manager, if the 3 Columbus Circle Borrowers have replaced the property manager with a qualified manager under a replacement management agreement within 90 days of the occurrence of the bankruptcy event in accordance with the loan documents;

(iii)	upon the failure by the 3 Columbus Circle Borrowers to maintain the debt service coverage ratio based on the 3 Columbus Circle Whole Loan of at least 1.30x on the trailing three-month period immediately preceding the date of determination (“DSCR Trigger Event”) until the debt service coverage ratio on the 3 Columbus Circle Whole Loan based on the trailing three-month period immediately preceding the date of determination is at least 1.30x for two consecutive calendar quarters;

(iv)	any bankruptcy or certain insolvency actions of Young & Rubicam or its parent company until Young & Rubicam or its parent company affirms the Young & Rubicam lease in the applicable bankruptcy proceeding; or

(v)	Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) until the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender.

A-3-95

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

With regard to clauses (iv) and (v) above, such triggers will also be cured once the balance of the Young & Rubicam Reserve (as described below) has reached the cap of $40,000,000.

Additionally, each cure is also subject to the following conditions: (1) no other event of default has occurred and is continuing; and (2) the 3 Columbus Circle Borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the 3 Columbus Circle Borrowers have the right to cure a Cash Sweep Event occurring from a bankruptcy action of any of the 3 Columbus Circle Borrowers.

Initial Reserves and Ongoing Reserves.  At loan origination, the 3 Columbus Circle Borrowers deposited (i) approximately $1,820,891 into an outstanding TI/LC reserve in connection with three leases including Versace USA, Inc.’s lease and (ii) approximately $847,794 into a free rent reserve in connection with four leases including Josephson’s lease.

Tax Reserve. The 3 Columbus Circle Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes. In the event the 3 Columbus Circle Borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The 3 Columbus Circle Borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated annual insurance premiums. In the event the 3 Columbus Circle Borrowers maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The 3 Columbus Circle Borrowers currently maintain an acceptable blanket insurance policy. As such, initial and monthly insurance reserves are currently waived.

Replacement Reserve. During the continuance of a Cash Sweep Event, the 3 Columbus Circle Borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 PSF annually), subject to a cap of $1,000,000 (approximately $1.33 PSF).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the 3 Columbus Circle Borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 PSF annually), subject to a cap of $5,000,000 (approximately $6.63 PSF).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by clause (iv) or (v) above, the 3 Columbus Circle Borrowers are required to deposit into a Young & Rubicam reserve all excess cash flow in the cash management account to be used to cover expenses anticipated to be incurred in connection with re-leasing the Y&R Space, subject to a cap of $40,000,000 (approximately $106.60 PSF of Y&R Space).

Current Mezzanine or Subordinate Indebtedness.    The 3 Columbus Circle Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million and accrue interest at a fixed rate of 3.9140% per annum. Each of the 3 Columbus Circle Subordinate Notes have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu -AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

A-3-96

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-97

12700 & 12712 Park Central Drive Dallas, TX 75251	Collateral Asset Summary – Loan No. 11 Park Central Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 57.9% 1.54x 10.3%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsors:	William C. Rudolph; Charles S. Perlow
Borrower:	McKnight Park Central, LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	3.2%
Interest Rate:	4.0160%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only for 24 months, 360
months thereafter
Additional Debt(1):	$35,000,000 Pari Passu Debt
Call Protection(2):	LO(24);DEF(92);O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$117,426
Insurance:	$110,251	$10,023
Replacement:	$0	$13,363
TI/LC:	$0	$55,680
FPT TI/LC Reserve:	$1,966,218	$0
PSR TI Reserve:	$431,316	$0
Rent Concession Reserve:	$115,665	$0
High Point Travel TI/LC Reserve:	$69,960	$0
Key Tenant Reserve:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$90
Balloon Balance / Sq. Ft.:	$76
Cut-off Date LTV:	57.9%
Balloon LTV:	48.8%
Underwritten NOI DSCR(4):	1.80x
Underwritten NCF DSCR(4):	1.54x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office – Suburban
Collateral:	Fee Simple
Location:	Dallas, TX
Year Built / Renovated:	1975 / 2018
Total Sq. Ft.:	668,154
Property Management:	McKnight Property Management, LLC
Underwritten NOI(5):	$6,195,782
Underwritten NCF:	$5,315,083
Appraised Value:	$103,700,000
Appraisal Date:	October 3, 2019

Historical NOI
Most Recent NOI(5):	$5,673,860 (T-12 September 30, 2019)
2018 NOI:	$5,588,043 (December 31, 2018)
2017 NOI(6):	$5,243,779 (December 31, 2017)
2016 NOI(6):	$4,162,542 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	82.3% (October 1, 2019)
2018 Occupancy:	84.9% (December 31, 2018)
2017 Occupancy:	85.4% (December 31, 2017)
2016 Occupancy:	83.2% (December 31, 2016)

(1)	The Park Central Tower Loan (as defined below) consists of the non-controlling Note A-2 and is part of the Park Central Tower Whole Loan (as defined below), which is evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million. For additional information, see “The Loan” below.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the Park Central Tower Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 7, 2022. The assumed lockout period of 24 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(3)	Financial Information is based on the Park Central Tower Whole Loan.

(4)	Underwritten NOI DSCR and Underwritten NCF DSCR during the interest-only period of the Park Central Tower Loan are 2.54x and 2.18x, respectively.

(5)	Underwritten NOI is higher than Most Recent NOI primarily due to an increase in underwritten rents during the trailing 12 months of approximately $700,000 in lease renewals and rent steps.

(6)	2017 NOI is higher than 2016 NOI primarily due to approximately $950,000 in new and renewal leases.

A-3-98

12700 & 12712 Park Central Drive Dallas, TX 75251	Collateral Asset Summary – Loan No. 11 Park Central Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 57.9% 1.54x 10.3%

The Loan. The Park Central Tower mortgage loan (the “Park Central Tower Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 22-story office tower and three-story office building located in Dallas, Texas (the “Park Central Tower Property”) with an original and Cut-off Date principal balance of $25.0 million. The Park Central Tower Loan is part of a whole loan (the “Park Central Tower Whole Loan”) with an original and Cut-off Date principal balance of $60.0 million, which is evidenced by two pari passu notes as follows: (i) the Park Central Tower Loan, which consists of the non-controlling Note A-2 with an original and Cut-off Date principal balance of $25.0 million and (ii) the controlling Note A-1 with an original and Cut-off Date principal balance of $35.0 million (the “Park Central Tower Companion Loan”). The controlling Note A-1 is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Park Central Tower Loan is structured with a 10-year term and amortizes on a 30-year amortization schedule after an initial 24-month interest-only period. The Park Central Tower Loan accrues interest at a fixed rate equal to 4.0160%.

The relationship between the holders of the Park Central Tower Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Park Central Tower Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$35,000,000	$35,000,000	Starwood Mortgage Funding II LLC	Yes
Note A-2	25,000,000	25,000,000	CF 2019-CF3	No
Park Central Tower Whole Loan	$60,000,000	$60,000,000

The Park Central Tower Loan proceeds were used to retire an existing loan of approximately $52.0 million, return equity of approximately $3.1 million, fund upfront reserves of approximately $2.7 million and pay closing costs of $2.2 million. Based on the “as is” appraised value of $103.7 million as of October 3, 2019, the Cut-off Date LTV is 57.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$60,000,000	100.0%	Loan Payoff	$52,004,579	86.7%
			Return of Equity	3,101,809	5.2
			Reserves	2,693,410	4.5
			Closing Costs	2,200,202	3.7
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower, McKnight Park Central, LLC, is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are William C. Rudolph and Charles S. Perlow.

William C. Rudolph is President and CEO of McKnight Realty Partners (“McKnight”), which was founded in 1959 and is a real estate investment and development company based in Pittsburgh, Pennsylvania. McKnight owns and operates more than 7.0 million sq. ft. of commercial property nationwide.

Charles S. Perlow is Chairman of McKnight and is also President of Perlow Investment Corporation and oversees the management of a diverse portfolio of stocks, bonds and real estate. Mr. Perlow’s real estate portfolio has included numerous commercial properties, such as hotels, office buildings, shopping centers, apartment complexes and restaurants.

The Property and Tenants. The Park Central Tower Property is a 668,154 sq. ft. office property located in Dallas, Texas. The Park Central Tower Property consists of a 22-story office tower and a three-story office building which were built in 1975 and most recently renovated in 2018. As of October 2019, the Park Central Tower Property was 82.3% leased to 45 tenants. The Park Central Tower Property also has a five-story attached parking garage that contains 1,774 spaces and a two-story adjacent parking garage that contains 585 spaces (approximately 3.5 spaces per 1,000 sq. ft.).

A-3-99

12700 & 12712 Park Central Drive Dallas, TX 75251	Collateral Asset Summary – Loan No. 11 Park Central Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 57.9% 1.54x 10.3%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

TBK Bank, SSB(3)	NR/NR/NR	78,597	11.8%	$17.00	13.4%	4/30/2026(4)
Holmes & Murphy & Assoc.	NR/NR/NR	72,477	10.8	$19.00	13.8	4/30/2023(5)
CBC Restaurant Corp.	NR/NR/NR	29,674	4.4	$14.65	4.4	6/30/2023(6)
FPT Operating Co.(7)	NR/NR/NR	27,672	4.1	$19.00	5.3	12/31/2029(8)
Alon USA Energy	NR/NR/NR	26,914	4.0	$19.50	5.3	9/30/2023(9)
Total Major Tenant		235,334	35.2%	$17.84	42.2%
Other Tenants		314,710	47.1	$18.29	57.8
Total Occupied Collateral		550,044	82.3%	$18.10	100.0%
Vacant		118,110	17.7
Total		668,154	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019 with rent steps taken through August 2020 totaling $129,870.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	TBK Bank, SSB subleases 26,199 sq. ft. from Alon USA Energy, which sq. ft. is included in their 78,597 sq. ft. listed in the Tenant Summary. TBK Bank, SSB has signed a direct lease for the subleased space, which will commence in October 2023.

(4)	TBK Bank, SSB has two five-year lease renewal options remaining on its directly leased space.

(5)	Holmes & Murphy & Assoc. has two five-year lease renewal options remaining.

(6)	CBC Restaurant Corp. has two five-year lease renewal options remaining.

(7)	FPT Operating Co. has occupied a 23,931 sq. ft. space at the Park Central Tower Property since 2006. FPT Operating Co. is relocating into a larger 27,672 sq. ft. space in January 2020.

(8)	FPT Operating Co. has one five-year lease renewal option remaining.

(9)	Alon USA Energy has three five-year lease renewal options remaining.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0	$0.00	0.0	0.0
2020	1	1,357	0.2	1,357	0.2	$16.83	0.2	0.2
2021	6	47,045	7.0	48,402	7.2	$18.09	8.6	8.8
2022	6	54,556	8.2	102,958	15.4	$16.39	9.0	17.8
2023	19	194,848	29.2	297,806	44.6	$18.01	35.2	53.0
2024	5	31,673	4.7	329,479	49.3	$19.08	6.1	59.1
2025	5	28,980	4.3	358,459	53.6	$19.20	5.6	64.7
2026	6	110,720	16.6	469,179	70.2	$17.48	19.4	84.1
2027	2	33,462	5.0	502,641	75.2	$19.74	6.6	90.8
2028	0	0	0.0	502,641	75.2	$0.00	0.0	90.8
2029	1	27,672	4.1	530,313	79.4	$19.00	5.3	96.0
Thereafter	1	19,731	3.0	550,044	82.3	$20.00	4.0	100.0
Vacant	NAP	118,110	17.7	668,154	100.0	NAP	NAP
Total / Wtd. Avg.	52	668,154	100.0%			$18.10	100.0%

(1)	Certain tenants have lease termination options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(2)	Based on underwritten rent roll dated October 1, 2019 with rent steps taken through August 2020 totaling $129,870.

A-3-100

12700 & 12712 Park Central Drive Dallas, TX 75251	Collateral Asset Summary – Loan No. 11 Park Central Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 57.9% 1.54x 10.3%

Major Tenants.

TBK Bank, SSB (78,597 sq. ft.; 11.8% NRA; 13.4% U/W Base Rent). TBK Bank, SSB, which has been in occupancy at the Park Central Tower Property since 2012, has a lease expiration of April 2026 and has two five-year lease renewal options remaining. TBK Bank, SSB is a subsidiary of Triumph Bancorp, Inc., a financial holding company founded in 1981 and headquartered in Dallas, Texas. TBK Bank, SSB is a Texas-state savings bank headquartered at the Park Central Tower Property. The bank offers commercial and consumer banking products from 18 branches throughout eastern Iowa and Illinois and 43 branches throughout Colorado, Kansas and New Mexico. Through its division of Triumph Commercial Finance, TBK Bank, SSB offers asset-based lending and equipment finance throughout the United States. The executive team is headquartered at the Park Central Tower Property. TBK Bank, SSB currently leases 52,398 sq. ft. directly and is also subleasing an additional 26,199 sq. ft. space from Alon USA Energy which expires in September 2023. TBK Bank, SSB has signed a lease for this subleased space, which will commence in October 2023 on the same terms as its currently leased space.

Holmes & Murphy & Assoc. (72,477 sq. ft.; 10.8% NRA; 13.8% U/W Base Rent). Holmes & Murphy & Assoc. has been a tenant at the Park Central Tower Property since 2012 and has a lease expiration of April 2023 with two five-year lease renewal options remaining. Founded in 1932, Holmes & Murphy & Assoc. is an independent insurance brokerage firm, which provides property casualty insurance, employee benefits, captive insurance, risk management and loss control. It is headquartered in Waukee, Iowa and has 15 other locations in the mid-west and southwest.

CBC Restaurant Corp. (29,674 sq. ft.; 4.4% NRA; 4.4% U/W Base Rent). CBC Restaurant Corp. has been a tenant at the Park Central Tower Property since 2012 and has a lease expiration of June 2023 with two five-year lease renewal options remaining. CBC Restaurant Corp. operates a chain of restaurants called Corner Bakery Café, which offer breakfast, fresh salads, soups, sandwiches, pasta, fresh sweets, coffee and beverages. CBC Restaurant Corp. is headquartered at the Park Central Tower Property.

FPT Operating Co. (27,672 sq. ft.; 4.1% NRA; 5.3% U/W Base Rent). FPT Operating Co. has been a tenant at the Park Central Tower Property since 2006 and has a lease expiration of December 2029 with one five-year lease renewal option remaining. FPT Operating Co. provides payment solutions such as payment processing, gift cards, small business funding and retail equipment under the trade name Talus Payments. FPT Operating Co. is headquartered at the Park Central Tower Property.

Alon USA Energy (26,914 sq. ft.; 4.0% NRA; 5.3% U/W Base Rent). Alon USA Energy has been a tenant at the Park Central Tower Property since 2012 and has a lease expiration of September 2023 with three five-year lease renewal options remaining. Alon USA Energy was founded in 2000 and refines and markets petroleum products, as well as provides asphalt, emulsions, cutbacks and tire rubber products. It is headquartered at the Park Central Tower Property. Alon USA Energy currently sub-leases 26,199 sq. ft. to TBK Bank, SSB.

Cash Flow Analysis.

Cash Flow Analysis
	2016(1)	2017(1)	2018	T-12 9/30/2019	U/W	U/W PSF
Base Rent(2)	$7,734,634	$8,854,976	$9,247,907	$9,407,191	$9,953,862	$14.90
Value of Vacant Space	0	0	0	0	2,362,200	$3.54
Gross Potential Rent	$7,734,634	$8,854,976	$9,247,907	$9,407,191	$12,316,062	$18.43
Total Recoveries	102,634	85,320	357,378	167,104	198,489	$0.30
Other Income	559,197	652,339	641,041	646,069	646,069	0.97
Less: Vacancy	0	0	0	0	(2,362,200)	($3.54)
Effective Gross Income	$8,396,465	$9,592,635	$10,246,326	$10,220,364	$10,798,420	$16.16
Total Operating Expenses	4,233,923	4,348,856	4,658,283	4,546,504	4,602,639	$6.89
Net Operating Income(3)	$4,162,542	$5,243,779	$5,588,043	$5,673,860	$6,195,782	$9.27
TI/LC	0	0	0	0	720,342	$1.08
Capital Expenditures	0	0	0	0	160,357	$0.24
Net Cash Flow	$4,162,542	$5,243,779	$5,588,043	$5,673,860	$5,315,083	$7.95
(1)	2017 NOI is higher than 2016 NOI primarily due to approximately $950,000 in new and renewal leases.

(2)	U/W Base Rent is based on in-place rent as of October 1, 2019 with rent steps taken through August 2020 totaling $129,870.

(3)	Underwritten Net Operating Income is higher than T-12 9/30/2019 Net Operating Income primarily due to an increase in underwritten rents during the trailing 12 months of approximately $700,000 in lease renewals and rent steps.

A-3-101

Various Linthicum Heights, MD 21090	Collateral Asset Summary – Loan No.12 Airport Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,965,246 67.5% 1.69x 10.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors(1):	Uri Mermelstein; Iosif Yushuvayev
Borrowers(1):	800 Airport Tech Owner LLC; 849 Airport Square Owner LLC; 900 Airport Tech Owner LLC; 930 Airport Tech Owner LLC
Original Balance(2):	$25,000,000
Cut-off Date Balance(2):	$24,965,246
% by Initial UPB:	3.2%
Interest Rate:	4.2000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Amortizing Balloon
Additional Debt(2):	$5,000,000 Pari Passu Debt
Call Protection(3):	LO(25);DEF(92);O(3)
Lockbox / Cash Management:	Hard / In-place

Reserves
	Initial	Monthly
Taxes:	$78,500	$26,167
Insurance:	$5,940	$2,970
Replacement:	$0	$2,912(4)
TI/LC:	$500,000	$19,411
Immediate Repairs:	$19,080	$0
Outstanding TI/LC(5):	$2,822,830	$0
Specified Tenant Cash Trap Reserve:	$0	Springing(6)

Financial Information
Cut-off Date Balance / Sq. Ft.:	$129
Balloon Balance / Sq. Ft.:	$103
Cut-off Date LTV:	67.5%
Balloon LTV:	54.1%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.9%
(1)	See “The Borrowers / Borrower Sponsors” below.

(2)	The Airport Square Loan (as defined below) consists of the controlling Note A-1 and is part of the Airport Square Whole Loan (as defined below), which is evidenced by 2 pari passu notes, with an aggregate original principal balance as of the Cut-off Date of approximately $30.0 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the full $30.0 million Airport Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2023. The assumed lockout period of 25 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(4)	Subject to a cap of $174,702 ($0.75 PSF).
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Linthicum Heights, MD
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	232,936
Property Management:	Transwestern Carey Winston, L.L.C.
Underwritten NOI:	$3,161,595
Underwritten NCF:	$2,975,246
Appraised Value(7):	$44,400,000
Appraisal Date:	August 2, 2019

Historical NOI(8)(9)
Most Recent NOI:	$3,070,419 (T-5 9/30/2019 Ann.)
2018 NOI:	$1,547,552 (December 31, 2018)
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(9)
Most Recent Occupancy:	85.6% (October 28, 2019)
2018 Occupancy:	61.3% (December 31, 2018)
2017 Occupancy:	45.1% (December 31, 2017)
2016 Occupancy:	N/A
(5)	With respect to the Outstanding TI/LC, $2,418,400 relates to tenant improvements owed to Northrop Grumman (as defined below) under its lease; $193,845 relates to tenant improvements owed to U.S. Army Corps of Engineers under its lease; $163,396 relates to tenant improvements owed to U.S. Department of Veterans Affairs under its lease; and $47,188 relates to tenant improvements owed to State of Maryland – MD Think under its lease.

(6)	Represents a specified tenant cash trap reserve, by which the Airport Square Borrowers (as defined below) are required to deposit all excess cash flow upon (i) the date on which Northrop Grumman, State of Maryland – MD Think, or any replacement lease (or leases) for the space previously occupied by Northrop Grumman or State of Maryland – MD Think (each a “Specified Tenant” operating under a “Specified Lease”) discontinues its business, vacates, or otherwise gives notice of its intention to discontinue its business or vacate; (ii) the earlier to occur of (x) the date that is 18 months prior to the expiration of a Specified Lease and (y) the date that a Specified Tenant is required to give notice of its intention to exercise any remaining renewal options under its lease; (iii) the date upon which a Specified Tenant terminates its lease or indicates its intention to terminate its lease; (iv) the occurrence of a default by a Specified Tenant; or (v) the date on which a Specified Tenant or its parent company becomes the subject of a bankruptcy action.

(7)	The Appraised Value is the sum of the individual “as is” appraised values for each building at the Airport Square Property (as defined below). There are no releases permitted under the Airport Square Whole Loan documents.

(8)	Historical NOI prior to December 31, 2018 is not available as the Airport Square Borrower Sponsors (as defined below) acquired the Airport Square Property in April 2019.

(9)	The increases in Most Recent NOI and Most Recent Occupancy from 2018 and 2017, respectively, are primarily due to new and renewal leases being executed at the Airport Square Property under new management. Since 2017, Northrop Grumman executed leases for 113,168 sq. ft., U.S. Department of Veterans Affairs executed a lease for 17,639 sq. ft. and State of Maryland – MD Think renewed its lease for their existing 15,990 sq. ft., which was expanded to include an additional 11,964 sq. ft.

A-3-102

Various Linthicum Heights, MD 21090	Collateral Asset Summary – Loan No.12 Airport Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,965,246 67.5% 1.69x 10.6%

The Loan. The Airport Square mortgage loan (the “Airport Square Loan”) is a fixed-rate loan with an original principal balance of $25.0 million and Cut-off Date principal balance of $24,965,246 secured by the borrowers’ fee simple interest in four office buildings totaling 232,936 sq. ft. and located in Linthicum Heights, Maryland (the “Airport Square Property”). The Airport Square Loan is part of a whole loan (the “Airport Square Whole Loan”) with an original principal balance of $30.0 million and Cut-off Date principal balance of $29,958,295 that is evidenced by two pari passu notes as follows; (i) the Airport Square Loan, which consists of the controlling Note A-1 and (ii) the non-controlling Note A-2, which had an original principal balance of $5.0 million and Cut-off Date principal balance of $4,993,049. The non-controlling note A-2 is expected to be contributed to one or more securitization transactions. The Airport Square Loan accrues interest at an interest rate of 4.2000% per annum. The Airport Square Loan has a 10-year term and amortizes on a 30-year amortization schedule.

The relationship between the holders of the Airport Square Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Airport Square Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$25,000,000	$24,965,246	CF 2019-CF3	Yes
Note A-2	5,000,000	4,993,049	CCRE	No
Airport Square Whole Loan	$30,000,000	$29,958,295

Loan proceeds were used to retire existing debt of approximately $23.9 million, fund a tenant improvement payment to Northrop Grumman of approximately $1.7 million, fund upfront reserves of approximately $3.4 million and pay closing costs. Based on the appraised value of $44.4 million as of August 2, 2019, the Cut-off Date LTV ratio is 67.5%. The appraised value is the sum of the individual “as is” appraised values of each building at the Airport Square Property. There are no releases permitted under the Airport Square Loan documents.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	99.8%	Loan Payoff	$23,904,753	79.5%
Borrowers Equity	51,120	0.2	TI Payoff(1)	1,704,310	5.7
			Upfront Reserves	3,426,350	11.4
			Closing Costs	1,015,708	3.4
Total Sources	$30,051,120	100.0%	Total Uses	$30,051,120	100.0%
(1)	TI Payoff represents a payment to Northrop Grumman to reimburse the tenant for contractual tenant improvements owed under their lease.

The Borrowers / Borrower Sponsors.  The borrowers, 800 Airport Tech Owner LLC, 849 Airport Square Owner LLC, 900 Airport Tech Owner LLC, and 930 Airport Tech Owner LLC (collectively, the “Airport Square Borrowers”), are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are Uri Mermelstein and Iosif Yushuvayev (together, the “Airport Square Borrower Sponsors”), each of whom are principals of Mermelstein Development, LLC (“Mermelstein”).

Mermelstein is an international real estate company, principally engaged in the acquisition, ownership, investment, management and development of residential, commercial and mixed-use properties. Mermelstein was established in 2001 to acquire, develop and manage residential and commercial properties in and outside of the United States. From office space to retail to hotels and arts facilities, Mermelstein has developed or acquired more than 5 million square feet of space since 2001. Mermelstein currently owns or has owned a portfolio of sixteen commercial properties across New York, Ohio, Massachusetts, Tennessee and Missouri.

The Properties and Tenants. The Airport Square Property is comprised of four office buildings in Linthicum Heights, Maryland with an aggregate of approximately 232,936 sq. ft. The buildings at the Airport Square Property were built between 1986 and 1990. The spaces at 800 International Drive and 900 International Drive were renovated in 2018 and the space at 930 International Drive was renovated in 2014. Additionally, the Airport Square Property includes 861 parking spaces for a parking ratio of 3.7 spaces per 1,000 sq. ft. of NRA.

The Airport Square Borrower Sponsors acquired the Airport Square Property in April 2019. The Airport Square Property was a portion of the collateral for a 2007 CMBS loan that was secured by the Airport Square Property and 10 other office properties. The allocated loan amount for the Airport Square Property under the 2007 loan was $36,596,000. The 2007 loan went into default and was foreclosed upon by LNR Partners, Inc. in December 2013. A third party (not affiliated with the Airport Square Borrower Sponsors) contracted to purchase the Airport Square Property at auction in March 2019 for $29.2 million. Thereafter, the third party assigned the contract to the Airport Square Borrower Sponsors for $37.5 million. The Airport Square Borrower Sponsors obtained a short term bridge loan (from a lender not affiliated with CCRE), which was refinanced by the Airport Square Loan.

The largest tenant at the Airport Square Property is Northrop Grumman Systems (“Northrop Grumman”), which is a publicly traded (Fitch/Moody’s/S&P: BBB/Baa1/BBB) global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, space, strike, and logistics and modernization to customers worldwide. The company is the fifth largest arms

A-3-103

Various Linthicum Heights, MD 21090	Collateral Asset Summary – Loan No.12 Airport Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,965,246 67.5% 1.69x 10.6%

trader in the world, employs over 85,000 people worldwide and is headquartered in West Falls Church, Virginia. Northrop Grumman’s mission systems business, which creates military radar, sensors and related products, is headquartered adjacent to the Airport Square Property. Northrop Grumman’s office space at the Airport Square Property is used to support the research and development work done at the adjacent headquarters.

In 2018, Northrop Grumman invested $12.0 million ($106 PSF) evenly across the 800 International Building and 900 International Building, focused on increasing security to meet the security requirements of Northrop Grumman’s clients. In June 2019, Northrop Grumman executed a five-year lease for its space at the 800 International Building that expires in May 2023 and includes two five-year extension options and one termination option with a one-time fee of $975,000 commencing on May 31, 2021, provided that Northrop Grumman gives the Airport Square Borrowers nine months’ written notice. In January 2019, Northrop Grumman Systems executed a five-year lease at the 900 International Building that expires in December 2023 and includes two five-year extension options and one termination option with a one-time fee of $975,000 commencing on December 31, 2021, provided that Northrop Grumman gives the Airport Square Borrowers nine months’ written notice.

The Northrop Grumman leases for the spaces at 800 International Drive and 900 International Drive also provide for $4,102,340 in tenant improvement allowances across both spaces, of which $2,418,400 remains and has been reserved by the Airport Square Borrowers.

The second largest tenant at the Airport Square Property is State of Maryland - MD Think (Fitch/Moody’s/S&P: AAA/Aaa/AAA) (27,954 sq. ft.; 12.0% of NRA; 17.8% of U/W Base Rent). State of Maryland - MD Think is a cloud-based data repository that aims to break down barriers between state agencies and provide integrated access to programs administered by agencies including the Department of Health and Mental Hygiene, the Department of Juvenile Services, and the Department of Labor, Licensing, and Regulation. State of Maryland - MD Think has been a tenant at the Airport Square Property since 2013, originally occupying 15,990 sq. ft. of space and expanding into an additional 11,964 sq. ft. of space in 2019. State of Maryland - MD Think occupies its space under a lease, which expires in April 2023 and includes one five-year extension option and the right to terminate in whole or in part at any time with 180 days’ written notice. The lease also provides for $47,188 of owed TI/LCs, of which the entire amount has been reserved by the Airport Square Borrowers.

The third largest tenant at the Airport Square Property is U.S. Army Corps of Engineers (“USACE”), which is a U.S. federal agency under the Department of Defense specializing in public engineering, design and construction management, with 36,500 civilian and military personnel. Although generally associated with dams, canals and flood protection in the United States, USACE is involved in a wide range of public works throughout the world. USACE has been a tenant at the Airport Square Property since 2014. In September 2019, USACE executed a one-year renewal, which expires in August 2020 with four one-year extension options remaining and the right to terminate in whole or in part at any time with 180 days’ written notice. The lease also provides for $193,845 of owed TI/LCs, of which the entire amount has been reserved by the Airport Square Borrowers.

The fourth largest tenant at the Airport Square Property is U.S. Department of Veterans Affairs (Fitch/Moody’s/S&P: AAA/Aaa/AAA) (17,639 sq. ft.; 7.6% of NRA; 12.0% of U/W Base Rent). U.S. Department of Veterans Affairs provides health care services, benefits programs and access to national cemeteries to former military personnel and their dependents. U.S. Department of Veterans Affairs has been a tenant at the Airport Square Property since 2008. In October 2018, U.S. Department of Veterans Affairs executed a three-year lease that expires in September 2021 with no extension options and the right to terminate in whole or in part at any time with 180 days’ written notice. The lease also provides for $163,396 of owed TI/LCs, of which the entire amount has been reserved by the Airport Square Borrowers.

The remaining tenants at the Airport Square Property include State of Maryland – MMCC, AM Midwifery Certification BC (“American Midwifery Certification Board”) and Center for Innovation, Inc. These tenants collectively account for 17,372 sq. ft. (7.5% of NRA) and $399,277 (9.6% of U/W Base Rent). Additionally, investment grade tenants make up 82.8% of the sq. ft. and 96.2% of the U/W Base Rent at the Airport Square Property.

A-3-104

Various Linthicum Heights, MD 21090	Collateral Asset Summary – Loan No.12 Airport Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,965,246 67.5% 1.69x 10.6%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Northrop Grumman	BBB/Baa1/BBB	113,168	48.6%	$18.63	50.5%	5/31/2023(3)
State of Maryland - MD Think	AAA/Aaa/AAA	27,954	12.0	$26.60	17.8	4/15/2023(4)
USACE	AAA/Aaa/AA+	23,266	10.0	$18.00	10.0	8/31/2020(5)
U.S. Department of Veterans Affairs	AAA/Aaa/AA+	17,639	7.6	$28.38	12.0	9/30/2021(6)
State of Maryland - MMCC	AAA/Aaa/AAA	10,900	4.7	$21.95	5.7	1/31/2028
Total Major Tenants		192,927	82.8%	$20.79	96.2%
Remaining Tenants		6,472	2.8	$24.73	3.8
Total Occupied Tenants		199,399	85.6%	$20.91	100.0%
Vacant		33,537	14.4
Total		232,936	100.0%
(1)	Based on underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Northrop Grumman’s 56,584 sq. ft. of space at the 900 International Building expires on December 31, 2023. Northrop Grumman has a termination option with a one-time fee of $975,000 commencing on May 31, 2021 (with respect to the lease for space at 800 International Drive) and December 31, 2021 (with respect to the lease for space at 900 International Drive), provided that Northrop Grumman gives the Airport Square Borrowers nine months’ written notice.

(4)	The State of Maryland – MD Think operates its space under one lease. The State of Maryland – MD Think’s lease of 15,990 sq. ft. of the demised premises expires on April 30, 2023. The State of Maryland - MD Think also has the right to terminate the lease in whole or in part at any time with 180 days’ written notice. The State of Maryland – MD Think has been a tenant at the Airport Square Property since 2013.

(5)	USACE has the right to terminate in whole or in part at any time with 180 days’ written notice. USACE has been a tenant at the Airport Square Property since 2014.

(6)	U.S. Department of Veterans Affairs has the right to terminate in whole or in part at any time with 180 days’ written notice. U.S. Department of Veterans Affairs has been a tenant at the Airport Square Property since 2008.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	2	25,833	11.1	25,833	11.1%	$18.57	11.5	11.5%
2021	1	17,639	7.6	43,472	18.7%	$28.38	12.0	23.5%
2022	1	3,905	1.7	47,377	20.3%	$25.41	2.4	25.9%
2023	7	141,122	60.6	188,499	80.9%	$20.20	68.4	94.3%
2024	0	0	0.0	188,499	80.9%	$0.00	0.0	94.3%
2025	0	0	0.0	188,499	80.9%	$0.00	0.0	94.3%
2026	0	0	0.0	188,499	80.9%	$0.00	0.0	94.3%
2027	0	0	0.0	188,499	80.9%	$0.00	0.0	94.3%
2028	1	10,900	4.7	199,399	85.6%	$21.95	5.7	100.0%
2029	0	0	0.0	199,399	85.6%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	199,399	85.6%	$0.00	0.0	100.0%
Vacant	NAP	33,537	14.4	232,936	100.0%	NAP	NAP
Total / Wtd. Avg.	12	232,936	100.0%			$20.91	100.0%
(1)	Based on underwritten rent roll.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

A-3-105

Various Linthicum Heights, MD 21090	Collateral Asset Summary – Loan No.12 Airport Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,965,246 67.5% 1.69x 10.6%

Cash Flow Analysis.

Cash Flow Analysis
	12/30/2018	T-5 9/30/2019 Ann.(1)	U/W	U/W PSF
Base Rent(2)	$2,395,035	$3,841,518	$4,807,259	$20.64
Total Recoveries	345,043	339,667	253,042	1.09
Other Income	0	0	0	0.00
Gross Potential Rent(3)	$2,740,078	$4,181,185	$5,060,301	$21.72
Less: Vacancy(4)	0	0	(637,203)	(2.74)
Effective Gross Income	$2,740,078	$4,181,185	$4,423,098	$18.99
Total Operating Expenses	1,192,525	1,110,767	1,261,504	5.42
Net Operating Income	$1,547,552	$3,070,419	$3,161,595	$13.57
TI/LC	0	0	151,408	0.65
Capital Expenditures	0	0	34,940	0.15
Net Cash Flow	$1,547,552	$3,070,419	$2,975,246	$12.77
(1)	The Airport Square Borrower Sponsors acquired the Airport Square Property in April 2019, therefore T-12 financials are not available.

(2)	U/W Base Rent is based on the current rent roll and includes $48,576 in contractual rent increases through September 2020.

(3)	Gross Potential Rent increased from December 30, 2018 to T-5 9/30/2019 due to new leasing activity, primarily driven by Northrop Grumman executing a lease for its space at the 900 International Building (25.1% of U/W Base Rent).

(4)	U/W Vacancy represents an in-place economic vacancy of 12.6%. In-place physical vacancy is 14.4% and the BWI/North Linthicum office submarket had an overall vacancy of 13.7% as of Q2 2019.

A-3-106

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-107

Various Brooklyn, NY	Collateral Asset Summary – Loan No. 13 Gold Brooklyn Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,800,000 62.6% 1.75x 7.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Mendel Gold
Borrowers:	729-731 Meeker Group LLC; 80 NY Ave LLC; 81 Stockholm Group LLC; Gold Management Realty LLC; 346 Grand LLC; 467 Central Avenue LLC
Original Balance:	$24,800,000
Cut-off Date Balance:	$24,800,000
% by Initial UPB:	3.1%
Interest Rate:	4.0195%
Payment Date:	1st of each month
First Payment Date:	January 1, 2019
Maturity Date:	December 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	LO(24);DEF(91);O(5)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$16,881	$7,503
Insurance:	$11,120	$3,611
Replacement:	$37,500	$1,075
TI/LC:	$0	$467
Engineering:	$104,250	$0
CO Reserve(2):	$1,500,000	$0
Affordable Units Holdback(3):	$40,518	$0

Financial Information
Cut-off Date Balance / Unit:	$527,660
Balloon Balance / Unit:	$527,660
Cut-off Date LTV:	62.6%
Balloon LTV:	62.6%
Underwritten NOI DSCR:	1.75x
Underwritten NCF DSCR:	1.75x
Underwritten NOI Debt Yield:	7.1%
Underwritten NCF Debt Yield:	7.1%
Property Information
Single Asset / Portfolio:	Portfolio of 6 Properties
Property Type(4):	Mid-Rise Multifamily
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	Various / Various
Total Units(4):	47
Property Management:	Spencer PL. Realty LLC
Underwritten NOI(5):	$1,770,774
Underwritten NCF:	$1,767,134
Appraised Value:	$39,600,000
Appraisal Date:	September 9, 2019

Historical NOI(5)
Most Recent NOI:	$1,497,135 (T-12 September 30, 2019)
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(5)
Most Recent Occupancy:	93.6% (September 30, 2019)
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP
(1)	The Gold Brooklyn Multifamily Portfolio Borrowers (as defined below) may obtain the release of one or more of the Gold Brooklyn Multifamily Portfolio Properties (as defined below). Following the lockout period, the Gold Brooklyn Multifamily Portfolio Borrowers may partially release any individual property upon (i) paying a defeasance amount of 120% of the allocated loan amount with respect to such release parcel, (ii) the debt service coverage ratio being greater than or equal to 1.85x for the undefeased note based on income from the remaining parcel and (iii) the LTV ratio being less than or equal to 60.0% for the undefeased note for the remaining parcel.

(2)	The $1,500,000 CO reserve will be released to the Gold Brooklyn Multifamily Portfolio Borrowers upon (i) the Gold Brooklyn Multifamily Portfolio Borrowers providing a permanent certificate of occupancy applicable to the three units on the 3rd floor of the building at 346 Grand Street, (ii) the debt yield being greater than or equal to 7.0% and (iii) the LTV ratio being less than or equal to 63.0%. In the event that any amount remains in the CO reserve after November 8, 2022, such amount will either remain in the reserve as additional collateral or the lender, at its option, may apply the reserve as a prepayment of the Gold Brooklyn Multifamily Portfolio Loan (together with yield maintenance).

(3)	The $40,518 affordable units holdback reserve will be released to the borrower upon (i) the debt yield being greater than or equal to 7.0% and (ii) all of the affordable units being leased at a minimum monthly rent as described in the Gold Brooklyn Multifamily Portfolio Loan documents. In the event that any amount remains in the affordable units holdback reserve after November 8, 2022, such amount will either remain in the reserve as additional collateral or the lender, at its option, may apply the reserve as a prepayment of the Gold Brooklyn Multifamily Portfolio Loan (together with yield maintenance).

(4)	The Gold Brooklyn Multifamily Portfolio Properties consist of 47 multifamily units, four commercial units (5,600 sq. ft.), and one commercial storage space. Property Type and Total Units refer to the multifamily units only.

(5)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to the gut renovation, addition of 10 units and lease-up at the 81-83 Stockholm property. Historical NOI and Historical Occupancy are not available due to the gut renovation and construction at the 81-83 Stockholm property and the gut renovation at the 467 Central Avenue property.

A-3-108

Various Brooklyn, NY	Collateral Asset Summary – Loan No. 13 Gold Brooklyn Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,800,000 62.6% 1.75x 7.1%

The Loan. The Gold Brooklyn Multifamily Portfolio mortgage loan (the “Gold Brooklyn Multifamily Portfolio Loan”) is a fixed rate loan secured by the Gold Brooklyn Multifamily Portfolio Borrowers’ first priority fee simple interests in six multifamily properties totaling 47 units, located in Brooklyn, New York (the “Gold Brooklyn Multifamily Portfolio Properties”) with an original and Cut-off Date principal balance of $24,800,000. The proceeds of the Gold Brooklyn Multifamily Portfolio Loan were used primarily to refinance previous debt of approximately $14.8 million, return approximately $7.4 million of equity, fund reserves of approximately $1.7 million and pay closing costs of $927,848.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,800,000	100.0%	Existing Debt Payoff:	$14,770,076	59.6%
			Return of Equity:	7,391,807	29.8
			Reserves:	1,710,269	6.9
			Closing Costs:	927,848	3.7
Total Sources:	$24,800,000	100.0%	Total Uses:	$24,800,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers, 729-731 Meeker Group LLC, 80 NY Ave LLC, 81 Stockholm Group LLC, Gold Management Realty LLC, 346 Grand LLC and 467 Central Avenue LLC (collectively, the “Gold Brooklyn Multifamily Portfolio Borrowers”), are each structured to be a single-purpose bankruptcy-remote entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor for the Gold Brooklyn Multifamily Portfolio Loan is Mendel Gold (the “Gold Brooklyn Multifamily Portfolio Borrower Sponsor”). Mr. Gold is a real estate developer and builder with a portfolio consisting of approximately 20 buildings, mostly located throughout Brooklyn. The Gold Brooklyn Multifamily Portfolio Properties are managed by Spencer PL. Realty LLC.

The Properties. The Gold Brooklyn Multifamily Portfolio Properties are comprised of six multifamily properties totaling 47 units located throughout Brooklyn, New York. The Gold Brooklyn Multifamily Portfolio Properties were built between 1911 and 2018. Since 2014, the Gold Brooklyn Multifamily Portfolio Borrower Sponsor has invested approximately $7.1 million in capital expenditures.

The following table presents detailed information with respect to each of the Gold Brooklyn Multifamily Portfolio Properties.

Gold Brooklyn Multifamily Portfolio Properties Summary
Property Name (Location) / Zip Code(1)	Units	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
	16	81.3%	$6,900,000	27.8%	$10,700,000	$488,617	27.6%
81-83 Stockholm Street/ 11221(1)

	5	100.0%	4,950,000	20.0	8,200,000	366,472	20.7
346 Grand Street/ 11211(1)

	6	100.0%	4,050,000	16.3	6,600,000	286,638	16.2
731 Meeker Avenue/ 11222(1)

	8	100.0%	3,550,000	14.3	5,800,000	250,260	14.1
1316 Pacific Street/ 11216(1)

	6	100.0%	3,400,000	13.7	5,300,000	241,085	13.6
467 Central Avenue/ 11221(1)

	6	100.0%	1,950,000	7.9	3,000,000	137,703	7.8
169 Troutman/ 11206(1)

Total / Wtd. Avg.	47	93.6%	$24,800,000	100.0%	$39,600,000	$1,770,774	100.0%
(1)	All of the properties are located in Brooklyn, NY

81-83 Stockholm Street (16 Units, 34.0% of Units, 27.8% ALA). The 81-83 Stockholm Street property is a 16-unit multifamily property located in Brooklyn, New York. The 81-83 Stockholm property is comprised of two adjoining buildings, 81 Stockholm Street and 83 Stockholm Street. 81 Stockholm Street was built in 1931 and renovated in 2018, and 83 Stockholm Street was built in 2018. At the time of the CF 2019-CF3 transaction, 83 Stockholm is in the process of receiving a 421A tax abatement from the New York City Department of Housing Preservation and Development (“HPD”). The Affordable Housing Guidelines require 30% of the units (3 units) to be leased for no greater than 130% of the Area Median Income. The 81-83 Stockholm Street property was 81.3% occupied as of September 30, 2019. The 81-83 Stockholm Street property features three affordable units, which are currently vacant pending the HPD mandated lottery on such units. The 13 market rent units are 100% leased.

A-3-109

Various Brooklyn, NY	Collateral Asset Summary – Loan No. 13 Gold Brooklyn Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,800,000 62.6% 1.75x 7.1%

346 Grand Street (5 Units, 10.6% of Units, 20.0% ALA). The 346 Grand Street property is a 5-unit multifamily property located in Brooklyn, New York. The 346 Grand Street property was built in 1920 and renovated in 2012. The ground floor commercial unit is occupied by Ghost Robot, a production company specializing in music and commercials. The 346 Grand Street property was 100.0% occupied as of September 30, 2019.

731 Meeker Avenue (6 Units, 12.8% of Units, 16.3% ALA). The 731 Meeker Avenue property is a 6-unit multifamily property located in Brooklyn, New York. The 731 Meeker Avenue property was built in 1928 and renovated in 2014 with 2,100 sq. ft. of commercial space. The property has one rent stabilized unit. The 731 Meeker Avenue property was 100.0% occupied as of September 30, 2019.

1316 Pacific Street (8 Units, 17.0% of Units, 14.3% ALA). The 1316 Pacific Street property is an 8-unit multifamily property located in Brooklyn, New York. The 1316 Pacific Street property was built in 1911 and renovated in 2014. There is an additional commercial storage space in the basement, and three of the eight multifamily units at the property are rent stabilized. The 1316 Pacific Street property was 100.0% occupied as of September 30, 2019.

467 Central Avenue (6 Units, 12.8% of Units, 13.7% ALA). The 467 Central Avenue property is a 6-unit multifamily property located in Brooklyn, New York. The 467 Central Avenue property was built in 1920 and was gut renovated in 2017 after being converted from a church. The 467 Central Avenue property was 100.0% occupied as of September 30, 2019.

169 Troutman (6 Units, 12.8% of Units, 7.9% ALA). The 169 Troutman property is a 6-unit multifamily property located in Brooklyn, New York. The 169 Troutman property was built in 1931 and renovated in 2010. The 169 Troutman property was 100.0% occupied as of September 30, 2019.

The following table presents detailed information with respect to the unit mix of each of the Gold Brooklyn Multifamily Portfolio Properties.

Gold Brooklyn Multifamily Portfolio Property Unit Mix(1)
Property Name	Units	% of Total Units	Average Rent per Unit(3)	Concluded Market Rent per Unit(3)	% Different than Concluded Market Rent	Average SF per Unit(2)
81-83 Stockholm Street	16	34.0%	$3,365	$3,300	2.0%	813
346 Grand Street	5	10.6	$4,040	$4,190	-3.6%	828
731 Meeker Avenue	6	12.8	$4,411	$4,455	-1.0%	1,025
1316 Pacific Street	8	17.0	$4,655	$5,250	-11.3%	1,100
467 Central Avenue	6	12.8	$4,075	$4,200	-3.0%	833
169 Troutman	6	12.8	$2,300	$2,600	-11.5%	821
Total/WTD. Avg.	47	100.0%	$3,745	$3,900	-3.6%	894
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Based on the underwritten rent roll dated September 30, 2019.

(3)	The 169 Troutman property comparables exclude three bedroom units, which were not provided in the appraisal.

A-3-110

Various Brooklyn, NY	Collateral Asset Summary – Loan No. 13 Gold Brooklyn Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,800,000 62.6% 1.75x 7.1%

Cash Flow Analysis.

Cash Flow Analysis
	T-12 9/30/2019	UW	U/W Per Unit
Gross Potential Rent(1)	$1,696,769	$1,892,669	$40,269.54
Vacancy(2)	0	(56,780)	(1,208.09)
Net Rental Income(1)	$1,696,769	$1,835,889	$39,061.46
Commercial Income	0	249,855	5,316.06
Commercial Vacancy	0	(12,493)	265.80
Net Commercial Income	$0	$237,362	$5,050.25
Other Income(3)	0	16,600	353.19
Effective Gross Income	$1,696,769	$2,089,850	$44,464.90
Real Estate Taxes(4)	15,503	88,618	1,885.49
Property Insurance	41,751	45,000	957.45
Other Expenses	142,380	185,458	3,945.92
Net Operating Income	$1,497,135	$1,770,774	$37,676.05
Capital Expenditures	0	3,640	77.45
Net Cash Flow	$1,497,135	$1,767,134	$37,598.60
(1)	The Gold Brooklyn Multifamily Portfolio Borrower Sponsor is awaiting HPD to place tenants in the three rent stabilized units, which are expected to be leased in the next 3-6 months. An equivalent of six months’ rent associated with the rent stabilized units was reserved with lender and the Gold Brooklyn Multifamily Portfolio Borrower Sponsor entered into a master lease for the three units until they are rented.

(2)	Underwritten Vacancy represents 3.0% of Gross Potential Rent.

(3)	Other Income is primarily comprised of laundry and vending income.

(4)	T-12 9/30/2019 Real Estate Taxes do not include real estate taxes for all of the Gold Brooklyn Multifamily Portfolio Property, as the prior lender escrowed for and paid real estate taxes directly. Underwritten Real Estate Taxes reflect the actual tax bill and the 10-year average for 83 Stockholm, due to the anticipated 421A tax abatement.

A-3-111

15596 Interstate 45 South Conroe, TX 77384	Collateral Asset Summary – Loan No. 14 Dominion Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 53.7% 2.54x 9.3%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Borrower Sponsor:	Griffin Capital Company, LLC
Borrower:	Griffin Capital (The Dominion - Conroe, TX) DST
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	2.8%
Interest Rate:	3.4800%
Payment Date:	1st of each month
First Payment Date:	January 1, 2020
Maturity Date:	December 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(24);DEF(93);O(3)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$33,494
Insurance(2):	$0	Springing
Replacement:	$142,800	$5,950

Financial Information
Cut-off Date Balance / Unit:	$92,437
Balloon Balance / Unit:	$92,437
Cut-off Date LTV:	53.7%
Balloon LTV:	53.7%
Underwritten NOI DSCR:	2.63x
Underwritten NCF DSCR:	2.54x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily/Garden
Collateral:	Fee Simple
Location:	Conroe, TX
Year Built / Renovated:	2003 / NAP
Total Units:	238
Property Management:	Griffin Exchange Property Manager, LLC
Underwritten NOI:	$2,042,423
Underwritten NCF:	$1,971,023
Appraised Value:	$41,000,000
Appraisal Date:	October 17, 2019

Historical NOI
Most Recent NOI:	$2,296,605 (T-12 September 30, 2019)
2018 NOI:	$2,189,604 (December 31, 2018)
2017 NOI:	$1,997,375 (December 31, 2017)
2016 NOI :	$1,924,182 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	94.1% (November 12, 2019)
2018 Occupancy:	91.8% (December 31, 2018)
2017 Occupancy:	93.0% (December 31, 2017)
2016 Occupancy:	89.7% (December 31, 2016)

(1)	According to the master lease, the Dominion Apartments Borrower (as defined below) funded $2,076,700 into various trust reserve accounts, which are separate from the reserves for the Dominion Apartments Loan (as defined below). Pursuant to the related Dominion Apartments Loan documents, Dominion Apartments Borrower has granted a security interest in such trust reserve accounts in favor of the lender. Collectively, the initial reserves and the trust reserves will be used to pay for (i) improvements, replacements, or material repairs at the Dominion Apartments Property (as defined below), (ii) other ancillary fees and costs related to the Dominion Apartments Property, (iii) any environmental costs and (iv) tax and insurance obligations. For more information on the master lease, please refer to “The Borrower / Borrower Sponsor” below.

(2)	Monthly deposits of one-twelfth (1/12) of the estimated annual insurance premiums spring upon (i) an event of default or (ii) the Dominion Apartments Borrower failing to provide evidence to the lender that the Dominion Apartments Property is covered under an acceptable blanket insurance policy and that all insurance premiums have been paid by the due date.

A-3-112

15596 Interstate 45 South Conroe, TX 77384	Collateral Asset Summary – Loan No. 14 Dominion Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 53.7% 2.54x 9.3%

The Loan. The Dominion Apartments mortgage loan (the “Dominion Apartments Loan”) is a fixed rate loan with an original and Cut-off Date principal balance of $22,000,000 secured by the Dominion Apartments Borrower’s fee simple interest in a 238-unit multifamily garden-style property located in Conroe, Texas (the “Dominion Apartments Property”). The Dominion Apartments Loan has a 10-year term and is interest-only for the full term of the Dominion Apartments Loan. The proceeds of the Dominion Apartments Loan, together with approximately $21.1 million of borrower sponsor equity, were used to acquire the Dominion Apartments Property for $40.0 million, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$22,000,000	51.0%	Purchase Price	$40,000,000	92.8%
Borrower Sponsor Equity	21,099,948	49.0	Reserves(1)	2,219,500	5.1
			Closing Costs	880,448	2.0
Total Sources	$43,099,948	100.0%	Total Uses	$43,099,948	100.0%
(1)	According to the master lease, the Dominion Apartments Borrower funded $2,076,700 into various trust reserve accounts, which are separate from the reserves for the Dominion Apartments Loan. Pursuant to the related Dominion Apartments Loan documents, Dominion Apartments Borrower has granted a security interest in such trust reserve accounts in favor of the lender. Collectively, the initial reserves and the trust reserves will be used to pay for (i) improvements, replacements, or material repairs at the Dominion Apartments Property, (ii) other ancillary fees and costs related to the Dominion Apartments Property, (iii) any environmental costs and (iv) tax and insurance obligations. For more information on the master lease, please refer to “The Borrower / Borrower Sponsor” below.

The Borrower / Borrower Sponsor.

The borrower is Griffin Capital (The Dominion - Conroe, TX) DST (the “Dominion Apartments Borrower”), a Delaware statutory trust which is a single purpose, bankruptcy-remote entity. Under certain conditions included in the Dominion Apartments Loan documents, the Dominion Apartments Borrower is permitted and may be required to convert from a Delaware statutory trust to a Delaware limited liability company. The Dominion Apartments Borrower has master leased the Dominion Apartments Property to a master lessee affiliated with the Dominion Apartments Borrower Sponsor (as defined below). The master lessee is structured to be a single purpose entity. The Dominion Apartments Borrower’s interest in the master lease and all rents payable thereunder are assigned to the lender. The master lessee’s interest in all property rents is assigned to the Dominion Apartments Borrower, and the Dominion Apartments Borrower assigns such interest to the lender. The Dominion Apartments Borrower Sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Dominion Apartments Loan. There is no income underwritten from the master lease as the Dominion Apartments Property was underwritten to the underlying property income. There is an independent director for the signatory trustee of the Dominion Apartments Borrower. Legal counsel to the Dominion Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Dominion Apartments Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Dominion Apartments Borrower Sponsor is Griffin Capital Company, LLC (the “Dominion Apartments Borrower Sponsor”). Founded in 1995, Griffin Capital Company, LLC is an alternative investment asset manager with approximately $10.75 billion in assets under management as of June 30, 2018.

The Property.

The Dominion Apartments Property is a 238-unit, garden-style apartment complex located in Conroe, Texas. The Dominion Apartments Property is comprised of 31 two- and three-story apartment buildings located on a 17.3-acre site. The Dominion Apartments Property amenities include one- and two-car garages, playground, park, on-site leasing office and clubhouse, business center, fitness center, sauna, spa, pergola, veranda, waterscaped swimming pool and poolside grilling area. Unit amenities include stainless steel appliances, granite countertops, balcony, additional outdoor storage closet, built-in entertainment center, wood-burning fireplace, walk-in closets, hardwood floors and kitchen island. Also, washers and dryers are available in select units.

The Dominion Apartments Property was built in 2003. Several units had significant renovations in recent years, which included new flooring, paint, cabinets, countertops and appliances. As of November 12, 2019, the Dominion Apartments Property was 94.1% occupied. The Dominion Apartments Borrower acquired the Dominion Apartments Property with the closing of the Dominion Apartments Loan for a purchase price of $40,000,000, which results in a loan-to-purchase price ratio of 55.0%

The Dominion Apartments Property is located on the west side of Interstate 45 South, within the Houston-The Woodlands-Sugar Land, TX metropolitan statistical area, approximately 40 miles north of Houston. The immediate area consists of primarily retail shopping and corporate offices. The Dominion Apartments Property is located approximately six miles north of The Woodlands Mall, a 758,231 sq. ft. regional mall, which features 183 retail stores including 34 restaurants. Major employment centers including The Woodlands Town Center, Exxon Mobil corporate campus and Springwoods Village are also located within ten miles of the Dominion Apartments Property.

A-3-113

15596 Interstate 45 South Conroe, TX 77384	Collateral Asset Summary – Loan No. 14 Dominion Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 53.7% 2.54x 9.3%

The following table presents detailed information with respect to the unit mix of the Dominion Apartments Property:

Dominion Apartments Unit Mix(1)(2)
Unit Type	Units	% of Total Units	Occupied Units	Occupancy %(2)	Average Unit Size (SF)(2)	Avg. Monthly Rent Per Unit(2)
1 Bed/1 Bath	72	30.3%	66	91.7%	841	$1,058
2 Bed/1 Bath	28	11.8	27	96.4	1,116	$1,249
2 Bed/2 Bath	72	30.3	69	95.8	1,343	$1,385
3 Bed/2 Bath	32	13.4	28	87.5	1,582	$1,586
4 Bed/3 Bath	28	11.8	28	100.0	1,915	$1,812
4 Bed/3.5 Bath	6	2.5	6	100.0	1,970	$1,777
Total/Wtd. Avg.	238	100.0%	224	94.1%	1,280	$1,357
(1)	Based on the underwritten rent roll dated November 12, 2019.

(2)	Wtd. Avg. is based on number of units of each unit type.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W Per Unit
Base Rent(1)	$3,681,483	$3,646,501	$3,753,462	$3,838,993	$3,876,635	$16,288
Vacancy / Credit Loss / Concessions	(393,880)	(281,868)	(295,878)	(297,868)	(268,437)	(1,128)
Net Rental Income	$3,287,602	$3,364,633	$3,457,585	$3,541,126	$3,608,198	$15,160
Other Income(2)	347,447	373,015	348,622	317,535	317,535	1,334
Effective Gross Income	$3,635,050	$3,737,648	$3,806,207	$3,858,661	$3,925,734	$16,495
Total Operating Expenses	1,710,868	1,740,274	1,616,603	1,562,056	1,883,310	7,913
Net Operating Income	$1,924,182	$1,997,375	$2,189,604	$2,296,605	$2,042,423	$8,582
Capital Expenditures	0	0	0	0	71,400	300
Net Cash Flow	$1,924,182	$1,997,375	$2,189,604	$2,296,605	$1,971,023	$8,282
(1)	U/W Base Rent is based on rent collections as of the rent roll dated November 12, 2019.

(2)	Other Income is primarily comprised of cable and utilities reimbursements, late fees, covered parking and appliance rent, insurance recoveries, and damage recoveries.

A-3-114

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-115

55 Talmadge Road Edison, NJ 08817	Collateral Asset Summary – Loan No.15 55 Talmadge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 57.3% 1.83x 10.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Nori Alhakim Cohen; Rahmon Alhakim; Eili Alhakim
Borrower:	BH Properties of Edison LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	2.5%
Interest Rate:	3.8950%
Payment Date:	1st of each month
First Payment Date:	January 1, 2020
Maturity Date:	December 1, 2029
Amortization:	Amortizing Balloon
Additional Debt:	None
Call Protection:	LO(24);DEF(93);O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$32,333	$16,167
Insurance:	$26,679	$4,377
Replacement:	$0	$2,250
TI/LC:	$0	$6,750
Other:	$0	Springing(1)

Financial Information
Cut-off Date Balance / Sq. Ft.:	$74
Balloon Balance / Sq. Ft.:	$59
Cut-off Date LTV:	57.3%
Balloon LTV:	45.4%
Underwritten NOI DSCR:	1.92x
Underwritten NCF DSCR:	1.83x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	10.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial – Warehouse/Distribution
Collateral:	Fee Simple
Location:	Edison, NJ
Year Built / Renovated:	1970 / 2016
Total Sq. Ft.:	269,987
Property Management:	Self-managed
Underwritten NOI:	$2,173,886
Underwritten NCF:	$2,065,891
Appraised Value:	$34,900,000
Appraisal Date:	June 27, 2019

Historical NOI(2)
Most Recent NOI:	$2,105,912 (December 31, 2018)
2017 NOI:	$1,950,473
2016 NOI:	$1,730,439

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
(1)	Represents a Lease Sweep Reserve (as defined below), by which the 55 Talmadge Borrower (as defined below) is required to deposit all excess cash flow upon the occurrence of (i) any default under the lease with Duck River Textile, Inc. or any qualified lease that is a replacement for the lease with Duck River Textile, Inc. (the “Lease Sweep Lease”), (ii) any tenant under a Lease Sweep Lease failing to be in physical possession of the space demised under the lease or going dark, (iii) the date that a Lease Sweep Lease is terminated or the 55 Talmadge Borrower receives notice from any tenant under a Lease Sweep Lease of its intent to terminate its lease, (iv) any bankruptcy action of any tenant under a Lease Sweep Lease, or (v) the date that is twelve (12) months prior to the expiration date of any Lease Sweep Lease.

(2)	2019 Historical NOI and Historical Occupancy were not provided by the 55 Talmadge Borrower.

A-3-116

55 Talmadge Road Edison, NJ 08817	Collateral Asset Summary – Loan No.15 55 Talmadge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 57.3% 1.83x 10.9%

The Loan. The 55 Talmadge mortgage loan (the “55 Talmadge Loan”) is a fixed-rate loan with an original principal balance of $20.0 million and Cut-off Date principal balance of $20.0 million secured by the 55 Talmadge Borrower’s fee simple interest in a 269,987 sq. ft. industrial warehouse/distribution building located in Edison, New Jersey (the “55 Talmadge Property”). The 55 Talmadge Loan accrues interest at an interest rate of 3.8950% per annum. The 55 Talmadge Loan has a 10-year term and amortizes on a 30-year amortization schedule with no interest-only periods.

Loan proceeds were used to retire existing debt of approximately $5.1 million, fund reserves of $59,013, pay closing costs of approximately $0.3 million and return equity of approximately $14.5 million. Based on the appraised value of $34.9 million as of June 27, 2019, the Cut-off Date LTV ratio is 57.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$20,000,000	100.0%	Existing Debt	$5,115,449	25.6%
			Return on Equity(1)	14,523,516	72.6
			Closing Costs	302,023	1.5
			Reserves	59,012	0.3
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	The 55 Talmadge Borrower Sponsor (as defined below) acquired the 55 Talmadge Property when it was 100% vacant in 2012 for $6.6 million. Subsequently, the 55 Talmadge Borrower Sponsors invested an additional $6.3 million in the property for a total cost basis of $12.8 million.

The Borrower / Borrower Sponsors.  The borrower is BH Properties of Edison LLC (the “55 Talmadge Borrower”), a single purpose limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are Nori Alhakim Cohen, Rahmon Alhakim, and Eili Alhakim (together, the “55 Talmadge Borrower Sponsors”).

The Alhakim brothers founded Duck River Textile, Inc., the largest tenant at the 55 Talmadge Property, over twenty years ago. Duck River Textile, Inc. specializes in producing window, bedding and shower accessories.

The Property and Tenants. The 55 Talmadge Property is a 269,987 sq. ft., 3-story industrial warehouse/distribution building located in Edison, New Jersey. The warehouse property was built in 1970 and renovated in 2016. The 55 Talmadge Property was acquired by the 55 Talmadge Borrower Sponsors in 2012 for $6.6 million and they have invested $6.3 million in capital improvements since the acquisition. The capital improvements include new solar panels across the roof, new commercial elevators, installation of a new racking system, a partial roof replacement, new commercial elevators, HVAC replacement and repair, new loading docks and the build out of interior office space.

The largest tenant at the 55 Talmadge Property is Duck River Textile, Inc. (“Duck River”) (155,000 sq. ft.; 57.4% of NRA; 57.9% of U/W Base Rent) which is an affiliate of the 55 Talmadge Borrower. Moreover, the Duck River lease expires five (5) years after maturity of the 55 Talmadge Loan and the 55 Talmadge Borrower Sponsors have guaranteed the rents under the lease for the duration of the term of the 55 Talmadge Loan. Duck River utilizes its space for its own product lines and logistical services. The company has expanded its footprint over the past several years, occupying distribution centers in the United States, Vancouver, Canada, and China. Duck River’s retail partners include Amazon.com, Burlington, Groupon, Home Goods, Marshalls, Nordstrom, Wayfair, TJ Maxx, Dollar General and Family Dollar. Duck River executed a lease in July 2019 with a lease expiration date of June 30, 2034, which does not include any extension options. Duck River has been a tenant at the 55 Talmadge Property since June 2012.

The second largest tenant at the 55 Talmadge Property is Henry’s United, Inc. (“Henry’s United”) (32,000 sq. ft.; 11.9% of NRA; 11.8% of U/W Base Rent). Henry’s United is a health and beauty distributor/wholesaler that is based out of the 55 Talmadge Property. Henry’s United sells products from companies such as Glade, Tide, Irish Springs, Dial, Kleenex, Oral-B, Vaseline, Johnson & Johnson and Bayer. Henry’s United executed a lease in April 2019 with a lease expiration date of March 31, 2024, which does not include any extension options. Henry’s United has been a tenant at the 55 Talmadge Property since June 2015.

The third largest tenant at the 55 Talmadge Property is Grand Ave Supplies (22,500 sq. ft.; 8.3% of NRA; 9.0% of U/W Base Rent). Grand Ave Supplies is a wholesale food supplier and distributor that was established in 2007. The company primarily operates in the groceries and related products industry within the wholesale trade – nondurable goods sector. The 55 Talmadge Property is Grand Ave Supplies’ only location. Grand Ave Supplies executed a lease in April 2019 with a lease expiration date of March 31, 2024, which does not include any extension options. Grand Ave Supplies has been a tenant at the 55 Talmadge Property since April 2015.

The fourth largest tenant at the 55 Talmadge Property is YX1 Logistics LLC, also known as X-Ray Jeans (22,100 sq. ft.; 8.2% of NRA; 8.2% of U/W Base Rent). YX1 Logistics LLC is a clothing company that currently operates a store within the fashion district of New York City and sells merchandise on its website. YX1 Logistics LLC executed a lease in April 2019 with a lease expiration in March 31, 2024, which does not include any extension options.

The remaining tenants at the 55 Talmadge Property include Fashion Apparel, Dust Trap, Phaze One Closeouts, LLC and Sky Paper / Mamrout Paper Group Corporation. No additional tenants account for more than 5.0% of NRA or 4.5% of U/W Base Rent.

A-3-117

55 Talmadge Road Edison, NJ 08817	Collateral Asset Summary – Loan No.15 55 Talmadge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 57.3% 1.83x 10.9%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Duck River(3)	NR / NR / NR	155,000	57.4%	$9.46	57.9%	6/30/2034
Henry’s United	NR / NR / NR	32,000	11.9	$9.34	11.8	3/31/2024
Grand Ave Supplies	NR / NR / NR	22,500	8.3	$10.08	9.0	3/31/2024
YX1 Logistics LLC d/b/a X-Ray Jeans	NR / NR / NR	22,100	8.2	$9.45	8.2	3/31/2024
Fashion Apparel	NR / NR / NR	13,500	5.0	$8.50	4.5	3/31/2024
Total Major Tenants		245,100	90.8%	$9.45	91.4%
Remaining Tenants		24,887	9.2	$8.74	8.6
Total Occupied Tenants		269,987	100.0%	$9.38	100.0%
Vacant		0	0.0
Total		269,987	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Duck River is an affiliate of the 55 Talmadge Borrower Sponsors.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	13,500	5.0%	13,500	5.0%	$8.50	4.5%	4.5%
2019	0	0	0.0	13,500	5.0%	$0.00	0.0	4.5%
2020	1	7,200	2.7	20,700	7.7%	$7.50	2.1	6.7%
2021	0	0	0.0	20,700	7.7%	$0.00	0.0	6.7%
2022	0	0	0.0	20,700	7.7%	$0.00	0.0	6.7%
2023	0	0	0.0	20,700	7.7%	$0.00	0.0	6.7%
2024	5	94,287	34.9	114,987	42.6%	$9.53	35.5	42.1%
2025	0	0	0.0	114,987	42.6%	$0.00	0.0	42.1%
2026	0	0	0.0	114,987	42.6%	$0.00	0.0	42.1%
2027	0	0	0.0	114,987	42.6%	$0.00	0.0	42.1%
2028	0	0	0.0	114,987	42.6%	$0.00	0.0	42.1%
2029	0	0	0.0	114,987	42.6%	$0.00	0.0	42.1%
Thereafter	1	155,000	57.4	269,987	100.0%	$9.46	57.9	100.0%
Vacant	NAP	0	0.0	269,987	100.0%	NAP	NAP
Total / Wtd. Avg.	8	269,987	100.0%			$9.38	100.0%
(1)	Based on the underwritten rent roll.

A-3-118

55 Talmadge Road Edison, NJ 08817	Collateral Asset Summary – Loan No.15 55 Talmadge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 57.3% 1.83x 10.9%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2016	12/31/2017	12/31/2018	U/W	U/W PSF
Base Rent	$2,018,842	$2,179,234	$2,305,008	$2,532,654	$ 9.38
Reimbursements	0	0	0	565,109	2.09
Other Income	0	56,980	77,492	58,288	0.22
Gross Potential Rent	$2,018,842	$2,236,214	$2,382,500	$ 3,156,050	$11.69
Less: Vacancy(1)	0	0	0	154,888	0.57
Effective Gross Income	$2,018,842	$2,236,214	$2,382,500	$3,001,162	$11.12
Total Operating Expenses(2)	288,403	285,741	276,588	827,276	3.06
Net Operating Income	$1,730,439	$1,950,473	$2,105,912	$2,173,886	$8.05
TI/LC	0	0	0	80,996	0.30
Capital Expenditures	0	0	0	26,999	0.10
Net Cash Flow	$1,730,439	$1,950,473	$2,105,912	$2,065,891	$7.65
(1)	U/W Vacancy represents an economic vacancy of 5.0%. In-place physical vacancy is currently 0.0% as of the underwritten rent roll dated December 31, 2018. The Middlesex County industrial submarket had a vacancy of 2.9% as of Q2 2019.

(2)	U/W Total Operating Expenses are based on the appraiser’s estimates.

A-3-119

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Mortgage Loan Detail	7
NOI Detail	8
Principal Prepayment Detail	9
Historical Detail	10
Delinquency Loan Detail	11
Specially Serviced Loan Detail	12-13
Advance Summary	14
Modified Loan Detail	15
Historical Liquidated Loan Detail	16
Historical Bond / Collateral Loss Reconciliation	17
Interest Shortfall Reconciliation Detail	18-19
Defeased Loan Detail	20
Supplemental Reporting	21

Depositor	Master Servicer	Special Servicer	Operating Advisor
CCRE Commercial Mortgage Securities, L.P. 110 East 59th Street 6th Floor New York, NY 10022 Contact: gstellato@ccre.com Phone Number: (212) 829-7054	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Suite 700 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Suite 700 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 230-9025
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Other Required Information

Available Distribution Amount (1)	0.00

Borrower Reimbursable Trust Fund Expenses	0.00

		Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

		Total

(1) The Available Distribution Amount includes any Prepayment Fees.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Total Fees		0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00		Reimbursement for Interest on Advances	0.00
Total Interest Collected		0.00	ASER Amount	0.00
			Special Servicing Fee	0.00
Principal:			Rating Agency Fees	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Indemnification Expenses	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Deficiency Amounts	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CF Trust 2019-CF3 Commercial Mortgage Pass-Through Certificates Series 2019-CF3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Supplemental Reporting

Risk Retention

Pursuant to the TSA, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com>, specifically under the “U.S. Risk Retention Special Notices” tab for the CF Trust 2019-CF3 transaction, certain information provided to the Certificate Administrator regarding the Retaining Sponsor’s compliance with the Retention Covenant and the Hedging Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: CF 2019-CF3

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Controlling Class Representative: KKR Real Estate Credit Opportunity Partners II L.P.

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of [_____] [__], 2019 (the “PSA”), among Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the PSA with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the PSA. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the PSA during the prior calendar year on an asset-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the PSA, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the PSA.

In connection with the assessment set forth in this report, the Operating Advisor:

1.     Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the PSA and the following issues were noted therein: [ ]

Operating Advisor Actions:

2.     Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the PSA and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.     Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the PSA, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the PSA.

Terms used but not defined herein have the meaning set forth in the PSA as described herein.

C-1

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC Its Sole Member

By: Park Bridge Financial LLC Its Sole Member

By:
Name: Title:

C-2

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective MLPA make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The representations and warranties below are not intended to constitute statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement or any Other Pooling and Servicing Agreement with respect to a Non-Serviced Mortgage Loan and the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or

D-1-1

premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after December 1, 2019.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of

D-1-2

such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement, provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject

D-1-3

to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be

D-1-4

expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, are being or have been conveyed to the depositor or the servicer for the related securitization trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for comparable mortgage loans intended for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the Improvements and personalty and

D-1-5

fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

D-1-6

(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

D-1-7

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (provided that the Mortgaged Property generates sufficient cash flow to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

D-1-8

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable)) is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

D-1-9

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex D-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is

D-1-10

responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or

D-1-11

terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

D-1-12

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or

D-1-13

event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan (or Whole Loan, as applicable), the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

D-1-14

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule D-3 to Annex D-2.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

D-1-15

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Cantor Commercial Real Estate Lending, L.P.
Rep. No.	Mortgage Loan and Number	Description of Exception
(4) Mortgage Status; Waivers and Modifications	180 Water (Loan No. 9)	The Borrower has the right to effect a zoning lot merger and transfer certain development rights to a property adjacent to the Mortgaged Property and owned by an affiliate of the borrower, subject to certain conditions, which include lender approval of the related documentation. The lender has executed an amendment to the related Whole Loan documents pursuant to which the lender preapproved forms of zoning lot merger and development rights transfer documents.
(5) Lien; Valid Assignment (8) Assignment of Leases, Rents and Profits	Airport Square (Loan No. 12)	One tenant at the Mortgaged Property, the GSA/Veterans Affairs (“GSA”), has not yet provided an acknowledgement to the lender’s notice of assignment of claims pursuant to the federal assignment of claims act.
(6) Permitted Liens; Title Insurance	3 Columbus Circle (Loan No. 10)	JPMorgan Chase Bank, National Association (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non- Disturbance and Attornment Agreement in connection with the Whole Loan origination, subordinating the lease to the Whole Loan.
(6) Permitted Liens; Title Insurance	DC Mixed Use Portfolio VI – 4445 Wisconsin Avenue NW (Loan No. 5.04)	The largest tenant at the Mortgaged Property, JP Morgan Chase has a right of first refusal to purchase the related Mortgaged Property if the borrower intends to accept a bona fide third party offer, provided that (i) the sale of such Mortgaged Property is as a single property and not part of a portfolio and (ii) the tenant purchases the Mortgaged Property within 30 days following written notification of proposed sale.
(12) Condemnation	Century Plaza Towers (Loan No. 2)	The Borrower is currently negotiating certain easements concerning peripheral areas of the Mortgaged Property with the City of Los Angeles (the “City”) and the Los Angeles County Metropolitan Transportation Authority (the “MTA”) in connection with the construction and operation of underground subway tunnels under a portion of the Mortgaged Property, in lieu of condemnation proceedings. Under the related Whole Loan documents, such easements may be executed by the borrower, only if they have no material adverse effect on the Whole Loan. If such agreements are not finalized and executed, the City or the MTA could initiate condemnation proceedings.

D-2-1

(16) Insurance	Century Plaza Towers (Loan No. 2)	The Borrower is permitted to maintain its current earthquake insurance coverage in the amount of $135,000,000 until renewal of the current policy term on April 2, 2020, when the Borrower will be required to increase its earthquake coverage to $137,154,993 in order to satisfy the requirements of the Whole Loan documents.
(16) Insurance	AVR Renaissance Atlanta Airport Gateway (Loan No. 4)	At Mortgage Loan origination, Renaissance Hotel Management Company, LLC, a subsidiary of Marriott International (“Marriott”), was maintaining insurance coverage for the Mortgaged Property pursuant to the terms of the Marriott management agreement. The Mortgage Loan documents provide that the lender may rely on the insurance provided by Marriott pursuant to the related management agreement.
(16) Insurance	3 Columbus Circle (Loan No. 10)	The Whole Loan documents permit insurance through a syndicate of insurers through which, if such syndicate consists of five (5) or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
(16) Insurance	Westlake Village Marketplace (Loan No. 18)	Staples, Inc., the largest tenant at the Mortgaged Property, is permitted to provide insurance with respect to its leased premises. Under the Mortgage Loan documents, the lender agreed to accept such coverage.
(16) Insurance	Castalia at Meadowmont (Loan No. 28)	Pursuant to the condominium documents, insurance proceeds are disbursed by the condominium association (not the lender or a trustee appointed by the lender)
(16) Insurance	Walmart Supercenter, Lancaster (Loan No. 29)	Under the Mortgage Loan documents, Walmart is permitted to self-insure, provided that the tenant, Wal-Mart Real Estate Business Trust, maintains a minimum net worth of $100 million. Walmart is currently self-insuring the Mortgaged Property.
(25) Licenses and Permits	Gold Brooklyn Multifamily Portfolio – 346 Grand Street (Loan No. 13.02)	The certificate of occupancy covers only 2 of the 3 floors of the building and does not reflect the correct number of multifamily units.
(26) Recourse Obligations	Century Plaza Towers (Loan No. 2)	There is no non-recourse carveout guarantor or environmental indemnitor (other than the borrower).
(26) Recourse Obligations	Century Plaza Towers (Loan No. 2) 225 Bush (Loan No. 7) 180 Water (Loan No. 9)	In most cases, the Whole Loan documents do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards. In addition, liability for misappropriation of rents may be limited to misappropriation of rents received during the continuance of an event of default and prior to the date the lender acquires title to the Mortgaged Property.

D-2-2

(26) Recourse Obligations	AVR Renaissance Atlanta Airport Gateway (Loan No. 4)

Recourse for losses resulting from misapplication or misappropriation insurance proceeds, condemnation awards or rents is limited to actions by Developer Guarantor (but not BIDA).

Recourse related to the filing of a bankruptcy petition by BIDA or voluntary transfers of the Mortgaged Property by BIDA, is recourse for losses only (not full recourse), and such recourse is capped at $4,800,000.00.

(26) Recourse Obligations	225 Bush (Loan No. 7) Bond Street 21 (Loan No. 25)	The Mortgage Loan documents do not provide for recourse to a guarantor for the misapplication of rents, insurance proceeds or condemnation awards.
(26) Recourse Obligations	180 Water (Loan No. 9)	The recourse carveouts cover “misappropriation” but not “misapplication”.
(26) Recourse Obligations	3 Columbus Circle (Loan No. 10)

In the event that the Borrower obtains and maintains an environmental insurance policy naming the lender (together with its successors and assigns) as an additional named insured (the “Environmental Insurance”), then the lender is required to first seek recovery under such Environmental Insurance before seeking indemnity, reimbursement or recovery from the borrower or the guarantor for losses within the scope of the indemnity under the environmental indemnity agreement that are within the scope of coverage and are not specifically excluded from the terms of the Environmental Insurance.

The loss carveout for misappropriation of rents covers misappropriation of rents only following an event of default.

(26) Recourse Obligations	895 West End Avenue (Loan No. 38)	There is no non-recourse carveout guarantor or environmental indemnitor (other than the borrower).

D-2-3

(27) Mortgage Releases.	Century Plaza Towers (Loan No. 2)	The Borrower has the right to convert the top two floors of each tower of the Mortgaged Property into non-occupiable space and to transfer the development rights related to such space to the owner of an adjacent property currently owned by an affiliate of the Borrower (the “Non-Collateral Property”), provided, among other things, that such conversion and transfer complies with applicable REMIC requirements, and the Borrower (a) if the transfer is to a non-affiliate in connection with the sale of the Non-Collateral Property delivers to lender $30,000,000 plus 105% of the related yield maintenance that would have been due if a prepayment were made as of such date or (b) if the transfer is to an affiliate of the borrower, posts cash or a letter of credit as collateral for the Whole Loan in the amount of $30,000,000 plus 105% of the yield maintenance that would have been due if a prepayment were made as of such date. If the Borrower transfers the development rights to an affiliate and posts cash or a letter of credit as collateral for the Whole Loan, the borrower’s affiliate may return the development rights to the Borrower along with the delivery of a clean date down endorsement to the lender, in which case the lender will be required to return the cash or letter of credit to the borrower. If the borrower’s affiliate is granted a permit to begin work in connection with the transferred development rights or if five years have passed without the return of the development rights to the borrower, the lender may apply the conversion collateral to the outstanding principal balance of the Whole Loan and the Borrower will have to make up any shortfall in the prepayment amount.
(28) Financial Reporting and Rent Roll	3 Columbus Circle (Loan No. 10)	The annual financial statements that are required to be provided under the loan documents are a complete copy of the borrower’s financial statements (which may be on a consolidated basis), and containing statements of profit and loss for the borrowers and a balance sheet for the borrowers. Such financial statements are not required to be provided on a combined basis.
(29) Acts of Terrorism Exclusion	AVR Renaissance Atlanta Airport Gateway (Loan No. 4)	The exception to Representation 16 also applies to this Representation 29.
(29) Acts of Terrorism Exclusion	3 Columbus Circle (Loan No. 10)	The exception to Representation 16 also applies to this Representation 29.
(29) Acts of Terrorism Exclusion	Walmart Supercenter, Lancaster (Loan No. 29)	The exception to Representation 16 also applies to this Representation 29.

D-2-4

(31) Single-Purpose Entity.	AVR Renaissance Atlanta Airport Gateway (Loan No. 4)	The “borrower” under the Mortgage Loan is comprised of two entities: (a) College Park Business and Industrial Development Authority (“BIDA”), a Georgia tax-exempt development authority, which owns the Mortgaged Property in fee and is the “borrower” under the Mortgage Loan documents, and (b) College Park Gateway Hotel Three, LLC (the “Developer Guarantor”), a Delaware limited liability company, which is an affiliate of the non-recourse carveout guarantor for the Mortgage Loan. The Developer Guarantor has the right to operate the Mortgaged Property pursuant to an agreement with BIDA that expires in 2064 and the Developer Guarantor has guaranteed all of the payments and obligations of BIDA under the Mortgage Loan documents. For the purpose of the representations and warranties herein, all references to “Borrower” in the representations and warranties mean the Developer Guarantor, unless otherwise specified. The Developer Guarantor is a Single-Purpose Entity pursuant to the definition in the representation. BIDA is not a Single-Purpose Entity.
(32) Defeasance	Century Plaza Towers (Loan No. 2)	The Borrower is not required to pay the master servicer or the special servicer any fee for a defeasance in excess of $25,000.

D-2-5

SCHEDULE D-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

LOANS WITH EXISTING MEZZANINE DEBT

180 Water

D-2-6

SCHEDULE D-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Century Plaza Towers

180 Water

DC Mixed Use Portfolio VI

D-2-7

SCHEDULE D-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

CROSSED MORTGAGE LOANS

None.

D-2-8

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	Bushwick Avenue Portfolio (Loan No. 17)	Metro International Church Inc., the ground tenant at the 871 Bushwick Avenue Mortgaged Property, has a right to purchase the mortgagor’s fee interest in the 871 Bushwick Avenue Mortgaged Property at any time after July 1, 2028 and prior to January 1, 2029 for an amount of $95,000,000, subject to certain additional requirements as provided in the ground lease.
(6) Permitted Liens; Title Insurance	DC Mixed Use Portfolio VI – 4445 Wisconsin Avenue NW (Loan No. 5.04)	The largest tenant at the Mortgaged Property, JP Morgan Chase has a right of first refusal to purchase the related Mortgaged Property if the borrower intends to accept a bona fide third party offer, provided that (i) the sale of such Mortgaged Property is as a single property and not part of a portfolio and (ii) the tenant purchases the Mortgaged Property within 30 days following written notification of proposed sale.
(16) Insurance	Dollar General Portfolio (Loan No. 40)	With respect to all of the Mortgaged Properties, the Loan Documents provide that, if the tenant, Dolgencorp, LLC (“Dollar General”), at each Mortgaged Property provides third party insurance in accordance with its lease, the borrower’s obligations to maintain property insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance, terrorism insurance may be suspended at each related Mortgaged Property so long as, among other things, (i) each related lease is in full force and effect, (ii) each related Dollar General tenant is not in default under its lease, (iii) each related Dollar General tenant has satisfied all insurance requirements under its related lease, (iv) each related Dollar General tenant has no right to abate rent under its related lease, (v) each related Dollar General tenant is obligated to restore the applicable Mortgaged Property following the occurrence of a casualty regardless of the amount of net proceeds received from such casualty and (vi) the related Borrower and Lender are named as additional insureds on each related insurance policy.
(24) Local Law Compliance	Auto Mall Parkway Self Storage (Loan No. 32)	The Mortgaged Property is legal non-conforming as to use.

D-2-9

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(29) Acts of Terrorism Exclusion	Dollar General Portfolio (Loan No. 40)	With respect to all of the Mortgaged Properties, the Loan Documents provide that, if the tenant, Dolgencorp, LLC (“Dollar General”), at each Mortgaged Property provides third party insurance in accordance with its lease, the borrower’s obligations to maintain terrorism insurance may be suspended at each related Mortgaged Property so long as, among other things, (i) each related lease is in full force and effect, (ii) each related Dollar General tenant is not in default under its lease, (iii) each related Dollar General tenant has satisfied all insurance requirements under its related lease, (iv) each related Dollar General tenant has no right to abate rent under its related lease, (v) each related Dollar General tenant is obligated to restore the applicable Mortgaged Property following the occurrence of a casualty regardless of the amount of net proceeds received from such casualty and (vi) the related Borrower and Lender are named as additional insureds on each related insurance policy.
(31) Single Purpose Entity	Security Self Storage (Loan No. 34)	The related Borrower’s organizational documents do not contain covenants relating to the Borrower being a Single-Purpose Entity.

D-2-10

SCHEDULE D-1

STARWOOD MORTGAGE CAPITAL LLC

LOANS WITH EXISTING MEZZANINE DEBT

None.

D-2-11

SCHEDULE D-2

STARWOOD MORTGAGE CAPITAL LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Wells Fargo Place

1824 Alton Road

DC Mixed Use Portfolio VI

D-2-12

SCHEDULE D-3

STARWOOD MORTGAGE CAPITAL LLC

CROSSED MORTGAGE LOANS

None.

D-2-13

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(16) Insurance	Shel Mar Estates (Loan No. 26)	In lieu of obtaining flood insurance coverage with a deductible which meets lender’s requirements, the Borrower deposited with lender $250,000.00 and in lieu of obtaining flood related business interruption insurance, the Borrower deposited with lender $11,000.00.
(24) Local Law Compliance	Summervale Apartments (Loan No. 19)	A final zoning report evidencing local law compliance was not available at closing; the Loan Documents require an updated, final zoning report be delivered to lender within thirty (30) days of loan closing providing that no zoning violations exist against the Mortgaged Property. If such zoning report does list any outstanding zoning violations against the Mortgaged Property, other than applicable non-conforming aspects of the Mortgaged Property listed in the zoning report on the closing date, then Borrower (i) will promptly commence and diligently pursue the remediation of such outstanding violations and (ii) no later than sixty (60) days from the date such updated zoning report is delivered to lender, deliver to lender written evidence of such remediation as will be acceptable to lender in its discretion.
(24) Local Law Compliance	Townhomes on the Green (Loan No. 39)	A final zoning report evidencing local law compliance was not available at closing; the Loan Documents require an updated, final zoning report be delivered to lender within thirty (30) days of loan closing providing that no zoning violations exist against the Mortgaged Property. If such zoning report does list any outstanding zoning violations against the Mortgaged Property, other than applicable non-conforming aspects of the Mortgaged Property listed in the zoning report on the closing date, then Borrower (i) will promptly commence and diligently pursue the remediation of such outstanding violations and (ii) no later than sixty (60) days from the date such updated zoning report is delivered to lender, deliver to lender written evidence of such remediation as will be acceptable to lender in its discretion. A related carveout is included in the loan documents.
(25) Licenses and Permits	Summervale Apartments (Loan No. 19)	See response to representation 24, above. Such future zoning report or written evidence of remediation will verify compliance with material licenses, permits and applicable government authorizations.
(25) Licenses and Permits	Townhomes on the Green (Loan No. 39)	See response to representation 24, above. Such future zoning report or written evidence of remediation will verify compliance with material licenses, permits and applicable government authorizations.

D-2-14

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Recourse Obligations	All loans	The related Loan Documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation”.
(27) Mortgage Releases	All loans	In the event of a taking of any portion of any of a Mortgaged Property by a State or any political subdivision or authority thereof, the Borrower cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related Borrower provides an opinion of counsel to the holder of the Mortgage Loan that the Trust will continue to maintain its status as a REMIC Trust if such amount is not paid.
(27) Mortgage Releases	Parklawn Building (Loan No. 1)	The release amount upon a partial defeasance is equal to (1) $2,400,000.00, which is 100% of the allocated loan amount, if the transfer is made to an unaffiliated third-party or (2) an amount equal to the greater of (A) $2,400,000.00 or (B) one hundred percent (100%) of the net sales proceeds received by borrower in connection with such release if the transfer is made to an affiliate of the Mortgagor.
(28) Financial Reporting and Rent Rolls	Parklawn Building (Loan No. 1)	Borrower is required to deliver annual financial statements.
(32) Defeasance	Parklawn Building (Loan No. 1)	The release amount upon a partial defeasance is equal to (1) $2,400,000.00, which is 100% of the allocated loan amount, if the transfer is made to an unaffiliated third-party or (2) an amount equal to the greater of (A) $2,400,000.00 or (B) one hundred percent (100%) of the net sales proceeds received by borrower in connection with such release if the transfer is made to an affiliate of the Mortgagor.
(39) Organization of Borrower	Storage Outlet – Bellflower (Loan No. 24) Storage Outlet – Chino (Loan No. 36 Storage Outlet – South Gate (Loan No. 42) Storage Outlet – South El Monte (Loan No. 44)	The Borrowers under the Storage Outlet-El Monte Mortgage Loan, the Storage Outlet-Bellflower Mortgage Loan, the Storage Outlet-Chino Mortgage Loan and the Storage Outlet-South Gate Mortgage Loan are affiliates of each other.

D-2-15

SCHEDULE D-1

KEYBANK NATIONAL ASSOCIATION

LOANS WITH EXISTING MEZZANINE DEBT

None.

D-2-16

SCHEDULE D-2

KEYBANK NATIONAL ASSOCIATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

D-2-17

SCHEDULE D-3

KEYBANK NATIONAL ASSOCIATION

CROSSED MORTGAGE LOANS

None.

D-2-18

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
12/20/19	21,534,000.00	8/15/24	21,534,000.00
1/15/20	21,534,000.00	9/15/24	21,534,000.00
2/15/20	21,534,000.00	10/15/24	21,534,000.00
3/15/20	21,534,000.00	11/15/24	21,533,166.18
4/15/20	21,534,000.00	12/15/24	21,178,738.95
5/15/20	21,534,000.00	1/15/25	20,843,931.82
6/15/20	21,534,000.00	2/15/25	20,508,008.45
7/15/20	21,534,000.00	3/15/25	20,108,887.65
8/15/20	21,534,000.00	4/15/25	19,770,510.35
9/15/20	21,534,000.00	5/15/25	19,410,391.75
10/15/20	21,534,000.00	6/15/25	19,069,684.37
11/15/20	21,534,000.00	7/15/25	18,707,303.26
12/15/20	21,534,000.00	8/15/25	18,364,250.35
1/15/21	21,534,000.00	9/15/25	18,020,053.46
2/15/21	21,534,000.00	10/15/25	17,654,284.05
3/15/21	21,534,000.00	11/15/25	17,307,718.49
4/15/21	21,534,000.00	12/15/25	16,939,649.10
5/15/21	21,534,000.00	1/15/26	16,590,699.16
6/15/21	21,534,000.00	2/15/26	16,240,585.41
7/15/21	21,534,000.00	3/15/26	15,828,604.36
8/15/21	21,534,000.00	4/15/26	15,475,945.67
9/15/21	21,534,000.00	5/15/26	15,101,959.87
10/15/21	21,534,000.00	6/15/26	14,746,876.39
11/15/21	21,534,000.00	7/15/26	14,370,536.11
12/15/21	21,534,000.00	8/15/26	14,013,011.75
1/15/22	21,534,000.00	9/15/26	13,654,294.72
2/15/22	21,534,000.00	10/15/26	13,274,426.27
3/15/22	21,534,000.00	11/15/26	12,913,244.27
4/15/22	21,534,000.00	12/15/26	10,005,195.43
5/15/22	21,534,000.00	1/15/27	9,645,768.34
6/15/22	21,534,000.00	2/15/27	9,285,144.15
7/15/22	21,534,000.00	3/15/27	8,864,986.26
8/15/22	21,534,000.00	4/15/27	8,501,758.66
9/15/22	21,534,000.00	5/15/27	8,117,961.26
10/15/22	21,534,000.00	6/15/27	7,752,244.43
11/15/22	21,534,000.00	7/15/27	7,366,030.00
12/15/22	21,534,000.00	8/15/27	6,997,807.44
1/15/23	21,534,000.00	9/15/27	6,628,358.23
2/15/23	21,534,000.00	10/15/27	6,238,519.69
3/15/23	21,534,000.00	11/15/27	5,866,540.05
4/15/23	21,534,000.00	12/15/27	5,474,244.48
5/15/23	21,534,000.00	1/15/28	5,099,717.65
6/15/23	21,534,000.00	2/15/28	4,723,942.99
7/15/23	21,534,000.00	3/15/28	4,309,008.64
8/15/23	21,534,000.00	4/15/28	3,930,597.58
9/15/23	21,534,000.00	5/15/28	3,532,057.14
10/15/23	21,534,000.00	6/15/28	3,151,056.30
11/15/23	21,534,000.00	7/15/28	2,750,001.18
12/15/23	21,534,000.00	8/15/28	2,366,393.39
1/15/24	21,534,000.00	9/15/28	1,981,507.25
2/15/24	21,534,000.00	10/15/28	1,576,679.54
3/15/24	21,534,000.00	11/15/28	1,189,160.72
4/15/24	21,534,000.00	12/15/28	781,776.69
5/15/24	21,534,000.00	1/15/29	391,607.75
6/15/24	21,534,000.00	2/15/29	138.41
7/15/24	21,534,000.00	3/15/29	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	23
Risk Factors	61
Description of the Mortgage Pool	152
Transaction Parties	256
Credit Risk Retention	300
Description of the Certificates	316
Description of the Mortgage Loan Purchase Agreements	351
Pooling and Servicing Agreement	360
Certain Legal Aspects of Mortgage Loans	460
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	476
Pending Legal Proceedings Involving Transaction Parties	478
Use of Proceeds	478
Yield and Maturity Considerations	478
Material Federal Income Tax Considerations	491
Certain State, Local and Other Tax Considerations	504
Method of Distribution (Underwriter)	504
Incorporation of Certain Information by Reference	506
Where You Can Find More Information	507
Financial Information	507
Certain ERISA Considerations	507
Legal Investment	511
Legal Matters	512
Ratings	512
Index of Defined Terms	515

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$684,103,000
(Approximate)

CCRE Commercial Mortgage
Securities, L.P.

Depositor

CF 2019-CF3 Mortgage Trust

(Central Index Key Number 0001793744)
Issuing Entity

CF 2019-CF3 Mortgage Trust
Commercial Mortgage
Pass-Through Certificates,
Series 2019-CF3

Class A-1	$15,390,000
Class A-2	$58,585,000
Class A-SB	$21,534,000
Class A-3	$75,000,000 – $220,000,000
Class A-4	$221,794,000 – $366,794,000
Class X-A	$537,303,000
Class X-B	$146,800,000
Class A-S	$84,434,000
Class B	$31,663,000
Class C	$30,703,000

PROSPECTUS

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

CastleOak Securities, L.P.

Co-Manager

Drexel Hamilton, LLC

Co-Manager

December     , 2019